                                    FORM 8-K
                                    --------


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 CURRENT REPORT
                                 --------------


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (date of earliest event Reported) August 4, 1995
                                                         --------------



                         THE COLUMBIA GAS SYSTEM, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    1-1098            13--1594808
- ----------------------------        -----------     -------------------
(State of other jurisdiction        (Commission       (IRS Employer
      of incorporation)             File Number)    Identification No.)


                20 Montchanin Road, Wilmington, Delaware  19807
                -----------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code (302) 429-5000
                                                          --------------

Item 5.  Other Events

         The following information concerning material filed with the United States Bankruptcy Court for the District of Delaware is provided:

         Amended Plan of Reorganization of The Columbia Gas System, Inc., dated July 27, 1995

         Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code for the Plan of Reorganization of The Columbia Gas System, Inc., dated July 27, 1995

         Amended Plan of Reorganization of Columbia Gas Transmission Corporation dated July 17, 1995

         Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code for the Amended Plan of Reorganization of Columbia Gas Transmission Corporation dated July 17, 1995

                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        The Columbia Gas System, Inc.
                                        -----------------------------
                                                (Registrant)




                                        By     /s/ R. E. Lowe
                                          -----------------------------
                                                   R.E. Lowe
                                                   Vice President and
                                                   Controller

Date:  August 4, 1995

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

- ----------------------------------x
IN RE:                            :  CHAPTER 11
                                  :  CASE NO. 91-803 (HSB)
THE COLUMBIA GAS SYSTEM, INC.     :
                                  :
                   DEBTOR.        :
- ----------------------------------x





                    THIRD AMENDED PLAN OF REORGANIZATION OF
                         THE COLUMBIA GAS SYSTEM, INC.




                                           RESPECTFULLY SUBMITTED,

                                           STROOCK & STROOCK & LAVAN
                                           LEWIS KRUGER
                                           ROBIN E. KELLER
                                           SEVEN HANOVER SQUARE
                                           NEW YORK, NEW YORK  10004-2696
                                           (212) 806-5400

                                           CRAVATH, SWAINE & MOORE
                                           JOHN F. HUNT
                                           JOHN E. BEERBOWER
                                           825 EIGHTH AVENUE
                                           NEW YORK, NEW YORK  10019-7475
                                           (212) 474-1000

                                           YOUNG, CONAWAY, STARGATT & TAYLOR
                                           JAMES L. PATTON, JR.
                                           11TH FLOOR - RODNEY SQUARE NORTH
                                           P.O. BOX 391
                                           WILMINGTON, DELAWARE  19899-0391
                                           (302) 571-6600

                                           CO-COUNSEL FOR
                                           THE COLUMBIA GAS SYSTEM, INC.



DATED:  JULY 27, 1995

                               TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

I.       DEFINED TERMS, RULES OF INTERPRETATION,
         COMPUTATION OF TIME AND GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         A.      Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 1.       "Administrative Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 2.       "Administrative Fee Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 3.       "Allowed" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 4.       "Assumed Executory Contract Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 5.       "Auction Note Debt" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 6.       "Avoidance Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 7.       "Bank Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 8.       "Bankruptcy Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 9.       "Bankruptcy Court"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 10.      "Bankruptcy Rules"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 11.      "Bar Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 12.      "Bar Date Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 13.      "Bid Notes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 14.      "Board of Directors" and "Board"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 15.      "Borrowed Money Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 16.      "Borrowed Money Instruments"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 17.      "Business Day"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 18.      "Calendar Quarter"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 19.      "Canada Sale Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 20.      "Cash Collateral Orders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 21.      "Cash Consideration"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 22.      "Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 23.      "Class" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 24.      "Class Action"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 25.      "Class Action Settlement Documents" . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 26.      "CNR" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 27.      "Columbia"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 28.      "Columbia Canada" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 29.      "Columbia Customer Guaranty"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 30.      "Columbia Guaranty" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 31.      "Columbia Omnibus Settlement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 32.      "Columbia Secured Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 33.      "Commercial Paper"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 34.      "Common Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 35.      "Confirmation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 36.      "Confirmation Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 37.      "Confirmation Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 38.      "Contributors"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 39.      "Creditor"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 40.      "Creditors' Committee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 41.      "Customer Settlement Proposal"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 42.      "D&O Insurance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 43.      "Debentures"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 44.      "DECS"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                                                                                   Page
                                                                                                                   ----
                 45.      "Deficiency Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 46.      "Derivative Action" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 47.      "DIP Facility"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 48.      "DIP Facility Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 49.      "Disbursing Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 50.      "Disbursing Agent Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 51.      "Disclosure Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 52.      "Disputed"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 53.      "District Court"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 54.      "Effective Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 55.      "Equity Committee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 56.      "ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 57.      "Estate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 58.      "Fee Examiner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 59.      "FERC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 60.      "FERC Gas Tariff" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 61.      "File" or "Filed" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 62.      "Final Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 63.      "First Issue Security" or "Issue A" . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 64.      "First Mortgage Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 65.      "$500 Million Credit Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 66.      "HCA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 67.      "Hold Harmless Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 68.      "Holder"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 69.      "Indemnity Agreements"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 70.      "Indenture Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 71.      "Intercompany Claims" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 72.      "Intercompany Claims Litigation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 73.      "Interest"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 74.      "Inventory Loan Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 75.      "Investment Grade"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 76.      "IRS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 77.      "IRS Closing Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 78.      "IRS Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 79.      "IRS Settlement Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 80.      "Issue" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 81.      "Kotaneelee Escrow" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 82.      "Ledger Closing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 83.      "LESOP" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 84.      "LESOP Action"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 85.      "LESOP Action Claims" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 86.      "LESOP Action Settlement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 87.      "LESOP Debentures"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 88.      "LESOP Guaranty"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 89.      "LESOP Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 90.      "LESOP Indenture Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 91.      "LESOP Indenture Trustee Claim Amount"  . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 92.      "LESOP Trust" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 93.      "LESOP Thrift Plan Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 94.      "LIBOR" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19





                                      (ii)

                                                                                                                   Page
                                                                                                                   ----
                 95.      "Liquidation Value" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 96.      "Medium Term Notes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 97.      "Miscellaneous Administrative Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 98.      "Mutual Release"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 99.      "New Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 100.     "New Indenture Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 101.     "New Indenture Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 102.     "New Preferred Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 103.     "1961 Indenture"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 104.     "Non-Borrowed Money Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 105.     "Omnibus Orders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 106.     "Opt-out Election"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 107.     "Opt-out Form"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 108.     "Opt-out Securities Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 109.     "PBGC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 110.     "Person"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 111.     "Petition Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 112.     "Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 113.     "Plan Mailing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 114.     "Post-Petition Operational Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 115.     "Pricing Formulae"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 116.     "Priority Tax Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 117.     "Professional"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 118.     "Professional Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 119.     "Pro-Rata Share"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 120.     "Rate Swap Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 121.     "Record Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 122.     "Recordation Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 123.     "Releasee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 124.     "Reliance Group"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 125.     "Reorganization Case" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 126.     "Reorganized Columbia"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 127.     "Reorganized TCO" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 128.     "Retirement Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 129.     "Schedule of Liabilities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 130.     "SEC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 131.     "Securities Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 132.     "Setoff Funds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 133.     "Setoff Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 134.     "Settlement Fund" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 135.     "$750 Million Credit Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 136.     "Stipulation of Dismissal With Prejudice"   . . . . . . . . . . . . . . . . . . . . . . .  25
                 137.     "Stipulation of Settlement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 138.     "Stockholder" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 139.     "Stock Value" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 140.     "Supplemental Bar Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 141.     "Supplemental Bar Date Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 142.     "Supplemental Proof of Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 143.     "Surrender Instruments" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 144.     "TCO" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26





                                     (iii)

                                                                                                                   Page
                                                                                                                   ----
                 145.     "TCO Committees"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 146.     "TCO Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 147.     "TCO Proceeding"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 148.     "Term Loan Facility"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 149.     "Unclaimed Distribution"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 150.     "Unclassified Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 151.     "Undertaking" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 152.     "U.S. Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 153.     "U.S. Trustee's Fee Claims" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 154.     "Voting Deadline" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 155.     "Working Capital Facility"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         B.      Rules of Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         C.      Computation of Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         D.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

II.      UNCLASSIFIED CLAIMS AND
         CLASSES OF CLAIMS AND INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         A.      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         B.      Unclassified Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 1.       Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          a.      Professional Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          b.      Post-Petition Operational Claims  . . . . . . . . . . . . . . . . . . . . . . . .  31
                          c.      Assumed Executory Contract Claims . . . . . . . . . . . . . . . . . . . . . . . .  31
                          d.      U.S. Trustee's Fee Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          e.      Miscellaneous Administrative Claims . . . . . . . . . . . . . . . . . . . . . . .  31
                 2.       Priority Tax Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         C.      Classes of Claims and Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 1.       Class 1 - DIP Facility Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 2.       Class 2 - Non-Borrowed Money Claims . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 3.       Class 3 - Borrowed Money Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          a.      Class 3.1 - Borrowed Money Convenience Claims . . . . . . . . . . . . . . . . . .  33
                          b.      Class 3.2 - Other Borrowed Money Claims . . . . . . . . . . . . . . . . . . . . .  33
                 4.       Class 4 - Securities Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 5.       Class 5 - Intercompany Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 6.       Class 6 - Assumed Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          a.      Class 6.1 - Indemnity Claims  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          b.      Class 6.2 - Pension Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          c.      Class 6.3 - Shawmut Guaranty Claim  . . . . . . . . . . . . . . . . . . . . . . .  35
                 7.       Class 7 - Opt-out Securities Claims . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 8.       Class 8 - Interests in Columbia Common Stock  . . . . . . . . . . . . . . . . . . . . . .  35

III.     TREATMENT OF CLAIMS AND INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         A.      Treatment of Unclassified Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 1.       Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          a.      Professional Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          b.      Post-Petition Operational Claims  . . . . . . . . . . . . . . . . . . . . . . . .  36
                          c.      Assumed Executory Contract Claims   . . . . . . . . . . . . . . . . . . . . . . .  36
                          d.      U.S. Trustee's Fee Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          e.      Miscellaneous Administrative Claims . . . . . . . . . . . . . . . . . . . . . . .  37





                                      (iv)

                                                                                                                   Page
                                                                                                                   ----
                          2.      Priority Tax Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         B.      Treatment of Classified Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 1.       Class 1 - DIP Facility Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 2.       Class 2 - Non-Borrowed Money Claims . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 3.       Class 3 - Borrowed Money Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          a.      Class 3.1 - Borrowed Money Convenience Claims . . . . . . . . . . . . . . . . . .  42
                          b.      Class 3.2 - Other Borrowed Money Claims . . . . . . . . . . . . . . . . . . . . .  42
                 4.       Class 4 - Securities Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 5.       Class 5 - Intercompany Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         C.      Treatment of Assumed Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 1.       Class 6.1 - Indemnity Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 2.       Class 6.2 - Pension Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 3.       Class 6.3 - Shawmut Guaranty Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         D.      Treatment of Class 7 - Opt-out Securities Claims . . . . . . . . . . . . . . . . . . . . . . . . .  47
         E.      Treatment of Class 8 - Interests in Common Stock . . . . . . . . . . . . . . . . . . . . . . . . .  48

IV.      PROVISIONS GOVERNING DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         A.      Transactions On the Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         B.      Distributions on Unclassified Claims and Claims in Classes 1, 2 and 6  . . . . . . . . . . . . . .  51
         C.      Distributions on Classes 3.1 and 3.2 Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 1.       Ledger Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 2.       Surrender of Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 3.       Cancellation of Surrender Instruments and Termination of Debt Obligations . . . . . . . .  54
                 4.       Distributions of Cash, New Debt Instruments, Preferred Stock and DECS . . . . . . . . . .  55
                 5.       Cash in Lieu of Fractional Shares; Rounding of New Indenture Securities . . . . . . . . .  56
         D.      Reorganized Columbia or Third Party as Disbursing Agent for Claims . . . . . . . . . . . . . . . .  58
         E.      Costs of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         F.      Delivery of Distributions; Unclaimed Distributions . . . . . . . . . . . . . . . . . . . . . . . .  58
                 1.       Delivery of Distributions in General  . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 2.       Unclaimed Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         G.      Means of Cash Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         H.      Setoffs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         I.      Effective Date Payments or Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         J.      Limit on Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         K.      Continuation of Certain Retirement, Workers' Compensation and Long-Term Disability Benefits  . . .  64

V.       MEANS FOR IMPLEMENTATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         A.      Continued Corporate Existence and Vesting of Assets in Reorganized Columbia  . . . . . . . . . . .  64
         B.      Corporate Governance, Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                 1.       Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65





                                      (v)

                                                                                                                   Page
                                                                                                                   ----
                 2.       Directors and Officers of Reorganized Columbia  . . . . . . . . . . . . . . . . . . . . .  66
                 3.       Corporate Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                 4.       Voting Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         C.      Preservation of Rights of Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         D.      Release of Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         E.      Columbia's Funding Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         F.      Derivative Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         G.      Columbia Omnibus Settlement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         H.      LESOP Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         I.      Class Action Settlement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

VI.      BAR DATES; PROCEDURES FOR ESTABLISHING ALLOWED CLAIMS
         AND FOR RESOLVING DISPUTED CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         A.      Bar Date for Objections to Non-Administrative Claims . . . . . . . . . . . . . . . . . . . . . . .  73
         B.      Bar Dates for Certain Administrative Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 1.       Professional Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 2.       Bar Date for Administrative Claims Arising From Rejection of Executory Contracts or
                          Unexpired Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                 3.       Non-Ordinary Course Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . .  74
         C.      Authority to Prosecute Objections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

VII.     TREATMENT OF EXECUTORY CONTRACTS AND
         UNEXPIRED LEASES; ADDITIONAL BAR DATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         A.      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         B.      Payments Related to Assumption of Executory Contracts and Unexpired Leases . . . . . . . . . . . .  76
         C.      Bar Date for Rejection Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         D.      Executory Contracts and Unexpired Leases Entered Into and Other Obligations Incurred After
                 the Petition Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

VIII.    CONDITIONS PRECEDENT TO CONFIRMATION
         AND CONSUMMATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         A.      Conditions to Confirmation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         B.      Conditions to Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         C.      Waiver of Conditions to Confirmation or Effective Date . . . . . . . . . . . . . . . . . . . . . .  81
         D.      Effect of Non-Occurrence of Conditions to Effective Date . . . . . . . . . . . . . . . . . . . . .  83
         E.      Failure of Plan to Become Effective  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

IX.      CONFIRMABILITY AND SEVERABILITY
         OF THE PLAN AND CRAMDOWN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         A.      Confirmability and Severability of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         B.      Cramdown . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84





                                      (vi)

                                                                                                                   Page
                                                                                                                   ----
X.       DISCHARGE, RELEASES, SETTLEMENT OF CLAIMS AND INJUNCTION . . . . . . . . . . . . . . . . . . . . . . . . .  85
         A.      Discharge of Claims and Termination of Interests . . . . . . . . . . . . . . . . . . . . . . . . .  85
         B.      Injunction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         C.      Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         D.      Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         E.      Intercompany Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

XI.      RETENTION OF JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

XII.     MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         A.      Dissolution of the Creditors' Committee and the Equity Committee . . . . . . . . . . . . . . . . .  96
         B.      Modification of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
                 1.       General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
                 2.       Amendments of Certain Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         C.      Revocation of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         D.      Severability of Plan Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         E.      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         F.      Service of Documents on Columbia or Reorganized Columbia . . . . . . . . . . . . . . . . . . . . . 100
         G.      Payment and Withholding of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

CONFIRMATION REQUEST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101





                                     (vii)

                            EXHIBITS

Exhibits                       Description
- --------                       -----------
Exhibit A                      Restated Certificate of
                               Incorporation

Exhibit B                      New Indenture

Exhibit C                      Certificate of Designation of the New Preferred Stock

Exhibit D                      Certificate of Designation of the DECS

Exhibit E                      Executory Contracts of Columbia

Exhibit F                      Pricing Formulae

Exhibit G                      Calculations of Allowed Claims and of Post-Petition
                               Interest Recognitions for Class 3.2 Claims (Initial
                               Calculations Only on LESOP Claims)

Exhibit H                      Calculation of Post-Petition
                               Interest on the Columbia
                               Secured Claim

Exhibit I                      Mutual Release

Exhibit J                      Hold Harmless Agreement

Exhibit K                      Undertaking With Respect to Post-Settlement Securities-
                               Related Liabilities





                                     (viii)

INTRODUCTION

         The Columbia Gas System, Inc. ("Columbia") proposes the following third amended plan of reorganization (the "Plan").  This Plan amends the plan of reorganization Filed by Columbia on April 17, 1995, the first amended plan of reorganization Filed by Columbia on June 13, 1995 and the second amended plan of reorganization Filed by Columbia on July 17, 1995.

         For a discussion of Columbia's history, businesses, properties,

results of operations and projections for future operations and for a summary and analysis of the Plan and related matters, reference should be made to the

Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the

Third Amended Plan of Reorganization of The Columbia Gas System, Inc.  Dated

July 27, 1995 (the "Disclosure Statement"), Filed by Columbia with the

Bankruptcy Court.  Columbia is the proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.

         ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN COLUMBIA SHOULD READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

I.       DEFINED TERMS, RULES OF INTERPRETATION,
         COMPUTATION OF TIME AND GOVERNING LAW

A.       DEFINED TERMS

         As used in the Plan, the capitalized terms below have the following meanings.  Any term used in the Plan that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

         1.      "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under sections 503, 507(a)(1), 507(b) or 1114(e)(2)

of the Bankruptcy Code, as more fully described in Section II.B.1,

"Administrative Claims."

         2.      "ADMINISTRATIVE FEE ORDER" means the Administrative Order

under sections 105(a) and 331 of the Bankruptcy Code Establishing Procedures

for Interim Compensation and Reimbursement of Expenses for all Professionals

entered in the Reorganization Case by the Bankruptcy Court on November 15,

1991, as subsequently amended or supplemented.

         3.      "ALLOWED" when used with respect to a Claim, means a Claim against Columbia:

                 a.       which has been scheduled as undisputed, not

contingent and liquidated in the Schedule of Liabilities, and as to which no proof of claim or objection has been timely Filed;

                 b.       as to which a proof of claim has been timely Filed

and either:

                          i.         no objection thereto has been timely
                                     Filed; or

                          ii. the Claim has been allowed (but only to the extent allowed) by a Final Order; or

                 c.       which is a Professional Claim for which a fee award

amount has been approved by a Final Order.

         4.      "ASSUMED EXECUTORY CONTRACT CLAIM" means a Claim described in

Section II.B.1.c.

         5.      "AUCTION NOTE DEBT" means any debt arising pursuant to

Section 2.03 of the $500 Million Credit Agreement.

         6.      "AVOIDANCE CLAIM" means a claim which a trustee, debtor in possession or appropriate party-in-interest may assert under section 542, 544,

545, 547, 548, 549, 550 or 551 of the Bankruptcy Code.

         7.      "BANK AGENT" means Morgan Guaranty Trust Company of New York,

in its capacity as agent under and pursuant to the provisions of the $500

Million Credit Agreement and the $750 Million Credit Agreement, respectively.

         8.      "BANKRUPTCY CODE" means title 11 of the United States Code,

Section Section 101 et seq., as now in effect or as the same may hereafter be amended.

         9.      "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware or, if such court ceases to exercise jurisdiction over the Reorganization Case, the court or adjunct thereof that exercises jurisdiction over the Reorganization Case.

         10.     "BANKRUPTCY RULES" means, collectively, the Federal Rules of

Bankruptcy Procedure and the Local Bankruptcy Rules for the District of Delaware, as now in effect or as the same may from time to time hereafter be amended.

         11.     "BAR DATE" means any applicable date by which proofs of claim must have been or, in the future, must be, Filed, as established by the Bar

Date Order or the Plan.

         12.     "BAR DATE ORDER" means, collectively, the orders of the

Bankruptcy Court establishing Bar Dates by which proofs of claim must have been, or in the future must be, Filed against the Estate, including the Order

Establishing Bar Date for Filing Proofs of Claim entered by the Bankruptcy

Court on December 13, 1991 and the Confirmation Order.

         13.     "BID NOTES" means, collectively, the promissory notes,

described in clauses (i) through (v) below, issued by Columbia to the respective payees named therein, to evidence borrowings from such payees, to wit: (i) Promissory Note dated June 22, 1988 payable to the order of Bank of

Montreal; (ii) Promissory Note dated June 22, 1988 payable to the order of

Continental Illinois National Bank and Trust Company of Chicago; (iii)

Promissory Note dated March 20, 1991 payable to the order of First City, Texas

- - Houston, N.A.; (iv) Promissory Note dated June 22, 1988 payable to the order of Morgan Guaranty Trust Company of New York; and (v) Promissory Note dated

January 19, 1990 payable to the order of The Toronto-Dominion Bank.

         14.     "BOARD OF DIRECTORS" AND "BOARD" mean the board of directors of Columbia.

         15.     "BORROWED MONEY CLAIM" means any Claim classified in Class

3.1 or Class 3.2 of the Plan.

         16.     "BORROWED MONEY INSTRUMENTS" means, collectively, the Bid

Notes, the Commercial Paper, the Debentures, the LESOP Debentures, the Medium

Term Notes, any notes issued pursuant to the $500 Million Credit Agreement and any notes issued pursuant to the $750 Million Credit Agreement.

         17.     "BUSINESS DAY" means any day which is not a Saturday, a

Sunday or a day which in Wilmington, Delaware, Charleston, West Virginia or

New York, New York is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

         18.     "CALENDAR QUARTER" means a three (3) month period ending on any March 31, June 30, September 30 or December 31, provided that the first

Calendar Quarter shall be deemed to be the period commencing on the Effective

Date and ending on the first day that is (x) the last day of such a three (3)

month period and (y) more than sixty days after the Effective Date.

         19.     "CANADA SALE AGREEMENT" means that certain Share Sale and

Purchase Agreement between Columbia and Anderson Exploration Ltd., dated as of

November 25, 1991, and approved by the Bankruptcy Court pursuant to an order dated December 31, 1991.

         20.     "CASH COLLATERAL ORDERS" means the final orders of the

Bankruptcy Court, dated July 31, 1991 and August 23, 1991, which respectively authorize TCO to use the cash collateral pledged by TCO to Columbia pursuant to the Inventory Loan Agreements and the Indenture of Mortgage and Deed of

Trust securing the First Mortgage Bonds and grant to Columbia and certain other secured
parties certain replacement liens and security interests in TCO's assets.

         21.     "CASH CONSIDERATION" means the amount of cash, if any, to be included in the consideration to be paid by Columbia, in accordance with the provisions of the Plan, in satisfaction of Class 3.2 Claims (exclusive of any cash to be paid pursuant to the provisions of Section IV.C.5), determined in the manner described in Section III.B.3.b.

         22.     "CLAIM" means, as against Columbia,

                 a.   a right to payment, whether or not such right is reduced

to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured,

disputed, undisputed, legal, equitable, secured or unsecured; or

                 b.   a right to an equitable remedy for breach of performance

if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured,

unmatured, disputed, undisputed, secured or unsecured.

         23.     "CLASS" means a class of Claims or Interests.

         24.     "CLASS ACTION" means that certain consolidated action styled and numbered In re Columbia Gas Securities Litigation, Consol. C.A. No. 91-

357, pending before the District Court.

         25.     "CLASS ACTION SETTLEMENT DOCUMENTS" means the Stipulation of

Settlement, the agreements entered into in connection therewith or pursuant hereto or thereto and the orders of the District Court in the Class Action in furtherance thereof.

         26.     "CNR" means Columbia Natural Resources, Inc., a Texas

corporation.

         27.     "COLUMBIA" means The Columbia Gas System, Inc., a Delaware corporation.

         28.     "COLUMBIA CANADA" means the entity known on the date of the

Canada Sale Agreement as Columbia Gas Development of Canada, Ltd., a Canadian

corporation, which was the subject of that agreement.

         29.     "COLUMBIA CUSTOMER GUARANTY" means Columbia's guaranty of (a)

the financial integrity of the Customer Settlement Proposal and (b) the payment of distributions on account of those claims against TCO arising from

TCO's obligation to make refunds, including applicable interest thereon,

pursuant to regulations or orders of FERC, or any order of a court of competent jurisdiction on appeal of an order of FERC, or the terms of the FERC

Gas Tariffs, to customer creditors of TCO, substantially all of which are classified in the TCO Plan as "Class 3.2 Claims", and to the Gas Research

Institute, if Class 3.2 has voted to accept the TCO Plan and such customer creditors and the Gas Research Institute have either voted in favor of the TCO

Plan or have executed the Waiver Agreement, as that term is defined in the TCO

Plan, prior to such plan's effective date, and the TCO Plan becomes effective in accordance with the terms of the TCO Plan.  Specifically, Columbia has agreed (i) that the Customer Settlement Proposal will not be "retraded" with

TCO's customer-creditors so as to reduce the financial benefits of the settlement to them, (ii) that the financial benefits of the Customer

Settlement Proposal
will not be adversely affected by virtue of any subsequent settlement reached with other parties in either the TCO Proceeding or the Reorganization Case,

and (iii) that Columbia and TCO will include the Customer Settlement Proposal and Columbia's guaranty in their respective plans of reorganization.  The foregoing guaranty does not apply to any modification imposed on the Customer

Settlement Proposal or on the TCO Plan or the Columbia Plan incorporating the

Customer Settlement Proposal by the action of any judicial or regulatory authority.

         30.     "COLUMBIA GUARANTY" means the guaranty by Columbia and

Reorganized Columbia of the full and prompt payment by TCO and Reorganized TCO of any and all distributions required to be made under the TCO Plan, other than payments in respect of post-petition operational liabilities incurred by

TCO in the ordinary course of business during the pendency of the TCO

Proceeding and class 4 claims under the TCO Plan.

         31.     "COLUMBIA OMNIBUS SETTLEMENT" means Columbia's agreement,

conditioned on the TCO Plan becoming effective without any modification that is not consented to by Columbia, to facilitate the prompt emergence of TCO and

Columbia from their respective Chapter 11 proceedings by (i) assisting TCO to monetize the TCO Plan which is estimated to provide for value to be distributed to TCO's creditors of approximately $3.9 billion (in the event of

100% acceptance of the settlement offers to TCO's producer and other creditors embodied in the TCO Plan), which distribution, in the case of third party creditors, will be substantially in cash, (ii) providing a guaranty of payment of
distributions to TCO's creditors as provided under the TCO Plan (excluding assumed obligations), (iii) providing the Columbia Customer Guaranty, (iv)

consenting to the assumption by Reorganized TCO of certain pre-petition environmental claims of governmental agencies and certain other claims against

TCO, and (v) accepting new secured debt securities of Reorganized TCO (rather than cash) for a portion of the Columbia Secured Claim and contributing the balance of the Columbia Secured Claim to Reorganized TCO's equity, in consideration for (a) the retention by Columbia of the equity of Reorganized

TCO, (b) the settlement of litigation over the liquidation of the producer,

customer and certain other claims against TCO, and (c) a settlement of the claims raised or which could have been raised in the Intercompany Claims

Litigation among Columbia, CNR, TCO, the creditors' committee and the customers' committee appointed in the TCO Proceeding and all other claims and disputes between TCO's creditors and Columbia and various other claims and disputes between TCO's creditors and TCO, as provided in the TCO Plan (other than claims arising in the normal course of business subsequent to the

Petition Date between creditors of TCO and TCO or Columbia).

         32.     "COLUMBIA SECURED CLAIM" means, as of the Effective Date, the aggregate of:

         a.      (i) the unpaid principal owing as of the Petition Date in

respect of the First Mortgage Bonds, (ii) the unpaid principal and accrued and unpaid interest owing as of the Petition Date in respect of the Inventory

Financing Agreement and (iii) the
interest on all such unpaid principal and interest from the Petition Date to the Effective Date, calculated for purposes of this Plan in the manner described in Exhibit H;

         b.      all amounts to which Columbia is entitled under the Cash

Collateral Orders, including post-petition interest as allowed by the

Bankruptcy Court; and

         c.      all amounts to which Columbia is entitled for reasonable

fees, costs and charges approved by the Bankruptcy Court under section 506 of the Bankruptcy Code.

         33.     "COMMERCIAL PAPER" means the Commercial Paper Master Note,

dated October 5, 1990, and any evidence of the debt of Columbia which was originally issued pursuant thereto as "commercial paper" (as that term is commonly understood in the financial markets).

         34.     "COMMON STOCK" means the class of common stock presently

authorized for issuance by Columbia.

         35.     "CONFIRMATION" means the entry of the Confirmation Order on the docket of the Bankruptcy Court.

         36.     "CONFIRMATION DATE" means the date on which the Bankruptcy

Court enters the Confirmation Order on its docket.

         37.     "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         38.     "CONTRIBUTORS" has the meaning set forth in Section III.B.4.

         39.     "CREDITOR" means

                 a.   a Person that has a Claim against Columbia that arose at

the time of or before the Petition Date; or

                 b.   a Person that has a Claim against the Estate of a kind

specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

         40.     "CREDITORS' COMMITTEE" means the Official Committee of

Unsecured Creditors appointed in the Reorganization Case pursuant to section

1102 of the Bankruptcy Code.

         41.     "CUSTOMER SETTLEMENT PROPOSAL" means the terms and agreements embodied in the Stipulation and Agreement, dated April  17, 1995, filed by TCO with FERC.

         42.     "D&O INSURANCE" means those certain insurance policies which provide coverage to Columbia and others for, among other things, liabilities in connection with directors and officers of Columbia, TCO and any other subsidiary of Columbia.

         43.     "DEBENTURES" mean the debt instruments, other than the Medium

Term Notes, issued pursuant to the 1961 Indenture.

         44.     "DECS" means the shares of Dividend Enhanced Convertible

Preferred Stock(TM) to be issued by Reorganized Columbia under the Plan pursuant to a certificate of designation substantially in the form of Exhibit

D, the terms of which will be as described in the Disclosure Statement.

         45.     "DEFICIENCY CLAIM" means the amount, if any, by which the

Allowed amount of the DIP Facility Claim exceeds the value of the collateral securing the DIP Facility Claim as determined by the Bankruptcy Court.

         46.     "DERIVATIVE ACTION" means those certain consolidated actions captioned as In re Columbia Gas System, Inc. Derivative Litigation, Consol.

C.A. No. 12159, currently pending before the Chancery Court of the State of

Delaware in and for New Castle County.

         47.     "DIP FACILITY" means that certain Secured Revolving Credit

Agreement, dated as of August 20, 1991, among Columbia, the financial institutions party thereto and Chemical Bank, as successor to Manufacturers

Hanover Trust Company, as agent, as amended or restated from time to time.

         48.     "DIP FACILITY CLAIM" means the Claim arising from the DIP

Facility.

         49.     "DISBURSING AGENT" means (i) Columbia or Reorganized

Columbia, in each case in its capacity as a disbursing agent under the Plan,

or (ii) any third-party designated to act as a disbursing agent under the

Plan, in its capacity as such disbursing agent.

         50.     "DISBURSING AGENT AGREEMENT" means any agreement for

disbursing agent services to be entered into between Columbia or Reorganized

Columbia and a third-party Disbursing Agent, as the same may be amended from time to time.

         51.     "DISCLOSURE STATEMENT" has the meaning set forth in the

"Introduction" to this Plan.

         52.     "DISPUTED" when used with respect to a Claim, means a Claim that is not an Allowed Claim and that has not been barred or otherwise disallowed or discharged.  If an objection is timely Filed or deemed timely

Filed and relates to the allowance of only a portion of a Claim, such Claim shall be a Disputed Claim to the extent of the portion of such Claim to which such objection relates.

         53.     "DISTRICT COURT" means the United States District Court for the District of Delaware or, with respect to the Intercompany Claims

Litigation, the court that exercises jurisdiction over such litigation.

         54.     "EFFECTIVE DATE" means the first Business Day that is at

least eleven (11) days after the Confirmation Date and on which (a) no stay of the Confirmation Order is in effect and (b) all conditions to the Effective

Date set forth in Section VIII.B have been satisfied or, if waivable, waived.

         55.     "EQUITY COMMITTEE" means the Official Committee of Equity

Security Holders appointed in the Reorganization Case pursuant to section 1102 of the Bankruptcy Code.

         56.     "ERISA" means the Employee Retirement Security Act of 1974,

as amended.

         57.     "ESTATE" means the estate created for Columbia in the

Reorganization Case pursuant to section 541 of the Bankruptcy Code.

         58.     "FEE EXAMINER" means the fee examiner appointed by the

Bankruptcy Court pursuant to the Bankruptcy Court's January 8, 1992 Order

Retaining Examiner on Fees and Expenses.

         59.     "FERC" means the Federal Energy Regulatory Commission.

         60.     "FERC GAS TARIFF" means the documents filed by TCO with, and in force from time to time pursuant to procedures established by, FERC setting forth the rates at and the
conditions under which TCO renders natural gas-related services to its customers.

         61.     "FILE" OR "FILED" means file or filed in the Reorganization

Case with the Bankruptcy Court, or in the case of proofs of claim, (a) file or filed with Poorman-Douglas Corporation, the claims agent designated by order of the Bankruptcy Court dated December 13, 1991, or (b) deemed so filed pursuant to section 1111(a) of the Bankruptcy Code.

         62.     "FINAL ORDER" means an order or judgment entered by the

Bankruptcy Court or other court of competent jurisdiction which has not been reversed, vacated or stayed, and as to which the time to appeal or seek certiorari has expired with no appeal or petition for certiorari having been timely taken or filed, or as to which any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

         63.     "FIRST ISSUE SECURITY" OR "ISSUE A" means any of the New

Indenture Securities maturing by its terms in less than six years from the

Effective Date.

         64.     "FIRST MORTGAGE BONDS" means those certain bonds, designated

Series A, B, D, E and F, issued pursuant to and secured by the Indenture of

Mortgage and Deed of Trust, dated as of August 30, 1985, made by TCO in favor of Wilmington Trust Company as Trustee, as amended or restated from time to time.

         65.     "$500 MILLION CREDIT AGREEMENT" means that certain $500

Million Amended and Restated Credit Agreement, dated as of

September 17, 1990, among Columbia, the banks listed therein and Morgan

Guaranty Trust Company of New York, as agent, as amended or restated from time to time.

         66.     "HCA" means the Public Utility Holding Company Act of 1935,

as amended, 15 U.S.C. Section Section 79, et seq.

         67.     "HOLD HARMLESS AGREEMENT" means the hold harmless agreement,

substantially in the form of Exhibit J, to be entered into by Columbia with each of the defendants to the Class Action (or persons similarly situated) who are or were directors or officers of Columbia or TCO.

         68.     "HOLDER" means the holder of a Claim or Interest and, when used in conjunction with a Class or type of Claim or Interest, means a holder of a Claim or Interest in such Class or of such type.

         69.     "INDEMNITY AGREEMENTS" means (i) that certain Agreement for

Sale and Purchase of Corporate Stock of Columbia Gas of West Virginia, Inc.

and for Sale and Purchase of Promissory Notes of Columbia Gas of West

Virginia, Inc., dated as of February 23, 1984, by and between Columbia and

Allegheny & Western Energy Corporation, (ii) that certain Letter Agreement for

Sale of Columbia Gas of New York, Inc. and Purchase of Long-Term and Short-

Term Debt and Sale of Columbia Gas of New York, Inc., dated as of August 13,

1990, by and between Columbia and New York State Electric & Gas Corporation,

and (iii) that certain Mutual Release and Settlement Agreement and Gas

Purchase and Sale Agreement, dated as of September 6, 1989, by and between

Columbia and Weirton Steel Corporation.

         70.     "INDENTURE TRUSTEE" means Marine Midland Bank, as successor trustee to Morgan Guaranty Trust Company of New York, under the 1961

Indenture.

         71.     "INTERCOMPANY CLAIMS" means the claims and causes of action asserted against Columbia and CNR in the Intercompany Claims Litigation and

any claims and causes of action against Columbia or CNR arising out of the same or similar facts and circumstances.

         72.     "INTERCOMPANY CLAIMS LITIGATION" means the litigation against

Columbia and CNR on behalf of TCO by the creditors' committee and the customers' committee appointed in the TCO Proceeding in the complaints styled and numbered Columbia Gas Transmission Corporation v. The Columbia Gas System,

Inc. and Columbia Natural Resources, Inc., Adv. No. A92-35, filed on March 19,

1992 and May 26, 1992, pending before the District Court.

         73.     "INTEREST" means the rights of the Stockholders as holders of shares of Common Stock (other than Securities Action Claims).

         74.     "INVENTORY LOAN AGREEMENT" means that certain Inventory

Financing Agreement, dated as of June 19, 1985, between TCO and Columbia, and the related Security Agreement, dated June 19, 1985, between TCO and

Wilmington Trust Company, as each such agreement may have been amended from time to time.

         75.     "INVESTMENT GRADE" means, when used in respect of a security,

that such security has been rated higher than Ba1 and BB+ by Moody's Investors

Service, Inc. and Standard & Poor's Ratings Group, respectively.

         76.     "IRS" means the United States Internal Revenue Service.

         77.     "IRS CLOSING AGREEMENT" means the Department of the

Treasury - Internal Revenue Service Agreement As To Final Determination of Tax

Liability, which is attached as Exhibit A to the IRS Settlement Agreement.

         78.     "IRS ORDER" means the Order of the Bankruptcy Court, dated

October 12, 1994, approving the IRS Settlement Agreement.

         79.     "IRS SETTLEMENT AGREEMENT" means that certain Stipulation and

Order of Settlement of Proofs of Claim Filed by the IRS, dated October 12,

1994, by and between the IRS and Columbia, including the IRS Closing

Agreement.

         80.     "ISSUE" means, when referring to the New Indenture

Securities, any tranche of such New Indenture Securities having identical maturity dates.

         81.     "KOTANEELEE ESCROW" means that certain escrow established

pursuant to the Canada Sale Agreement as security for the indemnification by

Columbia of Anderson Exploration Ltd. with respect to certain representations and warranties included, and certain litigation referenced, in the Canada Sale

Agreement.

         82.     "LEDGER CLOSING DATE" has the meaning set forth in Section

IV.C.1.

         83.     "LESOP" means the leveraged employee stock ownership portion of the Employees' Thrift Plan of Columbia Gas System, as Amended and Restated

Effective April 1, 1990, as the same may have been or may be amended or restated from time to time.

         84.     "LESOP ACTION" means that certain action styled and numbered

The First National Bank of Boston, Trustee v. The

Columbia Gas System, Inc., C.A. No. 94-230, pending before the Bankruptcy

Court.

         85.     "LESOP ACTION CLAIMS" means the Claims arising or which could have arisen under the LESOP Action.

         86.     "LESOP ACTION SETTLEMENT" has the meaning set forth in

Section V.H.

         87.     "LESOP DEBENTURES" means those certain amortizing debentures issued pursuant to the LESOP Indenture.

         88.     "LESOP GUARANTY" means Columbia's subordinated guaranty, set forth in Article X of the LESOP Indenture, of the repayment of the LESOP

Debentures.

         89.     "LESOP INDENTURE" means that certain Indenture, dated as of

October 3, 1989, among the Employees' Thrift Plan of Columbia Gas System

Trust, Columbia and The First National Bank of Boston, as successor indenture trustee, as the same may have been or may be amended or restated from time to time.

         90.     "LESOP INDENTURE TRUSTEE" means The First National Bank of

Boston in its capacity as successor trustee under the LESOP Indenture.

         91.     "LESOP INDENTURE TRUSTEE CLAIM AMOUNT" has the meaning set forth in Section V.H.

         92.     "LESOP TRUST" means the Employees' Thrift Plan of Columbia

Gas System Trust established in connection with the LESOP pursuant to the

Trust Agreement dated as of October 17, 1991 between Columbia and the LESOP

Thrift Plan Trustee (which succeeded the Master Savings Plan Trust Agreement,

dated as of March 14, 1990, between Columbia and Bankers Trust Company).

         93.     "LESOP THRIFT PLAN TRUSTEE" means First Fidelity Bank, N.A.,

in its capacity as trustee under the LESOP Trust.

         94.     "LIBOR" means, with respect to any date, the "London

Interbank Offered Rate" for deposits of six months as such term is quoted by

IDD Information Services (as referenced in Dow Jones News Retrieval, a service of Dow Jones & Company, Inc.), with respect to such date, provided, however,

that LIBOR with respect to any date that is not a Business Day shall mean

LIBOR for the next succeeding Business Day.

         95.     "LIQUIDATION VALUE" means (i) with respect to a share of the

DECS, the weighted average of the trading prices of all trades on the New York

Stock Exchange of shares of Common Stock for the five consecutive trading days ending on the fifth trading day prior to the Effective Date and (ii) with respect to a share of New Preferred Stock, $25.00.

         96.     "MEDIUM TERM NOTES" means the debt issued by Columbia

pursuant to the thirty-fifth, thirty-sixth and thirty-seventh supplemental indentures, dated as of August 18, 1989, November 30, 1989 and June 6, 1990,

respectively, to the 1961 Indenture.

         97.     "MISCELLANEOUS ADMINISTRATIVE CLAIM" means a Claim described in Section II.B.1.e.

         98.     "MUTUAL RELEASE" means the mutual release substantially in the form of Exhibit I.

         99.     "NEW INDENTURE" means the indenture, substantially in the

form attached as Exhibit B (including the form of supplement for the New

Indenture Securities), to be entered into by Columbia and the New Indenture Trustee as of the Effective Date, pursuant to which the

New Indenture Securities are to be issued.

         100.    "NEW INDENTURE TRUSTEE" means the Person that is the

indenture trustee under the New Indenture.

         101.    "NEW INDENTURE SECURITIES" means those certain debt

instruments to be issued under the Plan by Columbia on the Effective Date under and in accordance with the terms of the New Indenture, the terms of which will be as described in the Disclosure Statement.

         102.    "NEW PREFERRED STOCK" means the shares of new preferred stock to be issued by Reorganized Columbia in connection with the Plan pursuant to a certificate of designation substantially in the form of Exhibit C, the terms of which will be as described in the Disclosure Statement.

         103.    "1961 INDENTURE" means that certain Indenture, dated as of

June 1, 1961, as the same may from time to time have been amended or supplemented, between Columbia and Marine Midland Bank, as successor trustee to Morgan Guaranty Trust Company of New York.

         104.    "NON-BORROWED MONEY CLAIM" means a Claim classified as a

Class 2 Claim in the Plan.

         105.    "OMNIBUS ORDERS" mean the Final Orders of the Bankruptcy

Court, dated December 15, 1992 and January 25, 1993, authorizing Columbia to pay, without the need for prior Bankruptcy Court approval, the fees of certain professionals retained in the ordinary course of business by Columbia.

         106.    "OPT-OUT ELECTION" has the meaning set forth in Section

III.B.4.

         107.    "OPT-OUT FORM" means a form approved by the District Court for submission by a Holder of a Securities Claim to evidence its exercise of the Opt-out Election.

         108.    "OPT-OUT SECURITIES CLAIM" means a Securities Claim the

Holder of which has exercised the Opt-Out Election in compliance with the requirements of the Class Action Settlement Documents.

         109.    "PBGC" means the Pension Benefit Guaranty Corporation.

         110.    "PERSON" means a natural person, or any legal entity or

organization including, without limitation, any corporation, partnership

(general or limited), limited liability company, business trust,

unincorporated organization or association, joint stock company, trust,

association, governmental body (or any agency, instrumentality or political subdivision thereof), or any other entity.

         111.    "PETITION DATE" means July 31, 1991.

         112.    "PLAN" means this Third Amended Plan of Reorganization of

Columbia and all exhibits, attachments and schedules annexed hereto or referenced herein, as the same may be amended, modified or supplemented by or with the consent of Columbia.

         113.    "PLAN MAILING DATE" means that date set by order of the

Bankruptcy Court as the date for the mailing of the Plan to Holders of Claims and Interests for purposes of voting thereon.

         114.    "POST-PETITION OPERATIONAL CLAIM" means a Claim described in

Section II.B.1.b.

         115.    "PRICING FORMULAE" means the pricing methodologies described in Exhibit F.

         116.    "PRIORITY TAX CLAIM" means a Claim described in Section

II.B.2.

         117.    "PROFESSIONAL" means any professional employed in the

Reorganization Case pursuant to sections 327 or 1103 of the Bankruptcy Code,

any professional employed by Columbia pursuant to the Omnibus Orders and any professional seeking compensation or reimbursement of expenses pursuant to sections 330(a) and 503(b)(4) of the Bankruptcy Code.

         118.    "PROFESSIONAL CLAIM" means a Claim described in Section

II.B.1.a.

         119.    "PRO-RATA SHARE" means a fraction the numerator of which is the aggregate of the Allowed amount of a Class 3.2 Claim and the post-petition interest to be paid on such Claim in accordance with the Plan (as reduced by the application of the set-off provisions of Section IV.H and of Section V.H,

as appropriate), and the denominator of which is the aggregate of the Allowed amounts of all Allowed Class 3.2 Claims and the post-petition interest to be paid on all such Claims in accordance with the Plan (as so reduced).

         120.    "RATE SWAP AGREEMENT" means that certain Interest Rate Swap

Agreement, dated as of November 30, 1990, between Columbia and The Toronto-

Dominion Bank, New York Branch and the agreements entered into by Columbia and such bank ancillary or pursuant thereto.

         121.    "RECORD DATE" means August 1, 1995.

         122.    "RECORDATION ORDER" means the order of the Bankruptcy Court,

dated April 18, 1995, Authorizing Procedures to Maintain Records of Certain

Pre-Petition Claims.

         123.    "RELEASEE" has the meaning set forth in Section X.D.

         124.    "RELIANCE GROUP" means, collectively, Reliance Insurance

Company and United Pacific Insurance Company.

         125.    "REORGANIZATION CASE" means the case commenced under Chapter

11 of the Bankruptcy Code bearing number 91-803 pending in the Bankruptcy

Court with respect to Columbia.

         126.    "REORGANIZED COLUMBIA" means Columbia (i) on the Effective

Date to the extent and for the purpose of performing those acts which are required under the Plan to be performed by Reorganized Columbia on the

Effective Date and (ii) after the Effective Date.

         127.    "REORGANIZED TCO" means TCO (i) on the effective date of the

TCO Plan to the extent and for the purpose of performing those acts which are required under the TCO Plan to be performed by Reorganized TCO on the effective date of the TCO Plan and (ii) after the effective date of the TCO

Plan.

         128.    "RETIREMENT PLAN" has the meaning set forth in Section

II.C.6.b.

         129.    "SCHEDULE OF LIABILITIES" means the schedule of assets and liabilities Filed by Columbia under section 521(1) of the Bankruptcy Code, as amended from time to time.

         130.    "SEC" means the United States Securities and Exchange

Commission.

         131.    "SECURITIES CLAIM" means any Claim or claim asserted in,

arising under or related to the Class Action other than any Claim asserted therein on behalf of any entity that is a defendant in the Class Action and other than any Claim asserted therein on behalf of any entity whose liability in respect of the subject matter of the Class Action will be released pursuant to the Class Action Settlement Documents.

         132.    "SETOFF FUNDS" means those funds held by Morgan Guaranty

Trust Company of New York in accordance with the Setoff Order.

         133.    "SETOFF ORDER" means that certain Stipulation and Order

Authorizing Investment of Certain Funds subject to Setoff and Providing

Adequate Protection, among Columbia, Morgan Guaranty Trust Company of New York and Mellon Bank, N.A., approved by the Bankruptcy Court on December 17, 1992.

         134.    "SETTLEMENT FUND" has the meaning set forth in Section

III.B.4.

         135.    "$750 MILLION CREDIT AGREEMENT" means that certain $750

Million Credit Agreement, dated as of October 5, 1988, among Columbia, the banks listed therein and Morgan Guaranty Trust Company of New York, as Agent,

as amended or restated from time to time.

         136.    "STIPULATION OF DISMISSAL WITH PREJUDICE"  has the meaning set forth in Section IV.A.

         137.    "STIPULATION OF SETTLEMENT" means that certain stipulation of settlement, dated as of July 18, 1995, among each of Columbia, the

Contributors and the individual defendants in the Class Action and the lead counsel to the plaintiffs in the Class Action, a copy of which is annexed as Exhibit 6 to the Disclosure Statement.

         138.    "STOCKHOLDER" means any holder of any of the issued and

outstanding shares of Common Stock.

         139.    "STOCK VALUE" means, with respect to a share of Common Stock,

the weighted average of the trading prices of all trades on the New York Stock

Exchange of shares of Common Stock for the five consecutive trading days ending on the last trading date prior to the date on which the value of such share is to be determined.

         140.    "SUPPLEMENTAL BAR DATE" means the bar date for filing proofs of claim provided in the Supplemental Bar Date Order.

         141.    "SUPPLEMENTAL BAR DATE ORDER" has the meaning set forth in

Section III.B.4.

         142.    "SUPPLEMENTAL PROOF OF CLAIM" means a timely Filed proof of claim complying with the Supplemental Bar Date Order.

         143.    "SURRENDER INSTRUMENTS" has the meaning set forth in Section

IV.C.2.

         144.    "TCO" means Columbia Gas Transmission Corporation, a Delaware corporation and a wholly-owned subsidiary of Columbia.

         145.    "TCO COMMITTEES" has the meaning set forth in Section X.D.

         146.    "TCO PLAN" means the Second Amended Plan of Reorganization of

TCO as Further Amended, dated July 17, 1995, and all exhibits, attachments and schedules annexed thereto or referenced therein, filed in the TCO Proceeding,

as the same may
be further amended, modified or supplemented, provided that such further amendments, modifications or supplements shall have been consented to by

Columbia and TCO.

         147.    "TCO PROCEEDING" means TCO's case under Chapter 11 of the

Bankruptcy Code, bearing number 91-804, pending in the United States

Bankruptcy Court for the District of Delaware.

         148.    "TERM LOAN FACILITY" means one or more banking facilities,

other than the Working Capital Facility, to be entered into by Reorganized

Columbia as of the Effective Date with such financial institution or institutions and on such terms and conditions as Reorganized Columbia may deem appropriate.

         149.    "UNCLAIMED DISTRIBUTION" has the meaning set forth in Section

IV.F.2.

         150.    "UNCLASSIFIED CLAIM" means a Claim described in Section

II.B.1.

         151.    "UNDERTAKING" means that certain undertaking, substantially in the form of Exhibit K, to be entered into by Columbia for the benefit of certain current and former directors and officers of Columbia and TCO who are not named as defendants in the Class Action or the Derivative Action.

         152.    "U.S. TRUSTEE" means the Office of the United States Trustee.

         153.    "U.S. TRUSTEE'S FEE CLAIMS" means the Claims described in

Section II.B.1.d.

         154.    "VOTING DEADLINE" means the deadline for voting to accept or reject the Plan established by Final Order.

         155.    "WORKING CAPITAL FACILITY" means one or more working capital banking facilities to be entered into by Reorganized Columbia as of the

Effective Date with such financial institution or institutions and on such terms and conditions as Reorganized Columbia may deem appropriate.

B.       RULES OF INTERPRETATION

         For purposes of the Plan:  (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (ii) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (iii) any reference in the Plan to a document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (iv) unless otherwise specified, all references in the Plan to sections, articles, schedules and exhibits are references to sections, articles, schedules and exhibits of or to the Plan;

(v) the words "herein" and "hereto" refer to the Plan in its entirety rather than a particular portion of the Plan; (vi) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and

(vii) the rules of construction set forth in section 102 of the Bankruptcy

Code shall apply.

C.       COMPUTATION OF TIME

         In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

D.       GOVERNING LAW

         EXCEPT TO THE EXTENT THAT THE BANKRUPTCY CODE OR BANKRUPTCY RULES ARE

APPLICABLE, AND SUBJECT TO THE PROVISIONS OF ANY CONTRACT, INSTRUMENT,

RELEASE, INDENTURE OR OTHER AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION

WITH THE PLAN, THE RIGHTS AND OBLIGATIONS ARISING UNDER THE PLAN SHALL BE

GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE

STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS-OF-LAW PRINCIPLES WHICH

WOULD APPLY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE OR THE

UNITED STATES OF AMERICA.

II.      UNCLASSIFIED CLAIMS AND
         CLASSES OF CLAIMS AND INTERESTS

A.       GENERAL

         Administrative Claims and Priority Tax Claims described below in

Section II.B, have not been classified and the Holders thereof are not entitled to vote on the Plan.

         To the extent that a Holder of a Claim asserts or holds more than one

Claim and such Claims are classified in different Classes, each such Claim shall be deemed for purposes of this Plan to be a distinct Claim entitled to participate in the appropriate Class, subject to the following sentence.  If any Holder of a Claim asserts or holds more than one Claim in any one Class,

all of such Claims shall be aggregated and the Holder's aggregate Claim shall be accorded the treatment appropriate for a

Claim of such type and amount, provided, however, for purposes of determining whether a Claim is includable in Class 3.1 or Class 3.2 such aggregation shall be made as of the Record Date.

         A Claim is classified in a particular Class only to the extent that the Claim qualifies within the description of that Class.  A Claim is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released or otherwise satisfied.

B.       UNCLASSIFIED CLAIMS

         1.      ADMINISTRATIVE CLAIMS

         Administrative Claims consist of those Claims described below:

                 a.       PROFESSIONAL CLAIMS

         Professional Claims consist of all Administrative Claims for unpaid fees and expenses of Professionals and amounts for compensation Allowed under sections 330(a) and 503(b) of the Bankruptcy Code.  Professional Claims

further consist of any Claims for compensation of the Trustee, the Bank Agent or other parties pursuant to applications made under section 503(b) of the

Bankruptcy Code.  Notwithstanding any provision contained herein to the contrary, the right of the Trustee, the Bank Agent or other parties to seek compensation pursuant to section 503(b) of the Bankruptcy Code is without prejudice to each such party's right to seek payment of its fees and expenses,

including legal fees, based upon any contract such party may have with

Columbia,
or to Columbia's right to oppose some or all of such Claims on any ground.

                 b.       POST-PETITION OPERATIONAL CLAIMS

         Post-Petition Operational Claims consist of all Administrative Claims in respect of liabilities incurred by Columbia in the ordinary course of business during the pendency of the Reorganization Case including, but not limited to, Administrative Claims of governmental units for taxes, trade vendor and supplier payment obligations and obligations under contracts and leases.

                 c.       ASSUMED EXECUTORY CONTRACT CLAIMS

         Assumed Executory Contract Claims consist of all obligations of

Columbia to cure defaults arising from or in connection with the assumption of pre-petition executory contracts and unexpired leases by Columbia, under the

Plan or otherwise, pursuant to section 365(b)(1) of the Bankruptcy Code.

                 d.       U.S. TRUSTEE'S FEE CLAIMS

         The U.S. Trustee's Fee Claims consist of the fees Columbia is required to pay pursuant to 28 U.S.C. Section 1930(a)(6).

                 e.       MISCELLANEOUS ADMINISTRATIVE CLAIMS

         Miscellaneous Administrative Claims consist of all  Administrative

Claims other than Professional Claims, Post-Petition Operational Claims,

Assumed Executory Contract Claims and U.S. Trustee's Fee Claims, including but not limited to (i) contingent indemnification Claims of officers, directors,

employees and agents of Columbia, TCO or any other subsidiary of Columbia,

(ii) post-petition personal injury and property damage

Claims, (iii) LESOP Action Claims and (iv) the Claims of the LESOP Indenture

Trustee for fees and expenses incurred pursuant to the LESOP Indenture.

Miscellaneous Administrative Claims include specifically: (i) the indemnity

Claims arising under the Canada Sale Agreement in favor of the purchaser of the stock of Columbia Canada and (ii) indemnity Claims under Columbia's indemnity agreements with the Reliance Group.

         2.      PRIORITY TAX CLAIMS

         Priority Tax Claims consist of all Claims for the payment of taxes entitled to priority in payment pursuant to section 507(a)(8) of the

Bankruptcy Code.

C.       CLASSES OF CLAIMS AND INTERESTS

         1.      CLASS 1 - DIP FACILITY CLAIM

         Class 1 consists of the DIP Facility Claim.

         2.      CLASS 2 - NON-BORROWED MONEY CLAIMS

         Class 2 consists of all pre-petition Claims that are not Unclassified

Claims and that are not treated in any other Class under the Plan.  Class 2 shall include all Claims for the pre-petition and post-petition fees and costs of Creditors including any such Claim of the Indenture Trustee arising under the 1961 Indenture and the Bank Agent under the $500 Million Credit Agreement and the $750 Million Agreement, if such Claim arises as a result of contractual obligations under the relevant debt instrument.

         3.      CLASS 3 - BORROWED MONEY CLAIMS

                 a.       CLASS 3.1 - BORROWED MONEY CONVENIENCE CLAIMS

         Class 3.1 consists of all Claims the principal amount of which, as of the Record Date, did not exceed $20,000 and that, but for such monetary limitation, would be classified in Class 3.2.

                 b.       CLASS 3.2 - OTHER BORROWED MONEY CLAIMS

         Class 3.2 consists of the following Claims the principal amount of which, as of the Record Date, exceeded $20,000:

                 i.       DEBENTURE CLAIMS:

                 All pre-petition Claims arising under the Debentures;

                 ii.      $500 MILLION CREDIT AGREEMENT CLAIMS:

                 All pre-petition Claims (other than Auction Note Debt Claims)

                 arising under the $500 Million Credit Agreement;

                 iii.     $750 MILLION CREDIT AGREEMENT CLAIMS:

                 All pre-petition Claims arising under the $750 Million Credit

                 Agreement;

                 iv.      COMMERCIAL PAPER CLAIMS:

                 All pre-petition Claims arising under the Commercial Paper;

                 v.       BID NOTE CLAIMS:

                 All pre-petition Claims arising under the Bid Notes;

                 vi.      AUCTION NOTE DEBT CLAIMS:

                 All pre-petition Claims arising under the Auction Note Debt;

                 vii.     MEDIUM TERM NOTE CLAIMS:

                 All pre-petition Claims arising under the Medium Term Notes;

                 viii.  LESOP CLAIMS:

                 All Claims arising under the LESOP Guaranty, subject,

                 however, to the provisions of Section V.H; and

                 ix.      RATE SWAP CLAIMS:

                 All pre-petition Claims arising under the Rate Swap

                 Agreement.

         4.      CLASS 4 - SECURITIES CLAIMS

         Class 4 consists of all Securities Claims which are not Opt-Out

Securities Claims.

         5.      CLASS 5 - INTERCOMPANY CLAIMS

         Class 5 consists of the Intercompany Claims.

         6.      CLASS 6 - ASSUMED CLAIMS

                 a.       CLASS 6.1 - INDEMNITY CLAIMS

         Class 6.1 consists of the pre-petition Claims of the officers,

directors, employees or agents of Columbia, TCO or Columbia's other subsidiaries arising from liabilities assessed against such officers,

directors, employees or agents for which Columbia is obligated to indemnify them pursuant to the terms of Columbia's certificate of incorporation or otherwise, to the extent insurance proceeds from the D&O Insurance are inadequate or unavailable to satisfy such Claims.

                 b.       CLASS 6.2 - PENSION CLAIMS

         Class 6.2 consists of all Claims with respect to the Retirement Income

Plan for the Columbia Gas System Companies (the "Retirement Plan"), including but not limited to the Retirement Plan's Claims, if any, for minimum funding contributions required by ERISA and the three Claims Filed by the PBGC with regard to the Retirement Plan.

                 c.       CLASS 6.3 - SHAWMUT GUARANTY CLAIM

         Class 6.3 consists of Columbia's secondary obligation to Shawmut Bank of Boston, N.A. for certain of the obligations of Columbia Gas of Ohio, Inc.

under the lease for the latter's headquarters in Columbus, Ohio.

         7.      CLASS 7 - OPT-OUT SECURITIES CLAIMS

         Class 7 consists of all Opt-out Securities Claims the Holders of which have preserved their right to proceed against Columbia or Reorganized Columbia in the District Court sitting in bankruptcy in accordance with the requirements of the Class Action Settlement Documents.

         8.      CLASS 8 - INTERESTS IN COLUMBIA COMMON STOCK

         Class 8 consists of all Interests of the Stockholders.

III.     TREATMENT OF CLAIMS AND INTERESTS

A.       TREATMENT OF UNCLASSIFIED CLAIMS

         1.      ADMINISTRATIVE CLAIMS

                 a.       PROFESSIONAL CLAIMS

         Each Holder of an Allowed Professional Claim will receive cash equal to the amount of such Claim and such post-petition interest as may be Allowed by the Bankruptcy Court (unless Columbia and the Holder of such Claim agree to less favorable treatment) on the later of (i) the Effective Date and (ii) the tenth day after the date on which an order allowing such Claim and post-

petition interest becomes a Final Order.

                 b.       POST-PETITION OPERATIONAL CLAIMS

         Each Post-Petition Operational Claim that is unpaid as of the

Effective Date will be assumed and paid by Reorganized Columbia pursuant to the terms and conditions of the particular transaction giving rise to such

Claim, without any further action on the part of the Holder of such Claim.

                 c.       ASSUMED EXECUTORY CONTRACT CLAIMS

         Each Assumed Executory Contract Claim that is an Allowed Claim on the

Effective Date will be paid, together with any post-petition interest which may be due thereon, calculated as described below, in cash, on the Effective

Date or upon such earlier or later date as may be authorized by order of the

Bankruptcy Court.  Any Assumed Executory Contract Claim that becomes an

Allowed Claim after the Effective Date will be paid, together with any post-

petition interest which may be due thereon, calculated as described below, in cash, within thirty
days after the end of the Calendar Quarter in which such Claim becomes an

Allowed Claim.

         Post-petition interest shall be calculated from the date a defaulted payment was required to have been made to and including the day prior to the date of distribution: (i) with respect to any Assumed Executory Contract Claim evidenced by a written agreement setting forth a non-default contractual interest rate, at such non-default contractual rate, and (ii) with respect to any other Assumed Executory Contract Claim, at the rate of six percent (6%)

per annum, or as otherwise provided by the Bankruptcy Court.

                 d.       U.S. TRUSTEE'S FEE CLAIMS

         U.S. Trustee's Fee Claims that are unpaid as of the Effective Date will be paid in cash on the Effective Date.

                 e.       MISCELLANEOUS ADMINISTRATIVE CLAIMS

         Indemnity Claims under the Canada Sale Agreement (i) if liquidated by

Final Order on the Effective Date, will be paid on the Effective Date in cash or (ii) if not then liquidated, will be assumed by Reorganized Columbia and the then-existing Kotaneelee Escrow will be adjusted in accordance with the terms of the Canada Sale Agreement.  At Columbia's option, the Kotaneelee

Escrow may be replaced on the Effective Date or at any time thereafter by a letter of credit as provided for in the Canada Sale Agreement.

         Indemnity Claims arising under agreements with the Reliance Group (i)

if liquidated on the Effective Date, will be paid on the Effective Date in cash or (ii) if not then liquidated, will be assumed by

Reorganized Columbia.

         Pursuant to the LESOP Action Settlement: (i) the LESOP Action shall be deemed dismissed and LESOP Action Claims shall be discharged, each with prejudice, in consideration of the treatment provided in Section V.H; (ii)

Columbia shall pay to the LESOP Indenture Trustee, in cash, its fees and costs incurred pursuant to the LESOP Indenture in an amount not in excess of the

LESOP Indenture Trustee Claim Amount on the Effective Date; and (iii) the

LESOP Indenture Trustee shall waive all rights to seek any further payment with respect to such fees and costs, including, but not limited to, the right to seek payment through an application pursuant to section 503(b) of the

Bankruptcy Code or through the exercise of the LESOP Indenture Trustee's lien rights.

         Any remaining Miscellaneous Administrative Claim that is unpaid as of the Effective Date will be assumed by Reorganized Columbia and paid in cash as it becomes due and payable or as otherwise agreed to or directed by the

Bankruptcy Court.

         Any Miscellaneous Administrative Claim liquidated prior to the

Effective Date and not paid at the time liquidated shall be entitled, when paid, to receive, in cash, post-petition interest from the date such Claim is liquidated to and including the day prior to the date of payment thereof calculated: (i) with respect to any Miscellaneous Administrative Claim evidenced by a written agreement setting forth a non-default contractual interest rate, at such non-default contractual rate, and (ii) with respect to any other Miscellaneous Administrative Claims, at the rate of six percent (6%)

per annum, or as otherwise provided by the Bankruptcy Court.

         Notwithstanding any provision herein to the contrary, the LESOP

Indenture Trustee shall not be entitled to the payment of any post-petition interest for any amounts paid for its fees and costs pursuant to terms of the

LESOP Action Settlement.

         2.      PRIORITY TAX CLAIMS

         Each Priority Tax Claim (other than a Claim that is the subject of the

IRS Order) that is Allowed on the Effective Date, and any post-petition interest due thereon, will be paid, to the extent Allowed, in cash on the

Effective Date.  Any such Priority Tax Claim that becomes an Allowed Claim after the Effective Date, and any post-petition interest due thereon, will be paid, to the extent Allowed, in cash within thirty days from the date on which it becomes an Allowed Claim.

         Priority Tax Claims that are the subject of the IRS Order will be paid in installments over a period not to exceed six years from the date of assessment of such Claims, together with interest at the rate set forth in

Section D.7 of the IRS Closing Agreement.  The full amount of such Claims will be paid in cash in equal quarterly installments beginning on the date which is three months after the Effective Date and ending on the last quarterly date which does not exceed six years from the date of assessment of such Claims,

except that the first quarterly installment shall be paid in three equal monthly installments beginning on the Effective Date.  Each monthly or quarterly
installment shall be paid together with interest on such installment accrued to the date of payment, at the rate set forth in the IRS Order and the IRS

Settlement Agreement.  Notwithstanding the foregoing, however, Reorganized

Columbia shall have the right to pay the Claims of the IRS, or any remaining balance of such Claims, in full or in part at any time on or after the

Effective Date, without premium or penalty.  Any payments with respect to

Claims of the IRS made by TCO or Reorganized TCO pursuant to the IRS

Settlement Agreement shall reduce the Claim of the IRS in accordance with

Section D.7 of the IRS Closing Agreement.

         All holders of Priority Tax Claims shall be entitled to post-petition interest payable pursuant to the appropriate statute imposing such tax, at the rate of interest set forth in such statute, or, if no rate is set forth in such statute, at the rate of six percent (6%) per annum, or as otherwise provided by the Bankruptcy Court, provided, however, that the rate of interest to be paid to the IRS shall be governed by the provisions of the IRS Order and the IRS Settlement Agreement.

B.       TREATMENT OF CLASSIFIED CLAIMS

         1.      CLASS 1 - DIP FACILITY CLAIM

         The DIP Facility Claim shall be paid in full in cash on the Effective

Date, if then Allowed, or if not then Allowed, then on or before the tenth day after such Claim becomes an Allowed Claim.  On the Effective Date, the DIP

Facility will terminate by its terms.  Any Deficiency Claim shall be treated as an Administrative Claim in accordance with section 364(c) of the

Bankruptcy Code and the Bankruptcy Court order approving the DIP Facility.

         The Class 1 Claim is unimpaired.

         2.      CLASS 2 - NON-BORROWED MONEY CLAIMS

         On the Effective Date, the Holder of each Allowed Class 2 Claim shall be paid, in cash, the Allowed amount of its Claim together with post-petition interest thereon from the Petition Date to and including the day prior to the

Effective Date calculated: (i) with respect to any Allowed Class 2 Claim evidenced by a written agreement setting forth a non-default contractual interest rate, at such non-default contractual rate, and (ii) with respect to any other Allowed Class 2 Claim, at the rate of six percent (6%) per annum, or as otherwise provided by the Bankruptcy Court.

         Class 2 Claims are unimpaired.

         3.      CLASS 3 - BORROWED MONEY CLAIMS

                 a.       CLASS 3.1 - BORROWED MONEY CONVENIENCE CLAIMS

         On the Effective Date, the Holder of each Allowed Class 3.1 Claim shall be paid, in cash, the Allowed amount of its Claim (determined in accordance with the paragraph of Exhibit G relevant to such Claim in those cases where such paragraph describes the method of computation of the Allowed amount of the Claim), together with post-petition interest thereon calculated in accordance with the paragraph of Exhibit G relevant to such Claim as if such Claim were an Allowed Class 3.2 Claim.

         Class 3.1 Claims are unimpaired.

                 b.       CLASS 3.2 - OTHER BORROWED MONEY CLAIMS

         On the Effective Date, the Holder of each Allowed Class 3.2 Claim shall be paid the Allowed amount of its Claim (determined in accordance with the paragraph of Exhibit G relevant to such Claim in those cases where such paragraph describes the method of computation of the Allowed amount of the

Claim), together with post-petition interest thereon calculated in accordance with the paragraph of Exhibit G relevant to such Claim, by the issuance to the

Holder thereof of its Pro Rata Share, subject to adjustment as described in

Section IV.C.5, of (i) the Cash Consideration, if any, (ii) the aggregate principal amount of each Issue of New Indenture Securities, (iii) the aggregate Liquidation Value of the New Preferred Stock and (iv) the aggregate

Liquidation Value of the DECS.

         The New Preferred Stock and the DECS shall be subject to optional redemption by Reorganized Columbia as set forth in Exhibits C and D,

respectively.  As provided in Exhibit C, Reorganized Columbia may not redeem any New Preferred Stock on or prior to the 120th day following the Effective

Date (or, if such day is not a Business Day, the next succeeding Business Day)

if, after giving effect to such redemption, any DECS would remain outstanding.

         The total number of shares of New Preferred Stock to be issued pursuant to the preceding paragraph will be that number of shares that has an aggregate Liquidation Value of $200 million and the total number of shares of

DECS to be issued pursuant to the preceding paragraph will be that number of shares that has an aggregate Liquidation Value of $200 million, subject, in each
case, to adjustment as described in Section IV.C.5.  The amount of the Cash

Consideration, if any, will be determined by Columbia prior to the Effective

Date taking into account the cash Columbia projects will be available to it on the Effective Date, the cash Columbia estimates will be required post-

Effective Date for its and its subsidiaries' working capital and liquidity needs and the cash required by it to fulfill its obligations under the Plan and the Columbia Omnibus Settlement.  Columbia intends to obtain a Term Loan

Facility which will become available upon Columbia's emergence from Chapter

11.  If the Term Loan Facility is obtained and is available for borrowing on the Effective Date and if borrowings thereunder are available at an all-in cost (determined without regard to future changes in relevant Term Loan

Facility reference rates) equal to or lower than the weighted average cost of borrowing through the issuance of New Indenture Securities (assuming each

Issue thereof is issued in the same principal amount), Reorganized Columbia will provide as Cash Consideration and for purposes of payments required under

Section IV.C.5 at least the lesser of $350 million and the then available amount of such Term Loan Facility.  The balance of the consideration to be paid to holders of Allowed Class 3.2 Claims will be in the form of New

Indenture Securities, divided among the respective Issues thereof substantially equally, with no Issue having an aggregate principal amount which is more than 150% of the aggregate principal amount of any other Issue

(subject, however, to the provisions of Section IV.C.5).

         The payments and distributions to the Holders of Allowed Class 3.1

Claims and Allowed Class 3.2 Claims are in complete satisfaction of any rights of such Holders to enforce the subordination provisions contained in any document, instrument or provision pertinent to or relevant to such Holders'

Claims, and the distributions to be made to Holders of such Claims shall not be subject to any claim, attachment or similar right of any Holder of an

Allowed Class 3.1 Claim or an Allowed Class 3.2 Claim asserting the benefit of any subordination provisions.  Such payments and distributions shall not bar

Allowed Class 3.1 or Allowed Class 3.2 Claims from participation in Class 4 or, in the alternative, Class 7 under this Plan.

         Class 3.2 Claims are impaired.

         4.      CLASS 4 - SECURITIES CLAIMS

         Pursuant to the Plan and the Stipulation of Settlement, Columbia and

various non-debtors (collectively, the "Contributors") will establish a settlement fund (the "Settlement Fund") in the amount of $36.5 million (of which approximately $16.5 million will be contributed by Columbia) to settle the Class Action.

         Holders of Securities Claims that are not Class 7 Claims shall not be entitled to any distributions under the Plan but shall have such entitlements as they may have to distributions pursuant to the Class Action Settlement

Documents.

         Class 4 Claims will be discharged and the Holders thereof shall be forever barred from seeking to recover any payment on their Securities Claims from Columbia or Reorganized Columbia.

         Holders of Securities Claims may elect to refuse to accept the proposed treatment provided in the Class Action Settlement Documents (the

"Opt-out Election").  Securities Claims, the Holders of which exercise the

Opt-out Election and preserve their rights to proceed against Columbia in the

District Court sitting in bankruptcy in accordance with the requirements of the Class Action Settlement Documents, shall be Class 7 Claims.

         Distributions from the Settlement Fund shall be made in the amounts,

at the times and in the manner provided for in the Class Action Settlement

Documents, which shall also govern requirements for qualifying for distributions, the manner and time of the giving of notices, the forms of the documents to be filed by Holders of Securities Claims and all other matters concerning the Class Action and its settlement other than as specifically provided for in the Plan.  Neither Columbia nor Reorganized Columbia shall have any responsibility with respect to the Class Action Settlement Documents or the disposition of the Settlement Fund, other than to make the contribution thereto required of Columbia and to cooperate in certain respects in the gathering of certain information with respect thereto.

         The defendants in the Class Action have the option, in their sole discretion, to terminate the Stipulation of Settlement if the amount of the securities as to which the Opt-out Election is properly exercised exceeds a specified limit.

         If the option to terminate the Stipulation of Settlement is not exercised, each Holder of a Class 4 Claim will, pursuant to the Class Action

Settlement Documents, release all Securities

Claims such Holder may have against Columbia, the other defendants in the

Class Action and the present or former officers and directors of Columbia or

TCO similarly situated to those of its present or former officers and directors who are defendants.

         Class 4 Claims are unimpaired.

         5.      CLASS 5 - INTERCOMPANY CLAIMS

         Pursuant to the Columbia Omnibus Settlement, the Intercompany Claims

shall be settled and discharged in full.

         The Class 5 Claims are unimpaired.

C.       TREATMENT OF ASSUMED CLAIMS

         1.      CLASS 6.1 - INDEMNITY CLAIMS

         Each Class 6.1 Claim shall be paid (i) if Allowed on the Effective

Date, in full in cash on the Effective Date, and (ii) if not then Allowed,

shall be assumed and paid in the ordinary course.

         Class 6.1 Claims are unimpaired.

         2.      CLASS 6.2 - PENSION CLAIMS

         On the Effective Date, Reorganized Columbia shall assume its obligations to the Retirement Plan, including all obligations imposed by

ERISA.  Class 6.2 Claims shall survive and be unaffected by the Plan.

         Class 6.2 Claims are unimpaired.

         3.      CLASS 6.3 - SHAWMUT GUARANTY CLAIM

         Columbia's secondary obligations to Shawmut Bank of Boston, N.A. shall be assumed and the Plan shall leave unaltered the legal, equitable and contractual rights to which Shawmut Bank of

Boston, N.A. is entitled under such obligations and nothing in the

Confirmation Order will affect such rights.

         The Class 6.3 Claim is unimpaired.

D.       TREATMENT OF CLASS 7 - OPT-OUT SECURITIES CLAIMS

         Holders of Class 7 Claims shall have their Securities Claims paid on the Effective Date, if then Allowed, or if not then Allowed, within thirty days from the date such Claims become Allowed, in Common Stock (valued for such purposes at the Stock Value as of the date of distribution) or, at

Reorganized Columbia's discretion, in cash or in any combination of the foregoing.

         In order to preserve any Securities Claim it may have against

Columbia, each Holder of an Opt-out Securities Claim must execute an Opt-out

Form.  Submission of an Opt-out Form that does not indicate to the contrary,

will be deemed to be an election to preserve such Claim in the District Court sitting in bankruptcy.

         Columbia disputes and shall object to, and may seek the estimation of,

the Opt-out Securities Claims and Holders of such Claims shall litigate their

Securities Claims in the District Court sitting in bankruptcy.

         Class 7 Claims shall be deemed: (i) impaired if Columbia chooses to pay such Claims in whole or in part in Common Stock, and (ii) unimpaired if

Columbia chooses to pay such Claims solely in cash.

E.       TREATMENT OF CLASS 8 - INTERESTS IN COMMON STOCK

         All Holders of Class 8 Interests shall retain their outstanding shares of Common Stock. Class 8 Interests may be affected by the Plan as a result of the issuance of the DECS and the possible issuance of additional shares of Common Stock.

         Class 8 Interests are deemed impaired.

IV.      PROVISIONS GOVERNING DISTRIBUTIONS

A.       TRANSACTIONS ON THE EFFECTIVE DATE

         The following transfers and transactions shall take place on the

Effective Date:

         1.      Reorganized Columbia shall take or cause to be taken all

actions which are necessary or appropriate to effect:

         (a)  the filing with the Secretary of State of the State of Delaware of an amended and restated certificate of incorporation substantially in the form of Exhibit A and certificates of designation with respect to the New Preferred Stock and the DECS substantially in the form of

         Exhibits C and D, respectively;

         (b)     the issuance of shares of the New Preferred Stock and DECS under the Plan; and

         (c)  the issuance of the New Indenture Securities.

         2.      Reorganized Columbia shall enter into the New Indenture.

         3.      Reorganized Columbia shall enter into one or more Disbursing

Agent Agreements.

         4.      If not previously entered into, Reorganized Columbia shall enter into the Working Capital Facility and the Term Loan Facility unless

Columbia waives this condition to the Effective Date.

         5.      Reorganized Columbia shall make all cash payments required to be made under the Plan on the Effective Date to Holders of Allowed Claims

other than those Claims classified in Class 3.1 or Class 3.2.

         6.      Reorganized Columbia shall deliver to the appropriate

Disbursing Agent or Disbursing Agents all consideration required to be paid on the Effective Date to Holders of Allowed Claims in Class 3.1 and

Class 3.2.

         7.      The Disbursing Agent or Disbursing Agents shall make all

distributions required to be made, pursuant to the Plan, on the Effective Date to Holders of Allowed Claims in Class 3.1 and 3.2.

         8.      The Setoff Funds shall be distributed in accordance with the terms of the Setoff Order and the interest earned and accrued on the Setoff

Funds shall be distributed to Reorganized Columbia.

         9.      Reorganized Columbia shall adjust or replace the Kotaneelee

Escrow in accordance with the provisions of the Canada Sale Agreement.

         10.     A Stipulation of Dismissal With Prejudice of the Intercompany

Claims Litigation, which is conditioned only upon the completion of payment by

Reorganized TCO of all distributions payable on the effective date of the TCO

Plan (the "Stipulation of Dismissal With Prejudice") shall have been filed with and, if necessary, approved by the District Court.  To the extent not previously resolved, the Motion to Unseal Judicial Records, filed with the District Court by the customer's committee appointed in the TCO

Proceeding, shall not be dismissed.

         11.     The LESOP shall be terminated and the Common Stock held by the LESOP Thrift Plan Trustee in Fund E of the LESOP Trust shall be purchased by Reorganized Columbia in accordance with the terms of this Plan.

         12.     Columbia shall make all payments required to be made by

Columbia under the terms of the Stipulation of Settlement.

         13.     Reorganized Columbia shall take any and all further actions necessary or appropriate to effectuate the Plan.

B.       DISTRIBUTIONS ON UNCLASSIFIED CLAIMS AND CLAIMS IN CLASSES 1, 2 AND 6

         Except as otherwise provided under the Plan or pursuant to a Final

Order, (i) distributions to Holders of Unclassified Claims and Class 1, Class

2 and Class 6 Claims that are Allowed Claims as of the Effective Date will be made by Reorganized Columbia commencing on the Effective Date, in accordance with the treatment provided under the Plan for such Claims and (ii)

distributions to Holders of any such Claims that become Allowed after the

Effective Date will be made, in the case of Unclassified Claims and Class 6

Claims, to the extent not otherwise provided for in the Plan, in the ordinary course of business as such Claims become Allowed and, in the case of the remaining such Classes of Claims, within thirty days after the end of the

Calendar Quarter in which such Claims become Allowed.

C.       DISTRIBUTIONS ON CLASSES 3.1 AND 3.2 CLAIMS.

         1.      LEDGER CLOSING DATE

         As of the close of business on a date to be determined by Columbia and notice of which shall have been given to Holders as the Bankruptcy Court shall direct, which date shall not be less than ten nor more than thirty days prior to the Effective Date (the "Ledger Closing Date"), all transfer ledgers,

transfer books, registers and any other records maintained by the designated transfer agents in accordance with the Recordation Order with respect to ownership of the Borrowed Money Instruments and the Borrowed Money

Claims arising therefrom or in connection therewith shall be closed, and for purposes of the Plan, there shall be no further changes in the record holders of any Borrowed Money Instruments or any Borrowed Money Claim arising therefrom or in connection therewith on such ledgers, books, registers or records.  Columbia shall thereafter have no obligation to recognize any transfer of any Borrowed Money Instrument or any Borrowed Money Claim arising therefrom or in connection therewith but shall be entitled instead to recognize and deal with, for all purposes under the Plan, only those Persons that are Holders of Borrowed Money Instruments or any Borrowed Money Claim

arising therefrom or in connection therewith on the Ledger Closing Date, as reflected on such ledgers, books, registers or records.

         2.      SURRENDER OF INSTRUMENTS

         Each Holder of a Claim arising from or evidenced by a Bid Note, a

Debenture, any note issued pursuant to the $500 Million Loan Agreement and any note issued pursuant to the $750 Million

Loan Agreement (each, a "Surrender Instrument"), as a condition to the delivery to such Holder of the distributions to which it is entitled under the

Plan, shall be required to surrender the Surrender Instrument giving rise to or evidencing such Claim to the Person set forth opposite the name of such

Surrender Instrument in the table below (or to such other Person as may be designated by Columbia):

                          Surrender Instrument     Person

                          Bid Notes                Columbia

                          Debentures               Indenture Trustee

                          Notes issued pursuant    Bank Agent
                          to the $500 Million
                          Credit Agreement

                          Notes issued pursuant    Bank Agent
                          to the $750 Million
                          Credit Agreement

To the extent that such Holder is not the record holder of such relevant

Surrender Instrument as of the Ledger Closing Date, such Holder must deliver to the specified Person, together with the relevant Surrender Instrument,

documents reasonably satisfactory to Columbia evidencing succession of title from the record holder thereof.  In the event that any such Surrender

Instrument has been lost, destroyed, stolen or mutilated or in the event such

Surrender Instrument is not in the possession of the Holder of a Claim based on or evidenced by such Surrender Instrument, the Holder thereof may instead execute and deliver an affidavit of loss and indemnity with respect thereto in form that is customarily utilized for such purposes and that is reasonably satisfactory to Columbia, together with, if Columbia so requests, a bond in form and substance (including, without limitation, amount)

reasonably satisfactory to Columbia.  Until the relevant Surrender Instrument has been surrendered or the foregoing provisions of this Section IV.C.2 have been complied with with respect thereto, the distribution to be made under the

Plan to the Holder of any Claim based thereon or evidenced thereby shall not be so delivered to such Holder, and such Holder shall have no rights under, or with respect to, the New Indenture, the New Indenture Securities,

the New Preferred Stock or the DECS issuable to it or the cash payable to it under the Plan.

         Procedures concerning the surrender of Surrender Instruments shall be approved by order of the Bankruptcy Court and notice thereof shall be given to

Holders of Class 3.1 and Class 3.2 Claims prior to the Effective Date.

         3. CANCELLATION OF SURRENDER INSTRUMENTS AND TERMINATION OF DEBT OBLIGATIONS

         Promptly upon surrender of a Surrender Instrument in accordance with

Section IV.C.2, such Surrender Instrument, if not previously so delivered,

shall be delivered to Reorganized Columbia and canceled.

         As of the Effective Date, upon the delivery by Reorganized Columbia to the appropriate Disbursing Agent of all distributions to be made to Holders of

Allowed Claims in Classes 3.1 and 3.2, each of the Borrowed Money Instruments,

the $500 Million Credit Agreement, the $750 Million Credit Agreement, the 1961

Indenture,  the Rate Swap Agreement, the Commercial Paper Master Note

representing the Commercial Paper, the LESOP Indenture and any other instrument or document evidencing any Claim in Class 3.1 or Class 3.2 shall be terminated, deemed null and void and of no further force and effect and none of the Bank Agent, the Indenture Trustee, the LESOP Indenture Trustee

and the Holders or owners of the Borrowed Money Instruments shall have any further obligations thereunder, in each case except as may be otherwise provided for in any Disbursing Agent Agreement, and all Borrowed Money Claims

and all Claims arising pursuant to or in connection with the Borrowed Money

Instruments or any other document or instrument referred to in this paragraph shall be deemed satisfied and discharged, and the Holders thereof shall have no further rights against Columbia or Reorganized Columbia except that each

Holder of an Allowed Borrowed Money Claim shall have the right to receive from the applicable Disbursing Agent the consideration to which it is entitled under the Plan upon compliance by such Holder with the terms of the Plan.

         4.      DISTRIBUTIONS OF CASH, NEW DEBT INSTRUMENTS, PREFERRED STOCK
                 AND DECS

         On the Effective Date, Reorganized Columbia shall deliver to the appropriate Disbursing Agents, as agent for the Holders of Allowed Claims in

Class 3.1 and Class 3.2, (i) the Cash Consideration, if any, (ii) the cash required to pay Allowed Class 3.1 Claims, (iii) the cash necessary to make payments required in accordance with Section IV.C.5, (iv) one duly issued certificate, registered in the name of each of the appropriate Disbursing

Agents, for, in the aggregate, the number of shares of DECS to be issued under the Plan to Holders of Class 3.2 Claims, and (v) one duly issued certificate, registered in the name of each of the appropriate Disbursing Agents, for, in the aggregate, the number of shares of

Preferred Stock to be issued under the Plan to Holders of Class 3.2 Claims.

On the Effective Date, Reorganized Columbia shall deliver to The Depository

Trust Company or its nominee, for the account of the appropriate Disbursing

Agents, one or more duly issued and authenticated New Indenture Securities for each Issue to be issued under the Plan, payable to The Depository Trust

Company or its nominee.  On the Effective Date, or from time to time thereafter upon compliance with the provisions of Section IV.C.2 in the case of Claims arising from Surrender Instruments, the Disbursing Agent shall make all appropriate distributions of such consideration in accordance with the

Plan in respect of Allowed Class 3.1 Claims and Allowed Class 3.2 Claims.

         Distributions to Holders of Claims based on the Debentures, the $500

Million Credit Agreement and the $750 Million Credit Agreement may be affected by the exercise of any lien rights by the Indenture Trustee and the Bank

Agent, respectively, to satisfy the payment of any legal fees they may have incurred in connection with the Reorganization Case.  Columbia takes no position with respect to the enforceability of any such lien rights and reserves its right to contest the same.  Columbia further reserves its right to select any appropriate Disbursing Agents, other than the Indenture Trustee or the Bank Agent, in which event it is possible that no proceeds may be received by
the Trustee or the Bank Agent to which their respective liens, if any, could attach.

         5. CASH IN LIEU OF FRACTIONAL SHARES; ROUNDING OF NEW INDENTURE SECURITIES

                 (a)      Fractional shares of New Preferred Stock or DECS will

not be issued or distributed.  Any Holder of an Allowed Class 3.2 Claim entitled, but for this provision, to receive a fractional share of New

Preferred Stock or DECS, shall, in lieu thereof, be paid cash in an amount equal to the Liquidation Value of such fractional share.

                 (b)      New Indenture Securities shall be issued only in

denominations of $1,000 or integral multiples thereof.

         Any Holder of an Allowed Class 3.2 Claim entitled as a result of the treatment of Claims as provided in Section III.B.3.b, to receive New Indenture

Securities aggregating less than $70,000 in principal amount shall receive (i)

First Issue Securities to the extent of that portion of its entitlement that is an integral multiple of $1,000 and (ii) cash or a First Issue Security for the balance, as described below.  Any Holder of an Allowed Class 3.2 Claim entitled to receive New Indenture Securities aggregating $70,000 or more in principal amount shall receive (i) for such portion of its entitlement that is an integral multiple of $7,000, equal principal amounts of each Issue of New

Indenture Securities, (ii) for so much of the balance of its entitlement that is an integral multiple of $1,000, First Issue Securities and (iii) for the balance of its entitlement, cash or a First Issue Security, as described below.

         If the amount to be paid pursuant to clause (ii) of the first sentence or clause (iii) of the second sentence of the preceding paragraph (a) is $500 or less, such amount shall be paid in cash or (b) is more than $500, such amount shall be paid, at Reorganized Columbia's option, in cash or by the issuance of a First Issue Security in the principal amount of $1,000, in which latter case Reorganized Columbia shall deduct from the Cash Consideration, if any, to which such Holder is entitled, the amount by which $1,000 exceeds the amount required to be paid to such holder under such clause (ii) or (iii).

D.       REORGANIZED COLUMBIA OR THIRD PARTY AS DISBURSING AGENT FOR CLAIMS

         Reorganized Columbia, as Disbursing Agent, or such third-party

Disbursing Agent as Reorganized Columbia may in its sole discretion employ,

shall make all distributions required in respect of Claims under the Plan.

Each such Disbursing Agent shall serve without bond, and such third-party

Disbursing Agent shall be entitled to receive from Reorganized Columbia,

without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable and necessary out-of-pocket expenses incurred in connection with such services, on terms acceptable to Reorganized Columbia.

E.       COSTS OF DISTRIBUTION

         Reorganized Columbia shall bear all costs associated with the effectuation of the Plan, including but not limited to all costs of distributions to Holders of Allowed Claims and the fees and expenses of the Disbursing Agents in accordance with the respective

Disbursing Agent Agreements.

F.       DELIVERY OF DISTRIBUTIONS; UNCLAIMED DISTRIBUTIONS

         1.      DELIVERY OF DISTRIBUTIONS IN GENERAL

         Distributions to each Holder of an Allowed Unclassified Claim or a

Class 1 Claim, Class 2 Claim, Class 6.1 Claim or Class 7 Claim shall be made

(i) at the address set forth on the proof of claim or any amendment thereto

Filed by such Holder, (ii) in lieu of the address set forth in clause (i), at the address set forth in any written notice of address change received by the relevant Disbursing Agent after the Effective Date or (iii) at the address of such Holder reflected in the Schedule of Liabilities if no proof of claim has been Filed and the relevant Disbursing Agent has not received a written notice of a change of address.  Distributions to Holders of Allowed Class 3.1 Claims

and Allowed Class 3.2 Claims shall be sent to the Persons at the addresses set forth in the records of the appropriate designated transfer agent maintained in accordance with the Recordation Order, provided, however, that New

Indenture Securities that are to be issued in non-certificated form shall be credited by The Depository Trust Company to the accounts of its participants for the benefit of the Persons entitled thereto pursuant to the Plan, in accordance with the procedures of The Depository Trust Company and the instructions of the appropriate Disbursing Agent.

         2.      UNCLAIMED DISTRIBUTIONS

         An Unclaimed Distribution shall be (A) any distribution made to the

Holder of an Allowed Claim pursuant to the Plan including, in the case of any check or other instrument, the proceeds thereof, that (i)

is returned to Reorganized Columbia or the applicable Disbursing Agent as undeliverable or because delivery thereof is not accepted or (ii) in the case of a distribution made in the form of a check, is not presented for payment within six months after it is sent to the payee thereof, and (B) any distribution to be made to the Holder of an Allowed Claim pursuant to the Plan in respect of a Surrender Instrument if such Surrender Instrument is not surrendered to the appropriate Person in accordance with Section IV.C.2 or the provisions of Section IV.C.2 are not otherwise complied with within six months after the Effective Date.

         Any Unclaimed Distribution in the form of cash shall, until such time as such Unclaimed Distribution becomes deliverable, be paid over by the appropriate Disbursing Agent to Reorganized Columbia, which shall hold such cash and may commingle it with its other funds.  Unclaimed Distributions in the form of the New Indenture Securities, New Preferred Stock or DECS shall be held by the applicable Disbursing Agent (through The Depository Trust Company in the case of New Indenture Securities that are to be issued in non-

certificated form).  Notwithstanding any provision herein to the contrary, any

Holder of an Allowed Claim that does not claim an Unclaimed Distribution within the later of five years after the Confirmation Date or two years after a payment was tendered to satisfy such Allowed Claim shall not participate in any further distributions under the Plan and shall be forever barred from asserting any such Claim against Reorganized Columbia or its property. At the end of such five year period, the Unclaimed

Distributions consisting of New Indenture Securities, New Preferred Stock,

DECS and any dividends, interest and other property received in exchange for or in respect of such New Indenture Securities, New Preferred Stock or DECS shall be delivered (if not already delivered) by the Disbursing Agent (through

The Depository Trust Company in the case of New Indenture Securities that are to be issued in non-certificated form) to Reorganized Columbia which shall retain the same as its property, free of any restrictions, and may cancel any such New Indenture Securities, New Preferred Stock or DECS.  Any cash held by any Disbursing Agent in respect of such Claims shall be delivered by such

Disbursing Agent to Reorganized Columbia and any such cash previously delivered to and being held by Reorganized Columbia shall be the property of

Reorganized Columbia, free of any restrictions.  Nothing contained in the Plan shall require any Disbursing Agent or Reorganized Columbia to attempt to locate any Holder of an Allowed Claim other than by reviewing its own or

Reorganized Columbia's records or the records maintained in accordance with the Recordation Order.

G.       MEANS OF CASH PAYMENTS

         Cash payments made pursuant to the Plan shall be in United States dollars by check drawn on a domestic bank selected by the Disbursing Agent making such payment, or, at the option of such Disbursing Agent, by wire transfer from a domestic bank; provided, however, that cash payments to foreign creditors, if any, may be made, at the option of such Disbursing

Agent, in such
funds and by such means as are necessary or customary in a particular foreign jurisdiction.  All foreign currency costs and wire transfer costs incurred in making distributions to any Holder of a Claim pursuant to the Plan shall be for the account of such Holder.

H.       SETOFFS

         Reorganized Columbia may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, the claims, rights and causes of action of any nature that Columbia or Reorganized

Columbia may hold against the Holder of such Allowed Claim; provided, however,

that neither the failure to effect such a setoff nor the allowance of any

Claim hereunder shall constitute a waiver or release by Columbia or

Reorganized Columbia of any such claim, right or cause of action that Columbia or Reorganized Columbia may possess against such Holder.

         On the Effective Date, Morgan Guaranty Trust Company of New York

shall, in accordance with the terms of the Setoff Order, deliver the Setoff

Funds to the Disbursing Agent which shall distribute such Setoff Funds to

Holders of Allowed Class 3.1 Claims and Allowed Class 3.2 Claims that arise by virtue of the $500 Million Credit Agreement (other than the Auction Note Debt)

and the $750 Million Credit Agreement in partial satisfaction of their Claims.

The remaining amount of each of the Claims arising from the $500 Million

Credit Agreement and the $750 Million Credit Agreement shall be treated as a

Class 3.2 Claim or, if the principal amount of the Claim as of the Record Date

(after giving
effect to the foregoing reduction) is not greater than $20,000, as a Class 3.1

Claim.

         In accordance with the provisions of the Setoff Order, interest earned and accrued on the Setoff Funds shall be distributed by Morgan Guaranty Trust

Company of New York to Columbia on the Effective Date.

I.       EFFECTIVE DATE PAYMENTS OR DISTRIBUTIONS

         Any payment or distribution that is required under the Plan to be made on the Effective Date or other date, if made as soon as practicable thereafter, shall be deemed to have been made on the Effective Date or such other date, as applicable.  All cash distributions required to be made pursuant to the Plan shall be deemed to have been made upon the mailing of a check or transmission of a wire transfer by Columbia or Reorganized Columbia to the Disbursing Agent, as agent for the Holder of the Allowed Claim entitled to such distribution.  Any Holder of an Allowed Claim entitled to post-

petition interest in accordance with the Plan shall receive such post-petition interest on the cash portion of the distribution to which it is entitled, in an amount calculated consistent with the relevant paragraph of Exhibit G or as otherwise provided in the Plan, from the Petition Date to and including the day before the date of distribution of the cash payments made with respect to such Claim, provided, however, that with respect to Allowed Claims in respect of a Surrender Instrument which has not been surrendered to the appropriate

Person in accordance with Section IV.C.2 or the provisions of Section IV.C.2 are not otherwise complied with,
such post-petition interest shall cease to accrue as of the day before the

Effective Date.

J.       LIMIT ON DISTRIBUTIONS

         Anything to the contrary contained in the Plan notwithstanding, no

Holder of a Claim shall receive under the Plan more than the Allowed amount of such Claim, together with any post-petition interest to which such Holder may be entitled pursuant to the Plan or any order of the Bankruptcy Court.  All payments and distributions to be made under the Plan shall be made without interest, penalty or late charge arising subsequent to the Petition Date,

except as expressly provided by the Plan or by Final Order.

K. CONTINUATION OF CERTAIN RETIREMENT, WORKERS' COMPENSATION AND LONG-TERM DISABILITY BENEFITS

         Notwithstanding anything to the contrary herein contained, all employee and retiree benefit plans or programs in existence as of the Petition

Date (other than the LESOP) shall continue after the Effective Date.

V.       MEANS FOR IMPLEMENTATION OF THE PLAN

A.       CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED
         COLUMBIA

         Columbia shall continue to exist after the Effective Date as

Reorganized Columbia, a Delaware corporation, with all the rights and powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under

Delaware law, subject to the terms and provisions of this Plan and the

Confirmation Order.

Except as otherwise provided in the Plan, on or after the Effective Date, all property of the Estate, and any property and assets acquired by Columbia or

Reorganized Columbia under any provisions of the Plan, shall vest in

Reorganized Columbia, free and clear of any and all Claims, liens, charges and other encumbrances.  On and after the Effective Date, Reorganized Columbia may operate its business and may use, acquire and dispose of property or assets and compromise or settle any claims against it without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or

Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.  Without limiting the foregoing, Reorganized

Columbia may pay the charges that it incurs on or after the Effective Date for professional fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

B.       CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS

         1.      CERTIFICATE OF INCORPORATION

         On the Effective Date, the certificate of incorporation of Reorganized

Columbia shall be amended and restated to read in its entirety as set forth in

Exhibit A.  The certificate of incorporation as so amended shall, among other things, prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code.  After the Effective

Date, Reorganized Columbia may further amend and restate its certificate of incorporation or by-laws as permitted by the Delaware General Corporation Law.

         2.      DIRECTORS AND OFFICERS OF REORGANIZED COLUMBIA

         Those persons serving as the directors and officers of Columbia as of the date hereof will, subject to changes in the ordinary course of business,

continue to serve in their same capacities on behalf of Reorganized Columbia after Confirmation.

         3.      CORPORATE ACTION

         Upon the Effective Date, adoption by Reorganized Columbia of an amended and restated certificate of incorporation and the other matters contemplated by or provided for under the Plan involving the corporate structure of Columbia or Reorganized Columbia or corporate action to be taken by or required of either Columbia or Reorganized Columbia shall be deemed to have occurred and be effective and all actions required or contemplated in order to consummate the Plan shall be authorized and approved in all respects without any requirement of further action by Stockholders or directors of

Columbia or Reorganized Columbia.

         4.      VOTING SECURITIES

         The New Preferred Stock and the DECS shall be deemed voting securities for purposes of section 1123(a) of the Bankruptcy Code but shall not be deemed voting securities for purposes of the HCA.

C.       PRESERVATION OF RIGHTS OF ACTION

         Except as provided elsewhere in the Plan or in any contract,

instrument, release, indenture or other agreement or document entered into or created in connection with the Plan, in accordance with section 1123(b) of the

Bankruptcy Code, Reorganized Columbia shall retain and may enforce any claims, rights and causes of action that either Columbia or its Estate may hold against any Person and shall retain the right to prosecute all adversary proceedings asserting Avoidance Claims that are pending before the Bankruptcy

Court as of the Effective Date.  All other Avoidance Claims will be released.

All Intercompany Claims shall be settled and released as of the Effective Date pursuant to the Stipulation of Dismissal With Prejudice.  Reorganized Columbia

and its successors and assigns may pursue such retained claims, rights or causes of action, as appropriate, in accordance with the best interests of

Reorganized Columbia.

D.       RELEASE OF LIENS

         Except as otherwise provided in the Plan or in any contract,

instrument, release, indenture or other agreement or document created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property or assets of the

Estate shall be deemed discharged and satisfied, and all the right, title and interest of any holder of any such mortgage, deed of trust, lien or other security interest shall revert to Reorganized Columbia and its successors and assigns.

E.       COLUMBIA'S FUNDING OBLIGATIONS

         Columbia and Reorganized Columbia shall be obligated, but only to the extent expressly set forth herein, to fund all distributions required to be made under the Plan, on the Effective Date or otherwise, and in accordance with the provisions of the Plan, including but not limited to, (i) required distributions to the Holders of Claims on or after the Effective Date and (ii) distributions in respect of those obligations expressly assumed by

Reorganized Columbia under the Plan.

F.       DERIVATIVE CLAIMS

         The claims alleged in the Derivative Actions are property of the

Estate under section 541 of the Bankruptcy Code.  Consistent with the determination of the Special Litigation Committee of Columbia's Board of

Directors and for good and valuable consideration, including the benefits of the Plan and the agreement of Columbia's primary D&O Insurance carrier to contribute its share of the Settlement Fund, and in order to facilitate the expeditious reorganization of the Debtor: (i) on or after the Effective Date,

as soon as practicable after Columbia or Reorganized Columbia and each defendant in the Derivative Action have executed and delivered to Columbia a

Mutual Release, the Derivative Action shall have be dismissed as to each such defendant, with prejudice and without costs, and Columbia shall be authorized and empowered to take whatever actions may be necessary or appropriate, and to execute, deliver and file in all courts in which the Derivative Action is pending, documents and instruments in order to fully implement and effectuate the dismissal of the Derivative Action as to such defendants provided for herein; (ii) all named plaintiffs seeking recovery in the Derivative Action and their respective attorneys, servants, agents and representatives shall thenceforth be permanently enjoined, stayed and restrained from pursuing or prosecuting the Derivative Action against any and all Persons as to whom claims were dismissed pursuant to the preceding clause (i); (iii) the D&O

Insurance carriers shall be released from their policy obligations in respect of the subject matters of the Class Action and the Derivative Action; (iv)

Reorganized Columbia shall enter into the Hold Harmless Agreement; and (v)

Reorganized Columbia shall enter into the Undertaking.

         If the Stipulation of Settlement is not approved or is terminated,

then: (i) the Special Litigation Committee of the Columbia Board of Directors

shall determine whether the continued conduct of the Derivative Action is in the best interests of Columbia, which determination shall be binding on the

Board; (ii) the Plan shall be amended to describe such determination and provide for the treatment of the purported derivative claims arising from such

Derivative Action; and (iii) Columbia shall not enter into the Hold Harmless

Agreement, the Undertaking or the Mutual Release.

G.       COLUMBIA OMNIBUS SETTLEMENT

         Pursuant to the TCO Plan, Reorganized TCO, with the consent of

Columbia, may opt to make a portion of certain payments to Class 3.3 and Class

3.4 claimants under the TCO Plan in the form of shares of Common Stock.  If such option is elected and consented to by Columbia, Reorganized Columbia shall authorize the issuance of and issue such shares of Common Stock as may be necessary to fulfill Reorganized TCO's obligations arising from the exercise of such option and make such shares of Common Stock available to

Reorganized TCO by (i) selling such shares to

Reorganized TCO for cash, in exchange for indebtedness or partly for cash and partly in exchange for indebtedness or (ii) as otherwise determined by

Columbia.

         Columbia and Reorganized Columbia shall be bound by the provisions of the Columbia Customer Guaranty and the Columbia Guaranty.  Notwithstanding any

other provisions to the contrary, the Columbia Customer Guaranty and the

Columbia Guaranty shall survive from Confirmation of the Plan until the TCO

Plan is fully consummated.

H.       LESOP CLAIMS

         On the Effective Date, the LESOP shall be terminated and Reorganized

Columbia, in accordance with the terms of the LESOP Trust, shall purchase the shares of Common Stock held by the LESOP Thrift Plan Trustee in Fund E of the

LESOP Trust for cash at a price per share equal to the Stock Value as of the

Effective Date.  Such cash purchase price shall be delivered by Columbia to the LESOP Indenture Trustee.

         As part of the Confirmation of this Plan, the Bankruptcy Court shall approve the settlement of the LESOP Action between Columbia and the LESOP

Indenture Trustee (the "LESOP Action Settlement").  Pursuant to the LESOP

Action Settlement, (i) the LESOP Indenture Trustee shall have an Allowed

Administrative Claim, in an amount not to exceed $300,000 (the "LESOP

Indenture Trustee Claim Amount"), for the LESOP Indenture Trustee's fees and expenses payable in accordance with the LESOP Indenture, and (ii) the cash purchase price derived from the purchase of the shares of the Common Stock, as set forth in the preceding
paragraph, shall be paid to the Holders of the LESOP Debentures, pro rata, on account of: (a) unpaid principal and (b) unpaid interest, continuing to and including the day prior to the Effective Date (including interest on overdue principal and on overdue installments of interest), computed at the rate of

9.875% per annum provided for pursuant to the provisions of the LESOP

Indenture.  Such payment shall be credited ratably, without preference or priority of any kind, to the amounts due and payable on the LESOP Debentures for principal and interest so calculated, respectively.  In computing interest pursuant to clause (ii) of this paragraph, the methodology (but not the interest rate) shall be the same as the methodology set forth in paragraph

(ix) (pertaining to LESOP Claims) of Exhibit G.  The remaining principal balance of each LESOP Debenture shall be used to recompute the total amount of interest due and owing thereon, in accordance with Exhibit G.

         The sum of such remaining principal balance, and interest thereon calculated in accordance with the methodology of and the interest rate provided in paragraph (ix) (pertaining to LESOP Claims) of Exhibit G shall be treated as a Claim arising from the LESOP Guaranty.  Any such Claim of a

Holder of a LESOP Guaranty Claim shall be treated as a Class 3.2 Claim or, if the principal amount of such Claim as of the Record Date (after giving effect to the foregoing reduction) is not greater than $20,000, as a Class 3.1 Claim.

         Pursuant to the LESOP Action Settlement, the LESOP Indenture Trustee

shall waive all Claims for fees and expenses in excess of the LESOP Indenture

Trustee Claim Amount.

         As of the Effective Date, in consideration of the treatment of the

Claim of the LESOP Indenture Trustee for fees and expenses and the treatment of the Claims arising under the LESOP Debentures and the LESOP Guaranty pursuant to the LESOP Action Settlement, and conditioned on the ultimate treatment of such Claims in this manner, the LESOP Action shall be deemed dismissed and the LESOP Action Claims shall be discharged, each with prejudice.

I.       CLASS ACTION SETTLEMENT

         As of the Effective Date, Columbia's settlement of the Class Action shall become effective in accordance with the terms of the Stipulation of

Settlement and Columbia shall be authorized to perform and shall perform its obligations under the Stipulation of Settlement.

VI.      BAR DATES; PROCEDURES FOR ESTABLISHING ALLOWED CLAIMS
         AND FOR RESOLVING DISPUTED CLAIMS

A.       BAR DATE FOR OBJECTIONS TO NON-ADMINISTRATIVE CLAIMS

         Any non-Administrative Claim which was not Filed at least thirty days prior to the date of the hearing on the Disclosure Statement may be objected to by Columbia, Reorganized Columbia, the Equity Committee, or the Creditors'

Committee by the later of (i) the Effective Date or (ii) sixty days after a proof of claim with respect to such Claim has been Filed.  Any such Claim that has not been objected to on or prior to such date shall be an Allowed Claim in the appropriate Class.

B.       BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS

         1.      PROFESSIONAL CLAIMS

         Professionals or other Persons requesting compensation or

reimbursement of expenses pursuant to sections 330, 331 or 503(b) of the

Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 503(b)(4) of the Bankruptcy Code by any Professional or other Person for making a "substantial contribution" in the Reorganization Case) shall File and serve on Reorganized Columbia, the

U.S. Trustee and the Fee Examiner an application for final allowance of compensation and reimbursement of expenses within such time period as the

Bankruptcy Court shall fix in the Confirmation Order or in any other order,

provided, however, that any Professional or other Person that fails timely to

File an application for final allowance of compensation and reimbursement of expenses shall be forever barred from asserting such Claims against Columbia or Reorganized Columbia, Columbia and Reorganized Columbia

shall be discharged from such Claims and neither Columbia nor Reorganized

Columbia shall be obligated to pay such Claims; provided further, that any

Professional that is subject to the Administrative Fee Order or other such order of the Bankruptcy Court as of the Effective Date may continue to receive compensation and reimbursement of expenses as provided therein for services rendered before the Effective Date.  Objections to applications of

Professionals or other Persons for compensation or reimbursement of expenses must be Filed and served on Reorganized Columbia, the U.S. Trustee, the Fee

Examiner and the requesting party within such time period as the Bankruptcy

Court shall fix in the Confirmation Order or in any other order.  Payment of such Professional fees shall be subject to approval by the Bankruptcy Court following a hearing.  Nothing herein shall be deemed a consent of Columbia to the payment of any post-petition interest on any such compensation or reimbursement.

         2. BAR DATE FOR ADMINISTRATIVE CLAIMS ARISING FROM REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES

         Bar dates for Administrative Claims arising from the rejection of executory contracts or unexpired leases shall be established as set forth in

Section VII.C.

         3.      NON-ORDINARY COURSE ADMINISTRATIVE CLAIMS

         Columbia shall file a motion seeking an order of the Bankruptcy Court establishing sixty (60) days after the

Confirmation Date as the bar date for the Filing of any motion seeking allowance of an Administrative Claim excluding any:

                 (a)      Administrative Claims of Professionals and other

                 entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered before the

                 Effective Date,

                 (b)      Post-Petition Operational Claims,

                 (c)      Assumed Executory Contract Claims,

                 (d)      U.S. Trustee Fee Claims, and

                 (e)      contingent indemnification Claims of officers,

                 directors, employees and agents of Columbia or its

                 subsidiaries, including TCO.

C.       AUTHORITY TO PROSECUTE OBJECTIONS

         Subject to any objections to applications made in accordance with this

Section VI or Section VII.C, after the Effective Date, only Reorganized

Columbia shall have the authority to File objections, and to settle,

compromise, withdraw and/or litigate to judgment objections to Claims Filed by it, upon notice to the party that had made the Claim and subject to the approval of the Bankruptcy Court.  Reorganized Columbia shall File all such objections to Claims by the date which is one hundred twenty days after the

Effective Date.

VII.     TREATMENT OF EXECUTORY CONTRACTS AND
         UNEXPIRED LEASES; ADDITIONAL BAR DATES

A.       GENERAL

         Except as otherwise provided in the Plan or in any contract,

instrument, release, indenture, or other agreement or document entered into in connection with the Plan, on the Effective Date (i) all of Columbia's executory contracts not expressly assumed or rejected by order of the

Bankruptcy Court as of the Confirmation Date and that are listed on Exhibit E shall be assumed or rejected or otherwise dealt with as set forth in Exhibit E and (ii) all other executory contracts not expressly rejected shall be assumed.  For the purposes of this Plan, the Indemnity Agreements shall constitute non-executory contracts.

B.       PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED
         LEASES

         Any monetary amounts by which any executory contract or unexpired lease to be assumed pursuant to the Plan is in default will be satisfied,

pursuant to section 1123(a)(5)(G) of the Bankruptcy Code, by payment of the defaulted amount, together with such post-petition interest as may be due with respect thereto, in cash on the Effective Date or on such other terms as are agreed to by Columbia and the parties to such executory contract or unexpired lease.  In the event of a dispute regarding (i) the amount of any cure payments, (ii) the ability of Reorganized Columbia to provide "adequate assurance of future performance" (within the meaning of section 365 of the

Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, the cure payments required by section 1123(a)(5)(G) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

C.       BAR DATE FOR REJECTION DAMAGES

         If the rejection of an executory contract or unexpired lease pursuant to the Plan or the Confirmation Order gives rise to an unsecured Claim or

Administrative Claim by the other party or parties to such contract or lease,

such Claim will be forever barred and will not be enforceable against

Columbia, Reorganized Columbia or its successors or assigns, or the properties of any of them, unless, with respect to an Administrative Claim, a request for payment, or, with respect to any other Claim, a proof of claim is Filed and served on Reorganized Columbia within the later of (i) the time period established by the Bankruptcy Court in its Final Order authorizing such rejection or (ii) thirty days after the Effective Date.  Objections to any request for payment or proof of Claim shall be filed not later than sixty days after the Effective Date.

D. EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER THE PETITION DATE

         Executory contracts and unexpired leases entered into and other obligations incurred by Columbia after the Petition Date (unless the

Bankruptcy Court has entered an order authorizing rejection of such contracts or leases) shall survive and remain unaffected by the Plan or entry of the

Confirmation Order.

VIII.    CONDITIONS PRECEDENT TO CONFIRMATION
         AND CONSUMMATION OF THE PLAN

A.       CONDITIONS TO CONFIRMATION

         The Bankruptcy Court shall not enter the Confirmation Order unless and until each of the following conditions has been satisfied or, to the extent permitted, duly waived by Columbia pursuant to Section VIII.C:

         1.      The Bankruptcy Court has entered or shall concurrently enter an order, pursuant to section 1129 of the Bankruptcy Code, confirming the TCO

Plan.

         2.      The Plan shall have been approved by the SEC under the HCA and the SEC shall also have approved all transactions contemplated by the TCO

Plan which require its approval.

         3.      There shall have been no material adverse change to

Columbia's business, properties, financial condition, results of operations or business prospects between the Plan Mailing Date and the Confirmation Date.

         4.      No material environmental liability Claim shall have been

Filed by any Person, including, without limitation, any state or federal environmental or regulatory agency, asserting actual or potential liability against Columbia or against any affiliate or predecessor of Columbia for which

Columbia may be liable, other than Claims Filed pursuant to consensual settlement agreements between Columbia and such state or federal environmental or regulatory agency or other governmental entity.

         5.      TCO and Columbia shall have received a ruling from the IRS,

in form and substance satisfactory to TCO and Columbia, to the effect that payments made by TCO under the TCO Plan that are attributable to the breach,

termination or rejection of gas
purchase contracts are deductible in the year paid by TCO for Federal income tax purposes.

         6.      The Plan shall not have been amended, modified, waived,

supplemented or withdrawn, in whole or in part, without (a) the prior consent of Columbia, after consultation with the Creditors' Committee and the Equity

Committee, and (b) the consent of the Creditors' Committee and the Equity

Committee to the extent required by the provisions of Section XII.B.2.

         7.   Each of Moody's Investors Service, Inc. and Standard & Poor's

Ratings Group shall have issued a provisional or similar rating to the effect that each Issue of the New Indenture Securities, upon its issuance in accordance with the Plan, shall be rated Investment Grade.

         8.      The District Court shall have entered or shall concurrently enter an order and a judgment approving the settlement of and dismissing the

Class Action pursuant to the Class Action Settlement Documents and such order shall not have been vacated, reversed or stayed.

B.       CONDITIONS TO EFFECTIVE DATE

         The Plan shall not be consummated and the Effective Date shall not occur unless and until each of the following conditions has been satisfied or,

to the extent permitted, duly waived by Columbia pursuant to Section VIII.C:

         1.      The Confirmation Order shall not have been vacated, reversed or stayed.

         2.      The Bankruptcy Court shall have confirmed the TCO Plan and the order with respect to such confirmation shall not have been vacated, reversed or stayed. The TCO Plan shall have become or shall concurrently become effective on terms consistent with the Plan and without any amendments to which Columbia shall not have consented.

         3.      The order of the SEC approving, under HCA, the Plan and all transactions contemplated by the TCO Plan which require its approval shall not have been vacated, reversed or stayed.

          4.      There shall have been no material adverse change to

Columbia's business, properties, financial condition, results of operations or business prospects between the Confirmation Date and the Effective Date.

         5.      Any condition to Confirmation described in Section VIII.A

that is waived by Columbia as permitted by Section VIII.C and that, at the time of such waiver, Columbia elects to have become a condition to the consummation of the Plan, shall have been satisfied or, if waivable, waived.

         6.      Reorganized Columbia shall have entered into the New

Indenture, the Working Capital Facility and the Term Loan Facility, each of such agreements shall be in effect and the full amount of each such Facility shall be available for borrowing by Reorganized Columbia.

         7.      The Stipulation of Dismissal With Prejudice shall have been filed with and, if necessary, approved by the District Court.

         8.      Each of Moody's Investors Service, Inc. and Standard & Poor's

Rating Group shall have confirmed that each Issue of the New Indenture

Securities, upon its issuance in accordance with the Plan, shall be rated Investment Grade, and neither of those rating agencies shall have put Columbia on "credit watch" with negative implications.

         9.      The Effective Date shall occur on or before June 28, 1996.

C.       WAIVER OF CONDITIONS TO CONFIRMATION OR EFFECTIVE DATE

         Each of the conditions set forth in Sections VIII.A and VIII.B may be waived in whole or in part by Columbia at any time in its discretion, provided that (i) the condition numbered 2 in Section VIII.A may be waived as a condition to the Confirmation Date only if Columbia elects to have such condition become a condition to the Effective Date and may not be waived as a condition to the Effective Date, (ii) the conditions numbered 4, 5 and 8 in

Section VIII.A may be waived as conditions to the Confirmation Date only if

Columbia elects to have such conditions become conditions to the Effective

Date, (iii) the condition numbered 7 in Section VIII.A and the conditions numbered 8 and 9 in Section VIII.B may be waived or modified by Columbia only with the consent of the Equity Committee and the Creditors' Committee, (iv)

the condition numbered 6 in Section VIII.A, to the extent such condition requires consultation with the Creditors' Committee and the Equity Committee,

may not be waived without consulting with the Creditors' Committee and the

Equity Committee and, to the extent such condition requires the consent of the

Creditors' Committee and the Equity Committee, may not be waived without the consent of the Creditors' Committee and the Equity Committee, and (v) none of the conditions set forth in Sections

VIII.A and VIII.B may be waived without the Equity Committee and the

Creditors' Committee having been given prior notice thereof and an opportunity to be heard.  To be effective, any such waiver and consent must be in writing and Filed and served upon each of the appropriate parties.  If condition numbered 5 in Section VIII.A has not been satisfied by December 15, 1995, then

Columbia and TCO shall, by December 31, 1995, either (a) waive such condition to Confirmation and/or the Effective Date, as appropriate, or (b) refuse to waive such condition, in which case, if the Initial Accepting Producer

Settlement Agreement set forth in the TCO Plan terminates, Columbia may revoke the Plan.  The failure of a condition to have been satisfied may be asserted by Columbia regardless of the circumstances giving rise to such failure

(including any action or inaction by Columbia or TCO).  Columbia's failure to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right shall be deemed an ongoing right, which may be asserted at any time.

D.       EFFECT OF NON-OCCURRENCE OF CONDITIONS TO EFFECTIVE DATE

         Each of the conditions to the Effective Date set forth in the Plan must be satisfied or duly waived by Columbia or other appropriate parties in accordance with the Plan by June 28, 1996.  If the Confirmation Order is

vacated, whether prior to or subsequent to the Effective Date, the Plan,

including the discharge of Claims pursuant to section 1141 of the Bankruptcy

Code, and the assumptions or rejections of executory contracts or unexpired leases pursuant to Section VII.A, unless modified, supplemented or amended in accordance with the provisions of Chapter 11 of the

Bankruptcy Code so that the Confirmation Order is reinstated or a new

Confirmation Order is entered, shall be null and void ab initio in all respects.  In the event the Confirmation Order is so vacated, nothing contained in the Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interests in, Columbia or TCO, (ii) prejudice in any manner the rights of Columbia or TCO or (iii) constitute an admission against

Columbia or TCO.

E.       FAILURE OF PLAN TO BECOME EFFECTIVE

         In the event that any of the conditions set forth in Section VIII.B hereof do not occur by June 28, 1996 and are not timely waived in accordance with Section VIII.C hereof, Columbia shall have the right to withdraw the Plan and the Plan, including the discharge of Claims and all settlements of Claims in connection with the Plan, shall be null and void in all respects without any further action by any party or approval by the Bankruptcy Court or any other court and nothing contained in the Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interests in, Columbia,

(ii) prejudice in any manner the rights of Columbia or any of the Creditors or

(iii) constitute an admission against Columbia or any of the Creditors.

IX.      CONFIRMABILITY AND SEVERABILITY
         OF THE PLAN AND CRAMDOWN

A.       CONFIRMABILITY AND SEVERABILITY OF THE PLAN

         Columbia and the Plan must satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.  Subject to

Section XII.B hereof, Columbia reserves the right, in its sole discretion, to modify, revoke, supplement or withdraw the Plan, in whole or in part.  Subject to Section XII.B hereof, a determination by the Bankruptcy Court that the Plan is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect Columbia's ability to modify or supplement the Plan to satisfy the confirmation requirements of said section 1129.

B.       CRAMDOWN

         Columbia reserves the right to seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code if any impaired Class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code.

X.       DISCHARGE, RELEASES, SETTLEMENT OF CLAIMS AND INJUNCTION

A.       DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

         Except as otherwise expressly provided in the Plan or in the

Confirmation Order, the Confirmation Order operates as a discharge, pursuant to section 1141(d) of the Bankruptcy Code, as of the Effective Date, of all

debts of, Claims against and Interests in Columbia that arose prior to the

Confirmation Date including, without limitation, any Claims for interest accrued on Claims from the Petition Date.  Without limiting the generality of the foregoing, on the Effective Date, Columbia shall be discharged from any debt that arose prior to the Confirmation Date and from all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a
proof of Claim based on such debt was Filed pursuant to section 501 of the

Bankruptcy Code, (ii) a Claim based on such debt is an Allowed Claim pursuant to section 502 of the Bankruptcy Code or (iii) the Holder of a Claim based on such debt has voted to accept the Plan.

         As of the Confirmation Date, except as otherwise specifically provided in the Plan or Confirmation Order, all Persons shall be precluded from asserting against Columbia, Reorganized Columbia, or their respective successors or assigns, or the properties of any of them, any other or further

Claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.  In accordance with the foregoing, except as specifically provided in the Plan or Confirmation Order,

the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against Columbia, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against Columbia at any time, to the extent that such judgment relates to a discharged Claim.

         Nothing contained in the Plan or the Confirmation Order shall be construed as discharging, releasing or relieving Columbia, Reorganized

Columbia, or any other party, in any capacity, from any liability with respect to the Retirement Plan to which such party is subject under any law or regulatory provision.  Notwithstanding the foregoing, nothing contained in the

Plan shall preclude Reorganized Columbia from exercising its right to amend, modify, or terminate the Retirement Plan following the

Effective Date in accordance with then existing provisions of applicable law.

         Except as otherwise provided, Columbia's obligations incurred pursuant to the Columbia Omnibus Settlement shall survive the entry of the Confirmation

Order and shall remain extant until the entry of a final decree by the

Bankruptcy Court concluding the Reorganization Case.

B.       INJUNCTION

         As of the Confirmation Date, except as provided in the Plan or the

Confirmation Order, all Persons that have held, currently hold or may hold a

Claim or other debt or liability that is discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities, other than actions brought to enforce any rights or obligations under the Plan:  (i)

commencing or continuing in any manner any action or other proceeding against

Columbia, Reorganized Columbia or their respective properties; (ii) enforcing,

attaching, collecting or recovering in any manner any judgment, award, decree or order against Columbia, Reorganized Columbia or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against Columbia, Reorganized Columbia or their respective properties; (iv)

asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to Columbia, Reorganized Columbia or their respective properties; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

         As noted in Section X.A, nothing in the Plan or the Confirmation Order shall be construed as discharging, releasing or relieving Columbia,

Reorganized Columbia or any other party, in any capacity, from any liability with respect to the Retirement Plan to which such party is subject under any law or regulatory provision.  Accordingly, nothing contained in the Plan or the Confirmation Order shall be construed as enjoining the PBGC or the

Retirement Plan from enforcing any liability with respect to the Retirement

Plan to which such party is subject under any law or regulatory provision as a result of the Plan's or the Confirmation Order's provisions concerning the discharge, release and settlement of Claims.  Notwithstanding the foregoing,

nothing contained in the Plan shall preclude Reorganized Columbia from exercising its right to amend, modify or terminate the Retirement Plan in accordance with applicable law.

C.       LIMITATION OF LIABILITY

         Columbia, Reorganized Columbia, their affiliates and their respective directors, officers, employees, agents, representatives and Professionals

(acting in such capacity), and the Creditors' Committee, the Equity Committee

and their respective members, their agents and Professionals (acting in such capacity), and their respective heirs, executors, administrators, successors and assigns and the Equity Committee's invitees (including their professionals), shall neither have nor
incur any liability to any Person for any act taken or omitted to be taken in good faith in connection with or related to the formulation, preparation,

dissemination, implementation, confirmation or consummation of the Plan, the

Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or the offer, issuance, sale or purchase of securities to be issued under the Plan, or any other act taken or omitted to be taken in connection with the Plan or the Reorganization Case, provided,

however, that the foregoing provisions of this Section X.C shall have no effect on the liability of any Person that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct, and,

provided further, that the foregoing provisions of this Section X.C shall not limit the liability of any Person for any violation of securities laws except to the extent that such Person (x) would not be liable for such violation under section 1125(e) of the Bankruptcy Code or (y) would be exempt from any compliance with such laws pursuant to section 1145 of the Bankruptcy Code.

D.       RELEASES

         On the Effective Date, Columbia and Reorganized Columbia and all

Holders of Claims will release unconditionally and are hereby deemed to release unconditionally (a) each of Columbia's and Reorganized Columbia's officers, directors, shareholders, employees, consultants, financial advisors,

attorneys, accountants and other representatives, each of their respective successors, executors, administrators, heirs and assigns, (b) the Creditors'

Committee and, solely in their capacity as members or representatives of the

Creditors' Committee, each member, consultant, financial advisor, attorney,

accountant or other representative of the Creditors' Committee, and each of their respective successors, executors, administrators, heirs and assigns, (c)

the Equity Committee and, solely in their capacity as members, invitees or representatives of the Equity Committee, each member, invitee (including its professionals), consultant, financial advisor, attorney, accountant or other representative of the Equity Committee, and each of their respective successors, executors, administrators, heirs and assigns, (d) the Official

Committee of Unsecured Creditors and the Official Committee of Customers of

TCO appointed in the TCO Proceeding (collectively, the "TCO Committees") and,

solely in their capacity as members or representatives of the TCO Committees,

each member, consultant, financial advisor, attorney, accountant or other representative of the TCO Committees, each of their respective successors,

executors, administrators, heirs, and assigns and (e) TCO, Reorganized TCO,

CNR and each of their respective officers, directors, shareholders,

consultants, financial advisors, attorneys, accountants or other representatives, and each of their respective successors, executors,

administrators, heirs and assigns (the entities referred to in clauses (a),

(b), (c), (d) and (e) are collectively referred to as the "Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action or liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law,

equity or otherwise, based in whole or in part upon any act or omission,

transaction, event or other occurrence taking place on or prior to the

Effective Date in any way relating to the Releasees, Columbia, TCO, the TCO

Proceeding, the Reorganization Case, the TCO Plan or the Plan, including,

without limitation, the Intercompany Claims and all claims arising from or related to the transactions which are the subject of the Intercompany Claims as set forth in Section X.E (provided, however, that the release of such

Intercompany Claims shall not be effective unless and until the Stipulation of

Dismissal with Prejudice becomes effective pursuant to its terms) and the

Confirmation Order will enjoin the prosecution by any Person, whether directly, derivatively or otherwise, of any claim, debt, right, cause of action or liability which was or could have been asserted against the

Releasees, except as otherwise provided herein, provided, however, that, such releases shall not be effective as to (i) any claim for professional fees sought by any of the Releasees until such claim has been paid, satisfied or otherwise disposed of, (ii) any claim arising in the normal course of business after the Petition Date between Columbia's Creditors or Columbia and TCO until such claim has been paid, satisfied or otherwise disposed of, and (iii) any

Securities Action Claim until such Claim has been paid, satisfied or otherwise disposed of in accordance with the Stipulation of Settlement and this Plan.

Nothing in the foregoing release shall preclude any Holder of an Opt-out

Securities Claim from pursuing
any rights it may have in respect of the subject matter of the Class Action against the defendants in the Class Action, other than Columbia, in the federal courts.

         As noted in Section X.A, nothing in the Plan or the Confirmation Order shall be construed as discharging, releasing or relieving Columbia,

Reorganized Columbia or any other party, in any capacity, from any liability with respect to the Retirement Plan to which such party is subject under any law or regulatory provision.  Notwithstanding the foregoing, nothing contained in the Plan shall preclude Reorganized Columbia from exercising its right to amend, modify or terminate the Retirement Plan in accordance with applicable law.

E.       INTERCOMPANY CLAIMS

         As part of the Columbia Omnibus Settlement, which is incorporated herein, the Intercompany Claims Litigation is being settled upon confirmation of the TCO Plan.  A vote to accept the Plan shall constitute consent to the settlement of the Intercompany Claims Litigation.  On or prior to the

Effective Date, as set forth in Section IV.A and Section VIII.B, the

Stipulation of Dismissal With Prejudice shall have been Filed with and, if necessary, approved by the District Court.  As of the Effective Date, except for the prosecution of the Motion to Unseal Judicial Records, filed with the

District Court by the customer's committee appointed in the TCO Proceeding,

the Intercompany Claims and all claims arising from or related to the transactions which are the subject of the Intercompany Claims shall be settled and released in their entirety in accordance with Section X.D and the provisions of the TCO Plan.

XI.      RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Case after the Effective Date as is legally permissible, including jurisdiction to:

         1.      Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of, any Claim, including the resolution of any request for payment of any Administrative Claim, the resolution of any disputes concerning any Disbursing Agent Agreement and the resolution of any and all objections to the allowance or priority of Claims

(including the Opt-out Securities Claims) and of post-petition interest on such Claims (including any Administrative Claim and any Priority Tax Claim);

         2.      Grant or deny any application for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the

Plan, for periods ending on or before the Effective Date;

         3.      Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which Columbia is a party or with respect to which Columbia may be liable and to hear, determine and, if necessary, Allow any Claim arising therefrom;

         4.      Resolve any determinations which may be requested by Columbia or Reorganized Columbia of unpaid or potential tax liability or any matters relating thereto under sections 505 and 1146(d) of the Bankruptcy Code,

including tax liability or such related matters for any taxable year or portion thereof ending on or before the Effective Date;

         5.      Resolve any issues relating to distributions to Holders of

Allowed Claims pursuant to the provisions of the Plan, including the redemption or resetting of rates and other matters with respect to the DECS and the New Preferred Stock and assertion of set-off rights by or against

Columbia;

         6.      Decide or resolve any motions, adversary proceedings,

contested or litigated matters and any other matters and grant or deny any applications that may be pending on or commenced after the Effective Date,

that arise in or relate to the Reorganization Case or the Plan, including, any determination concerning the Allowed amount, if any, of the Opt-out Securities

Claims;

         7.      Enter such orders as may be necessary or appropriate to

implement or consummate the provisions of the Plan and all contracts,

instruments, releases, indentures and other agreements or documents created in connection with or referred to in the Plan or the Disclosure Statement;

         8.      Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any Person's obligations under or in connection with the Plan,

including determinations relating to the enforceability of the Columbia

Customer Guaranty and the Columbia Guaranty and any disputes regarding compensation for those post-Effective Date services referenced in Section

XII.A, except that such retention of jurisdiction shall not apply to any cases, controversies, suits or disputes that may arise in connection with FERC regulatory matters;

         9.      Modify the Plan before, on or after the Effective Date

pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure

Statement or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement,

or remedy any defect or omission or reconcile any inconsistency in any

Bankruptcy Court order, the Plan, the Disclosure Statement or any contract,

instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

         10.     Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation or enforcement of the Plan;

         11.     Enter and implement such orders as are necessary or

appropriate if the Confirmation Order is for any reason modified, stayed,

reversed, revoked or vacated and as may be necessary or appropriate between the Confirmation Date and the Effective Date;

         12.     Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, any Claim or any contract, instrument, release,

indenture or other agreement or document created in connection with the Plan or the Disclosure Statement, except as otherwise provided herein;

         13.     Resolve any disputes or any other matters relating to the

Securities Action Claims; and

         14.     Enter a final decree closing the Reorganization Case.

XII.     MISCELLANEOUS PROVISIONS

A.       DISSOLUTION OF THE CREDITORS' COMMITTEE AND THE EQUITY COMMITTEE

         The Creditors' Committee and the Equity Committee may continue in existence until the Effective Date for the principal purposes of participating in the reconciliation and resolution of Disputed Claims and in overseeing the implementation of the Plan, provided, however, that the Creditors' Committee may continue in existence after the Effective Date, and the Professionals retained by the Creditors' Committee may continue to be employed after the

Effective Date, to represent the Creditors' interests solely with respect to any redemption of the New Preferred Stock or the DECS or the resetting of the dividend rates of the New Preferred Stock and the DECS and the establishment of certain terms of the DECS, and shall be dissolved immediately following the conclusion of those events. The Creditors' Committee may, after the Effective

Date, in its discretion dissolve upon notice to Reorganized Columbia.

         The members of and the Professionals retained by the Creditors'

Committee shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date,

except for services performed by the Creditors' Committee and the

Professionals retained by the Creditors' Committee after the Effective Date as described in the preceding paragraph.

         The members of and the Professionals retained by each of the

Creditors' Committee and the Equity Committee are entitled to seek compensation or reimbursement of expenses for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective date or Filed and served after the Effective Date pursuant to Section VI.B.1.

         The members of and the Professionals retained by each of the

Creditors' Committee and the Equity Committee must, in order to receive compensation and reimbursement of expenses incurred with respect to services permitted after the Effective Date in accordance with this Section XII.A,

submit monthly bills to Reorganized Columbia for such services and Reorganized

Columbia shall pay all reasonable costs and expenses of the members of and the

Professionals retained by each of the Creditors' Committee and the Equity

Committee.  Any dispute regarding compensation for such post-Effective Date services shall be determined by the Bankruptcy Court.

         On the Effective Date, or such later date as provided herein, the

Creditors' Committee and Equity Committee shall dissolve and the members of those Committees, together with the invitees of the Equity Committee, as such,

shall be released and
discharged from all rights and duties arising from or related to the

Reorganization Case.  Except as otherwise provided herein, the Professionals retained by the Creditors' Committee and Equity Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date.

B.       MODIFICATION OF THE PLAN

         1.      GENERAL

         Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and the restrictions set forth in the Plan, Columbia reserves the right to alter, amend, supplement or modify the Plan before its substantial consummation.

         2.      AMENDMENTS OF CERTAIN PROVISIONS

         Columbia shall not amend, without the prior consent of each of the

Creditors' Committee and the Equity Committee: (i) the Pricing Formulae, (ii)

the conditions to the Confirmation Date and Effective Date set forth in

Sections VIII.A and VIII.B, respectively, and (iii) the treatment proposed in the Plan for Holders of Class 3.1 and Class 3.2.

C.       REVOCATION OF THE PLAN

         Columbia reserves the right to revoke or withdraw the Plan prior to the Confirmation Date.  If Columbia revokes or withdraws the Plan, or if

Confirmation does not occur, then the Plan shall be null and void ab initio in all respects, and nothing contained in the Plan shall:  (i) constitute a waiver or release of any claims by or against, or any interests in, Columbia or TCO, (ii)
prejudice in any manner the rights of Columbia or TCO or (iii) constitute an admission against Columbia or TCO.

D.       SEVERABILITY OF PLAN PROVISIONS

         If any term or provision of the Plan is held by the Bankruptcy Court prior to or at the time of Confirmation to be invalid, void or unenforceable,

the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable,

consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as so altered or interpreted.  In the event of any such holding,

alteration, or interpretation, the remainder of the terms and provisions of the Plan may, at Columbia's option, remain in full force and effect and not be deemed affected, impaired or invalidated by such holding, alteration or interpretation.  However, Columbia reserves the right not to proceed to

Confirmation or consummation of the Plan if any such ruling occurs.  The

Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

E.       SUCCESSORS AND ASSIGNS

         The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.  From and after the Voting Deadline, any
heir, executor, administrator, successor or assign of any Creditor that has voted to accept the Plan shall be bound by the Plan and the treatment of such

Creditor hereunder.

F.       SERVICE OF DOCUMENTS ON COLUMBIA OR REORGANIZED COLUMBIA

         Any pleading, notice or other document required by the Plan to be served on or delivered to Columbia or Reorganized Columbia shall be sent by first class U.S. mail, postage prepaid to:

                          The Columbia Gas System, Inc.
                          20 Montchanin Road
                          Wilmington, Delaware 19807-0020
                          Attention: Tejinder S. Bindra
                                     Edmond M. Ianni

with copies to:

                          Stroock & Stroock & Lavan
                          Seven Hanover Square
                          New York, New York  10004-2696
                          Attention:  Lewis Kruger
                                      Robin E. Keller

                          Cravath, Swaine & Moore
                          825 Eighth Avenue
                          New York, New York  10019-7475
                          Attention:  John E. Beerbower
                                      Gregory M. Shaw

                          Young, Conaway, Stargatt & Taylor
                          11th Floor - Rodney Square North
                          P.O. Box 391
                          Wilmington, Delaware  19899-0391
                          Attention:  James L. Patton, Jr.

G.       PAYMENT AND WITHHOLDING OF TAXES

         Except as otherwise specifically provided in the Plan, all distributions made pursuant to the Plan shall, where applicable, be subject to information reporting to appropriate governmental authorities and to withholding of taxes.

CONFIRMATION REQUEST

         Columbia hereby requests Confirmation of the Plan pursuant to Section

1129(a) or Section 1129(b) of the Bankruptcy Code (in the event the Plan is not accepted by each of those Classes of Claims and Interests entitled to vote).

Dated:  July 27, 1995





                                          Respectfully submitted,

                                          THE COLUMBIA GAS SYSTEM, INC.



                                          By: /s/ Oliver G. Richard III
                                              ----------------------------
                                              Oliver G. Richard III
                                              Chairman and Chief Executive
                                              Officer

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

_________________________________x
In re:                           :  Chapter 11
                                 :
The Columbia Gas System, Inc.    :  Case No. 91-803 (HSB)
                                 :
                 Debtor.         :
_________________________________x



                DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF
                 THE BANKRUPTCY CODE FOR THE THIRD AMENDED PLAN
               OF REORGANIZATION OF THE COLUMBIA GAS SYSTEM, INC.
                               DATED JULY 27, 1995
               --------------------------------------------------

                                      Respectfully Submitted,

                                      STROOCK & STROOCK & LAVAN
                                      Lewis Kruger
                                      Robin E. Keller
                                      Seven Hanover Square
                                      New York, New York  10004-2594
                                      (212) 806-5400

                                      CRAVATH, SWAINE & MOORE
                                      John F. Hunt
                                      John E. Beerbower
                                      825 Eighth Avenue
                                      New York, New York  10019-7475
                                      (212) 474-1000

                                      YOUNG, CONAWAY, STARGATT & TAYLOR
                                      James L. Patton, Jr.
                                      11th Floor - Rodney Square North
                                      P.O. Box 391
                                      Wilmington, Delaware  19899-0381
                                      (302) 571-6600

                                      Co-Counsel for The Columbia Gas
                                        System, Inc.


THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT FOR CIRCULATION TO CREDITORS OR FOR USE IN THE SOLICITATION OF VOTES ON THE THIRD AMENDED PLAN OF REORGANIZATION OF THE COLUMBIA GAS SYSTEM, INC.

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----


I.       SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         B.      Executive Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 1.       The Debtors and their Businesses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.       The Problems that Led to the Chapter 11 Petitions . . . . . . . . . . . . . . . . . . . . .  11
                 3.       The Debtors' Business Operations, Financial Performance and Prospects . . . . . . . . . . .  12
                          a.      Columbia  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          b.      TCO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 4.       Obstacles to Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 5.       The Cornerstone of the Columbia and TCO Plans: The Columbia Omnibus Settlement  . . . . . .  21
                 6.       Proposed Resolution or Treatment of Other Major Controversies in Columbia's
                          Chapter 11 Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          a.      Intercompany Claims Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          b.      Post-Petition Interest and Related Claims by
                                  Unsecured Columbia Creditors  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          c.      Securityholder Lawsuits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          d.      Assumption of Certain Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 7.       Amendment to the Certificate of Incorporation   . . . . . . . . . . . . . . . . . . . . . .  29
         C.      Distributions Under The Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         D.      Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         E.      Conclusion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36


II.      OVERVIEW OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      Reorganized Columbia . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         B.      Summary of Description of Classes and Distributions  . . . . . . . . . . . . . . . . . . . . . . . .   1
         C.      TABLE OF SUMMARY DESCRIPTION OF CLASSES AND THEIR DISTRIBUTIONS  . . . . . . . . . . . . . . . . . .   4
                 1.  Unclassified Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 2.  Secured Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 3.  Unsecured Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 4.  Securities Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 5.  Intercompany Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 6.  Assumed Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 7.  Opt-out Securities Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 8.  Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         D.      PAYOUT ANALYSIS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

III.     BUSINESSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      Columbia's Historic Corporate Structure and Operation  . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 2.  Columbia Businesses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          a.  Exploration and Production (E&P)  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          b.  Interstate Transmission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          c.  Local Distribution Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          d.  Columbia Gas System Service Corporation . . . . . . . . . . . . . . . . . . . . . . . .   4
                          e.  Other Energy Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         B.      Public Utility Holding Company Act Regulation and System Financing; SEC Approval Of The Plan . . . .   6
                 1.       Regulation of Columbia by the SEC Under the HCA; External and Internal Columbia Financing .   6
                          a.  Regulatory Framework  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          b.  System External and Internal Financing  . . . . . . . . . . . . . . . . . . . . . . . .   7
                 2.       HCA Jurisdiction Over the Terms of the Plan . . . . . . . . . . . . . . . . . . . . . . . .   9


IV.      SUMMARY OF SIGNIFICANT CLAIMS IN COLUMBIA'S CHAPTER 11 CASE AND THEIR SETTLEMENTS OR PROPOSED RESOLUTIONS  .   1
         A.      Borrowed Money Claims and the Negotiations and Settlement of Such Claims . . . . . . . . . . . . . .   1
         B.      The Intercompany Claims Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 1.       Stipulation and Order Concerning Prosecution of the Intercompany Claims . . . . . . . . . .   4
                 2.       Intercompany Claims Litigation Proceedings  . . . . . . . . . . . . . . . . . . . . . . . .   5
                          a.      Allegations of Equitable Subordination  . . . . . . . . . . . . . . . . . . . . . .   5
                          b.      Allegations Seeking Recharacterization of Debt as Equity  . . . . . . . . . . . . .   6
                          c.      Allegations of Fraudulent Conveyances . . . . . . . . . . . . . . . . . . . . . . .   6
                          d.      Allegations of Voidable Reduction in Capital  . . . . . . . . . . . . . . . . . . .   7
                          e.      Allegations of Preference . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 3.       Response of Columbia  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 4.       Pre-Trial Intercompany Claims Litigation
                          Proceeding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 5.       The Intercompany Claims Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 6.       Summary of the TCO Creditors' Committee Position  . . . . . . . . . . . . . . . . . . . . .  12
                 7.       Summary of Columbia's Analysis of the Intercompany Claims . . . . . . . . . . . . . . . . .  15
                 8.       Settlement of the Intercompany Claims . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         C.      The IRS Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 1.       The IRS Pre-Petition Claims and Settlement  . . . . . . . . . . . . . . . . . . . . . . . .  18
                 2.       The IRS Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         D.      Status and Treatment of Securities
                 Claims and Derivative Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 1.       Procedural History of The Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 2.       Summary of Class Action Allegations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26


                                     -ii-


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

                 3.       Summary of Relevant Public Disclosures by Defendants  . . . . . . . . . . . . . . . . . . .  31
                 4.       Trends in Columbia's Stock Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 5.       The June 19, 1991, Announcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 6.       Proposed Settlement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 7.       Derivative Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         E.      The Columbia Omnibus Settlement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         F.      Other Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53


V.       DESCRIPTION OF THE COLUMBIA CHAPTER 11 PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         B.      Commencement of the Case . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 1.       First Day Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 2.       Columbia's Retention of Professionals . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         C.      Debtor in Possession Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         D.      Formation of Committees/Retention of Professionals . . . . . . . . . . . . . . . . . . . . . . . . .   4
         E.      Meetings with the Equity and Creditors'
                 Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         F.      Administrative Fee Order/Appointment of Fee
                 Examiner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         G.      Significant Proceedings in the Chapter 11 Case
                 and Status of Related Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 1.       Cash Collateral Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 2.       Sale of Columbia Canada . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 3.       Investment Guidelines Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 4.       Approval of Tax Allocation Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 5.       LESOP Claims and LESOP Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          a.      Columbia's Thrift Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          b.      Columbia's Amendment to the Thrift Plan . . . . . . . . . . . . . . . . . . . . . .  19
                          c.      Procedural History of LESOP Action  . . . . . . . . . . . . . . . . . . . . . . . .  23
                          d.      Proposed Disposition of LESOP Action Claims . . . . . . . . . . . . . . . . . . . .  24
                 6.       Agreement With Banks Regarding Funds Subject
                          to Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 7.       Extension of Exclusive Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 8.       Extension of Time to Remove Actions and File
                          Proofs of Claim on Behalf of Creditors  . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 9.       Surety Bond Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 10.      Recapitalization of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 11.      Amendment of Employment Agreements With
                          Senior Officers and Assumption of
                          Retention Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 12.      Employee Retention and Release Program  . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 13.      Data Room . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 14.      Loan to Columbia's Thrift Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 15.      Columbia's Long-Term Incentive Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 16.      Shareholder Rights Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         H.      Procedures Relating to Filing and Determination
                 of Claims Process and Bar Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36



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

                 1.       Bar Date/Claims Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 2.       Claims Objection Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 3.       Claims Trading  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         I.      Miscellaneous Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 1.  Mountaineer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 2.  Kuntz Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43



VI.      PLAN TREATMENT OF CLAIMS AND SUMMARY OF OTHER PLAN PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      Classification and Treatment of Claims and Interests . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.       Unclassified Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                          a.      Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                                  (i)      Professional Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                                  (ii)     Post-Petition Operational Claims . . . . . . . . . . . . . . . . . . . . .   3
                                  (iii)    Assumed Executory Contract Claims  . . . . . . . . . . . . . . . . . . . .   3
                                  (iv)     U.S. Trustee's Fee Claims  . . . . . . . . . . . . . . . . . . . . . . . .   5
                                  (v)      Miscellaneous Administrative Claims  . . . . . . . . . . . . . . . . . . .   6
                          b.      Priority Tax Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 2.       Classes of Claims and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          a.      Class 1 - DIP Facility Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          b.      Class 2 - Non-Borrowed Money Claims . . . . . . . . . . . . . . . . . . . . . . . .  11
                          c.      Class 3.1 Claims - Borrowed Money Convenience Claims  . . . . . . . . . . . . . . .  12
                          d.      Class 3.2 - Borrowed Money Claims . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          e.      Class 4 - Securities Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          f.      Class 5 Claims - Intercompany Claims  . . . . . . . . . . . . . . . . . . . . . . .  21
                          g.      Class 6 - Assumed Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                                  (i) Class 6.1 - Indemnity Claims  . . . . . . . . . . . . . . . . . . . . . . . . .  22
                                  (ii) Class 6.2 - Pension Claims . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                                  (iii) Class 6.3 - Shawmut Guaranty Claim  . . . . . . . . . . . . . . . . . . . . .  23
                          h.      Class 7 - Opt-out Securities Claims . . . . . . . . . . . . . . . . . . . . . . . .  24
                          i.      Class 8 - Interests in Common Stock   . . . . . . . . . . . . . . . . . . . . . . .  25
         B.      Transactions On the Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         C.      New Indenture and New Indenture Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         D.      New Preferred Stock and DECS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         E.      Reorganized Columbia or Third Party as Disbursing Agent For Claims . . . . . . . . . . . . . . . . .  28
         F.      Delivery of Distributions; Unclaimed Distributions . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 1.       Delivery of Distributions on Unclassified Claims and Claims in Classes 1, 2 and 6   . . . .  28
                 2.       Delivery of Distributions to Holders of Classes 3.1 and 3.2 Claims  . . . . . . . . . . . .  29
                          a.      Ledger Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          b.      Surrender of Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          c.      Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31


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

                          d.      Distributions of Cash, New Indenture Securities, New Preferred Stock and DECS . . .  31
                          e.      Cash in Lieu of Fractional Shares; Rounding of New Indenture Securities . . . . . .  32
                          f.      Securities Action Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 3.       Unclaimed Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 4.       Means of Cash Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 5.       Setoffs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 6.       Continuation of Certain Retirement, Workers' Compensation and Long-Term Disability
                            Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         G.      Continued Corporate Existence and Vesting of Assets in Reorganized Columbia  . . . . . . . . . . . .  38
         H.      Corporate Governance, Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 1.       Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 2.       Directors and Officers of Reorganized Columbia  . . . . . . . . . . . . . . . . . . . . . .  40
                 3.       Corporate Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 4.       LESOP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 5.       Waivers, Releases and Abandonment of Claims . . . . . . . . . . . . . . . . . . . . . . . .  42
         I.      Bar Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 1.       Bar Date for Objections to Non-Administrative Claims  . . . . . . . . . . . . . . . . . . .  44
                 2.       Bar Dates for Professional Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 3.       Non-Ordinary Course Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . .  45
         J.      Rejection of Executory Contracts and Unexpired Leases; Additional Bar Dates  . . . . . . . . . . . .  45
                 1.       General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 2.       Tax Allocation Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 3.       Bar Date for Rejection Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 4.       Executory Contracts and Unexpired Leases Entered Into and Other Obligations Incurred
                            After the Petition Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         K.      Conditions Precedent to Confirmation and Consummation of the Plan  . . . . . . . . . . . . . . . . .  47
                 1.       Conditions to Confirmation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 2.       Conditions to Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 3.       Waiver of Conditions to Confirmation or Effective Date  . . . . . . . . . . . . . . . . . .  50
                 4.       Effect of Non-Occurrence of Conditions to Effective Date  . . . . . . . . . . . . . . . . .  52
                 5.       Working Capital Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 6.       Term Loan Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         L.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 1.       Dissolution of Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 2.       Discharge, Termination and Injunction . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 3.       Jurisdiction of the Bankruptcy Court  . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 4.       Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 5.       Modification of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 6.       Revocation of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 7.       Severability of Plan Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 8.       Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

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
                 9.       Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

VII.     RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      Conditional Nature of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         B.      Lack of Established Market for the New Indenture Securities, DECS and New Preferred Stock;
                   Volatility and Other Risks Affecting Value . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         C.      Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         D.      Business Factors and Competitive Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         E.      Liabilities Assumed by Columbia and the Uncertainties Associated with the Opt-Out Securities
                   Claimants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         F.      Uncertainties Associated with the TCO Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         G.      Approval of Settlements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         H.      Environmental Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         I.      Redemption of the DECS and New Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         J.      Holding Company Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16


VIII.FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      Tax Consequences to Columbia . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 1.       General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 2.       Discharge of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 3.       Deductibility of Plan Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         B.      Tax Consequences To Holders of Claims and Interests  . . . . . . . . . . . . . . . . . . . . . . . .   3
                 1.       Trade Creditors and Others Receiving only Cash  . . . . . . . . . . . . . . . . . . . . . .   3
                 2.       Creditors Whose Claims Are Assumed  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 3.       Holders of Class 3.2 Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          a.      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          b.      Tax Consequences of the Exchange  . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 4.       Holders of Class 4 and Class 7 Claims . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 5.       Certain Other Tax Considerations for Holders of Claims  . . . . . . . . . . . . . . . . . .  10
                          a.      Receipt of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          b.      Accrued Market Discount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          c.      Original Issue Discount ("OID") . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          d.      Future Stock Gains  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          e.      Future Sales of New Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          f.      Defeasance of New Indenture Securities  . . . . . . . . . . . . . . . . . . . . . .  16
                          g.      Tax Treatment of DECS (and New Preferred Stock, where noted)  . . . . . . . . . . .  16
                          h.      Disposition of New Preferred Stock and DECS Pursuant to Redemption Option.  . . . .  20
                          i.      Backup Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 6.       Holders of Class 8 Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 7.       Proposed Legislation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 8.       Importance of Obtaining Professional Tax Assistance . . . . . . . . . . . . . . . . . . . .  22

IX.      VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      Confirmation Hearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         B.      Confirmation Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.       Acceptance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 2.       Best Interests Test . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 3.       Feasibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 4.       The Plan Must Comply with the Applicable Provisions of the Bankruptcy Code  . . . . . . . .   7
                          a.      Classification of Claims and Interests  . . . . . . . . . . . . . . . . . . . . . .   7
                          b.      Mandatory and Optional Plan Provisions  . . . . . . . . . . . . . . . . . . . . . .  12
                          c.      Post-Petition Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          d.      Compromise of Intercompany Claims . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 5.       Columbia Must Comply with the Applicable Provisions of the Bankruptcy Code  . . . . . . . .  18
                 6.       Alternatives to the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          a.      Cramdown Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          b.      Liquidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         C.      Voting Procedures and Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 1.       Voting Requirements - Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22


X.  REORGANIZED COLUMBIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      Business of Columbia Gas . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         B.      Financial Projections; Recapitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 1.       Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 2.       Principal Assumptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          a.      Columbia and TCO Plan Assumptions . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          b.      Financing Assumptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          c.      Business, Regulatory and General Economic Assumptions . . . . . . . . . . . . . . .   9
                          d.      Tax Assumptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 3.       Projections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         C.      Best Interests Test Analysis . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         D.      Pricing of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         E.      Securities To Be Issued Pursuant To The Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 1.       Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 2.       Indenture Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 3.       Equity DECS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 4.       Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 5.       New Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 6.       Applicability of Federal and Other Securities . . . . . . . . . . . . . . . . . . . . . . .  41
                          a.      Issuance of Securities Under the Plan . . . . . . . . . . . . . . . . . . . . . . .  41
                          b.      Transfers of New Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          c.      Certain Transactions by Stockbrokers  . . . . . . . . . . . . . . . . . . . . . . .  44
                 7.       HCA Provisions Applicable to Securities To Be Issued Pursuant to the Plan . . . . . . . . .  44
                 8.       Future Stock Issuances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         F.      Other Post-Reorganization Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 1.       Term Loan Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 2.       Working Capital Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 3.       Other Credit Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         G.      Management   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 1.       Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 2.       Officers of Columbia  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                          a.      Overview of Columbia's Senior Management  . . . . . . . . . . . . . . . . . . . . .  53
                          b.      Changes in Senior Management of Columbia  . . . . . . . . . . . . . . . . . . . . .  57
         H.      Amendment to Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

XI.      CONCLUSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

   I.      SUMMARY

        THE MANAGEMENT OF COLUMBIA BELIEVES THAT THE PLAN IS IN THE BEST INTERESTS OF CREDITORS AND INTEREST HOLDERS AND URGES ALL CREDITORS AND INTEREST HOLDERS TO VOTE IN FAVOR OF THE PLAN.

        THE EQUITY COMMITTEE SUPPORTS CONFIRMATION OF THE PLAN AND URGES THE HOLDERS OF CLAIMS AND INTERESTS IN IMPAIRED CLASSES TO ACCEPT THE PLAN.

        VOTING INSTRUCTIONS ARE CONTAINED ON YOUR BALLOT AND ARE SET FORTH AT PAGES IX-22 - IX-25 OF THIS DISCLOSURE STATEMENT. TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED AND ACTUALLY RECEIVED NO LATER THAN 5:00 P.M.,
PACIFIC STANDARD TIME, ON          , 1995.

        CREDITORS AND INTEREST HOLDERS ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN OF
REORGANIZATION ATTACHED HERETO AS EXHIBIT 1 AND THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT IN SECTION VII "RISK FACTORS," PRIOR TO VOTING.

        A.       INTRODUCTION

        On the Petition Date,(1) Columbia and TCO, one of Columbia's

wholly-owned subsidiaries, each Filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code.  On January 18, 1994, TCO Filed, with

Columbia as co-sponsor, a plan of reorganization and accompanying Disclosure

Statement which were amended on April 17, 1995 and further amended on June 13,

1995 and July 17, 1995 (as so amended, the "TCO Plan" and the "TCO Disclosure

Statement", respectively).

        On April 17, 1995, Columbia Filed a plan of reorganization and accompanying Disclosure Statement, on June 14, 1995,






- ----------------------------------

(1) Terms not otherwise defined in this Disclosure Statement shall have the meanings ascribed to them in the Columbia Plan, or in subsequent sections of this Disclosure Statement, or in the Bankruptcy Code and/or the Federal Rules of Bankruptcy Procedure.

Columbia Filed its First Amended Plan of Reorganization and related Disclosure

Statement, and on July 17, 1995, Columbia Filed its Second Amended Plan of

Reorganization and a Disclosure Statement relating thereto.  Simultaneously with the filing of this Disclosure Statement, Columbia Filed its Third Amended

Plan of Reorganization dated July 27, 1995 (as so amended, the "Plan", and together with the TCO Plan, the "Plans"), which documents amend the documents filed on July 17, 1995 primarily to reflect a settlement of the Class Action and an agreement with the LESOP Indenture Trustee regarding the treatment of the Claims arising under the LESOP Debentures and LESOP Guaranty.

        This Disclosure Statement is submitted by Columbia in connection with its solicitation of acceptances of the Plan.  This Disclosure Statement will be supplemented by a report of the SEC to be issued in accordance with Section

11(g) of the HCA.  That report should be read in conjunction with this

Disclosure Statement.

        IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PLAN AND THIS

DISCLOSURE STATEMENT, OR ANY SCHEDULE OR EXHIBIT HERETO, THE PLAN SHALL

CONTROL.

        The following Executive Summary is intended to highlight key aspects of the Columbia Reorganization Case and the proposed Plan and is not intended in any way to substitute for a complete review of the Plan and the balance of this

Disclosure Statement.  ALL HOLDERS OF CLAIMS AGAINST, AND EQUITY INTERESTS IN,

COLUMBIA

ARE ENCOURAGED TO READ THE PLAN AND THIS DISCLOSURE STATEMENT IN THEIR

ENTIRETY.

        Columbia's and TCO's Chapter 11 filings were precipitated by a combination of events which adversely affected TCO's operations and financial viability, and consequently the liquidity of Columbia, a holding company, and its seventeen operating subsidiaries, including TCO (collectively referred to as the "System").  The Chapter 11 cases have, in turn, been closely tied to each other as TCO's creditors have sought recoveries from Columbia to supplement the values available in the TCO estate.  Columbia, after consultation with the Creditors' Committee and the Equity Committee, believes that it is in the best interests of both estates, in that values will be maximized and the reorganization process expedited, for Columbia to retain ownership of TCO and to recapitalize its own debt and equity structure in conjunction with a recapitalization of TCO and funding of payments to TCO's creditors.

        Thus, important elements of the Plan relate to the proposed refinancing of TCO by Columbia and other concessions by Columbia embodied in the "Columbia

Omnibus Settlement" (described infra) which will facilitate the reorganization of TCO.  The Plan contemplates concurrent implementation of the Plan and the

TCO Plan.

        The overall goals of the Plans are to (i) pay Columbia's Creditors 100%

of their Allowed Claims (and, in most cases, post-petition interest thereon),

(ii) maximize the value of the
recoveries to TCO's creditors by settling ongoing litigation, (iii) alter the debt and equity structures of Columbia and TCO to permit them to emerge from their respective Chapter 11 cases with modernized and viable capital structures and (iv) preserve and ultimately enhance shareholder value.  In addition, the

Plans preserve Columbia's and TCO's basic business operations which have proven to be viable and financially sound notwithstanding the filing of the Chapter 11 petitions.

        The Plan provides for payment in full of all liquidated Allowed Claims of Creditors of Columbia.  Holders of Allowed Borrowed Money Claims,

representing substantially all of the third-party Claims against Columbia generally will receive, in settlement and satisfaction of their Claims for principal and pre-petition interest, together with post-petition interest thereon, a combination of cash, to the extent available in accordance with the terms of the Plan, and new debt and equity securities of Columbia having aggregate principal amounts and Liquidation Values which, when added to the cash, if any, to be distributed to the Holders of such Claims, will equal the amount of their Allowed Claims plus post-petition interest thereon.  As described in Section X below, Columbia believes that the Creditors' Committee,

the Equity Committee and their respective financial advisors agree with

Columbia and its financial advisor, Salomon Brothers Inc ("Salomon") that the methodologies for pricing the securities to be issued pursuant to the Plan will result in such securities having a fair market value on a fully distributed basis, subject to market fluctuations and other factors described in Section VII.B, "Risk Factors," that approximates the amount of such Allowed Claims and post-petition interest, less the cash, if any, to be distributed in respect of such Claims.

        Except as described below, other Creditors will receive cash in the amount of their Allowed Claims, or, in some cases, will have obligations assumed by Columbia under the Plan.  Finally, Holders of Securities Claims

(described below) that do not opt out of the Class Action will have their

Claims treated in accordance with the Stipulation of Settlement and orders and agreements in furtherance thereof (the "Class Action Settlement").  The

Stipulation of Settlement provides that such Holders, provided that they timely file proof of claim and release forms in the District Court, the form of which has been approved by the District Court pursuant to the Hearing Order

(described below) (the "Proof of Claim and Release Form"), will be paid their share (determined in accordance with the Class Action Settlement Documents) of the Settlement Fund ($36.5 million, of which Columbia's contribution is approximately $16.5 million) that is not applied to pay counsel fees and costs of administration.  Holders of Securities Claims that opt out of the Class

Action, provided that they file or are deemed to file proofs of Claim in the

Bankruptcy Court (through procedures embodied in the Class Action Settlement

Documents), may continue to litigate their Claims against Columbia in the

District Court sitting in bankruptcy following the Effective Date.  Such

Opt-out Securities Claimants will be paid by Reorganized Columbia the Allowed amount of such Securities Claims, if any, when such Claims are Allowed, in

Common Stock valued at then current market prices or, at Columbia's option, in cash.

        Columbia Stockholders will retain their equity interests in Columbia and are asked to vote to accept the Plan and, in particular, are asked to approve amendments to the certificate of incorporation of Columbia which, among other things, will prohibit the issuance of non-voting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, delete present restrictions on Common Stock dividends and amounts of debt applicable while any preferred stock of Columbia (the "Preferred Stock") is outstanding, provide that the Board of Directors may determine the specific rights, powers and preferences of each series of Preferred Stock and the limitations thereon at the time of its issuance and increase the amount of Columbia's authorized

Preferred Stock.

        The Plan further provides that a vote for the Plan constitutes an express acceptance of the settlement of the Intercompany Claims as set forth in the Plan.

        The TCO Plan does not provide for payment in full of all claims of

TCO's creditors, but does provide for, among other things, Columbia's guaranty of payments by TCO to third-party creditors as provided in the TCO Plan, in consideration for (i)
the retention by Columbia of TCO's equity, (ii) the settlement and release of the Intercompany Claims Litigation (described in Section IV.B below) and (iii)

the resolution of numerous other disputes affecting both Columbia's and TCO's reorganization efforts.  The TCO Plan provides for prompt payment in cash of over $1 billion to holders of allowed third-party claims against TCO on the effective date of the TCO Plan, embodies agreements over disputed claims and other issues which TCO believes are acceptable to most, if not all, of its creditors and ensures the availability of substantial resources to pay allowed claims against TCO that are not settled as of such effective date.

        In the event the Plan is not confirmed, it is likely that litigation over the Intercompany Claims will continue, inevitably consuming much time and resources.  In that event, no assurances can be given as to when Columbia will emerge from bankruptcy or how Columbia's Creditors and Stockholders will be treated under any other plan of reorganization that might be proposed.

        The requirements for Confirmation, including the vote of certain classes of Claims and Interests to accept the Plan and certain statutory findings that must be made by the Bankruptcy Court, are set forth in Section IX under the caption "Voting Procedures and Confirmation Requirements."

Confirmation of the Plan and the occurrence of the Effective Date are subject to a number of significant conditions.  Although Columbia believes that satisfaction of those conditions should be feasible, there can be no assurance that they will be satisfied. See Section VII, "Risk

Factors."

        All aspects of the Plan have been extensively negotiated with, and reviewed by, the Creditors' Committee, and thus the Plan reflects their comment and input.  However, there remain a few areas of disagreement which the

Creditors' Committee has indicated do not affect the Creditors' Committee's basic support for the Plan.  As noted above, the Equity Committee supports

Confirmation of the Plan in its present form.  The Equity Committee reserves the right to withdraw support for the Plan if the Equity Committee is not satisfied with any subsequent amendments to the Plan pertaining to the few areas of disagreement with the Creditors' Committee.

        B.       EXECUTIVE SUMMARY

                 1.      THE DEBTORS AND THEIR BUSINESSES

        Columbia is a Delaware holding company with seventeen operating subsidiaries engaged in various aspects of the natural gas and oil industry.

The operating companies are engaged in the exploration for and production,

purchase, marketing, storage, transmission and distribution of natural gas and other energy operations such as electric power generation and propane distribution.  A more complete description of Columbia's business is set forth in Section III.A below, and its financial statements are included in the Annual

Report on Form 10-K for 1994 attached hereto as Exhibit 2 (the "Columbia Annual

Report"), and in the Quarterly Report on Form 10-Q for the first quarter ending March 31, 1995 attached hereto as Exhibit 3 (the "Columbia

Quarterly Report")(2) .  Columbia is a registered public utility holding company under the HCA and, pursuant to the HCA, the Plan and Columbia's external and intercompany financing activities, including certain transactions contemplated by the TCO Plan, and certain of its intercompany contractual relationships and various other matters, are regulated by the SEC.

        TCO is one of two interstate pipeline companies owned by Columbia.  TCO owns and operates an approximately 19,000 mile natural gas transmission pipeline network and related extensive underground gas storage fields that serve parts of thirteen states in the Northeastern, Mid-Atlantic, Midwestern and Southeastern regions and the District of Columbia.  TCO's customers are various affiliated and unaffiliated gas distribution companies, gas marketers,

producers and end users of gas ("Customers").  Its rates, charges, services and facilities are subject to regulation by FERC, primarily pursuant to the Natural

Gas Act, 15 U.S.C. Section Section  17, et seq.  ("NGA").  Prior to November 1,

1993, TCO operated as a "merchant" of gas, purchasing gas from producers and other pipeline suppliers and reselling it to distribution companies and large industrial users.  Since November 1, 1993, following a fundamental change in the gas industry brought about by FERC under its Order






- ----------------------------------
(2) If the mailing of this Disclosure Statement is after August 14, 1995, the second quarter Form 10-Q will be attached instead.

No. 636, TCO no longer conducts any significant gas merchant activities and is presently almost entirely engaged in the business of transporting and storing gas for its Customers.

        Columbia has provided debt and equity financing for all its operating subsidiaries, including TCO, and has been the principal vehicle for raising funds in the capital markets for the System.  Columbia has generally reinvested in its operating subsidiaries the net proceeds of its equity and debt issues,

as well as cash flows from its subsidiaries in excess of its own debt service requirements.

        Prior to June 1985, Columbia made loans to TCO on an unsecured basis and, at the time of the filing of the Chapter 11 petitions, Columbia held unsecured obligations of TCO aggregating $351 million, including accrued interest.  Loans made by Columbia to TCO after June 1985 were secured by first mortgage liens on substantially all TCO's assets.  At the time of the filing of the Chapter 11 petitions, Columbia held secured obligations of TCO aggregating approximately $1.34 billion in principal amount.  Pre- and post-petition interest accrued through December 31, 1995 on such secured obligations is projected to be approximately $644 million.  Columbia has not made additional loans to TCO since the Petition Date, and TCO has made no payments to Columbia on its loans since such date.

                 2.      THE PROBLEMS THAT LED TO THE CHAPTER 11 PETITIONS

        Columbia's and TCO's Chapter 11 filings were precipitated by a combination of events which adversely affected TCO's physical operations and financial viability and which, in turn, caused a liquidity shortfall for

Columbia.  Most notable were (i) federal legislative and regulatory actions,

instituted years after TCO's gas purchase contracts were entered into, that significantly impacted TCO's ability to sell the gas it had contracted to buy and to recover its costs from its Customers and (ii) TCO's continuing contractual obligations to purchase gas at prices above those at which it was able to market gas.  These problems were exacerbated by record-setting warm weather, which caused spot market prices for gas to plunge, created excess transportation capacity and precluded taking additional gas into storage, thus making an unexpected and persistent oversupply of bargain-priced gas available to TCO's Customers.  As a result, TCO's ability to market its gas was severely undercut, substantially reducing both sales volumes and revenues.

        After completing studies in early June 1991 that revealed the magnitude of TCO's gas supply management problems, Columbia announced on June 19, 1991 that the present value of losses associated with TCO's above-market priced gas purchase contracts could exceed $1 billion, that a substantial portion of that amount would be charged to income in the second quarter of 1991 and that the dividend on Columbia's Common Stock was being suspended.

        Columbia immediately initiated negotiations with banks in an effort to reestablish lines of credit that were interrupted by the June 19 announcement,

and TCO promptly proposed a comprehensive producer settlement plan with gas producers ("Producers") that offered to buy out Producers' contracts and settle other contractual disputes for a pro rata share of $600 million of TCO debt obligations.  Progress was made in both areas of negotiation.  However,

agreements could not be concluded before TCO's and Columbia's available cash resources were substantially exhausted, forcing both to seek Chapter 11 protection at the end of July 1991.

                 3. THE DEBTORS' BUSINESS OPERATIONS, FINANCIAL PERFORMANCE AND PROSPECTS

                         a.       COLUMBIA

        Since the filing of its Chapter 11 petition, Columbia's operating units have performed soundly overall.  See the Columbia Annual Report and the

Columbia Quarterly Report attached as Exhibits 2 and 3, respectively, to this

Disclosure Statement.  These positive operating results demonstrate the financial health and viability of Columbia's basic business units.  While

Columbia has maintained its core business operations and instituted some new programs and capital expenditures, certain aspects of its operations have been restricted by the Chapter 11 proceedings.  As a debtor-in-possession under the jurisdiction of the Bankruptcy Court,

Columbia cannot engage in transactions outside the ordinary course of business without obtaining Bankruptcy Court approval.  Although Columbia arranged the

DIP Facility, it has been otherwise unable to access the capital markets.  It also has incurred substantial bankruptcy-related expenses, including

Professional fees.  Accordingly, Columbia believes that it will be in a position to improve its financial results upon emergence from the Chapter 11 proceedings.

        In addition, Columbia believes that its reorganization, as proposed in the Plan, will enhance Columbia's financial position following emergence.  The

Plan includes the issuance to existing Columbia Creditors, subject to adjustment as described herein, of up to $3.0 billion principal amount of New

Indenture Securities and $200 million aggregate Liquidation Value of DECS and

$200 million aggregate Liquidation Value of New Preferred Stock.  As more fully described in Sections VI and X herein, Columbia has the option to redeem, in whole or in part, at any time on or prior to the 120th day following the

Effective Date, first the DECS and then (or concurrently) the New Preferred

Stock issued to the Holders of Borrowed Money Claims.  In order to fund such redemption, Columbia may issue other debt or equity securities.

        Columbia's recapitalization will also include the distribution of cash in an amount to be determined in conjunction with the arrangement of unsecured bank financing of up to $1.15 billion, consisting of a Working Capital Facility of
up to $700 million and a Term Loan Facility of up to $450 million (together,

the "Bank Facilities").  A portion of the Bank Facilities is expected to be used by Columbia to fund payments to TCO in connection with TCO's reorganization and a portion may be used by Columbia to fund cash payments to

Columbia's Creditors.  The Bank Facilities will also be available to fund the future needs of other Columbia subsidiaries.  If the Term Loan Facility is obtained, and if borrowings thereunder are available at an all-in cost equal to or lower than the weighted average cost of borrowing through the issuance of

New Indenture Securities, Reorganized Columbia will provide at least the lesser of (i) $350 million and (ii) the then available amount of such facility to the

Holders of Borrowed Money Claims in respect of their Claims.  A more detailed description of Columbia's projected financial performance, proposed capitalization and prospects is set forth in Section X.B, "Financial

Projections; Recapitalization."

                         b.       TCO

        Subsequent to the filing of its Chapter 11 petition, TCO rejected, as permitted by the Bankruptcy Code, over 4,800 gas purchase contracts.  The

Producer counterparties to those contracts filed claims for rejection damages and other pre-petition contractual amounts in excess of $13 billion.

Rejection of the above-market-price contracts enabled TCO to purchase market-priced gas which bolstered its sales to competitive levels in the interim between its Chapter 11 filing
and its withdrawal from the merchant business in the fall of 1993 (in accordance with FERC Order No. 636).  Since that time, TCO's transportation and storage service businesses have prospered.  Accordingly, TCO has recorded substantial operating profits and projects an accumulated cash balance as of

December 31, 1995 of approximately $1.4 billion in excess of operating cash needs, reserves and Customer refunds.

        Under Order No. 636, pipelines such as TCO have the right to recover from their customers various costs resulting from the mandated transition from merchants to transporters.  However, FERC has determined that, with minor exceptions, TCO is not eligible to recover costs arising from its rejection of

Producers' gas supply contracts.  The ultimate level of TCO's other recoverable transition costs has been the subject of controversies with its Customers,

controversies which largely will be resolved upon consummation of the TCO Plan.

        The largest claims against the TCO estate for borrowed money are held by Columbia and are secured by substantially all TCO's assets.  This indebtedness bears interest at rates substantially higher than those being earned by TCO on its excess cash because of legal limitations on TCO's temporary investments imposed by the Bankruptcy Code.  As a result, the growth in TCO's secured interest obligations (the status of which had been challenged by the Intercompany Claims) has exceeded its interest earnings on its cash available for debt
service by an amount exceeding $450 million when projected to December 31,

1995.

                 4.      OBSTACLES TO REORGANIZATION

        In contrast to the situation of many other Chapter 11 cases, the reorganization of Columbia and TCO has not been hampered by unprofitable or marginal business operations.  Rather, in Columbia's case, the achievement of reorganization under Chapter 11 has been delayed pending achievement of a reorganization of TCO and by the protracted litigation of the Intercompany

Claims and the time- consuming resolution of other Claims and related issues.

The reorganization cases are linked principally because Columbia requires resumption of payments due to it on its claims against TCO in order to meet its own debt service requirements.  Validation of those claims has been delayed pending resolution of the Intercompany Claims Litigation.

        In TCO's case, achievement of reorganization has been delayed by (1)

the dispute and eventual settlement of the Claims of the IRS against TCO and

Columbia, (2) extensive litigation over the amount and priority of claims for refunds by Customers and of TCO's right to recover Order No. 636 transition costs from Customers (the "FERC Receivables"), which litigation has proceeded both before FERC and the Bankruptcy Court, (3) the Intercompany Claims

Litigation and (4) the size and complexity of the disputed Claims filed against

TCO by Producer-creditors.

        There have been prolonged, extensive negotiations with the IRS over its pre-petition Claims against Columbia and TCO exceeding $550 million,

principally for pre-petition income taxes, plus penalties and interest.  These

Claims were finally resolved by a settlement agreement, which reduced the

Claims to approximately $112 million, plus post-petition interest thereon.

That settlement agreement was approved by the Joint Committee on Taxation of the United States Congress on June 30, 1994 and by Order of the Bankruptcy

Court dated October 12, 1994.

        The litigation surrounding the Customer claims and FERC Receivables has been prolonged and contentious.  After lengthy, complex negotiations with a group of more than 100 Customers and state regulatory and consumer agencies, a consensual settlement with a substantial majority of TCO's Customers,

negotiated in early 1995, is embodied in TCO's proposed treatment of Customers under the TCO Plan.  The Customer Settlement Proposal was presented to FERC for approval in April 1995.  On June 15, 1995, FERC entered an order approving those aspects of the Customer Settlement subject to its jurisdiction, which approval is conditioned upon Bankruptcy Court approval of those aspects of the

Customer Settlement subject to its jurisdiction and confirmation of TCO's Plan.

While non-settling Customers have the right to oppose their treatment under the

TCO Plan and may continue to litigate Claims against TCO following TCO's emergence from Chapter 11, the proposed Customer Settlement is supported by substantially all the Customers, and, therefore, is expected to resolve another of the principal obstacles to reorganization.

        After 2-1/2 years of pre-trial procedures, the Intercompany Claims asserted by the Official Committee of Unsecured Creditors of TCO (the "TCO

Creditors' Committee") and the Official Committee of Customers of TCO (the "TCO

Customers' Committee"), were tried before District Judge Farnan in September and October 1994.  The Plan, in conjunction with the TCO Plan, embodies a settlement of the Intercompany Claims Litigation with the plaintiffs (the TCO

Creditors' and Customers' Committees), and it is a condition to consummation of both the Columbia and TCO Plans that a Stipulation of Dismissal With Prejudice of the Intercompany Claims Litigation shall have been filed with and, if necessary, approved by the District Court.

        Columbia and TCO have also devoted substantial efforts to the resolution of disputed Producer claims.  The Producer counterparties to the rejected gas purchase contracts filed claims for rejection damages in excess of

$13 billion, an amount which, TCO believes, based on its own analysis and its review of the Bankruptcy Court-appointed Claims Mediator's Initial Report and

Recommendations on Generic Issues for Natural Gas Claims dated October 13, 1994 and the Supplement to the Initial Report dated February 17, 1995 (collectively,

the "Claims Mediator's Report"), is significantly greater than the actual allowable level of those claims.  Producer-creditors also Filed other claims based on pre-filing contractual disputes, including disputes relating to pricing and take-or-pay obligations, in amounts well in excess of TCO's estimates of its liabilities with respect to such disputes.

        Pursuant to the estimation procedures established by the Bankruptcy

Court in order to liquidate Producer claims, Charles Normandin, the

Court-appointed Claims Mediator, called for the completion of recalculation forms by Producers by June 30, 1995, to be followed by audits and contract-specific objections.  Charles Normandin has also directed that TCO,

the TCO Creditors' Committee and other parties review recalculation forms,

recommend specific claims for audit and continue settlement efforts to resolve claims disputes.  Other estimation procedures are presently deferred.

        From the early months of these Chapter 11 cases, Columbia and TCO have endeavored to identify and settle their differences with Producer-creditors through extensive meetings and discussions.  However, a broadly consensual recalculation of contract rejection and certain other Producer claims has become possible only since the issuance of the Claims Mediator's Report.

Following the issuance of that report and in order to end protracted litigation with Producer-creditors, TCO made offers to settle the claims of certain of the largest Producers, and commenced a process of negotiation of those settlement offers and related TCO Plan issues with such Producers and with the TCO

Creditors' Committee.  As a result, TCO, Columbia and holders of what TCO believes to be in excess of 80% of the
aggregate amount of Producer claims (the "Initial Accepting Producers") entered into a settlement agreement dated as of April 14, 1995 (the "Producer

Settlement Agreement"), which is embodied in the TCO Plan.  On April 27, 1995,

TCO and Columbia filed a motion with the Bankruptcy Court seeking an order approving the Producer Settlement Agreement, and a hearing on that motion was held on June 15 and 16, 1995.  On June 16, 1995, the Bankruptcy Court entered an order approving the Producer Settlement Agreement.

        Since the filing of the motion to approve the Producer Settlement

Agreement, approximately 300 additional Producers have indicated to TCO that they intend to accept the settlement values proposed for their Producer claims.

On July 21, 1995, TCO filed a motion with the Bankruptcy Court seeking an order approving settlements with 89 Producers, totalling, in the aggregate,

approximately an additional 6% of TCO's proposed allowed amounts for Producers.

        Under the Producer Settlement Agreement, the Initial Accepting

Producers will receive between 68.875% and 72.5% of their allowed claims, or slightly more, depending upon the aggregate amount of Producer claims that are ultimately allowed. The Producer Settlement Agreement provides for the claims of the Initial Accepting Producers to be allowed in a total amount of $1.327 billion, with a maximum payout of $962.3 million.  The Producer Settlement

Agreement has also resulted in the development of a set of schedules proposing settlement values
under the TCO Plan for all other disputed Producer claims, acceptance of which would resolve disputes as to the allowable levels of those claims, which,

together with a related agreement on payout and risk sharing, would substantially resolve the largest category of disputed claims in the TCO case.

Although some Producers may not accept their proposed settlement values set forth in the TCO Plan and elect instead to continue to dispute their claims following the effective date of the TCO Plan, the existence of those dissenters will not preclude TCO's reorganization, so long as other TCO Plan conditions are met.

                 5.      THE CORNERSTONE OF THE COLUMBIA AND TCO
                         PLANS: THE COLUMBIA OMNIBUS SETTLEMENT

        Columbia and TCO believe that litigated resolutions of the inter-related Intercompany Claims and Producer claims against TCO would take several more years and that such litigation is not in the best interests of their estates.  Columbia is therefore proposing an omnibus settlement (the

"Columbia Omnibus Settlement") in order to facilitate and expedite the emergence of both Columbia and TCO from Chapter 11, and allow payments to be made to thousands of creditors whose Claims are liquidated and Allowed.  The

Columbia Omnibus Settlement provides that, in consideration of, among other things, (i) the retention by Columbia of the equity of Reorganized TCO, (ii)

the settlement of litigation over the liquidation of the Producer claims of the

Initial Accepting Producers, of Customer claims and of certain other disputed claims and (iii) a settlement and release of the claims raised or which could have been raised in the

Intercompany Claims Litigation and other claims and disputes between TCO's creditors and Columbia and various other claims and disputes between TCO's creditors and TCO:

                 (i) Columbia will assist TCO in monetizing the TCO Plan which provides for value (the "TCO Distributable Value") to be distributed to

        TCO creditors (including Columbia) of approximately $3.9 billion (in the event of 100% acceptance by Producers and other creditors of the settlement offers proposed in the TCO Plan), which distribution, in the case of creditors other than Columbia will be substantially in cash;

                 (ii) Columbia will provide a guaranty of the Customer

        Settlement Proposal reached by TCO with its Customers;

                 (iii) Columbia will not receive any cash distribution with respect to its secured claim against TCO but instead will receive new secured debt securities of Reorganized TCO (secured by substantially all TCO's assets) for a portion of its secured claim and will contribute the balance of such secured claim to Reorganized TCO's equity;

                 (iv) Columbia will consent to the assumption by Reorganized

        TCO of certain pre-petition environmental claims of governmental agencies and certain other claims; and

                 (v) Columbia will guaranty payment of distributions to TCO's creditors as provided under the TCO Plan (excluding assumed obligations).

These considerations cannot be collectively expressed as a precise dollar amount, but reflect significant consideration from Columbia to the TCO estate to terminate the Intercompany Claims Litigation and other disputes in the TCO proceedings which have delayed the reorganization of both Columbia and TCO. On the other hand, the Columbia Omnibus Settlement will provide substantial benefits to Columbia in addition to the retention of ownership of TCO, by resolving numerous contentious disputes with Customers and Producers affecting the economic value of the TCO estate on terms which Columbia believes to be fair and reasonable, and permitting both Columbia and TCO to emerge from bankruptcy as promptly as possible, to pay their creditors, and to pursue ongoing business objectives free of the burdens and constraints of Chapter 11.

The Columbia Omnibus Settlement is subject to the approval of the Bankruptcy

Court as part of Confirmation of the Plan and TCO's Plan.

                 6. PROPOSED RESOLUTION OR TREATMENT OF OTHER MAJOR CONTROVERSIES IN COLUMBIA'S CHAPTER 11 PROCEEDINGS

                         a.       INTERCOMPANY CLAIMS LITIGATION

        Columbia agrees to provide funding for the TCO Distributable Value on the terms set forth in the TCO Plan, in consideration for, among other things,

settlement and release of the Intercompany Claims and retention of the equity of Reorganized TCO.

                         b. POST-PETITION INTEREST AND RELATED CLAIMS BY UNSECURED COLUMBIA CREDITORS

        Columbia has not made any payments with respect to its outstanding pre-petition obligations since the filing of its Chapter 11 petition.  The

Creditors' Committee asserted that unsecured Creditors are entitled to post-petition interest on their obligations, as well as interest on missed interest payments compounded at various times and at rates which are in some cases significantly in excess of the non-default interest rate provided for in the applicable contracts.  In addition, the Creditors' Committee claimed that some unsecured Creditors are entitled to the payment of a call penalty or pre-payment premium in connection with the restructuring of their pre-petition indebtedness.  The Equity Committee, on the other hand, questioned the extent of the Creditors' entitlement to post- petition interest, their entitlement to interest on overdue interest payments and the rates and compounding used in calculating that post-petition interest and interest on missed interest payments.  In addition, the Equity Committee argued that the Creditors are not entitled to payment of call penalties or prepayment premiums on their debt

Claims.

        After discussions with both the Equity Committee and the Creditors'

Committee, Columbia proposed a compromise resolution of the allowance and calculation of post-petition interest on unsecured Claims.  The specific method of calculating post-petition interest for the various types of indebtedness for borrowed money is set forth in Exhibit G to the Plan. The proposed payments do not include any pre-payment or similar premiums.

        Columbia believes that its compromise proposal represents a fair resolution of competing positions, litigation of which would be prolonged,

costly and uncertain of outcome.  Acceptance of their treatment by Holders of

Claims for Borrowed Money will facilitate the prompt payment in full of their

Claims.  In addition, payment of the Borrowed Money Claims under the Plan will result in the waiver and release by the Holders of such Claims of the assertion of any inter-creditor subordination provisions.

                         c.       SECURITYHOLDER LAWSUITS

        After the announcement on June 19, 1991 by Columbia's Board of

Directors regarding its proposed charge to second quarter earnings and suspension of its dividend, the Class Action, comprised of seventeen complaints purporting to be class actions, was filed in the District Court against

Columbia, various of its current and former officers and directors, and certain of its underwriters and its accountants.  These actions, which have been consolidated, allege that from February 28, 1990 through June 18, 1991, the defendants disseminated materially false and misleading statements regarding

Columbia's financial condition and failed to disclose material facts which rendered other statements misleading, thereby artificially inflating the market price of Columbia's Common Stock and publicly traded debt securities.  The complaints allege violations of the Securities

Act of 1933, the Securities Exchange Act of 1934 and the Florida State

Securities Act, negligent misrepresentations and common law fraud and deceit.

Upon the filing of Columbia's bankruptcy case, the Class Action was automatically stayed as to Columbia pursuant to section 362 of the Bankruptcy

Code; and on November 30, 1994, any further proceedings in the Class Action were stayed until the entry of a final judgment on the Intercompany Claims

Litigation.  On July 18, 1995, the Bankruptcy Court and the District Court

entered orders lifting the stays of the Class Action to let the settlement of that litigation described below proceed.

        Pursuant to the Stipulation of Settlement, unless Holders of a significant amount of Securities Claims opt out of the Class Action, Columbia

and the other Contributors will establish a Settlement Fund of $36.5 million

(approximately $16.5 million of which will be contributed by Columbia) in full settlement of the Class Action.  Holders of Securities Claims that timely file

Proof of Claim and Release Forms in the District Court will be paid their share

(determined in accordance with the allocation set forth in the Class Action

Settlement Documents) of the Settlement Fund that is not applied to pay counsel fees and costs of administration as more fully described in Section VI.D,

"Status and Treatment of Securities Claims and Derivative Litigation."

Consistent with Rule 23 of the Federal Rules of Civil Procedure, all Securities

Claims other than those of Holders that opt out of the Class Action, will be discharged and
released as against Columbia, the other defendants in the Securities Action and certain other parties referred to in the Stipulation of Settlement.  Pursuant to the Stipulation of Settlement, Holders of Securities Claims that fail to timely file Proof of Claim and Release Forms in the District Court will be barred from receiving distributions thereunder.  However, the Claims of such

Holders against Columbia and other released parties will be discharged and released by order of the District Court in the Class Action, except for Holders of Securities Claims that timely submit Opt-Out Forms.  As to Claims of Holders that opt out and file or are deemed to file proofs of Claim in the Bankruptcy

Court, Columbia shall object to and/or seek estimation of such Claims; however,

Reorganized Columbia will pay those Claims in full when Allowed.  Such

Claimants shall have their Claims determined by the District Court sitting in bankruptcy after the Effective Date, and those Claims, if and when Allowed,

will be paid by Reorganized Columbia in Common Stock valued at then current market prices or, at Columbia's option, in cash.  The Claims of Holders of

Securities Claims that opt out of the Class Action but do not file or have their Claims deemed filed against Columbia in the Bankruptcy Court, shall be discharged against Columbia under the Plan.

        There can be no certainty that the Class Action Settlement will be approved by the District Court or that the amount of securities as to which

Opt-out Forms are submitted will not
exceed the specified amount, which would give the defendants the right to terminate the Stipulation of Settlement.

                         d.      ASSUMPTION OF CERTAIN CLAIMS

        Claims, if any, arising from Columbia's obligations to indemnify its officers, directors and agents and the officers, directors, employees and agents of its subsidiaries, including TCO, Claims relating to Columbia's

Retirement Plan, including the Retirement Plan's Claims for minimum contributions required by ERISA and the Claims Filed by the PBGC with regard to the Retirement Plan, and Columbia's guaranty to Shawmut Bank of Boston, N.A.

("Shawmut") for certain obligations of Columbia Gas of Ohio, Inc.  ("Columbia

Ohio") under the lease for Columbia Ohio's headquarters in Columbus, Ohio, as well as timely Filed indemnification Claims of non-debtor defendants in the

Securities Action will be assumed by Reorganized Columbia and the Plan will leave unaltered the legal, equitable and contractual rights to which such

Claimants are entitled.  As more fully described in Section IV.D.7, in the case of indemnified officers and directors that are, or are similarly situated to,

defendants in the Class Action, Columbia will contractually agree to cover their costs (other than for penalties and fines), if any, as a result of their continuing exposure to Opt-out Securities Claims and claims based on the same subject matter.  Indemnity Claims under the Canada Sale Agreement and

Columbia's indemnity agreement with the Reliance Group (each of which is described in Section VI.A.1.a(v) under
the caption "Miscellaneous Administrative Claims") will be assumed by

Reorganized Columbia and paid in the ordinary course of business.

             7.      AMENDMENT TO THE CERTIFICATE OF INCORPORATION

        The Columbia Plan includes an amendment and restatement of Columbia's certificate of incorporation.  The proposed amendments represent a streamlining and modernization of Columbia's charter as well as certain additional changes.

        The principal differences between the proposed amendments and the current certificate of incorporation are:  (i) the inclusion of a prohibition on the issuance of non-voting equity securities as required by section

1123(a)(6) of the Bankruptcy Code; (ii) the deletion of present restrictions on

Common Stock dividends and amounts of debt applicable while Preferred Stock is outstanding; (iii) the addition of a provision allowing the Board of Directors to determine the specific rights, powers and preferences of each series of

Preferred Stock and the limitations thereon at the time of its issuance; (iv) a provision for the continuation of a staggered Board of Directors elected by holders of Common Stock even if directors are elected by the holders of

Preferred Stock; (v) an increase in the number of authorized shares of

Preferred Stock to 40 million shares and (iv) a reduction in the par value of the Preferred Stock from fifty dollars ($50) to ten dollars ($10) per share.

        A more complete description of proposed amendments to Columbia's certificate of incorporation is set forth in Section

X.H under the caption "Amendment to the Certificate of Incorporation."

        Stockholders who vote to approve the Plan will, by such vote and without further action, approve the amendments to the certificate of incorporation described above.

        C.       DISTRIBUTIONS UNDER THE PLAN

        The Plan provides for:

                 (1)  Payment in cash in full of all Allowed Unclassified

        Claims, consisting principally of administrative claims and tax claims entitled to priority under section 507(a)(8) of the Bankruptcy Code, on the Effective Date or, in the case of the IRS's Claims, over a period of up to six years.  Payment of post-petition interest on the Allowed

        Unclassified Claims will also be made where appropriate, and Holders of

        Unclassified Claims will not be entitled to vote on the Plan.

                 (2)  Payment on the Effective Date in cash in full of

        Claims under the DIP Facility.  Claims under the DIP Facility are unimpaired and Holders of such Claims will not be entitled to vote on the Plan.

                 (3)  Payment on the Effective Date in cash in full of all

        Allowed Non-Borrowed Money Claims, consisting of all Claims not included in any other Class under the Plan, such as pre-petition Claims for uncashed checks, intercompany payables and other trade payables,

        which are estimated to total approximately $1.0 million (excluding post-petition
        interest).  Holders of Allowed Claims in this Class shall be paid post-petition interest calculated (i) with respect to such Claims evidenced by a written agreement, at the non-default contractual interest rate set forth therein or (ii) if no such rate is set forth therein or if such Claim is not evidenced by a written agreement, at 6%

        per annum.  Non-Borrowed Money Claims are not impaired by the Plan and will not be entitled to vote on the Plan.

                 (4)  Borrowed Money Claims, consisting of Claims arising under

        Columbia's 1961 Indenture, Claims under pre-petition bank lending facilities, Claims of holders of the LESOP Debentures arising under the

        LESOP Guaranty, Claims under the Rate Swap Agreement and Claims under certain other pre-petition borrowing arrangements, including Commercial

        Paper, Bid Notes and Auction Note Debt, exceeding $20,000 in principal amount as of the Record Date are treated as one Class of Claims and

        Borrowed Money Claims not exceeding $20,000 principal amount as of such date are treated as a separate Class.  Holders of all such Allowed

        Claims shall be entitled to post-petition interest calculated as provided in Exhibit G to the Plan.  The Plan provides for payment of each such Allowed Claim and related post-petition interest in full with each holder of a Claim exceeding $20,000 in principal amount as of the

        Record Date receiving its proportionate share (generally based on the proportion of such Allowed Claim to all Allowed Claims in such Class) of cash, if any, each Issue of New Indenture Securities to be issued by Reorganized Columbia (except that Holders of Claims entitled to receive New Indenture Securities having an aggregate principal amount not exceeding $70,000 will receive only Issue A New

        Indenture Securities) and the DECS and New Preferred Stock to be issued by Reorganized Columbia (subject to adjustment to avoid the issuance of fractional shares of DECS and New Preferred Stock and non-round lots of any Issue of New Indenture Securities).  Each holder of such a Claim not exceeding $20,000 in principal amount as of the Record Date will receive cash.

                 The DECS and the New Preferred Stock issued to the Holders of

        Borrowed Money Claims will be redeemable by Columbia on the terms and conditions described more fully in Exhibit 4 to this Disclosure

        Statement.  In summary, Columbia, at its option, may redeem the DECS and then (or concurrently) the New Preferred Stock in whole or in part,

        at any time on or prior to the 120th day following the Effective Date

        (provided that Columbia may not redeem less than all of either class of securities if, after giving effect to such redemption, less than $50 million in Liquidation Value of such class of securities would be outstanding).  Upon any such redemption, each Holder of DECS and New

        Preferred Stock to be redeemed will receive, in exchange for such equity securities, cash in an amount
        equal to the sum of (i) the Liquidation Value of such DECS and New

        Preferred Stock and (ii) if such redemption occurs after the 90th day following the Effective Date, all accrued and unpaid dividends thereon.

                 Borrowed Money Claims not exceeding $20,000 in principal

        amount as of the Record Date are unimpaired and Holders of such Claims will not be entitled to vote on the Plan.  Borrowed Money Claims in excess of $20,000 in principal amount as of the Record Date are impaired and Holders of such Claims will be entitled to vote on the

        Plan.

                 (5)  As stated in Section B.6.C. above, Holders of Securities

        Claims that do not opt out of the Class Action and that timely file

        Proof of Claim and Release Forms in the District Court will be paid their share (determined in accordance with the allocation set forth in the Class Action Settlement Documents) of the Settlement Fund provided for therein and described in Section IV.D.6, "Status and Treatment of

        Securities Claims and Derivative Litigation."  The Securities Claims

        (other than certain Claims of Opt-out Securities Claimants described below) are unimpaired and Holders of such Claims will not be entitled to vote on whether or not to accept the Plan.

                 Columbia will object to and/or seek the estimation of the

        Opt-out Securities Claims, the Holders of which file or are deemed to file proofs of Claim in the Bankruptcy Court, and such Claimants will litigate their Claims in the District Court sitting in bankruptcy after the Effective Date, and will be paid by

        Reorganized Columbia the Allowed amount of their Claims, if and when such Claims are Allowed, in Common Stock valued at then current market prices or, at Columbia's option, in cash.  Opt-out Securities Claims,

        the Holders of which file or are deemed to file proofs of Claim in the

        Bankruptcy Court, are impaired and all Holders of such Claims will be entitled to vote on whether or not to accept the Plan unless Columbia elects, prior to Confirmation of the Plan, to pay those Claims, when

        Allowed, in cash, in which case such Claims will not be impaired and the Holders thereof will not be entitled to vote on whether or not to accept the Plan.

                 (6)  The Columbia Omnibus Settlement and the Plan include

        consideration from Columbia to TCO and its creditors to settle the

        Intercompany Claims.  Class 5, consisting of the Intercompany Claims,

        is unimpaired.

                 (7)  The Stockholders will continue to own their interests in

        Reorganized Columbia, but are deemed to be impaired by the Plan and will be entitled to vote on such Plan.

                 (8)  As stated in Section B.6.d above, Class 6 Claims

        consisting of various indemnity, pension and guaranty-type obligations of Columbia, will be assumed by Reorganized Columbia and paid in the ordinary course of business, and
        will remain unimpaired within the meaning of section 1124 of the

        Bankruptcy Code.

        D.       CONDITIONS

        The Confirmation and effectiveness of the Plan are subject to certain conditions.  Those conditions include, among other things, that (i) the TCO

Plan shall have been (or is concurrently) confirmed and the order with respect to such Confirmation shall not have been vacated, reversed or stayed, and such

Plan shall have become (or concurrently becomes) effective; (ii) the SEC shall have approved, under the HCA, the Columbia Plan and the transactions under the

TCO Plan requiring its approval, and the related order shall not have been vacated, reversed or stayed; (iii) Moody's Investors Service, Inc. and Standard

& Poor's Ratings Group shall have confirmed that the New Indenture Securities,

upon their issuance, will be rated Investment Grade; (iv) TCO and Columbia will have received a satisfactory ruling from the Internal Revenue Service to the effect that the payments made by TCO under the TCO Plan that are attributable to the breach, termination or rejection of gas purchase contracts are deductible in the year paid by TCO for federal income tax purposes; provided that, if such ruling has not been received by December 15, 1995, then the settlement with the Initial Accepting Producers shall terminate on December 31,

1995, unless prior to December 31, 1995 either (a) Columbia and TCO waive the receipt of such ruling as a condition to Confirmation or the Effective Date, as appropriate, or (b) the

Initial Accepting Producers agree, in writing, to an extension of the time within which the IRS ruling must be obtained; (v) the District Court shall have entered an Order and Judgment approving the Class Action Settlement and dismissing the Class Action, and such order shall not have been vacated,

reversed or stayed; (vi) a Stipulation of Dismissal With Prejudice of the

Intercompany Claims Litigation, conditioned only upon the completion of payment of all distributions payable on the effective date of the TCO Plan, shall have been filed with and, if necessary, approved by the District Court; (vii)

Reorganized Columbia will have entered into the New Indenture, the Working

Capital Facility and the Term Loan Facility; and (viii) the Effective Date shall have occurred on or before June 28, 1996.  For a complete description of all of the conditions to the Plan and, if applicable, the circumstances under which they may be waived, see Section VI.K, "Conditions Precedent to

Confirmation and Consummation of the Plan."

        E.       CONCLUSION

        The Plan provides for termination of bankruptcy proceedings pending for nearly four years and payment in full of all pre- petition liquidated Allowed

Claims of Creditors of Columbia, together with post-petition interest, while at the same time preserving the basic business operations of Columbia and its subsidiaries which have proved to be financially sound overall.  Columbia believes that resolution of its own and TCO's bankruptcy proceedings on the terms set forth in the Plan and
the TCO Plan provides the most expeditious path out of Chapter 11, and will result in the preservation and ultimately the enhancement of values for shareholders.  Columbia's Creditors and Stockholders are urged to vote for acceptance of the Plan as a prompt, cost-effective and balanced solution for all concerned.

II.      OVERVIEW OF THE PLAN

         THE FOLLOWING IS A BRIEF OVERVIEW OF CERTAIN MATERIAL PROVISIONS OF THE PLAN. THIS OVERVIEW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE PLAN, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT 1. ADDITIONALLY, SECTION VI, "PLAN TREATMENT OF CLAIMS AND SUMMARY OF OTHER PLAN PROVISIONS," OF THIS DISCLOSURE STATEMENT CONTAINS A DETAILED NARRATIVE DESCRIPTION OF THE TREATMENT OF CLAIMS UNDER AND MECHANICS FOR IMPLEMENTATION OF THE PLAN.

         A.      REORGANIZED COLUMBIA

         Under the Plan, Reorganized Columbia will continue to operate as a public utility holding company under the HCA, and will retain ownership of the stock of its various subsidiaries, including TCO.  Aside from those changes specifically identified in Section X.G, "Reorganized Columbia - Management,"

the Plan does not provide for any further changes to Columbia's current management.


         B.      SUMMARY OF DESCRIPTION OF CLASSES AND DISTRIBUTIONS

         The Plan proposes the payment of the Allowed amounts of all Claims in full, together with, in most cases, appropriate post-petition interest, in cash or, in the case of Borrowed Money Claims in excess of $20,000 in principal amount as of the Record Date, in a combination of New Indenture Securities,

with maturities ranging from five to thirty years, shares of New Preferred

Stock and DECS and, if available, cash.  Holders of Securities Claims that timely file Proof of Claim and Release Forms in the District Court in

accordance with the Stipulation of Settlement will receive distributions and participate in the Settlement provided for therein.  Holders of Securities

Claims
that opt out of the Class Action and timely file or are deemed to file proofs of Claim in the Bankruptcy Court may continue to litigate their Claims against Columbia in the District Court sitting in bankruptcy after the

Effective Date, and will be paid by Reorganized Columbia the Allowed amounts of such Securities Claims, if and when such Claims are Allowed, in Common Stock valued at then current market prices or, at Columbia's option, in cash, or any combination of the foregoing, in an amount equivalent to, as of the date of distribution, the Allowed amounts of such Claims.  The Plan further provides that the current Holders of Common Stock will retain their holdings.

         The following table summarizes each category of Claims and Interests and indicates, where appropriate, the classification of Claims and Interests,

the estimated amount at which Claims in each Class will be Allowed and, for impaired Classes, the estimated number of Claimants or Interest Holders voting in each Class.  As the Plan contemplates the payment in full of all Allowed

Claims, the distribution for each Class thereunder is one hundred percent.

         The estimated Claims amounts in the following table assume an

Effective Date of December 31, 1995.(1)  Such amounts






- ----------------------------------

(1) Unless otherwise specified, all references to the Effective Date in this Disclosure Statement and calculations based thereon assume an Effective Date of December 31, 1995. The actual Effective Date may differ from the assumed Effective Date set forth herein for a variety of substantive and scheduling reasons, including the ultimate date set by the Bankruptcy Court for the Confirmation hearing and the date upon which conditions to the Effective Date have been
                                                          (continued...)

constitute Columbia's present estimates of the amounts of such Claims upon resolution of all Disputed Claims.  The estimated amounts separately state the principal portions of the Claim (which in most cases is the pre-petition Claim amount, including pre-petition interest) and, where appropriate, estimates of accrued post-petition interest on pre-petition indebtedness through the

Effective Date, calculated as provided in the Plan.

         By far the largest percentage of all Claims Filed against Columbia's

Estate are claims for principal, interest and other amounts due on Borrowed

Money Claims.  Columbia and its advisors have worked with the Creditors'

Committee and the Equity Committee and their advisors and the representatives of and advisors to various Creditors in an effort to resolve discrepancies in the amounts of those Claims.  The method of calculating post-petition interest on the Borrowed Money Claims, as set forth in Exhibit G to the Plan, has been determined by Columbia after extensive discussion with the Creditors' Committee and the Equity Committee, and is to be approved by the Bankruptcy Court as part of the Confirmation of the Plan, if not previously approved.  Columbia believes that, except as to the Securities Claims of Opt-Out Securities Claimants, if

any, there are no material disputes over the amount at which Claims are to be

Allowed.

- ----------------------------------

(1)(...continued)
         satisfied or, if waivable, waived. See Section VI.K.2, "Conditions to the Effective Date."

         Claims in Class 3.2 and Claims in Class 7, if Columbia does not elect to pay such Class 7 Claims, if and when Allowed, solely in cash, and Interests in Class 8 are, or are deemed to be, impaired under the Plan.  All other

Classes are unimpaired and, thus, will not vote on the Plan.

         Set forth in Section II.D below is a Payout Analysis of the Plan Dated

July 26, 1995 (the "Payout Analysis").  The Payout Analysis sets forth the estimated level of distributions under the Plan in respect of all Claims,

classified and unclassified, and is premised upon the treatment of Claims described herein, as well as the fulfillment of the numerous assumptions set forth in this Disclosure Statement.


         C.   TABLE OF SUMMARY DESCRIPTION OF CLASSES AND THEIR DISTRIBUTIONS

DESCRIPTION AND ESTIMATION                                     DESCRIPTION OF
OF CLAIMS AND INTERESTS                                        DISTRIBUTION UNDER THE PLAN
- --------------------------                                     ---------------------------
1.  UNCLASSIFIED CLAIMS
    -------------------

PROFESSIONAL CLAIMS: Claims for unpaid fees and                Each Holder of an Allowed Professional Claim
expenses of Professionals and amounts for                      will receive cash in the amount of such Claim
compensation allowed under sections 330(a) and                 on the later of the Effective Date or the tenth
503(b) of the Bankruptcy Code.  Professional                   day after the Claim is Allowed.  Post-petition
Claims further consist of any claims for                       interest will be payable, to the extent Allowed
compensation by the Trustee, the Bank Agent,                   by the Bankruptcy Court, on amounts held back
the LESOP Indenture Trustee or other parties                   by order of the Bankruptcy Court with respect
pursuant to applications made under section                    to interim fee applications.  Professional
503(b) of the Bankruptcy Code.                                 Claims are unimpaired.

  ESTIMATED PAYMENTS:
  $4.8 million

  DISTRIBUTION: 100%

 POST-PETITION OPERATIONAL CLAIMS: Claims                       Each Post-Petition Operational Claim will be
 incurred by Columbia in the ordinary course of                 assumed by Reorganized Columbia and paid in the
 its business post-petition, including tax                      ordinary course of business according to the
 obligations, trade vendor and supplier                         terms of the transaction giving rise to such
 obligations and post-petition obligations under                Claim.  Post-Petition Operational Claims are
 contracts and leases.                                          unimpaired.

   ESTIMATED PAYMENTS:
   Not applicable

   DISTRIBUTION: 100%

 ASSUMED EXECUTORY CONTRACT CLAIMS:  Claims                     Each Holder of an Allowed Assumed Executory
 arising from the assumption by Columbia of pre-                Contract Claim will receive cash in the amount
 petition executory contracts, including, if the                of such Claim, together with post-petition
 Bankruptcy Court shall approve, the Tax                        interest at the non-default contractual rate,
 Allocation Agreement (defined in Section IV.C),                if one is provided, and otherwise at the rate
 and unexpired leases pursuant to section                       of 6% per annum, or as otherwise provided by
 365(b)(1) of the Bankruptcy Code.                              the Bankruptcy Court.  Distribution will be
                                                                made on the Effective Date or such earlier or
                                                                later time as may be authorized by the
                                                                Bankruptcy Court.  Any Assumed Executory
                                                                Contract Claim that is Allowed after the
   ESTIMATED PAYMENTS:                                          Effective Date will receive cash in the amount
   Pre-Petition Claims: $ 23.9 million                          of such Claim, together with such interest,
   Post-Petition Interest: $ 5.3 million                        within thirty days after the end of the
                                                                Calendar Quarter in which such Claim is
   DISTRIBUTION: 100%                                           Allowed.  Assumed Executory Contract Claims are
                                                                unimpaired.


 U.S. TRUSTEE'S FEE CLAIMS:  The quarterly                      The U.S. Trustee's Fee Claims which remain
 statutory fees owed to the United States                       unpaid and outstanding as of the Effective Date
 Trustee.                                                       will be paid in full in cash.  The U.S.
                                                                Trustee's Fee Claims are unimpaired.
   ESTIMATED PAYMENTS: $5,000

   DISTRIBUTION: 100%



 MISCELLANEOUS ADMINISTRATIVE CLAIMS:  All                      Miscellaneous Administrative Claims that have
 Administrative Claims not included in the                      been liquidated prior to the Effective Date
 previous categories of Unclassified Claims,                    shall be paid in full in cash on the Effective
 including (i) contingent indemnification Claims                Date. Any Miscellaneous Administrative Claims
 of officers, directors, employees and agents of                that remain unliquidated as of the Effective
 Columbia, TCO or other subsidiaries of                         Date will be assumed by Reorganized Columbia
 Columbia, (ii) post-petition personal injury                   and paid as they come due, as otherwise agreed
 Claims, (iii) indemnity Claims under the Canada                by the relevant Person or as directed by the
 Sale Agreement in favor of the purchaser of the                Bankruptcy Court.  If the indemnity Claims
 stock of Columbia Canada                                       under the Canada Sale Agreement are assumed, the

 and (iv) indemnity Claims under Columbia's                     present Kotaneelee Escrow will be adjusted
 indemnity agreement with the Reliance Group.                   in accordance with the provisions of the Canada
                                                                Sale Agreement.  Miscellaneous Administrative
   ESTIMATED PAYMENTS:                                          Claims that have been liquidated prior to the
   $470,000                                                     Effective Date shall receive post-petition
                                                                interest at the non-default contractual rate,
   DISTRIBUTION: 100%                                           if one is provided, and otherwise at the rate
                                                                of 6% per annum, or as otherwise provided by
                                                                the Bankruptcy Court.  Miscellaneous
                                                                Administrative Claims are unimpaired.


 PRIORITY TAX CLAIMS: Claims attributable to                    Each Holder of an Allowed Priority Tax Claim
 income taxes, property taxes and any other                     will receive cash in the aggregate amount of
 taxes entitled to priority in payment pursuant                 such Claim and post-petition interest thereon
 to section 507(a)(8) of the Bankruptcy Code.                   calculated at the appropriate statutory rate,
                                                                if one is provided, and otherwise at the rate
   ESTIMATED PAYMENTS:                                          of 6% per annum, or as otherwise provided by
   Pre-Petition Claims: $111.9 million                          the Bankruptcy Court, on the Effective Date, if
   Post-Petition Interest: $24.6 million                        then allowed, or if not then allowed, within
                                                                thirty days from the date on which such Claim
   DISTRIBUTION: 100%                                           becomes Allowed; provided, however, that with
                                                                respect to any such Claim of the IRS for
                                                                federal income taxes pursuant to the IRS
                                                                Settlement Agreement (i) Columbia will pay such
                                                                Claim in equal quarterly installments
                                                                commencing three months from the Effective Date
                                                                over the course of six years as measured from
                                                                the date such Claim was first assessed, or such
                                                                earlier date as may be determined by
                                                                Reorganized Columbia (except that the first
                                                                quarterly installment will be paid in three
                                                                equal monthly installments commencing on the
                                                                Effective Date) with interest at the rate set
                                                                forth in Section D.7 of the IRS Closing
                                                                Agreement and (ii) Columbia will, on the
                                                                Effective Date, be reimbursed by TCO for any
                                                                portion of the Claim allocable to TCO under the
                                                                Tax Allocation Agreement and in turn will
                                                                reimburse its other subsidiaries for any sums
                                                                due to such subsidiaries under the Tax
                                                                Allocation Agreement.  Priority Tax Claims are
                                                                unimpaired.

 2.  SECURED CLAIMS
     --------------

 CLASS 1:  DIP FACILITY CLAIM:  The Claim of                    The DIP Facility Claim will be paid in full on
 Chemical Bank as agent under the DIP Facility.                 the Effective Date and the DIP Facility will
                                                                terminate by its terms on the Effective Date.
   ESTIMATED PAYMENTS:                                          Any Deficiency Claim will be treated as a
   $48,000                                                      "superpriority" Administrative Expense Claim.
                                                                The DIP Facility Claim is unimpaired.
   DISTRIBUTION: 100%

 3. UNSECURED CLAIMS
    ----------------

 CLASS 2: UNSECURED NON-BORROWED MONEY CLAIMS:                  Each Holder of an Allowed Class 2 Claim will
 All Unsecured Claims that are not otherwise                    receive, on the Effective Date, cash in an
 classified under the Plan, including Unsecured                 amount equal to the Allowed amount of such
 Claims for uncashed checks, intercompany                       Claim, together with post-petition interest at
 payables and other trade payables.  Class 2                    the non-default contractual rate, if one is
 includes all Allowed Claims for pre-petition                   provided, and otherwise at the rate of 6% per
 and post-petition fees and costs of Creditors                  annum, or as otherwise determined by the
 including such Claims of (i) the Indenture                     Bankruptcy Court.  Class 2 Claims are
 Trustee arising under the 1961 Indenture and                   unimpaired.
 (ii) the Bank Agent arising under the $500
 Million Credit Agreement and the $750 Million
 Agreement, if such Claims arise as a result of
 contractual obligations under the relevant debt
 instrument.


   ESTIMATED PAYMENTS:
   Pre-Petition Claims: $1.0 million
   (net of setoffs)

    Post-Petition Interest: $0.3 million

   DISTRIBUTION: 100%

 CLASS 3.1: UNSECURED BORROWED MONEY                            Each Holder of a Class 3.1 Claim will receive,
 CONVENIENCE CLAIMS:  Unsecured Borrowed Money                  on the Effective Date, payment in full in cash
 Claims that would be classified as  Class 3.2                  of the aggregate of the Allowed amount of its
 Claims but for the fact that such Claims did                   Claim and post-petition interest thereon
 not exceed $20,000 in principal amount as of                   calculated in accordance with the paragraph of
 the Record Date.  Columbia believes all such                   Exhibit G attached to the Plan applicable to
 Claims to be Debenture Claims.                                 such Claim as if such Claim were a Class 3.2
                                                                Claim.  Class 3.1 Claims are unimpaired.
   ESTIMATED PAYMENTS:
   Included in Estimated Payments for
   Debenture Claims in Class 3.2


   DISTRIBUTION: 100%


 CLASS 3.2: UNSECURED BORROWED MONEY CLAIMS:                    Each Holder of an Allowed Class 3.2 Claim shall
 All Borrowed Money Claims that, as of the                      receive, on the Effective Date, payment in full
 Record Date, were for an amount in excess of                   of the aggregate of the Allowed amount of its
 $20,000 in principal amount, consisting of the                 Claim and post-petition interest thereon
 following:                                                     calculated in accordance with the paragraph of
                                                                Exhibit G attached to the Plan applicable to
                                                                such Claim.  Payment will be effected by
                                                                distributing to or for the benefit of each such
                                                                Holder its Pro Rata Share of each of (i) the
                                                                Cash Consideration, if any, (ii) each Issue of
                                                                New Indenture Securities (except that Holders
                                                                of Claims entitled to receive New Indenture


 a. DEBENTURE CLAIMS:  All Claims                               Securities aggregating less than $70,000 (in
    arising under the Debentures.                               principal amount) will receive only one Issue
                                                                (Issue A) of New Indenture Securities), and
    ESTIMATED PAYMENTS:                                         (iii) shares of DECS having an aggregate
    Pre-Petition Claims: $926.7 million                         Liquidation Value of $200 million and (iv)
    Post-Petition Interest:  $432.9 million                     shares of New Preferred Stock having an
                                                                aggregate Liquidation Value of $200 million;
 b. $500 MILLION CREDIT AGREEMENT CLAIMS:                       subject to adjustment to avoid issuance of
    All Claims (other than Auction Note                         fractional shares of DECS and New Preferred
    Claims) arising under the $500 Million                      Stock and non-round lots of New Indenture
    Credit Agreement.                                           Securities of any Issue.  The DECS and the New
                                                                Preferred Stock issued to the Holders of Class
    ESTIMATED PAYMENTS:                                         3.2 Claims will be redeemable by Columbia, at
    Pre-Petition Claims: $101 million                           its option, in whole or in part, at any time on
    Post-Petition Interest:  $31.5 million                      or prior to the 120th day following the
                                                                Effective Date.  Upon any such redemption, each
 c. $750 MILLION CREDIT AGREEMENT CLAIMS:                       holder of DECS and New Preferred Stock will
    All Claims arising under the $750 Million                   receive, in exchange for such equity securities
    Credit Agreement.                                           so redeemed, cash in an amount equal to the sum
                                                                of (i) the Liquidation Value of such DECS and
    ESTIMATED PAYMENTS:                                         New Preferred Stock and (ii) if such redemption
    Pre-Petition Claims: $ 404.5 million                        occurs after the 90th day following the
    Post-Petition Interest:  $ 138.2 million                    Effective Date, all accrued and unpaid
                                                                dividends thereon.  To the extent the DECS and
 d. COMMERCIAL PAPER CLAIMS:  All Claims                        New Preferred Stock are not redeemed within the
    arising under the Commercial Paper.                         120-day period, the dividend rates thereon will
                                                                be reset and certain other terms will be
    ESTIMATED PAYMENTS:                                         established.  Class 3.2 Claims are impaired.
    Pre-Petition Claims: $ 268 million
    Post-Petition Interest:  $ 89.5 million

 e. BID NOTE CLAIMS: All Claims arising under the Bid Notes.

    ESTIMATED PAYMENTS:
    Pre-Petition Claims: $ 76.6 million
    Post-Petition Interest: $26.3 million

 f. AUCTION NOTE DEBT CLAIMS: All Claims arising under the Auction Note Debt.

    ESTIMATED PAYMENTS:
    Pre-Petition Claims: $ 45.4 million
    Post-Petition Interest:  $ 15.6 million

 g. MEDIUM TERM NOTE CLAIMS:  All Claims
    arising under the Medium Term Notes.

    ESTIMATED PAYMENTS:
    Pre-Petition Claims:  $ 471.3 million
    Post-Petition Interest:  $ 225.7 million

 h. LESOP CLAIMS: All Claims of holders of the LESOP Debentures arising under the LESOP Guaranty.

    ESTIMATED PAYMENTS:
    Pre-Petition Claims: $ 87 million
    Post-Petition Interest: $ 40.1 million
    (to be reduced by application of the
    proceeds of the sale of Common Stock by
    the LESOP Trustee.)

 i. RATE SWAP CLAIMS: All Claims arising under the Rate Swap Agreement.

    ESTIMATED PAYMENTS:
    Pre-Petition Claim: $ 3.2 million
    Post-Petition Interest: $ 0.8 million

    ESTIMATED NUMBER OF CLASS 3.2 CLAIMANTS:
    3,500 (based upon number of registered
    holders and an estimate of the number of beneficial owners holding in street name.
    Does not include all beneficial owners.)

    DISTRIBUTION ON ALL CLASS 3.2 CLAIMS: 100%



 4.  SECURITIES CLAIMS
     -----------------

 CLASS 4: SECURITIES CLAIMS: All Securities                     Pursuant to the Stipulation of Settlement,
 Claims, the Holders of which have not filed                    Columbia and the other Contributors (consisting
 Opt-out Forms.                                                 of the primary insurance carrier for Columbia's
                                                                officers and directors, the underwriters of
   ESTIMATED PAYMENTS: Approximately $16.5                      Columbia's December 6, 1990 public offering and
   million (of a total Settlement Fund of $36.5                 Arthur Andersen L.L.P.) shall establish a
   million) will be contributed by Columbia                     Settlement Fund of $36.5 million (of which
                                                                approximately $16.5 will be contributed by
   DISTRIBUTIONS:  100%                                         Columbia) to settle the Class Action.  The
                                                                Stipulation of Settlement provides that the
                                                                portion of Settlement Fund that is not applied
                                                                to pay counsel fees and costs of administration
                                                                shall be distributed to persons who purchased
                                                                or otherwise acquired Columbia debentures or
                                                                shares of or call options on Common Stock or
                                                                sold put options on Common Stock from
                                                                January 19, 1990 through June 18, 1991 and who
                                                                timely file Proof of Claim and Release Forms in
                                                                the District Court.  Each such Holder shall
                                                                receive its share (determined in accordance
                                                                with the allocation set forth in the Class
                                                                Action Settlement Documents) of the Settlement
                                                                Fund that is not applied to pay

                                                                counsel fees and costs of administration.
                                                                Persons not satisfying the criteria described
                                                                above shall not receive any payment under the
                                                                Class Action Settlement.  Holders of Securities
                                                                Claims may elect not to participate in and be
                                                                bound by the Class Action by submitting the
                                                                Opt-out Form contemplated by the Stipulation of
                                                                Settlement, in which case they will be treated
                                                                as Class 7 Claimants, provided that they file
                                                                or are deemed to file proofs of Claim in the
                                                                Bankruptcy Court.  Class 4 Claims are
                                                                unimpaired.

 5.  INTERCOMPANY CLAIMS
     -------------------

 CLASS 5: INTERCOMPANY CLAIMS: All Claims                       On the Effective Date, pursuant to the Columbia
 asserted against Columbia and CNR on behalf of                 Omnibus Settlement, the Intercompany Claims
 TCO in the Intercompany Claims Litigation and                  shall be settled and discharged in full.  Class
 any Claims or causes of action against Columbia                5 Claims are unimpaired.
 or CNR arising out of the same or similar facts
 or circumstances.

 6.  ASSUMED CLAIMS
     --------------

 CLASS 6.1:  Indemnity Claims of Officers and                   Each Holder of a Class 6.1 Claim that is
 Directors: All claims of officers, directors,                  Allowed on the Effective Date will receive, on
 employees and agents of Columbia, TCO or                       the Effective Date, cash in an amount equal to
 Columbia's other subsidiaries arising from                     the Allowed amount of such Claim.  All
 liabilities for which Columbia has an indemnity                Indemnity Claims which are not Allowed on the
 obligation under Columbia's certificate of                     Effective Date shall survive and be unaffected
 incorporation or otherwise.                                    by the Confirmation Order and will be assumed
                                                                and paid by Reorganized Columbia if and when
                                                                due and payable.  Class 6.1 Claims are
    ESTIMATED PAYMENTS:                                         unimpaired.
    Not applicable

    DISTRIBUTION:  100%



 CLASS 6.2:  Pension Claims: All Claims relating                On the Effective Date, Reorganized Columbia
 to Columbia's Retirement Plan, including the                   will assume its obligations to the Retirement
 Retirement Plan's Claims, if any, for minimum                  Plan, including all obligations imposed by
 funding contributions required by ERISA and the                ERISA.  The Claims in Class 6.2 shall survive
 three Claims filed by the PBGC against Columbia                and be unaffected by the Confirmation Order.
 with regard to the Retirement Plan.                            Class 6.2 Claims are unimpaired.

    ESTIMATED PAYMENTS:
    Not applicable

    DISTRIBUTION:  100%

                                     II-10

 CLASS 6.3:  Shawmut Guaranty Claim: Columbia's                 The Plan will leave unaltered the legal,
 secondary obligations to Shawmut Bank, N.A. for                equitable and contractual rights to which
 certain of the obligations of Columbia Gas of                  Shawmut is entitled under Columbia's guaranty
 Ohio, Inc. for payments under the lease for the                to Shawmut and nothing in the Confirmation
 latter's headquarters located in Ohio.                         Order will affect such rights.  The Shawmut
                                                                guaranty Claim will be assumed and paid by
    ESTIMATED PAYMENTS:                                         Reorganized Columbia if and when due and
    Not applicable                                              payable.  The Class 6.3 Claim is unimpaired.

    DISTRIBUTION:  100%

 7.  OPT-OUT SECURITIES CLAIMS:
     -------------------------

 CLASS 7: OPT-OUT SECURITIES CLAIMS: All                        Columbia shall object to and/or seek the
 Securities Claims the Holders of which timely                  estimation of the Claims of Class 7 Claimants
 file Opt-out Forms and file or are deemed to                   and such Claimants shall litigate their Claims
 have filed their Claims in the Bankruptcy                      in the District Court sitting in bankruptcy.
 Court.                                                         Class 7 Claimants will be paid by Reorganized
                                                                Columbia the Allowed amount of their Claims, if
   ESTIMATED PAYMENTS:  $0                                      and when such Claims are Allowed, in Common
                                                                Stock valued at then current market prices or,
   DISTRIBUTIONS: Not applicable                                at Columbia's option, in cash, or any
                                                                combination of the foregoing, in an amount
                                                                equal to the Allowed amount of such Claims.
                                                                Class 7 Claims are impaired, unless Columbia
                                                                elects, prior to Confirmation of the Plan, to
                                                                pay such Claims, if and when Allowed, in cash,
                                                                in which case such Claims are unimpaired.


 8.  INTERESTS
     ---------

 CLASS 8:  INTERESTS: All Interests in Common                   All Interests shall survive.  Class 8 Interests
 Stock.                                                         may be affected by the Plan as a result of the
                                                                issuance of shares of DECS and the possible
                                                                issuance of additional shares of Common Stock.
    ESTIMATED NUMBER OF INTEREST HOLDERS:                       Class 8 Interests are deemed impaired.
    57,500 registered Stockholders, which, in
    Columbia's estimate, represents
    approximately 90,000 beneficial holders.


         D.   PAYOUT ANALYSIS
                         The Columbia Gas System Inc.
                Payout Analysis Reflecting Emergence @ 12/31/95
                  Includes Setoffs and All Claims Limitations
                                                                         7/26/95

  CLASS                              CLAIM CATEGORY                             NET CLAIM           PAYOUT         PAYOUT
  -----                              --------------                             ---------           ------         ------
       1.                         Unclassified Claims:
                                  --------------------
      1.a                         Administrative Claims
            i.           Administrative Professional Fee Claims                   4,755,949        100.00%        4,755,949
           ii.              Post Petition Operational Claims                              0        100.00%                0
          iii.              Assumed Executory Contract Claims                    29,152,716        100.00%       29,152,716
           iv.                  U.S. Trustee's Fee Claims                             5,000        100.00%            5,000
            v.             Miscellaneous Administrative Claims                      470,000        100.00%          470,000
                                                                              -------------        -------    -------------
                                     TOTAL CLASS 1.a                             34,383,665        100.00%       34,383,665
                                                                              -------------        -------    -------------

      1.b                          Priority Tax Claims                          136,504,705        100.00%      136,504,705
                                                                              -------------        -------    -------------

                                          TOTAL                                 170,888,370        100.00%      170,888,370
                                                                              =============        =======    =============

       2.                   Classes of Claims and Interests:
                            --------------------------------
      2.a                          DIP Facility Claims                               48,000        100.00%           48,000

      2.b                       Non-Borrowed Money Claims                         1,272,325        100.00%        1,272,325

      3.1                   Borrowed Money Convenience Claims                          N/A*        100.00%             N/A*

      3.2                     Other Borrowed Money Claims**
                              -----------------------------
            i.                      Debenture Claims                          1,359,604,349        100.00%    1,359,604,349
           ii.                 $500 Million Credit Claims                       132,509,831        100.00%      132,509,831
          iii.                 $750 Million Credit Claims                       542,728,650        100.00%      542,728,650
           iv.                   Commercial Paper Claims                        357,486,508        100.00%      357,486,508
            v.                       Bid Note Claims                            102,854,556        100.00%      102,854,556
           vi.                  Auction Note Debt Claims                         60,902,734        100.00%       60,902,734
          vii.                   Medium Term Note Claims                        696,996,923        100.00%      696,996,923
         viii.                        LESOP Claims                              127,109,195        100.00%      127,109,195
           ix.                      Rate Swap Claims                              4,031,210        100.00%        4,031,210
                                                                              -------------        -------    -------------
                                     TOTAL CLASS 3.2                          3,384,223,956        100.00%    3,384,223,956
                                                                              -------------        -------    -------------

      4.0                           Securities Claims                            16,500,000        100.00%       16,500,000***

      5.0                          Intercompany Claim                                     0        100.00%                0

      6.0                            Assumed Claims                                       0        100.00%                0
      6.1                           Indemnity Claims                                      0        100.00%                0
      6.2                         PBGC Guarantee Claims                                   0        100.00%                0
      6.3                        Shawmut Guarantee Claim                                  0        100.00%                0

      7.0                       Opt-out Securities Claims                                 0        100.00%                0

      8.0                 Interests in Common Stock of Columbia                           0        100.00%                0
                                                                              -------------        -------     -------------

                                 TOTAL CLASSIFIED CLAIMS                      3,402,044,281        100.00%     3,402,044,281
                                                                              =============        =======     =============

                                    TOTAL ALL CLAIMS                          3,572,932,651                    3,572,932,651
                                                                              =============                    =============

*        Included in estimates for Class 3.2.
** Certain Other Borrowed Money Claims are based on interest rates forecasted through December 31, 1995.
*** Columbia will contribute approximately $16.5 million and an additional $20 million will be paid by or on behalf of other Defendants in the Class Action.

III.     BUSINESSES

         A.      COLUMBIA'S HISTORIC CORPORATE STRUCTURE AND OPERATION

                 1.  GENERAL

         Columbia was incorporated in Delaware in 1926 following the merger of

Columbia Gas and Electric Company and Ohio Fuel Corporation.  Columbia became a registered public utility holding company in 1938 under the HCA and, pursuant to regulation under the HCA, divested its electric utilities in 1946, thereby resulting in a single, integrated natural gas system.

         The post-World War II demand for natural gas led to Columbia's expansion of its pipeline system from Appalachia to the Southwest and of its exploration and underground storage programs.  Today, Columbia is one of fourteen public utility holding companies registered under the HCA and one of three integrated natural gas systems so registered.

         Columbia today has eighteen subsidiaries, all but one of which are wholly-owned, comprising one of the largest natural gas systems in the United

States.  Columbia's subsidiaries are engaged in the three principal segments of the natural gas business -- exploration and production, interstate transmission and local distribution -- as well as other energy ventures such as cogeneration, propane marketing and non-regulated gas marketing.  Throughout most of this century, the System has grown in response to increasing demand for natural gas and market and regulatory changes in the industry.  The System is a


                                     III-1
major supplier of natural gas in the United States.  A leader in the industry,

Columbia, through its subsidiaries, has developed new energy ventures such as cogeneration plants (producing electricity and thermal energy from natural gas-fueled generating systems for manufacturing and consumer needs),

established one of the country's first natural gas market centers in response to a changing domestic energy market, is recommissioning part of North

America's largest liquefied natural gas facility at Cove Point, Maryland, and is utilizing new technologies such as natural gas vehicles, appliances and horizontal drilling.  Columbia also has pursued environmental conservation and safety, as exemplified by the environmental assessment and remediation programs of TCO and Columbia Gulf Transmission Company ("Columbia Gulf") along their approximately 24,000-mile pipeline system and conservation measures at the Cove

Point facility of Columbia LNG Corporation ("Columbia LNG").

                 2.       COLUMBIA BUSINESSES

         The operations of Columbia's subsidiaries are briefly summarized below.  For further information with respect to those operations, see the

Columbia Annual Report and the Columbia Quarterly Report attached hereto as

Exhibits 2 and 3, respectively.

                          a.  EXPLORATION AND PRODUCTION (E&P)

         Two Columbia subsidiaries, Columbia Gas Development Corporation

("Columbia Gas Development") and CNR, explore for,






                                     III-2
develop, acquire and produce natural gas and oil in the United States.  These companies hold interests in more than two million net acres of gas and oil leases and have proved oil and gas reserves in excess of 750 billion cubic feet of gas equivalent.  These "E&P" operations are focused in the Appalachian,

Arkoma, Permian, and Williston basins, both onshore and offshore in the Gulf

Coast areas of Texas and Louisiana, and in Utah and California.  Columbia's E&P

subsidiaries own more than 6,100 net natural gas and oil wells.  In 1994, these companies produced 66.7 billion cubic feet of natural gas and 3.6 million barrels of crude oil.

                          b.  INTERSTATE TRANSMISSION

         Columbia owns two interstate natural gas transmission companies, TCO and Columbia Gulf, which operate an approximately 24,000 mile pipeline network that extends from offshore in the Gulf of Mexico to New York and the eastern seaboard.  They serve, directly or through local retail distribution companies

("LDCs"), more than eight million customers in fifteen Northeastern, Middle

Atlantic, Midwestern and Southern states and the District of Columbia.

Additionally, TCO operates one of the nation's largest underground natural gas storage systems.

         By virtue of FERC Order No. 636, which took effect in 1993, TCO and others in the pipeline industry have had to restructure their operations,

becoming primarily transporters, rather than merchants, of natural gas.





                                     III-3

                          c.  LOCAL DISTRIBUTION COMPANIES

         Columbia's five distribution LDC subsidiaries provide natural gas service to more than 1.9 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky and Maryland.  With more than 29,000 miles of distribution pipelines, these companies serve major markets such as:  Columbus, Lorain, Parma, Springfield and Toledo in Ohio;

Gettysburg, York and a part of Pittsburgh in Pennsylvania; Lynchburg, Staunton,

Portsmouth and Richmond suburbs in Virginia; Ashland, Frankfort and Lexington in Kentucky; and Cumberland and Hagerstown in Maryland.  In 1994, these five

LDCs provided approximately 513 billion cubic feet of natural gas to their customers.

                          d.  COLUMBIA GAS SYSTEM SERVICE CORPORATION

Columbia Gas System Service Corporation (the "Service Corporation"), a mutual service company approved by the SEC under the HCA, cost-effectively provides a broad range of managerial, specialized and other business services to support the operations of Columbia and its subsidiaries.  These services include electronic data processing, risk management, accounting, legal, financial,

environmental, tax, human resources, auditing and other services for Columbia and its subsidiaries.  Through economies of scale and efficiency, the Service

Corporation is able to service the diverse and specialized needs of Columbia

System businesses.






                                     III-4

                          e.  OTHER ENERGY OPERATIONS

         Columbia companies are also engaged in other energy businesses which are highlighted below.

         Columbia Energy Services Corporation is the System's non-regulated affiliate which markets natural gas and provides an array of supply and fuel management services to distribution companies, independent power producers and other large end users both on and off Columbia's transmission and distribution pipeline systems.

         Columbia Propane Corporation and Commonwealth Propane, Inc. sell propane at wholesale and retail to more than 68,000 customers in Virginia,

Pennsylvania, Ohio, Maryland, North Carolina, Kentucky, New York and West

Virginia.

         Columbia LNG, an approximately 92%-owned subsidiary of Columbia, in partnership with a subsidiary of Potomac Electric Power Company, has started construction of a FERC-approved natural gas peaking facility at the Cove Point,

Maryland facility referred to above.  Peaking and related services are expected to start in late 1995 to meet the peak demands for natural gas in the mid-Atlantic area.

         TriStar Ventures Corporation ("TriStar") develops new business opportunities in power generation and other energy-related markets.  Its primary focus is the development, ownership and operation of natural gas-fueled cogeneration and independent power projects.  Its cogeneration projects include interests in a 117 megawatt facility at the B.F. Goodrich





                                     III-5
manufacturing plant in Pedricktown, New Jersey, a 44 megawatt facility at

International Paper's Anitech plant in Binghamton, New York, a 46 megawatt facility at the Progresso Foods plant in Vineland, New Jersey and an 85 megawatt facility in Rumford, Maine.

         Columbia Coal Gasification Corporation ("Coal Gasification") owns more than 500 million tons of coal reserves in the Appalachian area.  Approximately fifty percent of the total reserves are leased to other companies for development.

         B. PUBLIC UTILITY HOLDING COMPANY ACT REGULATION AND SYSTEM FINANCING; SEC APPROVAL OF THE PLAN

                 1. REGULATION OF COLUMBIA BY THE SEC UNDER THE HCA; EXTERNAL AND INTERNAL COLUMBIA FINANCING

                          a.  REGULATORY FRAMEWORK

         As noted above, Columbia is a public utility holding company,

registered and regulated by the SEC under the HCA.  The HCA provides an extensive regulatory framework which limits the business activities of the

System to the operation of utility companies (defined under the HCA to be the local retail distribution companies) and such nonutility businesses as are reasonably incidental or economically necessary or appropriate to the utility operations.  On an ongoing basis, the HCA requires prior approval by the SEC for issuances or acquisitions of securities by Columbia or any of its public utility subsidiaries and for acquisitions of securities by any of its non-public utility subsidiaries.





                                     III-6

         The HCA also establishes controls over certain transactions among

System companies, prohibits upstream loans to a parent company and establishes procedures for approval of a subsidiary mutual service company to provide services to affiliates generally at cost according to strict cost accounting and allocation standards.

         Sections 6 and 7 of the HCA govern the issuance by Columbia and any

Columbia subsidiary of its own securities, including the securities to be issued by Columbia under the Plan or in connection therewith.  Sections 9 and

10 of the HCA govern Columbia's acquisition of securities of its subsidiaries.

From time to time Congress has considered proposals either to repeal the HCA in its entirety or to modify it substantially.

                          b.  SYSTEM EXTERNAL AND INTERNAL FINANCING

         Substantially all outside funding of the System historically has been implemented through public equity and debt offerings by Columbia and borrowings by Columbia from banks and the transfer of the proceeds to Columbia subsidiaries through purchases of securities from those subsidiaries.  Because

Columbia itself represents the aggregate of the diversified credits of its subsidiaries, historically it had enjoyed ready and cost-efficient access to the financial markets.

         With minor exceptions, all System subsidiaries obtain their long-term capital and are financed short-term through the issuance and sale to Columbia of common stock and the issuance and sale to Columbia of unsecured installment promissory notes





                                     III-7

(or, in the case of TCO after 1985, mortgage bonds secured by substantially all its assets) on terms that approximate the terms of long-term debt instruments issued by Columbia.  As with Columbia's issuance of long-term debt securities,

the issuance and purchase of subsidiary installment promissory notes are regulated under the HCA and subject to approval by the SEC.  The rate on new intercompany installment promissory notes has been based on a published market rate for comparable utility issues.

         Funds for inventory purchases and other short-term working capital needs of Columbia's subsidiaries are obtained from a short-term financing vehicle (the "System Money Pool") administered by the Service Corporation under which subsidiaries with temporary excess funds loan those funds to subsidiaries in the System (other than TCO) in need of funds.  To the extent that the funds deposited in the System Money Pool are insufficient to meet the needs of borrowing subsidiaries, Columbia deposits funds in the System Money Pool and such funds become available for borrowing by the subsidiaries requiring short-term working capital.  The interest rates on short-term loans to the subsidiaries from the System Money Pool historically have been based on the weighted average costs for Columbia's short-term transactions.  Since the filing of Columbia's bankruptcy petition, the interest rate utilized for the

System Money Pool for borrowings and deposits has been the yield on excess funds invested in money market instruments.






                                     III-8

         Columbia anticipates that, upon consummation of the Columbia Plan, it will resume and, for the foreseeable future, continue the financing of the operations of the System subsidiaries in a manner similar to that described above for the pre-Petition Date period.

                 2.       HCA JURISDICTION OVER THE TERMS OF THE PLAN

         Under Section 11(f) of the HCA, the Plan must be approved by the SEC after public notice and opportunity for hearing, and, under Section 11(g) of the HCA, a report by the SEC on the Plan (or an abstract of such report), made after opportunity for hearing, must be distributed to Columbia's Stockholders and Creditors in order to solicit their acceptances of the Plan.

         While pursuant to HCA Rule 49(c), SEC review of reorganization plans of non-utility subsidiaries of registered holding companies such as TCO is not required, several of the transactions which are or may be necessary in order to consummate the TCO Plan (as distinguished from the TCO Plan itself) require approvals by the SEC under the HCA.  Specifically, (i) the acquisition by

Columbia of securities of TCO in satisfaction of its existing Secured Claims against TCO requires approval under Sections 9 and 10 and (ii) any issuance of

Common Stock or other securities of Columbia pursuant to the Plan or the TCO

Plan and Columbia's guaranties in respect of payments to Creditors under the

TCO Plan require approval under Sections 6, 7 and 12.  In each case, public notice and an





                                     III-9
opportunity for a hearing before the SEC by interested parties are required.

         In accordance with section 11(f) of the HCA, on May 4, 1995, Columbia filed an Application-Declaration on Form U-1 with the SEC seeking approval of the Plan and Columbia's participation in the TCO Plan and seeking authorization to disseminate this Disclosure Statement, along with the SEC's report, which application was amended on June 21, 1995 (such application, as amended, the

"Application").  In the Application, Columbia requested that the SEC issue its

Notice with respect to Columbia's Application no later than June 23, 1995.  On

June 23, 1995, the SEC issued its Notice with respect to the Application which set July 17, 1995 as the deadline for filing written comments or requests for hearing with the SEC.  As of the date hereof, Columbia is not aware of any written comments or requests for hearing filed with the SEC.  Columbia will supplement this Disclosure Statement when a report has been issued by the SEC under Section 11(g) of the HCA with respect to the Plan.

         Columbia has no reason to believe that the Plan will not be approved by the SEC.  Similarly, neither Columbia nor TCO has any reason to believe that the TCO Plan transactions which require approval by the SEC will not be so approved.






                                     III-10

IV. SUMMARY OF SIGNIFICANT CLAIMS IN COLUMBIA'S CHAPTER 11 CASE AND THEIR SETTLEMENTS OR PROPOSED RESOLUTIONS

         A. BORROWED MONEY CLAIMS AND THE NEGOTIATIONS AND SETTLEMENT OF SUCH CLAIMS

         The majority of the Claims Filed against Columbia are unsecured Claims for amounts due under various short-term and long-term borrowing arrangements,

including: (i) Debenture Claims and Medium Term Note Claims under the 1961

Indenture, (ii) Claims under the $500 million Credit Agreement (other than the

Auction Note Debt Claims), (iii) Claims under the $750 Million Credit

Agreement, (iv) Commercial Paper Claims, (v) Auction Note Debt Claims, (vi) Bid

Note Claims, (vii) Claims under the Rate Swap Agreement, and (viii) Claims by the Holders of the LESOP Debentures issued in connection with the LESOP,

including claims under the LESOP Guaranty.  A more detailed description of the nature, amount and treatment of these Borrowed Money Claims is contained in

Section VI.A, "Classification and Treatment of Claims and Interests."

         During the course of Columbia's Reorganization Case, Columbia and its

Professionals have held regular discussions with the Equity Committee and the

Creditors' Committee, individual Creditors, and their respective professional advisors regarding the quantification and treatment of the Borrowed Money

Claims against Columbia.  The discussions with the Columbia Committees have related to, inter alia, (i) the scope of the entitlement of the Holders of

Borrowed Money Claims to distributions in respect of post-Chapter 11 petition interest, (ii) their entitlement to
call premiums or pre-payment penalties, in the case of certain issues of

Debentures and Medium Term Notes, (iii) the method of satisfaction of the

Borrowed Money Claims, and (iv) the structure and terms of various securities of

Reorganized Columbia to be distributed to the Borrowed Money Creditors under the

Plan.

         The Bankruptcy Code (consistently with pre-Bankruptcy Code federal insolvency law) requires solvent Chapter 11 debtors to compensate impaired creditors for the use of their funds during the pendency of bankruptcy proceedings.  This requirement is reflected in section 726(a)(5) of the

Bankruptcy Code which provides for the payment of post-petition interest at the

"legal rate" in cases of liquidations of debtors' estates where proceeds exceed the amounts required to pay all "allowed" claims (that is, claims for principal and pre-petition interest and other claims which have been allowed under section 502 of the Bankruptcy Code), as well as in case law reflecting an equitable obligation for solvent debtors to compensate creditors for their delay in payment.  Given that Columbia is a solvent debtor, the Plan provides that distributions to its Creditors will include amounts in respect of post-petition interest together with interest on interest.  As to the appropriate rate of such post-petition interest, the weight of existing authority indicates that, with respect to contractual claims, such rate should normally be based on the rate provided in the underlying contract or, if none is provided, at the applicable state statutory rate.

         While acknowledging the obligation of Columbia as a solvent debtor to pay post-petition interest to impaired Creditors, the Equity Committee took the position that the Bankruptcy Court has the ability to apply different interest rates, in appropriate circumstances, that distributions of post-petition interest should be limited to simple interest from the date of the filing of the Chapter 11 petition to the date of distributions under the Plan at the

Federal Judgment Interest Rate as of the Petition Date, with interest on interest payable at such Federal Judgment Interest Rate where the underlying contract provides for interest on missed interest payments and was executed after mid-1989, and that the Holders are not entitled to call premiums and/or liquidated damages.  In contrast, the Creditors' Committee took the position that such distributions should be measured by the contractual provisions relating to interest and to interest on interest applicable to each such tranche (or, absent any contractual provision, by the New York legal rate of interest) and that, as to certain tranches, post-petition interest should be compounded whether or not compounding was called for by contract or applicable law and, in addition, that certain tranches should be entitled to call premiums and/or liquidated damages.

         In order to facilitate an agreement among the parties, and to avoid the potentially significant delay and expense of litigation, Columbia proposed a compromise approach which, after further discussions with the respective

Committees and further
refinement, is now embodied in the Plan.  Under this approach, assuming a

December 31, 1995 Effective Date,  distributions in respect of post-petition interest and interest on interest shall be made on Allowed Borrowed Money

(Classes 3.1 and 3.2) Claims in the manner set forth on Exhibit G to the Plan and described in Section VI.A.2.d, "Class 3.2-Borrowed Money Claims."  No

distributions will be made in respect of call premiums or prepayment penalties.

         B.      THE INTERCOMPANY CLAIMS LITIGATION

                 1. STIPULATION AND ORDER CONCERNING PROSECUTION OF THE INTERCOMPANY CLAIMS

         On February 4, 1992, the Bankruptcy Court approved a stipulation (the

"Stipulation") among Columbia, TCO and the TCO Creditors' Committee assigning to the TCO Creditors' Committee the right to investigate and prosecute, on behalf of the TCO estate, the Intercompany Claims, including all Claims against

Columbia or CNR relating to transactions occurring prior to the Petition Date that may give rise to actions under sections 510(c), 544, 545, 547, 548, 550(a)

and 550(b) of the Bankruptcy Code or under applicable non-bankruptcy law for fraudulent conveyance, equitable subordination, illegal dividend, corporate waste, alter ego, piercing the corporate veil, preference, invalidation of unperfected liens or security interests and breach of fiduciary duty.

         The Stipulation allowed the claims to be pursued without conflict by the TCO creditors that potentially had the most to gain from the litigation and provided that TCO would cooperate
with the TCO Creditors' Committee in the investigation and prosecution of all

Intercompany Claims.  The order approving the Stipulation reserved to TCO and

Columbia the right to include settlement of the litigation in any plan(s) of reorganization.  Settlement negotiations were conducted prior to the filing of a complaint, but did not produce a settlement.

                 2.       INTERCOMPANY CLAIMS LITIGATION PROCEEDINGS

         On March 18, 1992, the TCO Creditors' Committee Filed a complaint against Columbia and CNR asserting the Intercompany Claims (the "Intercompany

Complaint") and Filed a proof of claim against Columbia based upon the

Intercompany Claims, which are summarized below.

                          a.      ALLEGATIONS OF EQUITABLE SUBORDINATION

         The Intercompany Complaint asserted that from 1985 to the filing of

TCO's bankruptcy petition in 1991, Columbia had used its position as sole stockholder of TCO to gain for itself an unfair advantage over TCO's unaffiliated creditors by maintaining TCO in an undercapitalized or insolvent condition while Columbia removed valuable assets from TCO and repositioned itself as a secured creditor in TCO's remaining assets so that Columbia would be at the head of the creditor line in the event of a TCO bankruptcy.  Among the transactions challenged as part of the equitable subordination case were the transfer of TCO's oil, gas and coal properties to CNR in exchange for the return of TCO stock; the payment by TCO of $130 million in dividends to

Columbia; the use of new secured debt to Columbia to pay principal and interest on TCO's pre-1985 unsecured debt owed to Columbia; and

the increase in TCO's secured debt to Columbia prior to bankruptcy.  The

Intercompany Complaint alleged that these actions had conferred an unfair advantage on Columbia over TCO's other creditors and caused injury to TCO and its creditors.  As a remedy for this conduct, the Intercompany Complaint sought the equitable subordination of Columbia's claims against the TCO estate to the claims of TCO's other creditors.

                          b. ALLEGATIONS SEEKING RECHARACTERIZATION OF DEBT AS EQUITY

         The Intercompany Complaint also asserted that Columbia's secured advances to TCO from 1985 through 1991 should be recharacterized as equity contributions because those loans were made by an insider at a time when TCO was undercapitalized or had inadequate equity capital such that no disinterested lender would have been willing to lend a like amount of funds to

TCO on similar terms.  The Intercompany Complaint asserted that Columbia's use of secured debt to finance TCO in these circumstances inequitably shifted the risk of loss from Columbia to TCO's other creditors.

                          c.      ALLEGATIONS OF FRAUDULENT CONVEYANCES

         The Intercompany Complaint further asserted that the transfer of TCO's oil, gas and coal properties to CNR, the payment of dividends to Columbia after

July 31, 1988, the payment of principal and interest on TCO's prior unsecured debt to Columbia after July 31, 1988, and the untimely perfection of certain of

Columbia's liens during that period constituted fraudulent conveyances under applicable state and federal law. The

Intercompany Complaint alleged that those transfers were made with the intent to hinder, delay or defraud TCO's creditors; that TCO was insolvent or engaged in business with unreasonably small capital at the time of those transfers; and

that TCO did not receive fair consideration.

                          d.      ALLEGATIONS OF VOIDABLE REDUCTION IN CAPITAL

         The Intercompany Complaint further alleged that TCO's capital was impaired as a result of the transfer of TCO's oil, gas and coal properties to

CNR and that, therefore, that transfer was avoidable under applicable state and federal law.  That claim was withdrawn at trial.

                          e.      ALLEGATIONS OF PREFERENCES

         The Intercompany Complaint also asserted that TCO's payments of principal and interest on its unsecured debt to Columbia and the untimely perfection by Columbia of certain liens on TCO real estate between July 31,

1990, and the Petition Date, were transfers made on account of antecedent debts when TCO was insolvent which enabled Columbia to receive more than it would have received in a liquidation of TCO under Chapter 7, and thus voidable preferences under section 547 of the Bankruptcy Code.

                 3.       RESPONSE OF COLUMBIA

         Columbia's response to the Intercompany Complaint was, among other things, that:

                          (i) with respect to the fraudulent conveyance claims,

such transfers were made for legitimate business reasons and fair consideration, TCO was solvent and sufficiently capitalized at all relevant times and did not act to hinder, delay or defraud its creditors, that dividends were paid in accordance with Delaware Corporation Law and that TCO had sufficient earnings and/or surplus to pay such dividends to Columbia;

                          (ii) with respect to the preference claims, that TCO

was solvent at the time the payments were made; that the loans were obtained and the payments were made in the ordinary course of TCO's business; that the loans were repaid in accordance with their regular payment terms; and TCO's payments of principal and interest on Columbia's unsecured debt were not voidable preferences under section 547 of the Bankruptcy Code;

                          (iii) with respect to claims for equitable

subordination and recharacterization of Columbia's debt as equity, when TCO encountered severe business problems in 1985, Columbia could have either supported TCO or allowed it to enter bankruptcy; the decision by Columbia to support TCO and avert its bankruptcy immensely benefitted TCO and its creditors, especially Producers that received payments made by TCO from 1985 to

1987 of approximately $1 billion to reform TCO's large Southwest Producer contracts with prices above the prevailing market price, including approximately $800 million paid primarily pursuant to TCO's Producer Price

Reduction Purchase Plan (the "PPRPP") and more than $1.6 billion in above-market payments for gas; supporting TCO with unsecured debt or equity was foreclosed by

Columbia's duties to its equity and debt securityholders and thus secured debt was the only means of providing TCO with financial support; TCO was solvent and adequately capitalized during the relevant period; all of TCO's dividends were legally paid, reasonable and appropriate; through Columbia's support, TCO continued to operate successfully until record warm weather arrived in early

1990; TCO paid all its obligations as they came due (including those owed to

Producers and Columbia alike); TCO did not prepay unsecured debt or in any way convert it to secured debt; Columbia's conduct was neither inequitable nor injurious to TCO's other creditors; and any alleged advantage to Columbia over other creditors in bankruptcy is derived from its unique position--unlike other creditors, Columbia provided new financing to TCO and did so at a time when

TCO's financial position was precarious; the allegation regarding recharacterization of debt as equity is not a separate claim under the

Bankruptcy Code and, in any event, recharacterization would be improper because it benefitted creditors when TCO incurred the debt and Columbia received SEC approval to finance TCO on a secured basis after public notice; in addition,

only initial undercapitalization, which is not alleged in the Intercompany

Complaint, could support a claim for recharacterization, and the Intercompany

Complaint also fails to adequately allege facts that could support a finding of injury or unfair advantage as is required under section 510(c) of the

Bankruptcy Code.

                 4.       PRE-TRIAL INTERCOMPANY CLAIMS LITIGATION PROCEEDINGS

         On April 13, 1992, the Bankruptcy Court entered a scheduling order with respect to discovery and procedures relating to the Intercompany Claims.

Hundreds of thousands of document pages were produced to the TCO Creditors'

Committee by TCO, Columbia and CNR, and depositions of two dozen former or current employees of TCO and Columbia were taken.  In addition, approximately a dozen expert witnesses were deposed by the parties.

         On May 8 and 14, respectively, the TCO Creditors' Committee filed A

Demand for Jury Trial and a Motion to Withdraw the Jurisdictional Reference,

which requests were denied by the District Court as well as by the United

States Court of Appeals for the Third Circuit.

         In May through June 1992, the Equity Committee and the Creditors'

Committee both intervened in the Intercompany Claims Litigation as defendant-intervenors and answered the Intercompany Complaint jointly, and

TCO's Customers' Committee intervened as a plaintiff-intervenor and Filed a complaint substantially similar to the Intercompany Complaint.

         On June 30, 1992, Columbia Filed an objection to the TCO Creditors'

Committee's proof of claim filed on behalf of TCO against Columbia, which was consolidated with the Intercompany Complaint pursuant to a consent order signed on July 31, 1992.

         In June 1992, Columbia and CNR Filed a Motion for Partial Judgment on

the Pleadings and Partial Summary Judgment (the "Summary Judgment Motion") as

to the equitable subordination,
recharacterization and certain other claims in the Intercompany Complaint.  The parties (including the intervening committees) briefed the Summary Judgment

Motion extensively, first in 1992 and then, based upon the factual record developed during discovery, again in 1993.  The Summary Judgment Motion was denied shortly before trial without opinion.

         On May 13, 1994, the Bankruptcy Court made asua sponte motion to the

District Court for withdrawal of the jurisdictional reference of the

Intercompany Claims Litigation.  On May 25, 1994, the District Court granted the Bankruptcy Court's sua sponte motion and withdrew the jurisdictional reference of the Intercompany Claims Litigation.

                 5.       THE INTERCOMPANY CLAIMS TRIAL

         Trial before the Honorable Joseph J. Farnan commenced in the District

Court on September 12, 1994.  The trial was completed on October 25, 1994.  The

Columbia Creditors' and Equity Committees participated in trial preparation and defense and the preparation of post-trial submissions.

         During the trial the TCO Creditors' Committee called three fact witnesses (as adverse witnesses) and six expert witnesses and offered 677 exhibits in support of TCO's Claims against Columbia.  In their defense,

Columbia and CNR called four fact witnesses and seven expert witnesses and offered 184 exhibits in opposition to the evidence presented by the TCO

Creditors' Committee.  Each side designated portions of depositions in support of its position. All of the fact witnesses testifying at trial or by deposition were present or former officers of Columbia or TCO.

         Following the trial, both sides submitted proposed findings of fact,

reply findings of fact, proposed conclusions of law, and post-trial argument.

These post-trial written submissions were completed on December 20, 1994.

Judge Farnan had announced that he would issue his decision around June 1,

1995.  However, Columbia and the TCO Creditors' Committee have asked Judge

Farnan to defer his decision pending further proceedings on the consensual settlement of the Intercompany Claims contained in the proposed reorganization plans, which decision will be moot if the Plans are consummated.

                 6.       SUMMARY OF THE TCO CREDITORS' COMMITTEE POSITION

         The TCO Creditors' Committee contends that it established at trial that between 1985 and 1991 Columbia was carrying out a plan to use its control over TCO to gain for itself an inequitable advantage over TCO's general unsecured creditors.  The TCO Creditors' Committee contends that the evidence showed (i) that Columbia formulated this plan in late 1984 and early 1985 when

TCO was experiencing severe financial problems, including the possibility that it might soon be forced into bankruptcy; (ii) that Columbia recognized that, as stockholder and unsecured creditor of TCO, it had little chance of holding on to its investment in TCO if TCO went into bankruptcy at that time; and (iii)

that to avoid the loss of its investment and gain a priority over TCO's other creditors, Columbia devised and
implemented a plan to forestall an immediate TCO bankruptcy and maintain

Columbia's control over TCO while Columbia removed assets from TCO and repositioned itself as a secured creditor in TCO's remaining assets, thereby shifting the risk of loss to TCO's other creditors in case TCO failed.

         The TCO Creditors' Committee contends that the evidence further showed that Columbia's plan included (i) the removal of TCO's valuable oil, gas and coal properties for the benefit of Columbia through the transfer of those assets to CNR in exchange for the return of shares of TCO's own stock which had no value to TCO; and (ii) the removal of an additional $130 million from TCO through the payment of dividends by TCO to Columbia when TCO was undercapitalized and needed additional cash.  The TCO Creditors' Committee contends that the evidence also showed that TCO borrowed additional secured debt from Columbia to pay those dividends, and that Columbia's equity interest was thereby in effect converted into secured debt having a priority over TCO's unsecured creditors.

         In addition, the TCO Creditors' Committee contends that the evidence at trial showed that Columbia made several changes in its practices with respect to TCO's financial structure between 1985 and 1991 for the purpose of improving Columbia's claim position in the event of a TCO bankruptcy, including

(i) leaving TCO severely undercapitalized from 1985 through 1991 so as to minimize Columbia's equity investment at risk in TCO without reducing its ownership and control; (ii) the institution of a new policy in 1985 of meeting all of TCO's financing requirements from 1985 onwards exclusively with secured debt from Columbia in an attempt to gain a secured claim on all of TCO's remaining assets; and (iii) the conversion of over $300 million of Columbia's pre-1985 unsecured loans to TCO into secured loans by having TCO borrow new secured debt from Columbia to repay the prior unsecured debt, thereby elevating Columbia's claim in bankruptcy over that of TCO's other unsecured creditors.

         The TCO Creditors' Committee contends that the evidence showed that

Columbia's conduct was inequitable and, unless remedied by the District Court,

would result in an unfair advantage for Columbia in the distribution of the TCO estate and a corresponding injury to TCO's other creditors.

         The TCO Creditors' Committee contends that the evidence at trial also showed that a number of these transactions could be set aside as fraudulent conveyances or voidable preferences.  Thus, the TCO Creditors' Committee contends that the evidence established (i) that the transfer of TCO's oil, gas and coal properties to CNR was both an intentional fraudulent conveyance and a constructive fraudulent conveyance under section 548 of the Bankruptcy Code and

Delaware fraudulent conveyance law; (ii) that the dividends paid to Columbia in the three years prior to TCO's bankruptcy were fraudulent conveyances under

Delaware law; (iii) that the new liens given to Columbia in connection with the conversion of TCO's pre-1985 unsecured debt to Columbia into secured debt in the three years prior to bankruptcy were fraudulent conveyances under Delaware law; and (iv) that the liens acquired by

Columbia in connection with the conversion of TCO's pre-1985 unsecured debt to

Columbia into secured debt in the one year prior to bankruptcy and those liens that Columbia failed to perfect on a timely basis prior to the preference period were voidable preferences under section 547 of the Bankruptcy Code.

              7.       SUMMARY OF COLUMBIA'S ANALYSIS OF THE INTERCOMPANY CLAIMS

         Columbia believes that the TCO Creditors' Committee failed to show at trial (i) that any transfers by TCO to Columbia were improper or inequitable or that any such transfers (or liens) constituted fraudulent conveyances or voidable preferences; (ii) that the secured financing of TCO by Columbia (or any other conduct of Columbia) was improper or inequitable or that Columbia obtained any unfair advantage thereby; (iii) that TCO accelerated any payments to Columbia on unsecured debt or that any unsecured debt was converted to secured debt; (iv) that the secured financing by Columbia of TCO injured or unfairly disadvantaged any group of actual or potential creditors of TCO; or

(v) that TCO was initially undercapitalized.

         Columbia also believes that the credible evidence at trial demonstrates that the two-part plan developed by TCO and Columbia in response to TCO's problems in 1985 was a reasonable and bona fide attempt to solve TCO's problems permanently, which in large part succeeded until adverse regulatory and market developments followed by unprecedented warm weather in 1990-91 led to TCO's

Chapter 11 filing.  The evidence presented at trial also shows that (i) TCO's problems in 1985 and the attendant increase in its debt/equity ratio were a result of adverse business developments unrelated to Columbia's conduct; (ii)

all financing of TCO was approved by the SEC, after public notice and opportunity for objection; (iii) TCO repaid unsecured debt only as it came due;

(iv) TCO had sufficient net cash flow from operations to fund all of its debt and dividend payments to Columbia; (v) TCO's payment of principal and interest to Columbia was in the ordinary course of business and pursuant to the terms of loans made in the ordinary course of business that had been approved by the

SEC; (vi) providing TCO with unsecured debt or equity in connection with the large debt incurred to buy out Producer contracts in 1985 would have been inconsistent with Columbia's duties to its own creditors and shareholders; and

(vii) all TCO's dividends were proper.

         Most important, Columbia contends that the trial record demonstrates that Columbia's continued funding of TCO greatly benefitted TCO's creditors,

since it enabled TCO (i) to continue operating and fulfilling TCO's obligations to outside creditors (including the purchase of gas from Producers at prices above spot market prices) and (ii) to substantially reduce potential Producer claims against the TCO estate by the payment of approximately $850 million over two years to Producers under the PPRPP, the continued performance of the long-term gas contracts from 1986 through mid-1991, and the expenditure of more than

$200 million for buy-outs (and buy-downs) of long-term contracts after 1986.

         Finally, Columbia believes that the credible evidence demonstrates that the CNR transfer was not a fraudulent conveyance because TCO was in fact solvent and had sufficient capital available to it at the time of the transfer

(and immediately thereafter) and the transfer was not made with fraudulent intent, but was made to further long-standing substantial and legitimate business purposes that were shared and effectuated by many other pipelines,

including ensuring that unregulated properties were maintained in a separate unregulated company where they could be managed and developed more efficiently free from regulatory constraints.

                 8.       SETTLEMENT OF THE INTERCOMPANY CLAIMS

         The outcome of the numerous legal and factual issues raised by the

Intercompany Claims Litigation is not without doubt.  Based on the position of the parties at trial, the asserted range of outcomes varies from zero recovery to in excess of $1 billion.  In addition, any decision by the trial court would likely be subject to costly and time-consuming appeals.  The appeals could result in a reversal and a new trial that would only further delay resolution of these Claims and the payment of TCO's creditors.  The settlement and release of these Claims pursuant to the Columbia Omnibus Settlement allows TCO's creditors an opportunity to receive substantial cash payments upon the

Effective Date and permits TCO and Columbia the opportunity to emerge from bankruptcy proceedings without further extended delay. The

Columbia Omnibus Settlement, including the settlement of the Intercompany

Claims thereunder, is subject to Bankruptcy Court approval as part of

Confirmation of the Plan and of the TCO Plan.

         C.      THE IRS CLAIMS

                          1.      THE IRS PRE-PETITION CLAIMS AND SETTLEMENT

         On or about March 13, 1992, the IRS timely filed four duplicative proofs of claim against Columbia as well as identical claims against TCO, each in the amount of $553,728,311.39 (the "IRS Claims").  The IRS Claims asserted claims for income taxes, plus penalties and interest, for the taxable years ending 1980, 1981, 1983, 1987, 1988 and 1990 and for excise taxes (Form 720)

for the period ended June 30, 1991 and protective claims for pension excise taxes.  The IRS Claims asserted that (i) $11,667,918.33 constituted a secured claim by virtue of a set-off of refunds due for the taxable years 1979, 1982 and 1989, (ii) $461,884,205.75 constituted an unsecured priority Claim and

(iii) $80,176,187.31 constituted a general unsecured Claim.

         Columbia disputed both the amount and priority of the IRS Claims and engaged in extensive negotiations, along with TCO, over the IRS Claims.

Ultimately Columbia and its subsidiaries, including TCO, entered into the IRS

Settlement Agreement with respect to the IRS Claims.

         The principal federal income tax issues raised by the IRS Claims consisted of: (i) IRS objections to the treatment by TCO as deductible expenses of approximately $850 million in payments made by TCO to

Producers under the PPRPP and for other similar payments to Producers from 1985 to 1987 in order to obtain price and take-or-pay reductions and for other contract reformation costs under gas purchase contracts which TCO had with such

Producers; (ii) TCO's ability to deduct in certain tax years expenses that had previously been included in the valuation of its book and tax LIFO inventory layer; and (iii) as to TCO as well as other members of the Columbia consolidated tax group (the "Columbia Group"), questions relating to the deductibility of software development costs incurred during the taxable years

1985 to 1990.

         The IRS Closing Agreement was approved by the Joint Committee on

Taxation of the United States Congress on June 30, 1994 and was approved by an order of the Bankruptcy Court dated October 12, 1994.  The IRS settlement reduced the IRS Claims for the Columbia Group as a whole from approximately

$554 million to $111,902,703.00 plus post-petition interest (of approximately

$24.6 million projected to December 31, 1995) to be calculated pursuant to the

IRS Settlement Agreement, and the Bankruptcy Court's order approving the settlement allowed the IRS Claims, as compromised pursuant to the IRS

Settlement Agreement, to be priority Claims under section 507(a)(8) against both Columbia and TCO.  It is anticipated that future tax benefits arising from deductions permitted the Columbia Group in 1991 through 1995 pursuant to the

IRS Settlement Agreement (the "turnarounds") will reduce the effective cost of the settlement to approximately $68.2 million,

including post-petition interest through December 31, 1995.

         The consolidated income tax regulations provide that each member of the Columbia Group is severally liable for the entire consolidated tax liability of the Columbia Group.  However, Columbia and TCO intend to allocate the tax savings and costs from the IRS settlement in accordance with the Tax

Allocation Agreement dated as of December 31, 1990, among Columbia and its subsidiaries (the "Tax Allocation Agreement") which is to be assumed by both

Columbia and TCO pursuant to their respective Plans.  As a result, TCO, as the taxpayer primarily responsible for generating the tax liabilities, will fund the payment to the IRS, including post-petition interest, and receive its allocable share of the turnarounds.  Net refunds allocable to Columbia and its non-debtor subsidiaries which have been offset by the IRS against its Claim will be paid by

TCO to those Persons as a cure cost under the Tax Allocation Agreement.  It is estimated that, under the IRS Settlement Agreement and in accordance with the

Tax Allocation Agreement, TCO will owe the IRS $134.6 million plus post-petition interest of approximately $29.6 million, and that other members of the Columbia

Group will be collectively entitled to a refund of approximately $22.7 million plus post-petition interest of approximately $5.0 million.  After taking into account various turnarounds for the period 1991 through 1995, the net cost of the settlement to TCO is approximately $76.8 million, including interest through December 31, 1995 and the net result to other members of the Columbia Group is a refund of approximately $8.6 million,

including interest through December 31, 1995.

         At the time the Bankruptcy Court approved the IRS Settlement

Agreement, it also approved an agreement among Columbia, TCO and TCO's

Creditors' Committee providing that in the event the Bankruptcy Court failed to approve the allocation of post-petition interest to TCO pursuant to the Tax

Allocation Agreement or otherwise, Columbia and/or its non-debtor subsidiaries would be obligated to make that payment to the IRS.

                          2.  THE IRS ADMINISTRATIVE CLAIMS

         On May 24, 1995, the IRS filed an administrative Claim for federal income taxes in the amount of $87,844,798.69 (including interest of

$13,879,916.69 through May 28, 1995) against Columbia for its taxable year ending December 31, 1992.  This Claim arose in connection with an audit of the

Columbia Group's federal income tax returns for the taxable years ending

December 31, 1991 and December 31, 1992.  The audit of the tax return for the

1991 year resulted in a net refund to the Columbia Group of $730,548.00.  The issues discussed below were also raised in that year.

         The principal federal income tax issues raised by the 1992 IRS administrative Claim are the deductibility by Columbia of approximately $174 million of accrued interest expense on its outstanding debt obligations and the deductibility by Columbia of
approximately $10.8 million and by TCO of approximately $13.5 million of professional fees incurred in the course of their bankruptcy proceedings.

Columbia believes that its position on these and the other federal income tax issues raised in the IRS administrative Claim are strong, and it is currently in the process of challenging the proposed IRS adjustments to its taxable income.  However, there is no way of predicting what the outcome of these challenges will be.

         Under the consolidated income tax regulations, each member of the

Columbia Group is severally liable for the entire consolidated tax liability of the Group.  It is expected that TCO will be required to bear its allocable share of any income tax deficiency resulting from the IRS administrative Claim,

including related interest and penalties, either as a direct obligation or pursuant to its obligations under the Tax Allocation Agreement.


         D.      STATUS AND TREATMENT OF SECURITIES
                 CLAIMS AND DERIVATIVE LITIGATION

                 1.       PROCEDURAL HISTORY OF THE ACTIONS

         Following the announcement on June 19, 1991, by Columbia's Board of

Directors regarding the suspension of the dividend, the likelihood of a substantial charge to second quarter earnings and the possibility of a bankruptcy filing, sixteen complaints purporting to be class actions were filed in the District Court against Columbia, various of its current and former officers and directors, certain of its underwriters (Morgan Stanley & Co.,

Inc., Donaldson, Lufkin & Jenrette and The First Boston

Corporation) and its accountants, Arthur Andersen L.L.P. (formerly known as

Arthur Andersen & Co.) (together, the "Defendants").  A seventeenth complaint was filed on January 28, 1992.  All of these actions, which constitute the

Securities Action, were eventually consolidated under the caption In re

Columbia Gas Securities Litigation, Consol. C.A. No. 91-357.

         On or about June 21, 1991, three derivative shareholder suits (the

"Derivative Actions"), were filed in the Court of Chancery of the State of

Delaware and consolidated under the caption In Re Columbia Gas System, Inc.

Derivative Litigation.  The complaints in those actions name as defendants John

H. Croom, Robert A. Oswald, William R. Wilson, William E. Lavery, George

MacNichol, III, Sherwood L. Fawcett, Robert H. Hillenmeyer, W. Frederick Laird,

Ernesta G. Procope, Ronald W. Skeddle, John W. Snow, James R. Thomas, II,

Thomas S. Blair, John D. Daly, Malcom T. Hopkins and Columbia (as nominal defendant).  The complaints generally allege that the individual members of the

Board of Directors breached their fiduciary duties to Columbia by failing to make required disclosures, thereby: (i) causing Columbia to initiate bankruptcy proceedings; (ii) damaging Columbia's reputation and ability to gain access to credit and equity markets; and (iii) subjecting Columbia to federal securities liabilities.  Those complaints allege defendants represented, despite knowing that Columbia had been "significantly affected" by warm weather, that

Columbia's financial integrity and fiscal health were "beyond question."

         As of the Petition Date, no class had been certified with respect to the Class Action.  The Class Action was automatically stayed as to Columbia pursuant to section 362 of the Bankruptcy Code.  That litigation was also stayed by agreement as to all other defendants, which agreement was repeatedly extended until October 31, 1994.  The Derivative Actions were stayed pursuant to section 362 of the Bankruptcy Code.

         Pursuant to an order of the Bankruptcy Court fixing a bar date for filing proofs of claim against Columbia, approximately 29 individual proofs of claim were Filed against Columbia based upon allegations described in the complaints filed in the Class Action, including Claims filed by the LESOP

Thrift Plan Trustee on account of shares of Common Stock held by the Thrift

Plan.  Three related proofs of claim on behalf of purported classes of shareholders and debentureholders allegedly injured during the claim period were also Filed against Columbia.  In addition, various officers, directors,

underwriters of Common Stock and others Filed Claims against Columbia for indemnification relating to the Class Action.

         On or about October 31, 1994, counsel for class action plaintiffs in the Class Action filed with the District Court (i) a consolidated amended class action complaint (the "Class Action Complaint"), which, because of the automatic stay, did not include Columbia as a defendant, and (ii) a motion for class certification.  In addition, counsel for the class action plaintiffs

Filed in the Bankruptcy Court (i) a motion to withdraw the reference from the Bankruptcy Court to the District Court of all matters relating to the securities-related proofs of claim previously Filed in the

Bankruptcy Court and (ii) a motion for class certification.

         The Class Action Complaint alleges that from February 28, 1990,

through June 18, 1991, Defendants disseminated materially false and misleading statements regarding Columbia's financial condition and failed to disclose material facts which rendered other statements misleading, thereby artificially inflating the market price of Columbia's Common Stock and debt securities,

causing plaintiffs to purchase such securities at artificially inflated prices.

The Class Action Complaint alleges violations of sections 11, 12(2), 15 and 18 of the Securities Act of 1933, 15 U.S.C. Section Section 77k, 771 and 77o;

sections 10(b), 20(a) and Rule 10b-5 of the Securities Exchange Act of 1934, 15

U.S.C. Section Section 78j(b), 78n and 78t(a); and the Florida State

Securities Acts, as well as negligent misrepresentation, and common law fraud and deceit.

         On November 1, 1994, Columbia Filed a motion (the "Supplemental Bar

Date Motion") in the Bankruptcy Court seeking to establish supplemental bar date procedures for individual Claims against Columbia and against any third party that timely filed an indemnification Claim against Columbia based upon the subject matter of the Class Action, so as to permit Columbia and the other bankruptcy participants to assess the scope and potential magnitude of those Claims in connection with the preparation of a plan of reorganization.

         On November 15, 1994, the Class Action, previously pending before

Judge Latchum of the District Court, was transferred to Judge Farnan of that

Court.  On November 30, 1994, Judge Farnan issued an order (the "Stay Order")

staying, pursuant to 11. U.S.C. Section Section 362 and 105, further proceedings in the Class Action until the entry of a final judgment on the

Intercompany Claims.

         By letter dated February 13, 1995, counsel for Columbia requested that

Judge Farnan modify the Stay Order to allow Columbia's Supplemental Bar Date

Motion to be heard so that Columbia could obtain the information necessary regarding its potential liability in order to finalize its reorganization proposals.  Counsel for class action plaintiffs opposed that request by letter dated February 17, 1995.  On April 10, 1995, counsel for class action plaintiffs filed a motion requesting that Judge Farnan lift the Stay Order.  As described below, Judge Farnan subsequently lifted the Stay Order.

                 2.       SUMMARY OF CLASS ACTION ALLEGATIONS

         The Class Action Complaint generally alleges misrepresentations,

omissions and the failure by Defendants to adequately disclose the financial burden arising from TCO's then existing, above-market priced gas supply contracts and Columbia's general financial condition and prospects, and in particular, the potential financial exposure arising from the long-term, high priced non-market sensitive gas supply contracts entered into by TCO prior to

1982.

         Following the enactment of the Natural Gas Wellhead Decontrol Act of

1989, TCO performed various studies that purported to analyze or estimate the costs that would be associated with "buying out" or "buying down" various gas supply contracts to market levels.  In estimating buy-down costs, those studies attempted to calculate the present value of the expected payments under those contracts for the purchase of gas in excess of the projected spot market prices, referred to as "excess gas costs".  Those studies also reflected assumptions as to the percentage of the "excess gas costs" so calculated that would be required as payment to Producers for the reformation of their contracts.

         The Class Action Complaint (referenced herein by paragraph number)

alleges that Columbia should have disclosed that the results of an early buy-down analysis performed by low-level TCO personnel in April 1990:

         "arrived at a net present value ("NPV"), discounted at 10%, of the Company's excess gas cost exposure from the ten Southwest producers of $832 million (of which Coleve represented $334 million). Assuming,inter alia, a $.20 on the dollar settlement value to renegotiate these contracts, the April 1990 Study arrived at a 20% of NPV discounted costs to the Company of $166 million to buy-down the applicable contracts."

         (Paragraph 151).

         Similarly, the Class Action Complaint alleges that Columbia should have disclosed that a further study performed in May of

1990 "arrived at a revised 'Total Settlement Cost' of $186 million" (Paragraph

153) and concluded that:

         "[I]n order for Columbia to be competitive, measures to reduce gas purchase cost must be taken to ensure WACOG recovery and resume the purchase of gas under market responsive contracts."

         (Paragraph 155).

         In fact, Columbia's May 15, 1990, Form 10-Q had reported that:

         "Recent factors, including increased gas available under some older high cost contracts coupled with the anticipated effects of deregulation and Columbia Transmission's decline in sales volumes, have made it evident that a few Southwest producer contracts not previously renegotiated may present future marketability problems if not renegotiated. Columbia Transmission is in the process of investigating the feasibility of such reformations, the magnitude of costs which might be incurred and the long-term desirability of reformations."

The Class Action Complaint attacks that disclosure on the grounds that allegedly:


         "GAAP required the Company not only to reserve the $500 million plus discussed above, it further required Columbia Gas to disclose the high end of any material loss contingency (i.e. $1.165 billion from the May 1990 Study) as well as all assumptions underlying the findings of the Study. Columbia Gas not only failed to disclose the $1.165 billion figure, it also did not disclose the assumptions underlying the May 1990 Study, which the Individual Defendants knew or recklessly disregarded at the time were based upon,inter alia, materially inflated and insupportable sales and spot gas price projections."

         (Paragraph 173).

         The Class Action Complaint also identifies a draft study prepared by

TCO dated October 25, 1990, and alleges that Defendants failed to disclose the risks that study revealed.  (See Paragraph Paragraph 194-206, Paragraph

Paragraph 225-242).

         The Complaint further alleges that defendants should have disclosed details of an April 1991 study, which allegedly "determined a gross excess gas cost exposure of $1.1 billion, discounted 10% to an NPV of $800 million,

compared to gross exposure of $858.9 and 10% NPV exposure of $617.9 million in the October study, with the increase attributed to lower spot prices and greater contract deliverabilities" (Paragraph Paragraph 313), as well as the conclusions of subsequent studies and revisions completed on May 13, May 28,

June 11 and June 14, 1991.  (Paragraph Paragraph 321-323, 331-333).

         The Class Action Complaint repeats throughout the allegation that TCO was "unreasonably optimistic" with regard to its gas cost studies and other internal studies and projections.  Many other allegations contend that statements made by Defendants casting Columbia's financial condition in a positive light, understated or misrepresented Columbia's alleged serious financial problems.

         For example, the Class Action Complaint alleges that with regard to

Gas Inventory Charge (GIC) payments TCO was eligible to recover pursuant to the

1989 Global Settlement with its Customers, statements in Columbia's May 15,

1991, 10-Q were misleading for reporting that the GIC test "may not" be met when Columbia allegedly knew that it could not be met:

         "The statement that Columbia Gas 'may not be able to meet the test of price comparability with other pipelines' in order to be eligible to collect its GIC was false and misleading when made. Internal Company communications . . . demonstrate that the Individual Defendants knew or recklessly disregarded at least as early as June, 1990 and were again advised in December, 1990, that the Company would not meet its eligibility criteria to qualify to collect the GIC in 1991."

         (Paragraph 327).

         Similarly, the Class Action Complaint alleges that the declaration of an increased dividend in January 1991 was misleading:

         "On January 16, 1991 the Company announced in a PR Newswire release (the 'January 1991 Release') that its board of directors had authorized an increase in its quarterly dividend from $.55 to $.58. Consistent with the Company's previous false and misleading material statements about its positive business and financial prospects, the January 1991 Release trumpeted the fact that this was the second consecutive year of dividend rate increases, raising the annual dividend from $2.20 in 1990 to $2.32 in 1991, and continuing an unbroken stream of dividend payments going back 43 years."

         (Paragraph 258).

         Likewise, the Class Action Complaint alleges that Columbia's Chairman of the Board of Directors, John Croom, made false and misleading statements in a February 6, 1991, press release when he reported that:

         "Although the weather has severely impacted earnings in the short-term and interrupted the earnings rebound begun in 1989, the Corporation has not changed its long range positive outlook or its goals and objectives."

         (Paragraph 266).

         In addition, the Class Action Complaint contends that Defendants violated Generally Accepted Accounting Principles, Statement of Financial

Accounting Standards and Financial Accounting Standards Board Interpretation

rules through the alleged improper amortization of certain accounts and the alleged
failure to recognize and disclose certain risks.  (See  Paragraph Paragraph

170-174, 215-223).

         Finally, the Class Action Complaint alleges that Defendants improperly did not disclose that on May 15, 1991, Columbia's Chief Financial Officer,

Robert Oswald, allegedly told the Board of Directors that:

         "The severity of the situation has not been disclosed pending the completion of our analysis and plans for correction. Until additional disclosures are made, going to the public capital markets is difficult if not impossible. . . .  We will face the strong likelihood of a credit downgrading, the degree of which will be dependent on the credibility of our proposed solutions."

         (Paragraph 324).

         However, Columbia did announce on May 15, 1991, that:

         "Columbia Transmission has concluded that actions beyond the previously announced renegotiations of certain producer contracts are necessary. The parameters of the problem and the costs and feasibility of various possible responses, including seeking regulatory changes in the merchant function, are under intense study in light of current and prospective market conditions and the impact of final deregulation," and continued that their problems "may limit the Corporation's ability to access the financial markets".

                 3.       SUMMARY OF RELEVANT PUBLIC DISCLOSURES BY DEFENDANTS

         In Columbia's Form 10-K and Annual Report for the fiscal year ending

December 31, 1989, filed March 16, 1990, Columbia reported that "[i]n the future, essentially all of Transmission's gas supply will come from producers",

and that "Transmission is continually assessing its gas supply contracts in an effort to provide the necessary flexibility to meet the changing marketplace."

         On May 15, 1990, Columbia filed its Form 10-Q for the first quarter of

1990, reporting that Columbia had had disappointing earnings of $47.6 million due to warm weather, and also stated:

         "Columbia Transmission continually assesses whether its gas supply contracts are responsive to market conditions. Recent factors, including increased gas available under some older high cost contracts coupled with the anticipated effects of deregulation and Columbia Transmission's decline in sales volumes, have made it evident that a few Southwest producer contracts not previously renegotiated may present future marketability problems if not renegotiated. Columbia Transmission is in the process of investigating the feasibility of such reformations, the magnitude of the costs which might be incurred and the long-term desirability of reformations."

         Filed on August 14, 1990, the Second Quarter Form 10-Q reported lackluster performance due to lower seasonal demands and warm weather.  It also repeated the First Quarter Form 10-Q's statement that TCO was continually assessing the feasibility and desirability of reforming those older, high-cost

Producer contracts that may present future marketability problems.

         On September 28, 1990, in a press release announcing its settlement for $32 million of its long term gas supply contract with Coleve, Columbia stated that it had concluded it was "desirable" to "seek contract reformations"

and that "whether the effort will be successful cannot be ascertained at this time".

         On November 7, 1990, Columbia issued a press release stating that

"Columbia Transmission is continually assessing whether its gas supply contracts are responsive to the market and is attempting to renegotiate certain

Southwest producer contracts and, in some cases, to resolve related litigation."  The release noted that the $32 million settlement announced on

September 28,

1990, had involved "one such contract."  The release acknowledged that the cost of resolving TCO's other negotiations could be as high as $180 million and that this would exceed reserves by up to $150 million.  The release stated that TCO did not expect the cost to exceed that amount.

         On November 13, 1990, Columbia filed its Third Quarter Form 10-Q,

which stated that:

         "[e]arlier this year, the Company announced that recent factors, including increased gas available under some older high-cost contracts, the anticipated effects of gas deregulation legislation passed in 1989 which will remove all remaining controls on pricing and Columbia Transmission's dramatic decline in sales volumes in the late 1980s (primarily due to large customers switching from sales to transportation service), made it evident that several of the Southwest [producer] contracts . . . will present future marketability problems if not renegotiated. . . ."

         "The cost of these renegotiations, if incurred, is not expected by the Company to exceed current reserves of approximately $30 million by more than $150 million. Although most of the costs are not expected to be recovered in rates, approximately $22 million is expected to be recovered in the fourth quarter of 1990 from revenues earned under
         Columbia Transmission's gas inventory charge. . . .  The incurrence of these costs in the estimated amounts should not have a material adverse effect on the consolidated financial position of the Company. However, due to the uncertainties inherent in the situation, it is impossible to predict the ultimate outcome or the timing of the renegotiation efforts."

         Columbia repeated the disclosures of its Third Quarter 10-Q in a

Registration Statement and Prospectus for the sale of Common Stock it filed on

December 6, 1990.

         On February 6, 1991, a Form 8-K filed by Columbia noted that "[t]he transmission segment's storage inventory is currently 90 billion cubic feet over planned levels, more than at any time in the company's history, reducing its ability to purchase gas under its producer contracts" and that, "[b]ecause of continued warm weather, a decline in spot market prices and availability of pipeline transportation capacity, TCO has reduced its estimated sales level for the contract year 1991 to about 150

Bcf, which is some 100 Bcf below original estimate."  Furthermore, the press release warned that "the lingering effects of 1990's warm weather coupled with continued warm weather thus far in 1991 have reduced Columbia's earnings outlook for 1991" and that "spot market prices for gas are significantly below earlier projections".  In addition, the Form 8-K stated that "recoupable TOP

[take or pay] obligations of up to $100 million may be incurred in 1991", and that "spot market prices for gas are significantly below earlier projections which will reduce revenues of Columbia oil and gas operations."

         On March 13, 1991, Columbia filed its 1990 Form 10-K and Annual

Report.  In his message to shareholders, Croom reported that the record warm temperatures of 1990 that were continuing in 1991 "have substantially reduced gas demand, held wellhead prices at depressed levels by extending the nationwide supply surplus and created numerous operating problems."  "As a result", Croom continued, "1990 earnings are disappointing and well below anticipated levels."  Croom stated that the warm weather, "along with wellhead price and production levels in the oil and gas segment, decisions in pending

Transmission and Distribution rate cases and negotiations with producers to restructure gas purchase
contracts to make them market sensitive will affect earnings in 1991."  Croom further stated the weather had "significantly reduced sales volumes and, in turn, purchases from producers.  Columbia's Management currently expects that recoupable take-or-pay obligations of up to $100 million may be incurred in

1991."  The annual report noted that while "$22 million of . . . costs were recovered under the 'GIC' in 1990", "[m]anagement cannot estimate to what extent, if any, the remaining costs will be recovered in rates."

         On April 17, 1991, Columbia held its annual shareholders meeting and filed an accompanying Form 8-K.  At that meeting, Croom repeated that "[t]he depressed gas prices and the continuing impact of the warm weather on transmission operation make it unlikely that 1991's earnings will be as high as

1990's earnings", which themselves had been disappointing.  At the same shareholders meeting, Columbia Chief Financial Officer Oswald said that because of the warm weather, TCO's results would continue to be affected for the next year or more.

         In that Form 8-K, Croom also warned that "low gas prices and increased availability of transportation capacity provided the transmission segment's customers ready access to cheaper gas supplies and greatly reduced its sales volumes.  These conditions demonstrated the inherent risks of a closely-regulated merchant function and have caused us to re-evaluate the advisability of maintaining Transmission's sales service in its current form."

In addition, he stated that "contractual obligations with some producers will require prepayments which will increase borrowing costs."

         On April 19, 1991, Prudential Securities reported that Columbia management had met with securities analysts in New York the previous day to

"explain the substantial and surprising deterioration that has taken place in the company's intermediate-term earnings prospects as a result of the record warm weather that has plagued this very weather-sensitive company."  According to Prudential Securities, Columbia's management stated that "if spot prices did not recover, actions in addition to the partial buy-down program announced in late 1990 would probably be required."

         On May 1, 1991, Columbia announced first quarter earnings of $49.8 million.  The release quoted Croom as saying that the past 15 months' warm weather was "likely to depress transmission's financial performance for the next year or more."  Croom further warned:

         "[T]ransmission ended the heating season with a significant excess of natural gas in storage which will increase carrying costs, Croom said. To bring gas supplies into balance with anticipated demand, transmission has been negotiating temporary but costly settlements with producers and customers to implement new supply and storage agreements. In spite of these efforts, Croom said that transmission still expects to incur take-or-pay liabilities during 1991.

         "Croom said that if spot market gas prices remain depressed for an extended period of time, regulatory and other actions, in addition to the renegotiations of producer contracts . . . will be required to reduce transmission's merchant gas prices to marketable levels.

         "Absent increased sales, high gas supply management costs will continue to be incurred. If gas prices continue at low levels, as we are currently projecting, meaningful changes in the merchant function are critical to the successful future financial performance of Columbia's transmission segment."

         On May 15, 1991, Columbia filed its First Quarter 1991 Form 10-Q, for the quarter ending March 31, 1991.  The filing stated:

         "In the third quarter of 1990, Columbia Transmission announced that it would attempt to renegotiate certain high-cost gas supply contracts. Using recently revised gas price projections, Columbia Transmission's cost of gas is now projected to be higher than generally anticipated gas price levels, even assuming the successful completion of the announced renegotiations. Consequently, gas sales are projected to be insufficient to avoid future gas supply management costs. In addition, Columbia Transmission may not be able to meet the tests of price comparability with other pipelines which is required to permit it to collect its gas inventory charge to reimburse it for gas supply management costs. Therefore, Columbia Transmission has concluded that actions beyond the previously announced renegotiations of certain producer contracts are necessary. The parameters of the problem and the costs and feasibility of various possible responses, including seeking regulatory changes in the merchant function, are under intense study in light of current and prospective market conditions and the impact of final deregulation."

         The First Quarter 1991 Form 10-Q estimated that "actions to minimize supply management costs" and "higher carrying costs due to the excess storage position" would cost TCO $30 million in the summer of 1991.  "Despite these efforts," the Form 10-Q continued, "Columbia Transmission may incur approximately $65 million of recoupable take-or-pay liabilities in 1991."  To manage its 1991 cash requirements, Columbia would seek "additional sales of commercial paper and borrowings under its bank credit facilities, issuance of senior debt, reductions in
capital expenditures, proceeds from the potential sale of its Canadian properties . . ., and other potential sources of cash or reductions in spending."  The Form 10-Q reported that "matters discussed herein including those discussed under 'Supply Matters' . . . may limit the Corporation's ability to access the financial markets."

                 4.       TRENDS IN COLUMBIA'S STOCK PRICE

         From early 1990 through May 1991, despite Columbia's numerous disclosures of specific information regarding the subjects of the Class Action

Complaint's allegations, Columbia's Common Stock experienced relatively small daily price fluctuations.  The movement in Columbia's share prices followed the market generally and pipeline industry trends.  Columbia shares traded in the mid-$40 per share range from March through August 1990.  The price rose to the low-$50's in September 1990 and reached the mid-$50's in early November 1990.

The price returned to the mid-$40's in December 1990, where it stayed until mid-April 1991.  Thereafter, the price dropped to the high-$30's then stayed in the high-$30's and low $40's until mid-June 1991.  When the disclosures occurred in May that the previously announced TCO contract buy-down program might be insufficient, that TCO's merchant function may have to be reassessed and that intense studies were underway to consider TCO's problems and possible solutions, Columbia's stock price barely changed.

                 5.       THE JUNE 19, 1991, ANNOUNCEMENT

         On June 19, 1991, Columbia issued a press release, which stated,inter alia, that the Board had voted to suspend the dividend on its Common Stock.

The release explained that:

         "The present value of losses associated with the pipeline subsidiary's above-market priced gas contracts could exceed $1 billion. It is anticipated that a substantial portion of these losses will be charged to income in the second quarter."

         "Columbia System Chairman John H. Croom said corporate officers are meeting with bank lenders today seeking to reestablish the System's credit facilities on revised terms in view of the pipeline subsidiaries' financial difficulties. In addition, Columbia Transmission is launching a comprehensive effort to renegotiate all of its above-market gas purchase contracts. The program contemplates offering producers up to $600 million of Columbia Transmission obligations to fairly compensate them for restructuring their contracts. . . ."

         "'[T]oday's action is a result of the Board's determination that in view of recent developments, including management's conclusions during the course of its studies regarding likely spot market prices over the next several years, it is no longer in the best interests of the System to have Columbia Transmission attempt to deal with the producers on any basis which does not clearly provide a permanent resolution of all the high-cost contract problems,' Croom said. . . ."

         "Croom cautioned that the Columbia System's failure to reestablish and continuously maintain adequate lines of credit with its banks or the failure of producers to respond promptly and favorably to Columbia Transmission's efforts to restructure its contracts could force the System, the pipeline subsidiary, or both to seek protection from creditors under the bankruptcy laws."

         This announcement contained significant new information reflecting recent developments.  In particular, the announcement disclosed (i) the decision of Columbia's Board of Directors that Columbia would no longer support

TCO absent a comprehensive
solution to the producer contract problem; (ii) the adoption of a plan to attempt to renegotiate all of those contracts at one time at an expected cost of $600 million; (iii) the expectation of a substantial charge to earnings; and

(iv) the existence of a liquidity problem giving rise to the possibility of a bankruptcy filing.  Columbia's share price fell $14 on June 19, 1991.

                 6.       PROPOSED SETTLEMENT

         Columbia disputes the assertion that there is any liability on the part of Columbia or other Defendants in the Class Action with respect to any

Claims asserted with respect thereto or any claims based upon the same or similar allegations giving rise to the Class Action.  Columbia believes that its public disclosures adequately and accurately described the information that could and should have been made available to the market.  In fact, Columbia contends that several of the particular purported disclosures and accounting charges that the Class Action Complaint asserts should have been made would, if made, have been improper, false and highly misleading.  In particular, Columbia believes that the Complaint improperly characterizes the calculations of

"excess gas costs" in buy-down studies prepared in connection with anticipated contract renegotiations and erroneously labels the results as "loss contingencies."

         Moreover, Columbia disputes the allegations that any identifiable drop in the prices of its securities occurred during the class period as a result of the disclosure of information that should or even could have been disclosed earlier.  In fact,
the relative stability of the Columbia share price through the series of announcements of the business problems demonstrates the extent of the market's knowledge and understanding of Columbia's business prospects.

         As described in Section III of this Disclosure Statement, Columbia and

TCO are regulated entities about which extensive information is publicly available.  They are engaged in businesses that are subject to regular scrutiny and reporting by sophisticated and specialized securities analysts.  The significant drop in price on June 19, 1991, reflected the market's reaction to the new information that could not have been previously disclosed--primarily the Board's determination that TCO's contracts must all be renegotiated and the prospect of a bankruptcy filing.

         Periodically throughout the Reorganization Case, Columbia has discussed the possibility of settlement of the Class Action with counsel representing the as-yet uncertified class action plaintiffs.  On July 17, 1995 those discussions led to an agreement in principle on the terms of a settlement among all parties to the Class Action and this agreement was embodied in a

Stipulation of Settlement dated as of July 18, 1995, a copy of which is annexed as Exhibit 6 to this Disclosure Statement.

         On July 18, 1995, the District Court granted a motion made by parties to the Stipulation of Settlement, in accordance therewith, lifting the Stay

Order.  On July 18, 1995, the Bankruptcy Court granted a motion lifting the automatic stay of
the Class Action against Columbia for the purpose of permitting the implementation of the Class Action Settlement.

         Pursuant to the Stipulation of Settlement, the Class Action plaintiffs filed a Second Consolidated Amended Complaint, substantially in the form of the

Class Action Complaint, naming Columbia as a defendant and changing the commencement of the class period to January 19, 1990.  On July 21, 1995, the

District Court entered an order (the "Hearing Order"), which provided for, among other things, (a) the provisional certification of the classes described in the

Stipulation of Settlement, (b) the scheduling of a hearing (the "Fairness

Hearing") on October 16, 1995, pursuant to Rule 23(e) of the Federal Rules of

Civil Procedure (i) to determine whether to certify those classes; (ii) to determine whether the proposed settlement of the Claims in the Class Action, on the terms provided for in the Stipulation of Settlement, should be approved by the District Court; and (iii) to determine whether a Final Judgment and Order

Approving Settlement should be entered dismissing the Class Action on the merits, with prejudice, and without costs and (c) approving the mailing of a notice (the "Notice"), Proof of Claim and Release Form and Opt-out Form to

Securities Claimants and the publication of a summary notice of the proposed

Class Action Settlement and the Fairness Hearing.

         Pursuant to the Stipulation of Settlement, Columbia and the other

Contributors (Columbia's primary D&O Insurance carrier, Federal Insurance Co.;

Columbia's underwriters, Morgan Stanley &

Co., Inc., Donaldson, Lufkin & Jenrette Securities Corporation and CS First

Boston Corp., and Columbia's accountants, Arthur Andersen L.L.P.) will establish a Settlement Fund of $36.5 million (approximately $16.5 million of which will be contributed by Columbia) to settle the Class Action.  That fund will be applied to pay District Court-approved counsel fees and costs of administration and the remaining Settlement Fund will be distributed to Holders of Securities Claims who timely file Proof of Claim and Release Forms in the

District Court.

         Persons entitled to participate in the Class Action Settlement are persons who purchased or otherwise acquired Columbia debentures or Common Stock and persons who bought call options on or sold put options on Common Stock from

January 19, 1990 through June 18, 1991.

         To participate in the Class Action Settlement, the Holder of a

Securities Claim must timely submit a Proof of Claim and Release Form in the

District Court, in accordance with the procedures established pursuant to the

Stipulation of Settlement and set forth in the Hearing Order.  Each such Holder will receive, in complete compromise and full satisfaction of its Securities

Claims, its share, determined as provided in the Class Action Settlement

Documents, of the Settlement Fund remaining after payment of counsel fees and costs of administration.  All such Holders of Securities Claims will, unless they timely opt out of the Class Action, release all Securities Claims such

Holders may have against Columbia and the other Defendants, and officers and directors of Columbia and TCO during the Class period who were not named as Defendants.

         Holders of Securities Claims may elect, by submitting an Opt-out Form,

to opt out of the Class Action and not participate in or be bound by the Class

Action Settlement.  In order to preserve any Securities Claims it may have against Columbia, an Opt-out Securities Claimant must indicate on its Opt-out

Form that it elects to pursue its claim against Columbia in Bankruptcy Court.

Submission of an Opt-out Form that does not clearly indicate that the submitting Holder does not wish to preserve its Claims against Columbia in bankruptcy will be deemed to be the filing of such Claims with the Bankruptcy

Court.  The Claims of Opt-out Securities Claimants that elect or are deemed to have elected to pursue their Claims against Columbia in bankruptcy are dealt with and will be discharged under the Plan.  The Claims of Holders of

Securities Claims that Opt-Out of the Class Action but do not file or have their Claims deemed filed against Columbia in the Bankruptcy Court, shall be discharged against Columbia under the Plan.  Opt-out Securities Claimants can pursue their Securities Claims against the non-Debtor Defendants in the federal courts.

         Columbia shall object to and/or seek estimation of the Claims of

Opt-out Securities Claimants that have preserved their rights to proceed against Columbia.  Such Claimants shall have their Claims determined by the

District Court sitting in bankruptcy after the Effective Date and those Claims,

if and when

Allowed, will be paid by Reorganized Columbia in Common Stock valued at then current market prices or, at Columbia's option, in cash or any combination of the foregoing.

         The Stipulation of Settlement provides that it may be terminated by the Defendants if the amount of securities as to which Opt-out Forms have been submitted exceeds a specified amount.

         Columbia, without admitting any wrongdoing or liability, has agreed to the proposed Class Action Settlement primarily to avoid costly and time-consuming litigation and to facilitate the reorganization process.  If the

Stipulation of Settlement does not become effective, the Class Action will revert to its status prior to the date of execution of such Stipulation and shall proceed as if such Stipulation and related orders and papers had not been executed.

         Further information with respect to the Class Action Settlement, the steps that must be taken by Securities Claimants to participate therein and the distributions to be made pursuant thereto will be set forth in the Notice and related documents to be given to Class Action Claimants pursuant to the procedures established by the District Court and set forth in the Hearing

Order.

         After the receipt and processing of Opt-out Forms (which are due on

September 30, 1995) and prior to Confirmation of the Plan, Columbia will make a determination as to the form of consideration to be used to pay Class 7 Claims.

If that
consideration includes Common Stock, Class 7 Claims will be impaired and the

Holders thereof will be entitled to vote on the Plan, and if that consideration is entirely cash, such Claims will be unimpaired and the Holders thereof will not be entitled to vote on the Plan.

         Columbia's primary D&O Insurance carrier's willingness to contribute its share of the Settlement Fund is conditioned upon the Bankruptcy Court's approval of the disposition of the Derivative Actions, as described below, and a release of all D&O Insurance carriers from their policy obligations in respect of the subject matters of the Class Action and Derivative Actions.

Given this release, and as a condition to their agreement to the Class Action

Settlement, the individual Defendant directors and officers have requested that they remain protected from any opt-out or other related litigation exposure.

                 In addition to Columbia's existing Certificate of

Incorporation indemnification obligations assumed under the Plan, Columbia has entered into an agreement, a form of which, in substantially final form, is attached as Exhibit J to the Plan, with each of the Class Action Defendants who are or were directors or officers of Columbia or TCO to place them in substantially the same position as they would have been had their insurance coverage not been released.  For the same reason, Columbia will also provide an undertaking, a form of which, in substantially final form, is attached as

Exhibit K to the Plan, to protect directors and officers of Columbia and TCO during the
class period who are not named as Defendants in the Class Action or the

Derivative Actions.

                 7.       DERIVATIVE ACTIONS

         The claims alleged in the Derivative Actions are property of the

Estate under section 541 of the Bankruptcy Code.  On March 15, 1995, Columbia's

Board of Directors formed a Special Litigation Committee of the Board (the

"SLC") to determine on behalf of the Board of Directors whether it is in the best interests of Columbia to pursue or abandon the Derivative Actions.  The determination of the SLC is binding upon the Board of directors.  The SLC is currently comprised of Gerald E. Mayo, Richard F. Albosta and Robert H. Beeby,

who were not incumbent during the class period and are not Defendants in the

Class Action or the Derivative Actions.  On or about April 13, 1995, the SLC retained the law firms of (i) Ballard Spahr Andrews & Ingersoll and (ii) the

Offices of Stephen P.Lamb as special counsel to investigate whether it is in the best interests of Columbia to pursue the Derivative Actions against any or all the defendants, or to file a motion to dismiss the derivative lawsuits or otherwise abandon the Derivative Actions.  By order dated May 3, 1995, the

Bankruptcy Court approved Columbia's nunc pro tunc retention of the special counsel.

         On July 17, 1995, the SLC reported to the Board of Directors that,

after an extensive investigation of the allegations asserted in the Derivative

Actions, its members determined that it is not in the best interests of

Columbia to pursue such
actions and that such actions should be settled without payment of any money by or on behalf of the director defendants in the Derivative Actions other than as provided for in the Settlement of the Class Action.  That determination was made in consideration of and subject to the settlement of Securities Claims embodied in the Stipulation of Settlement.

                 The Derivative Actions are premised on the assumption that the

Claims asserted in the Class Action have merit and that Columbia directors named as defendants are liable to Columbia for all losses it may suffer in the

Class Action.  Columbia, however, has consistently taken the position that there is no liability on the part of Columbia or the other Defendants in the

Class Action and that Columbia's public disclosures adequately and accurately described the information that could and should have been made available to the market in the relevant period preceding the Petition Date.  Assuming, however,

that some of or all the allegations against Columbia in the Class Action were true, Columbia would still have to prove under Delaware law that the director

Defendants in the Class Action breached their fiduciary duties to Columbia in order to establish liability in the Derivative Actions.

         Further prosection of claims asserted in the Derivative Actions would impose substantial discovery and litigation burdens and expenses on Reorganized

Columbia and its management without any assurance of ultimate success.  In addition, if Columbia's purported claims against director defendants in the

Derivative

Actions are left outstanding and unresolved, each of them in turn could continue to assert Claims against Columbia pursuant to the indemnification provisions of Columbia's Certificate of Incorporation.  Those indemnification

Claims, however, would not be covered by Columbia's D&O Insurance as the insurer will be released from liability therefor in consideration of its contribution to the Settlement Fund if the Class Action Settlement is

implemented.  The resolution of the Class Action through a substantial contribution by Columbia's D&O Insurance provider provides substantial benefits to Columbia.  Therefore, the Derivative Actions will be disposed of by the

Plan, consistent with the findings of the SLC; such disposition is subject to approval by the Bankruptcy Court at the hearing on Confirmation of the Plan.

         E.      THE COLUMBIA OMNIBUS SETTLEMENT

         As described in Section I, in order to facilitate the emergence of both Columbia and TCO from Chapter 11, Columbia is proposing the Columbia

Omnibus Settlement, under which Columbia will, inter alia, assist TCO to monetize the TCO Plan in order to provide distributions, substantially in the form of cash, to TCO Creditors under the TCO Plan, in consideration for, among other things, (i) the retention by Columbia of the equity of Reorganized TCO,

(ii) the settlement of litigation over the liquidation of Producer claims,

Customer claims and certain other disputed claims and (iii) a settlement and release of the claims
raised or which could have been raised in the Intercompany Claims Litigation.

         Specifically, the Columbia Omnibus Settlement allows Columbia to retain ownership of TCO and will end litigation over the Intercompany Claims,

and as consideration therefor provides that: (a) Columbia will assist TCO in monetizing the TCO Plan which is estimated to provide for value to be distributed to TCO's creditors of approximately $3.9 billion (in the event of

100% acceptance by Producers and other creditors of the settlement offers proposed in the TCO Plan), which distribution, in the case of third party creditors will be substantially in cash; (b) Columbia will not receive any cash distribution with respect to its Secured Claim against TCO but, instead, will receive new secured debt securities of Reorganized TCO for a portion of such

Claim and contribute the balance of such Claim to Reorganized TCO's equity; (c)

Columbia will agree to the assumption by Reorganized TCO of certain pre-petition environmental claims of governmental agencies and certain other claims; (d) Columbia will guarantee distributions to be made to TCO's creditors as provided under the TCO Plan (excluding assumed obligations); and (e)

Columbia will provide a guaranty of the Customer Settlement Proposal (the

"Columbia Customer Guaranty").

         Pursuant to the Columbia Customer Guaranty, Columbia has agreed to guarantee the financial integrity of the Customer Settlement Proposal and the payment of distributions to accepting Customers.  Specifically, Columbia has agreed (i) that the

Customer Settlement Proposal will not be "retraded" with TCO's

Customer-creditors so as to reduce the financial benefits of the settlement to them, (ii) that the financial benefits of the Customer Settlement Proposal will not be adversely affected by virtue of any subsequent settlement reached with other parties in either TCO's or Columbia's bankruptcy proceeding, and (iii)

that Columbia and TCO will include the Customer Settlement Proposal and the

Columbia Customer Guaranty in their respective plans of reorganization.

However, the foregoing guaranty does not apply to any modification imposed on the Customer Settlement Proposal or on the TCO Plan or the Columbia Plan

incorporating the Customer Settlement Proposal by the action of any judicial or regulatory authority.

         The Columbia Omnibus Settlement provides substantial benefits to

Columbia in addition to the retention of ownership of TCO, including the resolution of contentious disputes with TCO's Producers and Customers affecting the economic value of the TCO estate on terms which Columbia believes are fair and reasonable, the facilitation of the emergence of Columbia and TCO from bankruptcy and a potentially substantial tax benefit to the System through deductions of payments to Producers and Customers on Columbia's consolidated federal income tax return.

         Salomon has provided ranges of going-concern values for TCO employing customary investment banking valuation methodologies for a going concern.

Taking into consideration many relevant factors including, but not limited to,

TCO's projected cash
balances as of the effective date of the TCO Plan, but excluding any value attributable to the Intercompany Claims, Salomon has advised TCO that (i) it estimated TCO's going-concern value ranges from $3.362 billion to $3.542 billion as of the projected effective date of the TCO Plan.  Based on the foregoing, Columbia believes that the $3.9 billion projected to be paid to TCO creditors under the TCO Plan, which includes incremental values provided by

Columbia through the Columbia Omnibus Settlement, significantly exceeds the fair market value of TCO as a going-concern.

         For all of the foregoing reasons, Columbia believes that the Columbia

Omnibus Settlement is in the best interests of both Columbia's Estate and TCO's estate and that it will permit them to emerge from their respective Chapter 11 proceedings and turn their full attention and resources to the management of their ongoing businesses.  The Columbia Omnibus Settlement is subject to the approval of the Bankruptcy Court as part of Confirmation of the Plan and the

TCO Plan.  The Bankruptcy Court must find that the Columbia Omnibus Settlement is fair and equitable and in the best interests of Columbia's and TCO's respective estates.  See Section IX.B.b for a discussion of the factors to be considered by the Bankruptcy Court in determining whether to approve a settlement under the Plan.

         F.      OTHER CLAIMS

         Mountaineer Gas Company ("Mountaineer") has filed a contingent Claim relating to potential environmental liabilities.(1)  Mountaineer has taken the position that it has direct contingent Claims for such liabilities for an unliquidated amount which Claims are allowable under section 502(e) of the

Bankruptcy Code.  To the best of Columbia's knowledge, as of the date hereof,

Columbia is unaware of any actual liability on such environmental claims and believes that it has no material liability to Mountaineer for environmental obligations.

         The remaining pre-petition Claims against Columbia include unsecured

Claims for uncashed dividend checks, proxy fees, Board of Directors' fees,

expenses and pension or other retirement benefit payments, intercompany payables and other trade payables.  Pursuant to the Plan, all of these unsecured Claims will be paid in full by Columbia on the Effective Date, plus post-petition interest at the non-default contractual interest rate set forth in a written agreement, if any, or if no such rate is set forth or if such

Claim is not evidenced by a written agreement, at the rate of 6% per annum.

There may also be Claims for costs of collection and fees asserted by

Creditors, including Claims for






- ---------------------

(1) Mountaineer filed a similar contingent environmental claim against TCO as well. TCO believes that such claim, if any, may be a pre-petition unsecured claim against TCO with no liability on the part of Columbia, and subject to disallowance pursuant to section 502(e) of the Bankruptcy Code.

legal fees incurred in connection with pre-petition Claims, which are presently unquantified.

V.       DESCRIPTION OF THE COLUMBIA CHAPTER 11 PROCEEDINGS

         A.      GENERAL

         Chapter 11 is the principal reorganization chapter of the Bankruptcy

Code.  Pursuant to Chapter 11, a debtor in possession attempts to reorganize its business for the benefit of itself, its creditors, its equity holders and other parties in interest.  The commencement of a Chapter 11 case creates an estate consisting of all of the legal and equitable interests of the debtor in property as of the date the petition is filed.  Sections 1101, 1107 and 1108 of the Bankruptcy Code provide that a debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession" unless the

Bankruptcy Court orders the appointment of a trustee.  Each of the Debtors has remained in possession of its property and continues to operate its business as a debtor-in-possession.

                 The filing of a Chapter 11 petition also triggers the

automatic stay provisions of the Bankruptcy Code.  Section 362 of the

Bankruptcy Code provides, among other things, for an automatic stay of all attempts to collect on pre-petition claims from the debtor or otherwise interfere with its property or business.  In Chapter 11 cases, and except as otherwise ordered by the Bankruptcy Court, the automatic stay remains in full force and effect until the effective date of a confirmed plan of reorganization.

                 The formulation of a plan of reorganization is the principal purpose of a Chapter 11 case. A plan sets forth the means for satisfying the holders of claims against and interests in the debtor.

         B.      COMMENCEMENT OF THE CASE

         On the Petition Date, Columbia Filed a voluntary petition under

Chapter 11 of the Bankruptcy Code and its Reorganization Case remains pending before the Bankruptcy Court.  Columbia has continued as a debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code since the Petition

Date.

                 1.       FIRST DAY ORDERS

         On or about the Petition Date, the Bankruptcy Court issued numerous

"first day orders" which covered various issues including, inter alia,

authorization for joint administration of Columbia's and TCO's bankruptcy proceedings; authorization to invest excess cash in accordance with court-approved investment guidelines; and approval of debtor-in-possession financing on an interim basis pending a final hearing.

         In addition, on August 2, 1991, the Bankruptcy Court entered an order authorizing Columbia to continue financing its non-debtor subsidiaries by transferring cash to such subsidiaries in accordance with Columbia's pre-petition practice and in accordance with orders of the SEC previously issued under the HCA.

                 2.       COLUMBIA'S RETENTION OF PROFESSIONALS

         On the Petition Date, the Bankruptcy Court issued an order approving

Columbia's retention of Cravath, Swaine & Moore, as special corporate counsel,

Stroock & Stroock & Lavan, as
bankruptcy counsel, Young, Conaway, Stargatt & Taylor, as local bankruptcy counsel, and Arthur Andersen LLP, as accountants.  The Bankruptcy Court approved Columbia's retention of Salomon as financial advisor on October 22,

1991.

         In addition to the above Professionals, Columbia subsequently received authorization to retain various other Professionals, consultants, experts and non-bankruptcy counsel to provide advice and services to Columbia with regard to various matters.

         C.      DEBTOR IN POSSESSION FINANCING

         Following its Chapter 11 filing, Columbia received approval from the

Bankruptcy Court and the SEC for the DIP Facility.  The initial DIP Facility,

secured by subsidiaries' common stock and debt securities held by Columbia,

permitted Columbia to make available borrowings or letter of credit issuances of up to $275 million from a syndicate of banks led by Manufacturers Hanover

Trust Company (succeeded by merger by Chemical Bank).  The DIP Facility was designed to supplement the use of internally generated funds for general corporate purposes and to provide financing for Columbia subsidiaries not involved in the bankruptcy proceedings.

         Columbia has since gradually reduced the borrowing capacity under the

DIP Facility to $25 million in letter of credit issuances (with commensurate cost savings) as internally generated funds, including cash surpluses, have been sufficient to meet current and projected financial needs. Letters of credit with an aggregate stated amount of $13 million are currently outstanding under the DIP Facility, and will be replaced in accordance with the terms of the Plan as of the Effective Date.

         D.      FORMATION OF COMMITTEES/RETENTION OF PROFESSIONALS

         On August 12, 1991, the U.S. Trustee appointed the Creditors'

Committee.  In addition, the U.S Trustee appointed the Equity Committee on

October 18, 1991.

         The following are the members of, and professional advisors to, each

Columbia Committee:

                 1.       Columbia's Official Creditors' Committee:

                 Members:

                          Teachers Insurance & Annuity Association
                          Marine Midland Bank
                          Metropolitan Life Insurance Co.
                          Merrill, Lynch, Pierce, Fenner & Smith
                          Morgan Guaranty Trust Company of New York
                          Bankers Trust Company
                          Provident Life & Accident Insurance Company

                 Counsel:

                          Milbank, Tweed, Hadley and McCloy
                          1 Chase Manhattan Plaza
                          New York, NY  10005
                          (212) 530-5000

                          Morris, Nichols, Arsht & Tunnell
                          1201 North Market Street
                          P.O. Box 1347
                          Wilmington, DE  19899
                          (302) 658-9200

                 Financial Advisors:

                          Barr Devlin Associates Incorporated
                          450 Park Avenue
                          New York, NY  10022

                          New Harbor Incorporated
                          885 Third Avenue
                          New York, NY  10022

                 2.       Columbia's Official Equity Committee:

                 Members:

                          Robert F. Baker
                          General Conference Corp. of Seventh Day
                           Adventists
                          David H. Goodman
                          Kenneth E. Lehman
                          Carl Stern
                          First Fidelity Bank, N.A.
                          Marion E. Vaughn

                 Invitees:

                          CALPERS
                          Ohio State Teachers Retirement System

                 Counsel:

                          LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                          125 West 55th Street
                          New York, NY  10019
                          (212) 424-8000

                          Cooch and Taylor
                          824 Market Street
                          P.O. Box 1680
                          Wilmington, DE  19899
                          (302) 652-3641

                 Financial Advisors:

                          Smith Barney Inc.
                          388 Greenwich Street
                          New York, NY  10013

         E.      MEETINGS WITH THE EQUITY AND CREDITORS'
                 COMMITTEES

         Throughout Columbia's Reorganization Case, representatives of Columbia have met regularly with representatives of both the Equity Committee and the

Creditors' Committee to discuss the System's ongoing business operations, the various matters which
have come before the Bankruptcy Court, the quantification and resolution of

Claims against Columbia and the elements, strategy and timing for Plans of

Reorganization for Columbia and TCO.  Extensive discussions with the Columbia

Committees occurred regarding, inter alia, (i) the calculation and payment of post-petition interest on the Borrowed Money Claims against Columbia and the allowability of pre-payment premiums or call penalties on Columbia's Debentures and Medium Term Notes; (ii) the structure and terms of various reorganization plans for Columbia and TCO; (iii) the tax effects of such various reorganization structures; (iv) the feasibility of various capital structures for a Reorganized Columbia; (v) the Intercompany Claims Litigation and the

impact of such litigation on Columbia and its Reorganization, including issues relating to the solvency of Columbia and TCO; and (vi) proceedings relating to the liquidation and appropriate treatment of Producer and Customer claims against TCO.  For a further description of the negotiations regarding

Columbia's Borrowed Money Claims and other plan-related discussions with the

Committees, see Section IV.A, "Borrowed Money Claims and the Negotiations and

Settlement of Such Claims."

         F.      ADMINISTRATIVE FEE ORDER/APPOINTMENT OF FEE
                 EXAMINER

          On motion of Columbia and TCO dated October 18, 1991, the Bankruptcy

Court entered the Administrative Fee Order, establishing procedures for interim compensation and reimbursement of expenses of all Professionals.  The

Bankruptcy

Court appointed Professional Fee Examiners, Inc. as the Fee Examiner to assist the Bankruptcy Court in reviewing fee applications in Columbia's and TCO's cases which are in excess of $75,000.  To date, the Fee Examiner has Filed reports relating to the first two interim fee periods: the Petition Date through March 31, 1992 (the "First Fee Period"); and April l, 1992 through

November 30, 1992 (the "Second Fee Period").  A hearing on the interim fee applications covered by the First Fee Period was held on June 13, 1994, at which time an order approving fees for that period was entered.  No hearing has yet been scheduled regarding the Second Fee Period.

         G.      SIGNIFICANT PROCEEDINGS IN THE CHAPTER 11 CASE
                 AND STATUS OF RELATED CLAIMS

                 1.       CASH COLLATERAL ORDER

         As of the Petition Date, the total principal amount of secured debt owed to Columbia by TCO on Columbia's secured Claim against TCO was approximately $1.3 billion, secured by substantially all the assets of TCO.

The secured indebtedness consists of (i) approximately $410 million of principal amount and approximately $3 million of pre-petition interest arising under the Inventory Loan Agreement, secured by a lien on TCO's stored gas inventory (the "Inventory Collateral") and (ii) first mortgage indebtedness in the approximate amount of $930 million in principal plus pre-petition interest of $29 million outstanding under the TCO Indenture of Mortgage and Deed of

Trust pursuant to which TCO issued First Mortgage Bonds to Columbia, secured by substantially all TCO's non-storage
inventory assets and property (the "Mortgage Collateral").  All present and future proceeds of the Inventory Collateral and the Mortgage Collateral, to the

extent held or received by TCO, constitute "cash collateral" as defined in section 363 of the Bankruptcy Code.

         On or about the Petition Date, TCO Filed a motion with the Bankruptcy

Court seeking an emergency order authorizing it to use cash collateral pursuant to section 363 of the Bankruptcy Code, and granting adequate protection to

Columbia.  On August 23, 1991, the Bankruptcy Court entered a final order

(retroactively effective as of the Petition Date) authorizing TCO to use

Columbia's cash collateral and granting Columbia replacement liens and security interests in TCO's post-petition assets, to the extent such pre-petition liens and security interests were valid, perfected and not avoidable as of the

Petition Date and to the extent the value of the collateral securing Columbia's secured claims diminished after the Petition Date as a result of TCO's use of the cash collateral.  Columbia's post-petition liens and security interests were expressly subordinated to (i) TCO's debtor-in-possession financing facility; (ii) post-petition liens held by purchasers of winter service gas from TCO under certain winter service agreements; (iii) other pre-petition liens on inventory, if valid; (iv) claims of the trustee under the Inventory

Loan Agreement for compensation, reimbursement and indemnification; and (v) the unpaid expenses of members of the TCO Creditors'

Committee and the unpaid fees and expenses incurred by all the professionals retained by TCO and the TCO Creditors' Committee in TCO's bankruptcy proceeding to the extent allowed by the Bankruptcy Court.

                 2.       SALE OF COLUMBIA CANADA

         On November 25, 1991, Columbia and Anderson Exploration Ltd.

("Anderson") executed an agreement (the "Canada Sale Agreement") pursuant to which Columbia agreed to sell to Anderson all the issued and outstanding shares of Columbia  Canada, a wholly-owned oil and gas exploration and production subsidiary of Columbia operating in Canada.  Anderson agreed, pursuant to the

Canada Sale Agreement, inter alia, to pay Columbia an aggregate consideration of $109.3 million (Cdn.) (the "Purchase Price"), plus or minus an adjustment for changes in working capital subsequent to the Columbia Canada balance sheet dated June 30, 1991.

         The Canada Sale Agreement also contained certain obligations on the part of Columbia after the sale.  Columbia assumed responsibility for certain litigation that is currently pending against Columbia Canada including a number of civil suits (the "Specified Litigation") and three separate suits concerning the properties located in the Kotaneelee Production area (the "Kotaneelee

Litigation").  Columbia has the right to conduct both the Specified Litigation and the Kotaneelee Litigation to conclusion and has assumed certain indemnification obligations with respect to the two types of litigation.  In the
case of the Specified Litigation, the indemnification pertaining thereto (the

"Specified Litigation Indemnification") covers only the identified cases pending at the closing of the Canada Sale Agreement (the "Canada Closing") and

any liability to employees terminated prior to that date.

         With regard to the indemnification pertaining to the Kotaneelee

Litigation (the "Kotaneelee Litigation Indemnification"), the indemnity extends to any actions filed within the later of six years following the Canada Closing or thirty months after the termination of the litigation pending at the Canada

Closing or litigation arising out of matters pending at such Closing.  In the case of the Kotaneelee Litigation Indemnification, Columbia has the right to bind Columbia Canada to settlement agreements.  Judgments resulting in a change in the nature of the interest held by Columbia Canada or even in a forfeiture of the interest could be rendered.  Under both the Specified Litigation

Indemnification and the Kotaneelee Litigation Indemnification, Columbia agreed to indemnify Anderson for all litigation expenses, costs, damages and losses incurred as a result of any litigation covered under the indemnifications.

         Columbia's maximum liability to Anderson for these post-sale obligations is limited to the Purchase Price plus interest thereon at the rate of seven percent (7%) per year compounded annually (hereinafter referred to as the "Aggregate Indemnification Obligation"). Columbia's post-sale obligations to Anderson are secured under the terms of a "Security Agreement" pursuant to which approximately $30 million (Cdn.) of the sales proceeds was deposited with

Montreal Trust Company, a Canadian trust company, in an escrow account (the

"Kotaneelee Escrow") in which interest earned will accumulate.  The Canada Sale

Agreement provides that an additional $25 million (Cdn.) is to be added to the

Kotaneelee Escrow upon Confirmation of the Plan, and that letters of credit may be substituted for cash in the Kotaneelee Escrow.  Under the Canada Sale

Agreement, the Kotaneelee Escrow may be reduced if Columbia maintains investment grade ratings on its long-term unsecured debt of Baa2 or better and

BBB or better by Moody's Investor's Service, Inc. and Standard & Poor's Ratings

Group, respectively, on its debt for any six-month period following the

Effective Date.  Columbia expects to replace the Kotaneelee Escrow with a letter of credit as permitted under the Canada Sale Agreement.

         On December 31, 1991, the Bankruptcy Court approved the Canada Sale

Agreement (the "Canada Order").  Pursuant to the Canada Order, Columbia's

post-sale obligations to Anderson were granted administrative expense Claim status against Columbia and its Estate.  Except for the (i) administrative expense claims of Chemical Bank under the DIP Facility, (ii) unpaid fees and disbursements allowed pursuant to order of the Bankruptcy Court to

Professionals retained pursuant to sections 327 and 1103 of the Bankruptcy Code up to a maximum of $7.5 million (exclusive of compensation previously awarded whether or not paid) and

(iii) quarterly fees required to be paid to the U.S. Trustee pursuant to 28

U.S.C. Section 1930(a)(6), Anderson's administrative expense Claim has priority over all other administrative expense Claims of the kind specified in sections 726(b), 364(c), 507(b) and 503(b) of the Bankruptcy Code, regardless of whether such competing administrative expense Claim(s) of parties other than

Anderson arise in connection with Columbia's Reorganization Case, a superseding

Chapter 7 case, or in any subsequent case or proceeding filed by or against

Columbia under the provisions of the Bankruptcy Code.  The Canada Order also provides that Anderson's Claims against Columbia or its Estate shall not be estimated under the provisions of section 502(c) of the Bankruptcy Code, or disallowed under the provisions of section 502 of the Bankruptcy Code, in

Columbia's Reorganization Case, any superseding Chapter 7 case, or in any subsequent case or proceeding filed by or against Columbia under the provisions of the Bankruptcy Code.  If Anderson's Claims are estimated, Anderson's Claims shall be estimated in the full amount of the Purchase Price plus accrued interest as described above, and shall be estimated solely for purposes of determining the feasibility of any proposed plan of reorganization.  For a discussion of the treatment of Claims against Columbia arising under the Canada

Sale Agreement, see Section VI.A, "Classification and Treatment of Claims and

Interests."

                 3.       INVESTMENT GUIDELINES LITIGATION

         On the Petition Date, Columbia and TCO sought and obtained Bankruptcy

Court approval of their use of guidelines for the investment of all their respective cash (the "Investment Guidelines Order").  The Bankruptcy Court

expressly held that, although Columbia's and TCO's investments were not limited to ones insured or guaranteed by the government of the United States, they did not need to obtain bonds from the entities with which such funds were to be deposited or invested and that compliance with the guidelines was "adequate and sufficient compliance with the requirements of section 345(b) of the Bankruptcy

Code...."

         On August 14, 1991, the U.S. Trustee Filed a motion for

reconsideration of the Investment Guidelines Order, which was denied by the

Bankruptcy Court after conducting a hearing on October 3, 1991.  Subsequently,

on October 15, 1991, the U.S. Trustee appealed the Investment Guidelines Order to the District Court, which overturned the decision of the Bankruptcy Court,

and this appeal was subsequently taken to the Court Appeals for the Third

Circuit.

         On August 29, 1994, the Third Circuit issued its decision (i)

affirming the District Court's decision except to the extent that it ruled on

Columbia's and TCO's investments in repurchase agreements and (ii) remanding the matter to the District Court for further proceedings consistent with the opinion.  In its opinion, the Third Circuit suggested to the District and

Bankruptcy Courts that they implement the statutory guidelines of section

345(b) of the Bankruptcy Code in a gradual manner so as not to have an unduly adverse impact on the TCO and Columbia Estates.

         The District Court remanded the matter to the Bankruptcy Court for further proceedings.  As of the date hereof, no further proceedings have occurred.  In order to come into compliance with the Third Circuit's decision,

Columbia and TCO, in consultation with the U.S. Trustee, have transferred essentially all their investments into government-backed securities and other similar government insured or guaranteed investments as their prior non-conforming investments have matured and continue to mature.(1)

                 4.       APPROVAL OF TAX ALLOCATION PROCEDURES

         Under Section 12 of the HCA and rule 45(a) promulgated thereunder, no

System company may extend credit to another, including extensions of credit which may result from the allocation of consolidated taxes, without prior approval from the SEC.  Pursuant to rule 45(c) under the HCA, a registered holding company which files a consolidated federal income tax









- ---------------------

(1) On October 22, 1994, President Clinton signed into law the Bankruptcy Reform Act of 1994 which, among other things, amends section 345(b) of the Bankruptcy Code so as to insert the phrase "unless the court for cause orders otherwise" at the end of section 345(b). This amendment allows the court to approve investments other than those permitted by section 345(b) for just cause, thereby effectively overruling the Third Circuit's August 29, 1994 decision in In re Columbia Gas System, Inc. The relevant section of the Bankruptcy Reform Act, however, only applies prospectively to cases filed after its effective date.

return is required to secure the approval of the SEC for the allocation of the liabilities and benefits arising from such return among the consolidated companies unless there is in effect a tax agreement approved by the SEC providing for such allocation.

         Columbia and its subsidiaries entered into the Tax Allocation

Agreement prior to the Petition Date which provides for the allocation of the benefits and liabilities arising from their consolidated tax returns in a manner consistent with the requirements of rule 45(c).  The Tax Allocation

Agreement provides for apportionment of the consolidated tax in accordance with the "separate return tax" method.  The Tax Allocation Agreement specifically provides that each loss-company (i.e., a company having, after intercompany eliminations, a negative separate return tax) will receive current cash payment in an amount equal to its negative separate return tax, rather than receive the amount of that tax benefit in a subsequent year when it has taxable income.

The Tax Allocation Agreement also provides that each profit-company (i.e., a company having, after intercompany eliminations, a positive separate return tax) will pay amounts equal to its separate return tax liability.  The Tax

Allocation Agreement also provides (consistently with rule 45(c)) that no subsidiary company shall be required, as a result of the allocation method provided in the Tax Allocation Agreement, to pay more than its separate return tax.

         The Tax Allocation Agreement also provides that: "Any parent corporation gain or loss realized from its sale of its interest in subsidiaries' securities will be assigned to parent corporation and will not be allocated to other members."

         On November 27, 1991, Columbia and TCO Filed a joint motion with the

Bankruptcy Court seeking authorization to pay federal income taxes (including estimated federal income taxes) for 1991 and to allocate the System's 1991 consolidated tax liability in accordance with the Tax Allocation Agreement.  On

December 12, 1991, the Bankruptcy Court issued an order granting the authorization but expressly noted that its authorization did not constitute an assumption of the Tax Allocation Agreement nor create a rule of construction or legal presumption with respect to the effect or validity of the Tax Allocation

Agreement.  Thereafter, on April 13, 1992 and April 1, 1993, the Bankruptcy

Court issued similar orders authorizing Columbia and TCO to pay federal income taxes (including estimated federal income taxes) for 1992 and 1993,

respectively, and to allocate the System's consolidated tax liability for those years in accordance with the Tax Allocation Agreement.  These orders also provided that the Bankruptcy Court's authorization did not constitute an assumption of the Tax Allocation Agreement.

         Pursuant to the Plan, Columbia will assume the Tax Allocation

Agreement; and pursuant to the TCO Plan, TCO also will assume the Tax

Allocation Agreement. Columbia believes that assumption of the Tax Allocation Agreement is prudent and in the best interests of its Estate.

                 5.       LESOP CLAIMS AND LESOP ACTION

                          a.      COLUMBIA'S THRIFT PLAN

         Columbia adopted, effective September 1, 1958, the Employees' Thrift

Plan of Columbia Gas System, as Amended and Restated Effective July 1, 1994

(the "Thrift Plan") for eligible employees of its subsidiaries (including TCO)

which elect to participate in the Thrift Plan.  The Thrift Plan is a qualified plan under section 401(a) of the Internal Revenue Code of 1986, 26 U.S.C.

Section  401(a) as amended (the "IRC").  Columbia has no employees covered under the Thrift Plan, but TCO and 15 non-debtor subsidiaries of Columbia are contributing employers.

         Prior to October 1991, the assets of the Thrift Plan were held in a trust established under an Agreement and Declaration of Trust by and between

Columbia and Bankers Trust Company, as amended December 20, 1989 and March 14,

1990 (the "Trust).  The assets of the Trust are not part of the bankruptcy estates of either Columbia or TCO.  Fidelity Management Trust Company is now

trustee for all Trust assets, except that the LESOP Thrift Plan Trustee is trustee of the Columbia Common Stock Fund and another fund ("Fund E") described below.

         Effective April 1, 1990, the Thrift Plan was amended to include the

LESOP for the purpose of pre-funding approximately 11.5 years of employer matching contributions ("Employer Matching Contributions") to the Thrift Plan.

At that time the

LESOP Trust borrowed $91,750,000 through the public offering of the LESOP

Debentures.  The proceeds of the LESOP Debentures were used by the LESOP Trust to acquire 2,000,000 shares of Common Stock at a price of $45.875 per share.

The LESOP Debentures mature on November 30, 2001 and bear interest at an annual rate of 9.875% payable, together with installments of principal, semi-annually on May 31st and November 30th of each year.

         In order to establish the LESOP, the Thrift Plan was amended to meet the requirements of the IRC and U.S. Treasury Regulations ("Treasury

Regulations").  The provisions of the Thrift Plan regarding Employer Matching

Contributions were amended, effective April 1, 1990, to provide that whenever an acquisition loan (i.e., a LESOP Debenture) is outstanding, the participating employers shall make contributions ("LESOP Debt Service Contributions") in such amounts as will enable the LESOP Thrift Plan Trustee to make current payments on such acquisition loans.  Any dividends paid to the Trust on shares of Common

Stock also were to be applied toward repayments of LESOP Debentures.

         The shares of Common Stock purchased with the proceeds of the LESOP

Debentures were placed in Fund E and, in accordance with Treasury Regulations,

were released from Fund E on a pro rata basis as principal and interest on the

LESOP Debentures were repaid by the LESOP Thrift Plan Trustee from contributions received from contributing Columbia subsidiaries.  Holders of the

LESOP Debentures generally have no recourse against the assets held in the Trust, including the Common Stock purchased with the proceeds of the LESOP Debentures, however, they have certain rights to any

LESOP Debt Service Contributions, any assets purchased with such cash contributions, and any earnings attributable to such contributions (or to assets purchased therewith).  Further, upon termination of the LESOP by

Columbia any unallocated shares of Common Stock in Fund E are to be sold in the market or to Columbia and the proceeds used to pay amounts due under the LESOP

Debentures.

         As each semi-annual LESOP Debenture repayment was made, the shares of

Common Stock released were allocated to participants' accounts based on those shares' current fair market value.  If such current fair market value of the shares of Common Stock released was less than the amount required for the

Employer Matching Contributions, the employers were required to make additional contributions to the Thrift Plan in the amount of such difference.

         As a registered public utility holding company under the HCA, Columbia and its subsidiaries may not guarantee the payment of a security without approval of the SEC.  The SEC issued an order authorizing the LESOP Guaranty,

but did not authorize the subsidiaries to guarantee the debt payment.

                          b.      COLUMBIA'S AMENDMENT TO THE THRIFT PLAN

         At the time the LESOP was established, Columbia projected that the

LESOP Debt Service Contributions made by the contributing employers and the dividends on the shares of Common

Stock held, which would be used by the LESOP Thrift Plan Trustee to make LESOP

Debenture payments, would result in shares of Common Stock being allocated to the participants' accounts with sufficient fair market value to satisfy approximately 80% of the annual, required Employer Matching Contributions.

However, this projection assumed that, during the term of the LESOP Debentures,

the fair market value of Common Stock would not decline substantially below its original purchase price and that dividends would continue to be paid which could be applied toward debt-service on the LESOP Debentures.  Instead, in June

1991, dividends were suspended and the Common Stock substantially declined in value.  As a result, while the LESOP Debt Service Contributions would remain constant based on a leveraged purchase price of $45.875 per share, the shares of Common Stock that would be released under the LESOP provisions would only be credited to the participants' accounts at their current fair market value,

which has been substantially less than $45.875 since June 1991.

         As described above, if the LESOP provisions were continued without change or modification, employer contributions would have been required to the

Thrift Plan in an amount sufficient for both the LESOP Debt Service

Contributions and Employer Matching Contributions required under the terms of the Thrift Plan.  The annual contribution requirement would be almost twice the amount of the Employer Matching Contributions that would otherwise be required under the terms of the Thrift Plan.

         TCO, as a debtor-in-possession, was stayed from making LESOP Debt

Service Contributions under the Thrift Plan and the "First Day Orders" issued on or about the Petition Date by the Bankruptcy Court permitted it to pay only for the current benefit provided by employee services.  Accordingly, the allocable debt service burden to non-debtor subsidiaries, which continued to be participating employers, was further increased.

         On October 16, 1991, the Board of Directors concluded that terminating the LESOP portion of the Thrift Plan would be prudent and beneficial since neither (i) the continuation of LESOP Debt Service Contributions by the contributing employers nor (ii) withdrawal of subsidiaries from the Thrift Plan and establishment of a new plan without a LESOP would be desirable or economic.

The disruption -- temporary or otherwise -- of a benefit for over 8,000 participating employees of 16 subsidiaries which would result from withdrawal and institution of a new plan was viewed as being particularly undesirable.

         The Board of Directors authorized the termination of the LESOP provisions in the Thrift Plan subject to the approval of the Bankruptcy Court.

         Pursuant to such authorization, Columbia's thrift plan committee,

which is the Thrift Plan's named fiduciary and plan administrator and consists of representatives from senior management of Columbia, TCO and other major subsidiaries of Columbia (the "Thrift Plan Committee"), met on October 17, 1991

and amended the Thrift Plan, effective July 31, 1991, to provide for the termination of the provisions of the Thrift Plan related to the LESOP.

         The Equity Committee objected to that termination on the grounds that the market value of Common Stock was depressed and sale of the shares held by

LESOP at that time would be imprudent and uneconomical.  Accordingly, the termination was postponed and, on December 10, 1991, the Executive Committee of

the Board of Directors of Columbia adopted amendments to the Thrift Plan to permit, upon authorization of the Thrift Plan Committee, the sale of unallocated shares of Common Stock from the LESOP Trust in order to pay the debt service due on November 30, 1991, which was then in default.  The Thrift

Plan Committee subsequently authorized that sale.

         On May 29, 1992, an announcement was made that no further payments of principal or interest would be made on the LESOP Debentures until Columbia emerged from bankruptcy and that at that time, it was anticipated that upon emergence all Creditors of Columbia would be paid in full, including interest on overdue interest.  No further debt service payments on the LESOP Debentures have been made since that announcement.  Since December 1991, participating employers have paid monthly contributions in an amount equal to their obligation to make Employer Matching Contributions under the Thrift Plan, with the LESOP provisions suspended.  The contributions are used by the LESOP Thrift

Plan Trustee to purchase Common Stock on the open market which is then allocated to employee accounts.

                          c.      PROCEDURAL HISTORY OF LESOP ACTION

         The LESOP Indenture Trustee Filed a proof of claim dated February 25,

1992 in the Reorganization Case based on the LESOP Guaranty.  Nearly a year later, in March 1993, the LESOP Indenture Trustee Filed a complaint against

Columbia in the Bankruptcy Court alleging tortious interference with contract and breach of duty.  The LESOP Indenture Trustee alleged that Columbia contravened the Thrift Plan by directing the LESOP Thrift Plan Trustee to use contributions from participating employers to service employees' Thrift Plan accounts rather than allocating those amounts to pay debt service on the LESOP

Debentures.  The LESOP Indenture Trustee sought to compel Columbia to direct the LESOP Thrift Plan Trustee to reallocate the Common Stock purchased on the open market and allocated to employee accounts and future employer Thrift Plan contributions to LESOP Debt Service Contributions before being applied to

Employer Matching Contributions.  The LESOP Indenture Trustee alleged in its complaint that Columbia has interfered with the obligations of the Trust created under the LESOP and that Columbia has breached its duty to comply with the terms of the Thrift Plan.

         On or about May 14, 1993, Columbia filed a motion for summary judgment on the following grounds: (i) the LESOP Indenture Trustee's cause of action was preempted under ERISA; (ii) the LESOP Indenture Trustee's remedies were limited to its unsecured claim against Columbia under the LESOP Guaranty; and

(iii) the relief requested by LESOP Indenture Trustee, in effect, violated the automatic stay.

         In a Memorandum Opinion and Order dated March 24, 1994, the Bankruptcy

Court denied Columbia's motion for summary judgment on all grounds.  On April

22, 1994, Columbia filed a Motion seeking leave to appeal that order.  By an

Order dated May 20, 1994, the District Court granted Columbia's Motion for leave to appeal.  On May 12, 1995, the District Court issued its decision upholding the Bankruptcy Court's denial of Columbia' s motion for summary judgment.(2)

         The LESOP Indenture Trustee has agreed that, in consideration of the treatment of its Claims for fees and expenses incurred pursuant to the LESOP

Indenture and the treatment of Claims arising under the LESOP Debentures and

LESOP Guaranty in the manner set forth in the Plan, described in the following subsection, and conditioned on the ultimate treatment of such Claims in that manner under the Plan as confirmed, the LESOP Action will be deemed dismissed on the Effective Date.

                          d.      PROPOSED DISPOSITION OF LESOP ACTION CLAIMS

         As part of the Confirmation of the Plan, the Bankruptcy Court shall approve the LESOP Action Settlement with the LESOP






- --------------------

(2) In May 1994, the LESOP Indenture Trustee filed a motion for a preliminary injunction with the District Court for an order directing that the May 1994 contributions by participating employers to employees' Thrift Plan accounts and all future employer contributions be allocated first to pay debt service on the outstanding LESOP Debentures. Columbia opposed that request as being groundless, and the District Court denied the LESOP Indenture Trustee's motion on May 27, 1994.

Indenture Trustee.  As set forth in Section V.H of the Plan, pursuant to the

LESOP Action Settlement: (i) the LESOP Action will be deemed dismissed on the

Effective Date; (ii) the LESOP Indenture Trustee shall have an Allowed

Administrative Claim, in an amount not to exceed $300,000, for the LESOP

Indenture Trustee's fees and expenses payable in accordance with the LESOP

Indenture; (iii) the LESOP Indenture Trustee shall waive all rights to any further fees and costs; (iv) the LESOP shall be terminated and Reorganized

Columbia, in accordance with the terms of the LESOP Trust, shall purchase the shares of Common Stock held by the LESOP Thrift Plan Trustee in Fund E of the

LESOP Trust for cash at a price per share equal to the weighted average of the trading prices of shares of Common Stock on the New York Stock Exchange on each of the five consecutive trading days ending on the trading day prior to the

Effective Date; and (v) the cash purchase price derived from the purchase of the shares of the Common Stock shall be paid to the Holders of the LESOP

Debentures and allocated, pro rata, on account of unpaid principal and interest, calculated at the rate of 9.875% per annum, as set forth in Section

V.H of the Plan, pursuant to the LESOP Action Settlement.  Once the cash purchase price has been so allocated, the total amount of interest due and owing on the remaining principal balance of each LESOP Debenture shall be recomputed in accordance with Exhibit G of the Plan.  The sum of such remaining principal balance and interest thereon so recomputed shall be treated as a

Claim arising from the LESOP

Guaranty.  See Section VI.A, "Classification and Treatment of Claims

and Interests" and Section VI.H.4, "LESOP."

              6.      AGREEMENT WITH BANKS REGARDING FUNDS SUBJECT TO SETOFF

         On December 17, 1992, the Bankruptcy Court approved a Stipulation and

Order, dated December 14, 1992, among Columbia, Morgan Guaranty Trust Company of New York ("Morgan") and Mellon Bank, N.A. ("Mellon") regarding the investment of certain funds which Columbia deposited pre- petition in certain bank accounts with Morgan and Mellon (the "Setoff Stipulation").  The funds on deposit with Morgan and Mellon are subject to setoff against pre-petition debts owed by Columbia under Columbia's $500 Million and $750 Million Credit

Agreements.  As of the Petition Date, Columbia had on deposit with Morgan the amount of $580,061.27 (the "Morgan Funds") and with Mellon the amount of

$2,333,477.73 (the "Mellon Funds").  As of the Petition Date, Columbia was

indebted to Morgan in an amount in excess of the Morgan Funds and to Mellon in an amount in excess of the Mellon Funds.  Pursuant to section 553(a) of the

Bankruptcy Code, the Morgan Funds and the Mellon Funds (collectively, the

"Combined Funds") were subject to setoff by Morgan and Mellon, respectively.

         Pursuant to the Setoff Stipulation, Columbia, Morgan and Mellon agreed that the Combined Funds shall be invested in interest-bearing obligations, with earned interest to be paid to Columbia from the date on which such investment is made. Columbia, Mellon and Morgan further agreed that, for the convenience of investing the Combined Funds, the Mellon Funds would be transferred to Morgan and combined with the Morgan Funds for investment by

Morgan.  Finally, the parties agreed that Morgan's and Mellon's setoff rights are preserved, that Morgan succeeds to all of Mellon's setoff rights upon transferring the Mellon Funds to Morgan and that Morgan is granted a first priority lien in investments of the Combined Funds and proceeds thereof, other than interest thereon which will be distributed to Columbia on a current basis.

Pursuant to the Plan, Morgan's right of setoff shall be recognized, the amounts payable to Morgan and Mellon duly credited against their Claims, and the balance of accrued interest remitted to Columbia.

                 7.       EXTENSION OF EXCLUSIVE PERIODS

         During the course of Columbia's Reorganization Case, the Bankruptcy

Court has granted Columbia numerous extensions of the periods during which it has the exclusive right to file a plan of reorganization and to solicit acceptances thereof (the "Exclusive Periods").  Most recently, on May 18, 1995,

the Bankruptcy Court entered an order extending Columbia's Exclusive Periods to

October 16, 1995 and December 18, 1995, respectively.

                 8. EXTENSION OF TIME TO REMOVE ACTIONS AND FILE PROOFS OF CLAIM ON BEHALF OF CREDITORS

         During the course of Columbia's Reorganization Case, the Bankruptcy

Court has extended numerous times the time periods within which Columbia may

File applications to remove related proceedings to the Bankruptcy Court and to

File proofs of claim
on behalf of Creditors who failed to do so.  Currently, those time periods, as last extended, have not expired.

                 9.       SURETY BOND AGREEMENT

         By motion dated January 29, 1992, Columbia sought an order of the

Bankruptcy Court providing that claims of up to $20 million which may arise under two pre-petition indemnity agreements (the "Surety Indemnity Agreements")

between Columbia and, respectively, (i) Reliance Insurance Company, United

Pacific Insurance Company and Planet Insurance Company and (ii) Reliance

Insurance Company of New York and United Pacific Insurance Company of New York

(collectively, the "Sureties"), will be accorded subordinated super-priority administrative claim status under section 364(c)(i) of the Bankruptcy Code.

The Surety Indemnity Agreements govern the issuance and terms of bonds issued by the Sureties on behalf of Columbia's non-debtor subsidiaries.  Such surety bonds are required with respect to many aspects of the subsidiaries'

operations.  An order granting the requested relief was entered by the

Bankruptcy Court on February 19, 1992.

         Upon a motion by Columbia, on October 16, 1992, the Bankruptcy Court

entered an order authorizing Columbia to assume the Surety Indemnity Agreements and to pay all arrearages thereunder.  For a discussion of the treatment of the

Claims of the Sureties under the Plan, see Section VI.A, "Classification and

Treatment of Claims and Interests".

                 10.      RECAPITALIZATION OF SUBSIDIARIES

         Due to special business requirements or changed financial needs, the capital structures of certain non-debtor operating subsidiaries of Columbia have been restructured since the Petition Date.  With the approval of the

Bankruptcy Court and the approval of the SEC under the HCA, Columbia has recapitalized Columbia Gas Development, TriStar, Columbia Gulf, Columbia Coal

Gasification and Columbia LNG.

                 11.      AMENDMENT OF EMPLOYMENT AGREEMENTS WITH
                          SENIOR OFFICERS AND ASSUMPTION OF
                          RETENTION AGREEMENTS

         In order to offer certain senior management employees of the System incentives to remain as employees until Confirmation of plans of reorganization for TCO or Columbia, as applicable, Columbia moved for, and on October 19,

1993, the Bankruptcy Court approved the extension and amendment of existing employment agreements (the "Extension Agreements") between Columbia and six key senior executives, (ii) an employment agreement between Columbia and R. Larry

Robinson, President of TCO and (iii) Columbia's assumption of thirty-one key employee retention agreements with employees at TCO and other subsidiaries of

Columbia (the "Retention Agreements").

         The Extension Agreements, as revised and approved by the Bankruptcy

Court, run from July 19, 1993 until Confirmation of a plan of reorganization for Columbia or TCO as applicable, except for the Extension Agreement of C.

Ronald Tilley, Chief Executive Officer of Columbia Ohio, which extends his employment through

July 18, 1995.  In addition, the Extension Agreements, as revised, provide,

inter alia, that in the event the officer covered thereby remains employed by any of Columbia's affiliates or subsidiaries at the date of Confirmation of a

Columbia or TCO plan of reorganization (as appropriate), the officer will receive a retention payment equal to his annual compensation at the time of

Confirmation.  However, if the officer is terminated, other than for cause,

prior to Confirmation, he will be entitled to a severance payment equal to one year's salary plus a continuation of employee benefits for a twelve-month period.

         The Retention Agreements provided that if the key employees covered remained employed with TCO, or one of Columbia's subsidiaries or affiliates,

through July 14, 1994, they would receive a retention award, ranging in amount from 50% to 100% of the employee's annual salary.  Upon the expiration of the

Retention Agreements in 1994, the retention awards were paid to the covered employees.

                 12.      EMPLOYEE RETENTION AND RELEASE PROGRAM

         On October 18, 1993, the Bankruptcy Court granted a motion Filed by

Columbia for an order of the Bankruptcy Court authorizing Columbia to undertake and assume the costs associated with implementation of an employee retention and release program (the "Retention Program") with respect to certain employees whose job functions would become surplus to the needs of Columbia's subsidiaries over the next thirty-six months.

         The Retention Program provides that qualifying employees whose jobs are being eliminated but whose services are still required for a certain period of time will receive a payment, upon their release, calculated on the basis of two weeks' salary and benefits for every full year of service, to be made either in lump sum or in the form of salary and benefits continuation for the requisite time period.  However, if the affected employees depart prior to their respective release dates, they will be ineligible to receive the retention payment.

                 13.      DATA ROOM

         Upon petition by the TCO Creditors' Committee, the Bankruptcy Court in

March 1994 approved procedures for the establishment of a data room to make business information available to third parties which might have an interest in acquiring TCO.  In accordance with those procedures, a data room was established the following month in Charleston, West Virginia.  Although six companies initially requested admission, only four became qualified and reviewed the information available in the data room after paying the required

$50,000 entrance fee.  The participants concluded their review by June 20,

1994, and the data room closed in accordance with Bankruptcy Court-approved procedures.  None of the data room entrants submitted to Columbia or TCO any proposal for acquiring TCO or its assets.  As reported in Columbia's prior public
disclosures, management believes that the value that the TCO Plan places on TCO reflects its full value.

         By letter dated August 19, 1994, Dimeling, Schreiber and Park

("Dimeling") submitted to the Chairman of the Board of Columbia a proposal for the reorganizations of Columbia and TCO whereby Dimeling and an investor group would invest $500 million in newly issued Common Stock of Columbia, and, in return, receive the right to move an initial slate of directors for Reorganized

Columbia.  Dimeling's proposal also contemplated the sale of the distribution segment assets of Columbia to co-sponsors of the Dimeling proposal for approximately $1.4 billion and the use of the cash proceeds therefrom to pay (i)

Producers $1.3 billion in settlement of all their claims, (ii) all priority and other unsecured claims against TCO in full and (iii) all unsecured Claims against Columbia in full, in cash.

         After a careful review and analysis of Dimeling's proposal, Columbia,

with the assistance of its financial advisors, determined that Dimeling's proposal was inadequate, not feasible and thus not in the best interests of

Columbia, TCO and their respective estates.

                 14.      LOAN TO COLUMBIA'S THRIFT PLAN

         On March 8, 1995, the Bankruptcy Court granted a motion Filed by

Columbia with the Bankruptcy Court seeking authority to make an interest-free loan to Columbia's Thrift Plan to allow all participants therein (except those who are current and
former employees of TCO)(3) or their beneficiaries immediate access to those

Thrift Plan funds which were frozen as a result of the seizure on August 11,

1994 of the Confederation Life Insurance Company ("Confederation Life") by its

insurance regulators.

         Under the Thrift Plan, participants may invest their savings in various investment options, including a Money Market/Investment Contract Fund

(the "Fund") offered by Fidelity Investments of Boston, M.A. which may hold,

among other financial assets, guaranteed investment contracts.   The only such

contract now held in the Fund was issued by Confederation Life (the "CL

Contract") in the amount of $6.5 million.  On August 12, 1994, Canadian and

Michigan regulators seized the assets of Confederation Life due to its financial condition.  As a result, a new segregated subaccount was created by the Fund to hold the CL Contract, thereby freezing approximately 17% of the

Fund's investments.  As a result, 2,423 Thrift Plan participants cannot access their funds in this subaccount.

          In order to alleviate hardships on participants who hold investments in the frozen CL Contract, Columbia determined, as many other similarly situated employers have also done, to make a loan to the Thrift Plan.  The proposed loan to the Thrift Plan is approximately $4.3 million which, for administrative







- ---------------------

(3) On or about February 10, 1995, TCO also filed a motion with the Bankruptcy Court seeking entry of an order authorizing TCO to make a separate loan to the Thrift Plan so as to allow TCO plan participants access to the funds frozen in the Confederation Life account.

convenience, represents the apportionment for Columbia's subsidiaries (other than TCO) of the accumulated value of the frozen investment in the CL Contract

(including accrued interest) as of the time Confederation Life's assets were seized.  As is believed to be customary for these types of transactions, the proposed loan would be interest-free and unsecured.  Repayment of the proposed loan would be made only from the proceeds to be received from the liquidation and rehabilitation of Confederation Life, state guaranty funds, litigation proceeds received for the benefit of participants, and other sources in connection with the CL Contract.  Columbia intends to waive repayment of the loan to the extent the loan exceeds the ultimate recovery of proceeds from the

CL Contract and related sources.

         On April 17, 1995, the SEC issued an order under the HCA authorizing

Columbia's proposed loan to the Thrift Plan.


                 15.     COLUMBIA'S LONG-TERM INCENTIVE PLAN

         On March 15, 1995, the Bankruptcy Court granted a motion Filed by

Columbia seeking an order authorizing it to resume its long-term stock incentive plan for key employees (the "Incentive Plan").

         The Incentive Plan was adopted by Columbia's Board of Directors on

September 18, 1985 and approved by Stockholders on May 28, 1986.  The Incentive

Plan originally authorized the issuance of up to 1.5 million shares in the aggregate of Columbia's Common Stock. The purpose of the Incentive Plan was to address the need to provide long-term incentives to those officers and employees of Columbia's subsidiaries who, in the opinion of the Compensation

Committee of the Board of Directors of Columbia, make substantial contributions to Columbia and its subsidiaries by their ability, loyalty and efforts.  Six years of awards were made pursuant to the Incentive Plan.  The Incentive Plan,

however, was voluntarily suspended by Columbia in 1991 prior to the Petition

Date.  Currently, there are approximately 165,000 shares of Common Stock that have not been previously awarded under the Incentive Plan.  The Incentive Plan terminates by its own terms on September 18, 1995.

         Thus, Columbia is now authorized to resume distributions under the

Plan to the thirty-two System employees who are potentially eligible participants in the Incentive Plan.

                 16.      SHAREHOLDER RIGHTS PLAN

         In early 1995, Columbia's Board of Directors approved the adoption of a Shareholder Rights Plan (the "Rights Plan"), subject to shareholder approval of certain amendments of Columbia's certificate of incorporation related thereto (the "Charter Amendments") and the approvals described below.  The

Board of Directors also directed the officers of Columbia to initiate applications for required HCA and Bankruptcy Court approvals.  The Board of

Directors approved the Rights Plan in order to protect shareholder values for

Columbia's Stockholders.  The Rights Plan was designed to require any Person interested in
acquiring ten percent or more of the Common Stock to offer full value for the

Common Stock.

         On February 1, 1995, Columbia sought SEC approval under the HCA for the adoption and implementation of the Rights Plan, the Charter Amendments and

the solicitation in Columbia's 1995 proxy statement of the shareholder approval required under Delaware Law of the Charter Amendments.  Columbia also filed a motion with the Bankruptcy Court for authorization to adopt the Rights Plan and for the Charter Amendments, subject to required approvals of the SEC and the approval of the Charter Amendments by Columbia's Stockholders.

         The SEC authorized the solicitation of required shareholder approval at Columbia's 1995 annual shareholders meeting on April 28, 1995.  While a majority of the shares voted at that meeting were voted favorably to the Rights

Plan, the vote fell short of the majority of all outstanding shares required by

Delaware law.  The application to the SEC for approval of the Rights Plan and the related motion to the Bankruptcy Court have been withdrawn.

         H.      PROCEDURES RELATING TO FILING AND DETERMINATION
                 OF CLAIMS PROCESS AND BAR DATE

                 1.       BAR DATE/CLAIMS AGENT

         On December 13, 1991, the Bankruptcy Court entered an order (the "Bar

Order") establishing March 18, 1992 as the Bar Date by which proofs of claim must be Filed by all Persons subject to certain enumerated exceptions, that have or may have a Claim against Columbia.  Creditors were required to file a proof of claim by the Bar Date for Claims which arose prior to the

Petition Date but did not fall within one of the enumerated exceptions.  These exceptions included: (i) Claims listed on Columbia's Schedules of Liabilities,

if (A) the Claimant agrees with the amount, (B) the Claim is not listed as disputed, contingent, or unliquidated and the (C) the claimant agrees with the classification of the Claim; (ii) Claims previously Allowed by the Bankruptcy

Court; (iii) Holders of outstanding shares of Common Stock of Columbia whose

Claims are based solely upon ownership of such stock; (iv) Holders of public debt securities with maturity dates after July 30, 1991 whose Claims are based solely upon ownership of such debt securities; (v) Claims arising solely from pre- petition amounts owing under a non-residential real property lease not rejected or assumed by Columbia; and (vi) Claims of state and federal environmental agencies.

         An order clarifying the Bar Order and confirming that Holders of

Commercial Paper need not File proofs of claim in respect of their Claims based solely upon ownership of Commercial Paper was entered by the Bankruptcy Court on March 16, 1992.

         The Bankruptcy Court also authorized Columbia to employ

Poorman-Douglas Corporation ("Poorman-Douglas") as the official Claims agent for purposes of receipt and docketing of Claims.(4)







- --------------------

(4) However, with respect to the Borrowed Money Claims, pursuant to Columbia's motion seeking an order authorizing procedures to maintain records of Holders of Borrowed Money Claims, discussed in Section G.3 below, such Claims must be
                                                                  (continued...)

Notice of the Bar Date and proof of claim forms were disseminated to

Columbia's Creditors and Stockholders on or about January 3, 1992.

                 2.       CLAIMS OBJECTION PROCEDURES

         Since the Petition Date, approximately 7,629 proofs of claim,

amounting to approximately $2.974 billion as docketed, have been Filed against

Columbia's Estate.  Of those, approximately 7,000 proofs of claim were Filed by

Stockholders, debentureholders, or Commercial Paper Holders based solely upon ownership of the equity or debt securities issued by Columbia.

         By order of the Bankruptcy Court dated July 29, 1992, Columbia obtained authority to File procedural objections to Claims and to settle smaller Claims.  On August 18, 1992, Columbia Filed its First Omnibus Objection

to Claims seeking to expunge, reduce or reclassify thousands of Claims.  On

January 12, 1993, the Bankruptcy Court issued an order expunging, disallowing,

reducing and/or reclassifying approximately 7,100 Claims Filed against

Columbia.  This resulted in the removal of more than $174 million in Claims against Columbia.  On May 11, 1993, the Bankruptcy Court entered a Supplemental

Order which expunged, disallowed or reclassified additional Claims that were the subject of the First Omnibus Objection.  On March 24, 1995, Columbia Filed

its Second Omnibus Objection to Claims seeking to expunge approximately one hundred Claims Filed against Columbia.


- --------------------


(4)(...continued)
     reflected in the records of appropriate designated transfer agents as specified in that motion.

Columbia will continue to analyze and formulate objections, if necessary, to the remaining Claims against Columbia, in order to resolve disputes not otherwise settled under the Columbia Plan.

                 3.       CLAIMS TRADING

         Throughout its Reorganization Case, Columbia has received numerous notices regarding private transfers of Claims pursuant to Bankruptcy Rule 3001.

Poorman-Douglas, Columbia's Claims Agent, has been recording these transfers on

Columbia's official claims register.  To the extent Columbia and

Poorman-Douglas have been notified of transfers and such transfers have been approved by the Bankruptcy Court, only the transferees of record of these

Claims will receive notices of hearings on this Disclosure Statement and the

Columbia Plan as well as ballots for voting upon the Plan, and only such transferees will receive distributions under the Plan.  If a transfer of any

Claim is not noticed or approved by the Bankruptcy Court, Columbia's Plan will not recognize such transfer.

         With respect to the recordation of Borrowed Money Claims and any transfers of such Claims, on April 3, 1995, Columbia Filed a motion with the

Bankruptcy Court seeking an order authorizing procedures to maintain records of

Holders of Borrowed Money Claims (the "Recordation Motion").  Pursuant to the

Recordation Motion, for purposes of recognizing Borrowed Money Claims, the names, addresses and Claim amounts of Holders of Borrowed Money Claims must be reflected in the records of the appropriate designated transfer agents specified in the

Recordation Motion, and a transferee of a Borrowed Money Claim will not be recognized as the valid Holder thereof unless such transfer has been properly noticed to the appropriate designated transfer agent.  An order approving the

Recordation Motion was entered by the Bankruptcy Court on April 18, 1995.

         I.      MISCELLANEOUS LITIGATION

                 1.  MOUNTAINEER

         On or about May 19, 1994, Mountaineer Filed in the Bankruptcy Court

motions (i) to file a late proof of claim (the "Extension Motion") and (ii) for relief from the automatic stay to liquidate such claim (the "Stay Motion"; and

together with the Extension Motion, the "Mountaineer Motions").  By these motions, Mountaineer sought to File a proof of claim in connection with a civil action styled, Frank H. Fidler, III and Cheryl M. Fidler v. Pennzoil Company

and Mountaineer Gas Company, Civil Action No. 93C-244l (the "Asbestos

Litigation").  The Asbestos Litigation, filed in the Circuit Court of Kanawha

County, West Virginia on April 3, 1993, asserts that Mountaineer is the successor corporation to Columbia Gas of West Virginia, Inc., a former wholly-owned subsidiary of Columbia ("Columbia West Virginia"), and is liable for injuries the plaintiff allegedly sustained as a result of his exposure to asbestos while employed by Columbia Gas of West Virginia, Inc. from about 1968 to 1974.

         Specifically, Mountaineer sought to File a proof of claim for indemnification as a third-party beneficiary under a contract, dated February 23, 1984, between Columbia and Mountaineer's parent company, Allegheny & Western Energy Corporation ("Allegheny"), for the purchase and sale of Columbia Gas of West Virginia, Inc. (the "Stock Purchase

Agreement").  In addition to its request to File its indemnification claim after the Bar Date, Mountaineer sought relief from the automatic stay so that it may File certain third-party claims against Columbia in the Asbestos

Litigation and pursue its indemnification rights, if any, under the Stock

Purchase Agreement relating to the Asbestos Litigation.

         After a hearing on the Mountaineer Motions on August 16, 1994, the

Bankruptcy Court (i) allowed Mountaineer to File a late proof of claim relating to the Asbestos Litigation and (ii) denied Mountaineer's Stay Motion.  Pursuant to that decision, on or about November 9, 1994, Mountaineer Filed a contingent,

unliquidated proof of claim against Columbia based upon Columbia's alleged indemnification obligations under the Stock Purchase Agreement in connection with the Asbestos Litigation.  Columbia intends to object to Mountaineer's

Claim for indemnification for a number of reasons, including, but not limited to, (i) that the Claim is a contingent obligation for indemnification and subject to disallowance based upon section 502(e) of the Bankruptcy Code and

(ii) that it is not clear that Columbia has any obligation to Mountaineer or

Mountaineer's affiliate, Allegheny, or that Mountaineer is the indemnitee under the contractual indemnification provision relied upon by Mountaineer.

         Mountaineer has recently asserted a claim against Columbia and TCO relating to Columbia's and TCO's alleged violation of a covenant not to compete.

         In June 1994, TCO filed a request with FERC for authorization to construct and operate an additional delivery point in Hancock County, West

Virginia, at the manufacturing facilities of Newell Porcelain, which would enable TCO to provide interruptible service to Newell Porcelain (the "Bypass

Application").  The filing of the Bypass Application was made at the request of

Newell Porcelain in accordance with TCO's obligations under FERC's Order No.

636.  On July 28, 1994, Mountaineer filed a "Protest" to the Bypass application on the basis that the requested application would be inconsistent with public convenience and necessity and would violate a certain non-compete provision contained in the Stock Purchase Agreement between Allegheny and Columbia.

Subsequent to the filing of Mountaineer's Protest, Mountaineer and Newell

Porcelain reached an agreement in principle under which Mountaineer and Newell

Porcelain have entered into a mutually agreeable transportation arrangement subject to the approval of the Public Service Commission of West Virginia.

That Commission denied Mountaineer's request for approval of the

Mountaineer-Newell agreement and Mountaineer has filed a Motion for

Reconsideration.

         Mountaineer alleges that it will suffer damages as a result of the

Bypass Application and Columbia's and TCO's purported breach of the non-compete covenant of at least $20,000 per year over the next fifteen years if the

Mountaineer-Newell agreement is approved, and at least $100,000 per year if it is not approved.  Columbia and TCO continue to have discussions with

Mountaineer in an attempt to resolve this dispute.  To the extent there is any resulting Claim for damages against Columbia relating to the breach of the covenant not to compete or any and all other indemnification obligations to

Mountaineer or Allegheny under the Stock Purchase Agreement (which Columbia does not acknowledge), such Claim will be liquidated by the bankruptcy process and paid, if Allowed, as an Administrative Claim or Class 2 pre-petition Claim.

                 2.  KUNTZ LITIGATION

         As part of its First Omnibus Objection to Claims, Columbia objected to, and the Bankruptcy Court subsequently disallowed, the four duplicate claims

Filed by Mr. Kuntz in the amount of $100,000 for emotional distress allegedly arising from a gas pipeline explosion in Columbus, Ohio which occurred in 1988.

Mr. Kuntz pursued an appeal of the Bankruptcy Court's order disallowing his

Claims up to the Third Circuit.  On February 22, 1995, the Third Circuit

entered an order affirming such disallowance and awarding costs to Columbia.

VI.      PLAN TREATMENT OF CLAIMS AND SUMMARY OF OTHER PLAN PROVISIONS

         A.      CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

         All Claims and Interests are placed in the Classes set forth below except that, in accordance with section 1123(a)(1) of the Bankruptcy Code,

Administrative Claims and Priority Tax Claims have not been classified.  The treatment of various Claims against and Interests in Columbia are generally described below.  This description is not intended to supersede the Plan and, for the precise treatment of Claims and Interests, reference should be made to the Plan.

         As further described below, the Plan provides for the payment, on the Effective Date, of substantially all Claims that are then Allowed, in full, together with post-petition interest calculated in accordance with the

Plan.

         1.      UNCLASSIFIED CLAIMS

                 a.       ADMINISTRATIVE CLAIMS

         Administrative Claims include Claims for costs and expenses of administration of the Reorganization Case Allowed under sections 503,

507(a)(1) and 507(b) of the Bankruptcy Code. Administrative Claims are

unimpaired and consist of the following:

                          (i)     PROFESSIONAL CLAIMS

         Professional Claims consist of all Claims for unpaid fees and expenses of attorneys, accountants, and other Professional advisors retained pursuant to Bankruptcy Court order by Columbia, the Creditors' Committee and the Equity Committee.

Professionals not retained pursuant to Bankruptcy Court order, including

Professionals retained by the Indenture Trustee and the Bank Agent, may also seek payment of fees and expenses if they can show, pursuant to an application made to the Bankruptcy Court, that they made a "substantial contribution" to the Reorganization Case.  A Bar Date will be set for the filing of such "substantial contribution" applications.  See Section

VI.I.2., "Bar Dates for Professional Claims."

         Each of the Indenture Trustee and the Bank Agent has advised

Columbia that it will seek to exercise the lien rights granted to it under the 1961 Indenture and under the $500 Million Credit Agreement and the $750

Million Credit Agreement, respectively, in order to collect the costs that it has incurred with respect to the Reorganization Case.  Columbia has not consented to the exercise of these lien or any other rights and reserves all rights to object thereto.

         Each Holder of an Allowed Professional Claim will be paid in full by Columbia (unless Columbia and the Holder of such Claim agree to less favorable treatment) on the later of (i) the Effective Date and (ii) the tenth day after the date on which an order allowing such Professional Claim becomes a Final Order.  Most Professionals retained in the Reorganization

Case are being paid currently 90% of requested fees and 100% of requested expense reimbursements, which amounts, as well as the remaining 10% of requested fees, are subject to Bankruptcy Court approval.  Professionals may request that Columbia be required to pay, subject to Bankruptcy Court approval, post-petition interest on
requested fees that have been reserved.  Columbia has not determined whether it will consent to pay such post-petition interest and reserves its rights to object to any such requests.  Any Allowed post-petition interest approved by Final Order will be paid at the same time as the underlying Claim.

         Columbia estimates that the Allowed Professional Claims which are to be paid on or after the Effective Date will aggregate approximately $4.8 million, without regard to any post-petition interest which may be Allowed and paid thereon.

                         (ii)     POST-PETITION OPERATIONAL CLAIMS

         Post-Petition Operational Claims consist of all Administrative

Claims that have arisen in the ordinary course of Columbia's business during the pendency of the Reorganization Case.  Post-Petition Operational Claims

include, but are not limited to, Administrative Claims of governmental units for taxes, trade vendor and supplier payment obligations and obligations under contracts and leases.

         Post-Petition Operational Claims unpaid as of the Effective Date will be assumed and paid by Reorganized Columbia as the same come due in the ordinary course.

                        (iii)     ASSUMED EXECUTORY CONTRACT CLAIMS

         All of Columbia's executory contracts that have not been expressly assumed or rejected by order of the Bankruptcy Court as of the Confirmation

Date and that are listed on Exhibit E to the Plan will be assumed or rejected or otherwise dealt with as set forth on such Exhibit.  For purposes of the Plan, the Indemnity Agreements shall constitute non-executory contracts.

         Among those contracts that Columbia will, subject to Bankruptcy

Court approval, assume is the Tax Allocation Agreement.  See Section V.F.4,

"Approval of Tax Allocation Procedures."  All executory contracts that have not been expressly rejected will be assumed.

          In accordance with the provisions of the Bankruptcy Code, Columbia is required to cure any defaults arising from or in connection with the pre-

petition executory contracts and unexpired leases which it assumes.  In the case of Columbia, most of those contracts relate to Columbia's operations,

including financial services, public relations services and other professional services.  Such obligations are denominated as Assumed

Executory Contract Claims.

         Assumed Executory Contract Claims that are or become Allowed on or before the Effective Date will be paid in cash on the Effective Date or upon such earlier or later date as may be authorized by the Bankruptcy Court.

Any Assumed Executory Contract Claim that becomes an Allowed Claim after the

Effective Date will be paid in cash within thirty days after the end of the

Calendar Quarter in which such Claim becomes Allowed.

         Holders of Assumed Executory Contract Claims shall also be entitled to the payment of post-petition interest for the period from the date payment was required to be made under the contract to and including the day prior to the date of payment calculated (i) with respect to any executory contract evidenced by a written agreement that sets forth a non-default interest rate, at the non-default contractual interest rate set forth therein
and (ii) in all other cases, at the rate of six (6%) per annum, or as otherwise provided by the Bankruptcy Court.  Post-petition interest on such

Claims shall be paid at the same time as payment is made on the underlying

Claim.

         Columbia estimates that Allowed Assumed Executory Contract Claims and post-petition interest thereon will aggregate approximately $29.2 million, of which approximately $27.7 million represents amounts payable under the Tax Allocation Agreement to subsidiaries of Columbia, other than

TCO, and for which Columbia will, under the Tax Allocation Agreement, be entitled to be reimbursed by TCO on the Effective Date.

                         (iv)     U.S. TRUSTEE'S FEE CLAIMS

         Pursuant to 28 U.S.C. Section 1930(a)(6), Columbia, as a Chapter

11 debtor, is required to pay certain fees to the U.S. Trustee on a quarterly basis during the pendency of the Reorganization Case.  Such fees are based upon quarterly distributions made by Columbia but in no event may such quarterly fees exceed $5,000.  Throughout the course of the

Reorganization Case, Columbia has remitted such quarterly fees to the U.S.

Trustee on a timely basis.  Columbia estimates that there will be $5,000 of

U.S. Trustee's Fee Claims outstanding on the Effective Date.  Such Claims will be paid in full in cash on the Effective Date.

                          (v)     MISCELLANEOUS ADMINISTRATIVE CLAIMS

         Miscellaneous Administrative Claims consist of all  Administrative

Claims other than Professional Claims, Post-Petition Operational Claims,

Assumed Executory Contract Claims
and U.S. Trustee's Fee Claims.  Miscellaneous Administrative Claims include the following:

         Contingent indemnification Claims of officers, directors, employees and agents of Columbia and its subsidiaries.  In accordance with its certificate of incorporation, by-laws and other agreements,

         Columbia is required to indemnify the officers, directors,

         employees and agents of Columbia and its subsidiaries, including

         TCO.  Columbia believes that there are no such Claims.  It is possible that certain indemnity Claims Columbia believes are pre-

         petition indemnity Claims classified as Class 6.1 Claims, could be deemed to be Administrative Claims under applicable law.



         Indemnity Claims arising under the Canada Sale Agreement.  These

         Claims arise pursuant to the Canada Sale Agreement in favor of

         Anderson, the purchaser of the stock of Columbia's former wholly-

         owned oil and gas production company, Columbia Canada. See Section

         V.F.2, "Sale of Columbia Canada."  An initial escrow of

         approximately Cdn$30 million was established by Columbia as the

         Kotaneelee Escrow.  The Kotaneelee Escrow may be adjusted or replaced, depending on certain conditions, in accordance with the provisions of the Canada Sale Agreement.  At its option, Columbia may replace the Kotaneelee Escrow with a letter of credit for which

         Columbia estimates that it will incur approximately $470,000 in fees.  If Anderson's Claim has been liquidated by the Effective

         Date, Columbia will pay in cash the full amount of the Allowed Claim. The Kotaneelee Escrow is subject to reduction depending on the outcome of the underlying Kotaneelee

         Litigation.



         Indemnity Claims under Columbia's Indemnity Agreements with the

         Reliance Group.  The Reliance Group has issued performance bonds on behalf of Columbia pursuant to a number of agreements.  See Section

         V.F.9, "Significant Proceedings in the Chapter 11 Case and Status

         of Related Claims- Surety Bond Agreements."  Indemnity Claims

         arising under the agreements with the Reliance Group will, if liquidated on the Effective Date, be paid on the Effective Date, in full in cash, and, if not so liquidated, be assumed by Reorganized

         Columbia.



         Indenture Trustee and Bank Agent Fees.  Fees and costs incurred by the Indenture Trustee and the Bank Agent for administrative services provided by them in the ordinary course in accordance with the 1961 Indenture and the $500 Million Credit Agreement and the

         $750 Million Credit Agreement.  Columbia has paid all ordinary course fees demanded by the Indenture Trustee and the Bank Agent during the Reorganization Case.



         LESOP Action Claims and Claims of LESOP Indenture Trustee.  LESOP

         Action Claims and the Claims for fees and expenses incurred by the

         LESOP Indenture Trustee will be treated
         pursuant to the LESOP Action Settlement which provides that: (i)

         the LESOP Action shall be deemed dismissed and LESOP Action Claims shall be discharged, each with prejudice, in consideration for the treatment of LESOP Claims provided for under Section V.H of the

         Plan; (ii) on the Effective Date, Columbia shall pay to the LESOP

         Indenture Trustee in cash its fees and costs incurred pursuant to the LESOP Indenture in an amount not in excess of $300,000; and

         (iii) the LESOP Indenture Trustee shall waive all rights to seek any further payment with respect to such fees and costs, including,

         but not limited to, the right to seek payment through an

         application pursuant to section 503(b) of the Bankruptcy Code or through the exercise of the LESOP Indenture Trustee's lien rights.

         All remaining Miscellaneous Administrative Claims that are unpaid as of the Effective Date will be paid on the Effective Date in full in cash or as otherwise agreed to or provided for by Bankruptcy Court order.

         Any Miscellaneous Administrative Claim (other than any Claims of the LESOP Indenture Trustee for fees and costs incurred pursuant to the

LESOP Indenture) liquidated prior to the Effective Date shall be entitled to receive, in cash, post-petition interest from the date liquidated to and including the date prior to the distribution date calculated (i) with respect to any Miscellaneous Administrative Claim evidenced by a written agreement that sets forth a non-default interest rate, at the non-default interest rate set forth therein and (ii) in all other cases, at the rate of 6% per annum, or as otherwise provided by the

Bankruptcy Court.

                 b.       PRIORITY TAX CLAIMS

         Priority Tax Claims consist of all Claims for the payment of taxes entitled to priority in payment pursuant to section 507(a)(8) of the

Bankruptcy Code and Holders of such Claims shall be entitled to any post-

petition interest allowed by the appropriate statute imposing such tax at a rate of interest set forth in such statute, or, if no rate is set forth in such statute, at the rate of 6% per annum, or as otherwise provided by the

Bankruptcy Court, provided, however, that the rate of interest to be paid with respect to the Claim of the IRS will be governed by Section D.7 of the

IRS Closing Agreement.  Pursuant to the IRS Order, TCO is obligated to the

IRS for approximately $111.9 million, including $24.6 million of post-

petition interest due thereon through December 31, 1995, unless the

Bankruptcy Court concludes that TCO is not responsible for post-petition interest.  To the extent that TCO is not obligated to pay post-petition interest or fails to pay all or any portion of the principal amount of the

IRS Claim, Columbia will be obligated to make the payment.  See Section

IV.C, "Summary of Significant Claims in Columbia's Chapter 11 Case and Their

Settlements or Proposed Resolutions -  The IRS Claims."  Columbia reserves the right to File an amendment to its Schedule of Liabilities to reflect certain state tax Claims as to which no proofs of claim have been Filed, at the amount of the
liability recognized by Columbia, in order to avoid litigation over the dischargeability of such sums.

         Allowed Priority Tax Claims and any post-petition interest due thereon will be paid in cash on the Effective Date, if then Allowed, or, if thereafter Allowed, within thirty days from the date on which such Claim becomes an Allowed Claim.  However, Allowed Priority Claims that are the subject of the IRS Order will be paid in cash in equal quarterly installments beginning on the date which is three months after the Effective

Date and ending on the last quarterly date which is not later than the sixth anniversary of the date of assessment of such Claims, provided that the first quarterly installment will be paid in three equal monthly segments beginning on the Effective Date.  Each monthly or quarterly installment shall be paid together with interest on such installment accrued to the date of payment, at the rate set forth in Section D.7 of the IRS Closing

Agreement.  Reorganized Columbia may, nevertheless, pay such IRS Claims in full or in part at any time on and after the Effective Date without premium or penalty.

         Allowed Priority Tax Claims are unimpaired.

         2.      CLASSES OF CLAIMS AND INTEREST

                 a.       CLASS 1 - DIP FACILITY CLAIM

         The DIP Facility Claim consists of the Claim, if any, arising under the DIP Facility.  The DIP Facility Claim will be paid in full in cash on the Effective Date, if then Allowed, or if not then Allowed, within ten days after such Claim becomes an allowed Claim.  The DIP Facility terminates by its terms as of
the Effective Date.  Any Deficiency Claim arising from the DIP Facility will be treated as a "superpriority" administrative expense claim in accordance with section 364(c) of the Bankruptcy Code and the order approving the DIP

Facility.  Columbia estimates that the DIP Facility Claim will total approximately $48,000.

         The Class 1 Claim is unimpaired.

                 b.       CLASS 2 - NON-BORROWED MONEY CLAIMS

         Class 2 consists of all Claims which are not treated in any other

Class under the Plan.  These Claims consist primarily of, among other things, uncashed dividend, interest and other checks, miscellaneous insurance Claims, proxy and other fees, intercompany payables and other trade payables.  Class 2 also consists of all Claims for pre-petition and post-petition fees and costs (other than fees and costs for ordinary course services provided during the Reorganization Case) of Creditors, including any such Claim of the Indenture Trustee and the Bank Agent arising under the

1961 Indenture and under the $500 Million Credit Agreement and the $750

Million Credit Agreement, respectively, if such Claims arise as a result of contractual obligations under the relevant debt instruments.  Holders of

Allowed Class 2 Claims will be entitled to receive post-petition interest from the Petition Date to and including the day prior to the date of distribution calculated (i) with respect to any Non-Borrowed Money Claim evidenced by a written agreement that sets forth a non-default interest rate, at the non-default contractual interest rate set forth therein and

(ii) in all
other cases, at the rate of 6% per annum, or as otherwise provided by the

Bankruptcy Court.

         On the Effective Date, Columbia will pay all Allowed Class 2 Claims in cash in full plus any post-petition interest Allowed thereon.

         Columbia estimates that the Allowed Class 2 Claims (net of set-

offs) and post-petition interest thereon will aggregate approximately $ 1.3 million.

         Class 2 Claims are unimpaired.

                 c.       CLASS 3.1 CLAIMS - BORROWED MONEY CONVENIENCE
                          CLAIMS

         Class 3.1 consists of Borrowed Money Claims the principal amount of which, as of the Record Date, did not exceed $20,000 and that would, but for such monetary limitation, be classified in Class 3.2.  Holders of Allowed

Class 3.1 Claims will be entitled to post-petition interest in an amount to be determined as if such Claims were Class 3.2 Claims.

         On the Effective Date, Allowed Class 3.1 Claims and the post-

petition interest due thereon shall be paid in cash.  Columbia is unable at this time to estimate the number of Class 3.1 Claims but believes that for a relatively small amount of cash it will be able to satisfy a large number of small Claims.  Columbia believes that all Class 3.1 Claims are based on

Debentures.

         Holders of Borrowed Money Claims seeking treatment as a Class 3.1

Claim shall have the burden of proving their entitlement to such treatment.

         Class 3.1 Claims are unimpaired.

                 d.       CLASS 3.2 - BORROWED MONEY CLAIMS

         Class 3.2 consists of Claims the principal amount of which, as of the Record Date, exceeded $20,000 and which arise from Debentures, Medium

Term Notes, the $500 Million Credit Agreement, the $750 Million Credit

Agreement, the Commercial Paper, the Bid Notes, the Auction Note Debt, the

Rate Swap Agreement and the LESOP Guaranty.  The amounts at which these

Claims are treated as Allowed and the distributions thereon in respect of post-petition interest are set forth in Exhibit G to the Plan.

         The amounts of Allowed Class 3.2 Claims will be the sum of the principal amount of the indebtedness in question together with pre-petition interest (or earned discount), if any.  Such pre-petition interest, in most instances, will be calculated as provided in the applicable debt instrument.

         Amounts in respect of post-petition interest will be calculated in the manner set forth in Exhibit G to the Plan.

         Each Allowed Class 3.2 Claim shall be paid, together with post-

petition interest, by the delivery to the Holder thereof of its Pro Rata

Share of (i) the Cash Consideration, if any, (ii) the aggregate principal amount of each Issue of New Indenture Securities, (iii) shares of New

Preferred Stock having an aggregate Liquidation Value of $200 million and

(iv) shares of DECS having an aggregate Liquidation Value of $200 million,

subject, however, to the payment by Columbia of cash in lieu of fractional shares and the payment of smaller Claims in First

Issue Securities.  See Section VI.F.2.e, "Cash in Lieu of Fractional Shares;

Rounding of New Indenture Securities."

         The amount of Cash Consideration, if any, will be determined by

Columbia prior to the Effective Date taking into account the cash that

Columbia projects will be available to it on the Effective Date, the cash

Columbia estimates will be required post-Effective Date for its and its subsidiaries' working capital and liquidity needs, and the cash Columbia estimates will be required by it to fulfill its obligations under the Plan and under the Columbia Omnibus Settlement.  Columbia intends to obtain a

Term Loan Facility which will become available upon Columbia's emergence from Chapter 11.  If the Term Loan Facility is obtained and is available for borrowing on the Effective Date and if borrowings thereunder are available at an all-in cost (determined without regard to future changes in relevant

Term Loan Facility reference rates) equal to or lower than the weighted average cost of borrowing through the issuance of New Indenture Securities

(assuming each Issue thereof is issued in the same principal amount),

Reorganized Columbia will provide as Cash Consideration and for purposes of payments required for cash in lieu of fractional shares and for fractional

New Indenture Security entitlements the lesser of $350 million and the then available amount of such Term Loan Facility.  Once the amount of Cash

Consideration, if any, is determined, and after taking into account distributions represented by shares of New Preferred Stock and shares of

DECS, the balance of the distribution owed to Holders of Allowed Class

3.2 Claims shall be in the form of New Indenture Securities divided among the respective Issues thereof substantially equally, with no Issue (with the possible exception of First Issue Securities which will be the only Issue distributed to Holders of Allowed Class 3.2 Claims of less than $70,000)

having an aggregate principal amount which is more than 150% of the aggregate principal amount of any other Issue, subject, however, to changes to New Indenture Security entitlements as described in Section VI.F.2.e.

See also Section VII.B., "Risk Factors," for a discussion of factors relating to the lack of an established market for New Indenture Securities,

DECS and New Preferred Stock, and Section X.D, "Reorganized Columbia -

Pricing of Securities," for a discussion of the basis for pricing of the New

Indenture Securities, New Preferred Stock and DECS.

         The DECS and New Preferred Stock shall be subject to redemption by

Reorganized Columbia at its discretion during the 120-day period following the Effective Date, subject to certain limitations, including the requirement that no DECS or New Preferred Stock may be redeemed after giving effect to such redemption there will remain outstanding DECS or New

Preferred Stock having a Liquidation Value, in either case, of less than $50 million and no New Preferred Stock may be redeemed so long as any shares of

DECS remain outstanding.  Any DECS or New Preferred Stock not redeemed within such 120 day period shall have their dividend rates reset and, in the case of the DECS, certain other terms shall be established.  Details concerning
the redemption provisions and resetting changes may be found in Exhibit 4,

to which reference is made.

         Columbia estimates that Allowed Class 3.1 Claims and Allowed Class

3.2 Claims will aggregate approximately $2.4 billion and, as of the

Effective Date, Holders of such Claims shall be entitled to post-petition interest of approximately $994 million.  The estimated amounts of each category of such Allowed Claims are as follows:

                            Estimated Claim Amounts
                                 (in millions)

                                  Pre-             Post-
                                  Petition         Petition
Basis of Claim                    Claim            Interest            Total
- --------------                    --------         ---------           -----
Debentures                       $  926.7          $ 432.9          $1,359.6

$500 Million
Credit Agreement                    101.0             31.5             132.5

$750 Million
Credit Agreement                    404.5            138.2             542.7

Commercial Paper                    268.0             89.5             357.5

Bid Notes                            76.6             26.3             102.9

Auction Note Debt                    45.4             15.5              60.9

Medium Term                         471.3            225.7             697.0
Notes

LESOP Claim(1)                       87.0             40.1             127.1

Rate Swap Claims                      3.2              0.8               4.0
                                 --------         --------          --------
     TOTAL:                      $2,383.7         $1,000.5          $3,384.2


- --------------------

(1) Payments on LESOP Claims shall be satisfied with: (i) proceeds derived from the purchase of the shares of Common Stock held by the LESOP Thrift Plan Trustee in Fund E of the LESOP Trust, pursuant to Section V.H of the Plan, and (ii) payments by Columbia required pursuant to the LESOP Guaranty.

         The amounts to be distributed under the Plan to Holders of

Debenture Claims, Medium Term Note Claims, Claims arising under the $500

Million Credit Agreement, and Claims arising under the $750 Million Credit

Agreement could possibly be diminished by the legal and other fees and expenses sought by the Indenture Trustee and the Bank Agent for bankruptcy-

related services.  The Indenture Trustee has advised Columbia that it will seek payment of such fees through an application to be made pursuant to section 503(b) of the Bankruptcy Code, to the extent such fees have not otherwise been paid by Columbia, which, if approved, will cause such fees to be treated as an Administrative Claim and result in no diminution in distributions to Holders of Debenture Claims and Medium Term Note Claims.

However, if such application is denied, the Indenture Trustee has advised

Columbia that it will seek to exercise its lien rights under Section 10.01 of the 1961 Indenture, to the extent such fees have not otherwise been paid by Columbia, and have an amount equal to its fees and expenses withheld from distributions to be made to Holders of Debenture Claims and Medium Term Note

Claims.  The Indenture Trustee has advised Columbia that it estimates that its fees and expenses total approximately $500,000.  The Indenture Trustee and the Bank Agent have further advised Columbia that they believe that the costs they have incurred with respect to the Reorganization Case are

"collection costs" under the 1961 Indenture and under the $500 Million

Credit Agreement and the $750 Million Credit Agreement, respectively, and,

as such, are properly treated as Administrative Claims, whether or not an application pursuant to section 503(b) of the Bankruptcy

Code is approved.

         Columbia disputes the right of the Bank Agent and the Indenture

Trustee to obtain from the Estate any fees or costs incurred for services provided with respect to post-Petition Date collection activities undertaken during the Reorganization Case other than through an application approved by the Bankruptcy Court pursuant to section 503(b) of the Bankruptcy Code.

         As noted further in Section VI.A.1.(i), each of the Indenture

Trustee and the Bank Agent has advised Columbia that it will seek to exercise its lien rights granted to it under the 1961 Indenture and under the $500 Million Credit Agreement and the $750 Million Credit Agreement,

respectively, in order to collect the costs that it has incurred with respect to the Reorganization Case.  Columbia takes no position with respect to the enforceability of any such lien rights and reserves its right to contest same.  Columbia reserves its right to select appropriate Disbursing

Agents other than the Indenture Trustee or the Bank Agent, in which event it is possible that no proceeds may be received by the Trustee or the Bank

Agent to which their respective liens, if any, could attach.

         Class 3.2 Claims are impaired.

                 e.       CLASS 4 - SECURITIES CLAIMS

         Class 4 consists of all Securities Claims which are not Opt-Out

Securities Claims.

         Pursuant to the Plan and the Stipulation of Settlement, Columbia

and the other Contributors will establish the Settlement Fund in the amount of $36.5 million (of which approximately $16.5 million will be contributed by Columbia) to settle the Class Action.

         Holders of Securities Claims that are not Class 7 Claims shall not be entitled to any distributions under the Plan but shall have such entitlements as they may have to distributions pursuant to the Class Action

Settlement Documents.

         Class 4 Claims will be discharged and the Holders thereof shall be forever barred from seeking to recover any payment on their Securities

Claims from Columbia or Reorganized Columbia.

         Holders of Securities Claims may, by exercising the Opt-Out

Election, refuse to accept the proposed treatment provided in the Class

Action Settlement Documents.  Securities Claims, the Holders of which exercise the Opt-out Election and preserve their rights to proceed against

Columbia in the District Court sitting in bankruptcy in accordance with the requirements of the Class Action Settlement Documents, shall be Class 7

Claims.

         Distributions from the Settlement Fund shall be made in the amounts, at the times and in the manner provided for in the Class Action

Settlement Documents, which shall also govern requirements for qualifying for distributions, the manner and time of the giving of notices, the forms of the documents to be filed by Holders of Securities Claims and all other matters concerning the Class Action and its settlement other than as specifically provided for in the Plan.  Neither Columbia nor

Reorganized Columbia shall have any responsibility with respect to the Class

Action Settlement Documents or the disposition of the Settlement Fund, other than to make the contribution thereto required of Columbia and to cooperate in certain respects in the gathering of certain information with respect thereto.

         The Defendants in the Class Action have the option, in their sole discretion, to terminate the Stipulation of Settlement if the amount of the securities as to which the Opt-out Election is properly exercised exceeds a specified limit.

         If the option to terminate the Stipulation of Settlement is not exercised, each Holder of a Class 4 Claim will, pursuant to the Class Action

Settlement Documents, release all Securities Claims such Holder may have against Columbia, the other defendants in the Class Action and the present or former officers and directors of Columbia or TCO similarly situated to those of its present or former officers and directors who are defendants.

         Class 4 Claims are unimpaired.

                 f.       CLASS 5 CLAIMS - INTERCOMPANY CLAIMS

         Class 5 consists of the Intercompany Claims.  On the Effective

Date, pursuant to the Columbia Omnibus Settlement and the confirmed TCO

Plan, the Intercompany Claims shall be settled and discharged in full.

Pursuant to the Columbia Omnibus Settlement, Columbia has agreed, among other things, to assist TCO to monetize the TCO Plan in order to provide distributions, substantially in the form of cash, to TCO Creditors under the

TCO Plan in consideration for, among other things, the retention by Columbia of the equity in Reorganized TCO and the settlement and release of the Intercompany Claims.  For additional information concerning the

Intercompany Claims and the Columbia Omnibus Settlement, see Section IV.B,

"The Intercompany Claims Litigation," and Section IV.E, "The Columbia

Omnibus Settlement."

         Class 5 is unimpaired.

                 g.       CLASS 6 - ASSUMED CLAIMS

                          (i) CLASS 6.1 - INDEMNITY CLAIMS

         Class 6.1 consists of the pre-petition claims of the officers,

directors, employees and agents of Columbia, TCO or Columbia's other subsidiaries, to the extent insurance proceeds from Columbia's D&O Insurance are inadequate or unavailable to satisfy such claims, arising from liabilities assessed against such officers, directors, employees and agents for which Columbia has an indemnity obligation under the terms of Columbia's certificate of incorporation or otherwise.

         Each Class 6.1 Claim shall be paid in cash (i) on the Effective

Date, if then Allowed, and (ii) if not then Allowed, in the ordinary course by Reorganized Columbia after such Claim is Allowed.

         Columbia estimates that, as of the Effective Date, it shall not be required to make any payments in respect of Allowed Class 6.1 Claims.

         Class 6.1 Claims are unimpaired.

                         (ii)     CLASS 6.2 - PENSION CLAIMS

         Class 6.2 consists of all Claims related to the Retirement Plan,

including the Retirement Plan's Claims, if any, for minimum funding contributions required by ERISA and the three Claims Filed by the PBGC with regard to the Retirement Plan.

         Under the Plan, as of the Effective Date, Reorganized Columbia will assume its obligations under the Retirement Plan, including all obligations imposed by ERISA.  The Claims in Class 6.2 shall survive and remain unaffected by the Plan.

         Columbia believes that, as of the Effective Date, no payments in respect of the Allowed Class 6.2 Claim will be required.

         Class 6.2 Claims are unimpaired.

                        (iii)     CLASS 6.3 - SHAWMUT GUARANTY CLAIM

         Class 6.3 consists of Columbia's guaranty to Shawmut of certain of the lease obligations with respect to the Columbus, Ohio headquarters of its subsidiary, Columbia Gas of Ohio, Inc.

         The Plan will leave unaltered the legal, equitable and contractual rights to which Shawmut is entitled under Columbia's secondary obligations to Shawmut and nothing in the Confirmation Order shall affect such rights.

Columbia believes that, as of the Effective Date, no payments in respect of the Allowed Class 6.3 Claim will be required.

         The Class 6.3 Claim is unimpaired.

                 h.       CLASS 7 - OPT-OUT SECURITIES CLAIMS

         Class 7 consists of all Opt-out Securities Claims the Holders of which have preserved their rights to proceed against Columbia or Reorganized

Columbia in the District Court sitting in bankruptcy in accordance with the requirements of the Class Action Settlement Documents.

         Holders of Class 7 Claims shall have their Securities Claims paid on the Effective Date, if then Allowed, or if not then Allowed, within thirty days from the date such Claims become Allowed, in Common Stock

(valued for such purposes at the Stock Value as of the date of distribution)

or, at Reorganized Columbia's discretion, in cash, or in any combination of the foregoing.

         In order to preserve any Securities Claim it may have against

Columbia, each Holder of an Opt-out Securities Claim must execute an Opt-out

Form.  Submission of an Opt-out Form that does not indicate to the contrary,

will be deemed to be an election to preserve such Claim in the District

Court sitting in bankruptcy.

         Columbia disputes and shall object to, and may seek the estimation of the Opt-out Securities Claims and Holders of such Claims shall litigate their Securities Claims in the District Court sitting in bankruptcy.

         Class 7 Claims shall be deemed: (i) impaired if Columbia chooses to pay such Claims in whole or in part in Common Stock, and (ii) unimpaired if

Columbia chooses to pay such Claims solely in cash.

                 i.       CLASS 8 - INTERESTS IN COMMON STOCK

         Class 8 consists of all Interests of the Stockholders in Common

Stock.

         The Equity Committee believes that Class 8 Interests are impaired under the Plan as a result of the issuance of DECS and possibly of additional shares of Common Stock.

          The Class 8 Interests shall be deemed impaired under, and shall be entitled to vote on, the Plan.

         B.      TRANSACTIONS ON THE EFFECTIVE DATE

         The following transfers and transactions shall take place on the

Effective Date:

         1.      Reorganized Columbia shall take or cause to be taken all

actions which are necessary or appropriate to effect:

         (a)     filing with the Secretary of State of the State of Delaware a revised certificate of incorporation substantially in the form of

         Exhibit A attached to the Plan and the Designation Certificates with respect to the New Preferred Stock and DECS in the form attached as Exhibits C and D, respectively, to the Plan.

         (b)     issuance of shares of the New Preferred Stock and the DECS.

         (c)     issuance of the New Indenture Securities.

         2.      Reorganized Columbia shall enter into the New Indenture.

         3.      Reorganized Columbia shall enter into one or more

Disbursing Agent Agreements.

         4.      If not previously entered into, Reorganized Columbia shall enter into the Working Capital Facility and the Term Loan Facility, unless

Columbia waives this condition to the Effective Date.

         5.      Reorganized Columbia shall make all cash payments required to be made under the Plan on the Effective Date to Holders of Allowed Claims

other than Class 3.1 Claims and 3.2 Claims.

         6.      Reorganized Columbia shall deliver to the appropriate

Disbursing Agent or Disbursing Agents all consideration required to be paid on the Effective Date to Holders of Allowed Class 3.1 Claims and 3.2 Claims.

         7.      The Disbursing Agent or Disbursing Agents shall make all

distributions required to be made pursuant to the Plan to Holders of Allowed

Class 3.1 and 3.2 Claims subject to the receipt of the Surrender Instruments or compliance by such Holders with the requirements of the Plan related thereto.

         8.      The Setoff Funds (exclusive of any interest earned and

accrued thereon) shall be distributed in accordance with the terms of the

Setoff Order and the interest earned and accrued on the Setoff Funds shall be distributed to Reorganized Columbia.

         9.      Reorganized Columbia shall adjust or replace the Kotaneelee

Escrow in accordance with the provisions of the Canada Sale Agreement.

         10.     The Stipulation of Dismissal With Prejudice shall have been filed with and, if necessary, approved by the District Court.  To the extent not previously resolved, the Motion to

Unseal Judicial Records, filed with the District Court by the customer's committee appointed in the TCO Proceeding, shall not be dismissed.

         11.     The LESOP shall be terminated and Columbia shall purchase

from the LESOP Thrift Plan Trustee the Columbia Common Stock held by it in

Fund E of the LESOP Trust.

         12.     Columbia shall make all payments required to be made by

Columbia under the terms of the Stipulation of Settlement.

         13.     Reorganized Columbia shall take any and all further actions necessary or appropriate to effectuate the Plan.

         C.      NEW INDENTURE AND NEW INDENTURE SECURITIES

         Holders of Allowed Class 3.2 Claims shall receive, as part of the payment on their Claims, New Indenture Securities issued pursuant to the New

Indenture.  The terms and conditions of the New Indenture are described in

Section X.E.2, "Securities To Be Issued Pursuant To The Plan - Indenture

Securities."

         D.      NEW PREFERRED STOCK AND DECS

         Holders of Allowed Class 3.2 Claims shall also receive, as part of the payment on their Claims, shares of New Preferred Stock and DECS.  The terms and conditions of the New Preferred Stock and DECS are described in,

respectively, Section X.E.5, "Securities To Be Issued Pursuant To The Plan -

New Preferred

Stock", and Section X.E.3, "Securities to be Issued Pursuant to the Plan -

Equity DECS."

         E.      REORGANIZED COLUMBIA OR THIRD PARTY AS
                 DISBURSING AGENT FOR CLAIMS

         The Plan allows Reorganized Columbia or one or more third-parties,

as Reorganized Columbia may in its sole discretion employ, to act as

Disbursing Agent.  A Disbursing Agent, other than Reorganized Columbia,

shall make all distributions required to be made in respect of Allowed Class

3.1 and Class 3.2 Claims.  Columbia intends to act as Disbursing Agent for all remaining Classes of Claims.

         F.      DELIVERY OF DISTRIBUTIONS; UNCLAIMED DISTRIBUTIONS

                 1. DELIVERY OF DISTRIBUTIONS ON UNCLASSIFIED CLAIMS AND CLAIMS IN CLASSES 1, 2 AND 6

         Distributions to each Holder of an Allowed Unclassified Claim,

Class 1 Claim, Class 2 Claim and Class 6 Claim shall be made (i) at the address set forth on the proof of claim or amendment thereto Filed by such

Holder, (ii) in lieu of the address set forth in clause (i), at the address set forth in any written notice of address change received by the Disbursing

Agent after the Effective Date, or (iii) at the address of such Holder reflected in the Schedule of Liabilities if no proof of claim has been Filed and the relevant Disbursing Agent has not received a written notice of a change of address.

                 2.       DELIVERY OF DISTRIBUTIONS TO HOLDERS OF CLASSES
                          3.1 AND 3.2 CLAIMS

                          a.      LEDGER CLOSING DATE

         Distributions to Holders of Allowed Class 3.1 and 3.2 Claims will be made by the Disbursing Agent at the direction of Reorganized Columbia.

The Disbursing Agent shall make the distributions at the address maintained by the designated transfer agents in accordance with the Recordation Order.

         In order to have distributions made in an orderly fashion, on the

Ledger Closing Date the transfer ledgers or registers and any other records determining ownership maintained by the designated transfer agents in accordance with the Recordation Order will be closed, and for distribution purposes, there shall be no further changes in the record holders of any of the Borrowed Money Instruments and the Borrowed Money Claim arising therefrom or in connection therewith.

                          b.      SURRENDER OF INSTRUMENTS

         Holders of the following Surrender Instruments must surrender them to the Person indicated below (or to such other Person as may be designated by Columbia) in order to receive a distribution under the Plan:

                                                   Entity to Which
         Surrender Instrument                        Surrendered
         --------------------                      ---------------

         Bid Notes                                 Columbia

         Debentures                                Indenture Trustee

         Notes issued pursuant                     Bank Agent
         to the $500 Million Credit
         Agreement

         Notes issued pursuant to                  Bank Agent


         the $750 Million Credit
         Agreement


Following the Confirmation Date but prior to the Effective Date, Holders of

Surrender Instruments will receive detailed instructions concerning the time, place and method of such surrenders.

         To the extent that a Holder is not the record holder of a relevant

Surrender Instrument as of the Ledger Closing Date, such Holder must deliver to the specified Person to which such Surrender Instrument must be surrendered, together with the relevant Surrender Instrument, documents reasonably satisfactory to Reorganized Columbia evidencing succession of title from the record holder thereof.  In the event that any Surrender

Instrument which must be surrendered has been lost, destroyed, stolen or mutilated, the Holder thereof may instead execute and deliver an affidavit of loss and indemnity with respect thereto in form that is customarily utilized for such purposes and that is reasonably satisfactory to

Reorganized Columbia, together with, if Reorganized Columbia so requests, a bond in form and substance (including, without limitation, amount)

reasonably satisfactory to Reorganized Columbia.

         Columbia believes that many Holders of Claims based on the Auction

Note Debt, the $500 Million Credit Agreement and the $750 Million Credit

Agreement purchased their Claims without obtaining possession of the actual notes evidencing the debt.  With respect to such Holders, Reorganized

Columbia will not demand the surrender of a Surrender Instrument but,

instead,
will require the provision of an affidavit and indemnity in form and amount reasonably satisfactory to Reorganized Columbia.

         Holders of Borrowed Money Claims not evidenced by Surrender

Instruments need not surrender any instruments.

                          c.      CANCELLATION

         All Surrender Instruments shall be canceled and, as of the

Effective Date, all Borrowed Money Instruments, the $500 Million Credit

Agreement, the $750 Million Credit Agreement, the 1961 Indenture, the Rate

Swap Agreement, the Commercial Paper Master Note representing the Commercial

Paper, the LESOP Indenture and any other instrument or document evidencing any Claims in Class 3.1 or Class 3.2 shall be terminated, null and void and of no further force and effect.

                          d.      DISTRIBUTIONS OF CASH, NEW INDENTURE
                                  SECURITIES, NEW PREFERRED STOCK AND DECS

         On the Effective Date, Reorganized Columbia shall deliver to the appropriate Disbursing Agents for Allowed Class 3.1 and Class 3.2 Claims (i)

the Cash Consideration, if any, (ii) the cash required to pay Allowed Class

3.1 Claims, (iii) the cash necessary to make payments required with respect to fractional shares and to permit the issuance of New Indenture Securities in denominations of integral multiples of $1,000 only, (iv) one duly issued certificate, registered in the name of each of the appropriate Disbursing

Agents, for, in the aggregate, the number of shares of DECS to be issued under the Plan to Holders of Allowed Class 3.2 Claims and (v) one duly issued certificate, registered in the name of each of the appropriate

Disbursing

Agents, for, in the aggregate, the number of shares of New Preferred Stock to be issued under the Plan to Holders of Allowed Class 3.2 Claims.  On the

Effective Date, Reorganized Columbia shall deliver to The Depository Trust

Company or its nominee, for the account of the appropriate Disbursing Agents,

one or more duly issued and authenticated New Indenture Securities for each

Issue to be issued under the Plan, payable to The Depository Trust Company or its nominee.  On the Effective Date, or from time to time thereafter upon compliance with the provisions requiring the surrender of the Surrender

Instruments, the Disbursing Agent shall make all the appropriate distributions in respect of Allowed Class 3.1 Claims and Allowed Class 3.2 Claims.

                          e.      CASH IN LIEU OF FRACTIONAL SHARES;
                                  ROUNDING OF NEW INDENTURE SECURITIES

         No fractional shares of New Preferred Stock or DECS shall be issued under the Plan.  In lieu thereof, Reorganized Columbia will pay to any

Person entitled to receive any such fractional share cash in an amount equal to the Liquidation Value of such fractional share as of the Effective Date.

         New Indenture Securities shall be issued solely in denominations of

$1,000 or integral multiples thereof.

         Any Holder of an Allowed Class 3.2 Claim entitled to receive New

Indenture Securities aggregating less than $70,000 in principal amount shall receive (i) First Issue Securities to the extent of that portion of its entitlement that is an integral multiple of $1,000 and (ii) cash or a First

Issue

Security for the balance, as set forth in the final paragraph of this

Section.

         Any Holder of an Allowed Class 3.2 Claim entitled to receive New

Indenture Securities aggregating $70,000 or more in principal amount shall receive (i) for that portion of its entitlement that is an integral multiple of $7,000, equal principal amounts of each Issue of New Indenture

Securities, (ii) First Issue Securities to the extent of the balance of its entitlement that is an integral multiple of $1,000 and (iii) cash or a First

Issue Security for the balance, as set forth in the final paragraph of this

Section.

         With respect to any balance described in clause (ii) of the third paragraph or clause (iii) of the fourth paragraph of this Section, (i) if such balance is $500 or less, such amount shall be paid in cash and (ii) if such balance is more than $500, such amount shall be paid, at Reorganized

Columbia's option, in cash or by the issuance of a First Issue Security in the principal amount of $1,000, in which latter case, Reorganized Columbia shall deduct from the Cash Consideration, if any, to which such Holder is entitled, the amount by which $1,000 exceeds the amount required to be paid to such Holder in accordance with such clauses (ii) or (iii).

                          f.      SECURITIES ACTION CLAIMS

         Payments and distributions made to Holders of Allowed Class 3.1

Claims or Allowed Class 3.2 Claims shall not bar such Holders from participation in Class 4 or, in the alternative, Class 7 under the Plan.

                 3.       UNCLAIMED DISTRIBUTIONS

         An Unclaimed Distribution shall be (A) any distribution made to the

Holder of an Allowed Claim pursuant to the Plan including, in the case of any check or other instrument, the proceeds thereof, that (i) is returned to

Reorganized Columbia or the applicable Disbursing Agent as undeliverable or because delivery thereof is not accepted, or (ii) in the case of a distribution made in the form of a check, is not presented for payment within six months after it is sent to the payee thereof and (B) any distribution to be made to the Holder of an Allowed Claim pursuant to the

Plan in respect of a Surrender Instrument if such Surrender Instrument is not surrendered to the appropriate Person or the provisions of the Plan with respect to the surrender thereof are not otherwise complied with within six months after the Effective Date.

         Any Unclaimed Distribution in the form of cash shall, until such time as such Unclaimed Distribution becomes deliverable, be paid over by the appropriate Disbursing Agent to Reorganized Columbia, which shall hold such cash and may commingle it with its other funds.  Unclaimed Distributions in the form of New Indenture Securities, New Preferred Stock or DECS shall be held by the applicable Disbursing Agent (through The Depository Trust

Company in the case of New Indenture Securities that are to be issued in non-certificated form).  Reorganized Columbia shall pay and the Disbursing

Agent shall receive and hold any interest and dividends to be paid by

Reorganized Columbia on behalf of
any Unclaimed Distributions in the form of New Indenture Securities, New

Preferred Stock or DECS.

         Any Holder of an Allowed Claim that does not claim an Unclaimed

Distribution within the later of five years after the Confirmation Date or two years after a payment was tendered to satisfy such Allowed Claim shall not participate in any further distributions under the Plan and shall be forever barred from asserting any such Claim against Reorganized Columbia or its property.  At the end of such five year period, the Unclaimed

Distributions consisting of New Indenture Securities, New Preferred Stock,

DECS and any dividends, interest and other property received in exchange for or in respect of such New Indenture Securities, New Preferred Stock or DECS shall be delivered by the Disbursing Agent (through The Depository Trust

Company in the case of New Indenture Securities that are to be issued in non-certificated form) to Reorganized Columbia which shall retain the same as its property, free of any restrictions, and may cancel any such New

Indenture Securities, New Preferred Stock or DECS.  Any cash held by any

Disbursing Agent in respect of such Claims shall be delivered by such

Disbursing Agent to Reorganized Columbia and any such cash previously delivered to and being held by Reorganized Columbia shall be the property of

Reorganized Columbia, free of any restrictions.  Nothing contained in the

Plan shall require any Disbursing Agent or Reorganized Columbia to attempt to locate any Holder of an Allowed Claim other than by reviewing its own or

Reorganized

Columbia's records or the records maintained in accordance with the

Recordation Order.

         The states' abandoned property laws are preempted when they are in conflict with federal bankruptcy law.  Section 347(b) of the Bankruptcy Code provides that "any security, money or other property remaining unclaimed at the expiration of the time allowed in a case under Chapter 9, 11 or 12 of this title for the presentation of a security or the performance of any other act as a plan confirmed under section 943(b), 1129, 1173, or 1225 of this title, as the case may be, becomes the property of the debtor or the entity acquiring the assets of the debtor under the plan, as the case may

be."  Accordingly, all Unclaimed Distributions shall become property of

Reorganized Columbia.

                 4.       MEANS OF CASH PAYMENTS

         Cash payments made pursuant to the Plan shall be in United States dollars by check drawn on a domestic bank selected by the Disbursing Agent making such payment, or, at the option of such Disbursing Agent, by wire transfer from a domestic bank; provided, however, that cash payments to foreign creditors, if any, may be made, at the option of such Disbursing

Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.  All foreign currency costs and wire transfer costs incurred in making distributions to any Holder of a Claim pursuant to the Plan shall be for the account of such Holder.

                 5.       SETOFFS

         Reorganized Columbia may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, the claims, rights and causes of action of any nature that Columbia or

Reorganized Columbia may hold against the Holder of such Allowed Claim;

provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim under the Plan shall constitute a waiver or release by Columbia or Reorganized Columbia of any such claim, right or cause of action that Columbia or Reorganized Columbia may possess against such

Holder.

         Pursuant to the Setoff Order, Morgan Guaranty Trust Company of New

York currently holds the Setoff Funds which Columbia estimates will total,

as of the Effective Date, approximately $2.8 million.  On the Effective

Date, the Morgan Guaranty Trust Company of New York shall deliver the Setoff

Funds (exclusive of interest earned and accrued thereon) to the Disbursing

Agent which shall distribute them to Holders of Allowed Class 3.1 Claims and

Allowed Class 3.2 Claims that arise by virtue of the $500 Million Credit

Agreement (other than Auction Note Debt) and the $750 Million Credit

Agreement in partial satisfaction of their Claims.  The remaining amount of the Claims arising from the $500 Million Credit Agreement and the $750

Million Credit Agreement, after taking into account such distribution, shall be treated as a Class 3.2 Claim or, if the amount of such Claim as of August

1, 1995, as so reduced, is not greater than $20,000, as a Class 3.1 Claim.

In accordance with the provisions of the

Setoff Order, interest earned and accrued on the Setoff Funds shall be distributed by Morgan Guaranty Trust Company of New York to Columbia on the

Effective Date.

                 6. CONTINUATION OF CERTAIN RETIREMENT, WORKERS' COMPENSATION AND LONG-TERM DISABILITY BENEFITS

         All employee and retiree benefit plans or programs in existence as of the Petition Date (other than the LESOP), including the Retirement Plan,

shall continue after the Effective Date.

         G. CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED COLUMBIA


         Columbia shall continue to exist after the Effective Date as

Reorganized Columbia, a Delaware corporation, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under Delaware law, subject to the terms and provisions of the Plan and the Confirmation

Order.  Except as otherwise provided in the Plan, on or after the Effective

Date, all property of the Columbia Estate, and any property acquired by

Columbia or Reorganized Columbia under any provisions of the Plan, shall vest in Reorganized Columbia, free and clear of all Claims, liens, charges and other encumbrances.  On and after the Effective Date, Reorganized

Columbia may operate its business and may use, acquire and dispose of property and compromise or settle any claims against it without supervision or approval by the Bankruptcy Court and free of any restrictions of the

Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the

Confirmation Order.  Reorganized Columbia may pay the charges that it incurs on or after the Effective Date for professional fees, disbursements,

expenses or related support services without application to the Bankruptcy

Court.

         H.      CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS

                 1.       CERTIFICATE OF INCORPORATION

         Holders of Common Stock will retain their equity interests in

Columbia and are asked to approve amendments to the certificate of incorporation of Reorganized Columbia which, among other things, will (i)

prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code, (ii) delete current restrictions on Common Stock dividends and amounts of debt applicable while any Preferred

Stock is outstanding, (iii) provide that the Board of Directors may determine the specific rights, powers and preferences of each series of

Preferred Stock and the limitations thereon at the time of its issuance,

(iv) increase the amount of Columbia's authorized Preferred Stock and (v)

decrease the par value of the Preferred Stock from $50 per share to $10 per share.  See Exhibit A to the Plan for a copy of the proposed amended and restated certificate of incorporation.  After the Effective Date,

Reorganized Columbia may amend its certificate of incorporation or by-laws as permitted by the Delaware General Corporation Law.

                 2.       DIRECTORS AND OFFICERS OF REORGANIZED COLUMBIA

         Those Persons serving as the directors and officers of Columbia as of the date hereof will, subject to changes in the ordinary course of business and except as discussed in Section X.G.2.b, "Reorganized Columbia

Gas - Changes in Senior Management", continue to serve in their same capacities on behalf of Reorganized Columbia after the Effective Date.

                 3.       CORPORATE ACTION

         Upon the Effective Date, adoption by Reorganized Columbia of an amended and restated certificate of incorporation and other matters contemplated by or provided for under the Plan involving the corporate structure of Columbia or Reorganized Columbia or corporate action to be taken by or required of either Columbia or Reorganized Columbia shall be deemed to have occurred and be effective and upon the filing of the amended and restated certificate of incorporation as required by Delaware law, all actions required or contemplated in order to consummate the Plan shall be authorized and approved in all respects without any requirement of further action by Stockholders or directors of Columbia or Reorganized Columbia.

                 4.       LESOP

            On the Effective Date, the LESOP shall be terminated and

Reorganized Columbia, in accordance with the terms of the LESOP Trust, shall purchase the shares of Common Stock held by the LESOP Thrift Plan Trustee in

Fund E of the LESOP Trust for cash at a price per share equal to the Stock

Value as of the

Effective Date.  Such cash purchase price shall be delivered by Columbia to the LESOP Indenture Trustee.

         As part of the Confirmation of this Plan, the Bankruptcy Court shall approve the settlement of the LESOP Action between Columbia and the

LESOP Indenture Trustee.  Pursuant to the LESOP Action Settlement, (i) the

LESOP Indenture Trustee shall have an Allowed Administrative Claim, in an amount not to exceed $300,000, for the LESOP Indenture Trustee's fees and expenses payable in accordance with the LESOP Indenture, and (ii) the cash purchase price derived from the purchase of the shares of the Common Stock,

as set forth in the preceding paragraph, shall be paid to the Holders of the

LESOP Debentures, pro rata, on account of: (a) unpaid principal and (b)

unpaid interest, continuing to and including the day prior to the Effective

Date (including interest on overdue principal and on overdue installments of interest), computed at the rate of 9.875% per annum provided for pursuant to the LESOP Indenture.  Such payment shall be credited ratably, without preference or priority of any kind, to the amounts due and payable on the

LESOP Debentures for principal and interest so calculated, respectively.  In computing interest pursuant to clause (ii) of this paragraph, the methodology (but not the interest rate) shall be the same as the methodology set forth in paragraph (ix) (pertaining to LESOP Claims) of Exhibit G of the

Plan.  The remaining principal balance of each LESOP Debenture shall be used to recompute the total amount of interest due and owing thereon, in accordance with Exhibit G of the Plan.

         The sum of such remaining principal balance, and interest thereon calculated in accordance with the methodology of and the interest rate provided in paragraph (ix) (pertaining to LESOP Claims) of Exhibit G of the

Plan shall be treated as a Claim arising from the LESOP Guaranty.  Any such

Claim of a Holder of a LESOP Guaranty Claim shall be treated as a Class 3.2

Claim or, if the principal amount of such Claim as of the Record Date (after giving effect to the foregoing reduction) is not greater than $20,000, as a

Class 3.1 Claim.

         Pursuant to the LESOP Action Settlement, the LESOP Indenture

Trustee shall waive all Claims for fees and expenses in excess of the LESOP

Indenture Trustee Claim Amount.

         As of the Effective Date, in consideration of the treatment of the

Claims of the LESOP Indenture Trustee for fees and expenses incurred pursuant to the LESOP Indenture and the treatment of the Claims arising under the LESOP Debentures and the LESOP Guaranty pursuant to the LESOP

Action Settlement, and conditioned on the ultimate treatment of such Claims in this manner, the LESOP Action shall be deemed dismissed and the LESOP

Action Claims shall be discharged, each with prejudice.

                 5.       WAIVERS, RELEASES AND ABANDONMENT OF CLAIMS

         The claims alleged in the Derivative Actions are property of the

Estate under section 541 of the Bankruptcy Code.  Consistent with the determination of the Special Litigation Committee of Columbia's Board of

Directors and for good and valuable consideration, including the benefits of the Plan and the agreement of Columbia's primary D&O Insurance carrier to contribute its share of the Settlement Fund, and in order to facilitate the expeditious reorganization of the Debtor: (i) on or after the Effective

Date, as soon as practicable after Columbia or Reorganized Columbia and each defendant in the Derivative Action have executed and delivered to Columbia the Mutual Release, the Derivative Action shall be dismissed as to each such defendant, with prejudice and without costs, and Columbia shall be authorized and empowered to take whatever actions may be necessary or appropriate, and to execute, deliver and file in all courts in which the

Derivative Action is pending, documents and instruments in order to fully implement and effectuate the dismissal of the Derivative Action as to such defendants provided for in the Plan; (ii) all named plaintiffs seeking recovery in the Derivative Action and their respective attorneys, servants,

agents and representatives shall thenceforth be permanently enjoined, stayed and restrained from pursuing or prosecuting the Derivative Action against any and all Persons as to whom claims were dismissed pursuant to the Plan;

(iii) the D&O Insurance carriers shall be released from their policy obligations in respect of the subject matters of the Class Action and the

Derivative Action; (iv) Reorganized Columbia shall enter into the Hold

Harmless Agreement; and (v) Reorganized Columbia shall enter into the

Undertaking.

         If the Stipulation of Settlement is not approved or is terminated,

then: (i) the Special Litigation Committee of the Columbia Board of

Directors shall determine whether the continued conduct of the Derivative

Action is in the best
interest of Columbia, which determination shall be binding on the Board;

(ii) the Plan shall be amended to describe such determination and provide for the treatment of the purported derivative claims arising from such

Derivative Action; and (iii) Columbia shall not enter into the Hold Harmless

Agreement, the Undertaking or the Mutual Release.

         I.      BAR DATES

                 1.       BAR DATE FOR OBJECTIONS TO NON-ADMINISTRATIVE
                          CLAIMS

         Any non-Administrative Claim which was not Filed at least thirty days prior to the date of the hearing on this Disclosure Statement may be objected to by Columbia, Reorganized Columbia, the Creditors' Committee or

the Equity Committee.  Any such objections must be made by the later of (i)

the Effective Date or (ii) sixty days after a proof of claim with respect to such Claim has been Filed.  Any such Claim that has not been objected to on or prior to such date shall be an Allowed Claim in the appropriate Class.

                   2.     BAR DATES FOR PROFESSIONAL CLAIMS

         Professionals or other entities requesting compensation or reimbursement of expenses for "substantial contribution" to the

Reorganization Case shall File and serve on Reorganized Columbia, the U.S.

Trustee and the Fee Examiner an application for final allowance of compensation and reimbursement of expenses within such time period as fixed by the Bankruptcy Court in the Confirmation Order or in any other order.

Objections to such applications must be Filed and served on

Reorganized Columbia, the U.S. Trustee, the Fee Examiner and the requesting party within such time period as fixed by the Bankruptcy Court in the

Confirmation Order or in any other order.  Payment of such professional fees shall be subject to approval by the Bankruptcy Court following a hearing.

                 3.       NON-ORDINARY COURSE ADMINISTRATIVE CLAIMS

         Columbia intends to File a Motion seeking an order establishing the sixtieth day following the Effective Date as the bar date for the Filing of any motion seeking the allowance of an Administrative Claim other than

Professional Claims, for services rendered prior to the Effective Date,

Post-Petition Operational Claims, Assumed Executory Contract Claims, U.S.

Trustee Fee Claims and indemnification Claims of officers, directors,

employees and agents of Columbia and its subsidiaries.

         J. REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; ADDITIONAL BAR DATES

                 1.       GENERAL

         All executory contracts that have not been so expressly rejected shall be assumed.  Exhibit E annexed to the Plan briefly describes all of

Columbia's executory contracts and states Columbia's intention with respect to assumption or rejection thereto.  For purposes of the Plan, the Indemnity

Agreements will be considered non-executory contracts.  No Claims have been alleged based on any of the Indemnity Agreements and it is Columbia's

position that any such Claims
shall be discharged and barred forever upon the entry of the Confirmation

Order.

                 2.       TAX ALLOCATION AGREEMENT

         Under the Plan, Columbia will, subject to Bankruptcy Court approval, assume the Tax Allocation Agreement on the Effective Date.  See

Section V.F.4, "Approval of Tax Allocation Procedures."

                 3.       BAR DATE FOR REJECTION DAMAGES

         If the rejection of an executory contract or unexpired lease pursuant to the Plan or the Confirmation Order gives rise to an Unsecured

Claim or Administrative Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against Columbia, Reorganized Columbia or its successors, or the properties of any of them, unless a request for payment, with respect to Administrative

Claims, or a proof of claim, with respect to other Claims, is Filed and served on Reorganized Columbia within the later of (i) the time period established by the Bankruptcy Court in its Final Order authorizing such rejection or (ii) thirty days after the Effective Date.  Objections to any request for payment or proof of claim shall be filed not later than seventy days after the Effective Date.

                 4. EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER THE PETITION DATE

         Executory contracts and unexpired leases entered into and other obligations incurred by Columbia after the Petition Date (unless an order of the Bankruptcy Court has been entered authorizing rejection of such contracts or leases) shall survive and remain unaffected by the Plan or entry of the Confirmation Order.

         K.      CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF
                 THE PLAN

                 1.       CONDITIONS TO CONFIRMATION

         The Bankruptcy Court shall not enter the Confirmation Order unless and until each of the following conditions has been satisfied or, to the extent permitted, duly waived by Columbia:

         1.      The Bankruptcy Court has entered or shall concurrently

enter an order, pursuant to section 1129 of the Bankruptcy Code, confirming the TCO Plan.

         2.      The Plan shall have been approved by the SEC under the HCA and the SEC shall have approved all transactions contemplated by the TCO

Plan which require its approval.

         3.      There shall have been no material adverse change to

Columbia's business, properties, financial condition, results of operations or business prospects between the Plan Mailing Date and the Confirmation

Date.

         4.      No material environmental liability Claim shall have been

Filed by any Person including, without limitation, any state or federal environmental or regulatory agency, asserting actual or potential liability against Columbia, other than Claims Filed pursuant to consensual settlement agreements between Columbia and such state or federal environmental or regulatory agency or other governmental Person.

         5.      TCO and Columbia shall have received a ruling from the IRS,

in form and substance satisfactory to TCO and Columbia, to the effect that payments made by TCO under the TCO Plan that are attributable to the breach,

termination or rejection of gas purchase contracts are deductible when paid by TCO for Federal income tax purposes.

         6.      The Plan shall not have been amended, modified, waived,

supplemented or withdrawn, in whole or in part, without (a) the prior consent of Columbia, after consultation with the Creditors' Committee and the Equity Committee, and (b) the consent of the Creditors' Committee and the Equity Committee for certain provisions as further discussed in Section

VI.L.5, "Miscellaneous - Modification of the Plan."

         7.      Each of Moody's Investor's Service, Inc. and Standard &

Poor's Ratings Group shall have issued a provisional or similar rating to the effect that each Issue of the New Indenture Securities, upon its issuance in accordance with the Plan, shall be rated Investment Grade.

         8.      The District Court shall have entered or shall concurrently enter an order and judgment approving the Class Action Settlement and dismissing the Class Action and such order shall not have been vacated,

reversed or stayed.

                 2.       CONDITIONS TO EFFECTIVE DATE

         The Plan shall not be consummated and the Effective Date shall not occur unless and until each of the following conditions has been satisfied or, to the extent permitted, duly waived by Columbia:

         1.      The Confirmation Order shall not have been vacated,

reversed or stayed.

         2.      The Bankruptcy Court shall have confirmed the TCO Plan and the order with respect to such confirmation shall not have been vacated,

reversed or stayed.  The TCO Plan shall have become or shall concurrently become effective on terms consistent with the Plan and without any amendments to which Columbia shall not have consented.

         3.      The order of the SEC approving, under the HCA, the Plan and all transactions contemplated by the TCO Plan which require its approval shall not have been vacated, reversed or stayed.

         4.      There shall have been no material adverse change to

Columbia's business, properties, financial condition, results of operations or business prospects between the Confirmation Date and the Effective Date.

         5.      Any condition to Confirmation that is waived by Columbia

and that, at the time of such waiver, Columbia elects to have become a condition to the consummation of the Plan, shall have been satisfied or, if waivable, waived.

         6.      Reorganized Columbia shall have entered into the Working

Capital Facility, the Term Loan Facility and the New

Indenture, each of such agreements shall be in effect and the full amount of each such Facility shall be available for borrowing by Reorganized Columbia.

         7.      The Stipulation of Dismissal With Prejudice shall have been filed with and, if necessary, approved by the District Court.

         8.      Each of Moody's Investors Service, Inc. and Standard &

Poor's Rating Group shall have confirmed that each Issue of New Indenture

Securities, upon its issuance in accordance with the Plan, shall be rated

Investment Grade, and neither of those rating agencies shall have put

Columbia on "credit watch" with negative implications.

         9.      The Effective Date shall occur on or before June 28, 1996.

                 3.       WAIVER OF CONDITIONS TO
                          CONFIRMATION OR EFFECTIVE DATE

         Each of the conditions to Confirmation or to the Effective Date may be waived in whole or in part by Columbia at any time in its discretion,

provided that (i) the condition to Confirmation concerning authorization or approval under the HCA may be waived only if Columbia elects to have such condition become a condition to the Effective Date and may not be waived as a condition to the Effective Date, (ii) the conditions to Confirmation concerning material environmental liability Claims, a ruling from the IRS and the District Court's order and the approval of the Securities Action

Settlement may be waived as conditions to Confirmation only if Columbia elects to have the
conditions waived become conditions to the Effective Date, (iii) the conditions to Confirmation concerning the modification of the Plan and the issuance of a provisional or similar Investment Grade ratings and the conditions to the Effective Date concerning the last date by which the

Effective Date must occur and the receipt of confirmation regarding

Investment Grade ratings may only be waived by Columbia if consented to by the Equity Committee and the Creditors' Committee, (iv) to the extent the condition to Confirmation concerning amendments, modifications, waivers,

supplements or withdrawals requires consultation with the Creditors'

Committee and Equity Committee, such condition may not be waived without consulting the Creditors' Committee and Equity Committee and, to the extent such condition requires the consent of the Creditors' Committee and the

Equity Committee, such condition may not be waived without the consent of the Creditors' Committee and the Equity Committee, and (v) none of the conditions to Confirmation and the Effective Date may be waived without the

Equity Committee and the Creditors' Committee having been given notice and an opportunity to be heard.  To be effective, any such waiver and consent must be in writing, Filed and served upon the appropriate parties.  If the condition to Confirmation concerning a ruling from the IRS has not been satisfied by December 15, 1995, then Columbia and TCO shall, by December 31,

1995, either (a) waive such condition to Confirmation and/or the Effective

Date or (b) refuse to waive such condition, in which case, if the Initial

Producer Settlement Agreement set forth in the TCO Plan terminates, Columbia may revoke the Plan. Columbia's failure to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

                 4.       EFFECT OF NON-OCCURRENCE OF CONDITIONS TO
                          EFFECTIVE DATE

         Each of the conditions to the Effective Date must be satisfied or duly waived by Columbia or other appropriate parties pursuant to the Plan by

June 28, 1996.  If the Confirmation Order is vacated and not amended or modified in accordance with the provisions of the Bankruptcy Code so that the Confirmation Order is reinstated or a new Confirmation Order is entered,

the Plan, including the discharge of Claims pursuant to section 1141 of the

Bankruptcy Code, and the assumptions or rejections of executory contracts or unexpired leases as described in Exhibit E annexed to the Plan, shall be null and void ab initio in all respects.  In the event the Confirmation

Order is so vacated, nothing contained in the Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interests in, TCO or

Columbia, (ii) prejudice in any manner the rights of TCO or Columbia or

(iii) constitute an admission against TCO or Columbia.

                 5.       WORKING CAPITAL FACILITY

         A condition to the Plan's Effective Date is Reorganized Columbia's

entry into the Working Capital Facility.  The Working Capital Facility is

discussed in Section X.F.2, "Working Capital Facility."

                 6.       TERM LOAN FACILITY

         A further condition to the Plan's Effective Date is Reorganized

Columbia's entry into the Term Loan Facility.  The Term Loan Facility is discussed in Section X.F.1, "Term Loan Facility."

         L.      MISCELLANEOUS

                 1.       DISSOLUTION OF COMMITTEES

         On the Effective Date the Equity Committee will be dissolved.  The

Creditors' Committee shall continue in existence following the Effective

Date for the sole purpose of representing the Creditors' interests with respect to any redemption of the New Preferred Stock and the DECS or the resetting of the dividend rates of the New Preferred Stock and the DECS and the establishment of certain terms of the DECS and shall be dissolved immediately following the conclusion of those events.  Upon the dissolution of each of the Equity Committee and the Creditors' Committee, the members of each Committee as such will be released and discharged from all rights and duties arising from or related to the Reorganization Case.  The

Professionals retained by the Creditors' Committee and the Equity Committee

and the members thereof will not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for (i) the services rendered by

Professionals retained by the Creditors' Committee solely with respect to matters related to the redemption or the resetting of the terms of the New

Preferred Stock and the DECS as described above and (ii) services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or

Filed and served after the Effective Date.

                 2.       DISCHARGE, TERMINATION AND INJUNCTION

           Section X of the Plan sets forth provisions releasing and

discharging Columbia from Claims and other obligations arising prior to the

Confirmation Date and enjoining the prosection of such Claims and obligations.  Section V.D of the Plan provides for the release of all security interests in property of Columbia, except as otherwise provided in the Plan.

         Nothing contained in the Plan shall be construed as discharging,

releasing or relieving Columbia, Reorganized Columbia, or any other party,

in any capacity, from any liability with respect to the Retirement Plan to which such party is subject under any law or regulatory provision.  Nor shall anything contained in the Plan be construed as enjoining the PBGC or the Retirement Plan from enforcing any liability with respect to the

Retirement Plan to which such party is subject under any law or regulatory provision as a result of the Plan's provisions for discharge, release and settlement of Claims.  Notwithstanding the foregoing, nothing contained in the Plan shall preclude Reorganized Columbia from exercising its right to amend, modify or terminate the Retirement Plan in accordance with applicable law.

                 3.       JURISDICTION OF THE BANKRUPTCY COURT

         Section XI of the Plan specifies certain matters with respect to which the Bankruptcy Court will retain jurisdiction after the Effective Date to the extent legally permissible.  In particular, the Bankruptcy Court's retention of jurisdiction will include, without limitation, the resolution of Claims, including the Securities Action Claims of Rejecting Class 4

Claimants, and any disputes arising over the distributions under the Plan.

                 4.       LIMITATION OF LIABILITY

         The Plan limits the liability of Columbia, Reorganized Columbia,

their affiliates and their respective directors, officers, employees,

agents, representatives and professionals (acting in such capacity), and the

Creditors' Committee, the Equity Committee and their respective members and professionals (acting in such capacity), the Equity Committee's invitees

(including its professionals), and their respective heirs, executors,

administrators, successors and assigns with respect to their actions or omissions in connection with the Reorganization Case, the Plan, this

Disclosure Statement and related transactions.  However, this limitation of liability does not extend to: (i) any act or omission which is determined to have constituted gross negligence or willful misconduct and (ii) any violation of securities laws, except to the extent that no liability for such violation is imposed by section 1125(e) of the Bankruptcy Code or an exemption from compliance with such securities laws exists pursuant to section 1145 of the Bankruptcy Code.

                 5.       MODIFICATION OF THE PLAN

         Subject to the restrictions on modifications set forth in section

1127 of the Bankruptcy Code, Columbia reserves the right to alter, amend or modify the Plan before its substantial consummation.  However, Columbia may not amend, without the prior consent of each of the Creditors' Committee and the Equity Committee: (i) the Pricing Formulae, (ii) the conditions to the

Confirmation Date and the Effective Date set forth in the Plan and (iii) the treatment proposed in the Plan for Holders of Class 3.1 and Class 3.2

Claims.

                 6.       REVOCATION OF THE PLAN

         Columbia reserves the right to revoke or withdraw the Plan prior to the Confirmation Date.  If Columbia revokes or withdraws the Plan, or if

Confirmation does not occur, then the Plan will be null and void in all respects, and nothing contained in the Plan will (i) constitute a waiver or release of any Claims by or against, or any Interests in, Columbia or TCO

(ii) prejudice in any manner the rights of Columbia or TCO or (iii)

constitute an admission against Columbia or TCO.

                 7.       SEVERABILITY OF PLAN PROVISIONS

         If, at or prior to Confirmation of the Plan, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  In the event of any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan may,

at Columbia's option, remain in full force and effect and not be deemed affected, impaired or invalidated by such holding, alteration or interpretation.  However, Columbia reserves the right not to proceed to

Confirmation or consummation of the Plan if any such ruling occurs.  The

Confirmation Order will constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                 8.       RELEASES

         Section X.D of the Plan provides for releases by Columbia and

Reorganized Columbia of, among other Persons, Columbia's officers,

directors, shareholders and employees, the Creditors' and Equity Committees and each of their members and invitees, the TCO Committees and TCO and

Reorganized TCO.  No releases, however, shall be effective with respect to any Allowed Claim which has not yet been paid on the Effective Date or any

Claim which is subsequently Allowed as to the Holder of such Claim until its

Claim has been paid in accordance with the Plan.  Columbia has no knowledge of any Claims that have been or could be asserted against any of the non-debtor releasees which would
be released on the Effective Date under the release provisions set forth in

Section X.D of the Plan.  The SEC has informed Columbia that it may oppose

Confirmation of the Plan on the basis that the releases contained in Section

X.D of the Plan contravene section 524(e) of the Bankruptcy Code.  Columbia believes that the releases contained in Section X.D of the Plan are legally permissible and do not contravene Section 524(e) of the Bankruptcy Code and that the Plan, including the releases, will be confirmed by the Bankruptcy

Court pursuant to section 1129 of the Bankruptcy Code.

         Nothing in the release set forth in Section X.D of the Plan shall preclude any Holder of an Opt-out Securities Claim from pursuing any rights it may have in respect of the subject matter of the Class Action against the

Defendants in the Class Action, other than Columbia, in the federal courts.

         As noted in Section VI.L.2, nothing in the Plan shall be construed as discharging, releasing or relieving Columbia, Reorganized Columbia or any other party, in any capacity, from any liability with respect to the

Retirement Plan to which such party is subject under any law or regulatory provision.

                 9.       CLASS ACTION SETTLEMENT

         As of the Effective Date of the Plan, the Class Action Settlement

shall become effective in accordance with the terms of the Stipulation of

Settlement and Columbia shall be authorized to perform and shall perform its obligations under the Stipulation of Settlement.

                 10.      SUCCESSORS AND ASSIGNS

         The rights, benefits and obligations of any Person named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.

VII. RISK FACTORS

     The following is a summary of certain material risks associated with the

Plan and the securities to be issued, or retained by existing Holders,

pursuant to that Plan.  Each Creditor entitled to vote on the Plan and each

Stockholder should carefully consider the risk factors enumerated or referred to below, as well as all the information contained in this Disclosure

Statement, including the exhibits hereto, in determining whether to vote to accept or reject the Columbia Plan.

     A.   CONDITIONAL NATURE OF THE PLAN

     There are a number of significant conditions to the Confirmation and effectiveness of the Plan.  Those conditions include, among other things, the conditions that (i) the TCO Plan, the confirmation and effectiveness of which are also subject to many significant conditions, shall have been, or shall concurrently be, confirmed by an order of the Bankruptcy Court and such order shall not have been vacated, reversed or stayed; (ii) the Plan shall have been approved by the SEC under the HCA and the SEC shall have approved all transactions contemplated by the TCO Plan which require its approval, and the order embodying those approvals shall not have been vacated, reversed or stayed; (iii) there shall have been no material adverse change to Columbia's business, properties, financial condition, results of operations or business prospects between





                                     VII-1
the Plan Mailing Date and the Effective Date; (iv) TCO and Columbia shall have received a ruling from the IRS, in form and substance satisfactory to TCO and

Columbia, to the effect that payments made by TCO under the TCO Plan that are attributable to the breach, termination or rejection of gas purchase contracts are deductible in the year paid by TCO for federal income tax purposes,

provided, that, if such ruling has not been received by December 15, 1995,

then the settlement with the Initial Accepting Producers shall terminate on

December 31, 1995, and Columbia may revoke the Plan, unless prior to December

31, 1995 either (a) TCO and Columbia waive the receipt of such ruling as a condition to Confirmation or the Effective Date, as appropriate, or (b) the

Initial Accepting Producers agree, in writing, to an extension of the time within which the IRS ruling must be obtained; (v) Moody's Investors Service,

Inc. and Standard & Poor's Ratings Group shall have confirmed that the New

Indenture Securities, upon their issuance, will be rated Investment Grade, and they shall not have put Columbia on "credit watch" with negative implications;

(vi) Columbia shall have entered into the Working Capital Facility and the

Term Loan Facility and the full amounts of each such facility shall be available for borrowing by Columbia; (vii) the District Court shall have entered an Order and Judgment approving the Class Action Settlement and dismissing the Class Action and such order shall not have been vacated,

reversed, or stayed; (viii) a





                                     VII-2

Stipulation of Dismissal With Prejudice of the Intercompany Claims Litigation,

conditioned only upon the completion of payment of all distributions payable on the effective date of the TCO Plan, shall have been filed with and, if necessary, approved by the District Court; and (ix) the Effective Date shall have occurred on or before June 28, 1996.  For a complete description of all of the conditions to the Confirmation and the effectiveness of the Plan, see

Section VI.K, "Conditions Precedent to Confirmation and Consummation of the

Columbia Plan."  Each of the conditions to Confirmation and the Effective Date may be waived by Columbia, provided however, that (i) none of the conditions to Confirmation or the Effective Date may be waived without the Equity

Committee and the Creditors' Committee having been given notice thereof and an opportunity to be heard, (ii) the consent of both those Committees is required to waive the conditions described in clauses (v) and (ix) above, (iii) the condition described in clause (ii) above may not be waived with respect to the

Effective Date, and (iv) Columbia may not change the Pricing Formulae, the conditions to Confirmation or the Effective Date, or the treatment of Class

3.1 and 3.2 Claims, without the consent of the Creditors' and Equity

Committees.



     While Columbia believes that each of the conditions to Confirmation and the Effective Date (and to the confirmation and effectiveness of the TCO Plan)

should be capable of being





                                     VII-3
satisfied (or, if appropriate, amended or waived) by June 28, 1996,

satisfaction of many of those conditions is beyond the control of Columbia.

Accordingly, no assurances can be given that the Plan will be confirmed and become effective or that Confirmation and the Effective Date will occur by any particular date.

     For example, there can be no certainty that the Class Action Settlement will be approved by the District Court, or when such approval will be obtained.  Additionally, a significant delay in the issuance of the SEC's report approving the Plan (currently expected by the end of August) could delay solicitation of votes on the Plan and Confirmation.  In the event that the Effective Date does not occur by June 28, 1996, the terms of TCO's settlements with its Customers and with certain Producers (which are subject to termination by the creditors that are parties thereto if the Effective Date does not occur by that date), as well as changes in the securities and other financial markets, or in Columbia's or TCO's financial condition and results of operations, may materially affect the feasibility, timing or other elements of the Plan.  Further, if the effective date of the TCO Plan does not occur by

January 31, 1996, TCO has agreed to make interest payments to certain creditors, including Producers, commencing as of January 1, 1996 and continuing until distribution of at least 80% of the amounts





                                     VII-4
payable on allowed third-party unsecured claims have been made under the TCO

Plan.

     B. LACK OF ESTABLISHED MARKET FOR THE NEW INDENTURE SECURITIES, DECS AND NEW PREFERRED STOCK; VOLATILITY AND OTHER RISKS AFFECTING VALUE

     There is no existing market for the New Indenture Securities, the DECS or the New Preferred Stock.  The New Indenture Securities will not be listed on any exchange and the DECS or the New Preferred Stock will not be listed on any exchange unless they are still outstanding 120 days after the Effective Date.

In addition, there can be no assurance that an active market therefor will develop or as to the degree of price volatility in any such particular market.

Accordingly, no assurance can be given that a holder of the securities to be issued pursuant to the Plan will be able to sell such securities in the future or as to the price at which such a sale may occur.  If such markets were to exist, such securities could trade at prices higher or lower than par,

depending upon many factors, including prevailing interest rates, general bond market and economic conditions, markets for similar securities, general industry conditions and the performance of, and investor expectations for,

Reorganized Columbia.  Furthermore, Columbia's right to call the DECS and New

Preferred Stock for 120 days following the Effective Date and to effect such call without the payment of accrued dividends for 90 days following the

Effective





                                     VII-5

Date could cause such securities to trade during such periods at prices lower than par.

     It is currently contemplated that the DECS and the New Preferred Stock not redeemed by Columbia on or before the 120th day following the Effective

Date will be listed on the New York Stock Exchange.  However, an investment in the DECS and the New Preferred Stock will be less liquid than might otherwise be expected if Columbia redeems a significant amount, but not all, of the DECS or the New Preferred Stock within the 120 day period following the Effective

Date as it is permitted to do pursuant to the terms of those securities.

However, Columbia may not redeem less than all of either class of such securities during that 120 day period if, after giving effect to the redemption, less than $50 million in Liquidation Value of the DECS or the New

Preferred Stock, as applicable, would be outstanding.  Additionally, Columbia may not redeem any of the New Preferred Stock if any of the DECS would remain outstanding after such redemption.

     The objective of the Pricing Formulae pursuant to which the New Indenture

Securities, DECS and New Preferred Stock to be issued in respect of the

Class 3.2 Borrowed Money Claims is for the fair market value of such securities, when added to the cash, if any, to be distributed to the Holders of such Claims, to approximate the amount of their Allowed Claims, plus post-

petition interest thereon calculated in accordance with Exhibit





                                     VII-6

G to the Plan.  However, there can be no assurance that these formulae will result in such securities having such a fair market value because any attempt to estimate the fair market value of securities prior to the commencement of trading therein is inherently subject to uncertainties and contingencies.  The actual fair market value of such securities on and subsequent to the Effective

Date can be expected to fluctuate with changes in the U.S. Treasury markets,

the securities markets generally, economic conditions, the financial conditions and prospects of Reorganized Columbia and other factors, including the development of a fully distributed trading market, all of which generally influence the value of securities.  The actual price at which such securities trade subsequent to the Effective Date may vary materially from the amount of the Claims in respect of which they are issued.  See Section X.D, "Pricing of

Securities."

     C.   PROJECTIONS

     The financial projections included in this Disclosure Statement are dependent upon the successful implementation of Columbia's business plan and the reliability of the other assumptions contained therein.  See Section X.B,

"Financial Projections; Recapitalization."  Those projections reflect numerous assumptions, including Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Reorganized Columbia,

industry performance,





                                     VII-7
general business and economic conditions, future gas prices and other matters,

most of which are beyond the control of Columbia.  In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of Reorganized Columbia.

Therefore, the actual results achieved throughout the periods covered by the projections will vary from the projected results.  These variations may be material.  See Section X.B, "Reorganized Columbia -- Financial Projections;

Recapitalization."

     D.   BUSINESS FACTORS AND COMPETITIVE CONDITIONS

     The rate-regulated and nonregulated markets in which Columbia conducts business continue to evolve.  These changes and trends are discussed in the

Columbia Annual Report which is attached hereto as Exhibit 2.  Most notably,

consumers are being offered additional choices with regard to how and from whom they purchase services.  This increasing capability of customers to choose provides both opportunities and risks to Columbia.  The risk is one of increasing gas-on-gas and gas versus alternate fuel or alternate form of energy competition.  In addition, Columbia, just like any other business entity, is affected by macroeconomic factors such as the general level of economic activity and interest and inflation rates.





                                     VII-8

     E. LIABILITIES ASSUMED BY COLUMBIA AND THE UNCERTAINTIES ASSOCIATED WITH THE OPT-OUT SECURITIES CLAIMANTS



     Columbia will assume certain liabilities pursuant to the Plan, including obligations, if any, to indemnify its officers, directors and agents and the officers, directors, employees and agents of its subsidiaries, including TCO,

and the liabilities described in Section F below.  Columbia does not expect that any of these assumed liabilities will result in significant costs to

Columbia.  Also, Columbia expects that a significant portion of any indemnification obligations it might have to officers and directors, other than with respect to the Class Action and related matters, would be covered by the insurance policies maintained by Columbia for that purpose.

     Pursuant to the Stipulation of Settlement and the Plan, Holders of

Securities Claims may elect not to participate in and be bound by the Class

Action by timely submitting Opt-Out Forms, in which case they will be treated as Class 7 Claimants under the Plan, provided that they timely File or are deemed to File proofs of Claims in the Bankruptcy Court in accordance with the

Class Action Settlement Documents.  Columbia will object to and/or seek estimation of the Claims of Opt-Out Securities Claimants.  Such Class 7

Claimants will have their Claims determined by the District Court sitting in bankruptcy after the Effective Date and their Claims, if and when Allowed,

will be paid by Reorganized Columbia in Common Stock valued at then current market prices or, at Columbia's option, in cash, or any





                                     VII-9
combination of the foregoing.  Opt-out Securities Claimants may also pursue their claims against non-Debtor Defendants in the Class Action which may give rise to claims for indemnification by such Defendants against Columbia.

     While Reorganized Columbia will be obligated to satisfy the Allowed

Claims, if any, of the Opt-Out Securities Claimants, Columbia believes that it has meritorious defenses to the allegations made in the Class Action.

Moreover, as noted above, under the Plan, Columbia has the right to pay Opt-

Out Securities Claimants' Allowed Claims in Common Stock.  The Defendants in

the Class Action may terminate the Stipulation of Settlement if the amount of securities as to which Opt-Out Forms have been submitted exceeds a specified amount.  Moreover, Columbia does not believe that the potential liability associated with the Opt-Out Securities Claims would be material if the amount of securities represented by the Opt-Out Securities Claimants does not exceed such specified amount.

     Nonetheless, no assurances can be given as to the outcome of the Class

Action or as to the magnitude of any liability of Columbia to the Opt-out

Securities Claimants and to officers, directors, employees and agents of

Columbia and its subsidiaries with respect to Columbia's indemnification obligations, including any such indemnification obligations with respect to claims which may be asserted by Opt-out Securities Claimants against non-

Debtor Defendants in the Class Action.  Liabilities





                                     VII-10
arising under the opt-out provisions of the Class Action Settlement could be substantial if Columbia elects to proceed with the Class Action Settlement even though the amount of securities represented by the Opt-out Securities

Claimants is greater than the specified amount and could have a materially adverse impact on the Holders of Common Stock of Columbia.

     F.   UNCERTAINTIES ASSOCIATED WITH THE TCO PLAN

     The Columbia Omnibus Settlement embodied in the Plans is expected to facilitate and expedite the emergence of both Columbia and TCO from Chapter 11 prior to the resolution of certain claims against TCO, including those of dissenting Producers and Customers under the TCO Plan.  As a result, however,

the total amount distributable under the TCO Plan, and guaranteed by Columbia,

to dissenting Producers and Customers and certain other creditors may not be known until several years after the Effective Date and such amount may be substantially in excess of projections or expectations.  TCO and Columbia have reserved the right to pay certain excess amounts to dissenting Producers and certain other TCO creditors in Common Stock of Columbia or other property, in each case having a fair market value on the distribution date equal to the required payment.

     As described in Section IV.E. under the caption "The Columbia Omnibus

Settlement," Columbia has agreed pursuant to the Columbia Customer Guaranty,

to guaranty the payment of distributions to accepting Customers and to guaranty the





                                     VII-11
financial integrity of the Customer Settlement Proposal.  Based on the status of discussions between TCO and its Customer-creditors, Columbia reasonably believes that (a) the Customer Settlement Proposal should be accepted by substantially all TCO's Customers and should be feasible to effectuate and (b)

the liability to dissenting Customers, if any, should not be material.

     However, substantial recoveries by dissenting Producers, dissenting

Customers and other non-settling creditors of TCO, the level of which is uncertain at this time, could result in a material liability, which could in turn adversely affect shareholder value.

     G.   APPROVAL OF SETTLEMENTS

     Both Columbia's and TCO's Plans incorporate various compromises and settlements which, to the extent not already approved by order of the

Bankruptcy Court, will be made operative and effective under section

1123(b)(3)(A) of the Bankruptcy Code.  That section expressly permits a plan of reorganization to provide for the settlement of any claim or any interest belonging to the debtor or to the estate.  However, each of the compromises and settlements incorporated into the Plans, including the Columbia Omnibus

Settlement and the Class Action Settlement, is subject to the approval of the

Bankruptcy Court as part of Confirmation of the Plans.  As part of

Confirmation of each Plan, the Bankruptcy Court must make an





                                     VII-12
independent determination that each of the settlements is fair and equitable and is in the best interests of Columbia's or TCO's Estate, as applicable.

     Columbia and TCO believe that each of the settlements incorporated into the Plans, including the Columbus Omnibus Settlement and the Class Action

Settlement, is fair, equitable and reasonable, and thus should be approved by the Bankruptcy Court as part of Confirmation of the Plans.  For a discussion of the factors to be considered by the Bankruptcy Court in determining whether to approve the settlements incorporated in the Plans, see Section IX.B.4.b,

"Mandatory and Optional Plan Provisions."

     H.   ENVIRONMENTAL LIABILITIES

     Columbia's subsidiaries are subject to extensive federal, state and local laws and regulations relating to environmental matters.  Moreover, pursuant to the TCO Plan, TCO will assume environmental obligations to governmental agencies, including obligations to the Environmental Protection Agency (the

"EPA") embodied in an agreement approved by the Bankruptcy Court in November

1994 and obligations under agreements reached with two state environmental agencies concerning TCO's environmental remediation programs that also were approved by the Bankruptcy Court.

     The eventual total cost of full future environmental compliance for the

System is difficult to estimate due to, among





                                     VII-13
other things: (1) the possibility of as yet unknown contamination, (2) the possible effect of future legislation and new environmental agency rules,

(3) the possibility of future litigation, (4) the possibility of future designations as a potential responsible party by the EPA and the difficulty of determining liability, if any, in proportion to other responsible parties,

(5) possible insurance and rate recoveries and (6) the effect of possible technological changes relating to future remediation.  However, reserves have been established based on information currently available which resulted in a total recorded net liability of $146.7 million for the System at December 31,

1994, which includes the low end of a range for certain expenditures for the transmission segment.  As new issues are identified, additional liabilities will be recorded.

     It is Columbia's continued intent to address environmental issues in cooperation with regulatory authorities in such a manner as to achieve mutually acceptable compliance plans.  However, there can be no assurance that fines and penalties will not be incurred.

     Columbia expects a substantial portion of environmental assessment and remediation costs to be recoverable through rates.  Although significant charges to earnings could be required prior to rate recovery, Columbia does not believe that environmental expenditures should have a material adverse effect on its financial position, based on known facts, existing laws





                                     VII-14
and regulations and the period over which expenditures are required.

     As of the date hereof, Columbia is not aware of any environmental claims of any governmental agency or entity that would adversely affect feasibility of its Plan.  In addition, given the fact that TCO has entered into settlement agreements with the EPA and two major state environmental agencies, Columbia does not expect that any environmental claims will be filed by governmental agencies or entities that will impact the feasibility of the Plans.

     The foregoing notwithstanding, no assurances can be given that no additional environmental claims will be asserted by governmental or other entities, or as to the total cost of full future environmental compliance for the System or as to whether reserves established therefor will be sufficient.

     I.   REDEMPTION OF THE DECS AND NEW PREFERRED STOCK

     In response to requests by the Creditors' Committee that Columbia assist

Holders of Class 3.2 Claims who desire to dispose of the equity securities to be distributed to them pursuant to the Plan, Columbia will issue to Holders of such Claims DECS and New Preferred Stock that are redeemable by Columbia, at its option, in whole or in part, at any time on or before the 120th day following the Effective Date.  However, there is no obligation on the part of

Columbia to so redeem the DECS and New Preferred Stock.  Accordingly, if

Columbia does not





                                     VII-15
exercise its option to redeem the DECS and New Preferred Stock, Holders of

Class 3.2 Claims who wish to dispose of the DECS and New Preferred Stock distributed to them under the Plan will have to make such dispositions on the open market.

     J.   HOLDING COMPANY STRUCTURE

     Columbia will continue to be structured as a holding company,

substantially all of the operations of which will be conducted through subsidiaries.  As such, Columbia will rely principally on dividends and payment of principal and interest on intercompany debt from its subsidiaries for the funds necessary for, among other things, the payment of principal of and interest on the New Indenture Securities.  In addition, any right of the holders of the New Indenture Securities, DECS and the New Preferred Stock or

Common Stock to participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization will be effectively subordinated to the claims of such subsidiary's creditors and holders of preferred stock

(if any), except to the extent that Columbia is itself recognized as a creditor of such subsidiary.  See "Description of Securities to be Issued

Pursuant to The Plan--New Indenture Securities" in Exhibit 4 to this

Disclosure Statement.





                                     VII-16

VIII.     FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The following discussion is a summary of certain significant federal income tax consequences of the Plan to Columbia and to the Holders of Claims

and Interests and is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect.  The federal income tax consequences to the Holders of Claims may vary based on the particular circumstances of each Holder, and this summary does not address aspects of federal income taxation applicable to Holders that are subject to special treatment for federal income tax purposes, including, but not limited to, financial institutions, tax exempt entities, insurance companies and foreign persons.  Moreover, the federal income tax consequences of certain aspects of the Plan are uncertain due to a lack of definitive legal authority.  No ruling has been obtained or will be requested from the IRS with respect to any of the federal income tax aspects of the Plan (other than the deductibility of certain payments made by TCO under the TCO Plan) and no opinion of counsel has been obtained by Columbia with respect thereto.  This summary does not address, nor has any opinion of counsel been obtained, with respect to any of the resulting state or local income tax consequences.  Each

Holder of a Claim is therefore strongly urged to consult with its own tax advisor regarding the federal, state and local income and other tax consequences to it of the Plan.



                                    VIII-1

     A.   TAX CONSEQUENCES TO COLUMBIA

          1.   GENERAL

     Columbia and its subsidiaries, including TCO, file a consolidated income tax return under the provisions of sections 1502 and 1504 of the Internal

Revenue Code of 1986, as amended (the "IRC").  U.S. Treasury Regulations provide that Columbia, as parent of the consolidated group, is the group's agent for purposes of filing the group's federal income tax returns, paying the tax due, and in general for dealing with the IRS.  In addition, U.S.

Treasury Regulations provide that every member of the consolidated group is jointly and severally liable for any tax incurred during the time that such member joined in the filing of the consolidated return.

          2.   DISCHARGE OF INDEBTEDNESS

     Under the IRC, a taxpayer generally must include in gross income the amount of any cancellation of indebtedness income ("COD income") which is realized during the taxable year.  COD income generally equals the difference between the amount of the taxpayer's indebtedness outstanding (as measured by the greater of the amount of the Allowed Claim or the amount, if any, claimed as a tax deduction with respect to such indebtedness) and the value of the consideration exchanged therefor.  Since the Plan provides for the payment in full, or assumption by Columbia, of all Allowed Claims (plus accrued interest thereon), Columbia will not realize any COD income as a result of the Plan.





                                      VIII-2

          3.   DEDUCTIBILITY OF PLAN PAYMENTS

     Columbia intends to deduct, for federal income tax purposes, all payments of accrued interest under the Plan to the extent they exceed the amounts previously deducted on its federal income tax returns.  Columbia also intends to deduct such other payments made under the Plan as it determines can be deducted under applicable federal income tax laws.  There is no assurance that the IRS may not attempt to challenge, and may not succeed in challenging, any deductions claimed by Columbia as a result of the Plan.

     B.   TAX CONSEQUENCES TO HOLDERS OF CLAIMS AND INTERESTS

          1.   TRADE CREDITORS AND OTHERS RECEIVING ONLY CASH

     A Holder that receives only cash pursuant to the Plan will generally be required to recognize income, gain or loss equal to the difference between the

Holder's basis in the Claim and the amount of consideration allocable thereto

(other than consideration allocable to accrued interest, as discussed in

Section 5.a below).  The character of any recognized gain or loss will depend upon the status of the Holder, the nature of the Claim in its hands, and its holding period.

          2.   CREDITORS WHOSE CLAIMS ARE ASSUMED

     Holders whose Claims are assumed by Reorganized Columbia generally should not recognize income or loss upon the assumption of their Claims under the

Plan.  Taxable income may be recognized, however, if such Holders receive or are considered to receive interest, as discussed in Section 5.a





                                      VIII-3
below, damages or other income in connection with the assumption, or if the assumption is considered to involve a modification of the Claim for tax purposes.

          3.   HOLDERS OF CLASS 3.2 CLAIMS

               a.   GENERAL

     The federal income tax consequences of the Plan to Holders of Class 3.2

Claims will depend in large part on whether the exchange of a Class 3.2 Claim for Cash Consideration, if any, New Indenture Securities, shares of New

Preferred Stock, and DECS will be treated, in whole or in part, as a

"recapitalization" of Columbia within the meaning of IRC section 368(a)(1)(E).

If the exchanges contemplated by the Plan are made pursuant to such a recapitalization, then an exchanging Holder generally will not recognize gain or loss for income tax purposes (except to the extent of any "boot" and any consideration attributable to accrued but unpaid interest, as further described in paragraph 5.a below).  If an exchange is not made pursuant to a recapitalization, then an exchanging Holder will recognize gain or loss on such exchange.  This discussion assumes that each Holder of a Class 3.2 Claim holds the Claim, and will hold any New Indenture Securities, New Preferred

Stock or DECS received under the Plan, as capital assets under IRC Section

1221.

     In order for an exchange contemplated by the Plan to constitute a tax-

free recapitalization, the Claim exchanged by a Holder must be a "security"

for federal income tax purposes, and





                                      VIII-4
the Holder must receive stock and/or "securities" in exchange.  The term

"security" is not defined in the IRC or the regulations issued thereunder, and has not been clearly defined by court decisions.  In general, a debt instrument constitutes a "security" if it represents a participating,

continuing interest in the issuer, rather than merely the right to a cash payment. Thus, the term of the debt instrument is usually regarded as a significant factor in determining whether it is a security.  The IRS has ruled that a debt instrument with a maturity of ten years or more is treated as a security.  However, under the case law, debt instruments with maturities ranging between five and ten years are often held to be securities.

     For purposes of this discussion, it is assumed that the Debentures and the Medium Term Notes constitute "securities" within the meaning of the provisions of the IRC governing reorganizations, but that all other Class 3.2

Claims ("Other Class 3.2 Claims") do not.  It is also assumed that all New

Indenture Securities constitute "securities".  However, the IRS may contend that certain Issues of New Indenture Securities, particularly those having a maturity of five or possibly even seven years, may not constitute

"securities".  If any Issue of New Indenture Securities were not treated as

"securities", they would be treated as "boot" in the manner described immediately below.





                                      VIII-5

          b.   TAX CONSEQUENCES OF THE EXCHANGE

     Exchange of Debentures or Medium Term Notes.  The exchange of the

Debentures or Medium Term Notes for Cash Consideration, if any, New Indenture

Securities, New Preferred Stock and DECS should be treated as a recapitalization within the meaning of IRC section 368(a)(1)(E).  If the exchange is treated in that manner, the federal income tax consequences to the

Holders of the Debentures and Medium Term Notes (other than Holders who receive only cash in lieu of partial or fractional interests in the New

Indenture Securities, New Preferred Stock and DECS, and not including amounts received in respect of Class 4 or Class 7 Claims, as discussed in Section 4 below) would be as follows:

          (i)  Subject to the discussion below as to accrued but unpaid interest, a Holder would not recognize loss on the exchange, but would recognize gain to the extent of the lesser of (a) the amount of gain realized from the exchange and (b) the sum of the Cash Consideration, if any, and the

excess, if any, of the principal amount of the New Indenture Securities received over the principal amount of the portion of the Claim that the Holder is deemed to have exchanged therefor (such Cash Consideration and excess principal amount being hereinafter referred to as "boot").  The amount of gain realized, if any, would be equal to the excess of (a) the sum of the Cash

Consideration, if any, the issue price of the New Indenture Securities, and the fair market value of the New Preferred Stock and DECS received, over (b)

such Holder's adjusted tax basis in





                                      VIII-6
the Debentures or Medium Term Notes surrendered in the exchange.

          (ii) Subject to the discussion below as to accrued market discount,

any such gain recognized on the exchange would be capital gain, and such capital gain would be long-term capital gain if such Holder held the

Debentures or Medium Term Notes for more than one year as of the Effective

Date.

          (iii) Except for the consideration treated as received in exchange for accrued but unpaid interest as discussed below: (a) a Holder should have an aggregate tax basis in the New Indenture Securities, New Preferred Stock and DECS equal to such Holder's adjusted tax basis in the Debentures or Medium

Term Notes exchanged therefor, reduced by the amount of any boot received and increased by any gain recognized on the exchange, and (b) the holding period of the New Indenture Securities, New Preferred Stock and DECS should include the holding period of the Debentures or Medium Term Notes.  The holding period for any boot received should commence on the day immediately following the

Effective Date.

          (iv) A Holder receiving cash in lieu of fractional, partial or de minimis interests in New Indenture Securities, New Preferred Stock or DECS

will be treated as having received such New Indenture Securities, New

Preferred Stock or DECS and having exchanged them for cash in a transaction which, in the case of the New Indenture Securities, would constitute a retirement of such New Indenture Securities and, in the case of the New

Preferred Stock and DECS, would be a transaction subject to





                                      VIII-7

section 302 of the IRC and related provisions.  Any such exchange should generally result in capital gain or loss measured by the difference between the cash received for the fractional, partial or de minimis interest and the

Holder's adjusted tax basis for such interest.

     Exchange of Other Class 3.2 Claims.  Based on the assumptions set forth above, the exchange by Holders of Other Class 3.2 Claims for their respective shares of the Cash Consideration, if any, New Indenture Securities, New

Preferred Stock and DECS would be treated as a taxable exchange under IRC section 1001.  If the exchange were treated in that manner, then the federal income tax consequences to the Holders of such Claims would be as follows:

          (i) Subject to the discussion below as to accrued but unpaid interest, a Holder would recognize gain or loss on the exchange in an amount equal to the difference between (a) the sum of the Cash Consideration, if any,

the issue price of the New Indenture Securities and the fair market value of the New Preferred Stock and DECS as of the Effective Date, and (b) such

Holder's adjusted tax basis in its Other Class 3.2 Claim.

          (ii) Subject to the discussion below as to accrued market discount,

any such gain or loss should be capital gain or loss, and such capital gain or loss should be long-term capital gain or loss if such Holder held the Other

Class 3.2 Claim for more than one year as of the Effective Date.





                                      VIII-8

          (iii) A Holder's tax basis in the New Preferred Stock and DECS would be equal to the fair market value of the Preferred Stock and DECS,

respectively, as of the Effective Date and the Holder's tax basis in the New

Indenture Securities would be equal to the issue price of such securities.

The holding period of the New Preferred Stock, DECS and New Indenture

Securities would begin on the day immediately following the Effective Date.

     4.   HOLDERS OF CLASS 4 AND CLASS 7 CLAIMS

     The tax consequences to the Holders of Class 4 and Class 7 Claims are not

entirely clear and will depend, in part, on the specific nature of the Claim,

whether the Claim relates to the acquisition of Debentures or Common Stock

(including options to buy or sell Common Stock), whether the Holder still holds the Debentures or Common Stock at the time that distributions are made with respect to the Claim under the Stipulation of Settlement or the Plan, as the case may be, and whether the Debentures or Common Stock were held as capital assets.  With respect to the Holders of Class 7 Claims, the tax consequences to such Holder will also depend upon whether, under the Plan, the

Holder receives any shares of Common Stock of Columbia with respect to such

Holder's Claim.  Holders of Class 4 and Class 7 Claims are advised to consult their tax advisors with respect to the tax treatment of amounts they receive in respect of their Class 4 or Class 7 Claims.





                                      VIII-9

     5.   CERTAIN OTHER TAX CONSIDERATIONS FOR HOLDERS OF CLAIMS

          a.   RECEIPT OF INTEREST

     Holders of Claims not previously required to include in their taxable income any accrued but unpaid interest on a Claim will be treated as receiving taxable interest to the extent that any consideration they receive under the

Plan is allocable to such interest.  Holders who previously included in their taxable income any accrued but unpaid interest on a Claim may be entitled to recognize a deductible loss to the extent that such interest is not actually paid under the Plan.  A Holder's tax basis in the New Indenture Securities,

New Preferred Stock and DECS treated as received in exchange for any accrued but unpaid interest will be equal to the fair market value of such New

Indenture Securities, New Preferred Stock and DECS, respectively, as of the

Effective Date.  The holding period for such New Indenture Securities, New

Preferred Stock and DECS will begin on the day immediately following the

Effective Date.  Columbia will file information returns reflecting the fact that the consideration received by such Holders under the Plan includes accrued interest.

          b.   ACCRUED MARKET DISCOUNT

     A debt instrument that is purchased or acquired for less than its stated

redemption price at maturity will have "market discount" for federal income tax purposes unless such discount is less than a specified de minimis amount.

The same rule applies to the purchase or acquisition of a debt instrument with





                                    VIII-10
original issue discount, as discussed below, for less than its "adjusted issue price".  (The "adjusted issue price" is generally the issue price of the debt instrument increased by the original issue discount includable in income by all of the instrument's previous holders and decreased by all payments on the instrument other than payments of "qualified stated interest," as defined under Section 5.c below.)  A Holder of a Claim with market discount must treat any gain recognized with respect to the principal amount of such Claim as ordinary income to the extent of the Claim's accrued market discount.  Also,

if the accrued market discount on a "security" (as determined for tax purposes) surrendered in the exchange exceeds the gain recognized on such security under the Plan, such excess accrued market discount will be allocated between the New Indenture Securities, New Preferred Stock and DECS in

proportion to their fair market values.  The accrued market discount allocated to the New Indenture Security will be treated as accrued market discount subject to the rules discussed below.  The accrued market discount allocated to the New Preferred Stock or DECS will be treated as ordinary income when the

Holder disposes of such stock (or the Common Stock into which the DECS may be converted) in a taxable transaction.

     Unless the holder of debt having market discount elects to include such market discount in income as it accrues, gain on the retirement or disposition of such market discount debt issued after July 18, 1984 will be ordinary income to the extent





                                    VIII-11
of the cumulative amount of market discount that has accrued during such holder's holding period ("accrued market discount").  The amount of accrued market discount is calculated either by using a straight line method or a constant interest method.  Such holder may also be required to defer the deduction for all or a portion of the interest expense on any indebtedness incurred or maintained to carry the debt until its maturity or disposition in a taxable transaction.  A holder of debt having market discount may instead elect to include such market discount in income currently as it accrues, in which case no deferral of the deduction for interest expense will be required.

          c.   ORIGINAL ISSUE DISCOUNT ("OID")

     Under the IRC, a holder of a debt instrument which has OID must include a portion of the OID in gross income on a constant yield basis in each taxable year or portion thereof in which the holder holds the debt instrument even if the holder has not received a cash payment in respect of such OID.  The IRC defines OID as the difference between the issue price and the stated

redemption price at maturity of a debt instrument (assuming the difference exceeds a de minimis amount).  The stated redemption price at maturity is generally the total of all payments due the holder of the instrument, other than interest payments based on a fixed rate or certain floating rates and payable unconditionally at fixed intervals of one year or less during the entire term of the instrument ("qualified stated interest").  The issue price of a debt instrument depends on the





                                    VIII-12
circumstances surrounding its issuance.  The issue price of a debt instrument that is issued for property and publicly traded or is issued in exchange for publicly traded property is generally the fair market value of the debt instrument when issued.  The fair market value generally is the price at which the debt instrument trades on the first trading day after issuance.  Debt instruments issued for property not subject to the foregoing rule generally are considered to have an issue price equal to their stated principal amount if they bear "adequate stated interest" (within the meaning of the OID rules).

     A holder acquiring a debt instrument in a reorganization exchange may exclude all of the OID on such debt instrument from such holder's taxable income if it is acquired at a "premium" (that is, if the adjusted tax basis in the acquired debt instrument exceeds all payments due on the instrument after the acquisition date, other than payments of qualified stated interest) and may exclude a part of the OID on such debt instrument from such holder's taxable income if it is acquired at an "acquisition premium" (that is, if the adjusted tax basis in the acquired debt instrument exceeds its adjusted issue price but is less than its stated redemption price at maturity).

     Columbia believes that none of the New Indenture Securities to be issued under the Plan should bear OID because all Issues of New Indenture Securities issued under the Plan (i) will bear adequate stated interest, and (ii) the methodologies used to





                                    VIII-13
price the securities to be issued on the Effective Date should result in such securities having a fair market value on a fully distributed basis that approximates the amount of the Allowed Claims and post-petition interest for which they are exchanged, less the cash and other securities, if any, issued in respect of such Claims.  See Section VII.B, "Risk Factors - Lack of

Established Market for the New Indenture Securities, DECS and New Preferred

Stock; Volatility and Other Risks Affecting Value."  However, OID may arise to the extent of the difference between the fair market value of the New

Indenture Securities and their stated principal amount.  The rules and regulations governing the calculation of OID are complex; Holders of New

Indenture Securities are therefore urged to consult their tax advisors with regard to the tax consequences to them of owning such securities.  If the New

Indenture Securities were issued with OID, Columbia would report to each

Holder the amount of OID includable in income in each taxable year.

          d.   FUTURE STOCK GAINS

     Generally, a holder of Preferred Stock or DECS received under the Plan in satisfaction of a Claim will recognize gain or loss on the sale or other taxable disposition of the Preferred Stock or DECS in an amount equal to the difference between the amount realized from such sale or other disposition and the holder's adjusted tax basis for such Preferred Stock or DECS.  The amount of such gain, if any, will be treated as ordinary income to the extent of (i)

accrued market discount carried over





                                    VIII-14
in the exchange, as described above or (ii) any bad debt or ordinary loss deduction taken by such holder with respect to such Claim less any amount included in such holder's gross income on the satisfaction of such Claim pursuant to the Plan.  Any remaining gain or loss will, under existing laws,

generally constitute capital gain or loss, and will be long-term if the

Preferred Stock or DECS have been held for one year or more.

          e.   FUTURE SALES OF NEW DEBT

     Generally, a holder of New Indenture Securities will recognize gain or loss upon the sale, retirement or other taxable disposition of the New

Indenture Securities in an amount equal to the difference between the amount realized from such sale, retirement or other disposition and such holder's adjusted tax basis for such New Indenture Securities.  A holder's basis for its New Indenture Securities will initially be determined as provided above.

Thereafter, a holder's basis will be increased by the amount of any OID that the holder includes in its income while it holds the New Indenture Securities and decreased by the amount of payments, other than qualified stated interest payments, received by the holder with respect to the New Indenture Securities.

Under existing laws, gain or loss on a disposition of the New Indenture

Securities generally will (except to the extent of any accrued OID or accrued market discount) constitute capital gain or loss, and will be long-term if the

New Indenture Securities have been held for one year or more.





                                    VIII-15

          f.   DEFEASANCE OF NEW INDENTURE SECURITIES

     As more fully described in Section X.E.2, "Indenture Securities",

Columbia, at its option, may terminate (a) all its obligations in respect of the New Indenture Securities and the New Indenture (Legal Defeasance Option)

or (b) its obligations to comply with certain restrictive covenants therein,

provided certain conditions are met.  If Columbia were to exercise its Legal

Defeasance Option, such exercise may be treated for federal income tax purposes as a taxable exchange of the New Indenture Securities for new securities on the date the cash or other obligations are deposited with the trustee to effect such defeasance.  If the transaction were treated as a taxable exchange, a holder may recognize gain or loss in respect of the New

Indenture Securities as described in Section 5.e above.

          g.   TAX TREATMENT OF DECS (AND NEW PREFERRED STOCK, WHERE NOTED)

     Stock having terms closely resembling those of the DECS has not been the subject of any regulation, ruling or judicial decision currently in effect.

Although the IRS may take contrary positions, the likely federal income tax consequences associated with the ownership and disposition of the DECS (and

New Preferred Stock, where noted) are as follows:

     Dividends.  Dividends paid on the DECS (and New Preferred Stock) out of

Columbia's current or accumulated earnings and profits will be taxable as ordinary income and will qualify for the 70 percent intercorporate dividends-

received deduction subject to the minimum holding period (generally at least 46





                                     VIII-16

days) and other applicable requirements.  Under certain circumstances, a corporate holder may be subject to the alternative minimum tax with respect to the amount of its dividends-received deduction.

     A corporation that receives an "extraordinary dividend," as defined in section 1059(c) of the IRC, is required under certain circumstances to reduce its stock basis by the non-taxed portion of such dividend.  Generally,

quarterly dividends not in arrears paid to an original holder of the DECS (or

New Preferred Stock) will not constitute extraordinary dividends under section

1059(c).  In addition, under section 1059(f), any dividend with respect to

"disqualified preferred stock" is treated as an "extraordinary dividend."

However, while the issue is not free from doubt due to the lack of authority directly on point, the DECS (and New Preferred Stock) are not expected to constitute "disqualified preferred stock."

     Redemption Premium.  Under certain circumstances, section 305(c) of the

IRC requires that any excess of the redemption price of preferred stock over its issue price be includable in income, prior to receipt, as a constructive dividend.  While the issue is not free from doubt due to a lack of authority addressing the issue, assuming that the issue price (fair market value) of the

DECS and the New Preferred Stock equals its stated face amount, section 305(c)

should not currently apply to stock with terms such as those of the DECS (or

Preferred Stock).





                                    VIII-17

     Adjustment of Dividend Rate/Setting of Redemption and Conversion Rates.

As more fully described in Section X.E.3, "Equity DECS" (and X.E.5, "New

Preferred Stock"), the dividend rate on any shares of DECS (or New Preferred

Stock) that are not redeemed within 120 days following the Effective Date will be adjusted with respect to dividends that accrue following that date.  In addition, the applicable redemption and conversion rates of the DECS will be set on the 121st day following the Effective Date.  While the issue is not free from doubt due to a lack of authority directly on point, the adjustment of the dividend rate and the setting of the applicable redemption and conversion rates should not be treated as a taxable transaction to the holders of the DECS (and New Preferred Stock).

     Redemption or Mandatory or Optional Conversion into Common Stock.  Gain or loss generally will not be recognized by a holder upon the redemption of the DECS for shares of Common Stock or the conversion of DECS into shares of

Common Stock if no cash is received.  Income may be recognized, however, to the extent cash or Common Stock is received in payment of accrued and unpaid dividends in arrears.  Such income would probably be characterized as dividend income, although some uncertainty exists as to the appropriate characterization of payments in satisfaction of undeclared accrued and unpaid dividends.  In addition, a holder who receives cash in lieu of a fractional share will be treated as having received such fractional share and having exchanged it for cash in a transaction subject to





                                    VIII-18

Section 302 of the IRC and related provisions.  Such exchange should generally result in capital gain or loss measured by the difference between the cash received for the fractional share interest and the holder's basis in the fractional share interest.

     Generally, a holder's basis in the Common Stock received upon the redemption or conversion of the DECS (other than shares of Common Stock taxed upon receipt) will equal the adjusted tax basis of the redeemed or converted

DECS plus the amount of gain recognized, minus the amount of cash received,

and the holding period of such Common Stock will include the holding period of the redeemed or converted DECS.

     Special rules, as discussed above, may apply to certain gain recognized upon the sale or other taxable disposition of the DECS or of the Common Stock received upon redemption or conversion of the DECS.

     Adjustment of Common Equivalent Rate(1) or Optional Conversion Rate.

Certain adjustments (or failures to make adjustments) to the Common Equivalent

Rate, in the case of mandatory conversions, or the Optional Conversion Rate,

in the case of optional conversions, to reflect Columbia's issuance of certain rights, warrants, evidences of indebtedness, securities or other assets to holders of Common Stock may result in a constructive distribution taxable as dividends to the holders of





- -----------------------

(1) Capitalized terms used herein but not defined shall have the meanings ascribed to them in Section X of this Disclosure Statement.


                                    VIII-19
the DECS, which may constitute (and cause other dividends to constitute)

"extraordinary dividends" to corporate holders.  See "Dividends."

     Conversion of DECS after Dividend Record Date.  If a holder of DECS exercises such holder's right to convert DECS into shares of Common Stock after a dividend record date but before payment of the dividend, then such holder generally will be required to pay Columbia an amount equal to the portion of such dividend attributable to the current quarterly dividend period upon conversion, which amount would increase the basis of the Common Stock received.  The holder would recognize the dividend payment as income.

          h. DISPOSITION OF NEW PREFERRED STOCK AND DECS PURSUANT TO REDEMPTION OPTION.

     A Holder of a Class 3.2 Claim who receives cash in exchange for shares of

New Preferred Stock and DECS pursuant to the exercise by Columbia of the

Redemption Option will be treated as having exchanged them for cash in a transaction subject to section 302 of the IRC and related provisions.  Such holder should recognize gain or loss measured by the difference between the amount of cash received in the exchange (other than any cash received in respect of accrued but unpaid dividends) and such holder's adjusted tax basis in the New Preferred Stock and DECS, respectively.  Except as discussed in

Section 5.d above (or as to any cash received in respect of accrued but unpaid dividends), any such gain or loss generally should be treated as capital gain or loss.





                                    VIII-20

          i.   BACKUP WITHHOLDING

     Interest paid to a holder of New Indenture Securities and dividends paid to a holder of New Preferred Stock or DECS will ordinarily not be subject to withholding of federal income taxes.  Withholding of such tax at a rate of 31 percent may be required, however, by reason of certain events (such as the failure of a holder to supply the issuer or its agent with such holder's taxpayer identification number).  Such "backup" withholding may also apply to a holder who is otherwise exempt from backup withholding if such holder fails properly to document his exempt status.  If dividends and interest are subject to backup withholding, the amount of tax withheld in each year is reflected as a credit in the holder's tax return for such year (and may be refunded if such holder's federal income tax liability has been otherwise satisfied).  Each holder of a Claim who receives New Indenture Securities, New Preferred Stock or DECS will be asked to provide and certify such holder's correct taxpayer identification number.

     6.   HOLDERS OF CLASS 8 INTERESTS

     The Holders of Class 8 Interests should have no tax consequences as a result of the retention of their shares of Common Stock under the Plan (except to the extent that they may hold, and receive consideration with respect to,

Class 4 or Class 7 Claims, as discussed in Section B.4 above).





                                    VIII-21

     7.   PROPOSED LEGISLATION

     On May 3, 1995, legislation was introduced into Congress that would amend portions of IRC Sections 302 and 1059, and would subject to tax amounts received in certain redemption  transactions which otherwise would be eligible for the dividends received deduction.  It does not appear that this legislation was intended to apply to the tax treatment of the DECS or New

Preferred Stock, as described above.  However, it is not possible to predict whether and, if so, in what form any such legislation will be enacted into law and, if enacted, whether it would affect such tax treatment.

     8.   IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

     The foregoing is intended to be a summary only and not a substitute for careful tax planning with a tax professional.  The federal, state and local income and other tax consequences of the Plan are complex and, in some cases,

uncertain.  Such consequences may also vary based on the particular circumstances of each Holder of a Claim.  Accordingly, each Holder is strongly urged to consult with its own tax advisor regarding the federal, state and local income and other tax consequences to it of the Plan.





                                    VIII-22

IX.   VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS

      A.   CONFIRMATION HEARING

      The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing (the "Confirmation Hearing") on whether the Plan and its proponent have fulfilled the Confirmation requirements of section 1129 of the Bankruptcy

Code.  The Confirmation Hearing has been scheduled for _______________ at

_____ a.m. before the Honorable Helen S. Balick, United States Bankruptcy

Court for the District of Delaware, 824 Market Street, Wilmington, Delaware

19801.  The Confirmation Hearing may be adjourned from time to time by the

Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing.  Any objection to

Confirmation of the Plan must be made in writing and specify in detail the name and address of the objector, all grounds for the objection, and the amount and proposed treatment of the Claim held by the objector.  Any such objections must be Filed and served upon the Persons designated in the notice of the Confirmation Hearing, including Columbia.

      B.   CONFIRMATION REQUIREMENTS

      In order to confirm the Plan, the Bankruptcy Code requires that the

Bankruptcy Court make a series of findings concerning that Plan and Columbia's compliance with the requirements of Chapter 11, including, in relevant part,

that:

           (i) the Plan complies with the applicable provisions of the

      Bankruptcy Code;

           (ii) the Bankruptcy Court approves, after notice and a hearing,

      Columbia's Disclosure Statement as containing adequate information as required pursuant to section 1125 of the Bankruptcy Code;

           (iii) the proponent of the Plan has complied with the relevant provisions of the Bankruptcy Code;

           (iv) the proponent of the Plan has proposed that Plan in good faith and not by any means forbidden by law;

           (v) any payments made or to be made for services or for costs and expenses in or in connection with the Reorganization Case or the Plan have been approved by or are subject to the approval of the Bankruptcy

      Court as reasonable;

           (vi) the proponent of the Plan has disclosed (a) the identity and affiliations of any individual proposed to serve, after Confirmation, as a director or officer of Reorganized Columbia (and the appointment or continuance in such office of such individual is consistent with the interests of Creditors and equity securityholders and with public policy) and (b) the identity of any insider that will be employed or retained by Reorganized Columbia and the nature of any compensation for such insider;

           (vii) any governmental regulatory commission with jurisdiction,

      after Confirmation of the Plan, over Columbia's rates has approved any rate change provided for
      in that Plan, or such rate change is expressly conditioned on such approval;

           (viii) the Plan is in the "best interests" of all the Holders of

      Claims or Interests in an impaired Class by providing to such Holders on account of their respective Claims or Interests, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain in a Chapter 7 liquidation, unless each Holder of a Claim or Interest in such Class has accepted the Plan;

           (ix) the Plan has been accepted by the requisite majorities of

      Holders of Claims or Interests in each impaired Class of Claims or

      Interests or, if accepted by at least one but not all of such Classes,

      is "fair and equitable," and does not discriminate unfairly as to any non-accepting Class, as required by the so-called "cram-down" provisions of section 1129(b) of the Bankruptcy Code;

           (x) the Plan is feasible and Confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of Columbia;

           (xi) all fees and expenses payable under 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the hearing on Confirmation of the

      Plan, have been paid, or the Plan provides for the payment of such fees on the Effective Date; and

           (xii) the Plan provides for the continuation after the Effective

      Date of all retiree benefits, as defined in section 1114 of the

      Bankruptcy Code, at the level established at any time prior to

      Confirmation pursuant to sections 1114(e)(1)(B) or 1114(g) of the

      Bankruptcy Code, for the duration of the period that Columbia has obligated itself to provide such benefits.

           1.  ACCEPTANCE

      Under the Bankruptcy Code, all impaired Classes of Claims and Interests are entitled to vote to accept or reject the Plan.  Pursuant to section 1126 of the Bankruptcy Code, the Plan will be accepted by an impaired Class of

Claims if Holders of two-thirds in dollar amount and a majority in number of

Claims of that Class vote to accept that Plan.  Only the votes of those

Holders of Claims who actually vote (and are entitled to vote) to accept or reject the Plan count in this tabulation.  The Plan will be accepted by an impaired Class of Interests if Holders of two-thirds of the amount of outstanding shares in such Class vote to accept the Plan.  As with Claims,

only those Holders of Interests who actually return a ballot voting for or against the Plan count in this tabulation.  Pursuant to section 1129(a)(8) of the Bankruptcy Code, all the impaired Classes of Claims and Interests must accept the Plan in order for the Plan to be confirmed on a consensual basis

(and at least one such impaired Class must accept the Plan without including acceptance by an insider in that determination). However, under the cramdown provisions of section 1129(b) of the Bankruptcy Code, only one impaired Class of Claims (determined without including the acceptance by any insider) needs to accept the Plan if the other conditions to cramdown are met.

      As described below in Section B.4.a, the Plan has two Classes of Claims which are impaired or potentially impaired (Classes 3.2. and 7), which Classes are unsecured and are, or in the case of Class 7, may be, entitled to vote on the Plan.

      The Plan provides for one Class of Interests (Class 8), which Class is deemed impaired and is entitled to vote on the Plan.

           2.  BEST INTERESTS TEST

      Notwithstanding acceptance of the Plan by each impaired Class, section

1129(a)(7) of the Bankruptcy Code requires that the Bankruptcy Court determine that such Plan is in the best interests of each Holder of a Claim or Interest in any such impaired Class if any Holder in such Class has voted against the

Plan.  Accordingly, if an impaired Class under the Plan does not unanimously accept that Plan, the "best interests" test requires that the Bankruptcy Court find that the Plan provides to each member of such impaired Class a recovery on account of the member's Claim or Interest that has a value, as of the

Effective Date, at least equal to the value of the distribution that each such member would receive if Columbia were then liquidated under Chapter 7 of the

Bankruptcy Code.

      To estimate what members of each impaired Class of Claims or Interests would receive if Columbia were liquidated as part of a Chapter 7 case, the

Bankruptcy Court must analyze the recoverable values achievable and the nature and amount of liabilities to be satisfied if the Reorganization Case is converted to a Chapter 7 case under the Bankruptcy Code and Columbia's assets are liquidated by a Chapter 7 trustee.  See Section X.C, "Best Interests

Test."  Columbia believes that its Plan meets the "best interests" test by providing value to impaired Classes that is at least equal to and may be greater than that which they would receive in a Chapter 7 liquidation of

Columbia, since the Plan provides for the payment in full of all impaired

Claims.

           3.  FEASIBILITY

      Section 1129(a)(11) of the Bankruptcy Code requires a finding that

Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of Columbia or any successor to

Columbia (unless such liquidation or reorganization is proposed in its Plan,

which is not the case for Columbia).  For purposes of determining whether its

Plan meets this requirement, Columbia and its financial advisors have analyzed the ability of Columbia to meet its obligations under the Plan.  As part of this analysis, Columbia, in consultation with Salomon, has prepared the

Projections, which together with the material assumptions on which they are based, are set forth in Section X.B, "Financial

Projections; Recapitalization."  Based upon the Projections, Columbia and its financial advisors believe that its reorganization under the Plan will meet the feasibility requirements of section 1129(a)(11) of the Bankruptcy Code.

           4. THE PLAN MUST COMPLY WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE

      Section 1129(a)(1) of the Bankruptcy Code requires that the Plan comply with the applicable provisions of the Bankruptcy Code.  Columbia and its bankruptcy counsel believe that the Plan complies with all applicable provisions of the Bankruptcy Code, including all provisions of section 1129(a)

not otherwise specifically discussed herein.

               a.   CLASSIFICATION OF CLAIMS AND INTERESTS

      Section 1122 of the Bankruptcy Code sets forth the requirements relating to classification of claims.  Section 1122(a) provides that claims or interests may be placed in a particular class only if they are substantially similar to the other claims or interests in that class.  Columbia and its bankruptcy counsel believe that all Classes under its Plan satisfy the requirements of section 1122(a).  Columbia's unsecured Creditors have been classified according to the following criteria:

           CLASS 2. Non-Borrowed Money Claims.  This Class consists of all pre-petition Claims that are not treated in any other Class under the Plan.

This Class is primarily comprised of pre-petition Claims for uncashed dividends, proxy fees, directors' fees and expenses, intercompany payables and all
other trade-payable type Claims against Columbia.  These Claims will be paid on the Effective Date in cash, in full, plus post-petition interest.  This

Class also includes Claims for pre-petition and post-petition fees and costs of Creditors, the Indenture Trustee and the Bank Agent, if any are Allowed by

the Bankruptcy Court, arising under contractual provisions of the relevant debt instruments.

           CLASS 3.1.  Borrowed Money Convenience Claims.  This Class consists of all pre-petition Borrowed Money Claims that are for an amount that is not more than $20,000 in principal amount as of the Record Date.  This Class constitutes a convenience class as contemplated by section 1122(b) of the

Bankruptcy Code, whereby all smaller Borrowed Money Claims are to be paid in cash, in full, on the Effective Date.  This classification is justified by administrative convenience and fairness to Holders of very small Claims.

Specifically, it permits such Creditors to be paid in cash thereby avoiding the administrative burden and costs attendant to issuing such Creditors small strips of the debt and equity securities to be issued to the remainder of the

Holders of Borrowed Money Claims in order to satisfy their Claims.

           CLASS 3.2.  Other Borrowed Money Claims.  This Class consists of all Borrowed Money Claims not falling within the Class 3.1 convenience Class.

The Class 3.2 Claims are further subclassified for descriptive and convenience of reference purposes only.  Columbia is treating all the Holders of Class

3.2 Claims (including Claims under the LESOP Guaranty) in a like manner:  all are being paid in full and will receive the same form of distribution, namely,

a Pro Rata Share, based on the amounts of their respective Claims (together with post-petition interest), of a certain combination of Cash Consideration,

seven Issues of New Indenture Securities (except that Holders of Claims entitled to receive New Indenture Securities having an aggregate principal amount not exceeding $70,000 will receive only Issue A New Indenture

Securities), New Preferred Stock and DECS, subject to adjustment to avoid the issuance of fractional shares of DECS and New Preferred Stock and non-round lots of any Issue of New Indenture Securities.

           CLASS 4.  The Securities Claims.  This Class consists of all

Securities Claims, the Holders of which have not opted out of the Class

Action.  The Claims are properly classified as they arise from a distinct set of legal principles and, as Claims for damages arising from the purchase or sale of securities, are subject to the specific subordination provisions of section 510(b) of the Bankruptcy Code.  Holders of Class 4 Claims will have their Claims treated in accordance with the Stipulation of Settlement settling the Class Action.  Pursuant to the Stipulation of Settlement, Holders of Class

4 Claims that timely file Proof of Claim and Release Forms in the District

Court will participate in the settlement and will be paid their share

(determined in accordance with the Class Action Settlement Documents) of the

Settlement Fund ($36.5 million) that is not applied to pay counsel fees and costs of administration, and their Claims will be discharged and released as against Columbia, the other Defendants in the

Class Action and certain other parties referred to in the Stipulation of

Settlement.  Class 4 Claims are unimpaired and Holders of such Claims will not be entitled to vote on whether or not to accept the Plan.

           CLASS 5.  Intercompany Claims.  Class 5 consists of the

Intercompany Claims.  The Columbia Omnibus Settlement includes consideration from Columbia to TCO to settle the Intercompany Claims and other Claims which have been or might be asserted by the TCO estate and its creditors against

Columbia.  Upon approval of the Columbia Omnibus Settlement as part of

Columbia's and TCO's Plans, the Intercompany Claims shall be deemed to be satisfied in full.

           CLASS 6.  Assumed Claims.  Class 6, which is subclassified into

Classes 6.1, 6.2 and 6.3, includes similar indemnity or guaranty-type or contingent obligations of Reorganized Columbia, which obligations Reorganized

Columbia has agreed to assume on the Effective Date.  These assumed Claims include: (i) the indemnity Claims of officers, directors, agents and employees of Columbia and its subsidiaries relating to liabilities that may be assessed against them; (ii) the Claims relating to the Retirement Plan and (iii) the

Claims of Shawmut for certain obligations of Columbia to guarantee Columbia

Ohio's headquarters lease.

           CLASS 7. Opt-out Securities Claims.  Class 7 consists of all

Securities Claims the Holders of which timely file Opt-out Forms and file or are deemed to have filed their Claims in the Bankruptcy Court.  Columbia shall object to and/or seek the estimation of the Claims of the Class 7 Claimants and such Claimants shall litigate their Claims in the District Court sitting in bankruptcy.  Class 7 Claimants will be paid by Reorganized Columbia the

Allowed amount of their Claims, if and when such Claims are Allowed, in Common

Stock valued at then current market prices or, at Columbia's option, in cash,

or any combination of the foregoing, in an amount equal to the Allowed amount of such Claims.  Class 7 Claims are impaired, unless Columbia elects, prior to

Confirmation of the Plan, to pay such Claims in cash, in which case such

Claims are unimpaired.

      Columbia believes the classifications of unsecured Claims set forth in its Plan are appropriate in classifying substantially similar Claims together,

and do not discriminate unfairly in the treatment of those Classes.  In fact,

the classifications are intended to enhance administrative convenience,

recognize and accommodate distinct legal entitlements of various types of unsecured Claims, and effectuate reasonable settlements of disputes that are beneficial to the Estate and fair to all of Columbia's Creditors.

               b.   MANDATORY AND OPTIONAL PLAN PROVISIONS

      Section 1123 of the Bankruptcy Code specifies both mandatory and optional provisions that a plan shall or may contain.  In general, section

1123(a) mandates that a plan shall designate classes of claims and interests

(excluding administrative and priority claims identified in section 507);

specify any class of claims or interests that is not impaired; specify the treatment of classes of claims or interests that are impaired; provide the same treatment for each claim or interest in a particular class, unless the holder thereof agrees to a less favorable treatment; provide adequate means for the plan's implementation including (as provided in the Plan) the retention by the debtor of all of the property of the estate and the satisfaction or modification of liens; provide for the inclusion in the debtor's charter of a provision prohibiting the issuance of non-voting equity securities; and contain only provisions that are consistent with the interests of creditors and equity securityholders and with public policy with respect to the manner of selection of any officer, director or trustee under the plan.

Columbia and its bankruptcy counsel believe that the Plan complies in all respects with the relevant requirements of section 1123(a).

      Section 1123(b) provides that a plan may impair or leave unimpaired any class of claims or interests; provide for the assumption, rejection or assignment of executory contracts or unexpired leases not previously rejected;

provide for the settlement or adjustment of any claims belonging to the debtor or the estate; and include any other appropriate provision not inconsistent with the applicable provisions of title 11.

      The Plan avails itself of many of the optional provisions of section

1123(b), and does so, in the opinion of Columbia and its bankruptcy counsel,

in compliance with applicable standards of law.  With respect to all executory contracts and unexpired leases not previously assumed or rejected and which have not terminated after the Petition Date by their own terms or by operation of law, the Plan specifies the proposed treatment to be accorded to those contracts.

      The Plan contains important provisions for the settlement or compromise of Claims against Columbia and its Estate, including the Columbia Omnibus

Settlement, the settlement of disputes relating to the calculation and allowance of post-petition interest on pre-petition Claims, and the resolution

of litigable issues with the creditors of the TCO estate.   Section

1123(b)(3)(A) of the Bankruptcy Code expressly permits a plan of reorganization to provide for the settlement of any claim or any interest belonging to the debtor or to the estate.  However, each of the settlements incorporated into the Plan, including the Columbia Omnibus Settlement and the

Class Action Settlement, is subject to the approval of the Bankruptcy Court as part of Confirmation of the Plan.  As part of Confirmation of the Plan, the

Court must find that the settlements incorporated therein are fair and equitable and in the best interests of the Estate.

         Under applicable law, a court will consider, inter alia, the following factors in determining whether to approve a compromise and settlement under a plan: (i) the probability of ultimate success on the merits if settled issues were instead litigated; (ii) the difficulties, if any, to be encountered in the matter of collection; (iii) the complexity of the litigation involved, and the expense, inconvenience and delay necessarily attendant to continued litigation; and (iv) the paramount interests of the creditors.  See, e.g., In re Allegheny Int'l, Inc., 118 B.R. 282, 309-310

(Bankr. W.D. Pa. 1990); Protective Comm. for Indep. Stockholders of TMT

Trailer Ferry, Inc. v. Anderson, 390 U.S. 414, 424-45 (1968); In re Justice

Oaks II, Ltd., 898 F.2d 1544 1549 (11th Cir.), cert. denied, 498 U.S. 959

(1990).

      Columbia believes that each of the settlements incorporated into the

Plan, including the Columbia Omnibus Settlement and the Class Action

Settlement, is fair, equitable and reasonable based upon the applicable legal standards set forth above, and thus should be approved by the Bankruptcy Court as part of Confirmation of the Plan.

               c.   POST-PETITION INTEREST

      As a general rule, the Bankruptcy Code provides for the disallowance of claims for unmatured interest on pre-petition unsecured claims against the estate.  11 U.S.C. Section 502(b)(2).  However, it is well-established in case law that a solvent debtor in a Chapter 11 proceeding is required to pay post-

petition interest on its impaired unsecured debt.  In reaching this conclusion, courts have followed several lines of reasoning. One line of case law holds that, based upon equitable principles,

there is a "solvent-debtor" exception to the general rule prohibiting post-

petition interest on unsecured claims, which permits unsecured creditors of a solvent debtor to recover post-petition interest on pre-petition claims,

subject to the general equitable power of the bankruptcy court to approve the calculation and allowance of such interest.

      Another line of case law holds that in order for a plan to meet the

"best interests" test set forth in section 1129(a)(7) of the Bankruptcy Code for dissenting, impaired creditors, compliance with the statutory Chapter 7 distribution priorities set forth in section 726 of the Bankruptcy Code is required, which in turn requires payment of interest on impaired creditor claims before distributions can be made to equityholders.

      Recent legislative modifications to section 1124 of the Bankruptcy Code embodied in the Bankruptcy Reform Act of 1994, have also validated the concept that in order for a plan of reorganization for a solvent debtor to be "fair and equitable", unsecured claims are entitled to be paid in full, including post-petition interest, before equityholders may participate in any recovery.

While the Bankruptcy Reform Act of 1994, including the amendment to section

1124, is applied only prospectively to cases filed after its effective date and therefore technically does not apply to the Columbia Reorganization Case,

some courts have nevertheless applied the reasoning of the Bankruptcy Reform Act to bankruptcy cases filed before its effective date.

      The Plan includes payment of post-petition interest on Creditors'

Claims.  The amount of post-petition interest has been discussed with the

Equity Committee, the Creditors' Committee, and individual Holders of Borrowed

Money Claims, and represents, in Columbia's view, full and fair satisfaction of Creditors' claims for post-petition interest.  See Section IV.A, "Borrowed

Money Claims and the Negotiations and Settlement of Such Claims", for a more complete discussion of the resolution and the positions of the parties on this issue.

               d.   COMPROMISE OF INTERCOMPANY CLAIMS

      Practically from the inception of Columbia's and TCO's Chapter 11 cases,

there has been intense, costly litigation over the claims of TCO's creditors,

asserted by the TCO Creditors' Committee and joined by the TCO Customers'

Committee, to recoveries of additional value for themselves from Columbia's

Estate, over and above the enterprise value of TCO.  Both through the

Intercompany Claims Litigation itself, and through numerous discovery demands and various motions to the Bankruptcy Court, the TCO Creditors' Committee has

sought to enhance the recoveries of TCO's creditors by:

           --  opposing extensions of Columbia's and TCO's exclusive periods for filing plans of reorganization, asserting their intention to file a liquidating plan for TCO, and demanding that

               Columbia "bid" for TCO in some type of public auction

               (notwithstanding the absence of any third-party offer for TCO arising out of the data room proceedings requested by the TCO

               Creditors' Committee (see discussion in Section V.F.14));

           --  Continually disputing Columbia's going-concern valuation of TCO without defining to what extent that valuation was deficient or improper;

           --  Asserting and prosecuting the Intercompany Claims;

           --  Opposing the allocations of liability to TCO under the IRS

               Settlement Agreement and TCO's Settlement with the EPA.(1)

      Columbia has had to weigh the interests of its Creditors and

Stockholders in a prompt and viable reorganization of Columbia and TCO against the Intercompany Claims asserted by TCO's Creditors' Committee in developing a global restructuring proposal for Columbia and TCO which fairly values the rights and interests of all parties.

      The Columbia Omnibus Settlement provides the foundation upon which both

Columbia and TCO can reorganize and emerge from Chapter 11 as healthy, viable companies:

- ---------------------------
             (1) On November 16, 1994, the Bankruptcy Court approved three settlements by TCO with various governmental environmental agencies which include the U.S. Environmental Protection Agency, the Kentucky Natural Resources and Environmental Protection Cabinet and the Pennsylvania Department of Environmental Resources. These settlements address TCO's environmental remediation obligations under Federal law and the laws of the Commonwealths of Kentucky and Pennsylvania.

           --  100% recoveries for Columbia's Creditors;

           --  with investment grade debt and stabilized shareholder values for Columbia; and

           --  substantial recoveries for all creditors of TCO, rendering them whole or substantially whole on their claims notwithstanding the insolvency of TCO's estate.

      Columbia and its bankruptcy counsel believe that both the letter and spirit of Chapter 11 validate the compromises and settlements contained in the

Plan, and that they are reasonable, legally justified, equitable, and in the best interests of Columbia, its Creditors and Stockholders.

           5. COLUMBIA MUST COMPLY WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE


      Section 1129(a)(2) of the Bankruptcy Code requires that Columbia, as the proponent of the Plan, comply with the applicable provisions of the Bankruptcy

Code.  Columbia believes that, as the proponent of its Plan, it has complied with, and continues to comply with, the applicable provisions of the

Bankruptcy Code.

      Section 1125(b) of the Bankruptcy Code requires that acceptance or rejection of a plan may not be solicited from a holder of a claim or interest after the commencement of the case unless the plan or a summary of the plan and a written disclosure statement (which has been approved, after notice and hearing, by the Bankruptcy Court as containing adequate information) are transmitted to such holder. The court may approve a disclosure statement without a valuation of the debtor or an appraisal of the debtor's assets.

      Columbia intends to solicit acceptances of its Plan only after the

Bankruptcy Court has approved the adequacy of information in this Disclosure

Statement.  On May 19, 1995, the Bankruptcy Court entered an order scheduling a hearing on the Disclosure Statement for July 18, 1995, and approving notice and publication procedures relating thereto.  In addition, as described in more detail in Section III.B.2, "HCA Jurisdiction Over the Terms of the Plan",

Columbia has submitted its Plan and this Disclosure Statement for approval to the SEC in accordance with Section 11(f) of the HCA, including authorization to distribute this Disclosure Statement.

      Section 1126 of the Bankruptcy Code and related Bankruptcy Rules govern issues relating to voting on and acceptance or rejection of a plan.  Section

1126(a) provides that "the holder of a claim or interest allowed under section

502 of this title may accept or reject a plan."  Substantially all Claims against Columbia, other than the Claims of Opt-out Securities Claimants, have been Allowed, or are not disputed at this time, and thus, are entitled to vote, if impaired, in the stated amount of those Claims.

      Consequently, Columbia and its bankruptcy counsel believe that the Plan complies or will comply with sections 1125 and 1126 of the Bankruptcy Code.

           6.  ALTERNATIVES TO THE PLAN

               a.   CRAMDOWN REQUIREMENTS

      The Bankruptcy Code provides for Confirmation of the Plan even if it is not accepted by all impaired Classes, as long as at least one impaired Class of Claims has accepted it (without counting the acceptances of insiders).

These so-called "cramdown" provisions are set forth in section 1129(b) of the

Bankruptcy Code.  The Plan may be confirmed under the cramdown provisions if,

in addition to satisfying the other requirements of section 1129 of the

Bankruptcy Code, it (i) is "fair and equitable" and (ii) "does not discriminate unfairly" with respect to each Class of Claims or Interests that is impaired under, and has not accepted, such Plan.

      If necessary, the Plan may be confirmed over the dissent of any Class of unsecured Claims so long as one impaired Class of Unsecured Claims accepts that Plan.

               (i)  THE PLAN MUST BE FAIR AND EQUITABLE

      With respect to a dissenting Class of unsecured Creditors, the "fair and equitable" standard requires, among other things, that the Plan contain one of two elements.  It must provide either that each unsecured Creditor in the

Class receive or retain property having a value, as of the Effective Date,

equal to the Allowed amount of its Claim, or that no Holder of Allowed Claims or Interests in any junior Class may receive or retain any property on account of such Claims or Interests.  The strict requirement as to the allocation of full value to dissenting

Classes before junior Classes can receive a distribution is known as the

"absolute priority rule."  The Plan meets the requirements of the absolute priority rule since each unsecured Creditor, including the rejecting

Securities Action Claimants, will be paid in full and will therefore be receiving property under the Plan of a value, as of the Effective Date, equal to the Allowed amount of its Claim.(2)

      In addition, the "fair and equitable" standard has also been interpreted to prohibit any class senior to a dissenting class from receiving under a plan more than one hundred percent of its Allowed Claims.  The Plan complies with that requirement with respect to all Claims of Creditors and the Holders of

Interests.

               (ii) THE PLAN MUST NOT DISCRIMINATE UNFAIRLY

      As a further condition to approving a cramdown, the Bankruptcy Court must find that the Plan does not "discriminate unfairly" in its treatment of dissenting Classes.  The Plan contains classifications of impaired Claims which Columbia believes are reasonable, appropriate and fair.  See Section

IX.4.a, "Classification of Claims and Interests."

      Columbia reserves the right to seek to confirm the Plan pursuant to the cramdown provisions, and may, if necessary, modify the Plan in order to comply with such cramdown requirements.


- ----------------------
      (2) The "fair and equitable" standard also applies to dissenting classes of secured claims, however, other than the DIP Facility Claim which is being paid in full, in cash, on the Effective Date, there are no Classes of secured Claims under the Plan.

                    b.   LIQUIDATION

      See Section X.C, "Best Interests Test Analysis".

      C.   VOTING PROCEDURES AND REQUIREMENTS

           1.  VOTING REQUIREMENTS - GENERALLY

      Pursuant to the Bankruptcy Code, only Holders of Claims against or

Interests in Columbia that are Allowed pursuant to section 502 of the

Bankruptcy Code and that are "impaired" under the terms and provisions of the

Plan are entitled to vote to accept or reject that Plan.  If Columbia or any other party-in-interest has objected to a Claim or Interest, the Holder of such Claim will not be entitled to vote on the Plan unless the Bankruptcy

Court has entered a Final Order allowing such Claim or Interest or unless otherwise permitted to vote by the Bankruptcy Court.  In addition, any Holder of a Claim that is listed on the Schedule of Liabilities as contingent,

disputed or unliquidated and has not Filed a proof of claim prior to the Bar

Date, will not be entitled to vote such Claim with regard to the Plan.

      On July 3, 1995, Columbia Filed with the Bankruptcy Court a motion seeking an order, among other matters, (i) establishing dates and procedures relating to the solicitation of acceptances and rejections to the Plan, (ii)

determining the amount at which Claims will be provisionally allowed for purposes of voting on the Plan and (iii) approving forms of ballots and related solicitation material (the "Voting Procedures Motion").  By this motion, Columbia has sought the Bankruptcy Court's authorization to allow holders of Borrowed Money Claims to vote on the Plan utilizing provisionally allowed Claim amounts (as set forth on Exhibit A to the Voting

Procedures Motion) consisting of the principal amount of each such Claim held by a record holder as of a specified voting record date plus accrued pre-

petition interest (or earned discount) calculated in accordance with Exhibit G to the Plan.  Through the Plan, Columbia proposes to accept those provisionally allowed Claim amounts for all purposes under the Plan, including distribution.  Columbia intends to amend the relief requested in the Voting

Procedures Motion to request that the Borrowed Money Claims be provisionally allowed against Columbia for voting purposes in an amount equal to the aggregate principal amount of all Borrowed Money Claims held as of specified voting record date by each beneficial owner and its affiliates.  In addition,

with respect to the voting procedures as applied to the Holders of Class 7

Claims, Columbia will request authority to make a determination, at any time prior to Confirmation, as to the form of consideration to be use to pay Class

7 Claims, which will determine whether such Claims are impaired under the Plan and entitled to vote thereon, provided however, that Columbia provide to each such Claimant at least 25 days' notice of the proposed treatment of the Class

7 Claims and the consideration to be distributed to such Claimant, the date of the Confirmation Hearing and the deadline for filing objections to

Confirmation. An order approving the Voting Procedures Motion, as modified on the record at the hearing before the Bankruptcy Court on July 27, 1995, was entered on _______________, 1995.

      Pursuant to the Bankruptcy Code, a Class is "impaired" if the legal,

equitable, or contractual rights attached to the Claims or Interests of that

Class are modified, other than by (i) curing defaults and reinstating maturity or (ii) by payment in full in cash.  Classes of Claims and Interests that are not impaired are not entitled to vote on the Plan, are conclusively presumed to have accepted that Plan and will not receive a ballot.  The classification of Claims and Interests under the Plan is summarized, together with notations as to whether each Class of Claims or Interests is impaired or unimpaired, in

Sections II and VI of this Disclosure Statement.

      IF YOU HAVE A CLAIM OR INTEREST THAT IS IMPAIRED UNDER THE PLAN

ENTITLING YOU TO VOTE AND YOU DID NOT RECEIVE A BALLOT, RECEIVED A DAMAGED

BALLOT, OR LOST YOUR BALLOT, PLEASE CONTACT  POORMAN - DOUGLAS AT __________.

VOTING ON THE PLAN BY A HOLDER OF ANY IMPAIRED CLAIM OR INTEREST ENTITLED

TO VOTE ON THAT PLAN IS IMPORTANT.  IF YOU HOLD CLAIMS IN MORE THAN ONE CLASS,

YOU MAY RECEIVE MORE THAN ONE BALLOT.  YOU SHOULD COMPLETE, SIGN AND RETURN

EACH BALLOT YOU RECEIVE.

      In most cases, each ballot enclosed with this Disclosure Statement has been encoded with the amount of your Claim for voting purposes.  If your Claim is or may become a Disputed Claim this amount may not be the amount ultimately

Allowed for
purposes of distribution in the Class to which your Claim has been attributed.

      PLEASE FOLLOW THE DIRECTIONS CONTAINED ON THE ENCLOSED BALLOT CAREFULLY.

TO BE COUNTED, YOUR BALLOT MUST BE RECEIVED BY 5:00 P.M., PACIFIC STANDARD

TIME, ON _____________, 1995, AT THE ADDRESS SET FORTH ON THE ENCLOSED PRE-

ADDRESSED ENVELOPE.  IT IS OF THE UTMOST IMPORTANCE TO COLUMBIA THAT YOU VOTE

PROMPTLY TO ACCEPT THE PLAN.

      Votes cannot be transmitted orally.  Accordingly, you are urged to return your signed and completed ballot(s) promptly.

      Any ballot received that is not duly executed shall be an invalid ballot and shall not be counted for purposes of determining acceptance or rejection of the Plan.  Any ballot cast that does not indicate whether the Holder of the

Claim or Interest is voting to accept or reject the Plan will not be counted as either an acceptance or rejection of the Plan.  A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code or if a Claim was voted in bad faith.

X.  REORGANIZED COLUMBIA

     A.   BUSINESS OF COLUMBIA GAS

     Following the Effective Date, Columbia, a Delaware holding company, and its seventeen operating subsidiaries will continue to operate the businesses of the System.  A description of the System's businesses is set forth in

Section III.A. above.  Additional information with respect to those businesses is contained in the Columbia Annual Report and the Columbia Quarterly Report

attached hereto as Exhibits 2 and 3, respectively.  While no fundamental changes in those businesses are anticipated in connection with Confirmation of the Plan and the occurrence of the Effective Date, Columbia believes that it will be in a position to improve its financial results upon emergence from the

Chapter 11 proceedings.  Upon emergence from Chapter 11, Reorganized Columbia will no longer require Bankruptcy Court approval for transactions considered to be outside the ordinary course of business and management will no longer be required to focus substantial time and effort on the Chapter 11 proceedings,

resolution of related disputes and the development of a plan of reorganization.

In addition, Reorganized Columbia is expected to have improved access to the capital markets and will no longer be burdened with the substantial expenses,

including professional fees, incurred in connection with the Chapter 11 proceedings. For certain projected financial information with respect to Reorganized Columbia, see Section X.B, "Financial

Projections; Recapitalization."

     B.   FINANCIAL PROJECTIONS; RECAPITALIZATION

          1.   INTRODUCTION

     As a condition to Confirmation of the Plan, the Bankruptcy Code requires,

among other things, that the Bankruptcy Court determine that Confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor.  See "Voting Procedures and Confirmation

Requirements -- Confirmation Requirements" in Section IX.  For purposes of determining whether the Plan satisfies this feasibility standard, the management of Columbia analyzed the ability of Reorganized Columbia to meet obligations under its Plan with sufficient liquidity and capital resources to conduct its businesses.  In this regard, the management of Columbia developed and periodically refined Columbia's business plan and prepared certain projections of Columbia's operating profit, free cash flow, and certain other items, for the five-year period (the "Projection Period") from fiscal year

1995 through 1999.  Such projections, as adjusted to reflect certain subsequent events, the terms of the Plan, and various additional assumptions

(the "Projections"), are summarized below.

     The Projections should be read in conjunction with the assumptions,

qualifications, and explanations set forth herein and the historical consolidated financial statements and related notes thereto contained in the Columbia Annual Report and the Columbia Quarterly

Report attached hereto as Exhibits 2 and 3, respectively.  Persons entitled to vote on the Plan are encouraged to review these financial statements,

including the balance sheets contained therein.

     Columbia does not publish its business plans and strategies or make external projections or forecasts of its anticipated financial position or results of operations.  Accordingly, Columbia (including Reorganized Columbia)

does not anticipate that it will, and disclaims any obligation to, furnish updated business plans or projections to Holders of Claims or Interests prior to the Effective Date, except as may be necessary to meet legal requirements for Confirmation of the Plan, or to Stockholders or debtholders after the

Effective Date, or to include such information in documents required to be filed with the SEC or otherwise make such information public.

          2.   PRINCIPAL ASSUMPTIONS

     The Projections are based on and assume the successful implementation of

Columbia's business plan.  Columbia's current business plan, reviewed by its

Bankruptcy Court-approved financial advisors, was presented confidentially to the Equity Committee and the Creditors' Committee.  From time to time as adjustments have been made thereto, Columbia has furnished representatives of the Creditors' Committee
and the Equity Committee detailed information relating to its business plan,

including its underlying assumptions, and computations of projected financial results.

     Both Columbia's business plan and the Projections reflect numerous assumptions, including various assumptions with respect to the anticipated future performance of Columbia, industry performance, general business and economic conditions and other matters, most of which are beyond the control of

Columbia.  In addition, unanticipated events and circumstances may affect the actual financial results of Columbia.  THEREFORE, WHILE THE PROJECTIONS ARE

PRESENTED WITH SOME SPECIFICITY, THE ACTUAL RESULTS ACHIEVED THROUGHOUT THE

PROJECTION PERIOD WILL LIKELY VARY FROM THE PROJECTED RESULTS, AND THESE

VARIATIONS MAY BE MATERIAL.  ACCORDINGLY, NO REPRESENTATION CAN BE, OR IS

BEING MADE, WITH RESPECT TO THE ACCURACY OF THE PROJECTIONS OR THE ABILITY OF

COLUMBIA TO ACHIEVE THE PROJECTED RESULTS.  See Section VII, "Risk Factors,"

for a discussion of certain factors that may affect the future financial performance of Columbia and of various risks associated with the securities of

Reorganized Columbia to be issued pursuant to the Plan.

     While the management of Columbia believes that the assumptions underlying the Projections for the Projection Period, when considered on an overall basis, are reasonable in light of current circumstances, no assurance can be,

or is being, given that the assumptions underlying the

Projections are accurate or that the results embodied in the Projections will be realized.  As indicated below, the business plan on which the Projections are based assumes, among other things:  that the nature of the System's operations does not change in any significant manner; no significant acquisition or disposition of assets or businesses of the System occurs during the Projection Period; no significant new regulatory schemes are adopted which require major changes in the business of the System; applicable regulatory bodies set rates at levels which allow Columbia and its subsidiaries to recover their costs and a reasonable return on rate base; and certain anticipated levels of oil and gas prices are achieved.

     The Projections are also based on certain assumptions regarding the amount of cash and the principal amount of New Indenture Securities to be issued to the Holders of Class 3.2 Claims pursuant to the Columbia Plan and the financial terms of those securities, the DECS, the New Preferred Stock and the Bank Facilities.  Those assumptions are illustrative only.  The actual amount of cash, if any, and the actual principal amount of New Indenture

Securities issued to Holders of those Claims and the financial terms of the

New Indenture Securities, the DECS, the New Preferred Stock and the Bank

Facilities may differ substantially from those reflected in the Projections.

Furthermore, based on recent market interest rates, the dividend rates for the

DECS, the

New Preferred Stock, any Refunding DECS (as defined below) and any Refunding

Preferred Stock (as defined below) and the interest rates for the New

Indenture Securities and the Bank Facilities may be lower than the rates for such securities reflected in the Projections.  Any resulting cost savings,

however, could accrue at least in part to the benefit of the System's customers through reduced rate case requirements, and therefore, the impact on the System's earnings from any such savings cannot be quantified.

     COLUMBIA STOCKHOLDERS AND CREDITORS ENTITLED TO VOTE ON THE PLAN MUST

MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND

THE RELIABILITY OF THE PROJECTIONS IN REACHING THEIR DETERMINATIONS OF WHETHER

TO ACCEPT OR REJECT THE PLAN.

     Additional information relating to the principal assumptions used in preparing the Projections is set forth below.

               a.   COLUMBIA AND TCO PLAN ASSUMPTIONS

     (i)  The Effective Date of each of the TCO Plan and the Plan is December

31, 1995; and on that date each of those Plans is consummated on substantially the terms described in the TCO Disclosure Statement and this Disclosure

Statement, respectively.  Payouts by each of TCO and Columbia are $3.9 billion and $3.6 billion, respectively.

    (ii)  On the Effective Date, Columbia, in respect of Class 3.1 and 3.2

Claims (x) pays $900 million in cash, (y) issues $200 million Liquidation Value of DECS and $200 million Liquidation

Value of New Preferred Stock and (z) issues $2.1 billion in principal amount of New Indenture Securities.

   (iii)  Cash payments in the aggregate amount of approximately $237 million are made by Columbia to TCO and Columbia's Creditors (other than Holders of

Class 3.1 and 3.2 Claims) on the Effective Date pursuant to the Columbia Plan,

excluding for this purpose amounts received by Columbia from TCO in respect of

Columbia's claims against TCO that are immediately reinvested in TCO.

    (iv)  No Holders of Securities Claims opt out of the Class Action

Settlement.

     (v)  All Producers accept their settlement values set forth in the TCO

Plan; and all Customers accept the settlement embodied in that Plan.

    (vi)  No payments are made by Columbia or TCO during the Projection Period in respect of other obligations assumed by Columbia or TCO pursuant to the

Plan or the TCO Plan, other than (x) to the extent set forth below,

environmental obligations, (y) obligations incurred in the ordinary course of business under assumed contracts and (z) payments to be made pursuant to the

IRS Settlement Agreement over the six-year period following the Effective Date as described in Section VI.1.b, "Priority Tax Claims."

               b.   FINANCING ASSUMPTIONS

     (i)  The holders of DECS receive cumulative dividends at a rate of 8.75%

per annum.  Columbia redeems all the DECS after the 90th day following the

Effective Date and on or prior to the 120th day following that date at a redemption price equal to their Liquidation Value plus any accrued dividends thereon with the proceeds of securities having terms identical to those of the

DECS, other than those terms providing for resetting the dividend rate applicable thereto and establishing certain financial terms thereof on or about the 120th day following their issuance (the "Refunding DECS").  On the fifth anniversary of the Effective Date, each share of Refunding DECS is mandatorily converted into one share of Common Stock on the same terms applicable to the DECS as described in Section X.E.3, "Equity DECS."

Refunding DECS are not converted into Common Stock at the option of the holders or redeemed by Columbia prior to that date.

    (ii)  The holders of New Preferred Stock are entitled to receive cumulative dividends at a rate of 8.75% per annum.  Columbia redeems all the

New Preferred Stock after the 90th day following the Effective Date and on or prior to the 120th day following that date at a redemption price equal to their Liquidation Value plus any accrued dividends thereon with the proceeds of securities having terms identical to those of the New Preferred Stock,

other than the term
providing for resetting the dividend rate applicable thereto (the "Refunding

Preferred Stock").  The Refunding Preferred Stock is not redeemed by Columbia and remains outstanding throughout the Projection Period.

   (iii)  The weighted average coupon rate of the New Indenture Securities is

8.5% per annum.  No principal of the New Indenture Securities is paid during the Projection Period.

    (iv)  Dividends on the Common Stock of $0.50 per share per annum commence in the first quarter of 1996 with subsequent increases of $0.10 per annum during the Projection Period.  The only issuance of Common Stock after the

Effective Date and prior to the end of the Projection Period is the resale in

1996 of the approximately 1.4 million shares of Common Stock to be repurchased from the LESOP Trust on the Effective Date.

     (v)  The average aggregate outstanding balance under the Term Loan

Facility and the Working Capital Facility during the Projection Period is approximately $530 million and the average interest rate on such balance is

7.5% per annum.

               c.   BUSINESS, REGULATORY AND GENERAL ECONOMIC ASSUMPTIONS

     (i)  Average annual inflation during the Projection Period ranges from

2.5% to 3% based on the gross domestic product implicit price deflator.

    (ii)  The nature of the System's operations does not change in any significant manner.  No significant acquisition or disposition of assets or businesses of the System occurs during the Projection Period.

   (iii)  An additional non-cash charge for environmental matters and higher operating expenses at TCO is incurred in 1995.  TCO, which has not implemented a general rate increase since 1991, implements such a case before year-end

1996.  Compensatory returns are realized beginning in 1996 and beyond in the rate-regulated transmission and distribution segments as a result of the recovery in rates of investments made to serve Columbia's new and existing customers.  In that regard, it is assumed that applicable state and federal regulatory bodies set rates at levels which allow Columbia and its regulated subsidiaries to recover their costs, giving effect to general inflation, and a reasonable return on rate base, in a manner consistent with past practice.  No significant new regulatory schemes are adopted which require major changes in the business of the System or any of its component parts.  TCO completes a phased market expansion in the 1997-1999 timeframe; and Columbia's distribution companies add approximately 35,000 new customers annually.

    (iv)  Oil and gas operating income increases result primarily from higher forecasted energy commodity prices and, to a lesser extent, higher production volumes.  The
average annual West Texas Intermediate oil price and gas price located at the

Henry Hub in Louisiana for 1995 are $18.50/Bbl and $1.65/MMbtu, respectively.

Thereafter, the price of both fuels increases throughout the Projection Period in response to projections for rising domestic demand and resource depletion.

Other energy operation results improve as a result of the planned expanded operations of Columbia Energy Services' market center in Pittsburgh,

Pennsylvania and from additional investments in power plants and other new markets by TriStar.

     (v)  Columbia's long-term debt-to-equity ratio decreases from approximately 62% at the end of 1995 to approximately 54% by the end of 1999.

    (vi)  System capital expenditures approximate $500 million per year during the Projection Period with both transmission and distribution operations making significant new investments to replace and upgrade existing facilities.

   (vii)  TCO's expenditures for environmental assessment and remediation average approximately $20 million per year during the Projection Period.  A substantial portion of these costs is recovered through customer rates and/or insurance proceeds.

               d.   TAX ASSUMPTIONS

     (i)  The System's 1995 Net Operating Loss ("NOL") of approximately $1.2 billion is partially monetized in 1996 by obtaining a refund of taxes previously paid in tax years

1992, 1993 and 1994.  The remaining NOL is monetized in the future as it is used to offset operating income and the minimum tax credits that are created are utilized to offset a portion of the Columbia Group's regular tax liability.  A refund from the settlement of the 1991-92 tax audit is received in 1997.

          3.   PROJECTIONS

     Pro forma financial statements in the form of Projected Condensed Income

Statements, Projected Condensed Cash Flow Statements and Projected Condensed

Balance Sheets, including such a balance sheet with pro forma adjustments reflecting the impact of consummation of the Plan, are set forth below.  Those financial statements also include actual condensed financial information for

1994.

                              COLUMBIA GAS SYSTEM
                            FIVE-YEAR BUSINESS PLAN
                     PROJECTED CONDENSED INCOME STATEMENTS
                                  ($ MILLIONS)

                                             1994           1995          1996           1997            1998            1999
                                           --------       --------      --------       --------        --------        --------

 Operating Revenues                        2,833.4        2,957.8       3,255.5        3,571.9         3,745.1         3,933.5

 Operating Expenses:
   Products Purchased                        976.7        1,088.4       1,223.0        1,409.6         1,477.4         1,560.2
   Operation and Maintenance               1,012.8        1,082.2       1,086.6        1,128.9         1,171.5         1,216.0
   Depreciation and Depletion                261.7          275.7         295.5          315.0           326.0           339.4
   Taxes Other than Income                   209.0          220.0         229.3          245.3           259.0           273.7
                                           --------      ---------       -------      ---------       ---------       ---------

   Total Operating Expenses                2,460.2        2,666.3       2,834.4        3,098.8         3,233.9         3,389.3
                                           --------      ---------      --------      ---------       ---------       ---------

 Operating Income                            373.2          291.5         421.1          473.1           511.2           544.2

 Other Income (Deductions):
   Interest Income and Other, Net             46.1           22.3          23.0           18.5            14.7            17.1
   Interest Expense and Related Charges      (14.8)        (978.3)       (205.4)        (195.8)         (196.2)         (200.2)
   Reorganization Items, Net                 (12.3)        (374.4)         --             --              --              --
                                           --------      ---------     ---------      ---------       ---------       ---------

   Total Other Income (Deducts)               19.0       (1,330.4)       (182.4)        (177.3)         (181.5)         (183.1)
                                           --------      ---------     ---------      ---------       ---------       ---------

   Income before Income Taxes                392.2       (1,038.9)        238.7          295.8           329.7           361.1
   Income Taxes                              146.0         (356.8)         89.6          110.8           121.2           133.7
                                           --------      ---------     ---------      ---------       ---------       ---------

 Income before Extraordinary Charges         246.2         (682.1)        149.1          185.0           208.5           227.4
 Extraordinary Items (net)                    --            288.1          --             --              --              --
 Change in Accounting                         (5.6)          --            --             --              --              --
                                           --------      ---------     ---------      ---------       ---------       ---------

 Net Income                                  240.6         (394.0)        149.1          185.0           208.5           227.4

 Preferred Dividend Payments                  --             --            35.0           35.0            35.0            35.0
                                           --------      ---------     ---------      ---------       ---------       ---------

 Earnings on Common Stock                    240.6         (394.0)        114.1          150.0           173.5           192.4
                                           ========      =========     =========      =========       =========       =========

 Primary Earnings per Share                $   4.76      $  (7.79)       $  2.30        $  2.93        $   3.34        $   3.67
 (DECS converted at $30/share)

 Fully Diluted Earnings per Share
   (DECS converted at $25/share)           $   4.76      $  (7.79)       $  2.25        $  2.86        $   3.26        $   3.58

                              COLUMBIA GAS SYSTEM
                            FIVE-YEAR BUSINESS PLAN
                       PROJECTED CONDENSED BALANCE SHEETS
                                  ($ MILLIONS)

                                            1994           1995          1996           1997            1998            1999
                                          --------       --------      --------       --------        --------        --------

 Net Property, Plant, and Equipment       4,081.0         4,329.7       4,466.9        4,707.4         4,926.9         5,133.1
 Investments and Other Assets               306.4           208.9         176.7          103.5           113.4           123.2
 Current Assets:
  Cash                                    1,481.8             1.0           1.0            1.0             1.0             1.0
  Accounts Receivable                       561.4           516.6         479.0          449.8           475.5           469.7
  Gas Inventory                             230.3           225.8         225.3          223.8           222.9           223.1
  Other Current Assets                      211.6           446.1         437.0          403.7           380.4           354.2
                                         ---------       ---------      --------      ---------       ---------       ---------
 Total Current Assets                     2,485.1         1,189.5       1,142.3        1,078.3         1,079.8         1,048.0
 Deferred Charges                           292.4           298.7         292.1          288.7           289.5           287.5
                                         ---------       ---------     ---------      ---------       ---------       ---------
 Total Assets                             7,164.9         6,026.8       6,078.0        6,177.9         6,409.6         6,591.8
                                         ==========      =========      ========      =========       =========       =========

 Capitalization:
  Equity                                  1,468.0         1,474.0       1,598.3        1,717.8         1,855.8         2,008.0
  Long Term Debt                              4.3         2,432.3       2,265.4        2,232.8         2,308.6         2,326.7
                                         ---------       ---------     ---------      ---------       ---------       ---------
  Total Capitalization                    1,472.3         3,906.3       3,863.7        3,950.6         4,164.4         4,334.7

 Current Liabilities:
  Short-Term Debt                             1.2           300.0         300.0          300.0           300.0           300.0
  Rate Refunds Payable                       92.2            76.6          39.3           45.5            45.6            46.2
  Other Current Liabilities                 766.5           621.2         742.5          759.1           775.4           785.4
                                         ---------       ---------      --------      ---------       ---------       ---------
 Total Current Liabilities                  859.9           997.8       1,081.8        1,104.6         1,121.0         1,131.6
 Liabilities Subject to Chapter 11
  Proceedings                             3,988.9            --             --            --              --              --
 Other Non-Current Liabilities              843.8         1,122.7       1,132.5        1,122.7         1,124.2         1,125.5
                                         ---------        -------      ---------      ---------       ---------       ---------
 Total Capitalization and Liabilities     7,164.9         6,026.8       6,078.0        6,177.9         6,409.6         6,591.8
                                         ==========      =========      ========      =========       =========       =========

                           COLUMBIA GAS SYSTEM, INC.
                            FIVE-YEAR BUSINESS PLAN
                       PROJECTED CONDENSED BALANCE SHEETS
                                  ($ MILLIONS)

                                                                              Projected as of           Impact       Projected as of
                                           Actual as of           1995              12/31/95              of              12/31/95
                                             12/31/94          Activities         Pre-Emerg.              POR           Upon Emerg.
                                           ------------        ----------       -------------          ---------       -------------

 Net Property, Plant and Equipment           4,081.0             202.0             4,283.0            46.7(1)              4,329.7

 Investments and Other Assets                  306.4               5.2               311.6          (102.7)(2)               208.9

 Current Assets:
   Cash                                      1,481.8             130.7             1,612.5        (1,611.5)(3)                 1.0
   Accounts Receivable                         561.4             (52.0)              509.4             7.2                   516.6
   Gas Inventory                               230.3              (4.5)              225.8             0.0                   225.8
   Other Current Assets                        211.6              (8.2)              203.4           242.7(4)                446.1

 Total Current Assets                        2,485.1              66.0             2,551.1        (1,361.6)                1,189.5

 Deferred Charges                              292.4               8.8               301.2            (2.5)                  298.7

 Total Assets                                7,164.9             282.0             7,446.9        (1,420.1)                6,026.8

 Capitalization:
   Equity                                    1,468.0             228.9             1,696.9          (222.9)(5)             1,474.0
   Long-Term Debt                                4.3              (0.2)                4.1         2,428.2(6)              2,432.3
   Total Capitalization                      1,472.3             228.7             1,701.0         2,205.3                 3,906.3

 Current Liabilities:
   Short-Term Debt                               1.2              (1.2)               --             300.0(7)                300.0
   Rate Refunds Payable                         92.2             (64.8)               27.4            49.2(8)                 76.6
   Other Current Liabilities                   766.5             (34.0)              732.5          (111.3)(9)               621.2

 Total Current Liabilities                     859.9            (100.0)              759.9           237.9                   997.8

 Liabilities Subj to Chptr 11
  Proceedings                                3,988.9               6.6             3,995.5        (3,995.5)(10)               --

 Other Non-Current Liabilities                 843.8             146.7               990.5           132.2(11)             1,122.7

 Total Capitalization and
  Liabilities                                7,164.9             282.0             7,446.9        (1,420.1)                6,026.8

- ---------------------------

(1) Reflects capitalization of interest during construction which is not recorded during Chapter 11.

(2) Reflects reclassification of FERC-related receivables to current assets as well as the elimination of the Canada Sale Agreement escrow which is replaced by a letter of credit.

(3)      Amount used to partially satisfy Chapter 11 Claims.

(4) Primarily reflects Alternative Minimum Tax and Net Operating Loss Carryforwards created upon Chapter 11 emergence.

(5) Reflects the net income impact of Chapter 11 emergence (primarily the recording of interest expense on debt) offset by the issuance of $400 million DECs and New Preferred Stock.

(6) New Indenture Securities issued in partial satisfaction of Columbia Chapter 11 Claims and Term Loan Facility borrowings.

(7) Borrowings under Working Capital Facility to finance working capital needs.

(8) Primarily reflects the liability of Columbia Distribution Companies to their customers for refunds received from TCO upon Chapter 11 emergence.

(9)      Primarily reflects the expected receipt of federal income tax refunds.

(10) Due to discharge of liabilities subject to Chapter 11 proceedings in accordance with the Plan.

(11) Increase in deferred income taxes on the Producer settlement, not yet deducted, offset in part by deferred income taxes on interest expense which has been deducted for tax purposes.

                              COLUMBIA GAS SYSTEM
                            FIVE-YEAR BUSINESS PLAN
                      PROJECTED CONDENSED CASH FLOW SHEETS
                                  ($ MILLIONS)

                                               1994           1995          1996           1997            1998            1999
                                             --------       --------      --------       --------        --------        --------

 Cash from Operations:
   Net Income                                 240.6          (394.0)        149.1          185.0           208.5           227.4
   Depreciation and Depletion                 261.7           275.7         295.5          315.0           326.0           339.4
   Deferred Income Taxes (non-current)         72.2           274.7          19.3           (2.1)            9.8            10.0
   Reorganization Items, Net                   16.9        (1,515.6)         --             --              --              --
   Other (net)                                (41.9)           47.3          (2.9)          (4.3)           (9.1)           (6.7)
   Change in Working Capital                   23.3          (343.0)        144.4          118.1           (29.8)           (0.7)
                                           ----------      ---------     ---------      ---------       ---------       ---------

 Net Cash from Operations                     572.8        (1,654.9)        605.4          611.7           505.4           569.4

 Investment Activities:
   Capital Expenditures                       433.6           465.7         428.7          515.0           512.0           513.6
   Other                                        1.3           (25.2)         --             --              --              --
                                           ----------      ---------      --------      ---------       ---------       ---------

 Net Investment Activities                    434.9           440.5         428.7          515.0           512.0           513.6
                                           ----------      ---------     ---------      ---------       ---------       ---------

 Net Cash before Financing Activities         137.9        (2,095.4)        176.7           96.7            (6.6)           55.8

 Financing Activities:
   Debt Financing                               3.5           650.0        (167.0)         (32.4)           75.8            18.1
   Equity Financing                            --             (35.4)         35.5           --              --              --
   Dividend Payments                            --             --           (45.2)         (64.3)          (69.2)          (73.9)
                                           ----------      ---------     ---------      ---------       ---------       ---------
 Net Financing Activities                       3.5           614.6        (176.7)         (96.7)            6.6           (55.8)
                                           ----------      ---------     ---------      ---------       ---------       ---------

 Change in Cash and Equivalents               141.4        (1,480.8)         --             --              --              --
                                           ==========      =========      ========      =========       =========       =========

 Supplemental Cash Flow Disclosures:
 ----------------------------------
   Interest Paid                                0.8           995.8         208.3          198.0           199.6           203.2
   Income Taxes Paid                           38.8            77.2        (102.1)          43.6            88.8           102.3

 Supplemental Schedule of 1995 Noncash
 -------------------------------------
 Financing Activity:
 ------------------
   Extinguishment/Retirement of
     Historical Indebtedness                              (2,382.0)
   Interest Expense not Paid in Cash                         (96.1)
   Issuance of New Long-Term Debt                          2,078.1
   Issuance of DECS                                          200.0
   Issuance of Preferred Stock                               200.0
                                                        -----------

   Total                                                      --
                                                        ===========

      C.   BEST INTERESTS TEST ANALYSIS

      As described above in Section IX.B under the caption "Best

Interests Test," if any Interest Holder or any Claim Holder voting in an impaired or deemed impaired Class rejects the Plan, the Bankruptcy Court must determine whether that Plan satisfies the "best interests" test.  To meet that test, the Columbia Plan must provide value to dissenting impaired Interest and

Claim Holders which is not less than the value which would be distributed to such Holders in a Chapter 7 liquidation.

     Columbia believes that its Creditors and Interest Holders will receive or retain value as of the Effective Date (or thereafter in the case of

Claims that are not liquidated as of the Effective Date) under the Plan that is at least equal to, and is likely to be greater than, the value such

Creditors and Interest Holders would receive under a Chapter 7 liquidation as all Allowed Claims are being paid in full under the Plan.

     In the case of a hypothetical liquidation of Columbia, the liquidation values available to Holders of Interests and Claims would for the following reasons, likely be less than, or not greater than, the values available under the Plan.  A Chapter 7 Trustee would be obligated to sell the assets of the System.  It is not known, in that scenario, whether the System could be sold intact, or would be broken up and sold in pieces.  Analysis and marketing of such a transaction or
transactions would be complex, costly, and, in all likelihood, time-consuming.

It is not known what form of consideration would flow to Claim and Interest

Holders as a result of such dispositions, but there is certainly a risk that less cash, higher-risk securities, and lower or more volatile shareholder values might derive from such transactions, in comparison to the consideration being paid under the Plan.

     The value available for distribution under the Plan would be reduced by (i) the costs, fees, and expenses of the liquidation, as well as other administrative expenses of Columbia's Chapter 7 case, and (ii) unpaid administrative claims of the Reorganization Case, including tax liabilities in respect of gain arising from the disposition of assets, which could be substantial.  Columbia's costs of liquidation in a Chapter 7 case would include the compensation of a trustee, as well as counsel and other professionals retained by such trustee, asset disposition expenses, applicable taxes, litigation costs, claims arising from the operation of the System during the pendency of the Chapter 7 case, and all unpaid administrative claims incurred by Columbia during the Reorganization Case that are allowed in

Chapter 7 cases.  Additional costs might be incurred in securing required approvals under the HCA and from FERC and state regulatory authorities in connection with the liquidation.  The liquidation itself could accelerate the payment of
substantial claims that would otherwise be payable in the ordinary course of business.  For example, a liquidation sale of Columbia could trigger or accelerate significant obligations to employees of its subsidiaries under pension and other benefit plans, in addition to Claims for severance pay and other employee benefit plans.  Under the Plan, all ongoing employee benefit costs are assumed by Reorganized Columbia and are not deducted from distributions to Creditors under the Plan.

     Pursuant to the Plan, all administrative, priority and secured

Claims are paid in full in cash, as are all non-Borrowed Money Claims, small

Borrowed Money Claims and Class 4 Securities Claims.  As to "impaired" or potentially "impaired" Classes of Claims, the Plan provides for payment in the following manner: (a) Holders of Class 3.2 Claims (Borrowed Money Claims in

excess of $20,000 in principal amount as of the Record Date) will receive a combination of cash, if available therefor in accordance with the Plan, each

Issue of New Indenture Securities (or, in the case of Holders of such Claims entitled to receive New Indenture Securities having an aggregate principal amount not exceeding $70,000, solely Issue A of the New Indenture Securities),

DECS and New Preferred Stock with an aggregate principal amount or Liquidation

Value, which, when added to the cash, if any, to be distributed, is equal to the amount of such Claims (plus post-petition interest and interest on missed interest payments as provided in the Plan), (b) Class 7 Claimants will be paid the Allowed amounts of their Claims, if and when their Claims are

Allowed, in Common Stock or, at Columbia's option, cash or any combination of the foregoing and (c) Holders of Interests will continue to hold such

Interests.

     In addition, the Plan embodies a proposed resolution in respect of (a) the amounts to be paid to Holders of Borrowed Money Claims in respect of post-petition interest and interest on missed interest payments and (b) the amounts to be paid to Holders of Class 4 Securities Claims in respect of those

Claims.  In a Chapter 7 liquidation, settlements of (i) post-petition interest on Borrowed Money Claims and (ii) Class 4 Securities Claims might not be consummated (resulting in continuing litigation) or, if consummated, might not realize as great a value as is offered under the Plan to Creditors.

     In summary, Columbia believes that a Chapter 7 liquidation of

Columbia could result in substantial diminution in the value to be realized by

Holders of Interests and Claims, as compared to the proposed provisions of the

Plan, because of, among other factors, (i) the possibility that a liquidation sale of Columbia would not realize the full going concern value of Columbia's assets, or result in the issuance of similar amounts of cash, Investment Grade securities and equity securities to

Creditors, (ii) additional administrative expenses involved in the appointment of a liquidating trustee, as well as attorneys, financial advisors,

accountants and other professionals to assist such trustee, (iii) additional expenses and substantial tax liabilities, some of which would be entitled to priority in payment, which would arise by reason of the liquidation, and

(iv) the substantial delay before Holders of Interests and Claims would receive any distribution in respect of their Interests and Claims.

Consequently, Columbia believes that the Plan, which provides for the payment in full of all Class 3.2 Borrowed Money Claims, all Class 7 Claims, if and

when such Claims are Allowed, and the continuation of Columbia's businesses,

will provide payment of an amount and an ultimate return to Holders of Claims and Interests, respectively, that is at least equal to that which would be provided by a Chapter 7 liquidation.

     D.   PRICING OF SECURITIES

     The securities to be issued pursuant to the Plan will be priced based on the Pricing Formulae set forth in Exhibit 5 to this Disclosure

Statement.  The Pricing Formula for determining the interest rate for each

Issue of New Indenture Securities is based on the spread of (x) average yields of baskets of debt securities selected in accordance with Exhibit 5 over

(y) the yields on and interpolations of yields for U.S. treasury securities having similar
maturities during a specified period ending on a specified date shortly before the Effective Date, adjusted to account for certain factors, as described in

Exhibit 5.  Each security in each basket will be selected because it is comparable to the New Indenture Securities.  Factors involved in determining comparability to the New Indenture Securities include the industry of the issuer of the securities, the rating of the securities and the terms of the securities.

     The dividend rate for the New Preferred Stock will be determined based on the interest rate for the Issue G New Indenture Securities,

adjusted to account for the ratings of the New Preferred Stock and the

New Indenture Securities by Standard & Poor's Ratings Group and Moody's

Investors' Service, Inc.

     The issue price of the DECS will be the weighted average of the market prices of trades of the Common Stock during the five consecutive trading days ending on the fifth trading day before the Effective Date.  The dividend rate for the DECS will be determined based on the anticipated yield of the Common Stock upon emergence, adjusted to account for the date Columbia selects as the Regular DECS Redemption Date.

     Under the Plan, it is intended that Holders of Borrowed Money

Claims will receive new debt and equity securities of Columbia having aggregate principal amounts and/or

Liquidation Values which, when added to the cash available under the Plan, if any, to be distributed to the Holders of such Claims, will equal the amount of their Allowed Claims plus post-petition interest thereon.  Columbia believes that the Creditors' Committee and its financial advisors and the Equity

Committee and its financial advisors agree with Columbia and Salomon that the methodologies used to price the securities to be issued pursuant to the Plan on the Effective Date should result in such securities having a fair market value on a fully distributed basis that approximates the amount of such

Allowed Claims and post-petition interest, less the cash, if any, to be distributed in respect of such Claims.  However, there can be no assurance that these methodologies will result in such securities having such a fair market value because any attempt to estimate the fair market value of securities prior to their initial issuance is inherently subject to uncertainties and contingencies that are difficult to predict.  The actual fair market value of such securities on and subsequent to the Effective Date can be expected to fluctuate with changes in the U.S. Treasury markets, the securities markets generally, economic conditions, the financial conditions and prospects of Reorganized Columbia and other factors, including the development of a fully distributed trading market, all of which generally influence the value of securities. The actual price at which such securities trade subsequent to the Effective Date may vary materially from the amount of the Claims in respect of which they are issued.  See Section VII.B,

"Rick Factors - Lack of Established Market for the New Indenture Securities,

DECS and New Preferred Stock; Volatility and Other Risks Affecting Value."

     E.   SECURITIES TO BE ISSUED PURSUANT TO THE PLAN

          1.   INTRODUCTION

     As of the Effective Date, Columbia will issue (i) New Indenture

Securities in an aggregate principal amount of up to $3.0 billion, subject to adjustment as described in Section VI.A.2.d to reflect the actual amount of cash, if any, distributed pursuant to the Plan in respect of Borrowed Money

Claims, pursuant to the New Indenture dated as of the Effective Date, between

Columbia and [       ], as Trustee (the "New Indenture Trustee"), which New

Indenture will be qualified under the Trust Indenture Act of 1939, and

(ii) $200 million Liquidation Value each of DECS and New Preferred Stock.  As described below under the caption "Other Post-Reorganization Debt," Columbia also expects to enter into the Term Loan Facility and the Working Capital

Facility on the Effective Date.

     Set forth below are brief descriptions of the key features of the

New Indenture Securities, the New Preferred Stock, the DECS and the Common

Stock issuable upon conversion or redemption of the DECS. More complete descriptions of those securities (including definitions of certain capitalized terms) are set forth in Exhibit 4 hereto, which all Holders of Claims against,

and Interests in Columbia are encouraged to read in its entirety.

          2.   INDENTURE SECURITIES

     The New Indenture Securities will be issued in seven Issues, each

Issue, with the possible exception of Issue A, in an aggregate initial principal amount which is no more than 150% of the principal amount of any other Issue of New Indenture Securities, with the respective maturities set forth below.


                    Issue               Maturity
                    -----               --------

                    Issue A             5 years

                    Issue B             7 years

                    Issue C             10 years

                    Issue D             12 years

                    Issue E             15 years

                    Issue F             20 years

                    Issue G             30 years



     Each New Indenture Security will bear interest from the Effective Date,

payable semi-annually on dates to be determined, for each Issue of New

Indenture Securities, by Columbia prior to the Effective Date, to the registered holder thereof at the close of business on the applicable record date therefor. The rate of interest to be borne by each Issue of the New Indenture Securities will be determined prior to the

Effective Date in accordance with the Pricing Formula for the New Indenture

Securities as described above in this Section X under the caption "Pricing of

Securities."

     Principal of each Issue of New Indenture Securities will be payable on the maturity date thereof set forth above.  The New Indenture Securities will be issued only in denominations of $1,000 or any integral multiple thereof.

New Indenture Securities will be issued only in book-entry form, will not be exchangeable for New Indenture Securities in certificated form at the option of the Holder and, except in certain limited circumstances, will not otherwise be issuable in definitive form.

     Issue A, Issue B and Issue C New Indenture Securities may not be

redeemed.  After year 10, Issue D and Issue E New Indenture Securities may be redeemed at the option of Columbia at par.  Issue F New Indenture Securities may be redeemed at the option of Columbia after year 10 at a premium of the principal amount equal to the coupon of such New Indenture Securities in year 1 declining ratably to zero in year 15.  Issue G New Indenture Securities may be redeemed at the option of Columbia after year 10 at a premium of the principal amount equal to the coupon of such Securities in year 1 declining ratably to zero in year 20.

     The New Indenture contains customary affirmative covenants; and the supplement to the New Indenture relating to the New Indenture Securities contains a covenant requiring Columbia, for the four-year period following the

Effective Date, to either hold specified amounts of TCO secured debt or retire certain Columbia funded debt.  The New Indenture also contains limitations on the ability of Columbia's Significant Subsidiaries (as defined under

Regulation S-X of the SEC) to incur long-term debt owed to third parties and issue preferred stock to third parties and a negative pledge with respect to

Columbia, subject, in each case, to specified exceptions, including exceptions for current asset financings and natural resource production loans.  The New

Indenture does not include any financial covenants or any limitations on the amount of unsecured debt that can be incurred by Columbia.

     The New Indenture contains the following Events of Default:  (i) default in payments of the New Indenture Securities; (ii) failure to comply with covenants; (iii) failure to discharge or otherwise provide for final, non-

appealable judgments for the payment of money exceeding $50 million in uninsured liability; and (iv) certain events of insolvency with respect to

Columbia; all subject, as applicable, to customary grace periods.

     Columbia may, at any time, terminate (i) all its obligations under the

New Indenture Securities and the New

Indenture ("Legal Defeasance Option") or (ii) its obligations to comply with certain restrictive covenants, provided that Columbia irrevocably deposits in trust with the New Indenture Trustee money or U.S. government obligations for the payment of principal of and interest on the New Indenture Securities to maturity or redemption, as the case may be.  The conditions to defeasance shall be that (i) no default exists or occurs, (ii) Columbia obtains a certificate from a firm of nationally recognized independent accountants that the deposited U.S. government obligations will be sufficient to pay principal of and interest on the New Indenture Securities to be defeased when due and

(iii) in the case of the Legal Defeasance Option, 91 days pass after the deposit is made and no event of bankruptcy with respect to Columbia is continuing at the end of the 91-day period.

     Columbia intends to file shortly a motion with the Bankruptcy Court seeking authorization to implement certain interest-rate hedging strategies in connection with the issuance of the New Indenture Securities (the "Hedge

Program").  Under the Hedge Program, Columbia proposes to hedge the U.S.

Treasury securities component embedded in the cost of the New Indenture

Securities, using one or more strategies it deems appropriate at the time of implementation, in order to mitigate the interest rate risk inherent in the future issuance of such securities.

     Columbia believes that declines in long-term interest rates afford it with the opportunity to lock in its effective cost of borrowing for the New

Indenture Securities prior to the pricing and issuance of such securities.

The Hedge Program will not, however, affect the pricing of the New Indenture

Securities.  While there are certain costs associated with the Hedge Program,

Columbia believes that these costs are reasonable given the potential benefit of the Hedge Program to it, its creditors and its equity holders.

     The New Indenture Securities will be general unsecured senior obligations of Columbia.

          3.   EQUITY DECS

     The DECS will constitute shares of convertible Preferred Stock and rank on a parity with the New Preferred Stock and prior to Common Stock, in each case as to payment of dividends and distribution of assets upon liquidation.

Each share of DECS will be issued at a price equal to the weighted average of the trading prices of all trades on the New York Stock Exchange (the "NYSE")

of shares of Common Stock for the five consecutive trading days ending on the fifth trading day prior to the Effective Date (the "Liquidation Value").

     The holders of DECS will be entitled to receive, when, as and if dividends on the DECS are declared by the Board of Directors, out of funds legally available therefor,
cumulative preferential dividends from the Effective Date, payable quarterly in arrears on the dates that are on or about the dates that are 90 days, 180 days, 270 days and 360 days following the Effective Date (and each anniversary of the foregoing dates), accruing at the rate per share per annum that is determined prior to the Effective Date in accordance with the Pricing Formula for the DECS; provided, however, that (x) such rate per share per annum expressed in basis points shall be increased by 100 basis points per share per annum effective as of the 120th day following the Effective Date, and (y)

dividends with respect to the 90-day period immediately following the

Effective Date will not be paid until the 120th day following the Effective

Date.  Dividends are payable in cash or, in connection with certain redemptions by Columbia, in shares of Common Stock.  Accumulated unpaid dividends will not bear interest.

     On the Mandatory Conversion Date (the fifth anniversary of the Effective

Date), each outstanding share of DECS will convert automatically into shares of Common Stock at the Common Equivalent Rate in effect on such date and shall have the right to receive an amount in cash equal to all accrued and unpaid dividends on such DECS to the Mandatory Conversion Date, subject to the right of Columbia to redeem the DECS (i) on or prior to the 120th day following the

Effective Date and (ii) on or after the Regular DECS Redemption Date and prior to the Mandatory Conversion Date,
as described below, and subject to the conversion of the DECS at the option of the holder at any time after the 120th day following the Effective Date and prior to the Mandatory Conversion Date.  The Common Equivalent Rate will initially be an amount equal to the product of (i) one and (ii) the quotient

(the "DECS Factor") obtained by dividing (x) the Liquidation Value of a share of DECS by (y) the weighted average of the trading prices of all trades on the

NYSE of shares of Common Stock for the five consecutive trading days ending on the fifth trading date prior to the 120th day following the Effective Date;

provided, however, that if any event that results in an adjustment of the

Common Equivalent Rate occurs after the Effective Date and prior to the end of such five trading day period, the Special Factor will be appropriately adjusted.

     Because the price of the Common Stock is subject to market fluctuations,

the value of the Common Stock received by a holder of DECS upon mandatory conversion may be more or less than the Liquidation Value for the DECS.

     The DECS will be redeemable by Columbia, in whole or in part, at any time and from time to time (i) on or prior to the 120th day following the Effective

Date and (ii) on or after the Regular DECS Redemption Date (the fourth anniversary of the Effective Date or the date that is one month prior to the fifth anniversary of the Effective Date, as determined by Columbia prior to the Effective Date) and
prior to the Mandatory Conversion Date; provided, however, that Columbia may not so redeem any DECS on or prior to the 120th day following the Effective

Date if, after giving effect to such redemption, the aggregate Liquidation

Value of the DECS outstanding would be less than $50 million, unless after giving effect thereto no DECS would be outstanding.  Upon any such redemption that occurs on or prior to the 120th day following the Effective Date, each holder of DECS will receive, in exchange for each share of DECS so called,

cash in amount equal to the sum of (x) the Liquidation Value thereof and (y)

if such redemption occurs after the 90th day following the Effective Date, all accrued and unpaid dividends thereon to the date fixed for redemption.  Upon any such redemption that occurs on or after the Regular DECS Redemption Date,

each holder of DECS will receive, in exchange for each share of DECS so called, a number of shares of Common Stock (the "Optional Call Number") equal to the lesser of (i) the Call Price of the DECS in effect on the date of redemption divided by the Current Market Price of the Common Stock determined as of the date which is one trading day prior to the public announcement of the call for redemption and (ii) the sum of (x) the Common Equivalent Rate

plus (y) an amount determined by dividing the Premium-Accrued Dividend Amount

(as defined below) by the Current Market Price of the Common Stock determined as of the date which is one trading day prior to the public announcement of the call for redemption.

     The Call Price of each share of DECS will be the sum of (i) the Base Call

Price, (ii) if the Regular DECS Redemption Date is the fourth anniversary of the Effective Date, a premium equal to the annual dividend on the DECS applicable as of the 120th day following the Effective Date, for the first month following the Effective Date, declining ratably to 1/30th of such annual dividend, for the month that is two months prior to the Mandatory Conversion

Date, and zero, for the month immediately preceding the Mandatory Conversion

Date, and (iii) all accrued and unpaid dividends thereon to the date fixed for redemption (the sum of the amounts referred to in clauses (ii) and (iii) being referred to as the "Premium-Accrued Dividend Amount").

     The Base Call Price of each share of DECS will be an amount equal to the product of the Liquidation Value thereof and the DECS Factor.  The public announcement of any such call for redemption shall be made prior to the mailing of the notice of such call to holders of DECS.

     The opportunity for equity appreciation afforded by an investment in the

DECS is less substantial than the opportunity for equity appreciation afforded by an investment in the Common Stock because, in addition to the right to redeem the DECS during the first 120 days following the Effective Date,

Columbia may, at its option, redeem the

DECS at any time on or after the Regular DECS Redemption Date and prior to the

Mandatory Conversion Date, and may be expected to do so prior to the Mandatory

Conversion Date if the market price of the Common Stock exceeds the Optional

Conversion Price.  In such event, holders of the DECS will receive less Common

Stock for each share of DECS than they would if the DECS remained outstanding until the Mandatory Conversion Date.  However, because holders of DECS called for redemption will have the option to surrender DECS for conversion at the

Optional Conversion Price up to the close of business on the redemption date

(and may be expected to do so if the market price of the Common Stock exceeds the Optional Conversion Price), a holder that elects to convert will receive a number of shares determined on the basis of the Optional Conversion Rate

(subject to adjustment as described herein) for each share of DECS.  Because the Optional Call Number will be determined on the basis of the market price of the Common Stock prior to the announcement of the call, the value per share of the shares of Common Stock to be delivered may be more or less than the value thereof on the date of delivery.

     Each of the DECS will be convertible, in whole or in part, at the option of the holders thereof, at any time after the 120th day following the

Effective Date and prior to the Mandatory Conversion Date, unless previously redeemed, into a number of shares of Common Stock that equals the product of (i) .8333 and (ii) the DECS Factor (the "Optional

Conversion Rate") (the dollar equivalent thereto per share of Common Stock is referred to as the "Optional Conversion Price"), subject to adjustment as described below.  The right to convert DECS called for redemption will terminate immediately prior to the close of business on the redemption date.

     The Common Equivalent Rate for mandatory conversions and the Optional

Conversion Rate for optional conversions are both subject to adjustment in the event of certain stock dividends or distributions, subdivisions, splits,

combinations, issuances of certain rights or warrants or distributions of certain assets with respect to the Common Stock, as well as in the event of certain mergers or other business combinations to which Columbia is a party.

     The liquidation preference of each share of the DECS is an amount equal to the sum of (i) the Liquidation Value thereof and (ii) all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding

up.

     The holders of DECS shall not have voting rights except as required by law and except as follows:  (i) if dividends on the DECS are in arrears and unpaid for six quarterly dividend periods, the holders of the DECS (voting separately as a class with holders of all other series of Preferred Stock ranking on a parity with the DECS upon which like voting rights have been conferred and are exercisable) will
be entitled to vote, on the basis of one vote for each share of the DECS, for the election of two directors of Columbia, (such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right), and (ii) the holders of DECS will have voting rights with respect to certain alterations of Columbia's certificate of incorporation.

     Shares of DECS redeemed for or converted into Common Stock or otherwise acquired by Columbia will assume the status of authorized but unissued

Preferred Stock and may thereafter be reissued in the same manner as other authorized but unissued Preferred Stock.

     Columbia will apply to the NYSE for listing of any of the DECS not called by Columbia and still outstanding after the 120th day following the Effective

Date.

          4.   COMMON STOCK

     The principal market for the Common Stock is the New York Stock Exchange.

As of July 12, 1995, 50,573,335 shares of such stock were outstanding and there were approximately 57,500 holders of record of such stock.

     The following table sets forth, for the calendar periods indicated, the high and low sales prices of Columbia's Common Stock in the New York Stock

Exchange Composite Transactions, all as published in The Wall Street Journal.

                                                Sale Price
                                                ----------
                                             High         Low
                                             ----         ---
 1993      First Quarter . . . . . . .       24-1/4      18-1/8
           Second Quarter  . . . . . .       25-3/4      20
           Third Quarter . . . . . . .       27-1/2      20
           Fourth Quarter  . . . . . .       27-3/8      22-1/4

 1994      First Quarter . . . . . . .       29-7/8      21-1/2
           Second Quarter  . . . . . .       30-3/4      24-7/8
           Third Quarter . . . . . . .       28-7/8      26
           Fourth Quarter  . . . . . .       29          22-1/4

 1995      First Quarter . . . . . . .       29-3/4      23-1/8
           Second Quarter  . . . . . .       32-7/8      28-3/4



     Subject to the rights of the holders of any Preferred Stock then outstanding, holders of Common Stock (including that stock issuable upon conversion of, or in connection with certain redemptions of, the DECS) are entitled to one vote per share on all matters to be voted on by Stockholders of Columbia, other than the election of directors.  Voting for directors is cumulative; each Stockholder has votes equal to the number of shares of Common

Stock the Stockholder owns multiplied by the number of directors to be elected and all votes can be cast for one nominee or divided among more than one.

     Subject to the rights of the holders of Preferred Stock, holders of

Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors of Columbia in its discretion out of funds legally available therefor.  Upon any liquidation or dissolution of Columbia, holders of the Common Stock are entitled to receive pro rata all assets remaining available
for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of any Preferred Stock at the time outstanding.  The Common Stock has no preemptive or other subscription rights,

and there are no conversion rights or redemption or sinking fund provisions with respect to such stock.

          5.   NEW PREFERRED STOCK

     The New Preferred Stock will constitute shares of Preferred Stock with a

Liquidation Value of $25 per share and rank on a parity with the DECS and prior to the Common Stock, in each case as to payment of dividends and distribution of assets upon liquidation.

     The holders of New Preferred Stock will be entitled to receive, when, as and if dividends on the New Preferred Stock are declared by the Board of

Directors out of funds legally available therefor, cumulative preferential cash dividends from the Effective Date, payable quarterly in arrears on the dates that are on or about 90 days, 180 days, 270 days and 360 days following the Effective Date (and each anniversary of the foregoing dates), accruing at the rate per share per annum that is determined prior to the Effective Date in accordance with the Pricing Formula for the New Preferred Stock; provided,

however, that (x) effective as of the 120th day following the Effective Date,

such rate per share per annum (expressed in basis points) shall be the rate per share per annum that is determined in accordance with the Pricing Formula for the New Preferred Stock (and, for this purpose only, a recalculation of the interest rate on the Issue G New

Indenture Securities (on which the original dividend rate for the New

Preferred Stock will be based)) shortly before the 120th day following the

Effective Date plus 100 basis points and (y) dividends with respect to the 90-

day period immediately following the Effective Date will not be paid until the

120th day following the Effective Date.  Accumulated unpaid dividends will not bear interest.

     The New Preferred Stock will be redeemable by Columbia, in whole or in part, at any time and from time to time (i) on or prior to the 120th day following the Effective Date, and (ii) on or after the fifth anniversary of the Effective Date; provided, however, that Columbia may not so redeem any New

Preferred Stock on or prior to the 120th day following the Effective Day, if after giving effect to such redemption, either (x) the aggregate Liquidation

Value of the New Preferred Stock outstanding would be less than $50 million,

unless after giving effect thereto, no New Preferred Stock would be outstanding or (y) any DECS would be outstanding.  Upon any such redemption,

each holder of New Preferred Stock will receive, in exchange for each share of

New Preferred Stock so called, cash in an amount equal to the sum of (i) the

Liquidation Value thereof and (ii) if such redemption occurs after the 90th day following the

Effective Date, all accrued and unpaid dividends thereon to the date fixed for redemption.

     The New Preferred Stock is not subject to mandatory redemption by

Columbia and is not convertible into or exchangeable for any other securities.

     The liquidation preference of each share of New Preferred Stock is an amount equal to the sum of (i) the Liquidation Value therefor and (ii) all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up.

     The holders of New Preferred Stock shall not have voting rights except as required by law and except as follows:  (i) if dividends on the New Preferred

Stock are in arrears and unpaid for six quarterly dividends periods, the holders of the New Preferred Stock (voting separately as a class with holders of all other series of Preferred Stock ranking on a parity with the New

Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote, on the basis of one vote for each share of New Preferred Stock, for the election of two directors of Columbia, (such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right) and (ii) the holders of New Preferred Stock will have voting rights with respect to certain alterations of Columbia's certificate of incorporation.

     Columbia will apply to the NYSE for listing of any of the New Preferred

Stock not called by Columbia and still outstanding after the 120th day following the Effective Date.

          6.   APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

     Certain Holders of Claims will receive securities under the Plan.

Section 1145 of the Bankruptcy Code creates certain exemptions from the registration and licensing requirements of federal and state securities laws with respect to the distribution of securities pursuant to a plan of reorganization.

               a.   ISSUANCE OF SECURITIES UNDER THE PLAN

     Section 1145 of the Bankruptcy Code exempts the issuance of securities under a plan of reorganization from registration under the Securities Act of

1933 and under state securities laws if three principal requirements are satisfied: (i) the securities must be issued "under a plan" of reorganization by the debtor or its successor or under a plan of an affiliate participating in a joint plan of reorganization with the debtor; (ii) the recipients of the securities must hold a claim against the debtor, an interest in the debtor or a claim for an administrative expense against the debtor; and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and

"partly" for cash or property. Although the issuance of the New Indenture Securities, DECS and New Preferred Stock under the Plan satisfies the requirements of section 1145(a)(1) of the Bankruptcy Code and,

therefore, is exempt from registration under federal and state securities laws, under certain circumstances subsequent transfers of such securities may be subject to registration requirements under such securities laws.

               b.   TRANSFERS OF NEW SECURITIES

     The securities to be issued pursuant to the Plan may be freely transferred by most recipients thereof, and all resales and subsequent transactions in the new securities are exempt from registration under federal and state securities laws, unless the holder is an "underwriter" with respect to such securities.  Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

     (i)  Persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to

          distributing any security received in exchange for such a claim or interest;

    (ii)  Persons who offer to sell securities offered under a plan for the holders of such securities;

   (iii)  Persons who offer to buy such securities from the holders of such securities, if the offer to buy is (x) with a view to distributing such securities or (y) made under a distribution agreement; and

    (iv)  a Person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the Securities Act of

          1933.  Under section 2(11) of the Securities Act of 1933, an

          "issuer" includes any Person directly or indirectly controlling or controlled by the issuer, or any Person under direct or indirect common control with the issuer.

     To the extent that Persons deemed to be "underwriters" receive securities pursuant to the Plan, resales by such Persons would not be exempted by section

1145 of the Bankruptcy Code from registration under the Securities Act of 1933 or other applicable law.  Persons deemed to be underwriters, however, may be able to sell such securities without registration, subject to the provisions of Rule 144 under the Securities Act of 1933, which permits the public sale of securities received pursuant to the Plan by "underwriters", subject to the availability to the public of current information regarding the issuer and to volume limitations and certain other conditions.

     Whether or not any particular Person would be deemed to be an

"underwriter" with respect to any security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that Person.

Accordingly, Columbia expresses no view as to whether any Person would be an "underwriter" with respect to any security to be issued pursuant to that

Plan.

     GIVEN THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A

PARTICULAR PERSON MAY BE AN UNDERWRITER, COLUMBIA MAKES NO REPRESENTATION

CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE NEW INDENTURE SECURITIES,

DECS OR NEW PREFERRED STOCK TO BE DISTRIBUTED PURSUANT TO THE PLAN.  COLUMBIA

RECOMMENDS THAT POTENTIAL RECIPIENTS OF THE NEW INDENTURE SECURITIES, DECS OR

NEW PREFERRED STOCK CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY

FREELY TRADE SUCH SECURITIES.

               c.   CERTAIN TRANSACTIONS BY STOCKBROKERS

     Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers are required to deliver a copy of this Disclosure Statement (and supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of securities issued under the Plan to their customers for the first forty days after the Effective Date.  This requirement specifically applies to trading and other aftermarket transactions in such securities.

          7. HCA PROVISIONS APPLICABLE TO SECURITIES TO BE ISSUED PURSUANT TO THE PLAN

     The HCA prohibits the acquisition by any Person of 5% or more of the voting securities of a registered public utility holding company, such as

Columbia, unless the acquisition has been approved by the SEC under the HCA.

It also requires that any Person that owns, controls or holds with power to vote, 10% or more of the voting securities of a public utility holding company register with the SEC as a holding company under the HCA.  The

DECS and the New Preferred Stock will not be voting securities for those purposes upon their issuance.  However, in the event holders of DECS and New

Preferred Stock became entitled to elect directors following a default in the payment of dividends thereon, those securities would become voting securities and would be included in any calculation pursuant to the above-described provisions of the HCA and SEC approval and/or registration is required in connection with the acquisition or holding thereof to the extent described above. Furthermore, the Common Stock issuable upon redemption or conversion of the DECS is a voting security for purposes of the HCA.

          8.   FUTURE STOCK ISSUANCES

     In addition to (i) the DECS and New Preferred Stock to be issued pursuant to the Plan, (ii) other securities that may be issued by Columbia to provide funds to redeem some or all the DECS and New Preferred Stock within the 120-

day period following the Effective Date and (iii) the equity securities that might be issued pursuant to the Plan or the TCO Plan, Columbia will be authorized to issue additional shares of capital stock from time to time following the Effective Date.  There will be no specific restrictions on such issuances, subject to the availability of authorized and unissued shares of Common Stock or Preferred Stock, as applicable,

therefor.  Under Delaware law, in the absence of fraud in the transaction, the judgment of the directors as to the value of consideration received upon the issuance of a corporation's capital stock is conclusive.  In addition, as permitted by Delaware law, under Columbia's certificate of incorporation existing Stockholders will not have preemptive rights to purchase additional shares of Columbia capital stock upon any issuance of such shares authorized by the Board of Directors.

     F.   OTHER POST-REORGANIZATION DEBT

     In addition to the New Indenture Securities described above under the caption "Securities to be Issued Pursuant to the Plan--New Indenture

Securities," the principal indebtedness of Columbia anticipated to be outstanding following the Effective Date is described below.

          1.   TERM LOAN FACILITY

     Columbia is currently seeking to arrange the Term Loan Facility,

consisting of one or more senior unsecured term credit facilities in an aggregate principal amount of up to $450 million, effective as of the

Effective Date.  Amounts available to be borrowed under the Term Loan Facility would be applied to make payments in respect of Claims of Creditors'

obligations of Columbia under the Columbia Omnibus Settlement, and for general corporate purposes.  Amounts borrowed under the Term Loan Facility will rank pari
passu with all other senior unsecured obligations of Columbia, including the

New Indenture Securities.

     The specific terms of the Term Loan Facility, including, without limitation, interest rates, repayment terms, conditions to borrowings,

representations and warranties, covenants and events of default will be negotiated by Columbia and prospective providers of the Term Loan Facility.

     Columbia has not yet obtained a firm commitment from lenders for the Term

Loan Facility.  Accordingly, no assurances can be given that the Term Loan

Facility will be arranged or as to the amount thereof.  The failure of

Columbia to arrange the Term Loan Facility or a reduction in the principal amount thereof would result in a reduction in the amount of cash available to satisfy Claims of Creditors and a corresponding increase in the amount of New

Indenture Securities distributed to such Creditors pursuant to the Columbia

Plan.  Although entry into the Term Loan Facility is a condition to the effectiveness of the Plan, such condition may be waived by Columbia.

          2.   WORKING CAPITAL FACILITY

     Columbia is currently seeking to arrange the Working Capital Facility,

consisting of one or more senior unsecured revolving credit facilities in an aggregate principal amount of up to $700 million, effective as of the

Effective Date. It is expected that the Working Capital Facility would be available (i) to provide working capital for Columbia and its subsidiaries and

(ii) for the issuance of commercial and standby letters of credit to be issued for the account of Reorganized Columbia in the ordinary course of its business.  Amounts borrowed under the Working Capital Facility will rank pari passu with all other senior unsecured obligations of Columbia, including the

New Indenture Securities.

     The specific terms of the Working Capital Facility, including, without limitation, interest rates, repayment terms, conditions to borrowings,

representations and warranties, covenants and events of default will be negotiated by Columbia and prospective providers of the Working Capital

Facility.

     Columbia has not yet obtained a firm commitment from lenders for the

Working Capital Facility.  Accordingly, no assurances can be made that the

Working Capital Facility can be arranged or as to the principal amount thereof.  The failure of Columbia to arrange the Working Capital Facility or a reduction in the principal amount thereof could have an adverse impact on

Columbia's ability to achieve the financial projections contained herein under

"Financial Projections; Recapitalization."  Although entry into the Working

Capital Facility is a condition to the effectiveness of the Plan, such condition may be waived by Columbia.

          3.   OTHER CREDIT FACILITIES

     In addition to the foregoing credit facilities, from and after the

Effective Date, Columbia may, from time to time, enter into other credit facilities on such terms as Columbia determines to be appropriate, subject to any applicable limitations on indebtedness contained in Columbia's other debt instruments.

     G.   MANAGEMENT

          1.   BOARD OF DIRECTORS

     Columbia's Board of Directors is divided into three classes of directors.

During each annual meeting of Stockholders, members of one class, on a rotating basis, are elected for a term of three years.  The following is a table of the Persons who are the current directors of Columbia and who will continue to be the directors on the Effective Date, except as noted below, and certain biographical information relating to each Person identified:

                                                                                               Shares of
                  Name & Principal                              Year First       End of       Stock Owned
                     Occupation                         Age       Elected      Curr. Term     Beneficially
                  ----------------                      ---     ----------     ----------     ------------

 Richard F. Albosta                                     58        1995           1998              0
        Consultant since October, 1994.
        Chairman, President and CEO of
        Ensearch Environmental Corporation
        (January 1994 to October 1994);
        President and CEO since 1986 and
        Chairman since 1990 of Ebasco
        Services, Inc.

 Robert H. Beeby                                        63        1993           1996            1,000
        Chairman of the Board of Service
        America Corporation since 1992.
        Former President and CEO of Frito-
        Lay, Inc. (1989 to 1991) and Pepsi-
        Cola International (1984 to 1988).
        Director of Church & Dwight Co.,
        Inc. and Applied Extrusion
        Technologies, Inc.

 Wilson K. Cadman                                       67        1993           1997              0
        Private Investor since 1992.  Former
        Chairman, President and CEO, Kansas
        Gas & Electric Co. and retired Vice
        Chairman of Western Resources, Inc.
        Director of El Paso Electric Co.,
        Inc. and Clark/Bardes Companies.

 James P. Heffernan                                     49        1993           1997             0
        Managing Director and President of Whitman
        Heffernan Rhein & Co., Inc., since 1987.
        CEO and Director of Danielson Holding
        Corporation, since 1990 and Director of
        its subsidiary, Danielson Trust Company,
        since 1993.  Director and President of
        Herman's Holdings, Inc. and Director of
        its subsidiary, Herman's Sporting Goods,
        Inc. since 1993.

 Malcolm T. Hopkins                                     66        1982           1996            5,512
        Private investor since 1984.  Retired Vice
        Chairman, CFO and Director of the former
        St. Regis Corporation.  Director of
        Metropolitan Series Fund, Inc. and MetLife
        Portfolios, Inc.; MAPCO, Inc.; KinderCare
        Learning Centers, Inc., EMCOR, Inc.; and
        U.S. Home Corporation. Trustee of The
        Biltmore Funds.

 Malcolm Jozoff                                         55        1995           1998            1,000
        Chairman and CEO of Lenox, Incorporated,
        since 1993.  Self employed Management
        Consultant on marketing and strategic
        planning; (July 1992 to October 1993);
        previously Group Vice President, The
        Procter & Gamble Co. and President -
        Health Care Products, Procter & Gamble,
        USA. Director of Chemtrak, Inc.

 William E. Lavery                                      64        1985           1996              750
        President Emeritus and Professor, Virginia
        Polytechnic Institute and State
        University; President from 1975 to 1987.
        Director of First Union Corporation of
        Virginia and Shenandoah Life Insurance Co.

                                                                                               Shares of
                  Name & Principal                              Year First       End of       Stock Owned
                     Occupation                         Age       Elected      Curr. Term     Beneficially
                  ----------------                      ---     ----------     ----------     ------------

 George P. MacNichol, III (1)                           71        1971           1995              600
        Private Investor since 1979.  Retired
        Officer and Director of Libbey-Owens-Ford
        Company and retired Director of Fifth
        Third Bank of Toledo, N.A.

 George E. Mayo                                         62        1994           1995              500
        Chairman of the Board and President of the
        Midland Life Insurance Company since 1980.
        President Midland Financial Services since
        Dec. 29, 1994.  Chairman of the Board of
        U.S. Health Corporation.  Director of
        Compuserve, Inc.; HBO & Co. of Atlanta;
        Huntington Bancshares Inc.; and Borror
        Corporation.

 Douglas E. Oleson                                      56        1995           1998              0
        President and CEO of Battelle Memorial
        Institute, since 1987.

 Ernesta G. Procope                                     65        1979           1997            1,161
        President and CEO of E.G. Bowman Co.,
        Inc., since 1953.  Director of Avon
        Products, Inc. and Chubb Corporation.

 James R. Thomas, II                                    69        1990           1997              300
        Private investor, since 1983.
        Retired President and CEO of Carbon
        Industries, Inc.  Director of One
        Valley Bank, N.A., Camcare, Inc.,
        and Shoney's, Inc.

 William R. Wilson                                      67        1987           1996            5,000
        Private investor, since 1992.
        Retired Chairman of the Board and
        CEO of Lukens Inc.  Director of Acme
        Metals Incorporated, Provident
        Mutual Life Insurance Company, and
        L.F. Driscoll Co.

 Oliver G. Richard III                                  42        1995           1996           10,000
        Chairman, Chief Executive Officer
        and President of Columbia (effective
        April 28, 1995).  Former Chairman of
        New Jersey Resources Corporation
        since 1992; former President and CEO
        since 1991.  Former President and
        CEO of New Jersey Natural Gas
        Company; President and CEO of
        Northern Natural Gas Company (1989
        to 1991). Senior Vice President and
        subsequently Executive Vice
        President of Enron Gas Pipeline
        Group; Vice President and General
        Counsel of Tenngasco, a subsidiary
        of Tenneco Corporation (1985 to
        1987); and FERC Commissioner (1982
        to 1985).  Director of National
        Westminster Bank USA, Monmouth
        College and Monmouth Medical Center.



- ----------------------------------

(1) It is expected that Mr. MacNichol will retire from the Board after he reaches the mandatory retirement age for directors of Columbia in August, 1995.

     For the year 1994, directors each received a retainer of $25,000 and a meeting fee of $1,000 per meeting.  Those directors on the audit,

compensation, finance, corporate governance and ad hoc committees of the Board received a meeting fee of $1,000 per committee meeting.  Directors serving on the executive committee of the Board also received a $6,000 retainer and a meeting fee of $800 per meeting.  The Board held eleven meetings in 1994 and each incumbent director attended at least 75% of the total number of meetings of the Board and Board committees on which he or she served.  No officer received any compensation for services as a director while also serving as an officer of Columbia.

     Columbia offers medical coverage to non-employee directors and pays the premium associated with their participation.  Columbia also reimburses its non-employee directors for the cost of Medicare Part B, if applicable.  Non-

employee directors may elect to defer compensation for distribution at a later date.  Deferred amounts of compensation accrue interest at the rate for six-

month U.S. Treasury Bills and may be paid in a lump sum or in annual installments over ten years.  Deferred amounts will be automatically paid in a lump sum following certain specific changes in control of Columbia.

     Each non-employee director who has served on the Board for a minimum of five years and who retires after attaining the age of 70 or becomes disabled, will receive annual retirement payments equal to the amount of the annual retainer for Board service at the time of retirement.  These payments will cease at the death of the director unless the director elected an actuarial equivalent option.  In the event of certain specified changes in the control of Columbia, a director (regardless of years of service on the Board) may elect a lump-sum payment equal to the present value of the retainer at the time of the election multiplied by the number of years of such director's service on the Board, with a minimum of ten years.

     2.   OFFICERS OF COLUMBIA

          a.   OVERVIEW OF COLUMBIA'S SENIOR MANAGEMENT

     The following is a table indicating the Persons who currently are and expected to serve as executive officers of Columbia, as of the Effective Date,

their principal capacities, 1994, 1995 and 1996 base salaries (2), the 1993 bonus paid in 1994, the 1994 bonus paid in 1995, other compensation for

1994 (3), and stock options granted or to be granted in 1995.





- ----------------------------------

(2) Columbia calculates its management's base salaries on a fiscal calendar year which begins on April 1st of each year. The salaries listed for the years 1994 and 1995 have been adjusted to conform to a calendar year basis. The base salaries for the calendar year 1996 reflect the salaries effective as of April 1, 1995. At this time, it is too early to estimate what the projected base salaries will be for the fiscal year beginning April 1, 1996 for members of Columbia's management.

(3) Other compensation reflects Columbia's contributions to the Thrift Plan. For a description of the Thrift Plan, see
     Section V.F.5.a, "LESOP Claims and LESOP Action -- Columbia's
     Thrift Plan."

                                                                                      1993       1994
                                                    BASE       BASE        BASE       BONUS      BONUS
                                                    SALARY     SALARY      SALARY     PAID       PAID      OTHER         1995
                                                    FOR 1994   FOR 1995    FOR 1996   IN 1994    IN 1995   COMP. 1994    STOCK
 NAME                      TITLE                       $          $           $          $          $          $         OPTIONS
 ----                      -----                    --------   --------    --------   -------    -------   ----------    -------

 Oliver  G. Richard,       Chairman of the          N/A        750,000     750,000    N/A        N/A       N/A           15,000 (4)
 III                       Board, President and
                           CEO (effective April
                           28, 1995)

 Daniel L. Bell, Jr.       Senior Vice               299,200    308,150    310,400     29,260     42,196     17,908       5,000
                           President, Chief
                           Legal Officer and
                           Secretary

Peter M. Schwolsky         Senior Vice              N/A         285,000    285,000    N/A        N/A       N/A            7,500 (6)
                           President (5)

Michael W. O'Donnell      Senior Vice President      286,025    310,150    315,300     26,000     53,046     92,031*      5,000
                          and Chief Financial
                          Officer

 Richard A. Casali         Vice President            137,861    141,438    142,120      5,000      6,969     62,464*      -0-

 Richard E. Lowe           Vice President and        169,700    178,850    181,000      8,080     20,688    107,868*      2,000
                           Controller

 Larry J. Bainter          Treasurer                 167,250    176,275    178,400      7,965     20,388    107,655*      2,000

 Tejinder S. Bindra        Assistant Secretary       143,997    150,294    151,682     10,320     23,381    115,674*      -0-

 Joyce K. Hayes            Assistant Secretary       128,753    134,202    135,441      9,267     20,877    106,584*      -0-

     * Includes payment under Retention Agreement (defined and described in Section V.F.11).


     Prior to the Petition Date, the Board of Directors established various incentive compensation programs for Columbia's executives.  These programs include an annual incentive compensation plan, the Incentive Plan (defined and described in Section V.F.15), a performance share program, benefits plans and miscellaneous arrangements.  In 1991, due to the reduction in the dividend on

Common Stock and Columbia's filing for bankruptcy, Columbia's incentive compensation





- ----------------------------------

(4) Contingent stock grant of 10,000 shares issued May 1, 1995 and 5,000 shares to be issued December 31, 1995.

(5) As of June 5, 1995. Mr. Schwolsky will be become Chief Legal Officer of Columbia later this year.

(6)  Stock options of 5,000 shares were granted on June 5, 1995.
     Also, a grant 2,500 shares of contingent stock is to be awarded on September 5, 1995.

programs were suspended.  This suspension has been continued to date for the performance share program.

     The annual incentive compensation plan was adopted in 1987 and provides key employees with the opportunity to receive cash awards for attaining specific goals which contribute directly to the present and future financial health of Columbia.  The amounts of these annual awards are determined by the compensation committee of the Board of Directors.  The amount for the awards based on performance in 1994 were determined and awarded in March 1995.

     The Incentive Plan provides additional incentives to officers and other key employees through the granting of incentive stock options, nonqualified stock options, stock appreciation rights and/or contingent stock awards.  As previously stated, the Incentive Plan was resumed during 1995 and will terminate by its terms in September 1995.

     The performance share program was implemented in 1990 and provides for the payment of contingent stock awards to senior executives if specific pre-

determined financial targets are attained in future years.  This program is currently suspended.  Since this program is part of the Incentive Plan, it will terminate in September 1995.

     Columbia also maintains thrift, retirement, medical, dental, long-term disability, life insurance and other benefit plans of general applicability.

Federal regulations establish limits on the benefits which may be paid under thrift and retirement plans
qualified under the IRC.  To maintain compliance, Columbia caps benefits under the qualified plans at the required levels.  To provide comparable benefits to more highly compensated employees, Columbia has established a thrift restoration plan and pension restoration plan, both of which are nonqualified and unfunded.  However, the pension restoration plan may be funded through a trust arrangement at the election of the beneficiary once a threshold liability of $100,000 has been reached.

     A noncontributory defined benefit pension plan is maintained for all employees of Columbia's participating subsidiaries who are at least 21 years of age.  The annual benefit (payable monthly) under the pension plan is based on the average annual compensation and number of years of credited service.

Final average compensation is calculated using base compensation paid to the employee for the highest 36 months of the last 60 months prior to retirement.

     An employment agreement, effective July 19, 1991 and which expired on

July 18, 1993, was entered into with Mr. Bell in order to retain his services.

A new employment agreement with Mr. Bell was entered into effective July 19,

1993 and the Bankruptcy Court approved the agreement on October 20, 1993.

That employment agreement provides for a payment equal to one year's base salary if he remains employed as of the Confirmation Date.

     The employment agreement also provides that Mr. Bell may treat his employment as terminated without cause if one of the following occurs: (i) a reduction in the employee's fixed salary or other benefits to which such employee is entitled (other than a reduction affecting all employees generally); (ii) a liquidation, dissolution, consolidation or merger, or transfer of all or substantially all of Columbia's assets (other than a transaction in which the successor corporation has a net worth equal to or greater than Columbia's and assumes the agreement and all of its obligations and undertakings); (iii) a change in the control of Columbia (as defined in the agreement) or a material reduction in the employee's rank or responsibilities.  In the event of such an election by Mr. Bell to treat the agreement as terminated, or in the event of a termination by Columbia not permitted by the agreement, Mr. Bell is entitled to receive, in lieu of the above-referenced payment, his salary and specified benefits for a period of twelve months (or an equivalent lump sum in the event of a change of control).

     Mr. John H. Croom, who also entered into a similar employment agreement with Columbia in 1993, began receiving payments under his employment agreement effective May 1, 1995 after he was succeeded as Chairman of the Board of

Directors, Chief Executive Officer and President by Mr. Oliver G. Richard III.

          b.   CHANGES IN SENIOR MANAGEMENT OF COLUMBIA

     At the 1993 shareholders' meeting, John H. Croom, Columbia's former

Chairman of the Board, Chief Executive Officer and President announced that he would be retiring when Columbia's

Chapter 11 bankruptcy proceedings were sufficiently advanced to allow new management to lead Reorganized Columbia.  Following the 1993 shareholder's meeting, the Board of Directors established a committee of Columbia's outside directors to conduct a search for a highly qualified replacement for Mr.

Croom.  As a result of its extensive search, the executive search committee,

at the Board's March 15, 1995 meeting, announced its recommendation that the

Board elect Oliver G. Richard III as the Chairman of the Board, Chief

Executive Officer and President of Columbia.  The Board accepted the recommendation and elected Mr. Richard to these positions effective as of the close of business on April 28, 1995.

     Mr. Richard, 42, has a very distinguished record.  In 1992, he was elected Chairman of the New Jersey Resources Corporation where he had served as President and Chief Executive Officer since 1991.  He also served as

President and Chief Executive Officer of New Jersey Natural Gas Company, New

Jersey Resources Corporation's principal operating company.  Mr. Richard was also previously with Enron Corporation where he was President and Chief

Executive Officer of Northern Natural Gas Company from 1989 to 1991 and, from

1987 to 1989, Senior Vice President and then Executive Vice President of Enron

Gas Pipeline Group.  Prior to such time, from 1985 to 1987, he served as Vice

President and General Counsel of Tenngasco, a subsidiary of Tenneco

Corporation, and, from 1982 to 1985, he was a Commissioner of FERC.

     Columbia has entered into an employment agreement with Mr. Richard pursuant to which he is to receive a base salary of $750,000 per year, subject to increases by the Board of Directors.  Mr. Richard owns 10,000 shares of

Common Stock.  He also was awarded grants of 5,000 shares per year on December

31 of the years 1995, 1996, and 1997, on the condition that he is employed by

Columbia as of those dates.  In addition, subject to necessary approvals, on the thirtieth day after the Effective Date, Mr. Richard will receive options to purchase, at the then prevailing market price, 100,000 shares of Common

Stock.  If such options cannot be issued as of such date, but are issued later, Mr. Richard is to receive a cash payment equal to the excess, if any,

of the exercise price over the fair market value of the shares of Common Stock on the thirtieth day following the Effective Date.

     The employment agreement also provides that Columbia will compensate Mr.

Richard for certain items he will forfeit as a result of his termination of his employment with New Jersey Resources Corporation.  Such compensation did not exceed $60,000.  In addition to being eligible to participate in all of

Columbia's incentive compensation plans and employee benefit programs provided to other senior executives of Columbia, Mr. Richard may receive upon retirement, supplemental pension payments to make up the difference, if any,

between Columbia's pension benefits and those he would have received from New

Jersey Resources Corporation.

     The employment agreement further provides for Mr. Richard to be paid severance benefits if his employment is terminated without cause.  Such severance benefits include payment of Mr. Richard's base salary, incentive compensation and fringe benefits for the remainder of the first year in addition to 24 months of salary, incentive compensation and fringe benefits.

If Mr. Richard's employment is terminated due to a change in control of

Columbia (as defined in the agreement), the period of his severance benefits is increased to thirty-six months, but the amount paid to Mr. Richard, which would constitute "parachute payments" under the IRC, will be limited to the extent necessary to avoid the imposition of an excise tax.

     Columbia has also entered into an employment agreement with Mr. Peter M.

Schwolsky, who was elected Senior Vice President of Columbia effective June 5,

1995.  Mr. Schwolsky will become Chief Legal Officer later this year.  Under the employment agreement, Mr. Schwolsky is to receive a base salary of

$285,000 per year, subject to increases by the Board of Directors.  He was also awarded a grant of 2,500 shares of Common Stock effective September 5,

1995 and an option to purchase 5,000 shares as of June 5, 1995.  In addition to being eligible to participate in all of Columbia's incentive compensation plans and employee benefit programs provided to other senior executives of

Columbia, Mr. Schwolsky may receive upon retirement, supplemental pension payments to make up the difference, if any, between Columbia's pension benefits and
those he would have received from his prior employer, New Jersey Resources

Corporation.

     H.   AMENDMENT TO CERTIFICATE OF INCORPORATION

     Pursuant to section 303 of the Delaware General Corporation Law and section 1123(a) of the Bankruptcy Code, Columbia intends to amend and restate its certificate of incorporation.  Columbia's Restated Certificate of

Incorporation will become effective upon filing with the Delaware Secretary of

State on or after the Effective Date.  Columbia will remain incorporated under the laws of the State of Delaware.  A form of the Restated Certificate of

Incorporation is attached as Exhibit A to the Plan, which is attached as

Exhibit 1 to this Disclosure Statement.  The Restated Certificate of

Incorporation represents a streamlining and modernization of Columbia's current certificate of incorporation, with the additional changes outlined below.  The following discussion is qualified in its entirety by reference to the Restated Certificate of Incorporation.

     The Restated Certificate of Incorporation prohibits the issuance of non-

voting equity securities as required by section 1123(a)(6) of the Bankruptcy

Code, subject to further amendment of the Restated Certificate of

Incorporation as permitted by applicable law.

     The Restated Certificate of Incorporation also decreases the par value of

Preferred Stock from 50 dollars ($50) to ten dollars ($10) and increases the number of authorized shares of

Preferred Stock to 40 million shares.  It is anticipated that approximately 16 million shares of DECS and New Preferred Stock having the terms described herein under the caption "Securities to be Issued pursuant to the Plan" will be issued on the Effective Date in order to effectuate the Columbia Plan.

     In addition, the Restated Certificate of Incorporation differs from the current certificate of incorporation as it deletes the restrictions on Common

Stock dividends and amounts of debt applicable while any Preferred Stock is outstanding.  It also deletes specific provisions regarding Preferred Stock voting rights, dividend rights and liquidation rights and permits the Board of

Directors to determine the specific rights, powers and preferences of each series of Preferred Stock, and the limitations thereon, at the time of such series' issuance.  The Restated Certificate of Incorporation also (i) provides for  continuation of a classified Board of Directors for directors elected by holders of Common Stock even if directors are elected by the holders of

Preferred Stock and (ii) recognizes that the terms of the Preferred Stock may be set by resolutions adopted by the Board of Directors pursuant to ARTICLE

FOURTH as proposed to be amended.

     Similar amendments with respect to Preferred Stock (other than the increase in the number of authorized shares of such stock) were put to

Columbia's Stockholders at its 1995 annual meeting in order to permit implementation of the Shareholder Rights Plan adopted by the Board of

Directors, subject to the
approval of such amendments by shareholders and approval of the Rights Plan and such amendments by the SEC under the HCA and the Bankruptcy Court.  As described in Section V.F.16, requisite Stockholder approval was not obtained and the application for HCA approvals and the motion for Bankruptcy Court approval were withdrawn.  The amendments relating to Preferred Stock proposed in the Plan are nevertheless necessary in order to implement those provisions of the Plan which call for the issuance of New Preferred Stock and DECS to

Holders of Borrowed Money Claims and are otherwise desirable from the point of view of future financing flexibility.  The Board of Directors,  however, has no present intention with respect to a possible "shareholder rights plan" and,

in any event, no such plan could become effective absent approval by the SEC pursuant to the HCA.

     Stockholders who vote to approve the Plan, by such vote, and without further action, will also have voted to approve the amendments to the certificate of incorporation described above.

XI.      CONCLUSION

         For all of the reasons contained in this Disclosure Statement, the

Debtor believes that confirmation and consummation of the Plan is prefereable to any other reasonable alternative.  Consequently, Columbia urges all holders of Claims entitled to vote and all Stockholders to accept the Plan by duly completing and returning their ballots in accordance with the procedures approved by the Bankruptcy Court.


Dated:  Wilmington, Delaware
        July 27, 1995


                              THE COLUMBIA GAS SYSTEM, INC.

                         By:  /s/ OLIVER G. RICHARD III
                              --------------------------------
                              Oliver G. Richard III
                              Chairman and Chief Executive
                                Officer

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

- ----------------------------------X
IN RE:                            :  CHAPTER 11
                                  :  CASE NO. 91-804 (HSB)
COLUMBIA GAS TRANSMISSION         :
CORPORATION,                      :
                                  :
                   DEBTOR.        :
- ----------------------------------X


                     SECOND AMENDED PLAN OF REORGANIZATION
                   OF COLUMBIA GAS TRANSMISSION CORPORATION,
                              AS FURTHER AMENDED

                           -------------------------

                                             RESPECTFULLY SUBMITTED,

                                             STROOCK & STROOCK & LAVAN
                                             LEWIS KRUGER
                                             ROBIN E. KELLER
                                             SEVEN HANOVER SQUARE
                                             NEW YORK, NEW YORK  10004-2696
                                             (212) 806-5400

                                             CRAVATH, SWAINE & MOORE
                                             JOHN F. HUNT
                                             JOHN E. BEERBOWER
                                             825 EIGHTH AVENUE
                                             NEW YORK, NEW YORK  10019-7475
                                             (212) 474-1000

                                             YOUNG, CONAWAY, STARGATT & TAYLOR
                                             JAMES L. PATTON, JR.
                                             11TH FLOOR - RODNEY SQUARE NORTH
                                             P.O. BOX 391
                                             WILMINGTON, DELAWARE  19899-0391
                                             (302) 571-6600

                                             CO-COUNSEL FOR DEBTOR.


DATED:  JULY 17, 1995

                                                                                                                         Page
                                                                                                                         ----
INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

I.   DEFINED TERMS, RULES OF INTERPRETATION,
     COMPUTATION OF TIME AND GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
     A.    Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
           1.   "Accepting Producer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
           2.   "Accepting Producer Percentage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
           3.   "Accepting 3.2 Claimant"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
           4.   "Actual Target Producer Distribution" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
           5.   "Additional Distribution" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
           6.   "Administrative Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
           7.   "Administrative Fee Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
           8.   "Administrative Recoupment Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
           9.   "Affiliate Tax Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
           10.  "Allowance Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
           11.  "Allowed" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
           12.  "Assumed Executory Contract Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
           13.  "Avoidance Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
           14.  "Bankruptcy Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
           15.  "Bankruptcy Court"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
           16.  "Bankruptcy Rules"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
           17.  "Bar Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
           18.  "Bar Date Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
           19.  "BG&E Case" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
           20.  "BG&E Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
           21.  "Business Day"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
           22.  "Calendar Quarter"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
           23.  "Cash Collateral Orders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
           24.  "Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
           25.  "Claimholder" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
           26.  "Claims Estimation Procedures"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
           27.  "Class" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
           28.  "Closing Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
           29.  "CNR" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
           30.  "Columbia"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
           31.  "Columbia Committees" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
           32.  "Columbia Customer Guaranty"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
           33.  "Columbia Guaranty" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
           34.  "Columbia Omnibus Settlement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
           35.  "Columbia Secured Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
           36.  "Columbia Transmission Investment Corporation"  . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
           37.  "Columbia Unsecured Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
           38.  "Confirmation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
           39.  "Confirmation Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
           40.  "Confirmation Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
           41.  "Creditor"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
           42.  "Creditors' Committee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
           43.  "Customer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
           44.  "Customers' Committee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
           45.  "Customer Regulatory Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

                                                                                                                        Page
                                                                                                                        ----
           46.  "Customer Settlement Proposal"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
           47.  "Deficiency Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
           48.  "DIP Facility"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
           49.  "Disclosure Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
           50.  "Disputed"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
           51.  "Dissenting 3.2 Claimant" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
           52.  "Distribution Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
           53.  "District Court"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
           54.  "East Lynn Condemnation Award"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
           55.  "East Lynn Condemnation Obligation" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
           56.  "East Lynn Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
           57.  "Effective Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
           58.  "Environmental Claims"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
           59.  "EPA Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
           60.  "Estate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
           61.  "Fee Examiner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
           62.  "FERC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
           63.  "FERC Gas Tariff" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
           64.  "FERC Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
           65.  "FERC Interest Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
           66.  "File" or "Filed" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
           67.  "Final Allowance Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
           68.  "Final Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
           69.  "Final FERC Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
           70.  "First Mortgage Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
           71.  "General Unsecured Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
           72.  "GRI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
           73.  "GRI Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
           74.  "Holdback Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
           75.  "Initial Accepting Producer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
           76.  "Initial Accepting Producer Settlement Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . .    17
           77.  "Initial Distribution Percentage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
           78.  "Intercompany Claims" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
           79.  "Intercompany Claims Litigation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
           80.  "Interests" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
           81.  "Inventory Financing Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
           82.  "Inventory Loan Agreements" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
           83.  "Investment Guidelines" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
           84.  "IRS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
           85.  "IRS Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
           86.  "IRS Settlement Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
           87.  "Kentucky Environmental Orders" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
           88.  "Lowest Intermediate Balance Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
           89.  "Miscellaneous Administrative Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
           90.  "1990 Rate Case"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
           91.  "1990 Rate Case Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
           92.  "1990 Rate Case Settlement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
           93.  "NGA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
           94.  "Omnibus FERC Motion" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
           95.  "Omnibus FERC Motion Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
           96.  "Original Settlement Values"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20

                                                                                                                        Page
                                                                                                                        ----
           97.  "PBGC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
           98.  "Pennsylvania Environmental Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
           99.  "Petition Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
           100. "Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
           101. "Plan Mailing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
           102. "Post-Petition Operational Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
           103. "Priority Tax Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
           104. "Producer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
           105. "Producer Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
           106. "Professional"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
           107. "Professional Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
           108. "Projected Target Producer Distribution"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
           109. "Recoupment Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
           110. "Refund Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
           111. "Refund Dispute"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
           112. "Refund Obligation" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
           113. "Rejecting Producer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
           114. "Releasees" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
           115. "Reorganization Case" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
           116. "Reorganized TCO" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
           117. "RIA Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
           118. "Schedule of Liabilities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
           119. "Section 4(e) Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
           120. "Secured Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
           121. "Secured Tax Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
           122. "Service Contract"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
           123. "Setoff"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
           124. "Settlement Value"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
           125. "Stipulation of Dismissal with Prejudice" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
           126. "Subordinated Tax Claims" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
           127. "Supplemental Interest Payment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
           128. "Target Distribution Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
           129. "Tax Allocation Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
           130. "TCO" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
           131. "TCO Committees"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
           132. "TCO Obligation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
           133. "Trust Fund Decision" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
           134. "Unclaimed Distribution"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
           135. "Unsecured Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
           136. "Unsecured Creditor"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
           137. "U.S. Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
           138. "U.S. Trustee's Fee Claims" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
           139. "Voting Deadline" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
           140. "WACOG" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
           141. "Waiver Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
     B.    Rules of Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
     C.    Computation of Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
     D.    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29

II.  UNCLASSIFIED CLAIMS AND
     CLASSES OF CLAIMS AND INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
     A.    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29

                                                                                                                        Page
                                                                                                                        ----
     B.    Unclassified Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
           1.   Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
                a.  Professional Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
                b.  Post-Petition Operational Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
                c.  Assumed Executory Contract Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
                d.  U.S. Trustee's Fee Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
                e.  Miscellaneous Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
                f.  Administrative Recoupment Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
           2.   Priority Tax Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
           3.   East Lynn Condemnation Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
     C.    Classes of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
           1.   Class 1 Claims - Secured Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
                a.  Class 1.1 - DIP Facility Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
                b.  Class 1.2 - Secured Producer Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
                c.  Class 1.3 - Other Secured Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
           2.   Class 2.1 Claim - Columbia Secured Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
           3.   Class 3 Claims - Unsecured Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
                a.  Class 3.1 - Unsecured Claims of $25,000 or Less . . . . . . . . . . . . . . . . . . . . . . . . .    34
                b.  Class 3.2 - Unsecured Customer Claims and GRI Claims  . . . . . . . . . . . . . . . . . . . . . .    34
                c.  Class 3.3 - Producer Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
                d.  Class 3.4 - General Unsecured Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
                e.  Class 3.5 - Columbia Unsecured Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
           4.   Class 4 Claims - Assumed Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
                a.  Class 4.1 - Environmental Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
                b.  Class 4.2 - Certain Condemnation Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
                c.  Class 4.3 - Pension Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
                d.  Class 4.4 - Surety Bond Related Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
                e.  Class 4.5 - Affiliate Tax Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
           1.   Class 5 Interests - Common Stock of TCO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36

III. TREATMENT OF CLAIMS AND INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
     A.    Treatment of Unclassified Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
           1.   Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
                a.  Professional Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
                b.  Post-Petition Operational Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
                c.  Assumed Executory Contracts Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
                d.  U.S. Trustee's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
                e.  Miscellaneous Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
                f.  Administrative Recoupment Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
           2.   Priority Tax Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
           3.   East Lynn Condemnation Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
     B.    Treatment of Classified Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
           1.   Class 1 Claims - Secured Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
                a.  Class 1.1 - DIP Facility Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
                b.  Class 1.2 - Secured Producer Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
                c.  Class 1.3 - Other Secured Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
           2.   Class 2.1 - Columbia Secured Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
           3.   Class 3 Claims - Unsecured Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
                a.  Settlement Values and Allowance Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42

                                                                                                                        Page
                                                                                                                        ----
                b.  Class 3.1 - Unsecured Claims of $25,000 or Less . . . . . . . . . . . . . . . . . . . . . . . . .    46
                c.  Class 3.2 - Unsecured Customer Claims and GRI Claims  . . . . . . . . . . . . . . . . . . . . . .    47
                d.  Class 3.3 - Producer Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
                e.  Class 3.4 - General Unsecured Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
                f.  Class 3.5 - The Columbia Unsecured Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
           4.   Class 4 Claims - Other Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
                a.  Class 4.1 - Environmental Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
                b.  Class 4.2 - Certain Condemnation Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
                c.  Class 4.3 - Pension Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
                d.  Class 4.4 - Surety Bond Related Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
                e.  Class 4.5 - Affiliate Tax Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
     C.    Treatment of Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
           1.   Class 5 Interests - Common Stock of TCO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58

IV.  PROVISIONS GOVERNING DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
     A.    Transactions On the Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
     B.    Distributions on Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
     C.    Reorganized TCO As Disbursing Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
     D.    Delivery of Distributions; Unclaimed Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
           1.   Delivery of Distributions in General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
           2.   Unclaimed Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
     E.    Means of Cash Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
     F.    Setoffs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
     G.    Limit on Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
     H.    Continuation of Certain Retirement, Workers' Compensation and Long-Term Disability Benefits  . . . . . . .    64

V.   MEANS FOR IMPLEMENTATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
     A.    Continued Corporate Existence and Vesting of Assets in Reorganized TCO . . . . . . . . . . . . . . . . . .    64
     B.    Corporate Governance, Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65
           1.   Certificate of Incorporation and By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65
           2.   Directors and Officers of Reorganized TCO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
           3.   Corporate Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
     C.    Preservation of Rights of Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
     D.    The Claims Estimation Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
     E.    Release of Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
     F.    TCO's Funding Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
     G.    Columbia Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68

VI.  BAR DATES; PROCEDURES FOR ESTABLISHING ALLOWED CLAIMS
     AND FOR RESOLVING DISPUTED CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
     A.    Bar Date for Objections to Certain Non-Administrative Claims . . . . . . . . . . . . . . . . . . . . . . .    69
           1.   Claims Subject to the Claims Estimation Procedures  . . . . . . . . . . . . . . . . . . . . . . . . .    69
           2.   Other Non-Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
     B.    Bar Dates for Certain Administrative Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70
           1.   Professional Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70

                                                                                                                        Page
                                                                                                                        ----
           2.   Administrative Claims Arising from Rejection of Executory Contracts or Unexpired Leases . . . . . . .    71
           3.   Non-Ordinary Course, Non-Assumed Administrative Claims  . . . . . . . . . . . . . . . . . . . . . . .    71
     C.    Authority to Prosecute Objections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    72

VII. TREATMENT OF EXECUTORY CONTRACTS AND
     UNEXPIRED LEASES; ADDITIONAL BAR DATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    72
     A.    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    72
     B.    Payments Related to Assumption of Executory Contracts and Unexpired Leases . . . . . . . . . . . . . . . .    73
     C.    Bar Date for Rejection Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74
     D.    Executory Contracts and Unexpired Leases Entered Into and Other Obligations Incurred After the Petition
                 Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74

VIII.CONDITIONS PRECEDENT TO CONFIRMATION
     AND CONSUMMATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
     A.    Conditions to Confirmation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
     B.    Conditions to Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77
     C.    Waiver of Conditions to Confirmation or Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . .    78
     D.    Effect of Vacating Confirmation Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    80
     E.    Failure of the Plan to Become Effective  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    80

IX.  CONFIRMABILITY AND SEVERABILITY
     OF THE PLAN AND CRAMDOWN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    81
     A.    Confirmability and Severability of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    81
     B.    Cramdown . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    82

X.   DISCHARGE, RELEASES, SETTLEMENT OF CLAIMS AND INJUNCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . .    82
     A.    Discharge of Claims and Termination of Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    82
     B.    Injunction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    84
     C.    Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    86
     D.    Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    87
     E.    Intercompany Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    90

XI.  RETENTION OF JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    91

XII. MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    94
     A.    Dissolution of the Creditors' Committee and the Customers' Committee . . . . . . . . . . . . . . . . . . .    94
     B.    Modification of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    96
     C.    Revocation of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    96
     D.    Severability of Plan Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97
     E.    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
     F.    Service of Documents on TCO or Reorganized TCO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
     G.    Payment and Withholding of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    99

CONFIRMATION REQUEST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100

     EXHIBIT A       -    Affidavit of John H. Croom
     EXHIBIT B       -    Calculation of Post-Petition Interest on the Columbia
                          Secured Claim
     EXHIBIT C       -    Waiver Agreement
     EXHIBIT D       -    Holdback Amount Formula and Spreadsheet
     EXHIBIT E       -    Customer Settlement Proposal
     EXHIBIT F       -    Amended and Restated Certificate of Incorporation
     EXHIBIT G       -    Initial Accepting Producer Settlement Agreement
     SCHEDULE I      -    Original Settlement Values
     SCHEDULE II     -    Allowance Amounts
     SCHEDULE III    -    Settlement Values on Plan Mailing Date
     SCHEDULE IV     -    Customer Regulatory Claim Schedule

INTRODUCTION

          Columbia Gas Transmission Corporation ("TCO") proposes the following plan of reorganization (the "Plan") (amending the Amended Plan of Reorganization dated April 17, 1995 and the Second Amended Plan of Reorganization dated June 13, 1995) providing for the resolution of TCO's outstanding Creditor Claims and equity Interests. The Columbia Gas System, Inc. ("Columbia"), the sole shareholder of TCO, has been authorized by its Board of Directors to support the Plan and to enter into the Columbia Omnibus Settlement (as defined herein), subject to the necessary approvals of the Bankruptcy Court having jurisdiction over Columbia's Chapter 11 case and of the United States Securities and Exchange Commission pursuant to the Public Utility Holding Company Act of 1935, and any other regulatory approvals which Columbia may be required to obtain. See affidavit of John H. Croom dated April 17, 1995 which is annexed to the Plan as Exhibit A hereto. In addition, the Customer Settlement Proposal is subject to the approval of the FERC.

          For a discussion of TCO's history, businesses, properties, results of operations and projections for future operations and for a summary and analysis of the Plan and related matters, reference should be made to the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code for the Second Amended Plan of Reorganization of Columbia Gas Transmission Corporation, As Further Amended, Dated July 17, 1995 (the "Disclosure Statement") Filed by TCO with the Bankruptcy Court. TCO and, subject to the approvals described above, Columbia are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

          ALL HOLDERS OF CLAIMS AGAINST TCO SHOULD READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.


I.        DEFINED TERMS, RULES OF INTERPRETATION,
          COMPUTATION OF TIME AND GOVERNING LAW

A.        DEFINED TERMS

          As used in the Plan, the capitalized terms below have the following meanings. Any term used in the Plan that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

          1. "ACCEPTING PRODUCER" means any Producer that accepts the Settlement Value proposed for its Producer Claim or executes an agreement which settles and compromises its Producer Claim, subject to approval of the Bankruptcy Court.

          2. "ACCEPTING PRODUCER PERCENTAGE" means the percentage which the aggregate of the Original Settlement Values proposed for the Claims of Accepting Producers is of the aggregate of all Original Settlement Values proposed by TCO under the Plan.

          3. "ACCEPTING 3.2 CLAIMANT" means, if Class 3.2 votes to accept the Plan, a holder of a Class 3.2 Claim that either (i) votes in favor of the Plan (and accordingly, by the terms of the ballot by which such vote is cast, agrees to be bound by the Waiver Agreement) or (ii) does not vote for the Plan but, prior to the Effective Date, executes a written Waiver Agreement.

          4. "ACTUAL TARGET PRODUCER DISTRIBUTION" means the amount derived by (a) multiplying (i) the aggregate of the Allowed amounts of Producer Claims in Class 3.3 by (ii) the Target

Distribution Percentage and (b) adding the aggregate of the Allowed amounts of Producer Claims in Classes 1.2 and 3.1.

          5. "ADDITIONAL DISTRIBUTION" means one half of the amount, if any, by which the Actual Target Producer Distribution is exceeded by the Projected Target Producer Distribution.

          6. "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under sections 503, 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, as more fully described in Section II.B.1, "Administrative Claims."

          7. "ADMINISTRATIVE FEE ORDER" means the Administrative Order under sections 105(a) and 331 of the Bankruptcy Code Establishing Procedures for Interim Compensation and Reimbursement of Expenses for all Professionals entered in the Reorganization Case by the Bankruptcy Court on November 15, 1991.

          8. "ADMINISTRATIVE RECOUPMENT CLAIM" means a Recoupment Claim described in Section II.B.1.f.

          9. "AFFILIATE TAX CLAIM" means a Claim of Columbia or any of its subsidiaries for any amount owed by TCO under the Tax Allocation Agreement.

          10.      "ALLOWANCE AMOUNT" has the meaning set forth in Section
                   III.B.3.a.

          11. "ALLOWED" when used with respect to a Claim, means a Claim against TCO:

                   a. which has been scheduled as undisputed, not contingent and liquidated in the Schedule of Liabilities, and as to which no proof of Claim or objection has been timely Filed;

                   b. as to which a proof of Claim has been timely Filed and either:

                            i.  no objection thereto has been timely Filed;
                                       or


                           ii. the Claim has been allowed (but only to the extent allowed) by an order of the Bankruptcy Court;


                   c. which, in the case of the Columbia Secured Claim, the Columbia Unsecured Claim, Customer Claims, unliquidated General Unsecured Claims, and Producer Claims, has been allowed under the provisions of the Plan; or

                   d. which is a Professional Claim for which a fee award amount has been approved by Final Order of the Bankruptcy Court.

          12. "ASSUMED EXECUTORY CONTRACT CLAIM" means a Claim described in Section II.B.1.c hereof.

          13. "AVOIDANCE CLAIM" means a claim, other than an Intercompany Claim, which a trustee, debtor in possession or appropriate party-in-interest may assert under sections 542, 544, 545, 547, 548, 549, 550 or 551 of the
Bankruptcy Code.

          14. "BANKRUPTCY CODE" means title 11 of the United States Code, Section Section 101 et seq., as now in effect or hereafter amended.

          15. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware or, if such court ceases to exercise jurisdiction over the Reorganization Case, the court or adjunct thereof that exercises jurisdiction over the Reorganization Case.

          16. "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for the District of Delaware, as now in effect or as the same may from time to time hereafter be amended.

          17. "BAR DATE" means any applicable date by which proofs of Claim must have been or, in the future, must be, Filed, as established by the Bar Date Order, the Plan, or the Confirmation Order.

          18. "BAR DATE ORDER" means, collectively, the orders of the Bankruptcy Court establishing bar dates by which proofs of Claim must have been, or in the future must be, Filed, including the Order Establishing Bar Date for Filing Proofs of Claim entered by the Bankruptcy Court on December 13, 1991.

          19. "BG&E CASE" means the case on remand to FERC from the United States Court of Appeals for the District of Columbia Circuit styled Baltimore Gas & Electric Co. v. FERC, D.C. Cir. No. 88-1779 involving TCO's obligation to refund to Customers certain costs billed to them by TCO.

          20. "BG&E CLAIM" means a Claim of a Customer for refund of recoveries of certain costs billed to TCO by its pipeline suppliers collected by TCO from its Customers, and which are the subject of the BG&E Case.

          21. "BUSINESS DAY" means any day which is not a Saturday, a Sunday or a day which in Wilmington, Delaware, Charleston, West Virginia or New York, New York is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

          22. "CALENDAR QUARTER" means a three (3) month period ending on any March 31, June 30, September 30 or December 31; provided that the first Calendar Quarter shall be deemed to be the period commencing on the Effective Date and ending on the first day that is (x) the last day of such a three (3) month period and (y) more than sixty days after the Effective Date.

          23. "CASH COLLATERAL ORDERS" means the final orders of the Bankruptcy Court, dated July 31, 1991 and August 23, 1991, which respectively authorize TCO to use the cash collateral pledged by TCO to Columbia pursuant to the Inventory Loan Agreement and the Indenture and Deed of Trust securing the First Mortgage Bonds and grant to Columbia and certain other secured parties certain replacement liens and security interests in TCO's assets.

          24.      "CLAIM" means, as against TCO,

                   a. a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or

                   b. a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          25. "CLAIMHOLDER" means the holder of a Claim and, when used in conjunction with a Class or type of Claim, means a holder of a Claim in such Class or of such type.

          26. "CLAIMS ESTIMATION PROCEDURES" means the procedures established by orders of the Bankruptcy Court dated August 27, 1992 and October 9, 1992, to liquidate disputed, contingent or unliquidated Claims of Producers, as the same may be amended from time to time by the Bankruptcy Court or, as appropriate, and subject to Bankruptcy Court approval, by the Claims Mediator, pursuant to the order of the Bankruptcy Court dated June 16, 1995.

          27.      "CLASS" means a class of Claims or Interests.

          28. "CLOSING AGREEMENT" means the Department of the Treasury - Internal Revenue Service Agreement As To Final Determination of Tax Liability, which is attached as Exhibit A to the IRS Settlement Agreement.

          29. "CNR" means Columbia Natural Resources, Inc., a Texas corporation.

          30. "COLUMBIA" means The Columbia Gas System, Inc., a Delaware corporation.

          31.      "COLUMBIA COMMITTEES" shall have the meaning set forth in
Section X.D.

          32. "COLUMBIA CUSTOMER GUARANTY" means Columbia's guaranty of the payment of distributions on account of Refund Claims to Accepting 3.2 Claimants and of the financial integrity of the Customer Settlement Proposal, if Class 3.2 accepts the Plan and the Plan becomes Effective. Specifically, Columbia has agreed (i) that the Customer Settlement Proposal will not be "retraded" with the Customers so as to reduce the financial benefits of the settlement to them, (ii) that the financial benefits of the

Customer Settlement Proposal will not be adversely affected by virtue of any subsequent settlement reached with other parties in either TCO's or Columbia's bankruptcy proceedings, and (iii) that Columbia and TCO will include the Customer Settlement Proposal and Columbia's guaranty in their respective plans of reorganization. The foregoing guaranty does not apply to any modification imposed on the Customer Settlement Proposal or on a Plan incorporating the Customer Settlement Proposal, by the action of any judicial or regulatory authority.

          33.      "COLUMBIA GUARANTY" has the meaning set forth in Section V.G.

          34. "COLUMBIA OMNIBUS SETTLEMENT" means Columbia's agreement, conditioned on the Plan becoming effective without any modification that is not consented to by Columbia, to facilitate the prompt emergence of TCO and Columbia from their respective Chapter 11 proceedings by (i) assisting TCO to monetize the Plan which is estimated to provide for value to be distributed to TCO Creditors of approximately $3.9 billion (in the event of 100% acceptance of Original Settlement Values), which distribution, in the case of third party Creditors, will be substantially in cash; (ii) providing a guaranty of payment of distributions to TCO's Creditors as provided under the Plan (excluding assumed obligations); (iii) providing the Columbia Customer Guaranty; (iv) consenting to the assumption by Reorganized TCO of certain pre-petition environmental Claims of governmental agencies and certain other Claims, and (v) accepting new secured debt securities of Reorganized TCO (rather than cash) for a portion of the Columbia Secured Claim and contributing the balance of the Columbia Secured Claim to Reorganized TCO's equity, in consideration for (a) the retention by Columbia of the equity of Reorganized TCO, (b) the settlement of litigation over the liquidation of the Producer Claims of the Initial Accepting Producers, of Customer Claims and of certain other Disputed Claims, and (c) a settlement of the Claims raised or which could have been raised in the Intercompany Claims Litigation among Columbia, CNR, TCO, the Creditors' Committee and the Customers' Committee and all other Claims and disputes between TCO's Creditors and Columbia arising out of or related to TCO's Reorganization Case and various other Claims and disputes between TCO's Creditors and TCO as provided herein (other than Claims arising in the normal course of business subsequent to the Petition Date between Creditors and TCO or Columbia).

          35. "COLUMBIA SECURED CLAIM" means, as of the Effective Date, the aggregate of:

                   a. (i) the unpaid principal as of the Petition Date owing in respect of the First Mortgage Bonds, (ii) the unpaid principal and accrued and unpaid interest owing as of the Petition Date in respect of the Inventory Financing Agreement, and (iii) the interest on all of such unpaid principal and interest from the Petition Date to the Effective Date, calculated in the manner described in Exhibit B;

                   b. all amounts to which Columbia is entitled under the Cash Collateral Orders, including post-petition interest as Allowed by the Bankruptcy Court; and

                   c. all amounts to which Columbia is entitled for reasonable fees, costs and charges approved by the Bankruptcy Court under
Section 506 of the Bankruptcy Code.

          36. "COLUMBIA TRANSMISSION INVESTMENT CORPORATION" has the meaning set forth in Section IV.A.4.

          37. "COLUMBIA UNSECURED CLAIM" means Columbia's Claims against TCO for the repayment of principal and interest arising under and related to unsecured loans made by Columbia to TCO under certain promissory notes and revolving credit notes, as more specifically set forth in Columbia's proof of Claim numbered 11442, Filed on March 17, 1992.

          38.      "CONFIRMATION" means the entry of the Confirmation Order.

          39. "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket.

          40. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

          41.      "CREDITOR" means

                   a. an entity that has a Claim against TCO that arose at the time of or before the Petition Date; or

                   b. an entity that has a Claim against the Estate of a kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

          42. "CREDITORS' COMMITTEE" means the Official Committee of Unsecured Creditors appointed in the Reorganization Case pursuant to section 1102 of the Bankruptcy Code.

          43. "CUSTOMER" means any entity that purchases or has purchased natural gas or services from TCO pursuant to the FERC Gas Tariff or agreements entered into in connection therewith.

          44. "CUSTOMERS' COMMITTEE" means the Official Committee of Customers of TCO appointed in the Reorganization Case pursuant to section 1102 of the Bankruptcy Code.

          45. "CUSTOMER REGULATORY CLAIM" means a Claim of a Customer arising under or in connection with the FERC Gas Tariff or any of the services provided by TCO pursuant to the jurisdiction of FERC, including, but not limited to, any Refund Claim. Most Customer Regulatory Claims are listed in Appendix M, Schedule 1 of the Customer Settlement Proposal and on Schedule IV hereto (excluding certain other post-petition Refund Obligations provided for in the Customer Settlement Proposal, which include flowthrough of certain pipeline excess deferred income tax refunds, general rate refunds, refunds to be received from Wyoming Interstate Company, Ltd., and miscellaneous pre-petition refunds received by TCO post-petition).

          46. "CUSTOMER SETTLEMENT PROPOSAL" means the terms and agreements embodied in the Stipulation and Agreement dated April 17, 1995, filed by TCO with the FERC, a copy of which is annexed hereto as Exhibit E.

          47. "DEFICIENCY CLAIM" means the amount, if any, by which the Allowed amount of a Secured Claim, exclusive of any post-petition interest, exceeds the value of the collateral securing such Secured Claim as determined by the Bankruptcy Court.

          48. "DIP FACILITY" means the Amended and Restated Secured Revolving Credit Agreement, dated as of April 2, 1992, between TCO and Chemical Bank, as successor to Manufacturers Hanover Trust Company, as amended from time to time.

          49. "DISCLOSURE STATEMENT" has the meaning set forth in the "Introduction" to this Plan.

          50. "DISPUTED" when used with respect to a Claim, means a Claim against TCO that is not an Allowed Claim and that has not been barred or otherwise disallowed or discharged. If an objection is timely Filed and relates to the allowance of only a portion of a Claim, such Claim shall be a Disputed Claim to the extent of the portion of such Claim to which such objection relates.

          51. "DISSENTING 3.2 CLAIMANT" means, if Class 3.2 votes to accept the Plan, any holder of a Class 3.2 Claim that is not an Accepting 3.2 Claimant, and, if Class 3.2 rejects the Plan, any holder of a Class 3.2 Claim.

          52. "DISTRIBUTION DATE" means the first date upon which (a) the holders of Allowed Class 3.3 Claims representing at least eighty (80%) percent of the total amount of such Claims shall have been paid all of the amounts payable on the Effective Date to such holders hereunder and (b) at least eighty (80%) percent of the total amounts payable on the Effective Date hereunder with respect to the holders of Allowed General Unsecured Claims shall have been paid.

          53. "DISTRICT COURT" means the United States District Court for the District of Delaware or, if such court ceases to exercise jurisdiction over the Intercompany Claims Litigation, the court that exercises jurisdiction over the Intercompany Claims Litigation.

          54. "EAST LYNN CONDEMNATION AWARD" means the funds received by TCO for the damages arising from the condemnation of the East Lynn Property by the United States government and held in trust by TCO on behalf and for the benefit of CNR, in such form as such funds are from time to time invested, together with all income earned on such funds while so held, net of applicable taxes, if any, payable by TCO in respect of such award or such income.

          55. "EAST LYNN CONDEMNATION OBLIGATION" means the obligation of TCO set forth in Section II.B.3.

          56. "EAST LYNN PROPERTY" means the real estate that was the subject of a taking by eminent domain by the United States of America in the cases styled United States v. 16,286.08 Acres of Land Situate in Wayne County, West Virginia (Case No. CA77-3324-H) and United States v. 298.25 Acres of Land Situate in Wayne County, West Virginia (Case No. CA75-0061-H).

          57. "EFFECTIVE DATE" means the first Business Day that is more than ten (10) days after the Confirmation Date and on which (a) no stay of the Confirmation Order is in effect and (b) all conditions to the Effective Date set forth in Section VIII.B have been satisfied or, if waivable, waived.

          58. "ENVIRONMENTAL CLAIMS" has the meaning set forth in Section II.C.4.a.

          59.      "EPA ORDER" has the meaning set forth in Section

III.B.4.a.

          60. "ESTATE" means the estate created for TCO in the Reorganization Case pursuant to section 541 of the Bankruptcy Code.

          61. "FEE EXAMINER" means the fee examiner appointed by the Bankruptcy Court pursuant to the Court's January 8, 1992 Order Retaining Examiner on Fees and Expenses.

          62.      "FERC" means the Federal Energy Regulatory Commission.

          63. "FERC GAS TARIFF" means the documents filed by TCO with, and in force from time to time pursuant to procedures established by, FERC setting forth the rates at and the conditions under which TCO renders natural gas-related services to its Customers.

          64. "FERC INTEREST" means interest calculated in accordance with the provisions of Section 154.67 of the FERC's Regulations, 18 C.F.R. Section 154.67.

          65. "FERC INTEREST ORDER" means the FERC order dated June 23, 1994, 67 FERC Paragraph 61,384 (1994) providing that TCO must pay FERC Interest on flowthrough refunds from the dates that TCO collected those refunds until TCO deposited such refunds into the RIA Account and that TCO must pay interest actually earned on such refunds after the date of their deposit in the RIA Account.

          66. "FILE" OR "FILED" means file or filed in the Reorganization Case with the Bankruptcy Court, or in the case of proofs of Claim, (a) file or filed with Poorman-Douglas Corporation, the claims agent designated by order of the

Bankruptcy Court, or (b) deemed so filed pursuant to section 1111(a) of the Bankruptcy Code.

          67. "FINAL ALLOWANCE DATE" means the first date upon which all Producer Claims have become Allowed, or disallowed by a Final Order, or withdrawn.

          68. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, entered on the docket in the Reorganization Case, which has not been reversed, vacated or stayed, and as to which the time to appeal or seek certiorari, has expired with no appeal or petition for certiorari having been timely taken or filed, or as to which any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

          69. "FINAL FERC ORDER" means a FERC order as to which (a) no request for rehearing has been filed on the day after the last date for filing a request for rehearing, or (b) if requests for rehearing are filed, a FERC order has been entered ruling on all pending requests for rehearing, as to which the time for filing any further requests for rehearing has passed without further rehearing requests having been filed.

          70. "FIRST MORTGAGE BONDS" means those certain bonds, designated Series A, B, D, E and F, issued by TCO pursuant to and secured by the Indenture of Mortgage and Deed of Trust dated August 30, 1985, made by TCO in favor of Wilmington Trust Company as Trustee.

          71. "GENERAL UNSECURED CLAIM" means any Unsecured Claim that is not a Producer Claim or a Customer Regulatory Claim, including Subordinated Tax Claims and including Claims arising prior to the Petition Date from the sale of goods or the rendering of services to TCO in the ordinary course of its business including, without limitation, all Claims of upstream pipelines (other than a Claim arising from exit fees paid or to be paid to upstream pipelines pursuant to any agreement for the termination of upstream pipeline service contracts).

          72.      "GRI" means the Gas Research Institute.

          73. "GRI CLAIM" means any pre-petition Claim of GRI for monies collected by TCO from Customers on behalf of GRI.

          74. "HOLDBACK AMOUNT" means the amount, if any, by which the amount equal to the Target Distribution Percentage of the aggregate of all Allowed Producer Claims in Class 3.3 exceeds the amount equal to the Initial Distribution Percentage of such Claims.

          75. "INITIAL ACCEPTING PRODUCER" means a Producer that has executed the Initial Accepting Producer Settlement Agreement.

          76. "INITIAL ACCEPTING PRODUCER SETTLEMENT AGREEMENT" means the Producer Agreement to Settle Claims subject to Plan of Reorganization, dated as of April 14, 1995, a copy of which is annexed hereto as Exhibit G.

          77. "INITIAL DISTRIBUTION PERCENTAGE" means 68.875%, the percentage derived by multiplying the Target Distribution Percentage by ninety five (95%) percent.

          78. "INTERCOMPANY CLAIMS" means the claims and causes of action asserted against Columbia and CNR in the Intercompany Claims Litigation and any claims and causes of action against Columbia or CNR arising out of the same or similar facts and circumstances.

          79. "INTERCOMPANY CLAIMS LITIGATION" means the litigation against Columbia and CNR on behalf of TCO by the Creditors' Committee and the Customers' Committee in the complaints styled and numbered Columbia Gas Transmission Corporation v. The Columbia Gas System, Inc. and Columbia Natural Resources, Inc., Adv. No. A92-35, filed on March 19, 1992 and May 26, 1992, pending before the United States District Court for the District of Delaware.

          80. "INTERESTS" means the rights of Columbia as the sole holder of all of the issued and outstanding common stock of TCO.

          81. "INVENTORY FINANCING AGREEMENT" means that certain Inventory Financing Agreement dated June 19, 1985 between Columbia and TCO, as the same may have been amended from time to time.

          82. "INVENTORY LOAN AGREEMENTS" means the Inventory Financing Agreement and the related Security Agreement dated as of June 19, 1985, between TCO and Wilmington Trust Company, as the same may have been amended from time to time.

          83. "INVESTMENT GUIDELINES" means the guidelines for investment of TCO's cash, cash equivalents, deposit accounts and other short-term investments promulgated by TCO as restricted by the order of the Third Circuit Court of Appeals dated August 29, 1994.

          84.      "IRS" means the United States Internal Revenue Service.

          85. "IRS ORDER" means the order of the Bankruptcy Court dated October 12, 1994 approving the IRS Settlement Agreement.

          86. "IRS SETTLEMENT AGREEMENT" means that certain Stipulation and Order of Settlement of Proofs of Claim Filed by the IRS, dated October 12, 1994, by and between TCO and the IRS.

          87.      "KENTUCKY ENVIRONMENTAL ORDERS" has the meaning set forth in
Section III.B.4.a.

          88. "LOWEST INTERMEDIATE BALANCE AMOUNT" means the approximately $3.3 million determined under the Trust Fund Decision to be distributable as trust funds after application of the "lowest intermediate balance" principle, together with interest thereon calculated in accordance with the FERC Interest Order.

          89. "MISCELLANEOUS ADMINISTRATIVE CLAIM" means a Claim described in Section II.B.1.e.

          90. "1990 RATE CASE" means TCO's general rate case under Section 4(e) of the NGA, FERC Docket No. RP90-108, which went into effect, subject to refund, on November 1, 1990.

          91. "1990 RATE CASE CLAIM" means any pre- or post-petition Claim, whether or not listed on the Schedule of Liabilities and whether or not Filed, of a Customer arising from the 1990 Rate Case or which is the subject of or has been settled by the terms of the 1990 Rate Case Settlement.

          92. "1990 RATE CASE SETTLEMENT" means the settlement of the 1990 Rate Case among TCO and certain other parties thereto, approved by FERC on October 15, 1992.

          93. "NGA" means the Natural Gas Act, 15 U.S.C. Section Section 717-717W (1988).

          94. "OMNIBUS FERC MOTION" means the motion Filed by TCO on August 23, 1991 entitled "Motion for Order Authorizing Columbia Gas Transmission Corporation to Comply with its Federal Energy Regulatory Commission Gas Tariff and Orders and Regulations of the Federal Energy Regulatory Commission."

          95. "OMNIBUS FERC MOTION CLAIM" means any GRI Claim and any pre-petition Claim of a Customer for a regulatory refund that is the subject of the Omnibus FERC Motion.

          96. "ORIGINAL SETTLEMENT VALUES" means the Settlement Values proposed for all Producer Claims which are set forth on Schedule I hereto.

          97.      "PBGC" means the Pension Benefit Guaranty Corporation.

          98. "PENNSYLVANIA ENVIRONMENTAL ORDER" has the meaning set forth in Section III.B.4.a.

          99.      "PETITION DATE" means July 31, 1991.

          100. "PLAN" means this Second Amended Plan Of Reorganization of TCO, as further amended, and all exhibits, attachments and schedules annexed hereto or referenced herein, as the same may be amended, modified or supplemented with the prior consent of Columbia.

          101. "PLAN MAILING DATE" means that date set by order of the Bankruptcy Court as the date for the mailing of the Plan to Creditors for purposes of voting thereon.

          102.     "POST-PETITION OPERATIONAL CLAIM" means a Claim described in
Section II.B.1.b.

          103.     "PRIORITY TAX CLAIM" means a Claim described in Section
II.B.2.

          104. "PRODUCER" means an entity that has made a first sale of natural gas, as that term is defined in the Natural Gas Policy Act of 1978, under a contract for the sale of natural gas to TCO.

          105. "PRODUCER CLAIM" means a Claim of a Producer which, in any way, arises under, is related to, or is asserted in connection with a contract for the sale of natural gas to TCO.

          106. "PROFESSIONAL" means any professional employed in the Reorganization Case pursuant to sections 327 or 1103 of the Bankruptcy Code and any professional seeking compensation or reimbursement of expenses pursuant to sections 330(a) and 503(b)(4) of the Bankruptcy Code.

          107.     "PROFESSIONAL CLAIM" means a Claim described in Section
II.B.1.a.

          108. "PROJECTED TARGET PRODUCER DISTRIBUTION" means the total amount projected to be distributed to holders of Producer Claims which is $1,180,516,388.15, based upon the Original Settlement Values.

          109. "RECOUPMENT CLAIM" means the right of any Customer to recoup from TCO or Reorganized TCO any Refund Claim, and the right of any Customer to set off the WACOG surcharges against pre-petition Claims.

          110. "REFUND CLAIM" means any pre-petition Claim, whether or not listed on the Schedule of Liabilities and whether or not Filed, of a Customer arising from any Refund Obligation, including, without limitation, any 1990 Rate Case Claim, any Omnibus FERC Motion Claim, any Section 4(e) Claim and any Claim which is the subject of the BG&E Case. The amount of any such Claim shall include (i) in the case of any Claim that is attributable to funds which, prior to the Petition Date, were transferred to TCO by third parties for payment to the holder of such Claim (which funds may have included interest paid by such third party to TCO) and which have been determined to be trust funds, interest as prescribed by FERC from the date such funds were transferred to TCO until the Petition Date, and thereafter, with respect only to the approximately $3.3 million which under the Trust Fund Decision was determined to be distributable as trust funds after application of the "lowest intermediate balance" principle, in accordance with the FERC Interest Order,
(ii) in the case of any Claim attributable to any funds so transferred to TCO for such purpose subsequent to the Petition Date, interest on the amount so transferred at the rate income is actually earned by TCO on such funds, (iii) in the case of any other such Claim attributable to funds transferred to or collected by TCO prior to the Petition Date which are not trust funds, interest as prescribed by FERC to the Petition Date, and (iv) in the case of any Claim attributable to any funds transferred to TCO subsequent to the Petition Date; but not subject to the FERC Interest Order, with applicable FERC Interest.

          111. "REFUND DISPUTE" means any right or claim of any Customer or GRI with respect to any pre-petition Refund Obligation including, but not limited to, (i) any right to appeal from or otherwise seek modification of the Trust Fund Decision or otherwise seek more favorable treatment of its Omnibus FERC Motion Claims (and any interest due thereon) than that provided in the Trust Fund Decision, (ii) any right or Claim in respect of any 1990 Rate Case Claim, (iii) any right to assert a Refund Claim which is the subject of the BG&E Case, (iv) any Claim or right in respect of any other Refund Claim other than as provided in the Plan, (v) any right of Setoff or recoupment in respect of any Customer Claim, (vi) any claim or right to compel assumption, rejection or enforcement of its pre-petition Service Contracts except as otherwise provided herein and (vii) any right or claim against Columbia in respect of or arising from any Refund Claim.

          112. "REFUND OBLIGATION" means any obligation on the part of TCO arising prior to the Petition Date to make refunds, including applicable interest thereon, to Customers pursuant to regulations or orders of FERC, or any order of a court of competent jurisdiction on appeal of an order of FERC, or the terms of the FERC Gas Tariff. Refund Obligations include the GRI Claim.

          113. "REJECTING PRODUCER" means any Producer that is not an Accepting Producer.

          114.     "RELEASEES" has the meaning set forth in Section X.D.

          115. "REORGANIZATION CASE" means the case commenced under Chapter 11 of the Bankruptcy Code bearing number 91-804 pending in the Bankruptcy Court with respect to TCO.

          116. "REORGANIZED TCO" means TCO (i) on the Effective Date to the extent and for the purpose of performing those acts which are required under the Plan to be performed by Reorganized TCO on the Effective Date and (ii) after the Effective Date.

          117. "RIA ACCOUNT" means the restricted investment arrangement account established by TCO on March 2, 1993 pursuant to an order of the Bankruptcy Court dated January 6, 1993.

          118. "SCHEDULE OF LIABILITIES" means the schedule of assets and liabilities Filed by TCO under section 521(1) of the Bankruptcy Code, as amended from time to time.

          119. "SECTION 4(E) CLAIM" means any pre-petition Refund Obligations arising pursuant to TCO's general rate filings under section 4(e) of the NGA, but shall not include any 1990 Rate Case Claim.

          120. "SECURED CLAIM" means a pre-petition Claim that is secured by a lien on property in which the Estate has an interest or that is subject to Setoff under section 553 of the Bankruptcy Code to the extent of the value of the interest of the holder of such Claim in the Estate's interest in such property or to the extent of the amount subject to Setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

          121. "SECURED TAX CLAIM" means a Secured Claim held by a taxing authority.

          122. "SERVICE CONTRACT" means a pre-petition agreement between TCO and a Customer pursuant to which TCO provides or has provided sales, transportation, storage or related services to such Customer pursuant to the relevant provisions of the FERC Gas Tariff, any certificate of public convenience and necessity or any other agreement.

          123. "SETOFF" means any right of a creditor to offset a mutual debt owing by such creditor to a debtor against a claim of such creditor and any right of a debtor to offset a mutual debt owing by such debtor to a creditor against a claim of such debtor, including, without limitation, such rights under Section 553 of the Bankruptcy Code.

          124.     "SETTLEMENT VALUE" has the meaning set forth in Section
III.B.3.a.

          125. "STIPULATION OF DISMISSAL WITH PREJUDICE" has meaning set forth in Section IV.A.5.

          126. "SUBORDINATED TAX CLAIMS" means the Claims of state taxing authorities for non-pecuniary tax penalties which were Allowed and equitably subordinated to all Unsecured Claims, pursuant to an order of the Bankruptcy Court dated May 6, 1994.

          127. "SUPPLEMENTAL INTEREST PAYMENT" means, when applied to any distribution to be made to a Creditor under the Plan, an amount of interest calculated as follows:

                   If the Distribution Date occurs after January 31, 1996, an amount equal to an accrual for the period from and including January 1, 1996 to but excluding the Distribution Date, on the amount of each such distribution at a rate per annum equal to the annualized rate realized by TCO on funds invested by it pursuant to the Investment Guidelines during such period.

          128. "TARGET DISTRIBUTION PERCENTAGE" means seventy-two and one-half (72.5%) percent.

          129. "TAX ALLOCATION AGREEMENT" means the Tax Allocation Agreement dated December 31, 1990, among Columbia and its subsidiaries, including TCO, interpreted and applied in a manner consistent with its interpretation and application prior to the Petition Date.

          130. "TCO" means Columbia Gas Transmission Corporation, a Delaware corporation, the debtor and debtor in possession in the Reorganization Case.

          131. "TCO COMMITTEES" means, collectively, the Creditors' Committee and the Customers' Committee.

          132.     "TCO OBLIGATION" has the meaning set forth in Section V.F.

          133. "TRUST FUND DECISION" means the decision of the United States Court of Appeals for the Third Circuit styled The Official Committee of Unsecured Creditors of the Columbia Gas Transmission Corporation v. The Columbia Gas System, Inc., Columbia Gas Transmission Corporation, et al., 997 F.2d 1039 (3d Cir. 1993), with respect to the payment by TCO of certain refunds to certain of its Customers and payments by TCO to GRI.

          134.     "UNCLAIMED DISTRIBUTION" has the meaning set forth in
Section IV.D.2.

          135. "UNSECURED CLAIM" means a Claim that is not a Secured Claim, an unclassified Claim described in Section II.B or a Claim in Class 4.

          136.     "UNSECURED CREDITOR" means a holder of an Unsecured Claim.

          137.     "U.S. TRUSTEE" means the Office of the United States Trustee.

          138.     "U.S. TRUSTEE'S FEE CLAIMS" means the Claims described in
Section II.B.1.d.

          139. "VOTING DEADLINE" means the deadline for voting to accept or reject the Plan established by order of the Bankruptcy Court.

          140. "WACOG" means the weighted average cost of gas purchased by TCO for resale to its Customers.

          141. "WAIVER AGREEMENT" means an agreement, in the form annexed hereto as Exhibit C, pursuant to which a Customer or GRI agrees to accept the treatment provided for in the Plan for Accepting 3.2 Claimants and in consideration of such treatment agrees (i) to the full settlement, satisfaction, discharge and termination of all of its Refund Claims and Refund Disputes and to accept the treatment provided in the Customer Settlement Proposal for all of its Refund Claims and Refund Disputes, (ii) other than the Customer Committee's Prosecution of its Motion to Unseal Judicial Records, to the withdrawal, with prejudice, of the Customers' Committee's complaint and intervention in and its participation in any appeal or other proceeding in connection with the Intercompany Claims Litigation, as well as the release of such Accepting 3.2 Claimant's rights or interests in any judgment or other recovery on account of the Intercompany Claims, (iii) to the withdrawal, with prejudice, of any appeal of the Bankruptcy Court's denial of approval of the 1990 Rate Case Settlement and (iv) not to oppose recovery by Reorganized TCO from Customers of certain sums, as more fully described in Exhibit C.

B.        RULES OF INTERPRETATION

          For purposes of the Plan: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (ii) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (iii) any reference in the Plan to a document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (iv) unless otherwise specified, all references in the Plan to sections, articles and exhibits are references to sections, articles, schedules and exhibits of or to the Plan; (v) the words "herein" and "hereto" refer to the Plan in its entirety rather than a particular portion of the Plan; (vi) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (vii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

C.        COMPUTATION OF TIME

          In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

D.        GOVERNING LAW

          EXCEPT TO THE EXTENT THAT THE BANKRUPTCY CODE OR BANKRUPTCY RULES ARE APPLICABLE, AND SUBJECT TO THE PROVISIONS OF ANY CONTRACT, INSTRUMENT, RELEASE, INDENTURE OR OTHER AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION WITH THE PLAN, AND THE APPLICABILITY OF FEDERAL LAWS AS TO MATTERS WHICH ARE SUBJECT TO FERC'S JURISDICTION, THE RIGHTS AND OBLIGATIONS ARISING UNDER THE PLAN SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS-OF-LAW PRINCIPLES WHICH WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE OR THE UNITED STATES OF AMERICA.

II.       UNCLASSIFIED CLAIMS AND CLASSES OF CLAIMS AND INTERESTS

A.        GENERAL

          Administrative Claims, Priority Tax Claims and the East Lynn Condemnation Obligation, as described below in Section II.B.(3), have not been classified and the holders thereof are not entitled to vote on the Plan.

          To the extent that a proof of Claim asserts more than one Claim, each such Claim shall be treated as a separate Claim under the Plan, and where such Claims may be classified in different

Classes, such Claims shall be deemed for purposes of this Plan to be distinct Claims entitled to be voted in their respective Classes subject, however, to the following condition. If any Creditor holds more than one Claim in any Class, all of the Claims held on the Petition Date by that Creditor in that Class shall be aggregated and the Creditor's aggregate Claim shall be accorded the treatment appropriate for a Claim of such type and amount.

          A Claim is classified in a particular Class only to the extent that the Claim qualifies within the description of that Class and is classified in one or more other Classes to the extent that any remainder of the Claim qualifies within the description of such other Class or Classes. A Claim is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released or otherwise satisfied.

B.        UNCLASSIFIED CLAIMS

          1.       ADMINISTRATIVE CLAIMS

          Administrative Claims consist of those Claims more fully described below:

                   a.      PROFESSIONAL CLAIMS

          Professional Claims consist of all Administrative Claims for unpaid fees and expenses of Professionals and amounts for compensation allowed under sections 330(a) and 503(b) of the Bankruptcy Code.

                   b.      POST-PETITION OPERATIONAL CLAIMS

          Post-Petition Operational Claims consist of all Administrative Claims, other than Environmental Claims included in Class 4.1, in respect of liabilities incurred by TCO in the ordinary course of business during the pendency of the Reorganization Case, including, but not limited to, Administrative Claims of governmental units for taxes, Refund Claims attributable to rates and charges for services rendered by TCO after the Petition Date and FERC-mandated post-petition interest thereon, trade vendor and supplier payment obligations and obligations under contracts and leases.

                   c.      ASSUMED EXECUTORY CONTRACT CLAIMS

          Assumed Executory Contract Claims consist of all obligations of TCO to cure defaults arising from or in connection with the assumption of pre-petition executory contracts and unexpired leases by TCO, under the Plan or otherwise, pursuant to section 365(b)(1) of the Bankruptcy Code.

                   d.      U.S. TRUSTEE'S FEE CLAIMS

          The U.S. Trustee's Fee Claims consist of the fees TCO is required to pay pursuant to 28 U.S.C. Section 1930(a)(6).

                   e.      MISCELLANEOUS ADMINISTRATIVE CLAIMS
          Miscellaneous Administrative Claims consist of all Administrative Claims other than Professional Claims, Post-Petition Operational Claims, Assumed Executory Contract Claims, U.S. Trustee's Fee Claims, and Administrative Recoupment Claims, including, but not limited to, Claims which are (i) contingent indemnification Claims of officers, directors and employees of

TCO, including indemnification Claims by (a) employees in connection with pre- and post-petition personal injury and property damage actions brought against them by third parties and (b) officers and directors in connection with pre-petition stockholder class actions and other securities law actions, (ii) post-petition personal injury and property damage Claims and (iii) Claims arising pursuant to performance bonds issued on behalf of TCO post-petition.

                   f.      ADMINISTRATIVE RECOUPMENT CLAIMS

          Administrative Recoupment Claims consist of all Recoupment Claims of Dissenting 3.2 Claimants that are entitled to administrative priority by virtue of the Stipulation and Order Regarding Motions for an Order Authorizing Recoupment, or, In the Alternative Directing Payments Into Escrow, dated October 13, 1993, and the Stipulation and Order Regarding Motion For An Order Modifying the Automatic Stay to Permit Set-offs of WACOG Surcharges, or, in The Alternative, Directing Payment Into Escrow, dated October 20, 1993.

          2.       PRIORITY TAX CLAIMS

          Priority Tax Claims consist of all Claims for the payment of taxes entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

          3.       EAST LYNN CONDEMNATION OBLIGATION

          The East Lynn Condemnation Obligation consists of TCO's obligation to turn over the East Lynn Condemnation Award to CNR.

C.        CLASSES OF CLAIMS

          1.       CLASS 1 CLAIMS - SECURED CLAIMS

                   a.      CLASS 1.1 - DIP FACILITY CLAIM

          Class 1.1 consists of the Secured Claim of Chemical Bank as agent under the DIP Facility.

                   b.      CLASS 1.2 - SECURED PRODUCER CLAIMS

          Class 1.2 consists of all Claims of Producers that supplied gas to TCO pre-petition to the extent that such Producers assert that such Claims are secured by statutory liens.

                   c.      CLASS 1.3 - OTHER SECURED CLAIMS

          Class 1.3 consists of all Secured Claims not included in Classes 1.1,
1.2 or 2.1, and includes Setoff Claims permitted under section 553 of the Bankruptcy Code.

          2.       CLASS 2.1 CLAIM - COLUMBIA SECURED CLAIM

          Class 2.1 consists of the Columbia Secured Claim.

          3.       CLASS 3 CLAIMS - UNSECURED CLAIMS

                   a.      CLASS 3.1 - UNSECURED CLAIMS OF $25,000 OR LESS

          Class 3.1 consists of all Unsecured Claims (other than any Customer Regulatory Claim the holder of which does not execute a Waiver Agreement prior to the Effective Date) which are Allowed in an amount that does not exceed $25,000 or which are Allowed in an amount in excess of $25,000 and the holders of which have elected on their ballots to voluntarily reduce the Allowed amount of their Claims to $25,000.

                   b.      CLASS 3.2 - UNSECURED CUSTOMER CLAIMS AND GRI CLAIMS

          Class 3.2 consists of all GRI Claims and all Customer Regulatory Claims not included in Class 3.1.

                   c.      CLASS 3.3 - PRODUCER CLAIMS

          Class 3.3 consists of all Producer Claims not included in Class 3.1 or Class 1.2.

                   d.      CLASS 3.4 - GENERAL UNSECURED CLAIMS

          Class 3.4 consists of all General Unsecured Claims not included in any other Class.

                   e.      CLASS 3.5 - COLUMBIA UNSECURED CLAIM

          Class 3.5 consists of the Columbia Unsecured Claim.

          4.       CLASS 4 CLAIMS - ASSUMED CLAIMS

                   a.      CLASS 4.1 - ENVIRONMENTAL CLAIMS

          Class 4.1 consists of all pre- and post-petition environmental compliance and remediation obligations owed to state and federal environmental enforcement and regulatory agencies, including, without limitation, those obligations of TCO arising under the Order Approving Administrative Order on Consent for Removal Actions and Toxic Substance Control Act and Consent Agreement between TCO and the United States Environmental Protection Agency approved by order of the Bankruptcy Court on November 16, 1994 (the "EPA Order"), that certain Consent Order and Agreement, dated October 6, 1994 by and between TCO and the Commonwealth of Pennsylvania, Department of Environmental Resources, approved by order of the Bankruptcy Court dated November 16, 1994 (the "Pennsylvania Environmental Order") and two certain Agreed Orders by and between TCO and the Commonwealth of Kentucky, Natural Resources and Environmental Protection Cabinet both dated October 24, 1994 and approved by order of the Bankruptcy Court dated November 16, 1994 (the "Kentucky Environmental Orders"). Non-consensual pre-petition environmental penalty liabilities asserted by entities other than the Commonwealth of Pennsylvania, the Commonwealth of Kentucky or the United States Environmental Protection Agency and settled in the above-referenced orders are not included in this Class.

                   b.      CLASS 4.2 - CERTAIN CONDEMNATION CLAIMS

          Class 4.2 consists of condemnation awards payable pursuant to the Bankruptcy Court's December 18, 1992 Order Authorizing TCO to Pay Condemnation Awards Adjudicated Post-Petition Where No Bond Has Been Posted.

                   c.      CLASS 4.3 - PENSION CLAIMS

          Class 4.3 consists of all Claims with respect to the Retirement Income Plan for the Columbia Gas System Companies (the "Retirement Plan"), including, but not limited to, the Retirement Plan's Claims, if any, for minimum funding contributions required by the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and the three Claims Filed by the PBGC with regard to the Retirement Plan.

                   d.      CLASS 4.4 - SURETY BOND RELATED CLAIMS

          Class 4.4 consists of all contingent Claims arising under or related to Claims Filed by Columbia in connection with TCO's obligation to reimburse Columbia for any payments Columbia is or may be required to make on behalf of TCO under or in connection with surety bonds issued for TCO's benefit.

                   e.      CLASS 4.5 - AFFILIATE TAX CLAIMS

          Class 4.5 consists of all Affiliate Tax Claims remaining after payment of all Assumed Executory Contract Claims.

D.        CLASS OF INTERESTS

          1.       CLASS 5 INTERESTS - COMMON STOCK OF TCO

          Class 5 consists of Columbia's Interests.

III.      TREATMENT OF CLAIMS AND INTERESTS

A.        TREATMENT OF UNCLASSIFIED CLAIMS

          1.       ADMINISTRATIVE CLAIMS

                   a.      PROFESSIONAL CLAIMS

          Each holder of an Allowed Professional Claim will receive cash equal to the amount of such Claim and such post-petition interest, if any, allowed by the Bankruptcy Court (unless TCO and the holder of such Claim agree to other treatment) on the later of (i) the Effective Date, or (ii) the tenth day after the date on which an order allowing such Claim becomes a Final Order.

                   b.       POST-PETITION OPERATIONAL CLAIMS

          Each Post-Petition Operational Claim that is unpaid as of the Effective Date will be assumed and paid by Reorganized TCO pursuant to the terms and conditions of the particular transaction giving rise to such Claim, without any further action on the part of the holder of such Claim.

                   c.      ASSUMED EXECUTORY CONTRACTS CLAIMS

          Each Assumed Executory Contract Claim that is or becomes Allowed on or before the Effective Date will be paid in full in cash on the Effective Date or upon such earlier or later date as may be authorized by order of the Bankruptcy Court. TCO will, subject to the approval of the Bankruptcy Court, assume the Tax Allocation Agreement. To the extent that the Tax Allocation Agreement allocates to TCO the obligation to pay post-petition interest on amounts included in the Priority Tax Claim or to reimburse Columbia or any other subsidiary of Columbia for any refunds and interest accrued on such refunds which Columbia or any other subsidiary of Columbia would have been entitled to receive under the Tax Allocation Agreement but were used by TCO to offset the Priority Tax Claims against it, such post-petition interest will be paid and such reimbursement will be made by TCO as an Assumed Executory Contract Claim. Any Assumed Executory Contract Claim that becomes an Allowed Claim after the Effective Date will be paid in full in cash on the thirtieth day after the end of the Calendar Quarter in which such Claim becomes an Allowed Claim or in accordance with such other terms as may be agreed upon by TCO and the holder of such Claim or as provided by an order of the Bankruptcy Court. Payment will be made net of any Setoff of moneys owed by the holder of such Claim to TCO.

                   d.      U.S. TRUSTEE'S FEES

          U.S. Trustee's Fee Claims that are unpaid as of the Effective Date will be paid in full in cash on the Effective Date.

                   e.      MISCELLANEOUS ADMINISTRATIVE CLAIMS

          Each Miscellaneous Administrative Claim that is unpaid as of the Effective Date will be assumed and paid by Reorganized TCO as it becomes due and payable or as otherwise agreed to or directed by the Bankruptcy Court.

                   f.      ADMINISTRATIVE RECOUPMENT CLAIMS
          Administrative Recoupment Claims will be treated as set forth in the discussion of the treatment of Class 3.2 in Section III.B.3.c.

          2.       PRIORITY TAX CLAIMS

          Each Priority Tax Claim will be paid, to the extent Allowed, in full, in cash, on the Effective Date, if then Allowed, or, if not then Allowed, on the thirtieth day after the date on which it becomes on Allowed Claim, except that, pursuant to Section 1129(a)(9)(C) of the Bankruptcy Code, the Claims of the IRS that are the subject of the IRS Order will be paid in installments over a period not to exceed six years from the date of assessment of such Claims, together with interest at the rate set forth in Section D.7 of the Closing Agreement. The full amount of such Claims will be paid in cash in equal quarterly installments, beginning on the date which is three months after the Effective Date and ending on the last quarterly date which does not exceed six years from the date of assessment of such Claims, except that the first quarterly installment shall be paid in three equal monthly installments beginning on the Effective Date. Each monthly or quarterly installment shall be paid together with interest on such installment accrued to the date of payment at the rate set forth in Section D.7 of the Closing Agreement. Notwithstanding the foregoing, however, Reorganized TCO, with the prior consent of Reorganized Columbia, shall have the right to pay the Claims of the IRS, or any remaining balance of such Claims, in full or in part at any time on or after the Effective Date, without premium or penalty. Payments on the Priority Tax Claims of the IRS made by Columbia or Reorganized Columbia shall, pursuant to the IRS Settlement Agreement, reduce the Priority Tax Claims of the IRS against TCO or Reorganized TCO in accordance with the terms of the IRS Order.

          3.       EAST LYNN CONDEMNATION OBLIGATION

          On the Effective Date, the East Lynn Condemnation Award will be delivered to CNR.

B.        TREATMENT OF CLASSIFIED CLAIMS

          1.       CLASS 1 CLAIMS - SECURED CLAIMS

                   a.      CLASS 1.1 - DIP FACILITY CLAIM

          The Class 1.1 Claim will be paid in full on the Effective Date, if then Allowed, or if not then Allowed, then on or before the tenth day after such Claim becomes an Allowed Claim. On the Effective Date, the DIP Facility will terminate by its terms.

Any Deficiency Claim will be treated as an Administrative Claim in accordance
with Section 364(c) of the Bankruptcy Code.   The Class 1.1 Claim is
unimpaired.

                   b.      CLASS 1.2 - SECURED PRODUCER CLAIMS

          On the Effective Date, TCO shall pay to each holder of a Class 1.2 Claim that is then Allowed, cash in an amount equal to the lesser of (i) the Allowed amount of such Claim and (ii) the value of such holder's collateral as determined by the Bankruptcy Court. Any Class 1.2 Claim that is not Allowed as of the Effective Date but that becomes an Allowed Claim after the Effective Date shall be paid in cash in an amount equal to the lesser of (i) the Allowed amount of such Claim and (ii) the value of such holder's collateral as determined by the Bankruptcy Court on the thirtieth day after the end of the Calendar Quarter in which such Claim becomes an Allowed Claim. Any Deficiency Claim will be treated as an Unsecured Claim in the appropriate category of Class 3.

          Class 1.2 Claims are unimpaired.

                   c.      CLASS 1.3 - OTHER SECURED CLAIMS

          On the Effective Date, TCO shall satisfy each Class 1.3 Claim that is then Allowed by, at TCO's option, (i) paying each holder of such Allowed Claim cash in an amount equal to the lesser of (x) the Allowed amount of such Claim and (y) the value of such holder's collateral as determined by the Bankruptcy Court, (ii) reinstating the maturity of the obligation giving rise to such Allowed Claim and curing all defaults in connection therewith in accordance with the provisions of section 1124 of the Bankruptcy Code, or (iii) permitting Setoff of such Allowed Claim against any obligation the holder of such Claim may have to TCO. Any Class 1.3 Claim that becomes an Allowed Claim after the Effective Date will, on the thirtieth day after the end of the Calendar Quarter in which such Claim becomes an Allowed Claim, receive the treatment described in the preceding sentence. Any Deficiency Claim will be treated as an Unsecured Claim in the appropriate category of Class 3.

          Class 1.3 Claims are unimpaired.

          2.       CLASS 2.1 - COLUMBIA SECURED CLAIM

          The Columbia Secured Claim shall be Allowed as Filed, provided that all other distributions which, under the Plan, are required to be made to Creditors on the Effective Date are in fact made as provided for.

          On the Effective Date, Columbia shall receive in respect of the Columbia Secured Claim, newly issued debt securities of Reorganized TCO (which will be secured by substantially all of the assets of Reorganized TCO) having a principal amount calculated to provide Reorganized TCO with an appropriate funded debt-to-equity ratio as of the Effective Date, and the right to retain the presently outstanding common stock of Reorganized TCO, with the remainder of the Columbia Secured Claim to be contributed to the capital of Reorganized TCO. The terms of such debt securities will be as jointly proposed by TCO and Columbia, subject to approval by the SEC and the Bankruptcy Court, on or before the Effective Date.

          The Class 2.1 Claim is impaired.

          3.       CLASS 3 CLAIMS - UNSECURED CLAIMS

                   a.      SETTLEMENT VALUES AND ALLOWANCE AMOUNTS

          A dollar amount, as such amount may be increased or decreased in accordance with the following paragraph, (a "Settlement Value") has been proposed under the Plan for each Producer Claim as set forth on Schedule III. The Settlement Values set forth on Schedule III are listed by the name of the Producer. The Settlement Values have been determined as set forth below:


               (i) The Settlement Value proposed for each Producer Claim which is an Allowed Claim as of the Plan Mailing Date is the Allowed amount of the Claim as of that date and accordingly is deemed accepted by the holder thereof without any further action on its part.


              (ii) The Settlement Value proposed for each Producer Claim which is not an Allowed Claim on the Plan Mailing Date is an amount which TCO, in light of all the relevant facts, believes constitutes a fair and equitable compromise at which the Claim should be Allowed.

             (iii) In the case of the Initial Accepting Producers, the Settlement Values proposed have been individually negotiated with those Producers, taking into account all known factors likely to affect the ultimate allowance of such Claims.

          TCO shall have the right, with the consent of the Creditors' Committee, to decrease, or after consultation with the Creditors' Committee, to increase the Settlement Values offered to Producers (other than Initial Accepting Producers) relative to the Original Settlement Values offered to Producers (other than Initial Accepting Producers) which are set forth on
Schedule I. The Original Settlement Values set forth on Schedule I are listed both by contract number and by the name of the Producer.

          Each Producer that accepts the Settlement Value proposed for its Claim will be deemed to have agreed to an Allowed Claim in that amount, subject to Bankruptcy Court approval, in Class 3.1 or Class 3.3, as appropriate. As of the Effective Date, a Producer that accepts the proposed Settlement Value for its Producer Claim will be deemed to have waived and released any right of Setoff, any lien, and any other Claim against TCO or TCO's property in respect of such Producer Claim, and TCO shall be deemed to have released all rights of Setoff, all Avoidance Claims and all other claims which TCO may have against such Producer or its property in respect of such Producer Claim, subject to Bankruptcy Court approval of such Producer's Settlement Value.

          If a holder of a Producer Claim accepts its Settlement Value, but its Settlement Value is not approved by the Bankruptcy Court, such holder shall be treated as a Rejecting Producer in Class 3.3 unless TCO and such Producer agree on a modified Settlement Value that is approved by the Bankruptcy Court. If a holder of an Unsecured Producer Claim that TCO proposes be in Class 3.1 does not accept its proposed Settlement Value, such Claim will be a Class 3.1 Claim to the extent that such Claim is Allowed in an amount of $25,000 or less and otherwise will be a Class 3.3 Claim. Any holder of a Producer Claim that does not accept its Settlement Value will have the Allowance of its Claim determined by litigation before the Claims Mediator or the Bankruptcy Court, as appropriate, or by a settlement approved by the Bankruptcy Court.

          Additionally, a dollar amount (an "Allowance Amount") has been proposed under the Plan for each General Unsecured Claim that is not an Allowed Claim as of the Plan Mailing Date. The Allowance Amounts are set forth on
Schedule II. The Allowance Amount proposed for each such General Unsecured Claim is the amount at which TCO, in light of all the relevant facts known to it, believes and consents that the Claim should be Allowed.

          Each holder of an unliquidated General Unsecured Claim that accepts the Allowance Amount proposed for its Claim shall have an Allowed Claim in that amount, subject to Bankruptcy Court approval, in Class 3.1 or Class 3.4, as appropriate. As of the Effective Date, a holder of a General Unsecured Claim that accepts the Allowance Amount for its General Unsecured Claim will be deemed to have waived and released any right of Setoff, any lien, and any other Claim against TCO or TCO's property in respect of such General Unsecured Claim, and TCO shall be deemed to have released all rights of Setoff, all Avoidance Claims and all other claims which TCO may have against such holder or its property in respect of such General Unsecured Claim, subject to Bankruptcy Court approval of such holder's Allowance Amount. If the holder of an unliquidated General Unsecured Claim that TCO proposes be in Class 3.1 does not accept its Allowance Amount, such Claim will be a Class 3.1 Claim to the extent that such Claim is Allowed in an amount of $25,000 or less and otherwise will be a Class 3.4 Claim. Any holder of an unliquidated General Unsecured Claim that does not accept its Allowance Amount will have the Allowance of its Claim determined by litigation before the Bankruptcy Court or by a settlement approved by the Bankruptcy Court.

          If the Plan is not consummated, any voluntary reduction in a Claim made by a Claimholder by acceptance of a Settlement Value, or an Allowance Amount, or otherwise, in order to receive the treatment provided for Class 3.1, Class 3.3 or Class 3.4, as applicable, may be nullified at the option of the Claimholder by written notice to TCO in accordance with such procedures as shall be approved by the Bankruptcy Court.

                   b.      CLASS 3.1 - UNSECURED CLAIMS OF $25,000 OR LESS

          TCO shall pay to each holder of a Class 3.1 Claim cash in an amount equal to one hundred (100%) percent of the Allowed amount of such Claim, on the Effective Date, if the Claim is then Allowed, or, if not then Allowed, then on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes an Allowed Claim. The foregoing is subject, in the case of any Customer Regulatory Claim, to the provisions of the fourth paragraph of Section III.B.3.c. with respect to the method of payment of such Claims other than in cash, including, but not limited to, distributions in the form of a credit to a rate mechanism. For purposes of Claims in Class 3.1, Claims which have been purchased by a factoring company from the original holder of the Claim have been treated individually and therefore, the aggregate of such proposed Allowed amounts for a factoring company may exceed $25,000.

          Additionally, TCO expressly waives the enforcement of subordination with respect to all Subordinated Tax Claims and the

Creditors' Committee has consented to such waiver by TCO. Thus, each Subordinated Tax Claim shall be treated as a Class 3.1 or a Class 3.4 Claim, depending upon the Allowed amount of such Claim.

          Class 3.1 Claims are unimpaired.

          c.       CLASS 3.2 - UNSECURED CUSTOMER CLAIMS AND GRI CLAIMS

                   If Class 3.2 votes to accept the Plan, and if there is a Final FERC Order approving the Customer Settlement Proposal, each Accepting 3.2 Claimant shall have an Allowed Refund Claim in an amount equal to the amount set forth for such Claimholder on the schedules attached to the Customer Settlement Proposal and shall receive on the Effective Date, (i) that to which such Claimholder is entitled under the Trust Fund Decision and any Final Orders made in furtherance or implementation thereof, including, without limitation, any Final Orders regarding the allocation of the Lowest Intermediate Balance Amount, with post- petition interest in accordance with the FERC Interest Order, (ii) eighty (80%) percent of the pre-petition amount and one hundred (100%) percent of the post-petition amount due to such Claimant with interest as provided in the 1990 Rate Case Settlement in full satisfaction of the 1990 Rate Case Claims, (iii) such Claimholder's allocable share of $52.5 million in settlement of all BG&E Claims, and (iv) an amount equal to eighty (80%) percent of each Claimant's remaining Customer Regulatory Claim. In addition, TCO shall pay, within forty-five days after the Effective Date, a lump-sum payment of $1.3 million to the current members of the Customers' Committee as of the date of this Plan, which payment shall be shared pro rata among such Committee members. TCO shall also pay, within the same period, $225,000 to UGI Utilities, Inc. ("UGI"), a former member of the Customers' Committee, representing one half of the expenses incurred by UGI while serving on the Customers' Committee. Such payments to the Customers' Committee and UGI shall be made solely from post-Effective Date income of Reorganized TCO.

          Each Dissenting 3.2 Claimant will be entitled to pursue its Refund Disputes by litigation in any appropriate forum and shall receive in respect of its Allowed Class 3.2 Claim (i) that to which such Claimholder may become entitled under Final Orders resolving such Claimholder's Recoupment Claim (including Administrative Recoupment Claims), if any, and (ii) that to which such Claimholder is entitled under the Trust Fund Decision and any Final Orders made in furtherance or implementation thereof, including any Final Orders regarding the allocation of the Lowest Intermediate Balance Amount and/or the determination of the amount of post-petition interest due, or both; and shall receive a distribution in cash in an amount equal to the Target Distribution Percentage of the Allowed amount of its Class 3.2 Claim remaining after application of any sums paid pursuant to clauses (i) and (ii) above. See
Section IV.B, "Distributions on Claims." In no event shall a Dissenting 3.2 Claimant's Claim be deemed Allowed, and in no event shall any distribution be made to a Dissenting 3.2 Claimant, until all Refund Disputes relating to such Dissenting 3.2 Claimant have been resolved by Final Orders.

          Distributions to each Dissenting 3.2 Claimant shall be made (i) if recoupment or Setoff relating to the Refund Disputes is Allowed by Final Order, on the thirtieth day after the end of the Calendar Quarter in which such Final Order is entered and such holder's Claim is Allowed and (ii) with respect to final resolutions of such Dissenting 3.2 Claimant's other Refund Disputes, as to which no recoupment or Setoff is authorized, on the thirtieth day after the end of the Calendar Quarter in which all such Refund Disputes are resolved. See
Section IV.B, "Distribution on Claims."

          Distributions to be made to an Accepting Class 3.2 Claimant shall be made in accordance with the distribution provisions of the Customer Settlement Proposal. Distributions to Dissenting 3.2 Claimants shall be distributed in cash at such time as provided in this Section III.B.3.c, or over such period of time and in such form as may be appropriate under the Confirmation Order or relevant FERC orders. If, at an Accepting Claim 3.2 Claimant's option, as set forth in the Customer Settlement Proposal, such distribution is made in other than cash, including, but not limited to, distributions in the form of a credit to a rate mechanism, Reorganized TCO shall retain the cash which would otherwise be distributed to such holder under the Plan.

          TCO may, in its discretion, petition the Bankruptcy Court for an order estimating, for voting and distribution purposes, the Claims of Dissenting 3.2 Claimants which are the subject of the BG&E Case and any other Disputed Claims.

          If Class 3.2 rejects the Plan, or if the Plan is not consummated, any acceptance of the Waiver Agreement may, at the option of the holder of the Claim, be considered null and void by written notice to TCO.

          Pursuant to the Columbia Customer Guaranty, Columbia shall guaranty the treatment afforded Accepting Class 3.2 Claimants, if Class 3.2 accepts the Plan and the Plan becomes Effective.

          Class 3.2 Claims are impaired.

                   d.      CLASS 3.3 - PRODUCER CLAIMS

          If all Producers in Class 3.3 accept the Original Settlement Values proposed for their Producer Claims and such Original Settlement Values are approved by the Bankruptcy Court, each holder of an Allowed Class 3.3 Claim shall be paid, in cash, on the Effective Date, an amount equal to the Target Distribution Percentage of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable. Otherwise, each holder of a Class 3.3 Claim which is Allowed as of the Effective Date shall be paid, in cash, on the Effective Date, an amount equal to the Initial Distribution Percentage of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable.

          Rejecting Producers may continue to litigate their Claims under the Claims Estimation Procedures or before the Bankruptcy Court, as appropriate. Each Rejecting Producer shall be paid an amount equal to the Initial Distribution Percentage of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable, on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes Allowed, provided, however, if on such day, there is pending an appeal (a) by such Rejecting Producer from the order Allowing such Rejecting Producer's Claim, or (b) by Reorganized TCO or any other party from the order Allowing such Rejecting Producer's Claim and Reorganized TCO or such other party has obtained a stay pending appeal of such order, such distribution shall be made on the thirtieth day after the earlier of the termination of the stay pending appeal or the entry of a Final Order Allowing such Rejecting Producer's Claim.

          On the thirtieth day after the end of the Calendar Quarter during which the Final Allowance Date occurs, except as provided in the following paragraph, Reorganized TCO shall distribute to each holder of an Allowed Class
3.3 Claim the following:

          (a) if the Actual Target Producer Distribution does not exceed $1,180,516,388.16,

                   (i) the Target Distribution Percentage multiplied by the amount of such holder's Allowed Class 3.3 Claim, less any amounts, other than amounts constituting a Supplemental Interest Payment, previously paid to such holder in respect of its Class 3.3 Claim;

                   (ii) such holder's pro rata share (based on the respective amounts of Allowed Class 3.3 Claims) of the Additional Distribution; and

                  (iii) if applicable, a Supplemental Interest Payment with respect to each of the foregoing;

          (b) if the Actual Target Producer Distribution exceeds $1,180,516,388.16 but does not exceed $1,185 million,

                   (i) the Target Distribution Percentage multiplied by the amount of such holder's Allowed Class 3.3

                           Claim, less any amounts, other than amounts constituting a Supplemental Interest Payment, previously paid to such holder in respect of its Class 3.3 Claim; and

                   (ii) if applicable, a Supplemental Interest Payment with respect to the foregoing; and

          (c) if the Actual Target Producer Distribution exceeds $1,185 million,

                   (i) such holder's pro-rata share (based on the respective amounts of Allowed Class 3.3 Claims) of the Holdback Amount, if any, remaining after reducing the Holdback Amount by one half of the amount by which the Actual Target Producer Distribution exceeds $1,185 million; and

                   (ii) if applicable, a Supplemental Interest Payment with respect to the foregoing.

A spreadsheet and a formula are attached hereto as Exhibit D which represents the consensual allocation of the Holdback Amount by and among TCO and Reorganized TCO and the holders of Allowed Class 3.3 Claims based upon a mutually acceptable methodology negotiated between TCO and the Creditors' Committee.

          If, prior to the Final Allowance Date, Reorganized TCO determines in its good faith judgment, in light of the remaining unliquidated Rejecting Producers' Claims, that the Holdback Amount which will be paid to holders of Allowed Class 3.3 Claims exceeds $25 million, Reorganized TCO shall make one interim distribution of the Holdback Amount in excess of $25 million to all holders of Allowed Class 3.3 Claims pro rata (based on the respective amounts of Allowed Class 3.3 Claims), subject to a maximum distribution for any such holder equal to the Target Distribution Percentage of such holder's Allowed Class 3.3 Claim. If such an interim distribution is made by Reorganized TCO, the distribution to be made with respect to each Allowed Class
3.3 Claim relating to the Final Allowance Date will be adjusted so that the sum of the amount of such distribution and the amount of the interim distribution made pursuant to this paragraph shall equal the amount that would have been distributed with respect to such Claim under the preceding paragraph if no interim distribution were made.

          If the Distribution Date occurs after January 31, 1996, each holder of an Allowed Class 3.3 Claim shall be entitled to receive Supplemental Interest Payment(s) on its distribution(s) on its Allowed Class 3.3 Claim as provided in this Section III.B.3.d.

          Claims of Rejecting Producers shall be liquidated through litigation under the Claims Estimation Procedures or before the Bankruptcy Court, as appropriate, or by a settlement approved by the Bankruptcy Court.

          If the order of the Bankruptcy Court approving the settlement of the Intercompany Claims Litigation is not a Final Order, upon receipt, not subject to disgorgement, by an Initial Accepting Producer or group thereof of the Initial Distribution Percentage of its Allowed Class 3.3 Claim, the residual economic interest, if any, of such Initial Accepting Producer or group thereof in its Allowed Class 3.3 Claim shall be deemed to be transferred to and vested in Reorganized Columbia, subject only to Reorganized Columbia's obligation to account to such Initial Accepting Producer or group thereof for, and to pay, any remaining distributions on such Allowed Class 3.3 Claim under the terms of the Plan.

          All distributions to holders of Allowed Class 3.3 Claims shall be made in cash, except that Reorganized TCO, with the prior consent of Columbia, shall have the option to pay any amount due to any Rejecting Producer in excess of the Target Distribution Percentage of the Original Settlement Value proposed for its Claim, in the form of readily marketable publicly traded securities of Reorganized Columbia having a fair market value equal to the distribution that Reorganized TCO has elected not to pay in cash. The fair market value of such securities shall be determined based upon the last New York Stock Exchange trading day prior to the date of distribution to such Rejecting Producer and, in the case of Columbia common stock, such fair market value shall be deemed to be the midpoint between the high and the low price for Columbia common stock as reported on the consolidated tape of the New York Stock Exchange on such last trading day.

          Class 3.3 Claims are impaired.

                   e.      CLASS 3.4 - GENERAL UNSECURED CLAIMS

          Each holder of an Allowed Class 3.4 Claim shall be paid an amount equal to the Target Distribution Percentage of its Allowed Claim, together with a Supplemental Interest Payment thereon if the Distribution Date occurs after January 31, 1996, on the

Effective Date, if the Claim is then Allowed and, if not then Allowed, on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes Allowed, provided, however, if on such day, there is pending an appeal
(a) by such a Claimholder from the order Allowing such Claimholder's Claims, or
(b) by Reorganized TCO or any other party from the order Allowing such Claimholder's Claim and Reorganized TCO or such other has obtained a stay pending appeal of such order, such distribution shall be made on the thirtieth day after the earlier of the termination of the stay pending appeal or the entry of a Final Order Allowing such Claimholder's Claim.

          All distributions to holders of Allowed Class 3.4 Claims shall be made in cash, except that Reorganized TCO, with prior consent of Columbia, shall have the option to pay any amount due to any holder of a General Unsecured Claim that does not accept the Allowance Amount proposed for its Claim, in excess of the Target Distribution Percentage of the Allowance Amount proposed for its Claim, in the form of readily marketable publicly traded securities of Reorganized Columbia having a fair market value equal to the distribution that Reorganized TCO has elected not to pay in cash. The fair market value of such securities shall be determined based upon the last New York Stock Exchange trading day prior to the date of distribution to such Claimholder and, in the case of Columbia common stock, such fair market value shall be deemed to be the midpoint between the high and the low price for Columbia common stock as reported on the consolidated tape of the New York Stock Exchange on such last trading day.

          Class 3.4 Claims are impaired.

                   f.      CLASS 3.5 - THE COLUMBIA UNSECURED CLAIM

          The Columbia Unsecured Claim shall be Allowed as Filed.

          On the Effective Date, Reorganized Columbia shall be paid, in cash, an amount equal to the Initial Distribution Percentage of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable. On the thirtieth day after the end of the Calendar Quarter during which the Final Allowance Date has occurred, Reorganized Columbia shall be paid, in cash, an amount equal to the same final distribution percentage of its Allowed Claim as
(a) all holders of Allowed Class 3.3 Claims have received on their Allowed Claims or (b) all holders of Allowed Class 3.4 Claims have received on their Allowed Claims, whichever is lower, less any amounts previously received by Reorganized Columbia in respect of the Columbia Unsecured Claim, other than any Supplemental Interest Payments, together with a Supplemental Interest Payment thereon, if applicable. If the Distribution Date occurs after January 31, 1996, Columbia shall be entitled to receive Supplemental Interest Payment(s) on its distribution(s) on the Columbia Unsecured Claim.

          The Class 3.5 Claim is impaired.

          4.       CLASS 4 CLAIMS - OTHER CLAIMS

                   a.      CLASS 4.1 - ENVIRONMENTAL CLAIMS

          Claims in Class 4.1 shall survive and be unaffected by entry of the Confirmation Order. All Class 4.1 Claims shall be assumed by Reorganized TCO and paid if and when due and payable, either in the course of Reorganized TCO's business or in accordance with such agreements or stipulations as may be entered into with the relevant governmental environmental authority, including, without limitation, the EPA Order, the Pennsylvania Environmental Order and the Kentucky Environmental Orders.

          Class 4.1 Claims are unimpaired.

                   b.      CLASS 4.2 - CERTAIN CONDEMNATION CLAIMS

          Claims in Class 4.2 shall survive and be unaffected by entry of the Confirmation Order. Class 4.2 Claims will be satisfied when and if due in the ordinary course of Reorganized TCO's business.

          Class 4.2 Claims are unimpaired.

                   c.      CLASS 4.3 - PENSION CLAIMS

          On the Effective Date, Reorganized TCO will assume its obligations relating to all pension plans in existence as of the Petition Date, including all obligations imposed by ERISA with regard to the Retirement Plan, and will satisfy any and all Claims in Class 4.3 as they arise.

          Class 4.3 Claims are unimpaired.

                   d.      CLASS 4.4 - SURETY BOND RELATED CLAIMS

          Claims in Class 4.4 shall survive and be unaffected by entry of the Confirmation Order. Class 4.4 Claims will be satisfied when and if due in the ordinary course of Reorganized TCO's business.

          Class 4.4 Claims are unimpaired.

                   e.      CLASS 4.5 - AFFILIATE TAX CLAIMS

          Claims in Class 4.5 shall survive and be unaffected by entry of the Confirmation Order. Class 4.5 Claims will be satisfied when and if due in the ordinary course of Reorganized TCO's business.

          Class 4.5 Claims are unimpaired.

C.        TREATMENT OF INTERESTS

          1.       CLASS 5 INTERESTS - COMMON STOCK OF TCO

          Columbia shall receive no distribution in respect of its Interests.

          Class 5 Interests are impaired.

IV.       PROVISIONS GOVERNING DISTRIBUTIONS

A.        TRANSACTIONS ON THE EFFECTIVE DATE

          The following transfers and transactions shall take place on the Effective Date:

          1. Columbia shall deliver to Reorganized TCO cash and securities, if any, to the extent required by Reorganized TCO to fund the distributions to be made to Creditors under the Plan, as contemplated by the Columbia Omnibus Settlement.

          2. Reorganized TCO shall make the distributions required under the Plan to be made on the Effective Date to the holders of Allowed Claims.

          3. Reorganized TCO shall issue and deliver to Columbia new secured debt securities of Reorganized TCO, as provided in Section III.B.2, "Class 2.1 Claim - Columbia Secured Claim," in respect of the Class 2.1 Claim.

          4. Funds in the RIA Account shall be distributed to Accepting Class 3.2 Claimants in the manner provided in the Customer Settlement Proposal, and the RIA Account shall be dissolved.

          5. A Stipulation of Dismissal with Prejudice of the Intercompany Claims Litigation which is conditioned only upon the completion of payment by Reorganized TCO of all distributions payable on the Effective Date and which, to the extent not previously resolved, shall not dismiss the Customers' Committee's Motion to Unseal Judicial Records (the "Stipulation of Dismissal with Prejudice"), shall have been filed with and, if necessary, approved by the District Court.

B.        DISTRIBUTIONS ON CLAIMS

          Under the Plan, except as otherwise provided, or pursuant to orders of the Bankruptcy Court, distributions to holders of Claims that are Allowed Claims as of the Effective Date will be made by Reorganized TCO in cash or securities on the Effective Date. Under the Plan, distributions to holders of Claims that are not Allowed Claims as of the Effective Date will be made by Reorganized TCO in cash or securities on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes Allowed. Under the Plan, distributions to holders of Classes 3.3 and 3.5 Claims will be made as provided in Section III.B.3.d, "Class 3.3 - Producer Claims" and Section III.B.3.f, "Class 3.5 - The Columbia Unsecured Claim."

          Except with respect to those amounts to be distributed to holders of Allowed Class 3.3, Class 3.4 and Class 3.5 Claims on the Effective Date, any payment, distribution or other action that is required under the Plan to be made or taken on the Effective Date, or any other date, shall be deemed to have been made or taken on the Effective Date or such other date, as applicable, if made or taken on or within ten (10) Business Days of the Effective Date or such other date, as the case may be. TCO and Reorganized TCO shall each use its best efforts to complete distributions due to be made on the Effective Date as soon as reasonably possible once such distributions are commenced. Distributions to be made on the Effective Date to holders of Allowed Class 3.3, Class 3.4 and Class 3.5 Claims shall be commenced and completed within a period of three (3) Business Days commencing on and including the Effective Date. In the event that the distribution to be made on the Effective Date to any holder of an Allowed Class 3.3 Claim, Class 3.4 Claim or Class 3.5 Claim is not completed within three (3) Business Days, then each such Claimholder shall receive supplemental interest on such distribution in cash for the period from the third Business Day after the Effective Date through and including the day immediately preceding the date upon which such distribution is made at a rate per annum equal to the annualized rate realized by TCO on funds invested by it pursuant to the Investment Guidelines during the period for which such interest is calculated. Such interest shall be paid at the same time as TCO or Reorganized TCO makes the distribution to such Claimholder which is required to be made under the Plan on the Effective Date.

C.        REORGANIZED TCO AS DISBURSING AGENT

          Reorganized TCO shall make all of the distributions required to be made in respect of Allowed Claims under the Plan.

D.        DELIVERY OF DISTRIBUTIONS; UNCLAIMED DISTRIBUTIONS

          1.       DELIVERY OF DISTRIBUTIONS IN GENERAL

          Distributions to each holder of an Allowed Claim shall be made (i) at the address set forth on the proof of Claim Filed by such holder, (ii) at the address set forth in any written notice of address change delivered to TCO or Reorganized TCO after the date of Filing of any related proof of Claim or (iii) at the address of such holder reflected in the Schedule of Liabilities if no proof of Claim has been Filed and neither TCO nor Reorganized TCO has received a written notice of a change of address.

          2.       UNCLAIMED DISTRIBUTIONS

          An Unclaimed Distribution shall be any distribution made to the holder of an Allowed Claim pursuant to the Plan including, in the case of any check or other instrument, the proceeds thereof, that (i) is returned to Reorganized TCO, as undeliverable or because delivery thereof is not accepted, or (ii) in the case of a distribution made in the form of a check or other instrument, is not negotiated.

          Any Unclaimed Distribution shall, until such time as such Unclaimed Distribution becomes deliverable, be retained by Reorganized TCO which may commingle such funds with its other funds; provided, however, that any holder of an Allowed Claim that does not claim an Unclaimed Distribution within the later of five (5) years after the entry of the Confirmation Order or two (2) years after such check or other instrument was issued by Reorganized TCO shall not participate in any further distributions under the Plan, and shall be forever barred from asserting any such Claim against Reorganized TCO or its property. Any cash held for distribution on account of such holder's Claim and any accumulated income thereon shall be property of Reorganized TCO, free of any restrictions thereon. Nothing contained in the Plan shall require Reorganized TCO to attempt to locate any holder of an Allowed Claim other than by reviewing its records.

          Within thirty (30) days after the end of each Calendar Quarter, Reorganized TCO shall distribute all such previously Unclaimed Distributions that became deliverable during the preceding Calendar Quarter.

E.        MEANS OF CASH PAYMENTS

          Cash payments made pursuant to the Plan shall be in United States dollars by check drawn on a domestic bank selected by TCO or Reorganized TCO, or by wire transfer from a domestic bank, at the option of TCO or Reorganized TCO; provided, however, that cash payments (i) in excess of $1,000,000 to Creditors who make a request in writing and provide wire instructions to TCO at least ten (10) days in advance of the Effective Date shall be made by wire transfer by TCO or Reorganized TCO and (ii) to foreign Creditors, if any, may be made, at the option of TCO or Reorganized TCO, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. All foreign currency costs and wire transfer costs incurred in making distributions to any Claimholder pursuant to the Plan shall be for the account of such Claimholder.

F.        SETOFFS

          Subject, in the case of Accepting Class 3.2 Claimants, to the applicable provisions of the Customer Settlement Proposal, and as to other Creditors, the provisions relating to accepted Settlement Values and Allowance Amounts set forth in Section III.B.3.a. of the Plan, Reorganized TCO may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, the claims, rights and causes of action of any nature that TCO or Reorganized TCO may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a Setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by TCO or Reorganized TCO of any such claim, right or cause of action that TCO or Reorganized TCO may possess against such holder.

G.        LIMIT ON DISTRIBUTIONS

          Anything to the contrary contained in the Plan notwithstanding, no holder of a Claim shall receive under the Plan more than the Allowed amount of such Claim, plus any post-petition interest to which such Claimholder may be entitled pursuant to the Plan, the Customer Settlement Proposal, or any order of the Bankruptcy Court. All payments and distributions to be made under the Plan shall be made without interest, penalty or late charge arising subsequent to the Petition Date, except as expressly provided by the Plan.

H. CONTINUATION OF CERTAIN RETIREMENT, WORKERS' COMPENSATION AND LONG-TERM DISABILITY BENEFITS

          Notwithstanding anything to the contrary herein contained, all employee and retiree benefit plans or programs in existence as of the Petition Date shall continue after the Effective Date.

V.        MEANS FOR IMPLEMENTATION OF THE PLAN


A.        CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED
          TCO

          TCO shall continue to exist after the Effective Date as Reorganized TCO, a Delaware corporation, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under Delaware law, subject to the terms and provisions of this Plan and the Confirmation Order. Except as otherwise provided in the Plan, on or after the Effective Date, all property of the Estate, and any property acquired by TCO or Reorganized TCO under any provisions of the Plan, shall vest in Reorganized TCO, free and clear of all Claims, liens, charges and other encumbrances. On and after the Effective Date, Reorganized TCO may operate its business and may use, acquire and dispose of property and compromise or settle any claims against it without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. Without limiting the foregoing, Reorganized TCO may pay the charges that it incurs on or after the Effective Date for professional fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

B.        CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS

          1.       CERTIFICATE OF INCORPORATION AND BY-LAWS

          Upon the Effective Date, the certificate of incorporation and the by-laws of Reorganized TCO shall be unchanged except that the certificate of incorporation shall be amended to prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. On the Effective Date, Reorganized TCO will file an amended and restated certificate of incorporation with the Secretary of State of Delaware in accordance with section 103 of the Delaware General Corporation Law, a copy of which is annexed hereto as Exhibit F.

          2.       DIRECTORS AND OFFICERS OF REORGANIZED TCO

          Those persons serving as the directors and officers of TCO as of the date hereof will, subject to changes in the ordinary course of business, continue to serve in their same capacities on behalf of Reorganized TCO after Confirmation.

          3.       CORPORATE ACTION

          Upon the Effective Date, adoption by Reorganized TCO of the amendment to the certificate of incorporation and the other matters contemplated by or provided for under the Plan involving the corporate structure of TCO or Reorganized TCO or corporate action to be taken by or required of either TCO or Reorganized TCO shall be deemed to have occurred and be effective and all actions required or contemplated in order to consummate the Plan shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of TCO or Reorganized TCO.

C.        PRESERVATION OF RIGHTS OF ACTION

          Except as provided elsewhere in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into or created in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, Reorganized TCO shall retain and may enforce any claims, rights and causes of action that either TCO or its Estate may hold against any entity and shall retain the right to prosecute all adversary proceedings asserting Avoidance Claims that are pending before the Bankruptcy Court as of the Effective Date. All other Avoidance Claims will be released. All Intercompany Claims shall be settled and released as of the Effective Date pursuant to the Stipulation of Dismissal with Prejudice. Reorganized TCO or its successors may pursue such retained claims, rights or causes of action, as appropriate, in accordance with the best interests of Reorganized TCO. As to Customers who vote in favor of the Plan or who execute a Waiver Agreement prior to the Effective Date, all claims, rights and causes of action that either TCO or its Estate may hold relating to refunds, collections, or Setoff, will be settled, released or preserved as provided in the Customer Settlement Proposal. As to Customers who vote in favor of the Plan or who execute a Waiver Agreement prior to the Effective Date, all Avoidance Claims will be released that either TCO or its Estate may hold against such Customers. TCO expressly preserves the right to pursue any rights, claims or causes of action, whether or not the subject of this Plan or the Customer Settlement Proposal, against Dissenting Customers.

D.        THE CLAIMS ESTIMATION PROCEDURES

          Following the Effective Date, all Disputed Claims subject to the Claims Estimation Procedures will be liquidated in accordance with the Claims Estimation Procedures, before the Bankruptcy Court, as appropriate, or by a settlement approved by the Bankruptcy Court. After the Effective Date, Reorganized TCO shall continue to participate in the Claims Estimation Procedures.

E.        RELEASE OF LIENS

          Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property or assets of the Estate shall be deemed discharged and satisfied, and all the right, title and interest of any holder of any such mortgage, deed of trust, lien or other security interest shall revert to Reorganized TCO and its successors and assigns. The new debt securities issued by Reorganized TCO in payment of the Columbia Secured Claim will be secured by the lien on the assets of Reorganized TCO in favor of Wilmington Trust Company (or any successor thereto) for the benefit of Columbia.

F.        TCO'S FUNDING OBLIGATIONS

          TCO and Reorganized TCO shall be obligated to fund all distributions required to be made under the Plan, on the Effective Date or otherwise, to all holders of Allowed Claims.

G.        COLUMBIA GUARANTY

          Columbia and Reorganized Columbia shall guaranty the full and prompt payment by TCO or Reorganized TCO of any and all distributions required to be made by TCO or Reorganized TCO under the Plan, other than payments in respect of Post-Petition Operational Claims and Class 4 Claims (the "Columbia Guaranty"). Columbia's or Reorganized Columbia's provision of the funding required of it pursuant hereto may be in the form of a direct cash capital investment in TCO or Reorganized TCO, a loan to TCO or Reorganized TCO, or such other form as may be determined by TCO or Reorganized TCO and Columbia or Reorganized Columbia. Columbia or Reorganized Columbia may utilize for such purposes the distributions made to it and, with their respective consents, its affiliates under the Plan, including the distributions in respect of the Columbia Unsecured Claim and the East Lynn Condemnation Obligation.

VI.       BAR DATES; PROCEDURES FOR ESTABLISHING ALLOWED CLAIMS
          AND FOR RESOLVING DISPUTED CLAIMS

A.        BAR DATE FOR OBJECTIONS TO CERTAIN NON-ADMINISTRATIVE CLAIMS

          1.       CLAIMS SUBJECT TO THE CLAIMS ESTIMATION PROCEDURES

          All objections by TCO and all other parties-in-interest to Producer Claims which are the subject of the Claims Estimation Procedures shall be governed by the provisions of the Claims Estimation Procedures or by other orders of the Bankruptcy Court relating to such Claims.

          2.       OTHER NON-ADMINISTRATIVE CLAIMS

          Any non-Administrative Claim which was not Filed at least thirty (30) days prior to the date of the hearing on the Disclosure Statement may be objected to by TCO or Reorganized TCO, or the TCO Committees by the later of
(i) the Effective Date or (ii) sixty (60) days after a proof of Claim with respect to such Claim has been Filed. Any such Claim that has not been objected to on or prior to such date shall be an Allowed Claim in the appropriate Class.

B.        BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS

          1.       PROFESSIONAL CLAIMS

          Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a "substantial contribution" in the Reorganization Case) shall File and serve on

Reorganized TCO, the U.S. Trustee, and the Fee Examiner an application for final allowance of compensation and reimbursement within such time period as the Bankruptcy Court shall fix in the Confirmation Order or in any other order and provided further, that any Professional or other entity that fails to timely file an application for final allowance of compensation and reimbursement of expenses shall be forever barred from asserting such Claims against TCO and Reorganized TCO, TCO and Reorganized TCO shall be discharged from such Claims and neither TCO nor Reorganized TCO shall be obligated to pay such Claims; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Administrative Fee Order or other such order of the Bankruptcy Court may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on Reorganized TCO, the U.S. Trustee, the Fee Examiner, and the requesting party within such time period as the Bankruptcy Court shall fix in the Confirmation Order or in any other order.

          2. ADMINISTRATIVE CLAIMS ARISING FROM REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES

          Bar dates for Administrative Claims arising from the rejection of executory contracts or unexpired leases shall be established as set forth in
Section VII.C.

          3.       NON-ORDINARY COURSE, NON-ASSUMED ADMINISTRATIVE CLAIMS

          TCO shall file a motion seeking an order of the Bankruptcy Court establishing sixty (60) days after the date that the Confirmation Order is signed as the bar date for the filing of any motion seeking Allowance of an Administrative Claim excluding any

                           (a) Administrative Claims of Professionals and other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered before the Effective Date,

                           (b)      Post-Petition Operational Claims,

                           (c)      Assumed Executory Contract Claims,

                           (d)      U.S. Trustee's Fee Claims,

                           (e)      Administrative Recoupment Claims,

                           (f) contingent indemnification Claims of officers, directors and employees of TCO,

                           (g)      Class 4 Claims, and

                           (h) payments to be made to UGI and the current members of the Customers' Committee pursuant to Section III.B.3.c. of the Plan.

C.        AUTHORITY TO PROSECUTE OBJECTIONS

          Subject to the Bar Dates and other limitations set forth in this
Section VI and in Section VII.C, after the Effective Date, Reorganized TCO shall have the authority to File objections, and shall have authority to settle, compromise, withdraw or litigate to judgment objections to Claims Filed by it, subject to the approval of the Bankruptcy Court. Reorganized TCO shall File all such objections to Claims (other than Producer Claims) within one hundred twenty
(120) days after the Effective Date. The Creditors' Committee and the Producers shall also have the right after the Effective Date to File objections to the Producer Claims held by Rejecting Producers, to File objections to any proposed compromise or settlement of the Claim of any Producer and to settle, compromise, withdraw or litigate to judgment and to participate in appeals from any such objections, subject to appropriate approvals of the Bankruptcy Court.

VII.      TREATMENT OF EXECUTORY CONTRACTS AND
          UNEXPIRED LEASES; ADDITIONAL BAR DATES

A.        GENERAL

          Except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, on the Effective Date, (i) all of TCO's executory contracts which have not been expressly assumed or rejected by order of the Bankruptcy Court as of the Confirmation Date and which are listed on Exhibit 3 attached to the Disclosure Statement shall be assumed or rejected or otherwise dealt with as set forth on said Exhibit 3 and (ii) all other executory contracts that have not been so expressly assumed shall be rejected. The treatment of executory contracts between TCO and its Customers shall be consistent with the treatment provided for in Article XII of the Customer Settlement Proposal.

B.        PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED
          LEASES

          Any monetary amounts by which any executory contract or unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, pursuant to section 1123(a)(5)(G) of the Bankruptcy Code, by payment of the defaulted amount in cash on the Effective Date, or on such other terms as are agreed to by TCO and the parties to such executory contract or unexpired lease. In the event of a dispute regarding (i) the amount of any cure payments, (ii) the ability of Reorganized TCO to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, the cure payments required by section 1123(a)(5)(G) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

C.        BAR DATE FOR REJECTION DAMAGES

          If the rejection of an executory contract or unexpired lease pursuant to the Plan or the Confirmation Order gives rise to an Unsecured Claim or Administrative Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against TCO, Reorganized TCO or its successors, or the properties of any of them, unless, with respect to an Administrative Claim, a request for payment, or, with respect to any other Claim, a proof of Claim, is Filed and served on Reorganized TCO within the later of (i) the time period established by the Bankruptcy Court in its Final Order authorizing such rejection or (ii) the thirtieth day after the Effective Date. Objections to any request for payment or proof of Claim shall be Filed not later than the sixtieth day after the Effective Date.

D. EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER THE PETITION DATE

          Executory contracts and unexpired leases entered into and other obligations incurred by TCO after the Petition Date (unless an order of the Bankruptcy Court has been entered authorizing rejection of such contracts or leases) shall survive and remain unaffected by the Plan or entry of the Confirmation Order.


VIII.     CONDITIONS PRECEDENT TO CONFIRMATION
          AND CONSUMMATION OF THE PLAN

A.        CONDITIONS TO CONFIRMATION

          The Bankruptcy Court shall not enter the Confirmation Order unless and until each of the following conditions has been satisfied or, to the extent permitted, duly waived by TCO, with the prior consent of Columbia, pursuant to
Section VIII.C:

          1.       The Bankruptcy Court has entered an order, pursuant to
section 1129 of the Bankruptcy Code, confirming a Plan of Reorganization for Columbia which provides for Columbia to fulfill the terms of the Columbia Omnibus Settlement and the Columbia Guaranty and for the financing of Reorganized TCO on terms reasonably satisfactory to Columbia and TCO.

          2. Any authorization or approval required under the Public Utility Holding Company Act of 1935 with respect to Columbia or Reorganized TCO of the transactions contemplated by the Plan or by the Plan of Reorganization for Columbia has been obtained.

          3. There shall have been no material adverse change to TCO's or Columbia's business, properties, financial condition, results of operations or business prospects between the Plan Mailing Date and the Confirmation Date.

          4. No material environmental liability Claim shall have been Filed by any entity including, without limitation, any state or federal environmental or regulatory agency, asserting actual or potential liability against TCO, other than Claims Filed pursuant to consensual settlement agreements between TCO and such state or federal environmental or regulatory agency or other governmental entity.

          5. Subject to Section VIII.C hereof, TCO and Columbia shall have received a ruling from the IRS, in form and substance satisfactory to TCO and Columbia, to the effect that payments made by TCO under the Plan that are attributable to the breach, termination or rejection of gas purchase contracts are deductible in the year paid by TCO for Federal income tax purposes.

          6. The Confirmation Order shall approve the settlement, in accordance with the Plan, of the Refund Disputes with Accepting 3.2 Claimants, and the 1990 Rate Case Settlement (as amended by the Customer Settlement Proposal), and approve the Customer Settlement Proposal and TCO's implementation thereof and the Confirmation Order shall not have been vacated, reversed or stayed. FERC shall have entered a Final FERC Order approving the Customer Settlement Proposal.

          7. The Bankruptcy Court shall have entered an order approving the Initial Accepting Producers Settlement Agreement and such order shall not have been vacated, reversed or stayed and the Initial Accepting Producers Settlement Agreement shall not have been terminated pursuant to Paragraph 14 thereof or Section VIII hereof.

          8. The Plan shall not have been amended, modified, waived, supplemented or withdrawn, in whole or in part, without the prior consent of Columbia, and without the prior consent of (i) the Creditors' Committee, if such revisions would (a) change the Original Settlement Values set forth on
Schedule I, (b) change the amount, timing or composition of distributions to Classes 3.1, 3.3 or 3.4, (c) change the conditions to Confirmation or to the Effective Date or (d) otherwise materially affect the treatment of Unsecured Creditors, other than Customers, under the Plan, or (ii) the Customers' Committee, if such revisions would (a) change the amount, timing or composition of distributions to Class 3.2, (b) change the conditions to Confirmation or to the Effective Date, or (c) otherwise materially affect the treatment of Accepting Class 3.2 Claimants under the Plan.

          9. The Accepting Producer Percentage shall be not less than ninety (90%) percent.

B.        CONDITIONS TO EFFECTIVE DATE

          The Plan shall not be consummated and the Effective Date shall not occur unless and until each of the following conditions has been satisfied or, to the extent permitted, duly waived by TCO with the prior consent of Columbia pursuant to Section VIII.C:

          1. The order of the Bankruptcy Court confirming Columbia's Plan of Reorganization shall not have been vacated, reversed or stayed, and Columbia's Plan of Reorganization shall have become effective on terms consistent with the Plan.

          2. The Confirmation Order shall not have been vacated, reversed or stayed.

          3. There shall have been no material adverse change to TCO's or Columbia's business, properties, financial condition, results of operations or business prospects between the Confirmation Date and the Effective Date.

          4. The Effective Date and the Distribution Date shall have occurred on or before June 28, 1996.

          5. The Stipulation of Dismissal with Prejudice of the Intercompany Claims Litigation shall have been filed with and, if necessary, approved by the District Court.

          6. Each of the conditions to Confirmation that was made a condition to the Effective Date has been satisfied or, if waivable, waived.

C.        WAIVER OF CONDITIONS TO CONFIRMATION OR EFFECTIVE DATE

          Each of the conditions set forth in Sections VIII.A and VIII.B may, with the prior consent of Columbia, be waived in whole or in part by TCO at any time in its discretion except that (i) the condition numbered 2 in Section VIII.A may be waived only if TCO and Columbia elect to have such condition become a condition to the Effective Date and may not be waived as a condition to the Effective Date, (ii) the conditions numbered 5 and 9 in Section VIII.A may be waived only if TCO and Columbia elect to have such conditions become conditions to the Effective Date provided that conditions numbered 5 and 9 may not be waived as a condition to the Effective Date without the Official Committee of Equity Holders appointed in Columbia's reorganization case having been given notice and an opportunity to be heard, (iii) the condition numbered 9 in Section VIII.A may be waived only with the prior consent of the Initial Accepting Producers, (iv) the condition numbered 6 in Section VIII.A. may be waived only with the prior consent of the Sponsoring Parties (as defined in the Customer Settlement Proposal) and (v) the condition numbered 4 in Section VIII.B may be waived only with the prior consent of the Creditors' Committee and the Customers' Committee and only if the Initial Accepting Producer Settlement Agreement has not been terminated in accordance with Section 14(a)(v) thereof by all of the Initial Accepting Producers. Accepting Class
3.2 Claimants are not bound to support the Plan if the Effective Date and the entry of a Final FERC Order approving the Customer Settlement Proposal fail to occur on or before June 30, 1996. If the condition numbered 5 in Section VIII.A. has not been satisfied by December 15, 1995, the Initial Accepting Producer Settlement Agreement shall terminate on December 31, 1995, unless prior to December 31, 1995 either (a) Columbia and TCO waive such condition to Confirmation and/or the Effective Date, as appropriate, or (b) the Initial Accepting Producers agree, in writing, to an extension of the time within which the condition must be satisfied.

          To be effective, any such waiver and consent must be in writing and Filed and served upon each of the appropriate parties. The failure of a condition to have been satisfied may be asserted by TCO or Columbia, as the case may be, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by TCO or Columbia). The failure by TCO, or Columbia, as the case may be, to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right shall be deemed an ongoing right, which may be asserted at any time.

D.        EFFECT OF VACATING CONFIRMATION ORDER

If the Confirmation Order is vacated, whether prior to or subsequent to the Effective Date, the Plan, including the discharge of Claims pursuant to section 1141 of the Bankruptcy Code, and the assumptions or rejections of executory contracts or unexpired leases pursuant to Section VII.A, unless modified, supplemented or amended in accordance with the provisions of Chapter 11 of the Bankruptcy Code so that the Confirmation Order is reinstated or a new Confirmation Order is entered provided, however, that such modification, supplement or amendment is not materially adverse with respect to any Unsecured Creditor, shall be null and void in all respects. In the event the Confirmation Order is so vacated, nothing contained in the Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interests in, TCO or Columbia, (ii) prejudice in any manner the rights of TCO, Columbia or any of the Creditors, or (iii) constitute an admission against TCO, Columbia or any of the Creditors.

E.        FAILURE OF THE PLAN TO BECOME EFFECTIVE

          In the event that any of the conditions set forth in Section VIII.B hereof do not occur by June 28, 1996 and are not timely waived in accordance with Section VIII.C hereof, the Creditors' Committee, the Customers' Committee, Columbia or TCO shall each have the right in its discretion to withdraw its support for the Plan upon notice thereof to each of the other foregoing parties and without necessity of any Court approval. In the event any such party exercises its right to withdraw, then the Plan, including the discharge of Claims and all settlements of Claims in connection with the Plan, shall be null and void in all respects without any further action by any party or approval by the Bankruptcy Court or any other court and nothing contained in the Plan shall
(i) constitute a waiver or release of any Claim by or against, or any Interests in, TCO or Columbia, (ii) prejudice in any manner the rights of TCO, Columbia, the Creditors' Committee, the Customers' Committee, or any of the

Creditors or (iii) constitute an admission against TCO, Columbia, the Creditors' Committee, the Customers' Committee, or any of the Creditors.

IX.       CONFIRMABILITY AND SEVERABILITY
          OF THE PLAN AND CRAMDOWN

A.        CONFIRMABILITY AND SEVERABILITY OF THE PLAN

          TCO and the Plan must satisfy the confirmation requirements of section 1129 of the Bankruptcy Code. TCO and Columbia reserve the right to modify, supplement, revoke or withdraw the Plan pursuant to Sections XII.B or XII.C. However, TCO and Columbia may not modify the Customer Settlement Proposal or the Initial Accepting Producers Settlement Agreement absent consent by all parties whose consent is required to modify such agreement. A determination by the Bankruptcy Court that the Plan is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect TCO's ability, subject to the provisions and limitations contained herein, to modify the Plan to satisfy the confirmation requirements of said section 1129.

B.        CRAMDOWN

          TCO reserves the right to seek confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code if any impaired Class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code.

X.        DISCHARGE, RELEASES, SETTLEMENT OF CLAIMS AND INJUNCTION

A.        DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

          Except as otherwise expressly provided in the Plan or in the Confirmation Order, the discharge, pursuant to section 1141(d) of the Bankruptcy Code, of all debts of, Claims against and Interests in TCO including any interest accrued on Claims from the Petition Date, that arose prior to the Confirmation Date, is effective as of the Effective Date, so long as the distributions to Creditors which are payable under the Plan on the Effective Date are made as of the Effective Date as provided in this Plan. Notwithstanding the foregoing, TCO shall not be discharged from Claims of Accepting Class 3.2 Claimants arising prior to the Confirmation Date to the extent those Claims survive as a result of provisions of the Customer Settlement Proposal. Without limiting the generality of the foregoing, on the Effective Date, except as otherwise specifically provided in the Plan or Confirmation Order, TCO shall be discharged from any debt that arose prior to the Confirmation Date and from all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt was Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is an Allowed Claim pursuant to section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has voted to accept the Plan.

          As of the Confirmation Date, so long as the Effective Date occurs, except as otherwise specifically provided in the Plan or

Confirmation Order, all entities, including any third party claiming rights under any contract between TCO and any Creditor, shall be precluded from asserting against TCO, Reorganized TCO, or the properties of any of them, any other or further Claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, provided, however, that the Customers' Committee expressly reserves its right to pursue a Motion to Unseal Judicial Records filed in the Intercompany Claims Litigation which is presently sub judice. The scope of the discharge of Claims of Accepting Class
3.2 Claimants against TCO is to be determined in accordance with the Customer Settlement Proposal, which describes Claims which are being settled and released, and Claims which are preserved by TCO, Reorganized TCO and the Accepting Class 3.2 Claimants, and which shall survive after the Effective Date. Any conflict between the terms of the Customer Settlement Proposal and the Plan as to issues addressed by the Customer Settlement Proposal shall be resolved in favor of the Customer Settlement Proposal.

          In accordance with the foregoing, except as specifically provided in the Plan or Confirmation Order, the Confirmation Order, so long as the Effective Date occurs, shall be a judicial determination of discharge of all such Claims and other debts and liabilities against TCO, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against TCO at any time, to the extent that such judgment relates to a discharged Claim.

          Nothing contained in the Plan or the Confirmation Order shall be construed as discharging, releasing, relieving TCO, Reorganized TCO, or any other party, in any capacity, from any liability with respect to the Retirement Plan to which such party is subject under any law or regulatory provision.

B.        INJUNCTION

          As of the Confirmation Date, so long as the Effective Date occurs, except as provided in the Plan, any settlement agreement incorporated as part of the Plan or the Confirmation Order, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities, other than actions brought to enforce any rights or obligations under the Plan: (i) commencing or continuing in any manner any action or other proceeding against TCO, Reorganized TCO or the property of any of them; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against TCO, Reorganized TCO or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against TCO, Reorganized TCO, or their respective properties; (iv) asserting a Setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to TCO, Reorganized TCO, or their respective properties; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

          As noted in Section X.A, nothing in the Plan or the Confirmation Order shall be construed as discharging, releasing, or relieving TCO, Reorganized TCO, or any other party, in any capacity, from any liability with respect to the Retirement Plan to which such party is subject under any law or regulatory provision. Accordingly, nothing contained in the Plan or the Confirmation Order shall be construed as enjoining the PBGC or the Retirement Plan from enforcing any liability with respect to the Retirement Plan to which such party is subject under any law or regulatory provision as result of the Plan's or the Confirmation Order's provisions for the discharge, release and Settlement of Claims. Notwithstanding the foregoing, nothing contained in the Plan shall preclude Reorganized TCO from exercising its right to amend, modify or terminate the Retirement Plan in accordance with applicable law.

C.        LIMITATION OF LIABILITY

          TCO, Reorganized TCO, Columbia, Reorganized Columbia, their affiliates and their respective directors, officers, employees, agents, representatives and professionals (acting in such capacity), and the Creditors' Committee and the Customers' Committee and their respective members and Professionals (acting in such capacity), the Official Committee of Equity Holders appointed in Columbia's reorganization case and the Official Committee of Unsecured Creditors appointed in Columbia's reorganization case and their respective members, invitees and professionals (acting in such capacity), and their respective heirs, executors, administrators, successors and assigns, shall neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or offer, issuance, sale or purchase of securities offered or sold under the Plan, or any other act taken or omitted to be taken in connection with the Plan or the Reorganization Case, provided, however, that the foregoing provisions of this Section X.C shall have no effect on the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct and, provided further, that such provisions shall not limit the liability of any person for any violation of securities laws except to the extent such person (x) would not be liable for such violation under section 1125(e) of the Bankruptcy Code or (y) would be exempt from compliance with such laws pursuant to section 1145 of the Bankruptcy Code.

D.        RELEASES

          On the Effective Date, TCO and Reorganized TCO and all holders of Claims will release unconditionally and are hereby deemed to release unconditionally (a) each of TCO's and Reorganized TCO's officers, directors, shareholders, employees, consultants, financial advisors, attorneys, accountants and other representatives, each of their respective successors, executors, administrators, heirs and assigns, (b) the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee, each member, consultant, financial advisor, attorney, accountant or other representative of the Creditors' Committee, each of their respective successors, executors, administrators, heirs and assigns, (c) the Customers' Committee and, solely in their capacity as members or representatives of the Customers' Committee, each member, consultant, financial advisor, attorney, accountant or other representative of the Customers' Committee, each of their respective successors, executors, administrators, heirs and assigns, (d) the Official Committee of Equity Holders and the Official Committee of Unsecured Creditors in Columbia's reorganization case (collectively, the "Columbia Committees") and, in their capacity as members, invitees or representatives of the Columbia Committees, each member, invitee (including its professionals), consultant, financial advisor, attorney, accountant or other representative of the Columbia Committees, each of their respective successors, executors, administrators, heirs and assigns, and (e) Columbia, Reorganized Columbia, CNR and each of their officers, directors, shareholders, consultant, financial advisors, attorneys, accountants or other representatives, each of their respective successors, executors, administrators, heirs and assigns (the entities referred to in clauses (a), (b), (c), (d) and (e) are collectively referred to as the "Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action or liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based on whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Releasees, TCO, the Reorganization Case or the Plan, including, without limitation, (x) the Intercompany Claims and all claims arising from or related to the transactions which are the subject of the Intercompany Claims, provided, however, that the release referenced in this clause (x) shall not be effective unless and until the Stipulation of Dismissal with Prejudice becomes effective pursuant to its terms, and (y) Refund Claims and Refund Disputes and any claims arising from or related to the transactions that are the subject of such Refund Claims and Refund Disputes, but excluding
(i) any claims relating to Professional Fees sought by any of the Releasees until such time as the claims are paid, (ii) with respect to claims asserted against TCO or Columbia, any claims arising in the normal course of business after the Petition Date between TCO's Creditors or TCO and Columbia until such time as the claims are paid, (iii) with respect to claims asserted against CNR, any claims arising in the normal course of business between TCO's Creditors or TCO and CNR until such time as the claims are paid, and (iv) any Claims preserved pursuant to the Customer Settlement Proposal, and the Confirmation Order will enjoin the prosecution by any entity, whether directly, derivatively or otherwise, of any claim, debt, right, cause of action or liability which was or could have been asserted against the Releasees, except as otherwise provided herein.

          As noted in Section X.A, nothing in the Plan or the Confirmation Order shall be construed as discharging, releasing or relieving TCO, Reorganized TCO or any other party, in any capacity, from any liability with respect to the Retirement Plan to which such party is subject under any law or regulatory provisions. Notwithstanding the foregoing, nothing contained in the Plan shall preclude Reorganized TCO from exercising its right to amend, modify or terminate the Retirement Plan in accordance with applicable law.

          As of the Effective Date, and except as provided in the Customer Settlement Proposal, in consideration of the various settlements and agreements contained in the Customer Settlement Proposal, which shall be approved by the Bankruptcy Court pursuant to the Plan, the Refund Claims and Refund Disputes held by Customers shall be deemed settled, released and discharged.

          The Bankruptcy Court's approval of the Customer Settlement Proposal shall bind all supporters as defined therein, to the settlement of all litigation involving Refund Disputes and the Intercompany Claims. Dissenting
3.2 Claimants may elect to continue to litigate the Refund Disputes.

E.        INTERCOMPANY CLAIMS

          As part of the Columbia Omnibus Settlement which is incorporated herein, the Intercompany Claims Litigation is being settled. Acceptance of the Plan shall constitute consent to the settlement of the Intercompany Claims Litigation. On or prior to the Effective Date, as set forth in Sections IV.A.5 and VIII.B.5 hereof, the Stipulation of Dismissal with Prejudice of the Intercompany Claims Litigation shall have been filed with and, if necessary, approved by the District Court. As of the Effective Date, except for the prosecution of the Motion to Unseal, the Intercompany Claims and all claims arising from or related to the transactions which are the subject of the Intercompany Claims shall be settled and released in their entirety in accordance with Sections V.C and X.D hereof.

XI.       RETENTION OF JURISDICTION

          Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Case after the Effective Date as is legally permissible, including jurisdiction to:

          1. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of, any Claim, including the resolution of any request for payment of any Administrative Claim, and the resolution of any and all objections to the allowance or priority of Claims (including any Administrative Claim and any Priority Tax Claim);

          2. Grant or deny any application for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

          3. Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which TCO is a party or with respect to which TCO may be liable and to hear, determine and, if necessary, Allow any Claim arising therefrom;

          4. Decide or resolve any matter arising under the Claims Estimation Procedures;

          5. Resolve any determinations which may be requested by TCO or Reorganized TCO of unpaid or potential tax liability or any matters relating thereto under sections 505 and 1146(d) of the Bankruptcy Code, including tax liability or such related matters for any taxable year or portion thereof ending on or before the Effective Date;

          6. Resolve any matters relating to distributions to holders of Allowed Claims pursuant to the provisions of the Plan, including the assertion of set-off rights by or against TCO;

          7. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications that may be pending on the Effective Date, that arise in or relate to the Reorganization Case or the Plan;

          8. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with or referenced in the Plan or the Disclosure Statement;

          9. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any entity's obligations under or in connection with the Plan, including determinations relating to the enforceability of the Columbia Customer Guaranty, and the Columbia Guaranty and any disputes regarding compensation for those post-Effective Date services referenced in Section XII.A hereof, except that such retention of jurisdiction shall not apply to any cases, controversies, suits or disputes that may arise in connection with FERC regulatory matters;

          10. Modify the Plan before, on or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

          11. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

          12. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

          13. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, any Claim or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

          14.      Enter a final decree closing the Reorganization Case.

XII.      MISCELLANEOUS PROVISIONS

A.        DISSOLUTION OF THE CREDITORS' COMMITTEE AND THE CUSTOMERS' COMMITTEE

          The Customers' Committee will continue in existence after the Effective Date, and the Professionals retained by the Customers' Committee may continue to be employed after the Effective Date, to represent Customers' interests (a) with respect to any appeal taken from the Confirmation Order, (b) by reviewing proposed settlements of Customer Regulatory Claims held by Dissenting 3.2 Claimants, (c) such other activities as agreed to by Reorganized TCO in its sole discretion and (d) by overseeing the implementation of the Customer Settlement Proposal. At the conclusion of the performance of its duties set forth in clauses (a), (b), (c) and (d), the Customers' Committee shall dissolve. The Creditors' Committee will continue in existence after the Effective Date, and the Professionals retained by the Creditors' Committee may continue to be employed after the Effective Date, to represent Unsecured Creditors' interests (a) with respect to any appeal taken from the Confirmation Order, from the order approving the Initial Accepting Producer Settlement Agreement, or from any order entered into prior to the Effective Date approving the settlement or compromise of the Claims of Accepting Producers, (b) by engaging or participating in those matters referenced in Section VI.C hereof with respect to Producer Claims and by reviewing proposed settlements of Disputed General Unsecured Claims, (c) with respect to disputes involving the amount or timing of the distribution of any Holdback Amount and (d) with respect to such other activities as agreed to by Reorganized TCO in its sole discretion. At the conclusion of the performance of its duties as set forth in clauses (a), (b), (c) and (d), the Creditors' Committee shall dissolve. After the Effective Date, the Creditors' Committee or the Customers' Committee may, in its discretion, dissolve upon notice to Reorganized TCO. Upon such dissolution, the members of the Creditors' Committee or the members of the Customers' Committee, as applicable, shall be released and discharged from all rights and duties arising from or related to the Reorganization Case.

          The Professionals retained by the Creditors' Committee and the Customers' Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for (a) services performed by the Creditors' Committee and the

Professionals retained by the Creditors' Committee after the Effective Date as described in the preceding paragraph, (b) services performed by the Customers' Committee and the Professionals retained by the Customers' Committee after the Effective Date with respect to activities as agreed to by Reorganized TCO in its sole discretion, or (c) services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date pursuant to Section VI.B.1. The Professionals retained by the Creditors' Committee and the members of such Committee must submit monthly bills to Reorganized TCO for such services and Reorganized TCO shall pay all reasonable costs and expenses of such Committee members and all reasonable fees and expenses of their Professionals. Any dispute regarding compensation for such post-Effective Date services shall be determined by the Bankruptcy Court.

B.        MODIFICATION OF THE PLAN

          Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, TCO reserves the right to alter, amend, modify or supplement the Plan (but not the Customer Settlement Proposal or the Initial Accepting Producers Settlement Agreement) before its substantial consummation; provided, however, that no alterations, amendments, modifications or supplements shall be made without the prior consent of Columbia and any other parties whose consent is required under Section VIII hereof.

C.        REVOCATION OF THE PLAN

          TCO reserves the right to revoke or withdraw the Plan, with the prior consent of Columbia, prior to the Confirmation Date. If TCO revokes or withdraws the Plan, or if Confirmation does not occur, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims by or against, or any Interests in, TCO or Columbia, (ii) prejudice in any manner the rights of TCO or Columbia or (iii) constitute an admission against TCO or Columbia.

D.        SEVERABILITY OF PLAN PROVISIONS

          If any term or provision of the Plan (excluding the Customer Settlement Proposal and the Initial Accepting Producers Settlement Agreement) is held by the Bankruptcy Court prior to or at the time of Confirmation to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as so altered or interpreted. In the event of any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan may, at TCO's option, with the prior consent of Columbia, remain in full force and effect and not be deemed affected, impaired or invalidated by such holding, alteration or interpretation. However, TCO and Columbia jointly and severally reserve the right not to proceed to Confirmation or consummation of the Plan if any such ruling occurs. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

E.        SUCCESSORS AND ASSIGNS

          The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity. From and after the Voting Deadline, any heir, executor, administrator, successor or assign of any Creditor who has voted to accept the Plan shall be bound to accept the Plan and the treatment of such Creditor hereunder.

F.        SERVICE OF DOCUMENTS ON TCO OR REORGANIZED TCO

          Any pleading, notice or other document required by the Plan to be served on or delivered to TCO or Reorganized TCO shall be sent by first class U.S. mail, postage prepaid to:

                                      Columbia Gas Transmission Corporation
                                      1700 MacCorkle Avenue, S.E.
                                      Charleston, West Virginia  25314
                                      Attention:  James A. Jarrell

with copies to:

                                      The Columbia Gas System, Inc.
                                      20 Montchanin Road
                                      Wilmington, Delaware  19807
                                      Attention:  Tejinder S. Bindra
                                                  Edmond M. Ianni

                                      Stroock & Stroock & Lavan
                                      Seven Hanover Square
                                      New York, New York  10004-2696
                                      Attention:  Lewis Kruger
                                                  Robin E. Keller

                                      Cravath, Swaine & Moore

                                      825 Eighth Avenue
                                      New York, New York  10019-7475
                                      Attention:  John F. Hunt

                                      Young, Conaway, Stargatt & Taylor
                                      11th Floor - Rodney Square North
                                      P.O. Box 391
                                      Wilmington, Delaware  19899-0391
                                      Attention:  James L. Patton, Jr.

G.        PAYMENT AND WITHHOLDING OF TAXES

          Except as otherwise specifically provided in the Plan, all distributions made pursuant to the Plan shall, where applicable, be subject to information reporting to appropriate governmental authorities and to withholding of taxes.

CONFIRMATION REQUEST
          TCO hereby requests Confirmation of the Plan pursuant to Section 1129(a) of the Bankruptcy Code.

Dated:  July   , 1995
        Charleston, West Virginia


                                                   Respectfully submitted,

                                                   COLUMBIA GAS TRANSMISSION
                                                   CORPORATION


                                                   By:  /s/ John P. Holland
                                                      -------------------------
                                                       James P. Holland
                                                       Chairman and Chief
                                                       Executive Officer

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

- ---------------------------------X
                                 :
IN RE:                           :          CHAPTER 11
                                 :
COLUMBIA GAS TRANSMISSION        :          CASE NO. 91-804 (HSB)
CORPORATION,                     :
                                 :
                 DEBTOR.         :
- ---------------------------------X



                 DISCLOSURE STATEMENT PURSUANT TO SECTION 1125
             OF THE BANKRUPTCY CODE FOR THE SECOND AMENDED PLAN OF
                  REORGANIZATION OF COLUMBIA GAS TRANSMISSION
              CORPORATION, AS FURTHER AMENDED DATED JULY 17, 1995


                              Respectfully Submitted,

                              STROOCK & STROOCK & LAVAN
                              Lewis Kruger
                              Robin E. Keller
                              Seven Hanover Square
                              New York, New York  10004-2594
                              (212) 806-5400

                              CRAVATH, SWAINE & MOORE
                              John F. Hunt
                              John E. Beerbower
                              825 Eighth Avenue
                              New York, New York  10019-7475
                              (212) 474-1000

                              YOUNG, CONAWAY, STARGATT & TAYLOR
                              James L. Patton, Jr.
                              11th Floor - Rodney Square North
                              P.O. Box 391
                              Wilmington, Delaware  19899-0381
                              (302) 571-6600

                              Co-Counsel for Debtor.


THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT FOR CIRCULATION TO CREDITORS OR FOR USE IN THE SOLICITATION OF VOTES ON THE SECOND AMENDED PLAN OF REORGANIZATION OF COLUMBIA GAS TRANSMISSION CORPORATION, AS FURTHER AMENDED.

                               TABLE OF CONTENTS

I.    SUMMARY............................................................................................................     1
      A.   Introduction..................................................................................................     3
      B.   Executive Summary.............................................................................................     5
           1.   The Debtor and its Business..............................................................................     5
           2.   The Problems that Led to the Chapter 11 Petitions........................................................     6
           3.   TCO's Business Operations and Financial Performance and Prospects........................................    10
           4.   Obstacles to Reorganization..............................................................................    11
                a.   Producer Claims Litigation..........................................................................    12
                b.   Intercompany Claims Litigation......................................................................    16
                c.   Customer Disputes...................................................................................    17
                d.   IRS Claim...........................................................................................    21
                e.   Environmental Liabilities...........................................................................    21
           5.   Proposed Settlements With Producers and Customers........................................................    22
                a.   The Producer Settlement Agreement and Settlement Offers.............................................    23
                b.   The Proposed Customer Settlement....................................................................    27
                c.   Other Unsecured Claims..............................................................................    30
                d.   The Columbia Unsecured Claim........................................................................    30
           6.   The Cornerstone of the TCO Plan:  The Columbia Omnibus Settlement........................................    31
      C.   Distributions Under the Plan..................................................................................    33
      D.   Conditions....................................................................................................    34
      E.   Conclusion....................................................................................................    34


II.   OVERVIEW OF THE PLAN...............................................................................................     1
      A.   Reorganized TCO...............................................................................................     1
      B.   Summary of Description of Classes and Distributions...........................................................     1
      TABLE OF SUMMARY DESCRIPTION OF CLASSES AND THEIR DISTRIBUTIONS....................................................     6
      1.   Unclassified Claims...........................................................................................     6
      2.   Secured Claims................................................................................................     9
      3.   Unsecured Claims..............................................................................................    10
      4.   Assumed Claims................................................................................................    15
      5.   Interests.....................................................................................................    17


III.  BUSINESS ISSUES....................................................................................................     1
      A.   TCO's Pre-Bankruptcy Corporate Structure and Operations; Historical Industry Background.......................     1
      B.   Events Leading to the Filing of TCO's Reorganization Case.....................................................     5
           1.   Gas Shortages and Reversal of Federal Gas Price Policies.................................................     5
           2.   Emergence of the Gas "Bubble" and the Effect on TCO......................................................     7


           3.   The Advent of "Open Access" and "Unbundling".............................................................    10
           4.   Further Federal Actions Affecting the Cost of Pipeline "Merchant" Gas....................................    11
           5.   TCO's 1991 "Excess Supply Crisis"........................................................................    12


IV.   CURRENT AND FUTURE OPERATIONS; CUSTOMER AND UPSTREAM  PIPELINE ISSUES AND SETTLEMENTS..............................     1
      A.   TCO's Implementation of Order No. 636 Restructuring...........................................................     1
           1.   General Overview.........................................................................................     1
           2.   Procedural Status of TCO's Restructuring.................................................................     3
           3.   Impact on TCO's Services.................................................................................     5
           4.   Rate Issues..............................................................................................     6
           5.   Customer Contracts.......................................................................................     7
           6.   Upstream Pipeline Contracts..............................................................................    10
           7.   Transition Cost Recovery Mechanisms......................................................................    14
                a.   Non-gas costs.......................................................................................    14
                b.   Gas Costs and GSR Costs.............................................................................    14
      B.   Regulatory Claims and Related Litigation......................................................................    16
           1.   Customer Claims..........................................................................................    19
           2.   Upstream Pipeline Supplier Claims........................................................................    21
           3.   The Omnibus FERC Motion..................................................................................    23
           4.   Customer Contract Issues and Recoupment and Setoff Motions...............................................    27
           5.   The BG&E Case............................................................................................    29
           6.   Order No. 94 Issues......................................................................................    32
           7.   TCO Rate Cases...........................................................................................    35
                a.   The 1990 Rate Case Settlement.......................................................................    36
                b.   The 1991 Rate Case Settlement.......................................................................    38
           8.   FERC Forum Litigation Generally..........................................................................    38
      C.   Customer Settlement Proposal; Treatment of Regulatory and Other Customer and Pipeline Claims under the Plan...    39
      D.   Order No. 636 Implementation and Post-Confirmation Operations Generally.......................................    47


V.    SUMMARY OF CLAIMS AND OTHER SIGNIFICANT ISSUES IN THE CHAPTER 11 CASE..............................................     1
           A.   Producer Claims..........................................................................................     1
      B.   Estimation of Producer Claims.................................................................................     2
           1.   The Establishment of Claims Estimation Procedures........................................................     2
           2.   Status of Claims Estimation Procedures...................................................................     6
                a.   General Proceedings.................................................................................     6
                b.   Proceedings Relating to Contract Rejection Claims...................................................     7
                c.   Consideration of Non-rejection Producer Claims......................................................    16
           3.   The Claims Mediator's Initial Report on Generic Issues...................................................    17

      C.   The Settlement With Various Producers.........................................................................    25
      D.   Settlement Offers for Remaining Producer Claims...............................................................    27
           1.   Volumes..................................................................................................    31
           2.   The "Normandin" Price Parameters.........................................................................    33
           3.   Renegotiated and New WVIOGA Gas Contracts................................................................    34
           4.   Fly-down Contracts.......................................................................................    35
           5.   Market-out Contracts.....................................................................................    35
           6.   Cost Recovery Clause ("CRC") Class Contracts.............................................................    36
           7.   CRC Opt-Out Contracts....................................................................................    37
           8.   Other Issues.............................................................................................    38
      E.   Non-Producer Claims...........................................................................................    40
           1.   State and Local Taxes....................................................................................    42
           2.   Accounts Payable/Trade Debt..............................................................................    44
           3.   Miscellaneous Claims.....................................................................................    44
           4.   Kentucky West Virginia Gas Company Claim.................................................................    45
           5.   IRS and Other Priority Tax Claims; Affiliate Tax Claims..................................................    47
           6.   Pension Claims...........................................................................................    52
           7.   Environmental Issues.....................................................................................    54
      F.   Miscellaneous Administrative Proceedings......................................................................    62
           1.   Commencement of the Case.................................................................................    62
           2.   First Day Orders.........................................................................................    63
           3.   Debtor in Possession Financing...........................................................................    64
           4.   Formation of Committees and Retention of Professionals...................................................    65
           5.   Extension of Exclusive Period to File Plan of Reorganization.............................................    67
           6.   Motion for a Data Room...................................................................................    67
           7.   Assumption of Nonresidential Leases......................................................................    70
           8.   Cash Collateral Order....................................................................................    71
           9.   Appointment of Fee Examiner..............................................................................    72
           10.  Procedures Relating to the Filing and Determination of Claims............................................    73
                a.   Bar Dates...........................................................................................    73
                b.   Claims Agent........................................................................................    74
                c.   Claim Objections Procedures.........................................................................    75
                d.   Removal/Filing of Claims............................................................................    75
      G.   Investment Guidelines Litigation and Other Investment Decisions...............................................    76


VI.   THE COLUMBIA SYSTEM:  PUBLIC UTILITY HOLDING COMPANY ACT REGULATION,
      SYSTEM FINANCING, COLUMBIA'S CLAIM AGAINST TCO AND THE INTERCOMPANY CLAIMS.........................................     1
      A.   The Columbia System...........................................................................................     1
           1.   System Companies and Relationships with TCO..............................................................     1
                a.   Columbia Distribution Companies (collectively, "CDC")...............................................     1
                b.   Columbia Gulf Transmission Corporation ("Gulf").....................................................     2
                c.   Columbia Gas Service Corporation ("Columbia Service Corporation")...................................     2


                d.   Columbia Natural Resources, Inc. ("CNR"), and Columbia Gas Development Corporation ("CGD")..........     3
                e.   Columbia LNG Corporation ("Columbia LNG")...........................................................     3
                f.   TriStar Ventures Corporation and Columbia Energy Services...........................................     3
           2.   Certain Shared Operation and Maintenance Services within the System......................................     4
      B.   Regulation by the SEC Under the HCA of the Columbia System; HCA Regulation of Chapter 11 Plans................     5
      C.   Regulation by the SEC Under the HCA of External and Internal Columbia System Financings and of Intra-System
           Sales and Service Contracts and Asset Transfers...............................................................     6
           1.   System External and Internal Financing...................................................................     6
           2.   SEC Regulation under the HCA of Intra-System Sales and Service Contracts and Asset Transfers.............     7
      D.   Claims of Columbia and its Other Subsidiaries against the TCO Estate..........................................     8
           1.   Columbia's Claims........................................................................................     8
                a.   Secured Claims for Borrowed Money...................................................................     8
                b.   Unsecured Claims for Borrowed Money.................................................................     9
                c.   Unsecured Claims Arising Under Contractual Arrangements.............................................    10
                d.   Miscellaneous Payable Claims........................................................................    10
           2.   CNR's Claim for the East Lynn Condemnation Award.........................................................    11
           3.   Other Columbia Subsidiaries' Claims......................................................................    11
      E.   The Intercompany Claims (Asserted on Behalf of the TCO Estate Against Columbia and CNR).......................    12
           1.   Background...............................................................................................    12
                a.   TCO's 1985 Crisis...................................................................................    12
                b.   Transfer of Natural Resource Properties from TCO to CNR.............................................    14
                     (i)      Initial Approval of Transfer...............................................................    14
                     (ii)     Withdrawal of the Application..............................................................    15
                     (iii)    Resubmittal of the Reorganization..........................................................    16
                     (iv)     The CNR Transfer...........................................................................    16
           2.   The Intercompany Claims Litigation.......................................................................    17
                a.   Stipulation and Order Concerning Prosecution of the Intercompany Claims.............................    17
                b.   Intercompany Claims Litigation Proceedings..........................................................    18
                     (i)      Allegations of Equitable Subordination.....................................................    18
                     (ii)     Allegations Seeking Recharacterization of Debt as Equity...................................    19


                     (iii)    Allegations of Fraudulent Conveyances......................................................    19
                     (iv)     Allegations of Voidable Reduction in Capital...............................................    20
                     (v)      Allegations of Preferences.................................................................    20
                c.   Response of Columbia and CNR........................................................................    20
           3.   Intercompany Claims Litigation Pretrial Matters..........................................................    22
           4.   The Intercompany Claims Trial............................................................................    24
           5.   Summary of Creditors' Committee's Position...............................................................    25
           6.   Summary of Columbia's Analysis of the Intercompany Claims................................................    28
           7.   Settlement of the Intercompany Claims....................................................................    30


VII.  PLAN TREATMENT OF CLAIMS AND SUMMARY OF OTHER PLAN PROVISIONS......................................................     1
      A.   Classification and Treatment of Claims and Interests..........................................................     1
           1.   Unclassified Claims......................................................................................     2
                a.   Administrative Claims...............................................................................     2
                     (i)      Professional Claims........................................................................     2
                     (ii)     Post-Petition Operational Claims...........................................................     3
                     (iii)    Assumed Executory Contract Claims..........................................................     5
                     (iv)     U.S. Trustee's Fee Claims..................................................................     7
                     (v)      Miscellaneous Administrative Claims........................................................     7
                     (vi)     Administrative Recoupment Claims...........................................................     8
                b.   Priority Tax Claims.................................................................................    10
                c.   East Lynn Condemnation Obligation...................................................................    12
           2.   Classes of Claims........................................................................................    13
                a.   Class 1 Claims - Secured Claims.....................................................................    13
                     (i)      Class 1.1 - The DIP Facility Claims........................................................    13
                     (ii)     Class 1.2 - Secured Producer Claims........................................................    13
                     (iii)    Class 1.3 - Other Secured Claims ..........................................................    15
                b.   Class 2.1 Claim - The Columbia Secured Claim........................................................    16
                     (i)      Interest on Inventory Loan Agreement.......................................................    17
                     (ii)     Interest on First Mortgage Bonds - Series A................................................    17
                     (iii)    Interest on First Mortgage Bonds - Series B, D, E and F....................................    18
                c.   Class 3 Claims - Unsecured Claims...................................................................    19
                     (i)      Settlement Values and Allowance Amounts....................................................    19
                     (ii)     Class 3.1 - Unsecured Claims of $25,000 or Less............................................    23

                     (iii)    Class 3.2 - Unsecured Customer Refund Claims and GRI Claims................................    25
                     (iv)     Remaining Unsecured Claims.................................................................    32
                              (a)  Description of Remaining Unsecured Claims Classes.....................................    32
                              (b)  Treatment of Remaining Unsecured Claims...............................................    33
                d.   Class 4 Claims - Assumed Claims.....................................................................    41
                     (i)      Class 4.1 Claims - Environmental Claims....................................................    41
                     (ii)     Class 4.2 Claims - Certain Condemnation Claims.............................................    42
                     (iii)    Class 4.3 Claims - Pension Claims..........................................................    43
                     (iv)     Class 4.4 Claims - Surety Bond Related Claims..............................................    43
                     (v)      Class 4.5 Claims - Affiliate Tax Claims....................................................    44
                e.   Class 5 Interests - Common Stock of TCO.............................................................    44
      B.   Mechanism for Quantifying Claims..............................................................................    44
           1.   Producer Claims..........................................................................................    44
           2.   Disputed General Unsecured Claims........................................................................    46
      C.   Transactions on the Effective Date............................................................................    46
      D.   Distributions Under the Plan..................................................................................    48
           1.   Distributions on Claims..................................................................................    48
           2.   Delivery of Distributions and Unclaimed Distributions....................................................    50
                a.      Delivery of Distributions in General.............................................................    50
                b.      Unclaimed Distributions..........................................................................    51
           3.   Means of Cash Payments...................................................................................    52
           4.   Setoffs..................................................................................................    53
      E.   Settlement of Intercompany Claims Litigation..................................................................    53
      F.   Settlement of Customer Refund Disputes........................................................................    54
      G.   Settlement of 1990 Rate Case..................................................................................    55
      H.   Procedures For Establishing Allowed Claims And For Resolving Disputed Claims - Bar Dates......................    56
           1.   Bar Dates for Certain Administrative Claims..............................................................    56
                a.      Professional Claims..............................................................................    56
                b.      Administrative Claims Arising From Rejection of Executory Contracts..............................    57
                c.      Non-Ordinary Course, Non-Assumed Administrative Claims...........................................    58
           2.   Bar Date for Objections to Certain Non-Administrative Claims.............................................    59
                a.      Claims Subject to the Claims Estimation Procedures...............................................    59
                b.      Other Non-Administrative Claims..................................................................    59
           3.   Authority to Prosecute Objections........................................................................    59
           4.   Liquidation of Claims for Voting.........................................................................    60
      I.   Miscellaneous.................................................................................................    60

           1.   Conditions to Confirmation and Effectiveness.............................................................    60
                a.   Conditions to Confirmation..........................................................................    61
                b.   Conditions to Effective Date........................................................................    64
           2.   Assumption and Rejection of Executory Contracts..........................................................    65
           3.   Continued Corporate Existence and Vesting of Assets in Reorganized TCO...................................    66
           4.   Corporate Governance, Directors and Officers; Compensation...............................................    66
           5.   Dissolution of Committees................................................................................    68
           6.   Discharge, Termination, and Injunction...................................................................    70
           7.   Continuation of Retiree Program..........................................................................    71
           8.   Jurisdiction of the Bankruptcy Court.....................................................................    71
           9.   Limitation of Liability..................................................................................    71
           10.  Modification of the Plan.................................................................................    72
           11.  Revocation of the Plan...................................................................................    72
           12.  Severability of Plan Provisions..........................................................................    73
           13.  Successors and Assigns...................................................................................    74
           14.  Releases.................................................................................................    75
           15.  Applicability of Federal and other Securities Laws.......................................................    78
                a.   Issuance of Securities Under the Plan...............................................................    78
                b.   Transfers of New Securities.........................................................................    79


VIII.      RISK FACTORS RELATING TO PLAN IMPLEMENTATION AND CREDITOR DISTRIBUTIONS.......................................     1
           A.   Conditions to Confirmation...............................................................................     1
                1.   Satisfaction of Confirmation Requirements of Section 1129/Cram-down.................................     1
                2.   Confirmation of the Columbia Plan...................................................................     3
                3.   SEC Approval........................................................................................     4
                4.   No Material Adverse Changes to Plan Assumptions or Business.........................................     6
                5.   No Environmental Liability Claims...................................................................     6
                6.   IRS Ruling on Deductibility of Producer Payments....................................................     7
                7.   Approvals of the Customer Settlement Proposal.......................................................     8
                8.   Approval of Initial Accepting Producer Settlement Agreement.........................................    10
                9.   Prohibition of Certain Revisions....................................................................    11
                10.  Acceptance of Settlement Values by Producers........................................................    12
           B.   Conditions to Effective Date.............................................................................    13
                1.   Columbia's Plan of Reorganization Shall be Effective................................................    13
                2.   No Stay of TCO's Confirmation Order.................................................................    13
                3.   No Material Adverse Changes to TCO's or Columbia's Business.........................................    14
                4.   Effective Date......................................................................................    14
                5.   Intercompany Claims Litigation......................................................................    15

                C.   Liquidation of Unsecured Claims; Claims Allowance Process Generally.................................    15
                D.   Projections.........................................................................................    19
                E.   Liabilities Assumed.................................................................................    20


IX.        TAX ASPECTS OF THE PLAN.......................................................................................     1
           A.   Tax Consequences of the Plan.............................................................................     1
                1.   Tax Consequences to TCO.............................................................................     1
                     a.  General.........................................................................................     1
                     b.  Discharge of Indebtedness.......................................................................     2
                     c.  Deduction for Payments..........................................................................     4
                2.   Tax Consequences to the TCO Creditors other than Columbia...........................................     5
                3.   Tax Ruling..........................................................................................     6
                4.   Importance of Obtaining Professional Tax Assistance.................................................     7
           B.   Assumption of Tax Allocation Agreement...................................................................     7


XI.        FINANCIAL PROJECTIONS, PRO FORMA FINANCIAL STATEMENTS, AND LIQUIDATION ANALYSIS...............................     1
           A.   Financial Analysis of Plan...............................................................................     1
           B.   Recapitalization Post-Emergence/Feasibility..............................................................     5
           C.   Financial Projections....................................................................................     6
                1.       Throughput......................................................................................    11
                2.       Successful implementation of Order No. 636......................................................    11
                3.       Environmental liabilities.......................................................................    12
                4.       Cost of capital financing.......................................................................    13
                5.       Regulatory Lag..................................................................................    13
                6.       Upstream Pipeline Order No. 94 Costs............................................................    14
                7.       Customer Settlement.............................................................................    14
                8.       Majorsville/Heard Storage Facilities............................................................    15
                9.       Market Expansion................................................................................    16
                10.      Federal Income Taxes............................................................................    16
           D.   Capital Structure and Other Issues.......................................................................    16
           E.   Pro Forma Financial Statements...........................................................................    17
           F.   Liquidation Analysis/Best Interests Test.................................................................    17
                1.       Estimated Liquidation Proceeds..................................................................    19
                2.       Deductions from Liquidation Fund................................................................    23
                3.       Creation of Additional Claims...................................................................    24
                4.       Timing of the liquidation process...............................................................    25
                5.       Distributions; absolute priority................................................................    26

XII.       CONCLUSION....................................................................................................     1

I.       SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         A.      Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
         B.      Executive Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 1.       The Debtor and its Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 2.       The Problems that Led to the Chapter 11 Petitions . . . . . . . . . . . . . . . . . . . . . . .     6
                 3.       TCO's Business Operations and Financial Performance and Prospects . . . . . . . . . . . . . . .    10
                 4.       Obstacles to Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
                          a.      Producer Claims Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
                          b.      Intercompany Claims Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
                          c.      Customer Disputes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
                          d.      IRS Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
                          e.      Environmental Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
                 5.       Proposed Settlements With Producers and Customers . . . . . . . . . . . . . . . . . . . . . . .    22
                          a.      The Producer Settlement Agreement and Settlement Offers . . . . . . . . . . . . . . . .    23
                          b.      The Proposed Customer Settlement  . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
                          c.      Other Unsecured Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
                          d.      The Columbia Unsecured Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
                 6.       The Cornerstone of the TCO Plan:  The Columbia Omnibus Settlement . . . . . . . . . . . . . . .    31
         C.      Distributions Under the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
         D.      Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
         E.      Conclusion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34


II.       OVERVIEW OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
          A.  Reorganized TCO   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
          B.  Summary of Description of Classes and Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
          TABLE OF SUMMARY DESCRIPTION OF CLASSES AND THEIR DISTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . .     6
          1.  Unclassified Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
          2.  Secured Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
          3.  Unsecured Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
          4.  Assumed Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
          5.  Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17


III.     BUSINESS ISSUES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         A.      TCO's Pre-Bankruptcy Corporate Structure and Operations; Historical Industry Background  . . . . . . . .     1
         B.      Events Leading to the Filing of TCO's Reorganization Case  . . . . . . . . . . . . . . . . . . . . . . .     5
                 1.       Gas Shortages and Reversal of Federal Gas Price Policies  . . . . . . . . . . . . . . . . . . .     5
                 2.       Emergence of the Gas "Bubble" and the Effect on TCO . . . . . . . . . . . . . . . . . . . . . .     7
                 3.       The Advent of "Open Access" and "Unbundling"  . . . . . . . . . . . . . . . . . . . . . . . . .    10
                 4.       Further Federal Actions Affecting the Cost of Pipeline "Merchant" Gas . . . . . . . . . . . . .    11
                 5.       TCO's 1991 "Excess Supply Crisis" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12


IV.       CURRENT AND FUTURE OPERATIONS; CUSTOMER AND UPSTREAM  PIPELINE ISSUES AND SETTLEMENTS   . . . . . . . . . . . .     1
          A.    TCO's Implementation of Order No. 636 Restructuring   . . . . . . . . . . . . . . . . . . . . . . . . . .     1
                1.        General Overview  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
                2.        Procedural Status of TCO's Restructuring  . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
                3.        Impact on TCO's Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                4.        Rate Issues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
                5.        Customer Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                6.        Upstream Pipeline Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                7.        Transition Cost Recovery Mechanisms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
                          a.  Non-gas costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
                          b.  Gas Costs and GSR Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
          B.    Regulatory Claims and Related Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
                1.        Customer Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
                2.        Upstream Pipeline Supplier Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
                3.        The Omnibus FERC Motion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
                4.        Customer Contract Issues and Recoupment and Setoff Motions  . . . . . . . . . . . . . . . . . .    27
                5.        The BG&E Case . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
                6.        Order No. 94 Issues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
                7.        TCO Rate Cases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
                          a.  The 1990 Rate Case Settlement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
                          b.  The 1991 Rate Case Settlement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
                8.        FERC Forum Litigation Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
          C.    Customer Settlement Proposal; Treatment of Regulatory and Other Customer and Pipeline Claims under the
                Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
          D.    Order No. 636 Implementation and Post-Confirmation Operations Generally   . . . . . . . . . . . . . . . .    47


V.       SUMMARY OF CLAIMS AND OTHER SIGNIFICANT ISSUES IN THE CHAPTER 11 CASE  . . . . . . . . . . . . . . . . . . . . .     1
                 A.       Producer Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         B.      Estimation of Producer Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
                 1.       The Establishment of Claims Estimation Procedures . . . . . . . . . . . . . . . . . . . . . . .     2
                 2.       Status of Claims Estimation Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
                          a.      General Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
                          b.      Proceedings Relating to Contract Rejection Claims . . . . . . . . . . . . . . . . . . .     7
                          c.      Consideration of Non-rejection Producer Claims  . . . . . . . . . . . . . . . . . . . .    16
                 3.       The Claims Mediator's Initial Report on Generic Issues  . . . . . . . . . . . . . . . . . . . .    17
         C.      The Settlement With Various Producers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
         D.      Settlement Offers for Remaining Producer Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
                 1.       Volumes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
                 2.       The "Normandin" Price Parameters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
                 3.       Renegotiated and New WVIOGA Gas Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
                 4.       Fly-down Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
                 5.       Market-out Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
                 6.       Cost Recovery Clause ("CRC") Class Contracts  . . . . . . . . . . . . . . . . . . . . . . . . .    36
                 7.       CRC Opt-Out Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
                 8.       Other Issues  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
         E.      Non-Producer Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
                 1.       State and Local Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
                 2.       Accounts Payable/Trade Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
                 3.       Miscellaneous Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
                 4.       Kentucky West Virginia Gas Company Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
                 5.       IRS and Other Priority Tax Claims; Affiliate Tax Claims . . . . . . . . . . . . . . . . . . . .    47
                 6.       Pension Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
                 7.       Environmental Issues  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
         F.      Miscellaneous Administrative Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
                 1.       Commencement of the Case  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
                 2.       First Day Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
                 3.       Debtor in Possession Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
                 4.       Formation of Committees and Retention of Professionals  . . . . . . . . . . . . . . . . . . . .    65
                 5.       Extension of Exclusive Period to File Plan of Reorganization  . . . . . . . . . . . . . . . . .    67
                 6.       Motion for a Data Room  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
                 7.       Assumption of Nonresidential Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70
                 8.       Cash Collateral Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    71
                 9.       Appointment of Fee Examiner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    72
                 10.      Procedures Relating to the Filing and Determination of Claims . . . . . . . . . . . . . . . . .    73
                          a.      Bar Dates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    73
                          b.      Claims Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74
                          c.      Claim Objections Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
                          d.      Removal/Filing of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75


         G.      Investment Guidelines Litigation and Other Investment Decisions  . . . . . . . . . . . . . . . . . . . .    77

VI.      THE COLUMBIA SYSTEM:  PUBLIC UTILITY HOLDING COMPANY ACT REGULATION, SYSTEM FINANCING, COLUMBIA'S CLAIM AGAINST
         TCO AND THE INTERCOMPANY CLAIMS ..................................................................................   1
         A.      The Columbia System.......................................................................................   1
                 1.  System Companies and Relationships with TCO...........................................................   1
                         a.     Columbia Distribution Companies (collectively, "CDC")......................................   1
                         b.     Columbia Gulf Transmission Corporation ("Gulf")............................................   2
                         c.     Columbia Gas Service Corporation ("Columbia Service Corporation")..........................   2
                         d.     Columbia Natural Resources, Inc. ("CNR"), and Columbia Gas Development
                                 Corporation ("CGD").......................................................................   3
                         e.     Columbia LNG Corporation ("Columbia LNG")..................................................   3
                         f.     TriStar Ventures Corporation and Columbia Energy Services..................................   3
                 2.  Certain Shared Operation and Maintenance Services within the System...................................   4
         B.      Regulation by the SEC Under the HCA of the Columbia System; HCA Regulation of Chapter 11 Plans............   5
         C.      Regulation by the SEC Under the HCA of External and Internal Columbia System Financings and of
                 Intra-System Sales and Service Contracts and Asset Transfers..............................................   6
                 1.      System External and Internal Financing............................................................   6
                 2.      SEC Regulation under the HCA of Intra-System Sales and Service Contracts and Asset Transfers......   7
         D.      Claims of Columbia and its Other Subsidiaries against the TCO Estate......................................   8
                 1.      Columbia's Claims.................................................................................   8
                         a.     Secured Claims for Borrowed Money..........................................................   8
                         b.     Unsecured Claims for Borrowed Money........................................................   9
                         c.     Unsecured Claims Arising Under Contractual Arrangements....................................  10
                         d.     Miscellaneous Payable Claims...............................................................  10
                 2.      CNR's Claim for the East Lynn Condemnation Award..................................................  11
                 3.      Other Columbia Subsidiaries' Claims...............................................................  11
         E.      The Intercompany Claims (Asserted on Behalf of the TCO Estate Against Columbia and CNR)...................  12
                 1.      Background........................................................................................  12
                         a.     TCO's 1985 Crisis..........................................................................  12
                         b.     Transfer of Natural Resource Properties from TCO to CNR....................................  14
                                (i)      Initial Approval of Transfer......................................................  14
                                (ii)     Withdrawal of the Application.....................................................  15
                                (iii)    Resubmittal of the Reorganization.................................................  16

                                (iv)      The CNR Transfer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 2.      The Intercompany Claims Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                         a.     Stipulation and Order Concerning Prosecution of the Intercompany Claims  . . . . . . . . . .  17
                         b.     Intercompany Claims Litigation Proceedings   . . . . . . . . . . . . . . . . . . . . . . . .  18
                                (i)      Allegations of Equitable Subordination  . . . . . . . . . . . . . . . . . . . . . .  18
                                (ii)     Allegations Seeking Recharacterization of Debt as Equity  . . . . . . . . . . . . .  19
                                (iii)    Allegations of Fraudulent Conveyances . . . . . . . . . . . . . . . . . . . . . . .  19
                                (iv)     Allegations of Voidable Reduction in Capital  . . . . . . . . . . . . . . . . . . .  20
                                (v)      Allegations of Preferences  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                         c.     Response of Columbia and CNR   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 3.      Intercompany Claims Litigation Pretrial Matters   . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 4.      The Intercompany Claims Trial   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 5.      Summary of Creditors' Committee's Position  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 6.      Summary of Columbia's Analysis of the Intercompany Claims   . . . . . . . . . . . . . . . . . . . .  28
                 7.      Settlement of the Intercompany Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

VII.     PLAN TREATMENT OF CLAIMS AND SUMMARY OF OTHER PLAN PROVISIONS......................................................   1
         A.      Classification and Treatment of Claims and Interests.......................................................   1
                 1.   Unclassified Claims...................................................................................   2
                      a.   Administrative Claims............................................................................   2
                           (i)      Professional Claims.....................................................................   2
                           (ii)     Post-Petition Operational Claims........................................................   3
                           (iii)    Assumed Executory Contract Claims.......................................................   5
                           (iv)     U.S. Trustee's Fee Claims...............................................................   7
                           (v)      Miscellaneous Administrative Claims.....................................................   7
                           (vi)     Administrative Recoupment Claims........................................................   8
                      b.   Priority Tax Claims..............................................................................  10
                      c.   East Lynn Condemnation Obligation................................................................  12
                 2.   Classes of Claims.....................................................................................  13
                      a.   Class 1 Claims - Secured Claims..................................................................  13
                           (i)      Class 1.1 - The DIP Facility Claims.....................................................  13
                           (ii)     Class 1.2 - Secured Producer Claims.....................................................  13
                           (iii)    Class 1.3 - Other Secured Claims........................................................  15
                      b.   Class 2.1 Claim - The Columbia Secured Claim.....................................................  16
                           (i)      Interest on Inventory Loan Agreement....................................................  17
                           (ii)     Interest on First Mortgage Bonds - Series A.............................................  17
                           (iii)    Interest on First Mortgage Bonds - Series B, D, E and F.................................  18
                      c.   Class 3 Claims - Unsecured Claims................................................................  19
                           (i)      Settlement Values and Allowance Amounts.................................................  19
                           (ii)     Class 3.1 - Unsecured Claims of $25,000 or Less.........................................  23
                           (iii)    Class 3.2 - Unsecured Customer Refund Claims and GRI Claims.............................  25
                           (iv)     Remaining Unsecured Claims..............................................................  32
                                    (a)         Description of Remaining Unsecured Claims Classes...........................  32
                                    (b)         Treatment of Remaining Unsecured Claims.....................................  33
                      d.   Class 4 Claims - Assumed Claims..................................................................  41
                           (i)      Class 4.1 Claims - Environmental Claims.................................................  41
                           (ii)     Class 4.2 Claims - Certain Condemnation Claims..........................................  42
                           (iii)    Class 4.3 Claims - Pension Claims.......................................................  43


                                      (i)

                              (iv)     Class 4.4 Claims - Surety Bond Related Claims  .  . . . . . . . . . . . . . . . . . .  43
                              (v)      Class 4.5 Claims - Affiliate Tax Claims   . . . . . . . . . . . . . . . . . . . . . .  44
                      e.      Class 5 Interests - Common Stock of TCO  . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         B.      Mechanism for Quantifying Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 1.   Producer Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 2.   Disputed General Unsecured Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         C.      Transactions on the Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         D.      Distributions Under the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 1.   Distributions on Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 2.   Delivery of Distributions and Unclaimed Distributions  . . . . . . . . . . . . . . . . . . . . . . . .  50
                      a.      Delivery of Distributions in General   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                      b.      Unclaimed Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 3.   Means of Cash Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 4.   Setoffs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         E.      Settlement of Intercompany Claims Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         F.      Settlement of Customer Refund Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         G.      Settlement of 1990 Rate Case  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         H.      Procedures For Establishing Allowed Claims And For Resolving Disputed Claims - Bar Dates  . . . . . . . . .  56
                 1.   Bar Dates for Certain Administrative Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                      a.      Professional Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                      b.      Administrative Claims Arising From Rejection of Executory Contracts  . . . . . . . . . . . . .  57
                      c.      Non-Ordinary Course, Non-Assumed Administrative Claims   . . . . . . . . . . . . . . . . . . .  58
                 2.   Bar Date for Objections to Certain Non-Administrative Claims . . . . . . . . . . . . . . . . . . . . .  59
                      a.      Claims Subject to the Claims Estimation Procedures   . . . . . . . . . . . . . . . . . . . . .  59
                      b.      Other Non-Administrative Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                 3.   Authority to Prosecute Objections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                 4.   Liquidation of Claims for Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         I.      Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 1.   Conditions to Confirmation and Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                      a.      Conditions to Confirmation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                      b.      Conditions to Effective Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 2.   Assumption and Rejection of Executory Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                 3.   Continued Corporate Existence and Vesting of Assets in Reorganized TCO . . . . . . . . . . . . . . . .  66
                 4.   Corporate Governance, Directors and Officers; Compensation . . . . . . . . . . . . . . . . . . . . . .  66
                 5.   Dissolution of Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                 6.   Discharge, Termination, and Injunction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                 7.   Continuation of Retiree Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                 8.   Jurisdiction of the Bankruptcy Court . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                 9.   Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                 10.  Modification of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72


                                      (ii)

                 11.  Revocation of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                 12.  Severability of Plan Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 13.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                 14.  Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                 15.  Applicability of Federal and other Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . . .  78
                      a.      Issuance of Securities Under the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
                      b.      Transfers of New Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79




                                     (iii)

VIII.    RISK FACTORS RELATING TO PLAN IMPLEMENTATION AND CREDITOR DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . .    1
         A.  Conditions to Confirmation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
             1.      Satisfaction of Confirmation Requirements of Section 1129/Cram-down . . . . . . . . . . . . . . . . . .    1
             2.      Confirmation of the Columbia Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
             3.      SEC Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
             4.      No Material Adverse Changes to Plan Assumptions or Business   . . . . . . . . . . . . . . . . . . . . .    6
             5.      No Environmental Liability Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
             6.      IRS Ruling on Deductibility of Producer Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
             7.      Approvals of the Customer Settlement Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
             8.      Approval of Initial Accepting Producer Settlement Agreement . . . . . . . . . . . . . . . . . . . . . .   10
             9.      Prohibition of Certain Revisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
             10.     Acceptance of Settlement Values by Producers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         B.  Conditions to Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
             1.      Columbia's Plan of Reorganization Shall be Effective  . . . . . . . . . . . . . . . . . . . . . . . . .   13
             2.      No Stay of TCO's Confirmation Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
             3.      No Material Adverse Changes to TCO's or Columbia's Business . . . . . . . . . . . . . . . . . . . . . .   14
             4.      Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
             5.      Intercompany Claims Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         C.  Liquidation of Unsecured Claims; Claims Allowance Process Generally . . . . . . . . . . . . . . . . . . . . . .   15
         D.  Projections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         E.  Liabilities Assumed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20


IX.      TAX ASPECTS OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      Tax Consequences of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.       Tax Consequences to TCO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                          a.      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                          b.      Discharge of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          c.  Deduction for Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 2.       Tax Consequences to the TCO Creditors other than Columbia . . . . . . . . . . . . . . . . . . . . .   5
                 3.       Tax Ruling  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 4.       Importance of Obtaining Professional Tax Assistance . . . . . . . . . . . . . . . . . . . . . . . .   7
         B.      Assumption of Tax Allocation Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7


X.       VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.     Confirmation Hearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         B.     Confirmation Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                1.      Acceptance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                2.      Best Interests Test  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                3.      Feasibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                4.      The Plan must Comply with the Applicable Provisions of the Bankruptcy Code . . . . . . . . . . . . . .   6
                        a.       Classification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                        b.       Other Plan Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                5.      TCO must Comply with the Applicable Provisions of the Bankruptcy Code  . . . . . . . . . . . . . . . .  17
                6.      Any Governmental Regulatory Commission Having Jurisdiction over TCO's Rates Must Have Approved
                        Any Rate Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                7.      Alternatives to the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                        a.       Cramdown Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                        b.       Liquidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         C.     Voting Procedures and Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                1.      Voting Requirements - Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                2.      Elections by Certain Creditors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                        a.       Elections by Holders of Producer Claims . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                        b.       Elections by Disputed General Unsecured Claims  . . . . . . . . . . . . . . . . . . . . . . .  29
                        c.       Elections by Holders of Customer Regulatory Claims and GRI Claim  . . . . . . . . . . . . . .  29
                        d.       Elections by Holders of Unsecured Claims with Allowed Claims in Excess of $25,000 . . . . . .  31


XI.      FINANCIAL PROJECTIONS, PRO FORMA FINANCIAL STATEMENTS, AND LIQUIDATION ANALYSIS  . . . . . . . . . . . . . . . . . .   1
         A.      Financial Analysis of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         B.      Recapitalization Post-Emergence/Feasibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         C.      Financial Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 1.       Throughput  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.       Successful implementation of Order No. 636  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 3.       Environmental liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 4.       Cost of capital financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 5.       Regulatory Lag  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 6.       Upstream Pipeline Order No. 94 Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 7.       Customer Settlement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 8.       Majorsville/Heard Storage Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 9.       Market Expansion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 10.      Federal Income Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         D.      Capital Structure and Other Issues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         E.      Pro Forma Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         F.      Liquidation Analysis/Best Interests Test . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 1.       Estimated Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 2.       Deductions from Liquidation Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 3.       Creation of Additional Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 4.       Timing of the liquidation process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 5.       Distributions; absolute priority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26


XII.     CONCLUSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1


I.       SUMMARY

         TCO, COLUMBIA, THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS AND THE OFFICIAL COMMITTEE OF CUSTOMERS BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF CREDITORS. ACCORDINGLY, CREDITORS ARE URGED TO VOTE IN FAVOR OF THE PLAN. VOTING INSTRUCTIONS ARE CONTAINED ON EACH BALLOT AND ARE SET FORTH AT PAGES
X-23 TO X-31 OF THIS DISCLOSURE STATEMENT.   TO BE COUNTED, YOUR BALLOT MUST BE
DULY COMPLETED, EXECUTED AND ACTUALLY RECEIVED NO LATER THAN 5:00 P.M., PACIFIC
STANDARD TIME, ON             , 1995.  CREDITORS ARE ENCOURAGED TO READ AND
CONSIDER CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN OF REORGANIZATION ATTACHED HERETO AS EXHIBIT 1 AND THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT IN SECTION VIII "RISK FACTORS," PRIOR TO VOTING.

                               - - - - - - - - -

         THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

                               - - - - - - - - -

         No person is authorized by TCO or Columbia in connection with the Plan or the solicitation of acceptances of the Plan to give any information or to make any representation other than as contained in this Disclosure Statement and the exhibits attached hereto, and, if given or made, such information or presentation may not be relied upon as having been authorized by TCO or

Columbia. The delivery of this Disclosure Statement will not under any circumstances imply that all of the information is correct as of any time subsequent to the date hereof.

         INFORMATION CONTAINED HEREIN REGARDING TCO AND COLUMBIA AND THEIR BUSINESSES AND OPERATIONS, INCLUDING HISTORICAL FINANCIAL INFORMATION, HAS BEEN PROVIDED BY TCO OR COLUMBIA. WHERE STATED, TCO OR COLUMBIA HAVE RELIED ON INFORMATION PROVIDED BY THEIR ADVISORS. ALTHOUGH THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS AND THE OFFICIAL COMMITTEE OF CUSTOMERS AND THEIR PROFESSIONALS HAVE REVIEWED THIS DISCLOSURE STATEMENT, SUCH PARTIES ARE NOT RESPONSIBLE FOR ANY INFORMATION CONTAINED HEREIN NOT PROVIDED BY THEM AND SHALL NOT BE DEEMED TO HAVE AGREED WITH ALL OF THE DISCLOSURE CONTAINED HEREIN.

                              - - - - - - - - - -

         The summaries of the Plan and related documents contained in this Disclosure Statement are qualified in their entirety by reference to the Plan itself, the exhibits and schedules thereto, and all documents described therein as being filed with the Bankruptcy Court prior to approval of the Disclosure Statement. The information contained in this Disclosure Statement, including the information regarding the Debtors and their respective histories, businesses and operations; the historical and projected financial information of the Debtors; and the liquidation analysis of TCO, is included herein for the purposes of soliciting acceptances of the Plan. As to contested matters, however, such information is not to be construed as admissions or stipulations, but rather as statements made in settlement negotiations.

         A.      INTRODUCTION

         On July 31, 1991, Columbia Gas Transmission Corporation ("TCO")(1) and its parent company, The Columbia Gas System, Inc. ("Columbia"), each filed voluntary petitions for reorganization under Chapter 11 of title 11 of the United States Code, 11 U.S.C. Section Section 101, et seq. (the "Bankruptcy Code"). On January 18, 1994, TCO filed its original plan of reorganization dated January 18, 1994 (the "1994 Plan") and a Disclosure Statement relating thereto (the "1994 Disclosure Statement"), but did not proceed to schedule hearings on that plan because of its stated intention to conduct further negotiations with its creditors regarding their treatment under the 1994 Plan. In recent months, intensive negotiations with major Producer Creditors and Customer Creditors have finally culminated in consensual agreements regarding the treatment of Customer and Producer Claims and the proposed resolution of extensive litigation with both constituencies.

         On April 17, 1995, TCO filed its Amended Plan of Reorganization dated April 17, 1995 and an accompanying Disclosure Statement. On June 14, 1995, TCO filed its Second Amended Plan of Reorganization dated June 13, 1995 and accompanying Disclosure Statement. Simultaneously with the

- ----------------
(1) Terms not otherwise defined in this Section I shall have the meanings ascribed to them in the Plan or in subsequent Sections of this Disclosure Statement, or in the Bankruptcy Code and/or Bankruptcy Rules.

filing of this Disclosure Statement, TCO filed its Second Amended Plan of Reorganization, As Further Amended dated July 17, 1995 (the "Plan"), which documents amend the documents filed on June 14, 1995, primarily to make certain changes which reflect comments and requests for clarification from TCO's and Columbia's Committees and other parties-in-interest, including responses to objections to the adequacy of the Disclosure Statement.

         Columbia is a co-proponent of the Plan, subject to Bankruptcy Court and other approvals in its own Reorganization Case. On April 17, 1995, Columbia filed a plan of reorganization, on June 14, 1995, Columbia filed its
Amended Plan of Reorganization, and on July   , 1995, Columbia filed its Second
Amended Plan of Reorganization (the "Columbia Plan"), which contains a
comprehensive structure for the recapitalization of Columbia.   The Columbia
Plan embodies the Columbia Omnibus Settlement (more fully described below) which is integral to TCO's Plan.

         TCO believes that most of its significant Producer and Customer Creditors support the Plan and strongly desire TCO's emergence from Chapter 11 and the effectiveness of this Plan prior to the end of 1995.

         This Disclosure Statement is submitted by TCO in connection with its solicitation of acceptances of the Plan. The following Executive Summary is intended to highlight key aspects of the Reorganization Case and the proposed Plan, and is not intended in any way to substitute for a complete review of the Plan and the balance of this Disclosure Statement.

B.       EXECUTIVE SUMMARY

         1.      THE DEBTOR AND ITS BUSINESS

         TCO owns and operates a 19,000 mile natural gas ("gas") transmission pipeline network and related extensive underground gas storage fields that serve parts of thirteen states in the Northeastern, Mid-Atlantic, Midwestern and Southeastern regions of the United States and the District of Columbia. TCO's Customers are various affiliated and unaffiliated gas distribution companies, gas marketers, producers and end users of gas. Its rates, charges, services and facilities are subject to regulation by the Federal Energy Regulatory Commission ("FERC"), primarily pursuant to the Natural Gas Act, 15 U.S.C. Section Section 717, et seq. ("NGA").

         TCO is a wholly-owned subsidiary of Columbia, which is a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended, 15 U.S.C. Section Section 79, et seq. ("HCA"). Additional information with respect to TCO and Columbia's other operating subsidiaries is contained in Columbia's current SEC filings, including excerpts pertinent to the Plan from Columbia's (1994) Annual Report on Form 10-K and a Quarterly Report on 10-Q for the first quarter of 1995, copies of which are annexed hereto as Exhibits 4 and 5. Columbia's seventeen other operating subsidiaries are engaged in the exploration, production, marketing, transmission and distribution of natural gas, other energy ventures such as cogeneration and energy-related business and other specialized services. Pursuant to the HCA, Columbia's external and intercompany financing activities, including certain transactions contemplated by the Plan, and certain of its intercompany contractual relationships and various other matters are regulated by the Securities and Exchange Commission ("SEC").

         Prior to the mid-1980s, TCO operated principally as a "merchant" of gas, purchasing gas from Producers and other pipeline companies and reselling it to distribution companies. Thereafter and until November 1, 1993, consistent with a series of significant changes occurring in federal regulatory policy, TCO's "merchant" activities declined and a steadily increasing portion of its business consisted of transporting gas owned by others and providing gas storage services for its Customers. Since November 1, 1993, following a fundamental change in the gas industry brought about by FERC under its Order No. 636, TCO no longer conducts significant gas merchant activities and is presently almost entirely engaged in the business of transporting and storing gas for its Customers.

                 2.       THE PROBLEMS THAT LED TO THE CHAPTER 11 PETITIONS

         In 1984-85, TCO and Columbia had attempted to solve permanently TCO's business problems through a major settlement with TCO's Customers and a massive buydown of TCO's high-priced, high-volume gas supply contracts. The success of that effort, however, was hampered by several unexpected market and regulatory developments over the subsequent years.

         In 1986, gas prices declined precipitously, contrary to predictions by both government and industry. In early 1990, prices on the spot market again declined sharply and in early 1991, fell below $1.25/mcf. In addition, TCO's service area experienced six consecutive warmer-than-normal winters, reducing demand, as well as price, and permitting TCO's Customers to take advantage of FERC's new "open access" policy, whereby pipeline capacity was made available to wholesale and industrial Customers to transport gas purchased from Producers. The increased availability of transportation allowed Customers to satisfy much of their weather-reduced demand with spot market purchases, replacing sales of TCO's own gas.

         The resulting business problems of TCO were exacerbated by FERC's decision to address only one side of the market disequilibrium. FERC relieved customers of their commitment to purchase from pipelines, but it did not relieve pipelines of their obligations to supply customers' needs or their contractual obligations to purchase gas from producers. Then, in 1989, the Natural Gas Wellhead Decontrol Act was enacted, providing for deregulation of natural gas that had been deemed "forever regulated." As a consequence, TCO contracts that had previously been considered low-cost sources of supply became potential financial burdens. In addition, certain producers with contracts that had become high-priced, as market prices fell, or that were expected to become high- priced as a result of the 1989 Decontrol Act aggressively engaged in development activities under those contracts, increasing the volumes of gas

TCO would be required to purchase. TCO was also beset by other disappointing court and regulatory decisions.

         TCO's financial condition and prospects deteriorated in 1991 as the record warm weather that had begun in early 1990 continued. The spot market had become TCO's primary competition and declines in the current (and projected future) spot market prices undercut the bases for TCO's revenue projections for 1991 and several years thereafter. TCO's sales volumes fell to approximately 10% of throughput, and TCO's storage capacity became severely overburdened. Even some market-responsive contracts became burdensome as price adjustments lagged behind declining market prices.

         In May 1991, Columbia reported that the effects of the warm weather were likely to depress TCO's financial performance for the next year or more; that TCO was likely to incur take-or-pay liability in 1991; that actions in addition to the contract buydown program announced in 1990 would be required to bring TCO's gas prices to marketable levels; and that, if current low future price projections continued, meaningful changes in TCO's merchant function would be critical to its successful future financial performance. On May 15, Columbia reported that the TCO problems and possible responses were under intense study in light of changing current and prospective market conditions.

         On June 19, 1991, Columbia announced that its Board of Directors had determined that, in light of the further studies of TCO's problems, Columbia would continue to support TCO only if a comprehensive approach representing a permanent solution to the producer contract problem was implemented. Columbia simultaneously announced a $600 million plan to renegotiate all of TCO's above-market contracts. Columbia also reported that the present value of the losses associated with those contracts, if not reformed, could exceed $1 billion, a substantial portion of which was likely to be charged to second quarter income, and that if the contracts could not be renegotiated or credit lines could not be maintained, Columbia, TCO or both might be forced to file bankruptcy petitions.

         Columbia immediately initiated negotiations with its banks in an effort to reestablish lines of credit that were interrupted by the June 19 announcement, and TCO promptly proposed a comprehensive producer settlement plan (the "PSP") offering $600 million to buy out producers' over-market contracts and settle other contractual disputes. Progress was made in both areas of negotiation. However, agreements could not be concluded before TCO's and Columbia's available cash resources were substantially exhausted, forcing both to seek Chapter 11 protection on July 31, 1991. Further discussion of the Debtor's business background and the events leading to Chapter 11 is contained in Section III of this Disclosure Statement.

                 3. TCO'S BUSINESS OPERATIONS AND FINANCIAL PERFORMANCE AND PROSPECTS

         Subsequent to the filing of its Chapter 11 petition, TCO rejected, as permitted by the Bankruptcy Code, more than 4,800 gas purchase contracts. Rejection of the above-market-price contracts enabled TCO to purchase market-priced gas, allowing TCO to effectively perform its merchant function. Subsequently, as of November l, 1993, TCO successfully implemented a major restructuring of its transportation and storage services under FERC's Order No. 636. In essence, the implementation of Order No. 636 restructuring requirements effectively eliminated any residual role of pipelines as merchants of natural gas, and provided specific directives and mechanisms to pipelines to buy-out or otherwise terminate their gas contract liabilities.

         As a result of the successful implementation of restructured operations as well as the termination of over-market gas contracts, TCO has recorded substantial operating profits and projects having a cash balance of approximately $1.4 billion as of December 31, 1995. TCO expects to continue to operate profitably in the future by providing an array of competitively-priced, FERC- approved transportation and storage services to current and prospective Customers.

         Regulated natural gas pipelines have the right to recover their costs associated with complying with the requirements of Order No. 636 from their Customers, including costs associated with reformation or termination of gas purchase contracts. However, FERC has determined that, with minor exceptions, TCO is not eligible to recover costs arising from its rejection of Producers' gas supply contracts. The ultimate level of TCO's other recoupable transition costs, which are a significant component of TCO's enterprise value, are currently the subject of litigation before the FERC, which will be substantially resolved through the Customer Settlement Proposal more fully discussed in
Section IV.C. below.

         Since the inception of its Reorganization Case, TCO has incurred substantial reorganization fees which are expected to total approximately $100 million by December 31, 1995. Moreover, the largest Claims against the TCO Estate for money borrowed are held by Columbia and are secured by substantially all of TCO's assets. This indebtedness bears interest at rates substantially higher than those earned by TCO on its excess cash because of limitations on TCO's temporary investments imposed by the Bankruptcy Code. TCO's secured interest obligations has exceeded its interest earnings on its cash available for debt service by an amount exceeding $467 million (excluding interest earnings on the East Lynn Condemnation Award) when projected to December 31, 1995.

                 4.       OBSTACLES TO REORGANIZATION

         In contrast to the situation of many other Chapter 11 debtors, reorganization of TCO has not been hampered by unprofitable or marginal business operations. Rather, in TCO's case the achievement of the Chapter 11 objective of reorganization has been hindered primarily by the enormous size and complexity of the Disputed Claims filed against it by Producer Creditors, by extensive litigation over the amount and priority of Customer Refund Claims and TCO's ability to recover costs from its Customers, and by the Intercompany Claims Litigation against Columbia brought by the Creditors' Committee (and joined by the Customers' Committee) on TCO's behalf.

                          a.      PRODUCER CLAIMS LITIGATION

         The Producer counterparties to the rejected gas purchase contracts filed Claims for rejection damages in excess of $13 billion, which amount TCO believes, based on its own analysis and its review of the court-appointed Claims Mediator's Initial Report and Recommendations on Generic Issues for Natural Gas Contract Claims dated October 13, 1994 and the Supplement to Initial Report and Recommendations of the Claims Mediator dated February 17, 1995 (collectively, the "Claims Mediator Report") is many times greater than the actual allowable level of those Claims. Producers also filed other Claims based on pre-petition contractual disputes relating to pricing, take-or-pay obligations and other issues in amounts often significantly in excess of TCO's estimates of its liabilities with respect to such disputes.

         Efforts to liquidate Producer Claims commenced with the initial filing by TCO in May, 1992 of an Estimation Motion and objections to those Claims.
The objective of TCO's Estimation Motion was, among other things, to establish a consistent methodology for calculating contract rejection and other Producer Claims which had been filed based on widely differing underlying assumptions. The Bankruptcy Court entered a procedural order that provided for (i) the appointment of the Claims Mediator, (ii) initial resolution of issues generic to all or large categories of gas supply contract Claims and (iii) subsequent resolution of issues specific to particular rejected gas supply contracts. By agreement confirmed by order of the

Bankruptcy Court, Charles Normandin, Esq. was appointed Claims Mediator, and John Norris, Esq. was appointed to advise Mr. Normandin with respect to the natural gas law aspects of the proceedings.

         Extensive evidentiary hearings before the Claims Mediator with respect to generic issues relating to the recalculation of both Contract Rejection Claims and Non-rejection Claims were conducted over the next two years, concluding in the first quarter of 1995. Preliminary hearings and discovery also occurred on TCO's proposal of a market reserves methodology to calculate Contract Rejection Claims.

         In connection with the Claims Mediator Report, Mr. Normandin generated forms for the recalculation of Producer Claims and distributed them to Producer Creditors. Mr. Normandin sent out a notice on April 20, 1995, extending the date for submission of recalculated Claims forms to June 30, 1995, and deferring until further notice the hearings on TCO's proposed market reserves methodology. The order approving the Producer Settlement Motion (as defined below) provides that the Claims Estimation Procedures shall be suspended until July 21, 1995 and provides that TCO, the Creditors' Committee, the Claims Mediator and any non-settling Producer Creditor who wishes to participate are directed to convene to discuss what further Claims Estimation Procedures are needed and to recommend proposed procedures and a schedule to the Bankruptcy Court.

         Interested parties met on July 7, 1995. The Claims Mediator determined that he would not revisit any determination in his Initial and Supplemental Reports. In addition to the audit process already contemplated in the Claims Estimation Procedures, whereby certain Producers' data underlying the Claims recalculation forms would be audited by the technical experts, the Claims Mediator directed the following approach.

         - TCO will be given immediate access to the data underlying all Claims recalculation forms. TCO and the TCO Creditors' Committee were also directed to develop appropriate confidentiality protections (possibly including a protective order from the Bankruptcy Court) to enable Ernst & Young, the TCO Creditors' Committee's accountant, to review this data.

         - TCO and counsel for the Appalachian Ad Hoc Committee would recommend several Appalachian producers for early audits by the technical experts.

         - TCO and certain Southwest producers (CNG, New Bremen, New Ulm, FMP Operating, Phillips Petroleum and Mary Lou Barnes) would meet for informal negotiations prior to the next hearing date.

         - TCO will attempt to reconcile the proposed Settlement Values with the Claims recalculation amounts in an effort to facilitate further settlements with Producers.

A further meeting is scheduled for August 1, 1995.

         It is apparent simply from the application of a discount rate, and the imposition of the obligation to mitigate, both of which principles are clearly recognized and mandated in the Claims Mediator Report, that Producers' filed Claims were substantially overstated. The major unresolved issues as to Producer Claims levels include the allowable volumes of proven undeveloped reserves that may be shown to have been dedicated to the rejected contracts, certain contract-specific pricing issues (the ultimate determination of which could materially affect certain Creditors' Claims levels) and the application of TCO's "market value of reserves" approach to the calculation of rejection damages. Based on preliminary review of the reports as recalculated Claims filings, TCO believes the recalculated Claims are still substantially overstated and subject to many of the same objections as the originally filed Claims. Further, those recalculated Claims have not yet been corrected for technical errors, duplication, non-compliance with the Claims Mediator's directions, or audited for accuracy.

         It is also apparent that litigation over these disputed issues, both between TCO and Producers and among Producers, will result in a further prolonged estimation process. As more fully discussed below, TCO and a number of the largest Producers who have agreed to settle their Claims in connection with this Plan (the "Initial Accepting Producers"), believe it is in the best interest of the Estate and its Creditors to set forth the following proposed structure and mechanisms for resolving Claims, thereby permitting a prompt and substantial distribution to all settling Creditors. Further discussion of Producer and other non-Customer Claims is set forth in Section V of this Disclosure Statement.

                          b.      INTERCOMPANY CLAIMS LITIGATION

         To avoid possible conflicts of interest and with the approval of Columbia and of the Bankruptcy Court, TCO assigned to its Creditors' Committee early on in its Chapter 11 Case the right to assert challenges to Columbia's Claims against TCO and to bring possible avoidance actions under the Bankruptcy Code against Columbia and other subsidiaries of Columbia. The Creditors' Committee brought an action (later joined in by the Customers' Committee) against Columbia and one of its other subsidiaries, Columbia Natural Resources, Inc. ("CNR"), seeking to recharacterize as equity, or to subordinate, debt claims held by Columbia against TCO, to reclaim various payments made by TCO to Columbia in respect of its investments in TCO and to set aside the transfer by TCO to CNR of various oil, gas and coal properties allegedly made for inadequate consideration and at a time when TCO allegedly was insolvent or did not have sufficient capital (the "Intercompany Claims").

         On May 13, 1994, Bankruptcy Judge Balick filed a sua sponte motion to the United States District Court for the District of Delaware seeking withdrawal of the jurisdictional reference on the Intercompany Claims, which motion was granted on May 25, 1994. On September 12, 1994, District Judge Farnan commenced a six-week trial on the Creditors' and Customers' Committees' complaints, which concluded on October 25, 1994. Judge Farnan had announced that he would issue his decision around June 1, 1995. However, Columbia and the TCO Committees which are plaintiffs in the Intercompany Claims Litigation have asked Judge Farnan to defer ruling pending further proceedings on the proposed reorganization plans.

         TCO and Columbia have analyzed the extensive record generated in the trial in valuing the Intercompany Claims and developing their proposed settlement. Regardless of the parties' views of the ultimate outcome should Judge Farnan rule, extensive appellate litigation likely would ensue and further delay the reorganization process. Further discussion of the Intercompany Claims Litigation is set forth in Section VI of this Disclosure Statement.

                          c.      CUSTOMER DISPUTES

         TCO's status as a regulated gas transmission company under the NGA has brought into the bankruptcy forum creditors' rights issues involving its Customers which were greatly complicated by public law considerations arising under the NGA. Both TCO and its Customers have recognized the existence of issues as to the propriety of treating Refund Claims on a pari passu level with pre- petition Unsecured Claims. Customers have asserted trust fund, recoupment, setoff and regulatory theories as a basis for treating their Claims differently than pre-petition Unsecured Claims. The litigation surrounding these Claims has also been prolonged and contentious. However, discussions begun during the last half of 1994 have resulted in a broad-based agreement to resolve Customer regulatory issues, which agreement has been embodied in a Stipulation which has been presented to FERC for approval. In TCO's view, this agreement significantly benefits TCO's Estate and its other Creditors by defining the level and priority of TCO's liabilities to its Customers, and providing certainty to TCO's ability to recover substantial costs from its Customers.

                                  i.  FLOW-THROUGH REFUNDS

         Shortly after the commencement of the Reorganization Case, TCO moved the Bankruptcy Court for permission to honor its obligations under the NGA to flow through to its Customers refunds received by TCO from upstream pipeline suppliers.

         The Creditors' Committee opposed TCO's motion and asserted that all Refund Obligations should be treated as Unsecured Claims. The legal issues were litigated until the Supreme Court of the United States denied the Creditors' Committee's petition for certiorari, thereby affirming the decision of the United States Court of Appeals for the Third Circuit, which affirmed the Bankruptcy Court's conclusions that (i) Refund Obligations to Customers arising from TCO's post-petition refund collections from upstream pipelines must be passed on to Customers in accordance with the NGA and (ii) Refund Obligations arising from TCO's pre-petition refund collections must be passed on to its Customers but only to the extent of TCO's "lowest intermediate cash balance" (deemed to be a "trust fund" and calculated at approximately $3.3 million) in the interval between the collections and the filing of the Chapter 11 petition. As a result, TCO believes the remainder of such obligations with respect to pre-petition collections have the status of Unsecured Claims; however, Customers have asserted rights to recoup and/or setoff such amounts, thereby seeking to achieve a one hundred percent recovery of those Claims from the TCO Estate, possibly with post-petition interest.

                                  ii.      THE BALTIMORE GAS AND ELECTRIC CLAIMS

         On June 24, 1994, the United States Court of Appeals for the District of Columbia ruled on a long-standing appeal by Customers of a FERC determination that TCO is entitled to recover from its Customers charges paid by TCO to its upstream pipeline suppliers totalling in excess of $122 million in principal amount, plus interest. The matter was remanded to the FERC for a determination as to the amount of refunds owed by TCO to its Customers, and such proceedings have been initiated in accordance with FERC orders on the matter. Customers have asserted an entitlement to recover the full amount, plus pre-and post-petition interest, and have asserted recoupment and/or setoff rights entitling them to one hundred percent recoveries of the BG&E Claims as well.

                     iii.     TCO'S 1990 RATE CASE SETTLEMENT (NGA SECTION 4(e))

         In 1990, TCO filed with FERC proposed higher rate levels and, as provided by the NGA, on November 1, 1990 began to collect such higher rates from its Customers subject to an obligation to refund to them with FERC prescribed interest, any portion of such higher collections determined to be in excess of "just and reasonable" rates. The pre-petition and post-petition collections subject to refund total approximately $135 million, of which approximately two-thirds relate to pre-petition periods. A settlement of this rate case has been negotiated and approved by FERC, but the Bankruptcy Court has to date denied TCO authority to implement the settlement because of the pre-petition component. If settlement authority is granted on appeal, it would establish TCO's refund obligations at approximately $58.5 million for the pre- and post-petition periods plus FERC-prescribed interest to the date of payment. Again, Customers have asserted recoupment and/or setoff rights for the 1990 Rate Case refunds.

                     iv.     TCO'S ENTITLEMENTS TO RECOVERIES FROM ITS CUSTOMERS

         The levels of recoveries by TCO from its Customers of previously unrecouped gas and non-gas costs and of costs incurred to terminate its obligations to upstream pipelines (the "FERC Receivables") are significant and are the subject of contested proceedings pending before FERC. Further discussion of Customer Claims, FERC regulatory issues, and the Customer Settlement Proposal is contained in Section IV of this Disclosure Statement.

             d.      IRS CLAIM

         The IRS filed against TCO and Columbia a priority income tax liability Claim for approximately $553 million. On October 12, 1994, the Bankruptcy Court entered an order, which has become final, approving a settlement agreement between TCO, Columbia (and its other subsidiaries which comprise the consolidated tax reporting group) and the IRS resolving all pre-petition priority tax claim issues. Under the settlement agreement and in accordance with the Tax Allocation Agreement, which is expected to be assumed by TCO under the Plan, TCO is obligated to pay the IRS' Allowed Claim of $134.6 million together with interest thereon computed at the rate of 4.5% from July 31, 1991 (or approximately $29.6 million as of December 31, 1995). However, because of deductions and interest refunds which TCO is entitled to receive in post-petition years, the net cost to TCO of the IRS settlement is approximately $76.8 million including interest. Further discussion of the IRS Claim and Settlement is contained in Section V.E.5 of this Disclosure Statement.

                          e.      ENVIRONMENTAL LIABILITIES

         TCO, like most other pipeline companies, is subject to environmental liabilities arising from its past operations and will incur future costs to bring all of its operations into compliance with current environmental protection standards.

         On November 16, 1994, the Bankruptcy Court approved three settlements, between TCO, the EPA, the Kentucky Natural Resources and Environmental Protection Cabinet and the Pennsylvania Department of Environmental Resources, which settlements address TCO's environmental assessment and remediation obligations and/or penalty obligations under Federal law and the laws of Pennsylvania and Kentucky. These Settlement Agreements are binding on Reorganized TCO, and contemplate a long-term program of assessment and remediation, the costs of which Reorganized TCO will incur. Further discussion of environmental issues is contained in Section V.E.7 of this Disclosure Statement.

                 5.       PROPOSED SETTLEMENTS WITH PRODUCERS AND CUSTOMERS

         From the early months of these Chapter 11 Cases, TCO and Columbia have endeavored to identify and settle their differences with Producer Creditors and TCO's Customer constituency.

         These efforts have included:

                 - extensive, comprehensive valuations of the TCO Estate by the Debtors' financial advisors;

                 - numerous meetings with Producer and Customer groups wherein TCO explained its views and judgments on values available to satisfy Creditor Claims, and the likely allowable magnitude of those claims;

                 -        the Filing of the 1994 Plan; and

                 - TCO's voluntary deferral of further proceedings on the 1994 Plan pending further discussions with Producers, mediation sessions in the Claims Estimation Procedures, and continuing settlement efforts with Customers.

Substantial progress has been achieved in reaching settlements with Producers and Customers in recent months.

                          a. THE PRODUCER SETTLEMENT AGREEMENT AND SETTLEMENT OFFERS

         After years of effort to find a common ground for resolving the calculation of Producer Claims and determining the level of asset values available to satisfy those Claims, TCO, Columbia, and the Initial Accepting Producers, representing in the aggregate over 80% in amount of TCO's proposed Original Settlement Values for Producer Claims, have reached a settlement subject to confirmation of the Plan, which forms the basis for the treatment of Producers in this Plan. A list of the Initial Accepting Producers and the Original Settlement Values proposed for their Producer Claims are set forth on Schedule I-B(1) to the Plan.

         TCO, Columbia and the Initial Accepting Producers entered into a Producer Agreement To Settle Claims Subject to Plan of Reorganization, dated as of April 14, 1995 (the "Initial Accepting Producer Settlement Agreement"), a copy of which is annexed to the Plan as Exhibit "G." On April 27, 1995, TCO and Columbia filed a motion (the "Producer Settlement Motion") with the Bankruptcy Court seeking an order approving the Initial Accepting Producer Settlement Agreement. A hearing on the Producer Settlement Motion was held before the Bankruptcy Court on June 15 and 16, 1995. On June 16, 1995, the Bankruptcy Court entered an order approving the Producer Settlement Motion.

         The Initial Accepting Producer Settlement Agreement provides for the Initial Accepting Producers' Claims to be Allowed in a total amount of $1.329 billion, and to be paid, if the Plan is confirmed, (assuming 100% acceptance of Claims settlement offers by all Producers) 72.5% or $963.5 million, and in the event of less than 100% acceptance, not less than 68.875% or $915.3 million.

         The Initial Accepting Producer Settlement Agreement and the Original Settlement Values embodied in the Plan are based on a settlement concept the key features of which include (i) the proposal of settlement offers to all other Producers of Settlement Values for their Claims derived by TCO in consultation with the Creditors' Committee, which Settlement Values TCO, the Initial Accepting Producers and the Creditors'

Committee believe to be fair, (ii) a target payout of 72.5% of Allowed Producer Claims and a guarantee by TCO and Columbia of at least 95% of such target payout (or 68.875% of Allowed Claims), (iii) some sharing between Producers and TCO of the risk that non- settling Producers would achieve Allowed Claims at higher levels than their proposed Original Settlement Values, and (iv) a guarantee by TCO and Columbia in the Plan that non-settling Producers would also receive at least the same percentage payout as the settling Producers on their Allowed Claims when ultimately liquidated.

         Pursuant to the Initial Accepting Producer Settlement Agreement, each Initial Accepting Producer has agreed to support TCO's proposed Original Settlement Values (or any other amount agreed to by TCO and such other (unaffiliated) Producers and approved by the Bankruptcy Court) for the Allowable amounts of all other Producer Claims, and to otherwise support the Plan. Each Initial Accepting Producer has also agreed to support any adjournments requested by TCO, Columbia and the Creditors' Committee of the ruling on the Intercompany Claims Litigation or of the Claims Estimation Procedures.

         In consideration of the foregoing agreements, TCO and Columbia agreed to file plans of reorganization incorporating the terms of the Initial Accepting Producer Settlement Agreement and to use their best efforts to confirm and consummate such plans prior to year-end, but in any event not later than June 28, 1996. TCO and Columbia have also agreed not to amend such plans of reorganization in any way which would be materially and adversely inconsistent with the Initial Accepting Producer Settlement Agreement.

         The Initial Accepting Producer Settlement Agreement may be terminated in certain circumstances, including the failure of TCO to consummate the Plan on or before June 28, 1996, the dismissal of TCO's Reorganization Case, the conversion of TCO's Reorganization Case to a Chapter 7 proceeding or the failure of TCO to obtain a ruling from the IRS regarding the deductibility of certain payments to Producers under the Plan by December 15, 1995, unless TCO and Columbia waive this condition as a condition to Confirmation and/or the Effective Date prior to December 31, 1995.

         The Plan proposes specific, individual Settlement Values for all Producer Claims which include the amounts of Claims that have already been settled or Allowed (the "Original Settlement Values"). The principles and methodology underlying the proposals for non-settling Producers are discussed more fully in Section V. D below. If all Producers accept their Original Settlement Values, the Plan assures distributions of nearly $1.2 billion in cash to holders of Producer Claims. Producers whose Claims are not settled or otherwise allowed as of the Effective Date may continue to litigate their Claim amounts. That portion, if any, of the payment on a Disputed Class 3.3 Claim in excess of 72.5% of the Original Settlement Value may, at TCO's option, with Columbia's consent, be paid in non-cash consideration with an equivalent market value.

         By accepting the proposed Settlement Values, Producers agree to compromise certain positions they might otherwise take in order to end litigation and receive a prompt distribution on what TCO, the Initial Accepting Producers and the Creditors' Committee believe to be appropriate settlement levels for their Claims. Effectiveness of the Plan is conditioned, among other things, on the acceptance by not less than 90% in amount of Producer Claims (based on the proposed Settlement Values, and including the Initial Accepting Producers) of their proposed Original Settlement Values.

         The Initial Accepting Producer Settlement Agreement resolves numerous controversies which have arisen in the TCO and Columbia Reorganization Cases and which have delayed the realization by Creditors of their recoveries from both Estates. The Settlement is further premised upon implementation of a reorganization plan providing for the consensual settlement of the Intercompany Claims Litigation by TCO, the Creditors' Committee and other parties. Absent settlement, the Claims Estimation Procedures and the Intercompany Claims disputes appear likely to continue to be prolonged, contentious, costly and uncertain of outcome.

         If Producers and other Creditors fail to accept the Plan, they risk dilution of their payout as a result of the ultimate outcome of continued litigation with other Creditors and with TCO, as well as substantial delays in receiving the payout. Further discussion of the treatment of Producer Claims is set forth in Sections II, V and VII of this Disclosure Statement, and in the Plan itself.

                          b.      THE PROPOSED CUSTOMER SETTLEMENT

          TCO has negotiated with a substantial group of its Customers (including affiliated companies), and various of their state regulatory agencies and consumer advocate offices, an agreement embodying a global resolution of Customers' Claims, and TCO's regulatory recovery claims against Customers. The Customer Settlement Proposal was presented to the FERC for approval concurrently with the Filing of the Plan. Initial comments were filed with the FERC by interested parties on May 17, 1995. Notably no party opposed approval of the Customer Settlement Proposal or sought a modification thereof. Reply comments were filed with the FERC on May 21, 1995. On June 15, 1995, the FERC entered an order approving those aspects of the agreement subject to its jurisdiction, which approval is conditioned on Bankruptcy Court approval of those aspects of the agreement subject to its jurisdiction and on confirmation of this Plan.

         Pursuant to the settlement, disputes over essentially all transition cost recoveries, including dozens of active FERC proceedings are resolved, with the TCO Estate receiving hundreds of millions of dollars of payments from Customers. In turn, TCO's Plan offers all Customers, whether or not they participated in the negotiations, the following treatment of their Claims in bankruptcy:

              (i) payment in full of post-petition flow-through refunds when received by TCO;

             (ii) payment in full of their allocable share of the $3.3 million trust fund balance with interest in accordance with applicable FERC orders;

            (iii) payment of their allocable share of eighty percent (80%) of the pre-petition portion and one hundred percent (100%) of the post-petition portion of the 1990 Rate Case settlement with interest as provided in the 1990 Rate Case settlement;

             (iv) payment of a total of $52.5 million in compromise and settlement of BG&E Claims;

              (v) payment of all other pre-petition Refund Claims in cash at the rate of eighty percent (80%) of the Allowed Claim amounts; and

             (vi) payment of $1.3 million from the post-reorganization income of TCO to the current members of the Customers' Committee and $225,000 to UGI Utilities, Inc. ("UGI"), a former Committee member, in full satisfaction of all costs incurred in connection with the Reorganization Case, except as otherwise provided in the Plan.

         In consideration of the proposed settlement of regulatory issues by TCO, Accepting 3.2 Claimants must execute a Waiver Agreement providing, inter alia, for their (i) waiver of all further Claims and termination of all litigation relating to those settled Claims, including recoupment and setoff litigation and their participation in the Intercompany Claims Litigation and (ii) payment of their pro-rata portion of the settled amounts of FERC Receivables to TCO as approved by FERC.

         In order for the proposed treatment to be effective, a majority in number and two-thirds in dollar amount of the Claims of Customers entitled to vote and who do vote in Class 3.2 must accept their treatment under the Plan, the Plan must be confirmed, and FERC's order approving the matters submitted to it relating to the settlement agreement must remain in effect.

         Those Customers that refuse to accept the Plan's proposed treatment are categorized as Dissenting 3.2 Claimants under the Plan and will be entitled to continue to litigate all issues, but to the extent they fail to obtain a priority through litigation, will receive the same treatment provided for Class
3.4 Creditors, resulting in payment of 72.5 cents on the dollar on their Allowed Claims. TCO does not believe that its exposure to Dissenting 3.2 Claimants, if any, will be material. Further discussion of the treatment of Customer Claims is set forth in Sections II, IV and VII of this Disclosure Statement, and in the Plan itself.

                          c.      OTHER UNSECURED CLAIMS

         Holders of all other Unsecured Claims (other than Columbia) will be paid in cash 72.5% of their Allowed Claims, unless such Claims are Allowed in amounts which do not exceed $25,000 in which case they will receive one hundred cents on the dollar of their Allowed Claims. That portion, if any, of the payment on Disputed Class 3.4 Claims (General Unsecured Claims) in excess of 72.5% of the originally proposed Allowance Amount may, at

TCO's option with Columbia's consent, be paid in non-cash consideration with an equivalent market value.

                          d.      THE COLUMBIA UNSECURED CLAIM

         The Columbia Unsecured Claim shall be Allowed as Filed, and shall receive the lower of the final distribution percentage received by Allowed
Class 3.3 (Producer) Claims and 72.5%.   Columbia may utilize all or any
portion of the distribution on its Unsecured Claim to meet its guaranty obligations under the Plan.

                 6. THE CORNERSTONE OF THE TCO PLAN: THE COLUMBIA OMNIBUS SETTLEMENT

         The Plan is premised on an omnibus settlement proposal by Columbia providing, in consideration of (a) the retention by Columbia of the equity of Reorganized TCO, (b) the settlement of litigation over the liquidation of the Producer Claims of the Initial Accepting Producers, Customer Claims and of certain other Disputed Claims, and (c) the settlement and release of the claims raised or which could have been raised in the Intercompany Claims Litigation and various other claims and disputes between TCO's Creditors, TCO and Columbia, for:

                 (i) the monetization for the benefit of TCO's Creditors (other than Columbia) of the amounts necessary to fund the Plan;

                (ii) the guaranty of payment of distributions to TCO's Creditors as provided under the Plan (excluding assumed obligations);

               (iii)      the Columbia Customer Guaranty;

                (iv) avoidance of the delay in and diminution of Creditors' recoveries from the Estate consequent to (i) a waiver of TCO's right to impose a Bar Date on most pre-petition Claims against the Estate by public environmental enforcement agencies, and (ii) the assumption of such Claims and certain other pre-and post-petition Claims by Reorganized TCO; and

                 (v) satisfaction of a portion of the Columbia Secured Claim with new secured debt securities of TCO (in lieu of cash) and the contribution of the balance of that Claim to TCO's equity in order to facilitate reorganization.

                 The components of the total consideration paid by TCO and Columbia cannot be expressed in precise dollar amounts, but Columbia believes they constitute, in the aggregate, a fair valuation of TCO's Estate, a reasonable and fair settlement of the Intercompany Claims and all other claims, disputes and issues related to these cases (except those expressly reserved in the Plan), and reflect substantial consideration from Columbia to facilitate the reorganization of both Debtors. See also Section XI of this Disclosure Statement.

                 The Plan is also predicated on TCO's and Columbia's belief that it is in the best interest of both Estates that TCO be reorganized without awaiting final adjudication of the Intercompany Claims Litigation and the litigation over Producer Claim amounts.

         By offering proposed Settlement Values to all Producers, developed according to a consistent and comprehensive methodology believed by TCO and its professional advisors, TCO's Creditors' Committee and over 80% in proposed Allowed amount of its Producer Claims to fairly reflect the appropriate outcome of such Claims litigation, the Estate and its Creditors will be saved the substantial cost of continued litigation, and the prompt emergence of both Debtors will permit substantial cash distributions to occur.

         C.      DISTRIBUTIONS UNDER THE PLAN

                 The Plan, if accepted by Creditors including all Producer Creditors, provides for:

         (a) payments in cash in full on the Effective Date of all Allowed Priority Claims (other than the IRS Claim which may be paid over time as permitted by the Bankruptcy Code), all Secured Claims held other than by Columbia, and administrative expenses;

         (b) satisfaction of Columbia's Secured Claims with new secured debt securities of Reorganized TCO (secured, at Columbia's option, by substantially all of TCO's assets) and Columbia's retention of Reorganized TCO as a wholly-owned subsidiary;

         (c) cash payment in full on the Effective Date of Allowed Unsecured Claims of (or voluntarily reduced to) $25,000 or less;

         (d) cash payments or tracker credits on the Effective Date or as otherwise provided in the Customer Settlement Proposal for the Refund Claims of Accepting 3.2 Claimants; and

         (e) if 100% of Class 3.3 Claimants accept their proposed Settlement Values, 72.5% of their Claims in cash; otherwise, cash payments of not less than 68.875% of all Class 3.3 Producer

Claims which are Allowed as of the Effective Date, and payments substantially in cash or partly in marketable securities with an equivalent fair value of not less than 68.875% of all other Allowed Class 3.3 Producer Claims. Further discussion of the amount and timing of distributions to Creditors under the Plan is contained in Section II and VII of this Disclosure Statement, and in the Plan itself.

         D.      CONDITIONS

         Confirmation of the Plan is subject to certain conditions which must be satisfied or, if waivable, waived. Further discussion of the conditions is contained in Sections VII and VIII of this Disclosure Statement. Further, if the Effective Date has not occurred by January 31, 1996, all Creditors in Classes 3.3, 3.4 and 3.5 are entitled to receive a supplemental interest payment, retroactive to January 1, 1996, accrued through the ultimate Effective Date, on the actual distributions payable on their Allowed Claims.

         E.      CONCLUSION

         The Plan offers substantial payouts to Producers for the resolution of outstanding disputes and the buyout of burdensome long-term gas supply contracts.

         In addition, by permitting the effectuation of the Customer Settlement Proposal, years of contentious, burdensome and costly litigation primarily relating to the impact on TCO's business and its Customers of the gas costs relating to rejected or previously terminated Producer contracts will come to an end. The Refund Claims of Customers, as compromised, will be paid, and the TCO Estate will receive the benefit of certainty as to the recoverability of substantial assets. This settlement benefits the public interest, as well as facilitating this reorganization and maximizing the recoveries available to creditors.

         The Columbia Omnibus Settlement fully monetizes TCO's going-concern value and ends litigation over the Intercompany Claims and provides other economic benefits of a material nature to TCO's Creditors. In addition, it offers a formulation whereby Columbia's own reorganization can proceed for the benefit of thousands of public and private Creditors and shareholders.

         In sum, the Plan offers a comprehensive solution to the bankruptcy proceedings which have been pending for nearly four years. It is hoped that the Plan will be acceptable to all Creditors as a prompt, cost efficient, balanced and practical financial solution for all concerned.

II.       OVERVIEW OF THE PLAN

          THE FOLLOWING IS A BRIEF OVERVIEW OF CERTAIN MATERIAL PROVISIONS OF THE PLAN. THIS OVERVIEW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE PLAN, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT 1. ADDITIONALLY, SECTION VII, "PLAN TREATMENT OF CLAIMS AND SUMMARY OF OTHER PLAN PROVISIONS," OF THIS DISCLOSURE STATEMENT CONTAINS A DETAILED NARRATIVE DESCRIPTION OF THE TREATMENT OF CLAIMS AND MECHANICS FOR IMPLEMENTATION UNDER THE PLAN.

          A.  REORGANIZED TCO

          Under the Plan, Reorganized TCO will remain a wholly-owned subsidiary of Columbia, will continue to operate as a transporter and storer of natural gas, and will retain ownership of its extensive network of pipelines, storage and related facilities. The Plan does not provide for changes to TCO's current management other than in the ordinary course of business. See Section VII.I.4, "Corporate Governance, Directors and Officers."

          B.  SUMMARY OF DESCRIPTION OF CLASSES AND DISTRIBUTIONS

          The Plan contemplates the distribution to TCO's Creditors of value of approximately $3.9 billion, a settlement of the Intercompany Claims Litigation, settlement of Customer Claims, and settlement of litigation over Producer Claims and certain other matters resolved by the Columbia Omnibus Settlement. All distributions to Creditors, other than to Columbia in respect of the Columbia Secured Claim and to certain Rejecting Producers and holders of Disputed General Unsecured Claims in respect of a portion of their Claims, will be in cash to be provided by Reorganized TCO with all such payments guaranteed by Columbia.

          The Plan proposes a comprehensive settlement with Customers of their Claims against TCO and of certain of TCO's recovery rights under applicable FERC regulations. The proposal is consistent with the agreement reached between TCO and a significant number of its Customers and affected State Public Service Commissions and Consumer Advocates offices after extended negotiations, and which has been submitted to FERC for approval.

          The Plan proposes a global settlement with Producers as well. A Settlement Value is proposed for each Producer Claim in the amount that the Claim was previously Allowed, if applicable, or in the amount at which TCO and its Creditors' Committee agree the Claim should be Allowed. If a Producer accepts the Settlement Value proposed for its Claim, such Claim will, subject to Bankruptcy Court approval, be Allowed at its Settlement Value, in Class 3.1 if the Settlement Value is not more than $25,000, and if more than $25,000, in Class 3.3.

          Additionally, an Allowance Amount is proposed for each General Unsecured Claim in the amount that the Claim was previously Allowed, if applicable, or in the amount at which TCO agrees the Claim should be Allowed. If a holder of a Disputed General Unsecured Claim accepts the Allowance Amount proposed for its Claim, such Claim will, subject to Bankruptcy Court approval, be Allowed at its Allowance Amount, in Class 3.1 if the Allowance Amount is not more than $25,000, and in Class 3.4 if the Allowance Amount is more than $25,000.

          If the Plan is not consummated, any voluntary reduction made to a Claim, by acceptance of a Settlement Value, or an Allowance Amount, or otherwise, may, at the option of the holder of such Claim, be nullified.

          The following table summarizes each category of Claims and Interests, the number of Creditors(1), and indicates, where appropriate, the classification of Claims and Interests, the estimated amount at which Claims in each Class will be Allowed, and the percentage distribution for each Class based on those estimates.

          The estimated Claims amounts set forth in the table below are as of an assumed Effective Date of December 31, 1995.(2) Such amounts constitute TCO's present estimates of the amounts of such Claims upon resolution of all Disputed Claims and reflect the Settlement Values for Producer Claims and Allowance Amounts for unliquidated General Unsecured Claims discussed above. See


____________________

1 TCO has elected to disclose the number of Creditors in each Class instead of the number of Claims in each Class because, under the Plan, the Claims of Creditors who hold multiple Claims in a particular Class are aggregated, except for factoring companies and other transferees who have acquired Claims from separate original holders.

2 All references to the Effective Date in this Disclosure Statement assume an Effective Date of December 31, 1995. The actual Effective Date may be different from the assumed Effective Date set forth herein for a variety of substantive and scheduling reasons, including the ultimate date set by the Bankruptcy Court for the Confirmation hearing and the date upon which conditions to the Effective Date have been satisfied or, if waivable, waived. See Section VII.I.1.b, "Conditions to Effective Date". TCO believes that changes to the Effective Date through June 28, 1996 will not materially adversely impact on the distributions to Creditors under the Plan.

Section VII, "Plan Treatment of Claims and Summary of Other Plan Provisions". The estimated amounts for Secured Claims include, where appropriate, estimates of accrued post-petition interest on pre-petition secured indebtedness through the Effective Date.

          The total amount of all Claims Filed against TCO's Estate is materially in excess of the total amount of Allowed Claims reflected in the table below and assumed in the development of the Plan. Many Claims have been Allowed but virtually all Producer Claims remain unliquidated, notwithstanding approval of the Initial Accepting Producers' Settlement Values by the Bankruptcy Court. Based upon its review of the Claims as Filed and the impact on Producer Claims of the Claims Mediator Report, TCO believes that many of the Claims were Filed in amounts that are well in excess of the amounts that will ultimately be Allowed and that the Disputed Claims are likely to be Allowed at lower amounts in the ranges projected below.

          The estimates of Allowed Claims and distributions reflected in the table below assume that each Claim for which a Settlement Value is proposed will be Allowed at its Settlement Value, each Claim for which an Allowance Amount is proposed will be Allowed at its Allowance Amount, and that all other Claims will be Allowed at amounts which approximate TCO's adjusted book amounts. However, the level at which Claims are ultimately Allowed could be greater or less than those assumed amounts. See Section VIII, "Risk Factors Relating to Plan Implementation and Creditor Distributions".

          This summary describes distributions to the holders of Claims which are Allowed as of the Effective Date except where otherwise indicated. Claims which are not Allowed Claims on the Effective Date will be paid on a quarterly basis as such Claims become Allowed, except that Professional Claims will be paid by Reorganized TCO on the tenth day after Allowance and the IRS Claim may be paid as set forth in the table below, if TCO so elects. A portion of the distribution for Allowed Producer Claims may be paid on the thirtieth day after the Final Allowance Date. See Section VII.D.1, "Distributions on Claims".

          The Payout Analysis Reflecting Emergence at December 31, 1995 (the "Payout Analysis") is set forth in this Section following the Summary of Claims and Interests and their treatment under the Plan. The analysis sets forth the estimated level of distributions under the Plan for all Claims, classified and unclassified, and is premised upon the treatment of Claims provided herein, as well as the fulfillment of the numerous assumptions set forth in this Disclosure Statement.

        TABLE OF SUMMARY DESCRIPTION OF CLASSES AND THEIR DISTRIBUTIONS

DESCRIPTION AND ESTIMATION                                     DESCRIPTION OF DISTRIBUTION
OF CLAIMS AND INTERESTS                                        UNDER THE PLAN
- --------------------------                                     ------------------
1.  UNCLASSIFIED CLAIMS
    -------------------

PROFESSIONAL CLAIMS: Claims for unpaid fees and                Each holder of an Allowed Professional Claim
expenses of Professionals retained during TCO's                will receive cash in the amount of such Claim
Reorganization Case.                                           on the later of the Effective Date or the tenth
                                                               day after the Claim becomes Allowed.  Post-
         ESTIMATED CLAIMS AMOUNT:
                                                               petition interest will be payable, to the
         $18.5 million                                         extent Allowed by the Bankruptcy Court, on
                                                               amounts held back by order of the Bankruptcy
         NUMBER OF CREDITORS:                                  Court with respect to interim fee applications.
         70
                                                               Professional Claims are unimpaired.

         DISTRIBUTION: 100%

DESCRIPTION AND ESTIMATION                                             DESCRIPTION OF DISTRIBUTION
OF CLAIMS AND INTERESTS                                                UNDER THE PLAN
- --------------------------                                             ------------------
POST-PETITION OPERATIONAL CLAIMS: Claims                               Each Post-Petition Operational Claim will be
incurred by TCO in the ordinary course of its                          assumed by Reorganized TCO and paid in the
business post-petition, including post-petition                        ordinary course of business according to the
Refund Claims and FERC-mandated post-petition                          terms of the transaction giving rise to such
interest thereon, tax obligations, trade vendor                        Claim.  Post-Petition Operational Claims are
and supplier obligations and obligations under                         unimpaired.
contracts and leases, but excluding
Environmental Claims included in Class 4.1.

                 ESTIMATED CLAIMS AMOUNT:

                 Not applicable

NUMBER OF CREDITORS:
Not applicable

DISTRIBUTION: 100%

ASSUMED EXECUTORY CONTRACT CLAIMS:  Claims                             Each holder of an Allowed Assumed Executory
arising from the assumption by TCO of pre-                             Contract Claim will receive cash in the amount
petition executory contracts, including the Tax                        of such Claim on the Effective Date or such
Allocation Agreement, and unexpired leases                             earlier or later time as may be authorized by
pursuant to section 365(b)(1) of the Bankruptcy                        the Bankruptcy Court.  Any Assumed Executory
Code.                                                                  Contract Claim that becomes an Allowed Claim
                                                                       after the Effective Date will be paid in full
                 ESTIMATED CLAIMS AMOUNT:
                                                                       in cash on the thirtieth day after the end of
                 $35.3 million                                         the Calendar Quarter in which such Claim
                                                                       becomes Allowed.  Assumed Executory Contract
                 NUMBER OF CREDITORS: 103
                                                                       Claims are unimpaired.

                 DISTRIBUTION: 100%

U.S. TRUSTEE'S FEE CLAIMS:  The quarterly                              The U.S. Trustee's Fee Claims which remain
statutory fees owed to the United States                               unpaid and outstanding as of the Effective Date
Trustee.                                                               will be paid in full in cash on the Effective
                                                                       Date.  U.S. Trustee's Fee Claims are
                 ESTIMATED CLAIMS AMOUNT:
                                                                       unimpaired.
                 $0

                 NUMBER OF CREDITORS: 1

                 DISTRIBUTION: 100%

DESCRIPTION AND ESTIMATION                                     DESCRIPTION OF DISTRIBUTION
OF CLAIMS AND INTERESTS                                        UNDER THE PLAN
- --------------------------                                     ------------------
MISCELLANEOUS ADMINISTRATIVE CLAIMS:  All                      The Miscellaneous Administrative Claims that
Administrative Claims not included in any other                remain unpaid as of the Effective Date will be
category of unclassified Claims, including (i)                 assumed by Reorganized TCO and paid in the
contingent indemnification Claims of officers,                 ordinary course of business according to the
directors and employees of TCO, including                      terms of the transactions or events giving rise
indemnification Claims by (a) employees in                     to such Claims.  Miscellaneous Administrative
connection with pre- and post-petition personal                Claims are unimpaired.
injury and property damage actions brought
against them by third parties and (b) officers
and directors in connection with stockholder
class actions, (ii) post-petition personal
injury and property damage Claims, and (iii)
Claims arising pursuant to performance bonds
issued on behalf of TCO post-petition.

         ESTIMATED CLAIMS AMOUNT:
         Not applicable

         NUMBER OF CREDITORS: 74
         (identified to date)

         DISTRIBUTION: 100%

DESCRIPTION AND ESTIMATION                                     DESCRIPTION OF DISTRIBUTION
OF CLAIMS AND INTERESTS                                        UNDER THE PLAN
- --------------------------                                     ------------------
ADMINISTRATIVE RECOUPMENT CLAIMS:                              If any Administrative Recoupment Claim shall be
All Recoupment Claims (i.e., Claims of any                     upheld by a Final Order, the holder of such
Dissenting 3.2 Claimant to recoup from TCO or                  Claim shall be paid the Allowed amount of such
Reorganized TCO any Refund Claims and the right                Administrative Recoupment Claim. Accepting 3.2
of any Dissenting 3.2 Claimant to set off its                  Claimants, pursuant to the Waiver Agreement,
WACOG surcharges against pre-petition Claims)                  waive their Administrative Recoupment Claims.
entitled to administrative priority pursuant to                Administrative Recoupment Claims are
certain orders of the Bankruptcy Court.                        unimpaired.

         ESTIMATED CLAIMS AMOUNT:
         Not applicable (assumes all Customers
         are Accepting 3.2 Claimants)
         NUMBER OF CREDITORS:
         Not applicable (assumes all Customers
         are Accepting 3.2 Claimants)

         DISTRIBUTION: 100%

PRIORITY TAX CLAIMS: Claims attributable to
income taxes, property taxes and any other
taxes entitled to priority in payment pursuant                 Each holder of an Allowed Priority Tax Claim
to section 507(a)(8) of the Bankruptcy Code.                   will receive cash in the amount of such Claim,
                                                               on the Effective Date, if then Allowed, or, if
         ESTIMATED CLAIMS AMOUNT:
                                                               not then Allowed, on the thirtieth day after
         $137.3 million                                        the date on which such Claim becomes Allowed,

                                                               provided, however, that the IRS Claim shall be
         NUMBER OF CREDITORS: 364
                                                               paid in quarterly installments commencing three
                                                               months from the Effective Date with interest at
         DISTRIBUTION: 100%                                    the rate set forth in the Closing Agreement,
                                                               unless Reorganized TCO, with the consent of
                                                               Reorganized Columbia, exercises its right to
                                                               prepay such Claim without premium or penalty.
                                                               Any portion of any such Claim that represents
                                                               an obligation to pay post-petition interest
                                                               allocable to TCO under the Tax Allocation
                                                               Agreement or for which TCO is required under
                                                               the Tax Allocation Agreement to reimburse
                                                               Columbia or its other affiliates, will be paid
                                                               by TCO either as an Assumed Executory Contract
                                                               Claim, subject to the approval of the
                                                               Bankruptcy Court, or otherwise as an Affiliate
                                                               Tax Claim.  Priority Tax Claims are unimpaired.

EAST LYNN CONDEMNATION OBLIGATION: TCO's                       The East Lynn Condemnation Award will be
obligation to turn over to CNR the funds                       delivered to CNR on the Effective Date.  The
received and held by TCO in trust for CNR for                  East Lynn Condemnation Obligation is
damages arising from the condemnation of the                   unimpaired.
East Lynn Property by the United States,
including income earned by TCO on those funds
through the Effective Date.

         ESTIMATED CLAIM AMOUNT:
         $62.5 million

         NUMBER OF CREDITORS: 1

         DISTRIBUTION: 100%

DESCRIPTION AND ESTIMATION                                     DESCRIPTION OF DISTRIBUTION
OF CLAIMS AND INTERESTS                                        UNDER THE PLAN
- --------------------------                                     ------------------
2.  SECURED CLAIMS
    --------------
                                                               Each Class 1.1 Claim will be paid in full on
CLASS 1.1:  DIP Facility Claims.                               the Effective Date, if then Allowed, or, if
                                                               not, on the tenth day after such Claim becomes
         ESTIMATED CLAIMS AMOUNT:
                                                               Allowed.  The DIP Facility will terminate by
         $2.0 million
                                                               its terms on the Effective Date.  Any
                                                               Deficiency Claim will be treated as an
         NUMBER OF CREDITORS: 1                                Administrative Claim in accordance with Section
                                                               364(c) of the Bankruptcy Code.  Class 1.1
         DISTRIBUTION: 100%                                    Claims are unimpaired.

CLASS 1.2:  Secured Producer Claims, consisting                Each holder of an Allowed Class 1.2 Claim will
of Claims arising from pre-petition gas                        receive, on the Effective Date, if then
purchases by TCO to the extent such Claims are                 Allowed, cash equal to the lesser of (i) the
secured by statutory liens.                                    Allowed amount of the Claim, and (ii) the value
                                                               of the collateral as determined by the
         ESTIMATED CLAIMS AMOUNT:
                                                               Bankruptcy Court.  Any Class 1.2 Claim that
         $0
                                                               becomes Allowed after the Effective Date will,
                                                               on the thirtieth day after the end of the
         NUMBER OF CREDITORS:  9
                                                               Calendar Quarter in which such Claim becomes
         (TCO, however, does not believe that
                                                               Allowed, receive the treatment described in the
         any of these Claims are valid Secured                 preceding sentence.  Any resulting Deficiency
         Claims)
                                                               Claim will be treated in the appropriate
                                                               category of Class 3.  Class 1.2 Claims are
         DISTRIBUTION: 100%                                    unimpaired.

CLASS 1.3:  Other Secured Claims not included                  Each holder of an Allowed Class 1.3 Claim will
in Classes 1.1, 1.2 or 2.1, including setoff                   receive, on the Effective Date, if then
Claims permitted under section 553 of the                      Allowed, at the option of TCO, (i) cash in an
Bankruptcy Code.                                               amount equal to the lesser of (x) the Allowed
                                                               Amount of such Claim and (y) the value of the
         ESTIMATED CLAIMS AMOUNT:
                                                               collateral securing such Claim, (ii)
         $163,000                                              reinstatement of the maturity of such Claim and
                                                               the curing of all defaults in connection
         NUMBER OF CREDITORS: 1                                therewith, or (iii) permission to set off such
         (other than Setoffs reflected in Class
                                                               Claim.  Any Class 1.3 Claim that becomes an
3 Claims amounts)                                              Allowed Claim after the Effective Date will, on
                                                               the thirtieth day after the end of the Calendar
         DISTRIBUTION: 100%                                    Quarter in which such Claim becomes Allowed,
                                                               receive the treatment described in the
                                                               preceding sentence.  Any resulting Deficiency
                                                               Claim will be treated in the appropriate
                                                               category of Class 3.  Class 1.3 Claims are
                                                               unimpaired.

CLASS 2.1:  The Columbia Secured Claim,                        On the Effective Date, Columbia will receive in
including pre- and post-petition interest at                   respect of the Columbia Secured Claim,
the appropriate interest rate provided in the                  (i) newly issued secured debt securities of
relevant loan documents, calculated as provided                Reorganized TCO having a principal amount
in Exhibit B to the Plan, and fees, costs and                  calculated to provide Reorganized TCO with an
charges approved by the Bankruptcy Court under                 appropriate funded debt-to-equity ratio as of
section 506 of the Bankruptcy Code.                            the Effective Date and (ii) the right to retain
                                                               the stock of TCO, with the remainder of the
         ESTIMATED CLAIMS AMOUNT:
                                                               Columbia Secured Claim to be contributed to the
         $1,984 million                                        capital of Reorganized TCO.  The Class 2.1
                                                               Claim is impaired.
         NUMBER OF CREDITORS: 1

         DISTRIBUTION: See Description
         of Distribution

DESCRIPTION AND ESTIMATION                                     DESCRIPTION OF DISTRIBUTION
OF CLAIMS AND INTERESTS                                        UNDER THE PLAN
- --------------------------                                     ------------------
3.  UNSECURED CLAIMS
    ----------------

CLASS 3.1:  Unsecured Claims (other than any                   TCO will pay each holder of an Allowed Class
Customer Regulatory Claim the holder of which                  3.1 Claim in cash or, in the case of a Customer
does not execute a Waiver Agreement prior to                   Refund Claim, in cash or by credit to an
the Effective Date) that are Allowed in amounts                appropriate rate mechanism, on the Effective
that do not exceed $25,000 or which are Allowed                Date, if the Claim is then Allowed, or, if not
in amounts in excess of $25,000 and the holders                then Allowed, on the thirtieth day after the
of such Claims have elected on their ballots to                end of the Calendar Quarter during which such
voluntarily reduce the Allowed amounts of such                 Claim becomes Allowed.  Class 3.1 Claims are
Claims to $25,000.                                             unimpaired.

         ESTIMATED CLAIMS AMOUNT:
         $8.5 million

         NUMBER OF CREDITORS: 5,165

         DISTRIBUTION: 100%

DESCRIPTION AND ESTIMATION                                     DESCRIPTION OF DISTRIBUTION
OF CLAIMS AND INTERESTS                                        UNDER THE PLAN
- --------------------------                                     ------------------
CLASS 3.2:  GRI Claims and all Customer                                If Class 3.2 accepts the Plan, each
Regulatory Claims not included in Class 3.1.                   holder of an Allowed Class 3.2 Claim that votes
This Class excludes Claims for environmental                   to accept the Plan (and thereby agrees to the
obligations and liabilities owed to Customers                  Waiver Agreement) or, not having voted for the
which are treated in Class 3.4 (See Page 13 of                 Plan, prior to the Effective Date executes a
Schedule II.B. of the Plan).  The Customer                     written Waiver Agreement (in either case, an
Regulatory Claims include Claims (i) that are                  "Accepting 3.2 Claimant"),  will receive the
the subject of or are otherwise affected by the                following treatment, subject to the applicable
Trust Fund Decision, (ii) that arise from the                  provisions of the Customer Settlement Proposal
1990 Rate Case, (iii) for asserted refund                      (i) that to which it is entitled under the
rights which are the subject of the BG&E Case                  Trust Fund Decision and any Final Orders in
and (iv) for other types of regulatory refunds                 furtherance thereof, with post-petition
owed to Customers.  Class 3.2 Claims include                   interest in accordance with the FERC Interest
interest in certain instances as and to the                    Order, (ii) 80% of the pre-petition amount and
extent described in the definition of the term                 100% of the post-petition amount to which it is
"Refund Claim" in the Plan.                                    entitled under the 1990 Rate Case Settlement
                                                               with interest as provided in the 1990 Rate Case
         ESTIMATED CLAIMS AMOUNT:
                                                               Settlement in full satisfaction of its 1990
         $175.2 million                                        Rate Case Claims, (iii) its allocable share of
                                                               $52.5 million in settlement of all BG&E Claims
         NUMBER OF CREDITORS: 283
                                                               and (iv) an amount equal to 80% of the balance
                                                               of its remaining Regulatory Refund Claims.
         DISTRIBUTION:                                         Payment will be made in cash or over such
         See Description of Distribution
                                                               period of time and in such form as may be set
                                                               forth in the Customer Settlement Proposal or as
                                                               may be appropriate under the FERC Gas Tariff or
                                                               relevant FERC order.  The Waiver Agreement
                                                               provides for (i) the full settlement,
                                                               satisfaction, discharge and termination by the
                                                               Customer of all of its Disputed Refund Claims
                                                               as defined in the Plan, including withdrawal of
                                                               all of its Recoupment Claims and the
                                                               termination, with prejudice, of all litigation
                                                               and litigation rights with respect thereto,
                                                               (ii) an agreement not to object to any of the
                                                               provisions of the Customer Settlement Proposal,
                                                               including the recovery by Reorganized TCO from
                                                               Customers, in accordance with the terms of the
                                                               Customer Settlement Proposal, of certain Order
                                                               No. 636 transition costs, including amounts
                                                               payable under the Plan in respect of certain
                                                               recoverable gas cost Claims, and exit fees to
                                                               be paid by TCO to upstream suppliers to obtain
                                                               their consent to the termination of
                                                               transportation contracts with such pipelines,
                                                               (iii) agreement to the withdrawal, with
                                                               prejudice, of the intervention by the
                                                               Customers' Committee in the Intercompany Claims
                                                               Litigation and, except for the Customer
                                                               Committee's prosecution of its Motion to Unseal
                                                               Judicial Records, to the release of any rights
                                                               or interests in any judgment or other recovery
                                                               on account of the Intercompany Claims, (iv)
                                                               withdrawal, with prejudice, of such Customer's
                                                               appeal of the Bankruptcy Court's denial of
                                                               approval of the 1990 Rate Case Settlement and
                                                               (v) the acceptance of the treatment provided
                                                               for Accepting 3.2 Claimants in the Customer
                                                               Settlement Proposal and as described above.  If
                                                               Class 3.2 votes to accept the Plan, each Class
                                                               3.2 Claimant that does not vote to accept the
                                                               Plan and does not execute a

DESCRIPTION AND ESTIMATION                                     DESCRIPTION OF DISTRIBUTION
OF CLAIMS AND INTERESTS                                        UNDER THE PLAN
- --------------------------                                     ------------------
                                                               written Waiver Agreement prior to the Effective
                                                               Date and each holder of a Class 3.2 Claim if
                                                               the Class does not vote to accept the Plan
                                                               (each, a "Dissenting 3.2 Claimant"), will be
                                                               entitled to pursue its Claims by litigation in
                                                               any appropriate forum and will receive that to
                                                               which it may become entitled (i) under Final
                                                               Orders resolving its Recoupment Claims and
                                                               (ii) under the Trust Fund Decision and Final
                                                               Orders in furtherance thereof.  To the extent
                                                               no other priority is allowed by Final Order of
                                                               the Bankruptcy Court, the holder of such Claim
                                                               shall receive cash equal to the 72.5% of its
                                                               Allowed Claim remaining after application of
                                                               the payments made pursuant to clauses (i) and
                                                               (ii) above.  Class 3.2 Claims are impaired.

DESCRIPTION AND ESTIMATION                                     DESCRIPTION OF DISTRIBUTION
OF CLAIMS AND INTERESTS                                        UNDER THE PLAN
- --------------------------                                     ------------------
CLASS 3.3: Producer Claims not included in                     Producers will receive in cash on the Effective
Class 3.1.                                                     Date the Target Distribution Percentage [72.5%]
                                                               of their respective Allowed Claims if all
         ESTIMATED CLAIMS AMOUNT:                              Producers accept their Original Settlement
         $1,629.5 million                                      Values.  If there are Rejecting Producers, then
                                                               the Producer distributions will be subject to a
         NUMBER OF CREDITORS: 1,079                            holdback of 5%.  Accepting Producers will
                                                               receive the Initial Distribution Percentage
         DISTRIBUTION (ESTIMATE):                              [68.875%] of their respective Settlement Values
         72.5%                                                 on the Effective Date.  Rejecting Producers
                                                               will receive the Initial Distribution
                                                               Percentage of their Allowed Claims if and when
                                                               such Claims are Allowed.  If, after all Claims
                                                               of Producers have been Allowed, disallowed, or
                                                               withdrawn, the Claims of all Producers have
                                                               been Allowed in the aggregate at less than the
                                                               aggregate of the Original Settlement Values
                                                               initially proposed for them, (i) holders of
                                                               Allowed Class 3.3 Claims will receive the
                                                               Target Distribution Percentage of their Allowed
                                                               Claims less any amounts previously paid to such
                                                               Producers (excluding any Supplemental Interest
                                                               Payments) and (ii) one half of the amount by
                                                               which the actual distribution to Producers is
                                                               less than the distribution projected for
                                                               Producers (had they all accepted their Original
                                                               Settlement Values) will be distributed pro-rata
                                                               to all holders of Allowed Class 3.3 Claims.  If
                                                               the Claims of Producers have been Allowed in
                                                               the aggregate at more than the aggregate of the
                                                               Original Settlement Values proposed for them
                                                               and the sum of the Target Distribution
                                                               Percentage of the Allowed Class 3.3 Claims plus
                                                               the aggregate of all Allowed Producer Claims in
                                                               Classes 3.1 and 1.2 is greater than $1.185
                                                               billion, an additional distribution may be made
                                                               to holders of all Allowed Class 3.3 Claims, the
                                                               amount of which distribution depends upon the
                                                               total aggregate Allowed amount of all Producer
                                                               Claims.  If the Claims of Producers have been
                                                               Allowed in the aggregate at more than the
                                                               aggregate of the Original Settlement Values
                                                               proposed for them and the sum of the Target
                                                               Distribution Percentage of the Allowed Class
                                                               3.3 Claims plus the aggregate of all Allowed
                                                               Producer Claims in Classes 3.1 and 1.2 is less
                                                               than or equal to $1.185 billion, the holders of
                                                               Allowed Class 3.3 Claims will receive the
                                                               Target Distribution Percentage of their Allowed
                                                               Claims less any amounts previously paid to such
                                                               Producers (excluding any Supplemental Interest
                                                               Payments).  All holders of Allowed Class 3.3
                                                               Claims will receive interest on their
                                                               distributions if distributions to Producers
                                                               commence after January 31, 1996.  All Disputed
                                                               Class 3.3 Claims will be resolved by litigation
                                                               before the Bankruptcy Court, or in the Claims
                                                               Estimation Procedures, as appropriate, or by a
                                                               settlement approved by the Bankruptcy Court.
                                                               All distributions to holders of Allowed Class
                                                               3.3 Claims shall be made

DESCRIPTION AND ESTIMATION                                     DESCRIPTION OF DISTRIBUTION
OF CLAIMS AND INTERESTS                                        UNDER THE PLAN
- --------------------------                                     ------------------
                                                               in cash except that Reorganized TCO shall have
                                                               the option, with the consent of Reorganized
                                                               Columbia, to pay any amounts due to any
                                                               Rejecting Producer in excess of 72.5% of the
                                                               Original Settlement Value proposed for such
                                                               Rejecting Producer's Claim in the form of
                                                               securities of Reorganized Columbia having a
                                                               fair market value equal to the distribution
                                                               that Reorganized TCO has elected not to pay in
                                                               cash.  Class 3.3 Claims are impaired.

CLASS 3.4:  Unsecured Claims that are not                      Each holder of an Allowed Class 3.4 Claim shall
included in any other Class.                                   be paid 72.5% of its Allowed Claim.  All
                                                               holders of Allowed Class 3.4 Claims will
         ESTIMATED CLAIMS AMOUNT:                              receive interest on their distributions if
         $55.8 million                                         distributions to Creditors commence after
                                                               January 31, 1996.  Distributions to holders of
         NUMBER OF CREDITORS: 567                              Allowed Class 3.4 Claims will be made on the
                                                               Effective Date, if the Claims are then Allowed,
         DISTRIBUTION (ESTIMATE):                              or, if not then Allowed, on the thirtieth day
         72.5%                                                 after the end of the Calendar Quarter during
                                                               which such Claim becomes Allowed.  All
                                                               distributions to holders of Allowed Class 3.4
                                                               Claims shall be made in cash except that
                                                               Reorganized TCO shall have the option, with the
                                                               consent of Reorganized Columbia, to pay any
                                                               holder of a Disputed General Unsecured Claim
                                                               that does not accept its Allowance Amount any
                                                               amounts due to such holder in excess of 72.5%
                                                               of the Allowance Amount proposed for such
                                                               holder's Claim in the form of securities of
                                                               Reorganized Columbia having a fair market value
                                                               equal to the distribution that Reorganized TCO
                                                               has elected not to pay in cash.  Class 3.4
                                                               Claims are impaired.

CLASS 3.5:  Columbia Unsecured Claim                           Reorganized Columbia shall be paid in cash on
                                                               its Allowed Class 3.5 Claim an amount equal to
         ESTIMATED CLAIM AMOUNT:                               the lesser of (a) the same final distribution
         $351.0 million                                        percentage as holders of Allowed Class 3.3
                                                               Claims ultimately receive or (b) the same final
         NUMBER OF CREDITORS: 1                                distribution percentage as holders of Allowed
                                                               Class 3.4 Claims ultimately receive.
         DISTRIBUTION (ESTIMATE):                              Reorganized Columbia shall be paid the Initial
         72.5%                                                 Distribution Percentage [68.875%] of its
                                                               Allowed Claim on the Effective Date and the
                                                               balance of the distribution, if any, on the
                                                               Final Allowance Date.  Reorganized Columbia
                                                               will receive interest on its distribution if
                                                               distributions to Creditors commence after
                                                               January 31, 1996.  Reorganized Columbia may use
                                                               all or any portion of the distribution that it
                                                               receives on its Allowed Class 3.5 Claim to fund
                                                               its obligations under the Columbia Omnibus
                                                               Settlement.  The Class 3.5 Claim is impaired.

DESCRIPTION AND ESTIMATION                                     DESCRIPTION OF DISTRIBUTION
OF CLAIMS AND INTERESTS                                        UNDER THE PLAN
- --------------------------                                     ------------------
4.  ASSUMED CLAIMS
    --------------


CLASS 4.1:  Environmental Claims, consisting of                All such Environmental Claims shall survive and
all pre- and post-petition environmental                       be unaffected by the Confirmation Order and
compliance and remediation obligations to State                will be assumed and paid by Reorganized TCO if
and Federal environmental enforcement and                      and when due and payable.  Class 4.1 Claims are
regulatory agencies, including Claims under the                unimpaired.
EPA Order, the Pennsylvania Environmental Order
and the Kentucky Environmental Orders, but
excluding all other non-consensual pre-petition
environmental penalty liabilities.

         ESTIMATED CLAIMS AMOUNT:
         Not applicable

         NUMBER OF CREDITORS:
         Not applicable

         DISTRIBUTION: 100%

CLASS 4.2:  Condemnation awards payable                        All such obligations shall survive and be
pursuant to the Bankruptcy Court's December 18,                unaffected by the Confirmation Order and will
1992 Order Authorizing TCO to Pay Condemnation                 be assumed and paid by Reorganized TCO if and
Awards Adjudicated Post-Petition Where No Bond                 when due and payable.  Class 4.2 Claims are
Has Been Posted.                                               unimpaired.

         ESTIMATED CLAIMS AMOUNT:
         $177,000

         NUMBER OF CREDITORS: 13

         DISTRIBUTION: 100%

DESCRIPTION AND ESTIMATION                                     DESCRIPTION OF DISTRIBUTION
OF CLAIMS AND INTERESTS                                        UNDER THE PLAN
- --------------------------                                     ------------------
CLASS 4.3:  All Claims with respect to the                     On the Effective Date, Reorganized TCO will
Retirement Income Plan for the Columbia Gas                    assume its obligations relating to all pension
System Companies (the "Retirement Plan"),                      plans in existence as of the Petition Date,
including, but not limited to the Retirement                   including all obligations imposed by ERISA with
Plan's Claims, if any, for minimum funding                     regard to the Retirement Plan, and will satisfy
contributions required by the Employee                         any and all Claims in Class 4.3 as they arise.
Retirement Income Security Act of 1974, as                     Class 4.3 Claims are unimpaired.
amended, ("ERISA") and the three Claims Filed
- -------
by the PBGC with regard to the Retirement Plan.

         ESTIMATED CLAIMS AMOUNT:
         Not applicable.
                                                               Class 4.4 Claims shall survive and be
         NUMBER OF CREDITORS: 1                                unaffected by the Confirmation Order and will
                                                               be assumed and paid by Reorganized TCO if and
         DISTRIBUTION: 100%                                    when due and payable.  Class 4.4 Claims are
                                                               unimpaired.
CLASS 4.4:  Contingent Claims arising under or
related to Claims Filed by Columbia in
connection with TCO's obligation to reimburse
Columbia for any payments Columbia is or may be
required to make on behalf of TCO under surety
bonds issued for TCO's benefit.

         ESTIMATED CLAIMS AMOUNT:
         $7,000

         NUMBER OF CREDITORS: 1

         DISTRIBUTION: 100%

CLASS 4.5:  Claims of Columbia or any of its                   Claims in Class 4.5 shall survive and be
subsidiaries for any amount owed by TCO under                  unaffected by the Confirmation Order and will
the Tax Allocation Agreement remaining after                   be assumed and paid by Reorganized TCO if and
payment of Assumed Executory Contract Claims.                  when due and payable.  Class 4.5 Claims are
                                                               unimpaired.
         ESTIMATED CLAIMS AMOUNT:
         $0

         NUMBER OF CREDITORS:
         Not applicable

         DISTRIBUTION: 100%

DESCRIPTION AND ESTIMATION                                     DESCRIPTION OF DISTRIBUTION
OF CLAIMS AND INTERESTS                                        UNDER THE PLAN
- --------------------------                                     ------------------
5.  INTERESTS
    ---------

CLASS 5:  Columbia's Interests, consisting of                  Columbia will receive no distribution in
all of the issued and outstanding common stock                 respect of its Interests.  Class 5 Interests
of TCO.                                                        are impaired.

         NUMBER OF INTERESTHOLDERS:  1
         -------------------------

- --------------------------------------------------------------------------------------------------------------------------------
                                             COLUMBIA GAS TRANSMISSION CORPORATION
                                        PAYOUT ANALYSIS REFLECTING EMERGENCE @ 12-31-95
                                                          ($MILLIONS)
- --------------------------------------------------------------------------------------------------------------------------------
                                                                                               PROPOSED     PAYOUT      PAYOUT
CLASS                   CLAIM CATEGORY                                                         ALLOWED     PERCENT     DOLLARS
- --------------------------------------------------------------------------------------------------------------------------------
                     UNCLASSIFIED CLAIMS
                     -------------------

 0.1                 Professional Claims                                                          18.467    100.00%       18.467
 0.2           Post-Petition Operational Claims                                                    0.000    100.00%        0.000
 0.3          Assumed Executory Contract Claims                                                   35.306    100.00%       35.306
 0.4              U.S. Trustee's Fee Claims                                                        0.000    100.00%        0.000
 0.5         Miscellaneous Administrative Claims                                                   0.000    100.00%        0.000
 0.6           Administrative Recoupment Claims                                                    0.000    100.00%        0.000
 0.7                 Priority Tax Claims                                                         137.323    100.00%      137.323
 0.8          East Lynn Condemnation Obligation                                                   62.512    100.00%       62.512
                                                                                               ---------    -------    ---------
                            TOTAL                                                                253.607                 253.607
                                                                                               =========               =========


                        SECURED CLAIMS
                        --------------
 1.1                D.I.P. Facility Claim                                                          2.000    100.00%        2.000
 1.2               Secured Producer Claims                                                         0.000    100.00%        0.000
 1.3                 Other Secured Claims                                                          0.163    100.00%        0.163
                                                                                               ---------    -------    ---------
                            TOTAL                                                                  2.163                   2.163
                                                                                               =========               =========

 2.1              THE COLUMBIA SECURED CLAIM                                                   1,984.149    100.00%    1,984.149


 3.1         UNSECURED CLAIMS OF $25,000 OR LESS                                                   8.505    100.00%        8.505

 3.2       UNSECURED CUSTOMER REFUND CLAIMS AND GRI            GROSS   SETOFF     CON CLASS
           ----------------------------------------          ------------------------------
                            CLAIMS
                            ------
           Pre-Petition refunds subject to FERC Omnibus        4.210    0.001        0.000         4.209    100.00%        4.209
                        Motion ($3.3M LIB)                   ------------------------------
                        BG&E vs. FERC                         52.500    0.005        0.000          N/A        N/A        52.495
                                                             ------------------------------
                     RP90-107 Prepetition                      2.401    0.000        0.000         2.401    100.00%        2.401
                                                             ------------------------------
                     RP90-108 Prepetition                     49.152    0.695        1.042        47.415     80.00%       37.932
                                                             ------------------------------
               OTHER PRE-PETITION RATE REFUNDS
               -------------------------------               ------------------------------
                        Net category 1                        32.144    0.700        0.184        31.261     80.00%       25.009
                                                             ------------------------------
                    Other Customer Refunds                     6.555    0.113        0.363         6.079     80.00%        4.864
                                                             ------------------------------
              Other refunds to former Customers                0.013    0.000        0.013         0.000     80.00%        0.000
                                                             ------------------------------    ---------    -------    ---------
                          SUB-TOTAL                          146.975    1.513        1.602       143.860                 126.909
                                                             ------------------------------    ---------               ---------
                    RP90-108 Post petition                    30.823    0.331        0.000        30.492    100.00%       30.492
                                                             ------------------------------
                    RP90-107 Post petition                     0.846    0.000        0.000         0.846    100.00%        0.846
                                                             ------------------------------    ---------    -------    ---------
                       Total class 3.2                       178.644    1.844        1.602       175.197                 158.246
                                                             ------------------------------    =========               =========

 3.3            ALL UNSECURED PRODUCER CLAIMS
                -----------------------------
              Initial Accepting Producer Claims                                                1,329.021     72.50%      963.541
                  All Other Producer Claims                                                      300.479     72.50%      217.847
                                                                                               ---------    -------    ---------
                       Total class 3.3                                                         1,629.500               1,181.388
                                                                                               =========               =========

 3.4               GENERAL UNSECURED CLAIMS                                                       55.828     72.50%       40.475

 3.5             THE COLUMBIA UNSECURED CLAIM                                                    351.013     72.50%      254.485


 4.1                 ENVIRONMENTAL CLAIMS                                                          0.000        N/A        0.000

 4.2             CERTAIN CONDEMNATION CLAIMS                                                       0.177        N/A        0.000

 4.3                    PENSION CLAIMS                                                             0.000        N/A        0.000

 4.4              SURETY BOND RELATED CLAIMS                                                       0.007        N/A        0.000


 4.5                 AFFILIATE TAX CLAIMS                                                          0.000        N/A        0.000

 5.0           INTERESTS - COMMON STOCK of TCO                                                     0.000        N/A        0.000
                                                                                               ---------------------------------
                      TOTAL ALL CLASSES                                                        4,460.147               3,883.018
                                                                                               =========               =========
- --------------------------------------------------------------------------------------------------------------------------------

III. BUSINESS ISSUES

     A. TCO'S PRE-BANKRUPTCY CORPORATE STRUCTURE AND OPERATIONS; HISTORICAL INDUSTRY BACKGROUND

     TCO, a wholly owned subsidiary of Columbia, was incorporated in Delaware in June 1971. The formation of TCO consolidated into one company the business activities of numerous other Columbia subsidiaries, including wholesale natural gas sales, storage and transportation. After public notice, the SEC approved the consolidation, finding that it was "in the public interest."

     TCO operates an extensive natural gas pipeline network and storage fields in the eastern half of the United States. Its principal place of business is in Charleston, West Virginia. TCO employs approximately 3,000 people in eight states and the District of Columbia.

     Prior to the Petition Date, TCO purchased natural gas in the Southwest, Mid-Continent, Rocky Mountain and Appalachian producing areas for resale to its wholesale customers. This merchant business has been substantially eliminated for TCO and other pipelines as of November 1, 1993 by FERC's Order No. 636, issued April 8, 1992.

     TCO continues to provide interstate natural gas transportation, storage and related services to hundreds of Customers, including local distribution companies ("LDCs") (five of which are affiliates), brokers, marketers, producers and other shippers of natural gas in fifteen states and the District





                                  III-1
of Columbia. TCO's LDC Customers serve more than eight million retail customers.

     TCO also operates a series of underground natural gas storage fields in New York, Pennsylvania, Ohio and West Virginia, which consist of approximately 3,700 storage wells covering more than 800,000 acres, with total storage capacity of approximately 600 Bcf.1

     Prior to the 1980s, the U.S. natural gas industry was structured in a tripartite form: gas exploration and production, gas pipeline and gas distribution.2 Producers sold gas at or close to the wellhead to pipeline companies. Pipeline companies transported it to other pipelines or to "City Gates"3 where they resold it to LDCs. LDCs transported it locally and resold it to users within their service areas. Thus, pipeline companies were interstate transporters and wholesale "merchants"; LDCs were local distributors and retail "merchants." Neither were significant users of gas. Under this





- --------------------

1 "Bcf" is a volumetric measure representing a billion cubic feet of natural gas at standard pressure and temperature. Similarly, "Mcf," where used, represents a thousand cubic feet of natural gas at standard pressure and temperature.

2 Pipeline companies often owned exploration and production properties. As a result of regulatory changes in the early 1980s, many pipelines (including TCO) transferred such properties to separate affiliates.

3 This term refers to the interconnection between a pipeline company and a local distribution company system.


                                   III-2
structure, pipeline companies constituted the predominant market for producers and virtually the only source of supply for LDCs.4

     In 1938, the NGA commenced Federal regulation of the interstate pipeline segment of the industry by the Federal Power Commission ("FPC," now known as FERC).5 The NGA provided for Federal utility-type regulation of the interstate sale and transportation of gas to ensure "just and reasonable" rates and required that services and certain facilities be justified by "public convenience and necessity."

     Until the mid-1980s, with minor exceptions, the FPC and then FERC accepted and continued (i) the function of pipeline companies as wholesale merchants,
(ii) the requirement that a pipeline have sufficient long-term supplies to assure customers and the FPC or FERC that it could meet its certificated service obligations to its customers, (iii) the substantial dependence of producers on pipeline companies as purchasers of their gas production and (iv) the dependence of LDCs on pipeline companies as wholesale suppliers.

     Under the FPC's interpretation of the "just and reasonable" rate standard of the NGA and the FPC's Purchase Gas Adjustment


- ---------------------

4 Certain gas "systems," including Columbia's, were partially integrated, i.e., in some instances an affiliate within the system was the producer, pipeline and/or LDC.

5 On October 1, 1977, pursuant to the provisions of the Department of Energy Organization Act, Public Law 95-91, Stat. 565 (Aug. 4, 1977) and Executive Order No. 12009, 42 Fed. Reg. 46267 (Sept. 15, 1977), the FPC ceased to exist and most of its functions were transferred to FERC.


                                   III-3

("PGA") regulations adopted in the early 1970s,6 pipeline companies could not "mark up" the price of gas they purchased from producers and were entitled to recover only their weighted-average cost of gas plus an amount (which included a fair return on capital) calculated to compensate the pipeline for the transmission of the gas from the area of production to the relevant market area. Under the "public convenience and necessity" standard, pipelines were required to demonstrate, before expanding facilities or services, that the markets to be served required additional facility investment or service offerings and that they had under contract (or could obtain) sufficient gas to utilize the new facilities and services.

     The typical format for contractual relations between gas production companies and gas pipeline companies was, until the advent of the "spot market" in the mid-to-late 1980s, the "take-or-pay" contract. The seller obligated itself, long term, to make gas available from identifiable acreage either up to a stipulated quantity or to the extent it was deliverable. The purchaser obligated itself to purchase a fixed percentage of such gas or, upon its failure to do so, to pay the unit price for the quantities not taken up to the fixed percentage of deliverability (i.e., the "take-or-pay percentage"). Generally, these take-or-pay payments could be recouped by applying them





- --------------------

6 In 1972, the FPC established the PGA mechanism by which pipeline companies such as TCO could recover or "track" changes in their cost of purchased gas on a timely basis without the necessity of filing general rate cases under section 4(e) of the NGA.


                                   III-4

(usually for a limited period) to future purchases of gas in excess of the then applicable take-or-pay percentage.

     B.   EVENTS LEADING TO THE FILING OF TCO'S REORGANIZATION CASE

          1.       GAS SHORTAGES AND REVERSAL OF FEDERAL GAS PRICE POLICIES

     With the expansion of the markets for natural gas following World War II, interstate pipelines' gas purchase costs began to escalate substantially. The NGA was then construed to require regulation (both price and non-price) of wellhead sales by producers into interstate transportation systems. While the FPC in due course departed from a strict utility-type regulation of such wellhead prices, the price levels that it did impose greatly reduced the incentives of gas producers to develop new production for, or to commit production to, interstate sales.

     In the 1970s, the nation experienced a severe and extended shortage of natural gas in the interstate market. The principal cause of this shortage was the low regulated wellhead prices imposed by the FPC on gas purchased by interstate pipelines such as TCO. This price regulation artificially depressed interstate gas prices and resulted in great disparities between the prices for federally regulated interstate natural gas and the prices of alternate fuels and intrastate natural gas. This price disparity discouraged both the exploration for and development of natural gas reserves and the commitment of such reserves by producers to the interstate market. As these price disparities increased, the demand for natural gas far exceeded available supplies, especially in the interstate market.





                                   III-5

     The shortage of natural gas supplies in the interstate market caused by federal regulatory decisions were exacerbated by an increase in demand for natural gas brought about by the steep rise in oil prices following the formation of the OPEC cartel.

     In 1971, several interstate pipelines instituted curtailment plans, approved by the FPC, to allocate the shortages of natural gas on their systems. TCO instituted a curtailment plan commencing in 1972. The level of curtailments grew each year through the winter of 1976-77, when the coldest winter on record in the eastern United States forced factories, businesses and schools to close for brief periods for lack of natural gas for both heating and industrial production. These closings generated a sense of national crisis, which was responded to by Congressional legislation and internal measures undertaken by interstate pipelines.

     In 1978, Congress enacted the Natural Gas Policy Act of 1978 ("NGPA"), which retained the existing regulation of the price of some "old gas," but created substantially higher maximum lawful prices for "new gas" and certain categories of old gas. The variations in these higher price levels were intended to correspond to the relative costs and risks of finding and bringing various types of undeveloped reserves into production and maintaining production from depleting reserves. The price for some categories of gas was deregulated almost immediately and other categories were scheduled for phased price deregulation commencing in 1985.





                                  III-6

          2.  EMERGENCE OF THE GAS "BUBBLE" AND THE EFFECT ON TCO

     After the NGPA was enacted, exploration and production activities accelerated. Pipelines were now authorized to pay higher prices that provided producers with the incentive to find and develop more reserves. Pipelines were thus able to compete with intrastate markets and contracted for large quantities of additional new, but higher priced, gas in order to cure existing shortages and to secure future supplies to meet their public service obligations. Both private and government analysts projected continuing increases in crude oil and natural gas prices, and the geologic availability of sufficient domestic gas supplies was questioned. These projections and the pent-up demand for gas by consuming markets created a seller's market for new gas supplies. In return for commitments of new or increased gas supplies, producers were able to obtain the highest permissible pricing formulae, high take-or- pay levels, and maximum protection against future contingencies.

     The NGPA achieved its objective of eliminating gas shortages within a few years. Gas supplies available to the interstate market increased substantially, while high prices operated to reduce the demand for natural gas. Supplies of natural gas soon exceeded market requirements for gas. On a blended cost basis, natural gas supplies also became more expensive as the proportion of old low-priced supplies decreased in relation to high-priced supplies. By the end of 1982 the price of crude oil and fuel oil (which is competitive with





                                  III-7
natural gas) had declined. Further, because of energy conservation and a recession in heavy industry, the market for natural gas was then stagnant.

     These phenomena, together with the enormous NGPA-derived increases in the supply and price of gas, created a surplus of natural gas, called the "bubble." The bubble was viewed by virtually all observers and commentators in government and industry as temporary.

     In the mid-1980's, most major pipelines found themselves with excess supplies of gas under contracts with price and take-or-pay levels that were not responsive to the market. The higher the gas cost reflected in pipeline tariffs, the less attractive pipeline gas became in the marketplace. The response of the pipeline industry included attempts to seek relief from FERC through special marketing programs, requests that FERC declare non-market responsive gas purchase contracts unlawful under section 5 of the NGA, and in some instances, court tests as to whether the defense of force majeure excused pipelines from their expensive take-or-pay obligations. These efforts failed to resolve the pipeline industry's mounting take-or-pay and excess supply problems.

     Some of TCO's Customers and others challenged TCO's attempts to recover the costs of purchasing gas under its long-term contracts. In January 1984, FERC found that TCO had acted improperly in discharging its duty to provide adequate gas supplies at the lowest reasonable price. FERC concluded that TCO failed to ensure that over the long term its gas costs would





                                  III-8
be competitive with alternate fuel prices in TCO's service territory. This decision put at risk the recovery by TCO of hundreds of millions of dollars in gas costs under existing Producer contracts.

     In order to avoid continued litigation, TCO commenced settlement discussions with Customers, FERC staff and others. In June 1985, FERC approved a settlement (the "PGA Settlement"), among TCO, its Customers and other interested parties whereby TCO reduced and froze its sales commodity rate for two years, and Customers agreed to make every effort to purchase specified quantities of gas from TCO. The PGA Settlement resulted in write-offs for TCO in excess of $400 million in 1985 and 1986, and subjected it to potentially substantial future losses if its high-priced supply contracts could not be renegotiated.

     Later in 1985, TCO undertook a major initiative to reform its large Southwest Producer contracts with prices above the prevailing market price (the "Producer Price Reduction Purchase Plan" or "PPRPP"). From 1985 through 1986, TCO paid approximately $1 billion to Producers, including approximately $800 million paid primarily pursuant to the PPRPP to Southwest Producers, to reform the price, take-or-pay and other provisions in its Producer contracts.

          3.  THE ADVENT OF "OPEN ACCESS" AND "UNBUNDLING"

     Due to changes in the energy marketplace caused by the legislative and regulatory actions described above, the price of gas purchased by LDCs from pipelines came to significantly exceed the cost of purchasing gas directly from producers and





                                  III-9
paying a pipeline to transport it. But the LDC's were, at least in part, foreclosed from pursuing alternatives by the Federally-approved
"pipeline-as-merchant" structure of the industry.

     Responding to this situation, in October 1985, FERC issued Order No. 436, which encouraged pipelines to accept blanket certificates to transport gas for any party, provided that the pipelines offered the service on a non-discriminatory basis to all potential customers. Such "open access" transportation was to be available even if it resulted in a displacement of sales by the transporting pipeline. TCO accepted its open-access transportation certificate in early 1986, followed shortly thereafter by virtually all other major interstate pipelines. However, this solution left the pipelines "holding the bag," as the United States Court of Appeals for the D.C. Circuit put it at the time, because the pipelines would continue to bear the cost of their high-priced supply contracts, which they had secured to satisfy their public service obligations to customers and to avoid future shortages of gas.

     After the freeze on TCO's sales rate agreed to in the PGA Settlement ended on April 1, 1987, controversies about TCO's ongoing gas costs and its attempt to recover from Customers a portion of its PPRPP payments ensued. TCO, its Customers and others eventually reached a "Global Settlement" in 1989, which resolved these controversies, provided new and increased services for Customers, and established for TCO a Gas Inventory





                                  III-10

Charge ("GIC") in connection with its sales service.7 The Global Settlement also provided a mechanism whereby TCO had the opportunity to recover from Customers an estimated $217 million of its PPRPP payments.

          4.  FURTHER FEDERAL ACTIONS AFFECTING THE COST OF PIPELINE "MERCHANT"
              GAS

     In July 1989, Congress enacted the Natural Gas Wellhead Decontrol Act of 1989 (the "Decontrol Act"), which deregulated, effective January 1, 1993, the price of all gas, including categories of gas that were to be forever regulated under the NGPA. This deregulation made certain alternative pricing formulae in pipelines' take-or-pay contracts potentially applicable starting in 1993. These alternative formulae would generally result in higher contract prices and higher weighted average gas costs for TCO. The Decontrol Act also eliminated any need for FERC authorization for a producer to stop selling gas to one purchaser and to sell that gas to another purchaser. This made it somewhat easier for customers and competitors of





- --------------------

7 The purpose of the GIC generally was to provide TCO, under certain circumstances, with a source of revenue that would compensate it (at least in part) for its costs in maintain- ing firm gas supplies to meet its wholesale Customers' indicated requirements. TCO was given an opportunity to charge its Customers $.35 per dekatherm for the amount by which Customer purchases fell below certain levels, provided that TCO met an annual "comparability test" by having an average sales commodity rate no higher than those of certain specified pipelines. Any such revenues could be used by TCO to offset ongoing gas supply costs. Such revenues could be retained for a five-year period. Any amounts remaining thereafter were to be returned to the Customers.


                                  III-11
pipelines to acquire gas directly from producers instead of pipelines.

          5.  TCO'S 1991 "EXCESS SUPPLY CRISIS"

     Although TCO met the comparability test under the Global Settlement and collected GIC revenues of approximately $22 million for the contract year ending October 31, 1990, it was unable to do so for the subsequent twelve-month period for several reasons. First, the winter of 1989-1990 had, in the aggregate, been unusually warm across the eastern United States, and the twelve months of 1990 were the warmest in TCO's history. The warm weather continued in 1991, setting an all-time record for the fifteenth-month period from January 1990 through March 1991. TCO's sales and earnings were far less than projected as warm winter weather decreased the demand for gas and spot market prices fell. In February 1991, when spot market prices were expected to be at their annual peak, they plummeted to unprecedented low levels for the winter heating season.

     Second, the lower demand experienced in TCO's service territory during the 1990-1991 winter freed up additional capacity on pipelines, including TCO's, that was used by Customers to transport gas which they purchased on the spot market directly from producers and marketers. As a result, TCO's sales for the 1990-1991 winter fell to 111 Bcf, half the anticipated sales level.

     Simultaneously, production under several contracts that had not been renegotiated by TCO in 1985 increased, forcing TCO to take (or pay for) increasing volumes of high-priced gas. In


                                  III-12
addition, several other contracts became uneconomic when spot market prices declined sharply. Consequently, TCO commenced a contract buydown program in the latter half of 1990. Several targeted gas supply contracts were successfully reformed pursuant to this program, but it was only partially completed when price and supply conditions worsened further in 1991.

     The sharp drop in sales and the rise in high-priced supply further increased TCO's gas supply management costs and its related borrowing requirements. In response to these business conditions, TCO revised its operating and financial plans, undertook steps to reduce operating expenses, decreased its planned capital expenditures, and pursued studies of new rate designs and rate structures.

     During the first quarter of 1991, TCO also undertook various extraordinary operating steps to protect the integrity of its storage operations and to minimize its contractual exposure. TCO reached agreement with its Customers and received FERC approval to waive certain provisions of its rate schedule for gas storage service provided to its Customers. The waiver permitted Customers to postpone delivery of approximately 38 Bcf of third-party gas to TCO for injection into storage from the summer of 1991 to the summers of 1992 and 1993. In return TCO agreed to make equal quantities available to such Customers during the 1991-1992 heating season and to protect them if





                                  III-13
spot-market gas prices were higher in the summers of 1992 or 1993 (when they were to purchase replenishment gas).8

     By late March 1991, a number of natural gas price projections, including those developed internally for the entire Columbia System, were substantially reduced for the period 1991-1995 because of the gas surplus caused by continued warm weather and exploration and drilling reports for 1990 that indicated substantial increases in activity. Columbia System forecasts in 1990, in line with general industry forecasts, had predicted a spot market price in January/February 1991 of approximately $2.40 per Mcf with gradual increases in future years. The actual February 1991 spot price was in the range of $1.40 per Mcf. The new forecasts predicted spot prices over several subsequent heating seasons at $.85 to $.90 per Mcf lower than the prices forecasted in 1990.

     In light of these revised price projections, TCO's merchant gas was projected to be less competitive than previously anticipated, even assuming the successful completion of the previously announced Producer renegotiations. Consequently, gas sales were projected to be insufficient to avoid substantial future gas supply management costs. In addition, TCO projected that it would not be able to meet the comparability test for collecting GIC revenues.





- ---------------------

8 This agreement was revised with Bankruptcy Court approval in March 1992 to provide for the postponed quantities to be redelivered to TCO in the summer of 1992, thus mitigating the exposure to TCO for increased costs under the arrangement.


                                  III-14

     In mid-to late May 1991, TCO began to finalize its ongoing studies, the costs associated with such problems and the feasibility of various possible responses, including seeking regulatory changes in the merchant function and rate restructuring. These studies were designed to yield fundamental structural solutions to resolve TCO's gas supply problems and to estimate the amount by which TCO's potential gas supply costs exceeded predicted spot market prices. The studies focused on the impact of the substantially reduced forecasts of spot market prices, the effect of pending deregulation and increases in deliverability under some contracts.

     In early to mid-June 1991, Columbia's management reviewed TCO's recommendations, which included a proposed buydown of all of its high-cost purchase contracts to market-based prices. Columbia's Board of Directors was presented with the financial planning analyses, excess gas cost studies, the reports of other studies and projects, and management proposals for dealing with the excess gas cost problem. The Board was informed that, based on the information available at that time, the present value of the total excess of all gas costs above predicted spot market prices for the following ten years could exceed $1 billion. The analyses underlying this estimate were refined throughout June and July. Following the Petition Date, TCO continued to refine the studies, which became known as the Life of Reserve Study (the "LOR Study").

     The Board endorsed the recommendation of TCO management to undertake a comprehensive effort to terminate all of its above-





                                  III-15
market gas purchase contracts by offering Producers up to $600 million of short-term TCO obligations under the PSP.

     On June 19, 1991, Columbia announced that a substantial portion of the projected exposure of nearly $1 billion on above-market priced gas purchase contracts would likely be charged to income in the second quarter; that TCO was launching a comprehensive effort to renegotiate or terminate all of its above-market gas purchase contracts; that Columbia had suspended the dividend on its common stock; and that it was meeting with bank lenders in an effort to re-establish its credit facilities on revised terms.

     Following the June 19, 1991 announcement, it was no longer possible for Columbia to issue commercial paper or borrow under its bank credit lines. Because Columbia only had sufficient cash on hand to fund the operational needs of its subsidiaries for a short time, it was unable to pay maturing short-term debt obligations.

     During June and July 1991, TCO entered into negotiations with its high-cost Producers. This time period proved insufficient to bring these numerous negotiations to a conclusion.9





- -----------------------

9 TCO's financial problems worsened when the West Virginia Supreme Court of Appeals, in an otherwise unrelated decision, ordered that TCO must post a $10 million bond by July 29, 1991, in order to stay execution pending appeal of a $29.5 million judgment against it in Bruen v. Columbia Gas Transmission Corporation. The Bruen judgment was ultimately invalidated in its entirety by the West Virginia Supreme Court.


                                  III-16

      During this period, Columbia entered into intense negotiations to reestablish its lines of credit, but an acceptable agreement could not be reached in a timely manner. As a result of these financial difficulties, on July 31, 1991, Columbia and TCO filed for protection under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.





                                  III-17

IV. CURRENT AND FUTURE OPERATIONS; CUSTOMER AND UPSTREAM PIPELINE ISSUES AND SETTLEMENTS

          A.    TCO'S IMPLEMENTATION OF ORDER NO. 636 RESTRUCTURING

                1.  GENERAL OVERVIEW

          On April 8, 1992, FERC issued Order No. 636, its final Rule on Pipeline Service Obligations and Equality of Transportation Services by Pipelines.1 FERC stated that this rule, which is often referred to as the "Restructuring Rule," was the final stage in the transition of the pipeline industry to one in which pipelines function principally as transporters of gas purchased by others directly from producers and other suppliers. These regulatory changes were designed by FERC to increase the competitive structure of the natural gas industry while maintaining adequate and reliable service to consumers.

          The Restructuring Rule:

          (i) required pipelines to "unbundle" their sales, or merchant function, from their transportation and other functions by moving the point at which pipeline sales to wholesale customers (if any) take place, the effect of which has been virtually to eliminate the interstate pipeline merchant service;


- -------------------------

1 Pipeline Service Obligations and Revisions to Regulations Governing Self-Implementing Transportation; and Regulation of Natural Gas Pipelines After Partial Wellhead Decontrol, 57 Fed. Reg. 13,267 (April 16, 1992); III FERC Stats. & Regs. Preambles section 30,939 (April 8, 1992); order on reh'g, Order No. 636-A, 57 Fed. Reg. 36,128 (August 12, 1992), III FERC
    Stats. & Regs. Preambles   30,950 (August 3, 1992) order denying reh'g,
    Order No. 636-B, 57 Fed. Reg. 57,911 (December 8, 1992), 61 FERC section 61,272 (November 27, 1992).

          (ii) established the principle of equality of pipeline services for all customers, regardless of whether they buy gas from a pipeline or some other supplier;

         (iii) re-designed gas pipeline rates to the straight fixed variable ("SFV") rate design, under which all fixed costs are included in pipeline demand rates and all variable costs are included in commodity rates;

          (iv) restructured pipelines' contractual relations with upstream pipelines and with customers, as more fully described below;

           (v) provided mechanisms for pipelines to recover their transition costs, i.e., costs that are the direct result of the implementation of Order No. 636, once they became known and measurable; and

          (vi) set forth a timetable for restructuring to be implemented on all pipeline systems, all leading toward industry-wide implementation by the winter of 1993-94.

          Four types of transition costs were identified in Order No. 636:

                (1) Purchased gas costs that would have been recovered from customers through the PGA provisions of current tariffs, but which are unrecovered when a pipeline implements the Restructuring Rule and terminates its PGA;

                (2) The cost of facilities or transportation arrangements no longer necessary or which are uneconomic after they are unbundled upon restructuring. These costs, known as "stranded costs," include such things as unused or underutilized gathering facilities and the costs (including exit fees) associated with the termination of upstream pipeline transportation contracts which are not needed or desired by downstream pipeline customers or any other party;

                (3) The cost of installing new facilities, such as remote electronic metering, flow control and information systems, that may be required as part of the implementation of restructured services; and

                (4) Gas supply realignment ("GSR") costs that are required to reform or terminate contracts obligating pipelines to purchase gas from producers or other suppliers, which contracts are no longer viable because they are in excess of the pipeline's merchant requirements or at prices higher than market prices.

                2.  PROCEDURAL STATUS OF TCO'S RESTRUCTURING

          On December 30, 1992, TCO made its compliance filing pursuant to Order No. 636. FERC issued an initial order on TCO's compliance filing on July 14, 1993 (the "July 14 Order"), accepting, rejecting or requiring modification of different aspects of TCO's compliance filing.

          On August 13, 1993, TCO made a revised Order No. 636 filing to comply with the July 14 Order. TCO and other parties also filed requests for rehearing on many aspects of the July 14 Order. On September 29, 1993, FERC issued its Second Order on Compliance Filings and Order on Rehearing (the "September 29 Order") whereby it accepted TCO's revised compliance proposal, subject to modification, effective November 1, 1993. On October 5, 1993, TCO appealed certain aspects of the July 14 and September 29 Orders to the United States Court of Appeals for the D.C. Circuit. TCO's Creditors' Committee, some of TCO's Customers and others also appealed these orders. TCO made a second revised Order No. 636 compliance filing on October 13, 1993 to comply with the September 29th Order. TCO and other parties also sought rehearing of certain aspects of that Order.

On December 16, 1993, FERC issued its third order in TCO's restructuring proceedings (the "December 16 Order"). FERC approved TCO's third compliance filing, with minor modifications, and for the most part denied requests for rehearing. TCO's fourth compliance filing was accepted and all subsequent requests for rehearing were denied.

          As indicated above, multiple parties-in-interest have filed appeals from FERC's rulings on TCO's Order No. 636 compliance filings. While FERC has generally accepted TCO's proposals for implementation of the operational and rate restructuring elements of Order No. 636, as well as the proposed mechanisms for transition cost recoveries (with the exception of TCO's proposals for recovery of GSR costs), FERC has ruled on the merits of TCO's recovery claims for certain transition cost recoveries. Disputes are pending as to some of those issues, and reversal or modification of FERC's current rulings, or TCO's inability to implement those rulings on the terms anticipated by TCO, could adversely affect TCO's performance in the future. However, TCO believes the fundamental operational restructuring mandated by Order No. 636 will not be reversed, and has resolved the major transition cost recovery issues through the Customer Settlement Proposal more fully described below.

          In accordance with FERC's direction, TCO began implementation of restructured services pursuant to Order No. 636 on November 1, 1993. By order of the Bankruptcy Court dated October 20, 1993, TCO was authorized (to the extent such authorization is required) (i) to implement compliance with

Order No. 636, including the execution of new or revised contracts with Customers and the filing of necessary tariffs and rate schedules; and (ii) to transfer title to its storage working gas, free and clear of liens, to its Customers (with valid liens and encumbrances to attach to the proceeds of sale), and to sell miscellaneous assets on notice to the Creditors' Committee. That order further provided that execution of new contracts did not constitute an assumption or rejection of existing pre-petition contracts or an elevation to administrative priority of Claims arising under those pre-petition contracts; and that no determination was being made as to the status of Customers' recoupment rights or whether the existing contracts were superseded or terminated as a result of Order No. 636.

                3.   IMPACT ON TCO'S SERVICES

          Order No. 636 has had a substantial impact on how TCO does business. In particular, while the aggregate quantity of gas moved on TCO's system has not and is not expected to change materially, TCO's business no longer includes any significant merchant function but instead consists primarily of the storage and transportation of natural gas owned by others.

          FERC has generally accepted TCO's unbundling and service-related proposals. Thus, TCO has continued to provide firm, off- peak firm and interruptible transportation services, and firm storage services post-restructuring, as well as various new transportation, gathering and storage services.

                4.   RATE ISSUES

          FERC has accepted TCO's compliance filing proposal to unbundle its rates under the SFV rate design. FERC has also held that TCO is not required to file a new general rate case as part of its restructuring, although TCO has the option of making limited or general rate filings to recover certain transition costs.

          Various parties have appeals pending of Order No. 636 and of the FERC orders relating to the implementation of Order No. 636 on TCO's system. As discussed below, the Customer Settlement Proposal provides that certain of the issues raised on appeal are resolved by the Settlement, while other issues may be pursued by certain parties with any resulting relief to be applied on a prospective basis with no potential refund exposure to TCO, or collection recovery exposure to Supporting Parties (as defined in the Customer Settlement Proposal). While it is possible that certain parties may continue to pursue issues which could involve potential refund liability on TCO's part, any such refund liability would be limited to these individual parties. TCO regards such parties' prospects for prevailing on such issues as remote and, in any event, does not believe the results will have a material impact on TCO. The Settlement also contemplates that parties may continue to pursue issues surrounding TCO's recovery of costs paid to Columbia Gulf between the implementation of Order No. 636 on November 1, 1993 and the termination of the Contract between TCO and Columbia Gulf as of November 1, 1994 according to its terms. Certain Customers have asserted that TCO's recovery of the subject costs should be denied. While it is not possible to predict the outcome of this reserved issue, TCO believes its recovery of the subject costs will be upheld.

                5.  CUSTOMER CONTRACTS

          Prior to the Filing Date, TCO was a party to numerous executory contracts with its Customers, covering the provision of services which TCO was mandated or authorized to provide as a regulated interstate pipeline under the NGA and FERC rules and regulations. Under Order No. 636, pipelines generally were required to offer the same capacity entitlements to their customers, on an unbundled basis, as those customers had received prior to the implementation of Order No. 636.

          However, customers were permitted to convert all or a portion of their gas purchase entitlement from pipelines to transportation and/or storage entitlement. Firm transportation customers were further permitted to reduce or eliminate their contractual transportation entitlement from pipelines, provided that the pipeline could remarket the reduced capacity to other parties or mutually agree with customers as to appropriate "exit fees".

          FERC has also taken steps to provide that pipeline-customer relationships will be governed more by contracts and less by regulation, such as by issuing blanket abandonment authorization of pipeline services once a restructured or new contract has expired or terminated, so that the contracts themselves will govern the duration of such services. However, in order to ensure reliability of services to consumers, Order No. 636 provides firm transportation and storage customers with a contract term of one year or longer with a right of first refusal, so that, upon expiration of any firm transportation or storage contract, the customer has the option of continuing such service from the pipeline by matching any third-party offer for the services.

          In connection with the implementation of Order No. 636, TCO offered its Customers contracts reflecting the restructured services and regulatory environment. Many Customers refused to execute new contracts with TCO because of concerns over the possible impairment of their recoupment, set-off or other legal claims against TCO in its Bankruptcy Case.

          It is obvious that continuation of its business relationships with the Customers to which it provides ongoing services is of the utmost importance to TCO's ability to reorganize, pay its Creditors, and operate its business in the future. As a result, TCO believes it must, in connection with its reorganization, resolve all issues regarding the status of its contractual relationships with Customers.

          As set forth in Section IV.B.4, "Customer Contract Issues and Recoupment and Setoff Motions", disputes over Customers' rights to full payment of all regulatory Refund Claims under their existing contracts have generated extensive litigation before the Bankruptcy Court and the FERC during the course of these proceedings. The Customer Settlement Proposal, the terms of which are embodied in the treatment of Class 3.2 of the Amended Plan and more fully set forth below (See Section IV.C), contains a fair and reasonable resolution of Customers' recoupment and Setoff rights, avoids the possibility of assumption by TCO of service contracts not yet amended to conform to Order No. 636 provisions, with attendant claims for cure costs, and sets the stage for the consensual execution of new service contracts essential to the stable operations of TCO post-reorganization, which will preserve substantial value in the estate for Non-Customer Creditors.

          As provided in the Customer Settlement Proposal, TCO shall assume pursuant to this Plan all service agreements and all other agreements with Accepting Class 3.2 Claimants, provided that TCO is neither assuming nor rejecting contracts or service agreements that have been superseded subsequent to the Petition Date or which have otherwise terminated according to their provisions. TCO shall continue to provide, post-reorganization, the services it currently provides under its FERC Gas Tariff, without prejudice to its rights or the rights of any other party or the FERC to request, protest or require modification or termination of such services. TCO shall not reject any FERC-approved settlement, including but not limited to, the Global Settlement and the PGA Settlement, excluding exit fee agreements (and underlying upstream pipeline contracts) approved by the Bankruptcy Court and the FERC if those agreements are unwound in accordance with their terms.

                6.   UPSTREAM PIPELINE CONTRACTS

          As noted above, an important element of restructuring is the unbundling of upstream pipeline transportation and storage contracts by offering such contracts to downstream pipeline customers. TCO has or had two types of such contracts:

                (1) market area contracts, whereby the upstream pipelines deliver gas into various points throughout TCO's system; and

                (2) supply area contracts, whereby pipelines directly or indirectly deliver gas to Columbia Gulf Transmission Company ("Gulf") in the Southwest, which then transports such gas to TCO.

          TCO has retained several of its market area upstream pipeline contracts. FERC has approved TCO's direct assignment of most of the capacity under its other market-area upstream pipeline contracts to its Customers (together with the prospective transition costs attributable to those contracts), according to the needs of its Customers for upstream pipeline capacity, subject to bankruptcy law requirements of assumption as a precedent to assignment. However, only a portion of TCO's largest market area transportation contract, with Tennessee Gas Pipeline Company ("Tennessee"), could be assigned to Customers. On November 15, 1993, the Bankruptcy Court approved a settlement between TCO and Tennessee whereby the contract would be partially assigned and the remainder of the contract would be terminated upon payment by TCO of an exit fee to Tennessee. The Bankruptcy Court has also approved settlements between TCO and other market-area upstream pipelines, including Texas Eastern Transmission Corporation, Panhandle Eastern Pipe Line Company,

Texas Gas Transmission Corporation, and Transcontinental Pipeline Corporation ("Transco") permitting assumption of certain contracts and termination of others.

          All supply area upstream pipeline contracts were offered to TCO's Customers and other parties on a nondiscriminatory basis. To the extent capacity under those contracts could not be assigned or remarketed by the upstream pipeline suppliers, TCO undertook to negotiate appropriate exit fees with the pipelines, recognizing that if a mutually agreeable exit fee could not be negotiated, it might be necessary for TCO to reject such upstream pipeline contracts in order to avoid the retention of a contract (and the associated cost) which is not required for TCO's long-term operations. Since November 1, 1993, the Bankruptcy Court has approved several exit fee settlements between TCO and its supply-area upstream pipeline suppliers including Natural Gas Pipeline Corporation ("NGPL"), Ozark Gas Transmission System ("Ozark"), Wyoming Interstate Company, Ltd. ("WIC"), Trailblazer Pipeline Company ("Trailblazer"), and Overthrust Pipeline Company ("Overthrust").

          All of the settlements are subject to TCO obtaining FERC approval of the settlements and of TCO's recovery of the full amount of the negotiated exit fees from its Customers. On June 30, 1994, the Commission approved the Tennessee Exit Fee settlement. On September 28, 1994, FERC denied requests for rehearing of its June 30 order. On January 27, 1995 and February 10, 1995, FERC approved the Transco, WIC, Trailblazer and NGPL settlements. On March 29, 1995, FERC denied rehearing of its earlier approval of the settlement with Transco. On May 22, 1995, FERC approved the Ozark Exit Fee Settlement. On June 15, 1995, FERC denied rehearing of its earlier approval of the settlements which WIC, Trailblazer and NGPL and issued its initial approval of the settlement with Overthrust. All of the proposed settlements are subject to approval by a Final FERC Order which is not subject to appeal.

          TCO's Plan assumptions and the Payout Analysis included in Section II of this Disclosure Statement do not include any allocation for upstream pipeline contract rejection costs. As set forth in Section IV.B.2, "Upstream Pipeline Supplier Claims," several pipelines have Filed significant contingent Claims for such potential liabilities, and others could still File such Claims if their contracts are in fact rejected. If that were to occur, TCO would expect such Claims to assert liability for demand charges over the remaining life of those contracts, subject to obligations to discount future liabilities and reflect mitigation, and that such Claims could exceed $250 million.
Annexed to hereto as Exhibit 3 are schedules of the proposed treatment or disposition of pre-petition executory contracts between TCO and its upstream pipelines which were in existence as of the Petition Date.

          TCO has taken the position, under the authority of Order No. 636, that any exit fees or contract rejection costs it becomes obligated to pay to upstream pipelines are recoverable from its Customers as "stranded" transition costs. Customers and other interested parties have already opposed the recovery of at least a portion of the exit fees negotiated by TCO and submitted to FERC for approval, and likewise have stated they would oppose the recoverability of payments on contract rejection Claims. The proposed Customer Settlement, set forth more fully below, substantially resolves the exit fee and other Account No. 858 stranded cost recovery disputes, by providing that all settling Customers will pay their allocable shares of actual exit fees and stranded 858 costs incurred by TCO, provided that, inter alia, TCO absorb $11.5 million of upstream pipeline stranded costs and flow through certain additional refunds expected to be received from TCO's upstream pipelines.3

                7.  TRANSITION COST RECOVERY MECHANISMS

                    a.  NON-GAS COSTS

          TCO has proposed and FERC has approved a recovery mechanism for non-gas costs associated with TCO's upstream pipeline contracts, including unpaid pre-petition demand charges relating to periods subsequent to March 31, 1990, exit fees and costs associated with Contract Rejection Claims, if any. That mechanism is set forth in the Transportation Cost Recovery Adjustment ("TCRA") provisions of TCO's FERC Gas Tariff. TCO's TCRA, which has been in effect since the 1989 Global Settlement, is a tracker provision which allows dollar for dollar recovery


- -----------------------

3 The Customer Settlement Proposal provides that, in the event an exit fee settlement is voided or does not receive necessary regulatory approvals, TCO preserves its right to seek recovery, and Customers preserve the right to oppose TCO's recovery, of all costs incurred by TCO from such pipelines with the terms of the Customer Settlement Proposal otherwise remaining intact.

of TCO's upstream pipeline transportation costs, to the extent paid by TCO.

          While FERC has accepted the proposed recovery mechanism and permitted it to be included in TCO's tariff, Customers and other parties retain the right to question the prudence and eligibility for recovery as transition costs of any costs which TCO actually seeks to recover, and FERC will not rule on any request for recovery until it is actually filed. As discussed above, the Customer Settlement Proposal provides for the recovery of substantially all of TCO's costs under its upstream pipeline contracts.

                          b.  GAS COSTS AND GSR COSTS

          TCO has proposed to recover from its former sales Customers the balance of unrecovered purchased gas costs associated with its merchant function for periods prior to its implementation of restructuring (so-called "Account 191 costs"). Such recovery includes liability associated with gas received by TCO prior to the Petition Date, for which payments have either not yet been made, or have been challenged as inadequate under the terms of the
contracts.4   These gas costs will be paid to Producers in accordance with the various treatments for Producer Claims in the Plan. As discussed below, the Customer Settlement Proposal


- -----------------------

4 Certain of the Producers asserting Claims for unpaid pre-petition gas deliveries have asserted that their Claims are secured by statutory liens, which status TCO has disputed in an adversary proceeding pending before the Bankruptcy Court.

provides for TCO's recovery of a substantial level of such gas costs.

          TCO filed two mechanisms for recovery of GSR costs in its Order No. 636 restructuring proceedings, including a portion of the costs that will be paid to Producers for damages arising from rejection of their gas supply contracts. These proposals were by far the most controversial elements of TCO's compliance filing.5 TCO's Customers, affected state commissions and consumer advocates vigorously opposed any recovery by TCO of Contract Rejection costs.

          The July 14 and September 29 Orders effectively denied TCO's right to recover the large majority of costs relating to the payment of Contract Rejection Claims. The FERC did acknowledge that TCO was not precluded from seeking a limited recovery of costs for gas supply contracts rejected by TCO subsequent to October 31, 1991. However, the vast majority of such contracts were rejected prior to that date. While TCO and the Creditors' Committee have appealed those determinations, in light of FERC rulings to date, it is very unlikely that Reorganized TCO would be able to recover a meaningful portion of the payments to be made under the Plan to Producers for damages arising from rejection of their gas supply contracts. In


- ------------------

5 TCO's primary proposal sought recovery of such costs as GSR transition costs under FERC Order No. 636-A. To the extent that any of such GSR costs were determined to be ineligible for GSR transition cost recovery, TCO proposed to recover a portion of such costs through FERC Order No. 528, which requires pipelines to absorb at least 25% of such costs. Order No. 636-A, FERC's order on rehearing of Order No. 636, made minor modifications to Order No. 636.

addition to the unfavorable prospects on the merits, the pursuit of such recoveries would be time consuming, entail considerable legal expenses, and would threaten the maintenance of a healthy business relationship among TCO and the Customers upon which its business depends. The Customer Settlement Proposal resolves the GSR issue as between TCO and all Supporting Parties as defined therein.

          B.  REGULATORY CLAIMS AND RELATED LITIGATION

          As a federally regulated interstate pipeline, TCO's bankruptcy proceeding has been complicated by the often conflicting interplay between the requirements of the Bankruptcy Code, and the regulatory requirements applicable to TCO's operation of its business in accordance with the requirements and regulations of the Natural Gas Act and the FERC. In particular, operational and compliance issues have arisen affecting TCO's relationships with its upstream pipeline suppliers, and even more significantly its Customers, to whom TCO supplies transportation and storage services and from whom it receives the major portion of its revenues.

          In recognition of the significance of the interests of the Customer constituency in TCO's case, on September 30, 1991, the U.S. Trustee appointed the Official Committee of Nonaffiliated Customers (the "Customers' Committee"), which subsequently retained legal and financial advisors. In addition, individual Customers and various state regulatory and consumer agencies have intervened in the Bankruptcy Case since the Petition Date, and have actively monitored all proceedings.

          The regulatory and contractual relationships between TCO, its upstream pipelines and its Customers have been significantly affected by the
impact of Order No. 636, and TCO's required restructuring.   The sections below
discuss more fully the nature and status of the issues, and ultimately the resolutions achieved. Extensive litigation before the Bankruptcy Court, the FERC and various levels of appellate courts has ensued during this Case, as TCO, its Customers, the Creditors' Committee and other interested parties have attempted to define and adjust their competing interests. The implementation of Order No. 636 added significantly to the already-present claims of TCO for cost recoveries of various kinds, totaling significant sums for TCO's Estate, and these collections were entangled in many respects with the resolution of Customers' Claims in the Bankruptcy Case and the resolution of upstream pipeline Claims and contracts.

          Ultimately, the Customer Settlement Proposal described below was negotiated by TCO, the Customers' Committee, most of its affiliated and unaffiliated firm service Customers, and various state regulatory and consumer agencies as a global mechanism for resolving dozens of pending litigations affecting the amount and priority of potentially hundreds of millions of dollars of Claims in TCO's Reorganization Case, and the recoverability of several hundred millions of dollars in Customer payments. The following sections describe the major pending Bankruptcy and FERC litigation which will be resolved by approval of the settlement and confirmation of the Plan, the

Customer and upstream pipeline Claims which are resolved, the nature of the settlement, the terms of which are set forth in the Customer Settlement Proposal annexed to the Plan as Exhibit "E", and the proposed treatment of upstream pipeline and Customer Regulatory Claims under the Plan. The proposed Allowed amounts for Customer Regulatory Claims are set forth on Schedule IV to the Plan (excluding certain other post-petition Refund Obligations provided for in the Customer Settlement Proposal, which include flowthrough of certain pipeline excess deferred income tax refunds, general rate refunds, refunds to be received from Wyoming Interstate Company, Ltd., and miscellaneous pre-petition refunds received by TCO post-petition).

                1.  CUSTOMER CLAIMS

          Approximately 450 Claims have been filed relating to or arising from TCO's contracts with its Customers for sales, transportation, gas storage and similar services, totaling approximately $550 million as filed plus unliquidated amounts. Customers have asserted trust fund, recoupment, Setoff and other theories which could elevate their otherwise pre-petition unsecured claims to higher priority status, and extensive litigation relating to those matters has occurred during the Reorganization Case.

          Generally, Customer Claims allege several bases for liability against TCO including, inter alia, Claims for upstream supplier Order No. 500/528 flow-through refunds (whether or not treated as trust funds), refunds owed in connection with the 1990 Rate Case, certain tax refunds relating to storage gas, refunds alleged to be due as a result of FERC's determination on remand of the D.C. Circuit's ruling in BG&E v. FERC, refunds received by TCO relating to overcharges to Commonwealth by Transco, refunds resulting from TCO's GIC mechanism, Winter Service inventory, pre-paid transportation request fees, transportation and exchange imbalances, and uncashed checks for rate refunds.

          In addition, TCO believes it is entitled to recover significant costs from its Customers as transition costs under Order No. 636 and on other grounds, and has asserted its rights in numerous proceedings before the FERC. These obligations from its Customers include exit fees paid by TCO pursuant to settlements for the termination of transportation agreements with upstream pipeline suppliers and other Account No. 858 costs incurred pre-and post-petition by TCO, Account No. 191 costs incurred pre- and post-petition, gas supply-related costs for which TCO could have sought recovery through its GIC (which was terminated when TCO implemented Order No. 636), costs associated with certain contracts TCO rejected in its bankruptcy proceedings and various other costs TCO is authorized to recover under the regulatory scheme of the Natural Gas Act.

          TCO believes that the treatment of Customer Claims, as reflected in the Customer Settlement Proposal, is acceptable to the vast majority of its Customers as a resolution both of disputes relating to Customers' Claims against TCO and the settlement of substantial claims of TCO against the Customers for recovery of Order No. 636 transition costs and other costs.

          Through its Plan, TCO seeks Bankruptcy Court approval of the settlement of the many issues embodied in the Customer Settlement Proposal also submitted to the FERC, and will seek Bankruptcy Court approval of the proposed treatment of Customer Claims embodied in the Plan. TCO proposes to divide Customers' Claims into three categories: (1) regulatory refund and non-regulatory Refund Claims totaling $25,000 or less (per Customer), which are treated as convenience class Claims in Class 3.1; (2) regulatory Refund Claims and the GRI Claims in excess of $25,000 which are treated in Class 3.2; and (3) non-regulatory Refund Claims in excess of $25,000 which are treated in Class 3.4.

                2.  UPSTREAM PIPELINE SUPPLIER CLAIMS

          Claims relating to or arising from TCO's contracts with its upstream pipeline suppliers for gas purchase, transportation and storage services represent about fifty-four Claims, totalling approximately $123 million as filed and amended. In addition to certain pipeline-specific issues, the bases for liability generally asserted in these Claims include: (i) amounts for pre-petition services rendered; (ii) amounts allegedly due under pipeline filings to recover costs under FERC Order Nos. 500 and 528; (iii) amounts allegedly due under pipeline filings to recover costs incurred resulting from FERC Order No. 94 production-related costs; (iv) potential Contract Rejection damages; and (v) return of gas imbalances that TCO owed under gas transportation and exchange agreements.

          As part of TCO's implementation of new services and the restructuring of its operations consistent with FERC's Order No. 636, TCO has to assume, assign or terminate its pre-petition upstream pipeline contracts and resolve Claims relating to those contracts. As a general rule, where an upstream pipeline's capacity can be assigned to TCO's downstream Customers without further liability to TCO, TCO has assumed the pipeline contracts in order to effectuate the assignment and pay settled and agreed pre- petition invoices as "cure" costs (which payments may be recoverable from TCO's Customers through the TCRA). As to upstream pipeline contracts where some or all of the capacity is "stranded" i.e., not assignable to TCO's Customers and not needed by TCO, TCO has negotiated exit fee agreements which operate to terminate the upstream pipeline contracts in consideration for payment of the exit fees, which, in turn may be recoverable from TCO's Customers.

          The Bankruptcy Court has consistently approved the exit fee arrangements TCO has negotiated with various upstream pipelines, conditioned on recovery from Customers of the exit fees payable to upstream pipelines. Customers, however, have asserted objections to the amount and their liability for such exit fees, arguing, among other things, that the capacity underlying those contracts became unused and unuseful prior to November 1, 1993 and therefore the exit fees and other stranded Account No. 858 costs were not directly related to or recoverable under Order No. 636.

          This issue, including pending requests for rehearing and appeals, has been compromised, in principle, as part of the Customer Settlement Proposal. Under that settlement proposal, TCO will recover all but $11.5 million of its upstream pipeline stranded costs, which include both exit fee payments and other contractual costs paid prior to the termination of stranded contracts. Contingent Contract Rejection and transition cost Claims filed by TCO's most significant upstream pipelines will most likely be resolved in this manner, and it should not be necessary for TCO to reject pipeline contracts, thereby avoiding substantial, unliquidated rejection damage Claims which could significantly dilute the level of recoveries available for other unsecured Creditors.

          Upstream pipeline Claims which are treated under the Plan consist of pre-Petition Date unpaid transportation charges and certain other settled amounts which are treated as trade payables in Class 3.4, entitled to receive
72.5 cents on the dollar. To the extent upstream pipeline contracts have been assumed by TCO, Bankruptcy Court orders have authorized the payment of pre-petition unpaid charges as cure costs.

                3.  THE OMNIBUS FERC MOTION

          In connection with the Motion for Order Authorizing Columbia Gas Transmission Corporation to comply with Federal Energy Regulatory Commission Gas Tariff and Orders and Regulations of the Federal Energy Regulatory Commission filed by TCO on August 23, 1991 with the Bankruptcy Court (the "Omnibus FERC Motion"), and after hearings and extensive briefing by numerous parties in interest, the Bankruptcy Court issued a Memorandum Opinion and Order on February 13, 1992 regarding, inter alia, TCO's right to flow through to its Customers pre-petition refunds from its pipeline suppliers pursuant to FERC orders and its FERC Gas Tariff and to pay to GRI pre-petition collections from its Customers under a special GRI surcharge.

          The Bankruptcy Court adopted the arguments of TCO and its Customers that such pre-petition refunds and collections were held in trust for TCO's Customers and GRI, respectively, pursuant to FERC orders and its Tariff. The Bankruptcy Court authorized TCO to flow through all pre-petition pipeline supplier refunds and GRI collections received post-petition, to its Customers. However, applying the "lowest intermediate balance rule", the Bankruptcy Court held that for refunds and GRI collections received by TCO pre-petition (totalling approximately $35 million), the trust fund Claims were limited to TCO's cash on hand on the Petition Date, i.e., $3.3 million. TCO's Customers and GRI were entitled to receive their pro rata share of the $3.3 million cash balance. The Bankruptcy Court denied TCO's request to reimburse its upstream pipeline suppliers and transporters for pre-petition transportation charges.(6)


- --------------------

6 In prior orders, the Bankruptcy Court approved three stipulations resulting from the Omnibus FERC Motion which, inter alia, authorized TCO to (i) pay its pre-petition FERC charges; (ii) remedy imbalances with respect to gas deliveries which existed between TCO, its Customers and other parties as of the Petition Date in the normal course of business; (iii) deliver gas to its firm storage

          TCO, the Creditors' Committee, the Customers' Committee and others appealed the Bankruptcy Court's decision. On July 6, 1992, the United States District Court for the District of Delaware overturned the Bankruptcy Court's February 13 Order, holding that the supplier refunds and GRI collections were not held in trust, but belonged to TCO's Estate for the general benefit of its Creditors.7

          The District Court upheld the Bankruptcy Court's Order that the amounts owed to upstream pipeline suppliers constituted general unsecured Claims and, thus, could not be paid to such suppliers prior to a plan of reorganization.

          TCO, its Customers and other parties appealed the District Court's ruling to the United States Court of Appeals for the Third Circuit. On July 6, 1993 the Court of Appeals reversed in part and affirmed in part the decision of the District Court. In effect, the Court of Appeals reinstated the decision of the Bankruptcy Court, holding that the supplier refunds and the GRI collections were held in trust by TCO and that the


- -------------------

6     (...continued)

      Customers pursuant to its FSS agreements and FERC regulations and orders, subject to certain conditions and (iv) consummate settlements of certain FERC matters without Bankruptcy Court review of TCO's Creditors Committee, after notice, did not object.

7 Of the approximately $195 million of refunds at issue, approximately $165 million relate to FERC Order No. 500 and 528 refunds. See Section IV.B.3, "The Omnibus FERC Motion." On August 20, 1992, TCO advised FERC that in view of the District Court's July 6 Order, it was suspending all remaining upstream pipeline Order No. 528 payments as well as Order No. 528 billing adjustments to its Customers. On October 15, 1992, FERC granted TCO the necessary waivers for such suspensions.

transportation charges owed to upstream pipeline suppliers and transporters were pre-petition unsecured charges for goods and services. The ruling generally authorized TCO to flow through to its Customers and the GRI the funds owed. However, the Court of Appeals also reinstated that portion of the Bankruptcy Court's decision which applied the "lowest intermediate balance rule" to the supplier refunds and GRI collections, holding that only the $3.3 million dollars cash on hand when TCO filed its petition would be available to satisfy Claims relating to monies actually collected by TCO pre-petition. On February 22, 1994, the United States Supreme Court denied the Creditors' Committee's petition for certiorari of the Third Circuit's decision.

          As a result of the Third Circuit's decision, TCO has refunded approximately $170 million of upstream pipeline refunds received post-petition to its Customers. Because the refunds that were the subject of TCO's requests for relief in the Omnibus FERC Motion were limited to certain refunds enumerated therein, TCO and the various parties reserved their rights to request a further adjudication of whether certain other Refund Obligations owed by TCO similar in character to the Trust Claims should also be considered trust funds and thus subject to the $3.3 million lowest intermediate balance. Thus, TCO has not distributed to date any of the $3.3 million to its Customers.

          While the appeals to the Third Circuit were pending, on January 6, 1993, the Bankruptcy Court approved a motion by TCO to establish a Restricted Investment Arrangement (the "RIA

Account", as defined in the Plan) for supplier refunds held by TCO as of or paid to TCO following the Petition Date, with the disposition of the funds to be subject to the outcome of the appellate proceedings and further order of the Bankruptcy Court. On March 2, 1993, FERC approved an Order directing TCO's pipeline suppliers to pay all such refunds pursuant to FERC orders to TCO and for TCO to place such refunds into the RIA Account.

          On June 23, 1994, FERC ruled that TCO could pay interest actually earned by the RIA on such flowthrough refunds after such refunds were deposited into the RIA, but must pay interest at higher FERC-prescribed rates from the dates TCO collected the refunds until they were deposited into the RIA (the "FERC Interest Order"). FERC denied rehearing of its order on October 5, 1994. One TCO Customer has filed a petition for review of this order with the United States Court of Appeals for the D.C. Circuit. TCO has made additional refunds of $8.6 million consistent with FERC's orders. References to "RIA Interest" in the Plan of Reorganization and this Disclosure Statement mean interest consistent with the FERC Interest Order.

                4.  CUSTOMER CONTRACT ISSUES AND RECOUPMENT AND SETOFF MOTIONS

          Since September of 1993, various Customers of TCO (collectively, the "Recoupment Movants") have filed motions with the Bankruptcy Court seeking authority to permit them to exercise alleged recoupment rights, whereby any refunds owed to them which were not otherwise payable in full under the Third

Circuit Decision on the Omnibus FERC Motion (i.e., the difference between the upstream pipeline refunds received by TCO pre-petition and the Customer pro rata share of the aforementioned $3.3 million), all 1990 Rate Case refunds, BG&E refunds and miscellaneous refunds not otherwise payable in full under current court rulings, would be "recouped" out of post-petition payments due under ongoing service contracts between TCO and those Customers. Certain other Customers (collectively, the "Setoff Movants") have filed motions seeking authority to Setoff post-Petition Date Weighted Average Cost of Gas ("WACOG") surcharges,8 collectible by TCO from its Customers, against pre-and post-petition refunds and other alleged obligations of TCO to those Customers.

          In October 1993, the Bankruptcy Court approved interim stipulations pursuant to which the Recoupment Movants, the Setoff Movants and certain similarly situated Customers have continued making payments to TCO for FERC-authorized services and charges while TCO has agreed to grant such Customers administrative priority Claims to the extent the Court finds that such Customers are entitled to recoupment or setoff rights ("Administrative Recoupment Claims"). On January 6, 1994, the Bankruptcy Court entered an order approving procedures pursuant to which Customers similarly situated to the Recoupment and Setoff Movants could assert similar claims. Approximately 50 of


- --------------------

8 The WACOG surcharge arises under TCO's 1985 PGA Settlement with its Customers which permits TCO to recover certain gas costs from its Customers if TCO meets the "WACOG test" in given years.

TCO's Customers have filed such requests for recoupment and/or Setoff of the applicable amounts of their Claims, certain of which amounts are unliquidated or contingent. TCO, its Creditors' and Customers' Committees, the IRS, various state regulatory agencies and various Customers subsequently filed summary judgment motions and briefs in support of or opposition to the recoupment and set- off requests. The last brief was filed on August 24, 1994. To date, the Bankruptcy Court has not set a hearing to consider oral argument or issued a ruling on the Customers' requests.

          These disputes over the payment of Customer refunds have resulted in proceedings before FERC as well as the Bankruptcy Court, whereby Customers have sought protection of their recoupment and Setoff rights, if any, notwithstanding an alleged obligation to execute new or revised contracts reflecting TCO's restructured service obligations under Order No. 636. To date, many Customers have yet to execute such contracts, and all parties have preserved their rights with respect to the legal significance in the Bankruptcy context of the execution of the new agreements. The Customer Settlement Proposal promises to bring an end to this ongoing litigation over Customer contracts and allow full implementation of TCO's Order No. 636 restructuring.

                5.  THE BG&E CASE

          Under FERC Order No. 500, issued in August, 1987, FERC established a policy allowing pipelines to bill directly a portion of their take-or-pay and contract reformation costs (herein referred to as "Order No. 500 Costs") to their customers, provided that the pipeline was willing to absorb an equal share of such costs. All of TCO's pipeline suppliers received FERC acceptance for direct billing recovery of Order No. 500 costs, resulting in an allocation to TCO of approximately $350 million in principal dollars. TCO and other parties challenged the legality of the allocation methodology, and in December, 1989, in a case styled AGD v. FERC, 893 F.2d 349 (D.C. Cir. 1989), cert. denied, 498 U.S. 907 (1990), the reviewing court held that the allocation applied by FERC violated the filed rate doctrine and the prohibition against retroactive ratemaking under the NGA.

          In November 1990, FERC issued its Order No. 528, which required pipelines to file revised direct billing recovery mechanisms for Order No. 500 Costs to comply with the mandate of the Court in AGD v. FERC. TCO's Order No. 500 cost allocation has been reduced to a principal amount in excess of $122 million.

          TCO's Customers and consumer groups challenged TCO's recovery of any Order Nos. 500 and 528 direct charges billed to TCO by its pipeline suppliers. They argued that TCO was barred from recovering such charges under its 1985 PGA Settlement, and that TCO should not recover such charges because they resulted from imprudent past purchasing practices. FERC had issued a series of orders holding that (i) TCO was not precluded from recovering such charges under the 1985 PGA Settlement; and (ii) that the Settlement barred challenges to TCO's purchasing practices prior to April 1, 1987.

          TCO's Customers filed petitions for review of such orders in a case styled Baltimore Gas & Electric Co. v. FERC, D.C. Cir. No. 88-1779 (the "BG&E Appeal"). On June 24, 1994, the D.C. Circuit Court of Appeals ruled on the
BG&E Appeal. It held that TCO is not entitled to recover from its Customers Order No. 500/528 fixed charges paid by TCO to its upstream pipeline suppliers if and to the extent such charges are "applicable to" gas purchases made by TCO prior to April 1, 1987. Baltimore Gas & Electric Company v. FERC, 26 F.3d 1129 (D.C. Cir. 1994)(the "BG&E Decision"). The total principal amount of Order No. 500/528 costs paid by TCO to the upstream pipelines and recovered from its Customers exceeded $122 million. Including interest, the amount at issue as of July 31, 1991 exceeds $162 million, and as of December 31, 1994 exceeds $237 million. The matter was remanded to the FERC for a determination as to the amount of refunds owed by TCO to its Customers.

          On December 1, 1994, FERC issued an order on remand directing TCO to make a factual submission regarding which fixed charges imposed by the upstream pipelines were "applicable to" gas purchases made on or after April 1, 1987. Extensions of time for such filing have been granted, so that TCO's evidentiary submission is now due on May 15, 1995. On January

26, 1995, the Commission denied requests for rehearing of the December 1, 1994 order, but clarified that it had not pre-judged any substantive issue, and that TCO and the other parties were free to make any factual showing or take any position they desired regarding the recoverability of the relevant costs. The Customer Settlement Proposal resolves the BG&E remand refund issue as between TCO, Accepting Class 3.2 Claimants, and all Supporting Parties as defined therein.

                6.  ORDER NO. 94 ISSUES

          In 1985, FERC accepted direct billing filings by certain pipeline suppliers of TCO to recover certain retroactive charges paid to producers by those pipelines for production and production-related costs under section 110 of the NGPA, pursuant to FERC Order No. 94. These costs were in turn allocated to each pipeline customer based upon its purchases from the pipeline during the period 1980-83, when the pipelines purchased the subject gas from producers.9 (These costs will hereinafter be referred to as "Order No. 94 costs"). TCO (as lead petitioner) and other parties challenged the legality of the past purchase allocation methodology under these direct billing orders. In decisions issued in October 1987 and February 1990, in cases styled Columbia Gas Transmission Corp. v. FERC, the Court of Appeals for the D.C. Circuit held that the past period allocation mechanism approved by FERC violated the filed rate


- --------------------

9 In 1988, the FERC approved a similar direct billing filing by Panhandle to recover retroactive production-related costs under FERC Order No. 473.

doctrine and the prohibition against retroactive ratemaking under the NGA. The United States Supreme Court denied petitions for writ of certiorari of the latter decision in October, 1990.

          TCO entered into settlements with Panhandle, Texas Eastern, Trunkline Gas Company and Texas Gas as to the appropriate allocation of Order No. 94 costs to TCO. These settlements resulted in net refunds being owed to TCO by the upstream pipelines, and were further conditioned on full recovery by TCO from its Customers of the revised amounts paid or to be paid to these upstream pipelines. These settlements were approved by FERC in early 1993 and thereafter by the Bankruptcy Court, and the remaining Order No. 94 settlement with Transco was presented to FERC. Panhandle and TCO elected to accelerate the effectiveness of their settlement, and Panhandle made a net refund of $5.9 million to TCO in April 1993. However, many of TCO's Customers filed requests for rehearings of these orders at FERC, arguing that TCO should not be permitted to recover any of these amounts from them.

          On January 13, 1994, FERC issued rehearing orders in these cases reversing its original approval of the settlements. The FERC determined that TCO's 1985 PGA Settlement precluded it from recovering from its Customers the Order No. 94 amounts payable to the pipelines under the settlements, the effect of which was to unwind the settlements. However, the FERC also found that, absent TCO's consent, the pipelines may not lawfully recover any of the subject Order No. 94 costs from TCO. The Commission thus ordered the pipelines to refund the amounts previously billed to

TCO (approximately $32 million) but waived the normal requirement that such refunds include interest through the date of FERC's ruling, which amounted to approximately $29 million as of December 31, 1993.

          On October 18, 1994, FERC denied requests for rehearing in the Panhandle, Trunkline, Texas Eastern and Texas Gas Order No. 94 proceedings, but clarified that these pipelines must pay interest at FERC prescribed rates on these refunds for the period commencing February 11, 1994. On February 13, 1995, the Commission issued a similar order in Transco's Order No. 94 proceeding, finding that Transco must pay all principal Order No. 94 refunds to TCO, but is not required to pay interest on such refunds.

          Columbia, Panhandle, Texas Eastern and Texas Gas have filed petitions for review of the Commission's January 13 and October 18, 1994 orders. Columbia has entered into arrangements with Panhandle, Texas Eastern and Texas Gas, approved by FERC, to defer payment of any further refunds pending judicial review, provided that the pipelines will be obligated to pay interest at FERC prescribed rates on the refunds during the period pending judicial review and that any party has the right to request FERC to accelerate the payment of refunds. On May 1, 1995, the Commission issued an order on rehearing of the February 13 order in the Transco proceeding similarly holding that Columbia was entitled to interest from Transco from the date the Commission determined the refund would be due.

          TCO believes that it has substantial, well-founded claims against the upstream pipelines for Order No. 94 refunds, while certain of those pipelines have asserted Claims against TCO for rebilling of the charges (including the $5.9 million refund made by Panhandle to TCO). TCO intends to oppose the assertion of these Claims, believes there is no liability to TCO in connection therewith, and reserves the right to seek estimation of such Claims if alternative methods of liquidation would result in delay. The Customer Settlement Proposal does not resolve or waive contingent claims which TCO might assert for recoveries from its Customers in the event the upstream pipelines are determined to have the legal ability to impose rebillings on TCO. TCO reserves the right to settle such claims with its Customers, subject only to FERC approval, if necessary.

                7.  TCO RATE CASES

          On April 30, 1990, TCO and Gulf made joint general rate increase filings with the FERC pursuant to section 4(e) of the NGA (Docket Nos. RP90-108-000 and RP-90-107-000) (the "1990 Rate Case"). On May 31, 1990, the
FERC accepted and suspended the proposed rates and tariff sheets for the full statutory five-month suspension period, so that they became effective and TCO began collecting the rates set forth therein as of November 1, 1990, conditioned on TCO's collection of its newly filed rates subject to refund. On May 31, 1991, TCO and Gulf filed new general rate proceedings (Docket Nos. RP91-161-000 and RP91-160-000, respectively) (the "1991 Rate Case") and those rates become effective, subject to refund, on December 1, 1991. Thus, the

1990 Rate Case covers 13 months of rates, 8 of which occurred pre-petition and 5 of which occurred post-petition.

                    a.  THE 1990 RATE CASE SETTLEMENT

          After conducting extensive pre-trial discovery and convening numerous settlement conferences, TCO, Gulf and most of the other parties to the 1990 Rate Case entered into a settlement which was filed with the FERC on April 16, 1992. On October 15, 1992, the FERC issued its Order on Contested Partial Settlement (the "FERC Rate Case Order"), pursuant to which the FERC approved the settlement as fair and reasonable and in the public interest. The FERC rejected all requests for modifications to the settlement. No requests for rehearing of the FERC Rate Case Order were filed.

          The settlement provides that, subject to the Bankruptcy Court's approval, TCO is to make refunds to its Customers of overcharges collected during the period of the 1990 Rate Case. The refund amounts represent the difference between filed collection rates and settlement rates. The settlement amount is approximately $58.5 million plus FERC-prescribed interest to the date of payment. The Rate Case Refunds, together with interest thereon at the FERC approved rates, were to be made within forty-five days of the later of (1) the date the FERC Rate Case Order approving the Settlement became final or (2) the date an order of the Bankruptcy Court approving the Settlement became final. However, if such final approvals were not obtained, the settlement would be invalidated absent unanimous approval of the parties thereto.

          Although TCO has consistently taken the position that Bankruptcy Court approval is not required for the settlement of matters pending before the FERC, in May, 1993, TCO filed a motion with the Bankruptcy Court for approval of the settlement of the 1990 Rate Case due to the importance of the settlement to TCO's business and since the Rate Case Refunds related to pre-petition as well as post-petition time periods. The Creditors' Committee, while generally recognizing the benefit of the settlement to TCO, opposed that portion of the settlement which provided for the payment of refunds for the pre-petition period.

          On August 9, 1994, the Bankruptcy Court denied the motion for approval on the grounds that it could not, absent a confirmed plan of reorganization or a compelling business necessity, approve a settlement which provided for the immediate payment of pre-petition Claims. An appeal of that order filed by the Joint State Agencies is currently pending in the U.S. District Court for the District of Delaware in Civil Action No. 94-497-JJF.

          The attached Customer Settlement Proposal, which provides for payment of 80% of the amount due under the 1990 Rate Case Settlement for pre-petition periods and 100% of the amount due for post-petition periods with interest as provided in the 1990 Rate Case Settlement substantially preserves the effectiveness of the negotiated settlement of the 1990 Rate Case. The amount payable to Gulf with respect to the 1990 Rate Case is 100% of the amount due for both the pre- and post-petition periods with interest.

                    b.  THE 1991 RATE CASE SETTLEMENT

          The Bankruptcy Court has approved a settlement of TCO's 1991 Rate Case, as has FERC. All of the rates and charges collected subject to refund pursuant to the 1991 Rate Case filings relate to post-petition periods and all of the refunds contemplated by the settlement have been made.

                8.  FERC FORUM LITIGATION GENERALLY

          The services TCO provides and the rates it charges for those services are subject to extensive oversight and regulation by the FERC. As a result, in the normal course of its business, TCO is involved in numerous ongoing regulatory proceedings before the FERC, as well as appellate proceedings related to FERC orders. These regulatory proceedings involve TCO's own rate and certificate cases, i.e., proceedings initiated by applications filed and prosecuted by TCO, as well as proceedings of other pipeline companies from which TCO receives services, and rulemaking and other miscellaneous proceedings initiated by the FERC. Since the Petition Date, TCO has continued to file and prosecute its own applications before FERC, to participate in other proceedings in which it has an interest, and to settle such matters on notice to its Creditors' Committee, without the need for Bankruptcy Court involvement in most instances. While the Customer Settlement Proposal resolves many outstanding regulatory proceedings involving TCO's right to recover costs from, and its obligation to make refunds to, its customers, it does not address and resolve certain other ongoing regulatory proceedings involving TCO's collection of rates subject to refund in the ordinary course of its business. TCO does not expect the outcome of any such ongoing proceedings to adversely affect its ability to operate as a financially viable company post reorganization.

          To the extent the Creditors' Committee has intervened or appeared in any FERC proceeding involving or affecting TCO, or has filed appeals in connection therewith, upon the Effective Date the Creditors' Committee shall be deemed to have withdrawn and dismissed all such interventions, appearances and/or appeals.

          C. CUSTOMER SETTLEMENT PROPOSAL; TREATMENT OF REGULATORY AND OTHER CUSTOMER AND PIPELINE CLAIMS UNDER THE PLAN

          Annexed to the Plan as Exhibit "E" is a Stipulation and Agreement which was approved by an order of the FERC on June 15, 1995 (the "Customer Settlement Proposal") which sets forth the terms of a comprehensive settlement of disputes between TCO, its Customers, and various state regulatory and consumer agencies. These disputes have been and are the subject of prolonged, contentious, burdensome and costly litigation before the Bankruptcy Court, the FERC and appellate courts for both of those forums.

          Numerous settlement meetings have been held over an extended period of time with TCO's Customers' Committee, its affiliated and unaffiliated firm transportation and storage Customers, and many state regulatory and consumer agencies. Extensive documentation relating to the issues has been provided by TCO to the Customers. The Customer Settlement Proposal represents a delicate balancing of multiple and diverse interests that will collapse if its provisions are modified or conditioned. Any of the parties to the Settlement may disagree with the resolution of any particular issue or proceeding underlying the Settlement. However, the give and take of settlement negotiations among knowledgeable parties has resulted in an overall settlement that is acceptable to all. Further, TCO and the parties to the Settlement believe that it is in the public interest, by resolving disputes over regulated rates and costs charged to consumers of natural gas and permitting refunds to flow, by resolving in a fair and equitable manner a multitude of proceedings before the FERC, the Bankruptcy Court and appellate courts involving hundreds of millions of dollars that would otherwise take years to reach a litigated resolution, and by facilitating, through the recovery of costs, TCO's emergence from Chapter 11 as a financially sound, ongoing concern.

          If approved by the Bankruptcy Court at the hearing on Confirmation of the Plan, the Customer Settlement Proposal will resolve, inter alia, as to Accepting Class 3.2 Claimants (and all other Supporting Parties as defined in the Customer Settlement Proposal) the amount of substantially all pre-petition regulatory Refund Claims asserted by Customers against TCO, and the amount of substantially all Order No. 636 transition cost and other cost recoveries which have been sought by TCO from its Customers. The liquidation of regulatory Refund Claim amounts, and of the transition cost recoveries, brings to conclusion significant controversies affecting both the value of the TCO Estate and the level of recoveries available from that Estate to non-Customer Creditors.

          The willingness of what TCO believes will be a substantial percentage in number and amount of its Customers to accept the Customer Settlement Proposal greatly enhances the viability and will expedite the timing of TCO's reorganization efforts.

          The Customer Regulatory Claims (including all of the Claims held by the GRI) are classified together in Class 3.2 of the Plan. Class 3.2 is impaired, thereby requiring that the Class 3.2 claimants vote on the Plan. Treatment of the Class 3.2 Claims reflects proposed settlements embodied in the Customer Settlement Proposal.

          Assuming the requisite number and amount of Customers holding Claims in Class 3.2 vote to accept the Plan, those Customers who vote to accept the Plan or execute a Waiver Agreement consenting to the settlement embodied in the Plan described below (the "Accepting Customers") will receive by cash payments or credits to rate mechanisms for (i) the remaining amounts owed by TCO to such Customers in accordance with the Trust Fund Decision, with interest on trust fund monies in accordance with the FERC Interest Order (Customers will receive interest on refunds received by TCO pre-petition over the $3.3 million lowest intermediate balance at the FERC prescribed interest rate through the Petition Date, and no interest thereafter); (ii) an amount equal to 80% of the pre-petition portion and 100% of the post-petition portion of each Accepting Customer's allocable share of the refunds under the 1990 Rate

Case Settlement with interest as provided in the 1990 Rate Case Settlement;
(iii) an amount equal to each Accepting Customers' allocable share of $52.5 million on account of BG&E Refund Claims; and (iv) 80% of all other Refund Claims.

          TCO recognizes that the Customers' Committee has provided substantial and valuable services and contributions to the formulation and structure of TCO's Plan. TCO's Estate has never paid any compensation or expenses to the Customers' Committee members. Likewise TCO has never paid any compensation or expenses to the Customers' Committee professionals as no retention order was entered by the Bankruptcy Court. However, in recognition of the Customers' Committee's expenditures, including the numerous expenses incurred by its members over a period of approximately four years, and in order to resolve amicably a potential controversy with respect to the Customers' Committee's entitlement to some form of reimbursement for such expenditures (the total of which is as of this date in excess of $3 million), TCO has agreed to pay the Customer's Committee a lump sum payment of $1.3 million which will be paid solely to the current members of the Customers' Committee and not to its professionals, which payment will be shared pro rata among the Customers' Committee members. Such payment to the Customers' Committee shall be made solely from post-reorganization income of Reorganized TCO and shall be paid within forty-five (45) days after the Effective Date.

          In a related matter, TCO has agreed with UGI Utilities, Inc. ("UGI"), a firm service Customer which has participated in the settlement discussions with TCO but has a separate restructuring appeal pending relating, inter alia, to TCO's rates following implementation of Order No. 636, to settle UGI's appeals and other ongoing operational issues. Such settlement includes TCO's agreement to pay UGI, a former member of the Customers' Committee, $225,000 representing one-half of its expenses incurred while serving in that capacity, to be paid exclusively out of TCO's post-reorganization income, within forty-five (45) days after the Effective Date. TCO believes this settlement is favorable to the Estate since it resolves an appeal which, if decided adversely to TCO, could have economic ramifications well in excess of the amounts to be reimbursed to UGI.

          TCO will be authorized to collect from its Customers (i) up to $58.7 million of gas purchase costs in its Account No. 191 balance as of the date it implemented Order No. 636 on its system; (ii) the lesser of (A) $82.5 million,
(B) the costs actually paid, or (C) 80% of the aggregate Allowed Producer Claims for the cost of gas sold to TCO prior to its filing for bankruptcy which have not been paid due to the Bankruptcy proceedings, (iii) all but $11.5 million of upstream pipeline "Account No. 858" costs associated with transportation contracts no longer needed by TCO under Order No. 636, including exit fee payments to upstream pipelines;10 (iv) upstream pipeline transition costs charged to TCO; (v) $7 million of gas supply related costs under its GIC for which TCO could have sought recovery as Order No. 636 transition costs after November 1, 1993 (and to retain without further refund liability amounts previously collected under the GIC); and (vi) $10 million for GSR costs, including the recovery of costs for contracts rejected in bankruptcy on and after November 1, 1991. The foregoing provisions summarize the refunds that TCO will provide to Accepting Class 3.2 Claimants and the recovery by TCO and its Estate of collections from those Claimants. The Customer Settlement Proposal constitutes a complete and final resolution of almost all major categories of refunds and recoveries that are currently the subject of litigation between TCO and its Customers.

          In addition, each Accepting Customer, in order to receive the treatment provided under the Plan, will be required to execute a waiver agreement, effective upon the Effective Date of the Plan, agreeing (i) to the full settlement, satisfaction, discharge and termination of all of its Refund Claims and Refund Disputes, (ii) not to challenge the treatment of Customer contracts under the Plan, (iii) to the withdrawal, with prejudice, of the Customers' Committee's complaint and intervention in the Intercompany Claims Litigation and a waiver


- -------------------

10 TCO's total "stranded" upstream pipeline costs since it implemented Order No. 636 are estimated to be $165 million.

of any further right, claims or interest in the Intercompany Claims, (iv) to the withdrawal, with prejudice, of the Joint State Agencies' appeal of the Bankruptcy Court's denial of approval of the 1990 Rate Case Settlement and (v) not to oppose the recovery by Reorganized TCO from Customers of the amounts as provided for in the Customer Settlement Proposal.

          Each Customer that votes to reject the Plan (the "Dissenting Customers") will be entitled to pursue any and all of its rights with regard to refunds arising pre- or post-petition and to pursue its recoupment and/or set-off assertions. It will be paid under the Plan in accordance with any final order of a court of appropriate jurisdiction which establishes any priority recognized or allowable under the Bankruptcy Code for such Claims, or will be treated as general unsecured claimants for the balance of their Allowed Claims. Dissenting Customers will receive their distributions in accordance with the Trust Fund Decision.

          As to Dissenting Customers, TCO will preserve all of its rights and claims to recover 100% of the Customer's allocable costs, including Account No. 191 Costs, Account No. 858 Costs, exit fee payments, Order No. 636 transition costs, GIC costs and Gas Supply Realignment (or Order No. 528) costs.

          Columbia has agreed, pursuant to a letter agreement with certain Customers and state agencies (the "Parties") to guarantee the financial integrity of the Customer Settlement Proposal. Specifically, Columbia has agreed (i) that the Settlement will not be "retraded" with the Parties so as to reduce the financial benefits of the Settlement to the Parties, (ii) that the financial benefits of the Settlement to the Parties will not be adversely affected by virtue of any subsequent settlement reached with other parties in either TCO's or Columbia's bankruptcy proceedings, and (iii) that Columbia and TCO will include the Settlement and Columbia's guarantee in their respective Plans. However, the foregoing guarantee does not apply to any modifications imposed on the Settlement or on a Plan incorporating the Settlement by the action of any judicial or regulatory authority.

          The agreements underlying the Customer Settlement Proposal terminate if (i) Plans of Reorganization for TCO and Columbia incorporating, respectively, the Customer Settlement Proposal and the Columbia Customer Guaranty are not confirmed and a Final FERC Order approving the Customer Settlement Proposal is not received by June 28, 1996; or (ii) the Parties as a class of Claims do not support the Plans of Reorganization filed by TCO and Columbia incorporating the Settlement and the Columbia Customer Guaranty. The Customer Settlement Proposal does not require entry of no-longer-appealable FERC or Bankruptcy Court orders to become effective. However, the supporting Customers have provided for the preservation of recoupment and certain other litigation in the Bankruptcy Case until the Dismissal Date, when the FERC and Bankruptcy Court Orders become truly final and no longer subject to appeal. TCO, in turn, has preserved its ability to defend such litigations, and to pursue certain transition cost recovery claims in the event the

Dismissal Date fails to occur, and a supporting Customer reactivates its preserved claims.

          The Customer Settlement Proposal contemplates the dismissal with prejudice on the Effective Date of the Customers' Committee's complaint, and intervention in the Intercompany Claims Litigation, provided that the Customer's Committee has preserved its right to pursue a Motion to Unseal Judicial Records filed in the Intercompany Claims Litigation, which seeks access to privileged documents filed under seal by Columbia, and which is presently sub judice. Columbia will continue to oppose that Motion. Within 30 days after the Effective Date, TCO shall permanently withdraw, dismiss or never pursue any issues with respect to the collection of Gas Supply Realignment Costs from Supporting Parties to the Customer Settlement Proposal.

          D. ORDER NO. 636 IMPLEMENTATION AND POST-CONFIRMATION OPERATIONS GENERALLY

          TCO will continue operations in all of its market areas after Confirmation of its Plan. Since the commencement of its Reorganization Case, and the rejection of thousands of above-market gas purchase contracts, TCO believes it has resumed a competitive posture in its industry.

          TCO has successfully restructured its operations as mandated by Order No. 636, and is confident that its restructured operations, while not free from some degree of uncertainty and risk, form the basis for a sound and stable business plan which is operationally workable and will allow it to maintain its Customer base in the increasingly competitive natural gas marketplace.

          For example, TCO is in the preliminary stages of undertaking a substantial expansion of its pipeline system in order to meet the increased natural gas needs of customers in its market area. This expansion project will include, subject to any necessary Bankruptcy Court or FERC approvals, the execution of new Customer contracts and/or the amendment of existing contracts, the undertaking of construction obligations, and increased capital investment commitments. The expansion is intended to serve the demands of TCO's existing and potential markets for interstate natural gas transportation and storage services. The expansion will preserve and enhance TCO's share of the increasingly competitive markets for services which are the core of TCO's business and will counter TCO's competitors' proposals to expand their own pipeline systems into TCO's market area. The proposed expansion project will not result in any adverse impact on TCO's ability to continue to meet its current firm obligations to its existing Customers.

          TCO conducted a so-called "open season" from February 15, 1995 through March 16, 1995, which surveyed TCO's general market area for interest in the transportation and storage capacity that would be made available beginning in 1997 through 1999 should TCO undertake construction of expansion facilities. The initial non-binding response has clearly indicated a significant demand for the additional capacity which could be made available by such an expansion project. TCO has allocated capacity to certain parties which submitted open season nominations and TCO and the affected parties have signed binding precedent Agreements, subject to necessary Bankruptcy Court and FERC approvals. The estimated capital costs associated with such capacity additions are approximately $350 million over the period 1997-1999. Further, TCO is exploring the possibility of serving additional open season nominations. An application for a FERC certificate of public convenience and necessity which would authorize the construction of expansion facilities will be filed with the FERC later this year. Further information regarding this proposal will be presented to the Bankruptcy Court in the near future.

         Due to continued working capital funding and the proposed restructuring of TCO's capital structure pursuant to the Columbia Omnibus Settlement to achieve a financially sound mix of debt and equity, TCO expects to be able to emerge from Chapter 11 fully capable of continuing to operate its business, serve its Customers and generally remain a viable enterprise in an increasingly competitive energy marketplace. TCO believes that the viability of its Plan is significantly facilitated by the comprehensive resolution of Customer Claims against TCO, and of TCO's claims for most, if not all, transition cost recoveries assertable pursuant to Order No. 636. If the Plan is accepted by Customers and Creditors, TCO believes that significant value will be "contributed" to TCO's Estate as a result of recoveries from Customers, and burdensome and costly disputes over Claims will be resolved in a manner that TCO believes is fair both to TCO's Customers and consumers of natural gas, and to the interests of other Creditors of TCO.

V.       SUMMARY OF CLAIMS AND OTHER SIGNIFICANT ISSUES IN THE CHAPTER 11 CASE

         A.      PRODUCER CLAIMS

         Approximately 2,500 timely non-duplicative Claims have been filed against TCO by Producers in connection with contracts pursuant to which TCO purchased natural gas as part of its merchant function (described and discussed in greater detail in Section I). Many of these Claims are for damages assertedly suffered by Producers as a result of TCO's rejection of several thousand of these gas purchase contracts. Approximately 4,100 contracts were rejected pursuant to a motion filed contemporaneously with the Petition in Bankruptcy and orders dated July 31, 1991 and August 22, 1991. An additional 400 contracts were rejected by TCO in early 1992.

         In total, TCO served notice of these rejections and of applicable Claims Bar Dates on more than 100,000 potential Claimants under such contracts based upon an extensive search of its files to identify such potential Claimants.(1) In addition, notice of these Bar Dates was provided by publication in a variety of regional and national newspapers.


- --------------------
         (1) Notice of TCO's initial rejection in August 1991 and of the March 18, 1992 Bar Date was provided to primary parties to these contracts. Similarly, primary parties to the second group of contracts to be rejected were notified of an April 17, 1992 Bar Date for Claims related to TCO's rejection of those contracts. Finally, after a thorough search of its files to identify potential Claimants under all of its contracts, notice of an additional Bar Date of July 31, 1992 was provided.

         Also, by order dated February 10, 1994, the Bankruptcy Court approved TCO's motion dated December 29, 1993 (i) authorizing TCO's rejection of approximately 140 additional executory gas purchase contracts, (ii) declaring that approximately 7,800 gas purchase contracts had been terminated pre-petition and were not executory and (iii) setting a Bar Date of April 1, 1994 for the filing of all Claims arising under the rejected and terminated contracts. Pursuant to the April 1, 1994 Bar Date, approximately 120 Claims were filed totalling approximately $121,000,000.

         In addition to Contract Rejection Claims, Producers and others have filed additional Non-rejection Claims against TCO related to issues such as take-or-pay obligations, underpayment for gas taken by TCO, NGPA Section 110 production-related cost reimbursements, tax reimbursements and other issues all related to or arising from TCO's gas purchase contracts. These Non-rejection Claims are discussed more fully, infra.

         B.      ESTIMATION OF PRODUCER CLAIMS

                 1.       THE ESTABLISHMENT OF CLAIMS ESTIMATION PROCEDURES

         In addition to significantly overstating the value of their Claims,2 the Producers' Claims as Filed were premised upon a variety of different theories as to the appropriate measure of


- --------------------

2 Based upon TCO's review of the related proofs of Claim, the Claim as filed by Producers arising from contracts with TCO totalled over $14 billion. Many Producer Claims were filed with unliquidated amounts or with amounts set out in supporting documentation attached to the proofs of Claim. TCO's estimate of the Claim as filed is based upon its review of the proofs of Claim and supporting documentation.

damages and upon inconsistent or conflicting assumptions as to common facts or generally applicable legal principles. This was particularly true of Contract Rejection Claims. For instance, the treatment of mitigation of damages, discounting to present value, treatment of contract modification, future exploration and drilling varied greatly among Producers and in some cases were ignored altogether. Some Claimants simply failed to explain or support their Claims in any meaningful way, so that the methods, facts and assumptions used in calculating their Claims are indiscernible from their filings.3

         In order to provide for the quantification of the Contract Rejection Claims and disputed Non-rejection Producer Claims on a fair, consistent, efficient and relatively timely basis, TCO


- --------------------

3 On or about November 30, 1993, TCO mailed, on behalf of the Claims Mediator, a questionnaire to holders of Producer Claims subject to the Claims Estimation process more fully described below, seeking clarification of the nature of Claims which were ambiguous or incomplete as filed. The focus of the questionnaire was to elicit information regarding the nature and rationale of Producer's Non-rejection Claims. A notice circulated with that questionnaire provided that Claimants who did not respond to the questionnaire and define the nature of Claims asserted in their proofs of Claim, would have their Claims (i) treated as Contract Rejection Claims only or (ii) expunged as being without basis. TCO subsequently filed a motion, after review of all questionnaires submitted, seeking (i) to limit the scope of those proofs of Claim believed by TCO to consist only of Contract Rejection Claims, and (ii) to expunge Claims where no adequate justification of any basis for liability had been demonstrated. By orders dated November 2, 1994 and November 16, 1994, the Bankruptcy Court granted substantially all of the relief requested, declaring most of the Claims to be only Contract Rejection Claims and expunging proofs of Claim which failed to set forth any basis for a Claim and as to which TCO could identify no liability on its books and records.

filed a motion on March 27, 1992, asking the Bankruptcy Court to estimate Producer Claims for allowance pursuant to section 502(c) of the Bankruptcy Code. TCO asserted that, absent estimation, the liquidation of Producer Claims would unduly delay the administration of its reorganization and would impose an extraordinary burden on the resources of TCO and the Bankruptcy Court.

         As a result of extensive negotiations among TCO, the Creditors' Committee and representatives of Producer-Claimants over the appropriate parameters of the Claims Estimation Procedures, the Bankruptcy Court entered an order on August 27, 1992 (the "August 27 Order") conditionally approving comprehensive procedures for the estimation of Producer Claims, and the appointment of Charles P. Normandin of the law firm of Ropes & Gray located in Boston, Massachusetts, to serve as the claims mediator (the "Claims Mediator") for the estimation process. On October 9, 1992, the Bankruptcy Court entered its order (the "October 9 Order") confirming the estimation procedures and appointment of Mr. Normandin as Claims Mediator (the August 27 Order and the October 9 Order are collectively referred to herein as the "Estimation Order").

         The Estimation Order contemplates the quantification of Producer Claims generally through a two-stage process. The first stage consists of the identification of generic issues (i.e., factual or legal issues common to all or significant subsets of the Claims of a particular type); determinations by the Claims Mediator regarding the appropriate resolutions of those generic issues; and a recalculation of filed Claims based on these generic determinations (the "Generic Recalculation") for those Producer Claims as to which generic issues have been identified.

         The second stage of proceedings contemplated by the Estimation Order would permit interested parties to attempt to demonstrate that any amount established in the Generic Recalculation for a particular Claim should be revised upward or downward for purposes of final allowance under a plan of reorganization, based on individual factual or legal distinctions as to the particular gas contract or Producer warranting an adjustment for that Claim of the recalculated results based upon the generic determinations. Following the contract-specific determinations, the Claims Mediator is to issue a final recommendation as to the appropriate amounts for allowance of Producer Claims.

         The procedures expressly invite settlement negotiations and the liquidation of Claims based on resulting agreements, subject to a review by the Claims Mediator and the approval of the Bankruptcy Court.

         The Estimation Order provides for a ninety day period following the Generic Recalculation before TCO could request temporary allowance for voting purposes of Claims based on that recalculation, but it also expressly preserves TCO's right to propose temporary allowance of Claims at any time on any other basis under Bankruptcy Rule 3018(a) in order to establish voting rights with respect to its Plan.

          All recommended determinations of the Claims Mediator are to be submitted to the Bankruptcy Court for approval, following which the Bankruptcy Court may issue generic and contract-specific determinations and establish the allowed amounts of each of the Producer Claims based upon the record generated through the estimation procedures and the recommendations of the Claims Mediator.

                 2.       STATUS OF CLAIMS ESTIMATION PROCEDURES

                          a.      GENERAL PROCEEDINGS

         On November 13, 1992, Mr. Normandin issued a set of Rules of Procedure for Estimation of Producer Claims to govern the Claims Estimation Procedures and set dates for the initial phases of the Claims Estimation Procedures. He also retained, with court approval, John H. Norris of the law firm of Dickinson, Wright, Mann, Van Dusen & Freeman, located in Detroit, Michigan, as natural gas law counsel to the Claims Mediator, and Ronald Harrell of Ryder Scott Company and John G. Redic of John G. Redic, Inc., petroleum engineers, as technical expert advisers.

         Mr. Norris made presentations to Mr. Normandin as Claims Mediator on the background and current status of natural gas law in December 1992 and February, 1993. During that period, the parties voluntarily exchanged listings of possible generic issues that might be decided by the Claims Mediator.

                          b.      PROCEEDINGS RELATING TO CONTRACT REJECTION
                                  CLAIMS

         From February 1993 through January 1995, a series of hearings was held during which generic issues related to Contract Rejection Claims were addressed. TCO, with the support of the Customers' Committee, advanced an approach to the quantification of the Contract Rejection Claims based upon market evidence of the economic value that the Producers had lost as a result of the rejection of their long-term gas purchase and sale contracts (the "Market Value of Reserves Proposal"). TCO proposed examining evidence of (i) transactions for the purchase and sale of reserves dedicated under similar contracts; and (ii) negotiated buyouts by pipelines of these types of contracts.

         The first type of data would permit a comparison of the average actual market values of reserves-in-place subject to such contracts with the average actual market values of uncommitted reserves, as established by transactions involving the purchase or sale of reserves occurring within an appropriate time-frame. The difference in market price between committed and uncommitted reserves would reflect the value that the marketplace was attributing to these types of long-term contracts. Similarly, the amounts paid between willing parties for the elimination (by renegotiation to market-price levels or termination) of long-term contractual obligations at prices in excess of market levels would evidence the economic value that the market was placing on these types of contracts pre-petition.

The implementation of this approach required discovery of information about actual transactions for the purchase or sale of reserves and of negotiated contract buyouts.

         The Producers strongly opposed TCO's Market Value of Reserves Proposal and the possibility of discovery from them of the necessary information. In the course of various conferences on issues relating to the recalculation of Contract Rejection Claims, Mr. Normandin announced that TCO's Market Value of Reserves Proposal merited further consideration and that discovery concerning reserve transactions should occur. After significant negotiations regarding the scope and handling of confidential data, that discovery was conducted and is in the process of being analyzed by TCO.

         The Creditors' Committee objected to the TCO Market Value Reserves Proposal on the ground that, among other things, it would systematically understate this category of Claims to the detriment of this group of Unsecured Creditors relative to other Unsecured Creditors. The Creditors' Committee endorsed the DCF approach in concept, but took no position on which, if any, of the conflicting proposals was more appropriate or as to how that determination should be made.

         All the Producer proposals incorporated some form of a discounted cash flow ("DCF") methodology for consideration by Mr. Normandin in estimating rejection Claims. Pursuant to procedures established by the Claims Mediator, the Producers submitted their proposals for the estimation of Contract

Rejection Claims on May 24, 1993. In addition to its Market Value of Reserves Proposal, TCO advanced its own DCF approach.

         All submissions by TCO and individual and/or groups of Producers suggested various simplifying assumptions to be incorporated in the DCF approach. However, there was little agreement on what simplifying assumptions should be used.

         In contrast to many of the Filed Claims, all of the proposals recognized the need to discount to present value the projected lost future revenue streams; the need to mitigate damages in light of the fact that the Producers retained ownership of the gas and had the right to sell it to others; the appropriateness of limiting speculative potential "fly-ups" of contract prices; and the correctness of ignoring highly speculative possible production from unproved reserves.

                                  (i)      HEARINGS ON THE DCF APPROACH ON
                                           PRICING AND DISCOUNT RATE

         The estimation hearings on the various DCF methodologies commenced on July 14, 1993, at the offices of Ropes & Gray in Boston, Massachusetts, and continued intermittently through July, August, September, October and November, 1993. The hearings addressed the Producer proposals in three segments: prices, discount rates and volumes. The first ten and one-half days of hearings were devoted to the presentation of argument and testimony on the appropriate contract prices and market or mitigation prices to be used in the calculation of lost revenue resulting from the rejection of the contracts.

         Various competing Producer pricing proposals were presented primarily by (i) a coalition of certain Southwest producers (e.g., Union Pacific Resources, Co. ("UPR")) and Appalachian producers (e.g., Ashland Exploration Inc.), and (ii) Exxon Company USA ("Exxon"). The Southwest/Appalachian group proposed using projected contract prices and actual spot market prices to calculate damages for the period between July 31, 1991 and the date of the Generic Recalculation (the "Gap Period"), taking the last contract price and a twelve month average spot market price to establish differentials that would then be projected for future periods over the life of the contracts. An integral part of this proposal was the assumption that gas dedicated under many contracts would have experienced a substantial increase in price on January 1, 1993, due to deregulation pricing provisions in the contracts ("Fly-Up") and that potential Fly-Up should be reflected in the calculation of damages.

         Exxon proposed using the actual difference between the July 31, 1991, contract price and the July 1991 spot market price, seasonally adjusted, for each Producer as the damage differential assumed for all periods, using the contract/mitigation price premium existing on the Petition Date as the per unit dollar amount of rejection damages. The Exxon approach ignores any post-petition fluctuations in the contract and/or market price levels.

         The Producer-participants and Customers' Committee then presented, for two and one-half days in August, 1993, evidence on the appropriate discount rate to be applied. Producer-proposed discount rates ranged from a risk-free investment rate of 8.5% per annum (reflecting the then current government ten-year bond yield), presented by the Southwest/Appalachian group, to a rate of 11.4% per annum based upon the average cost of capital for natural gas production companies similar to those with Contract Rejection Claims, presented by Exxon. The Customers' Committee presented evidence that appropriate discount rates for the types of projected cash flows at issue in these proceedings were between 15% and 19% per annum, based upon actual practice in the industry.

                              (ii)         PRODUCER PROPOSALS ON VOLUMES

         Over eleven days of hearings in September and October, 1993, the Producers presented their proposals for determining the relevant volumes of natural gas to be used in the estimation of damages for contract rejection.
The Producers generally agreed that the smaller Claimants should be given the option of adopting, without audit, the monthly volumes attributed to them in TCO's previously defined LOR Study of August 1991. See Section III.B.5, "TCO's 1991 Excess Supply Crisis" for a discussion of the origin of the LOR. Otherwise, the proposals differed significantly.

         Exxon proposed that each Producer-Claimant be allowed to determine and support for purposes of the proceeding its own total proved reserves (both developed and undeveloped) as defined by the Society of Petroleum Engineers ("S.P.E.") existing and dedicated to TCO as of July 31, 1991 (the "Proved Reserves"). With minor adjustments to that total to obtain saleable gas quantities, the Producer would then compute its monthly or annual deliverable volumes by applying an exponential decline curve that would permit the production of all such reserves during their expected life, if possible without exceeding in any future year the greater of the quantities actually produced in the last year before the Generic Recalculation or 80% of the quantities actually produced during the year prior to the Petition Date. The Producer-Claimant would then submit its calculations with supporting documentation to the Claims Mediator.

         The resulting monthly (or annual) deliverable quantities would be used in the Generic Recalculation of damages over the life of the relevant contracts. Under this proposal, Producers would compute damages based upon total deliverable quantities, so calculated, without regard to the differing contractual commitments of TCO under the rejected contracts to take only particular percentages of the total available.

         The Appalachian Producer group supported the Exxon proposal except that under its methodology, damages would be calculated on Proved Reserves existing as of the date of the Generic Recalculation, so as to give credit for post-petition activity by particular producers that increased their Proved Reserves and, thereby, increased their damage Claims.

         The Southwest Producer group proposed utilizing the quantities forecasted for each Producer by TCO, in the course of its normal business, as incorporated in the TCO volumes data base as of August 1991. Under this proposal, errors or omissions in the volume forecasts could be corrected at a Producer's initiative if the Producer could demonstrate that no engineering or geological judgment would be required to conclude that there was an error or omission and to correct for it (e.g., omissions or errors as to the Producer's working interest, dedicated acreage or producing wells).

         The South Lake Arthur Producers proposed through their written submission, without calling witnesses, that the Claims Mediator take the historical amounts being delivered under the contracts as of the Petition Date and apply generic decline curves (based upon producing regions and other characteristics) to those levels of deliverability to generate post-petition monthly volumes for purposes of the Generic Recalculation.

                        (iii)         TCO'S RESPONSE TO THE PRODUCERS' PROPOSALS

         In three days of hearings, commencing November 2, 1993, TCO outlined how the Producers' DCF methodology should be implemented if it were to be used instead of TCO's Market Value of Reserves Proposal. TCO asserted that a properly implemented DCF approach to Claims estimation would yield similar results to its proposed market value approach.

         TCO proposed a method of estimating the contract/ mitigation price differentials for each month under each rejected contract that combined features of the various Producers' proposals. TCO's goal was to identify a set of simplifying assumptions that could be easily employed but that would still capture the relative benefits of the Producers' various contracts. Thus, where available, the specified anticipated contract price premium over market would be utilized. Otherwise, for the period from the Petition Date to the Recalculation Date, the monthly differentials generally would be derived from (i) the contract prices being paid immediately prior to the Petition Date, (ii) any determinable and undisputed contract price changes that would have occurred thereafter and (iii) mitigation prices based on reported spot prices for the applicable regional delivery point adjusted for the quantifiable benefit from the accelerated cash flow that resulted from the rejection of particular contracts (i.e., from the ability to produce above the daily contract quantity ("DCQ") level specified in the rejected contract).(4)

         For the future period (post-recalculation until the end of relevant damages period), TCO proposed that the applicable monthly contract/mitigation price differentials be the differences between the last determinable and undisputed contract prices prior to the Recalculation Date (or the last contract price being paid prior to the Petition Date) and the average of the monthly mitigation prices for 12 months prior to the Recalculation Date.

         TCO presented two alternative volumes proposals. First, TCO proposed to use monthly deliverable volumes at the appropriate DCQ levels from the Petition Date as utilized in the


- --------------------
(4) Under TCO's proposal, the benefit to the Producers would be reflected by adjusting the mitigation price upward.

LOR study "LOR", infra, adjusted to reflect only proved producing reserves existing as of July 31, 1991.

         Alternatively, TCO proposed that if it were determined that non-producing proved reserves should be included in the Generic Recalculation of Claims, then proved reserve estimates contained in the Producers' existing SEC filings should be used rather than estimates prepared for purposes of the Estimation Proceedings.

         TCO proposed a post-tax discount rate of 16% per annum to reflect the average cost of equity project financing for natural gas Producers. Finally, TCO suggested that the resulting net present values be adjusted to reflect the additional uncertainty and speculativeness of the resulting cash flow projections so as to reflect the fair market value under established appraisal standards of the contract rights that were lost by the rejection of the contracts.

                              (iv)          PRODUCER REBUTTAL

         In November 1993, certain Producers and Producer-groups offered rebuttal testimony to TCO's presentation. Through expert testimony, these parties offered various critiques of TCO's proposals for the implementation of the Producers' DCF methodology. Generally, the Producers asserted that the pricing and discount rate proposals would result in lower Contract Rejection Claims than would the Producer-proposed approaches.

         The Southwest Producers group supported the principle of using the LOR to establish reserves for the purposes of the initial recalculation. All of the Producers represented at the

Claims Estimation hearings indicated that they objected to the exclusion of proved non-producing reserves from the damages calculation.

         The Producers uniformly objected to TCO's proposal to use pre-petition, contemporaneous SEC proved reserve data. However, the testimony during the surrebuttal presentation demonstrated that there were relatively few differences between the SPE and SEC proved reserve definitions. The Producers' primary criticism was that the use of pre-existing reserve reports denied Producers the opportunity of issuing reserve reports and estimates prepared for the Claims Estimation Procedures. They also criticized TCO's SEC volumes proposal because it would allow Producers who did not have pre-existing SEC reports to calculate their reserves for the specific purpose of the Claims Estimation Procedures while depriving other Producers of the same opportunity.

                          c.      CONSIDERATION OF NON-REJECTION PRODUCER CLAIMS

         The principal Non-rejection Producer Claims include (i) take-or-pay Claims ( i.e. assertions that TCO failed to pay for gas it did not take or make payment for under its gas purchase contracts) (ii) price deficiency Claims (i.e. assertions that TCO underpaid Producers for gas taken because of disputes over the applicable contract price, or errors in measurement of the quantity of gas taken which have been discovered and corrected), (iii) Claims that TCO took gas in the weeks or months immediately preceding the Petition Date but made no payment therefor, and (iv) miscellaneous other Claims related to the gas purchase contracts.

         Most of the Non-rejection Producer Claims are not subject to generic determinations and will, therefore, be addressed in the Claims-specific phase of the Estimation Proceedings.

                 3.       THE CLAIMS MEDIATOR'S INITIAL REPORT ON GENERIC ISSUES

         On October 13, 1994, Mr. Normandin issued his Initial Report and Recommendations of the Claims Mediator on Generic Issues For Natural Gas Contract Claims (the "Normandin Initial Report"), regarding the recommended determination of generic issues for, and the methodology for recalculating and quantifying, the Contract Rejection Claims based upon a discounted cash flow methodology. Mr. Normandin noted in his report that:

                 "While this recalculation will make it possible for the Bankruptcy Court and the parties to analyze the claims in some detail and on a comparable basis, the result of the recalculation will not be final. Not all legal issues relating to the claims are generic issues. There are claim-specific issues, resolution of which will depend on the facts as to an individual producer's claim, or the wording of a particular contract. Claims cannot be finally estimated and allowed until these claim-specific issues, too, are resolved." Normandin Initial Report, p. 3.

          The Normandin Initial Report establishes as to Contract Rejection Claims, a prefinanced discounted cash flow methodology, based on the applicability of enunciated generic principles relating to pricing, volumes, and discount rate, which producers are to use in recalculating those Claims, subject to extensive audits particularly in the area of existing and proved undeveloped volumes claimed by the Producers.(5)

         The generic principles applied to Contract Rejection Claims include a 20-year study period, with an applicable discount rate of 10%. The Report applies a single price differential to volumes expected to be produced over the study period, using the difference between (a) the contract price as of the Petition Date, and (b) the mitigation price for four producing regions as of the Petition Date, adjusted to eliminate the effect of seasonality by using average spot prices over a 12-month period ending with the Petition Date.

         Allowed volumes include all proved reserves as of December 31, 1991, including proved undeveloped reserves ("PUDs") if planned as of the Petition Date to be developed and producing prior to December 31, 1994. Audits of the Claim forms and of the underlying volumes data are required for most large Claimants, with a random selection of audits to be conducted for smaller Claimants. Mr. Normandin did acknowledge the usefulness of the LOR database and adopted those numbers as a secondary source for establishing and auditing reserves:

                 "My conclusion that the primary source of data should be the producer's records and files in no way implies a criticism of the LOR database. The testimony of the TCO witnesses who were responsible for assembling and maintaining the database was credible, and I am convinced that, on the whole, it was assembled and maintained in a careful and reasonably objective


- --------------------
(5) The ultimate utilization of the Claims Mediator's DCF approach is also subject to his findings as to the applicability of TCO's Market Value of Reserves approach to estimating contract rejection damages.

                 manner... While I don't think that the LOR database should be used as the primary source of information as to volumes, I do think that it is an appropriate secondary source." Normandin Initial Report at 121.

         As to Non-rejection Claims, the Normandin Initial Report finds TCO obligated to Producers for breach of its take-or-pay contracts, without any reduction for unexpired take-or-pay recoupment rights. TCO is not liable, however, for any take or pay claim for any contract year that had not expired prior to the Petition Date, nor may any take or pay claim include Claims for severance taxes or Section 110 Costs. The report also includes forms for the calculation of flowing gas and price and volume dispute Claims.

         Mr. Normandin acknowledges that the generic nature of the recalculation set out in his report will necessarily provide inaccurate damage values for individual Producers: "...[T]he estimation process may require that standardized rules and procedures be applied in estimating claims, even though these may result in some departure from the exact rules which would [be] applied and procedure followed if individual claims were being liquidated." Normandin Initial Report at 19. Specifically, Mr. Normandin notes that the use of a modified date of breach method "is not without flaws, and that the results it will yield are not perfect." Normandin Initial Report at 86. Although he recommends the method as fair, he acknowledges that it is "somewhat arbitrary". Normandin Initial Report at 87.

         Following the issuance of his Initial Report, Mr. Normandin scheduled follow-up hearings in November 1994 and January 1995 to consider comments on the proposed recalculation forms, and certain specific objections to the Initial Report. A further hearing was held on January 17, 1995, on the issue of the appropriate mitigation price for Appalachian Basin gas. (At the time of the Initial Report, Mr. Normandin mistakenly thought that there was agreement on that issue among TCO and the Producers; after learning that that was not the case, he scheduled an additional hearing on that matter.)

         On February 17, 1995, Mr. Normandin issued a Supplement to Initial Report and Recommendations of the Claims Mediator ("Normandin Supplement").
The Normandin Supplement incorporated agreed upon comments on the recalculations forms and corrected typographical errors therein. The Normandin Supplement also discussed and rejected several objections to the Normandin Initial Report, including the treatment of royalty gas, the use of a generic decline curve to schedule deliverability, the restriction on the use of post-July 31, 1991 geological data to calculate reserve estimates, and the use of the modified date of breach method. The Normandin Supplement also recommended that the appropriate mitigation price for Appalachian Basin gas be the index price at Rayne, Louisiana plus sixteen cents (the cost of purchasing gas in the Southwest plus the cost of transportation of the gas from the Southwest to Appalachia on Columbia Gulf Transmission). Mr. Normandin rejected TCO's recommendation that the Appalachian index price be used, agreeing instead with the Appalachian producers that, although an Appalachian index would be generally favorable for measuring a mitigation price for Appalachian Basin gas, that particular index was not mature and/or liquid enough to represent a viable mitigation alternative during the period one year prior to July 31, 1991.

         The Normandin Report is specifically designated an "initial" report because it is without prejudice to TCO's Market Value of Reserves methodology, the legal and factual issues as to which remain to be heard by Mr. Normandin.

         Mr. Normandin originally set April 21, 1995, as the return date for the recalculation forms. At the request of TCO and several of the Producers, that date was extended to May 19, 1995, because of expressions of concern from Producers that they would be unable to meet the earlier deadline due to, among other things, the difficulty of supplying the data in computerized form. When informed by TCO, the Creditors' Committee and certain significant Producer Claimants of a settlement in principle of numerous Producer Claim amounts and the intention to offer Claims settlement proposals to all other Producers, Mr. Normandin sent out a notice on April 20, 1995, extending the date for submission of recalculated Claims forms to June 30, 1995, and deferring until further notice the hearings on TCO's proposed market reserves methodology. The order approving the Producer Settlement Motion provides that the Claims Estimation Procedures shall be suspended until July 21, 1995 and provides that TCO, the Creditors' Committee, the Claims Mediator and any non-Settling Producer Creditor who wishes to participate are directed to convene to discuss what further Claims Estimation Procedures are needed and to recommend proposed procedures and a schedule to the Bankruptcy Court.

         Such parties met on July 7, 1995. The Claims Mediator determined that he would not revisit any determination in his Initial and Supplemental Reports. In addition to the audit process already contemplated in the Claims Estimation Procedures, whereby certain Producers' data underlying the Claims recalculation forms would be audited by the technical experts, the Claims Mediator directed the following approach.

         - TCO will be given immediate access to the data underlying all Claims recalculation forms. TCO and the TCO Creditors' Committee were also directed to develop appropriate confidentiality protections (possibly including a protective order from the Bankruptcy Court) to enable Ernst & Young, the TCO Creditors' Committee's accountant, to review this data.

         - TCO and counsel for the Appalachian Ad Hoc Committee would recommend several Appalachian producers for early audits by the technical experts.

         - TCO and certain Southwest producers (CNG, New Bremen, New Ulm, FMP Operating, Phillips Petroleum and Mary Lou Barnes) would meet for informal negotiations prior to the next hearing date.

         - TCO will attempt to reconcile the proposed Settlement Values with the Claims recalculation amounts in an effort to facilitate further settlements with Producers.

A further meeting is scheduled for August 1, 1995.

                             (i)  CONTRACT AND PRODUCER SPECIFIC ISSUES
                                  ("CONTRACT-SPECIFIC DETERMINATIONS") AND
                                  DEFENSES

         As anticipated in the Estimation Order, the Normandin-Initial Report leaves many contract-specific issues for resolution subsequent to the Generic Recalculation. Various parties may contend that the Generic Recalculations overstate or understate the appropriate damages for particular Producers depending upon their specific contract terms and conditions and related facts. Certain contract specific issues can be anticipated. They include, but are not limited to:

                 (a) Whether a particular market-sensitive contract with a periodic price redetermination clause would reasonably be expected to embody any systematic price premium over Market Value for the long-term.

                 (b) Whether prices in particular contracts would have experienced Fly-Up post-petition under the applicable contract provisions and the facts relevant thereto.

                 (c) Whether prices in contracts with no deregulation pricing provision generate any post-deregulation damages.

                 (d) Whether particular pricing provisions or volume provisions are too vague or indefinite under applicable state law to be enforceable.

                 (e) Whether post-recalculation damages under certain contracts are too speculative to calculate with any reasonable degree of certainty.

                 (f) Whether specific development plans for proved non-producing reserves were sufficiently definite as of the Petition Date to be allowed for damage calculations.

                 (g) Whether the contract between TCO and UPR entitles UPR to calculate damages on volumes of gas previously sold to a different purchaser from the same fields subject to the TCO contract.

         These contract-specific adjustments may increase or decrease damages for individual Claimants. As contemplated by the Estimation Order, contract-specific Claims and defenses will be considered subsequent to the Generic Recalculation.

         The Producer Claims involve a myriad of complex and difficult issues the resolution of which, even in the context of an abbreviated procedure such as estimation proceedings will take years to accomplish. The Claims Mediator's generic determinations are only recommendations which must be adopted by the Bankruptcy Court to become effective. Even if those recommendations are adopted, questions will remain as to the relationship between the generic rules for estimation and the liquidation of individual Claims. In addition, there are numerous issues specific to particular Claims that have been expressly excluded from the generic recommendations.

         C.      THE SETTLEMENT WITH VARIOUS PRODUCERS

         Commencing in December 1994, Columbia engaged in meetings with certain Producers with the largest Claims against TCO to discuss means of achieving a negotiated resolution of the central issues in these proceedings. In February 1995, Columbia and TCO embarked upon a series of meetings with the individual Producer Creditors holding the larger Claims against TCO to present a settlement concept, the key features of which were (i) that TCO would attempt to negotiate Allowed Claim amounts with individual Producer Creditors or groups of Producer Creditors; (ii) the settlements would be conditioned upon a TCO plan of reorganization supported financially by Columbia that would contain a target payout of 72.5% of Allowed Producer Claims and guarantee at least 95% of that target payout; and (iii) that TCO and Columbia would guarantee in that Plan that all other Producer Creditors would receive at least the same percentage payout as the settlors were to receive on their Claims once liquidated and Allowed either through settlement or litigation. In the judgment of the Debtors, it was the willingness of TCO and Columbia to assume the exposure and risk, and of Columbia to guarantee the funding, with respect to the payment on equal terms of other Producer Creditors that made the negotiations and, ultimately, the settlements possible.

         Following six weeks of intense negotiations, the Debtors reached an agreement in principle, subsequently documented in the Producer Agreement To Settle Claims Subject to Plan of Reorganization, dated April 14, 1995 (the "Initial Accepting Producer Settlement Agreement"), with Producer Creditors representing in the aggregate over 80% of the Debtors' estimate of the total likely Allowed amounts of Producer Claims (the "Initial Accepting Producers"). That agreement provides for the 158 Initial Accepting Producers' Claims to be Allowed in a total amount of $1.329 billion, with an expected payout of $963.5 million and a minimum payout of $915.3 million. That agreement is conditioned upon the effectiveness no later than June 28, 1996, of a confirmed plan of reorganization containing the terms that are set forth in this Plan.

         On April 27, 1995, TCO filed a Motion to Approve Producer Settlement (the "Producer Settlement Motion") which was heard on June 15 and 16, 1995. On June 16, 1995, the Bankruptcy Court entered an order approving the Producer Settlement Motion.

         Following the filing of the Producer Settlement Motion, TCO distributed a letter containing the Claims settlement offers set forth on
Schedule I to the April 17 Plan to all non-settling Producer Claimants, requesting their indication of (i) their willingness to accept the proposed settlement offer or (ii) their intention to file recalculated Claims on June 30, 1995.

         Subsequent to the Producer Settlement Motion having been Filed, 110 additional Producers in Class 3.3 have indicated to TCO that they intend to accept the Settlement Values proposed for their Producer Claims, as have in excess of 160 Producers holding Claims qualifying for Class 3.1. These Class
3.3 Producers Filed Claims in the aggregate of in excess of $900 million and the total Settlement Values proposed for such Producers' Claims is $119,188,517.40. Furthermore, eighty-one Producers, holding Claims totalling $96.7 million as settled and $833.8 million as filed, have executed and returned settlement agreements to TCO. A motion seeking approval of such settlements will soon be filed with this Court.

         Under the Plan, Producers whose Claims are allowed at $25,000 or less, or who elect to reduce their Allowed Claims to that level, will be entitled to receive payment in cash of 100% of their Allowed Claims on the Effective Date. TCO estimates 1,114 of the approximately 2,500 Producer Claims Filed will fall into this convenience class category. TCO estimates that 1,016 Producers hold Claims which will be Allowed in excess of $25,000, of which approximately 268 have either accepted or indicated a willingness to accept their Original Settlement Values, to date.

         D.      SETTLEMENT OFFERS FOR REMAINING PRODUCER CLAIMS

         The rights of non-settling Producer Creditors to liquidate their Claims through settlement or litigation are fully preserved under the Initial Accepting Producer Settlement Agreement and this Plan. Any Producer that elects to liquidate its Claim through litigation will be afforded the opportunity to do so and will enjoy that opportunity much sooner because of the Initial Accepting Producer Settlement Agreement and attendant process.

         To expedite the process of the liquidation of the remaining Producer Claims, TCO and the Creditors' Committee have worked together to generate a schedule of settlement offers for all other Producer Creditors. TCO and the Creditors' Committee expect that those offers will be attractive to and accepted by large numbers of Producer Creditors with which TCO has been unable to conduct individual negotiations. If so, then the process of estimating and liquidating the Producer Claims will be expedited and simplified even further.

         To promote the objective of prompt and efficient liquidation of these Producer Claims, the Schedule of Original Settlement Values was generated on a basis believed by TCO, Columbia and the Creditors' Committee to be fair and
reasonable to the preponderance of non-settling Producer Claimants.(6)   The
methodology underlying the Schedule, as further described below, resolves a number of identifiable legal and factual disputes of general applicability in favor of the Producer Creditors and compromises some issues where a reasonable basis for identifying a compromise position exists. At the same time, TCO recognizes that certain Producers have individual issues of significance and that the data available to TCO is not necessarily complete or fully accurate. Thus, individual Producers may want, and will be given an opportunity if they so elect, to present their own data and to litigate their individual issues.

         In 1991, TCO compiled an extensive data base containing production data and delivery forecasts for all of its active gas supply contracts. That study became known as the Life-of-


- --------------------
(6)   Certain Producers have alleged that the Settlement
      Values proposed for the Claims of the Accepting Producers represent a significantly higher percentage of Filed Claim amounts than the Settlement Values proposed for the Claims of other Producers. This assertion is false. If the aggregate Settlement Values proposed for the Claims of all of the Initial Accepting Producers are compared to the aggregate Settlement Values for all of the Initial Accepting Producers which would result from the application of the methodology described below, there is no material difference between the numbers.

Reserve or "LOR" study. The data base also contained various assumptions concerning future contract prices under those contracts and projections of future spot market prices for natural gas. That study generated an estimate of the present value of the anticipated future costs in excess of forecast spot-market prices for natural gas that was to be purchased by TCO under the contracts. That estimate subsequently was used in August 1991, after the filing of the bankruptcy petition, in taking a charge against earnings for the second quarter of 1991. Subsequently, that data base was revised by TCO utilizing new computer projection techniques contained in a software package named ARIES for volume projections for Appalachian Producers.

         The Initial Report issued in October 1994 adopted an initial generic approach for estimating damages for the rejection of the gas supply contracts using different pricing and discount rate assumptions than were used in the LOR. The utilization of those assumptions with the LOR volume data results in higher estimated damages than the LOR study for some producers and lower estimated damages for others.

         The Schedule of Original Settlement Values was generated as follows:
As described further below, the Schedule adopts Filed proof of Claim amounts for Claims that TCO has concluded were Filed in appropriate amounts. Otherwise, the proposed Original Settlement Value for each Producer Claim is the amount generated through the use of a formula with respect to that portion of the Claim, if any, attributable to Contract Rejection (which formula is described in detail below) combined with TCO's best estimate of that Producer's Non-rejection Claim minus any applicable Setoffs or, where significant disputes appear to exist as to such Claims or Setoffs, TCO's best estimate of appropriate compromise amounts.

         The proposed allowed amounts for settlement of Claims based upon the rejection of gas purchase contracts were generated by determining for each Producer the higher of (i) TCO's LOR Study amount, or (ii) an amount calculated pursuant to a set of parameters based generally on the recommendations of the Claims Mediator in the Claims Estimation Procedures, with an additional
increment (the "Normandin amount").(7)   The higher of the "LOR amount" or the
"Normandin amount" for each Producer was used as the proposed allowed amount for the settlement of that Producer's Contract Rejection Claims.

         The parameters and assumptions underlying the Normandin amounts are described more fully below. While they are based on Mr. Normandin's recommendations, they also incorporate compromises with respect to a number of complex, disputed issues not yet fully resolved by the Claims Estimation Procedures.

                 1.       VOLUMES

         The data and assumptions concerning projected deliveries and DCQ or take-or-pay levels used in generating the Normandin amounts differed markedly from that underlying the LOR Study, at least in the Appalachian area. TCO generally had fairly reliable reserve and deliverability data concerning the gas


- --------------------
(7)   The Normandin amount for each Producer was multiplied by 103.45%.

reserves dedicated under all of its contracts. It was the practice among most Southwest and some Appalachian Producers to meet with and advise TCO from time to time of any adjustments in reserve estimates and in some cases to discuss generally plans for the future development of reserves.

         However, because of the sheer number of wells, meters and Producers in the Appalachian area, TCO was never able to fully collect such data for most Appalachian Producers. The only data routinely available was the quantity of gas delivered from Producers through each meter into TCO's pipeline system each month. Consequently, when the LOR Study was performed, TCO estimated projected production levels for Appalachian contracts by applying generic decline curves to the deliverabilities from existing meters as determined from prior deliveries.

         In developing the Normandin amounts, TCO utilized the ARIES computer program to project Appalachian production more accurately. This computer software enabled TCO to input up to approximately 10 years of production history for each meter measuring gas into TCO's system, whether for purchase or transportation, and then extrapolate or project future deliveries based on the historical production behavior of all the wells behind each meter. The resulting projections of deliverabilities and take-or-pay levels are significantly more accurate than prior forecasts since they are based on actual production history and more sophisticated decline curve techniques.

         The effect of TCO's utilization of the ARIES program on Appalachian Producers' volumes dramatically increased the total production attributable to TCO's Appalachian contracts.

         Although Mr. Normandin recognized the possibility of basing damage calculations on post-petition development that was planned pre-petition, the volumes utilized for the proposed allowed amounts reflect only certain PUDs, either where they were already reflected in the LOR based upon information available to TCO about planned and committed future development or where development prior to the Petition Date had occurred in Appalachia, since the ARIES projections of decline curves from historical data assumed continued new development consistent at with past practices. Except where TCO had credible data in 1991 about development plans, no significant changes in historical practices were incorporated.

                 2.       THE "NORMANDIN" PRICE PARAMETERS

         Mr. Normandin recommended a modified "date-of-breach method" for calculating contract rejection damages in which a single price differential is determined for each contract as of the date of breach (deemed to be July 31, 1991--the effective date of contract rejection) by comparing the contract price in effect on the date of breach to a mitigation or market price as of the same date, adjusted to eliminate seasonality. That price differential (i.e., the excess of contract price over that "mitigation" price) was applied to projected DCQ or take-or-pay levels over a 20-year study period and discounted to present value utilizing a 10% discount rate.(8)

         Based on the record in the Estimation Procedures, Mr. Normandin recommended three slightly different mitigation rates for contracts in different producing areas. TCO used these rates in generating the Normandin amounts for each of the contracts if rejected. Specifically, TCO used the following mitigation prices:

         $1.47 per MMBtu(9)     for gas in the Louisiana-Texas offshore areas
                                and mid-continent region;

         $1.52 per MMBtu        for gas in the onshore Gulf coast region; and

         $1.73 per MMBtu        for gas in the Appalachian area.

                 TCO utilized actual contract prices in effect on the date of breach to determine the price differential, where those prices appeared not to be in dispute. In those cases where there was a controversy about the existing contract price, TCO utilized compromise prices.

                 3.       RENEGOTIATED AND NEW WVIOGA GAS CONTRACTS

         Many of TCO's Appalachian contracts were renegotiated in the early to mid-1980s to provide for a premium (usually 50 cents per MMBtu, sometimes 25 cents or 75 cents per MMBtu) over TCO's offering price for new gas, as that offering price might change from time to time. A virtually identical pricing


- --------------------
(8) Both the 20-year study period and the 10% discount rate were recommended by Mr. Normandin and both of these parameters were utilized by TCO in generating each Producer's Normandin amount.

(9)   Million British thermal unit ("MMBtu").

provision was used in the early 1980s in settlement of a proceeding begun in the mid-1970s before the Federal Power Commission. These settlements were approved by FERC. On the date of breach, TCO's offering price was $1.05 per MMBtu.

         TCO believes that its offering price over any reasonable period of time would have approximated the market prices for natural gas. Moreover, TCO believes that the intent of the parties to those renegotiations and settlements was to provide only for the premium as stated in the contract and that the appropriate price differential for determining rejection damages is, therefore, the stated premium in the contract (e.g., 50 cents per MMBtu). However, strict application of Mr. Normandin's recommendations would require that the price differential be determined by comparing the contract price in effect as or the date of breach, i.e., $1.85, plus the appropriate premium, to an assumed Appalachian mitigation price of $1.73) (based upon prices at Rayne, Louisiana, plus the cheapest available transportation rate to Appalachia). The result is an assumed premium over the lives of these contracts that is 12 cents above the premium specified in the contracts (e.g., 62 cents rather than 50 cents).

         For purposes of generating proposed allowed amounts for the rejection of these contracts, TCO used that higher differential.

                 4.       FLY-DOWN CONTRACTS

         Many rejected contracts do not contain any price provision that would determine the price in the event of deregulation. No rejection damages could or should be recovered under these contracts attributable to periods after deregulation in 1993, since under the state laws applicable to such contracts, either the contract price could be deemed to be a reasonable market price or the contract would simply be terminated upon deregulation.

         For purposes of developing the Normandin amounts, TCO ignored this fact and used the price differential existing on the date of rejection.

                 5.       MARKET-OUT CONTRACTS

         A number of rejected contracts contain provisions pursuant to which the contract price could be adjusted from time to time to market levels. Over time, the average differential between contract price and market price would be close to zero, regardless of what differential happened to exist at the time of rejection.

         Nevertheless, TCO used the existing price differential as of the date of breach in generating the Normandin amounts.

         In the case of New Bremen and New Ulm, TCO was involved in pre-petition litigation over the appropriate contract price. TCO's position was that the contract prices in effect as of the Petition Date were governed by a market-out provision which yielded little or no excess over the appropriate mitigation price. In addition, even if that price did not then apply, it would become applicable in the future. New Ulm and New Bremen asserted that the contract prices in effect as of the Petition Date were properly to be determined by pricing provisions other than the market-out provision, which would yield a significantly greater excess over the applicable mitigation price.

         For purposes of generating the proposed allowed amounts, TCO used a compromise price premium of $1.00 per MMBtu for both New Bremen and New Ulm.

                 6.       COST RECOVERY CLAUSE ("CRC") CLASS CONTRACTS

         Under the class action settlement approved by the District Court of Ohio on June 18, 1991 in Enterprise Energy Corp. v. Columbia Gas Transmission Corporation, 137 F.R.D. 240 (S.D. Ohio 1991), the Producer could sell to TCO for six months at a weighted average price of $3.92 per MMBtu until the market price reached the contract levels. Thereafter, the prices would be at market. TCO predicted that these contracts would generate no price premiums after the year 2002.

         Nevertheless, for the Normandin amount, it was assumed that the $2.19 per MMBtu premium would continue for the full 20 years.

                 7.       CRC OPT-OUT CONTRACTS

         Certain Appalachian Producers opted out of the Enterprise Energy class action challenging TCO's exercise of the CRC in its contracts that began in July 1985. Thus, as of the Petition Date, there existed a dispute over whether the appropriate contract prices were (i) at various maximum lawful price levels ("MLPs") under the NGPA as Producers contended, or

(ii) at the price under the CRC clause which was approximately $2.87 per MMBtu at the Petition Date.10

         As a compromise, TCO calculated the price differential for CRC opt-outs based on the difference between the $1.73 Appalachian mitigation rate and the weighted average settlement rate that was negotiated with the Enterprise Energy class members. That settlement rate was $3.92 per MMBtu--$1.05 higher than the CRC rate in effect at the time of contract rejection.

         Where Section 110 costs or taxes were being paid by TCO at the time of the Petition Date, such amounts were frozen and added to the contract price in calculating the price differential.

                 8.       OTHER ISSUES

         For the Normandin amount, the price differentials for various categories of gas under the same contract were netted against each other, after being weighted by the applicable volumes. Thus, if some differential was negative (i.e., the contract price was below the mitigation price), then that category of gas would reduce the damages computed based upon other categories of gas under the same contract. Where a Producer had more than one contract and the damages so computed under one contract were negative, that contract was treated as having zero damages. As a result, a below market contract was


- --------------------
(10) It was because of this price dispute that Mr. Normandin, in his Initial Report, directed Producers to recalculate their claims on alternate bases, i.e., the $2.87 CRC rate in effect on July 31, 1991, or the otherwise applicable MLP, if higher.

not used to reduce the damages calculated for any above market price contract.

         In the LOR, for certain Producers, below market contracts were netted against above market contracts, so as to reflect the total economic effect on that Producer of the rejection of all of its contracts.

         No "consequential" damages were reflected in either set of calculations.

         The Schedule of Original Settlement Values is not based upon the foregoing methodology in the following instances: (i) where no proof of Claim was filed on or before the applicable Bar Date or where TCO, in its judgment, has concluded that there is no factual or legal basis for the proof of Claim amount Filed, the settlement offer in the Schedule is zero; (ii) where TCO, in its judgment has concluded that the proof of Claim Filed does not constitute or include a Claim for Contract Rejection damages, the settlement offer in the Schedule does not reflect any amount in respect of such damages; (iii) where the amount of the proof of Claim Filed is less than the amount that would have been generated under the foregoing methodology, the settlement offer in the Schedule adopts the Filed proof of Claim amount; (iv) where TCO, in its judgment, has concluded that the amount of the proof of Claim Filed is otherwise appropriate, the settlement offer in the Schedule adopts the Filed proof of Claim amount; and (v) where a Claim has already been Allowed by Court order, the Allowed amount is used. With respect to those Claims described in clause (iii) of the immediately preceding sentence, nothing in the Plan, the documents relating thereto or the Confirmation Order shall prejudice or be construed to prejudice the right of a Claimholder to File or, where otherwise eligible, to request that TCO File a recalculated Claim on behalf of such Claimholder pursuant to the Claims Estimation Procedures.

         Any Producer that elects to reject the proposed Settlement Value for its Claim will be entitled to liquidate its Claim through litigation, in which case TCO reserves the right to assert its positions on all of the issues and defenses which are compromised in the proposed Settlement Value and reserves its rights as to any other issues that may arise in that litigation.

         E.      NON-PRODUCER CLAIMS

         While several Bar Dates have been set for Producer Claims, March 18, 1992 is the only Bar Date established thus far for most Non-Producer Claims. Approximately 2,900 of the proofs of Claim Filed have been classified by TCO as Claims which do not arise from or relate to gas purchase and sales contracts, and are generally referred to as "Non-Producer Claims".

         TCO has expended considerable resources in reviewing and reconciling to TCO's books the Non-Producer Claims to ensure a high degree of accuracy in deciding whether the Claims Filed are proper as Filed or are objectionable. As a result of this detailed review and pursuant to the Court's order dated December 17, 1992, establishing guidelines for procedural objections to Claims and settlement parameters for Claims liquidation (the "Procedural Order"), TCO has Filed two Omnibus Procedural Objections seeking to disallow over 1,000

Non-Producer Claims on the basis that the Claims were Filed after the Bar Date, are duplicates of other Claims, were amended by subsequent amending Claims, are unsigned, have already been paid pursuant to Bankruptcy Court orders, or asserted no basis for a Claim and as to which TCO's books and records reflect no liability. The relief requested by TCO in those two Omnibus Procedural Objections has been or, TCO believes, will be substantially granted by the Bankruptcy Court.

         TCO's review of Non-Producer Claims to date has resulted in the resolution of disputes and the liquidation for allowance purposes of virtually all of the Non-Producer Claims. To the extent Disputed Non-Producer Claims are not resolved by settlement, TCO will continue to prosecute procedural and substantive objections before the Bankruptcy Court, and believes it can, if necessary, achieve thereby an Allowed level of Claims reflective of the levels for such Claims recorded in the proposed Payout Analysis included in Section II of this Disclosure Statement.

         Non-Producer Claims (apart from TCO's secured and unsecured obligations to Columbia) can be categorized into five groups. These groups are
(a) Customer Claims, See Section IV.B.1., (b) upstream pipeline supplier Claims, See Section IV.B.2., (c) taxing authority Claims, (d) accounts payable/trade debt Claims and (e) miscellaneous Claims (including Claims arising in connection with non-gas contract related litigation). In addition, there are several individual Claims of governmental agencies that because of their magnitude are separately described, such as the Claims of the IRS, the EPA and the PBGC.

         As with all of the Claims, TCO undertook a careful review of the Non-Producer/Non-Customer Claims by first identifying the general nature of the Claim, then assigning that Claim to the appropriate department within TCO, and then having each Claim analyzed in more detail by individuals in the department assigned. Each Claim was reviewed to identify the need and basis for an objection, if any. The Claim amounts were compared with TCO's books and records to determine the amount of discrepancy between TCO's and Claimant's positions. TCO made efforts with virtually every Claimant to reconcile or settle the Claim.

         In those instances where no settlement could be achieved, the reviewing department, with the assistance of the Finance and Law Departments as necessary, was asked to determine an amount that TCO should propose in order to liquidate each Claim based upon its review of all records available, communications with the Claimant and appropriate legal analysis. TCO or Reorganized TCO will continue in its effort to liquidate the Claims held by holders of unliquidated General Unsecured Claims that did not accept the Allowance Amounts proposed for their Claims by objecting to such Claims in the Bankruptcy Court, to the extent that TCO has not already objected to such Claims or through settlement of such Claims.

                 1.       STATE AND LOCAL TAXES

         A substantial portion of the Claims relating to TCO's pre-petition state and local property tax liabilities have been paid in full pursuant to Bankruptcy Court orders characterizing those liabilities as secured or administrative obligations. Remaining Claims of state and local taxing authorities represent about 150 proofs of Claim, totalling approximately $23.7 million as Filed. Those Claims which TCO has not been authorized to pay in full are being liquidated on the basis of assessments and invoices from the taxing authorities.

         Additionally, TCO has included an estimated Allowed Claim for approximately $2.3 million for Priority Tax Claims, and approximately $6.85 million principally related to Claims by the State of West Virginia for property taxes which under Court orders are treated as Unsecured, non-Priority Claims and for unsecured penalties asserted where they relate to taxes which are Allowed Secured Claims. The State of West Virginia appealed the ruling on the status of its Claim to the U.S. Court of Appeals for the Third Circuit which upheld the lower Court's decision. The State of West Virginia filed a petition for a writ of certiorari with the United States Supreme Court which was denied. The Priority Tax Claims include state income, sales, use and other miscellaneous state and local taxes.

         In order to liquidate certain tax Claims, on April 4, 1994, TCO filed its Omnibus Objection to Certain Tax Claims concerning about 180 Claims by various taxing authorities. Virtually all of the Claims were disallowed in whole or in part. The Claims for penalties on secured taxes were reclassified to unsecured, non-Priority Claims or subordinated to Unsecured Claims. TCO believes the remaining tax Claims are not valid for various reasons and is attempting to have those Claims withdrawn, or if necessary, will file objections to those Claims.

         State and local tax obligations are treated as unclassified Priority Claims, or as Unsecured Claims in Classes 3.1 or 3.4. Approximately $230,000 of non-compensatory penalty Claims, which have been subordinated by orders of the Bankruptcy Court, are treated in Class 3.1 or Class 3.4 under the Plan because TCO, with the consent of the Creditors' Committee, has agreed to waive enforcement of such subordination. TCO believes that such waiver is fair and equitable to the holders of Subordinated Tax Claims and has virtually no impact on other Creditors' distributions.

                 2.       ACCOUNTS PAYABLE/TRADE DEBT

         Claims arising from the purchase of miscellaneous goods and services represent approximately 1,120 proofs of Claim in the amount of about $20 million. TCO's books and records reflect liabilities of approximately $24 million as of December 31, 1994, including amounts listed on TCO's Schedules of Liabilities as undisputed, liquidated and not contingent, as to which no proofs of Claim were filed. Fewer than twenty of the Claims Filed are for an amount which exceeds TCO's valuation of the Claim, or which assert a priority or secured status with which TCO disagrees, or which have not yet been liquidated by agreement or withdrawn, and Allowance Amounts are proposed in the Plan for these Claims. The amount asserted for those Claims yet to be liquidated is less than $6.0 million. Allowed Claims are treated under the Plan in Classes 3.1 and 3.4 as appropriate.

                 3.       MISCELLANEOUS CLAIMS

         Claims arising from issues not otherwise categorized account for the remaining 380 Claims, and generally relate to ordinary-course obligations or transactions arising from TCO's business. Generally, these Claims assert: (1) personal injury liability, whether litigation was initiated pre-petition or not; (2) property damage, primarily related to TCO's ongoing use of property under leases and rights of way for its pipeline operations; (3) condemnation damages arising from TCO's exercise of its right of eminent domain for natural gas pipelines and storage facilities; (4) indemnity Claims by employees and officers as well as Claims for benefits; (5) Claims by states based upon abandoned property or escheat laws; (6) advance payments for construction, and
(7) other Claims which do not exceed $100,000.

         TCO is proceeding to liquidate by settlement or objection filed with the Bankruptcy Court, or have the Claimants withdraw, virtually all of the Claims in this category. The Allowance Amounts proposed by TCO for unliquidated Claims are set forth on a schedule to the Plan in the appropriate Classes for these Claims. These Claims are treated as Class 3.1 or 3.4 Claims, except for indemnity and condemnation Claims which are to be assumed pursuant to the treatment provided for Unclassified Claims and Class 4.2, respectively.

         Mountaineer Gas Company ("Mountaineer") has filed a contingent Claim relating to potential environmental liabilities against TCO and Columbia. Mountaineer has taken the position that it has direct contingent Claims for such liabilities for an unliquidated amount which Claims are allowable under section 502 of the Bankruptcy Code. To the best of TCO's knowledge, as of the date hereof, TCO is unaware of any actual liability on such environmental Claims and believes that it has no material liability to Mountaineer for environmental obligations.

                 4.       KENTUCKY WEST VIRGINIA GAS COMPANY CLAIM

         After conducting numerous settlement negotiations, TCO and Kentucky West Virginia Gas Company ("Kentucky West") entered into a settlement agreement which settled, inter alia, (i) all issues, claims and matters by and between Kentucky West and TCO arising in FERC Docket Nos. TQ89-1-46, et al., RP86-165-000, et al. and RP86-166-000, et al. (the "Kentucky West Filings");
(ii) claims relating to TCO's rejection of a Rate Schedule PLS-1 Contract (the "PLS-1 Contract") pursuant to an order of the Bankruptcy Court dated November 6, 1992; (iii) claims for unpaid pre-petition demand charges accrued under the PLS-1 Contract; and (iv) issues regarding the restructuring of certain services provided among Kentucky West, TCO and Equitrans, Inc. On February 17, 1993, the FERC approved the settlement, as clarified and conditioned by the FERC, pursuant to an Order

Accepting Contested Settlement As Clarified. On June 22, 1993, the Bankruptcy Court entered an order approving the settlement.

         As part of the Kentucky West Filings, Kentucky West sought to directly bill TCO over $57 million, plus interest, for gas costs arising from the repricing of Kentucky West's company-owned production to reflect prices set in accordance with the Natural Gas Policy Act (as interpreted by the Supreme Court in Public Serv. Comm'n of New York v. Mid-Louisiana Gas Co., 463 U.S 319, 103
S. Ct. 3024 (1983)) for the period of December 1, 1978 through March 2, 1983. Kentucky West filed a proof of Claim in TCO's case in the total amount of $67,334,312 based on the Kentucky West Filings. The settlement allows Kentucky West an Unsecured Claim of $19 million for gas repriced pursuant to the NGPA for the period of December 1, 1978 through March 2, 1983.

         Another element of the settlement relates to damages arising from the rejection of the PLS-1 Contract, the pre-petition contract that governed the terms of TCO's purchases of gas from Kentucky West. On November 6, 1992, the Court approved TCO's rejection of its PLS-1 Contract effective as of September 30, 1992. Pursuant to the terms of the settlement, Kentucky West is allowed an Unsecured Claim of $7 million representing the damages arising from the rejection of the PLS-1 Contract. The settlement also provides that Kentucky West is permitted an Unsecured Claim in the amount of $166,083 for pre-petition demand charges TCO incurred during June and July, 1991.

         Pursuant to the settlement, Kentucky West dismissed all direct billing claims against TCO in the Kentucky West Filings in addition to any other FERC or court proceedings involving Kentucky West's right to recover company-owned production for the period of December 1, 1978 through March 2, 1983. TCO also dismissed various actions pending before the United States Court of Appeals for the District of Columbia and the Fifth Circuit Court of Appeals regarding the review of the FERC's orders permitting direct billings for repriced gas and withdrew its opposition to Kentucky West's right to recover direct billing claims for the repriced production for the period December 1, 1978 through March 2, 1983.

         Kentucky West's Claims are classified in Class 3.4.

                5.       IRS AND OTHER PRIORITY TAX CLAIMS; AFFILIATE TAX CLAIMS

         Pursuant to section 507(a)(8) of the Bankruptcy Code, Allowed Unsecured Claims relating to certain income taxes, property taxes, employment taxes, and certain other types of taxes are Priority Tax Claims.

         On or about March 13, 1992, the Internal Revenue Service (the "IRS") timely filed four duplicative proofs of claim against TCO, each in the amount of $553,728,311.39 (the "IRS Claims"), as well as identical Claims against Columbia. The IRS Claims asserted claims for income taxes plus penalties and interest, for the taxable years ending 1980, 1981, 1983, 1985, 1986, 1987, 1988 and 1990 and for excise taxes (Form 720) for the period ended June 30, 1991 and protective claims for pension excise taxes. The IRS Claims asserted that (i) $11,667,918.33 constituted a secured claim by virtue of a set-off of refunds due for the taxable years 1979, 1982 and 1989, (ii) $461,884,205.75 constituted an unsecured priority claim, and (iii) $80,176,187.31 constituted a general unsecured claim.

         Columbia disputed both the amount and priority of the IRS Claims and engaged in extensive negotiations, along with TCO and the IRS, over the IRS' claims. Ultimately Columbia, and its subsidiaries, including TCO, entered into a settlement with the IRS covering income taxes, excise taxes (Form 720) and pension excise taxes.

         The principal federal income tax issues raised by the IRS Claims consisted of (i) IRS objections to the treatment by TCO of approximately $850 million in payments made by TCO to producers under the Producer Price Reduction Purchase Plan ("PPRPP") and for other similar payments to producers from 1985 to 1987 in order to obtain price and take-or-pay reductions and for other contract reformation costs under gas purchase contracts which TCO had with such Producers; (ii) TCO's ability to deduct in certain tax years expenses that had previously been included in the valuation of its book and tax LIFO inventory layer, and (iii) as to TCO as well as other members of the Columbia Group, questions relating to the deductibility of software development costs incurred during the taxable years 1985 to 1990.

         The settlement agreement with the IRS, documented in the Department of the Treasury -- Internal Revenue Service Agreement as to the Final Determination of Tax Liability with the IRS (the "Closing Agreement"), was approved by the Joint Committee on Taxation of the United States Congress on June 30, 1994 and was approved by an Order of the Bankruptcy Court dated October 12, 1994.

         The IRS settlement reduced the IRS' Claims for the Columbia Group as a whole from $553 million to $111,902,703.00 plus post-petition interest (of approximately $24.6 million through December 31, 1995) to be calculated pursuant to the Closing Agreement, and the Bankruptcy Court's order approving the settlement allowed the IRS' claims as priority claims under 11 U.S.C
Section 507(a)(8) against both Columbia and TCO. It is anticipated that future tax benefits arising from the payment of the IRS' Claim (the "turnarounds") will reduce the effective cost of the settlement to approximately $68.2 million, including post-petition interest through December 31, 1995.

         The consolidated income tax regulations provide that each member of the Columbia Group is severally liable for the entire consolidated tax liability of the Group. However, the Debtors intend to allocate the tax savings and costs engendered by the IRS settlement in accordance with their Tax Allocation Agreement (the "TAA"), which both Columbia and TCO are seeking to assume pursuant to their respective plans of reorganization. As a result, TCO, as the taxpayer primarily responsible for generating the tax liabilities, will fund the payment to the IRS, including post-petition interest, and receive its allocable share of the turnarounds. Net refunds allocable to Columbia and its non-debtor subsidiaries which have been offset by the IRS against its Claim will be paid by TCO to those entities as a cure cost under the TAA, if the Bankruptcy Court approves the assumption of the TAA. It is estimated that under the TAA, TCO will owe approximately $134.6 million plus post-petition interest of approximately $29.6 million through December 31, 1995, and that other members of the Columbia Group will be entitled to a refund of approximately $22.7 million plus post-petition interest of approximately $5.0 million. After taking into account various turnarounds for the period 1991 through 1995, the net cost of the settlement to TCO is approximately $76.8 million, including interest through December 31, 1995 and the net result to other members of the Columbia Group is a refund of approximately $8.6 million, including interest through December 31, 1995.

         At the time the Bankruptcy Court approved the Closing Agreement, it also approved an agreement between Columbia, TCO and TCO's Creditor's Committee that, in the event the Bankruptcy Court failed to approve the allocation of post-petition interest to TCO pursuant to the TAA or otherwise, Columbia and/or its non-debtor subsidiaries would be obligated to make that payment to the IRS.

         In the event that the Bankruptcy Court does not approve the assumption of the TAA as an executory contract, in accordance with section 365 of the Bankruptcy Code, the amounts claimed against TCO under the TAA by Columbia and/or its non-debtor subsidiaries will be Affiliate Tax Claims classified in

Class 4.5 of the Plan and will be assumed by Reorganized TCO and paid in cash when and if due.

         The IRS has also Filed an Administrative Claim against TCO in the amount of $507,438.13 for withholding on certain meal allowances given to employees. Additionally, the IRS has asserted an Administrative Claim against Columbia in the amount of $87,844,798.69 for federal income taxes for the taxable year ending December 31, 1992. If and to the extent that such Claim is Allowed against Columbia, TCO will be required to pay its allocable share of such Claim either directly to the IRS or to Columbia pursuant to the Tax Allocation Agreement. See Section VII.A.1.a.(ii), "Post-Petition Operational Claims" for a description of these Claims.

         In addition to the $2.3 million of state and local Priority Tax Claims described above in subsection 1, this Class includes a $391,007 annual pipeline safety fee payable to the United States Department of Transportation.

                 6.       PENSION CLAIMS

          Columbia has a pension plan known as the Retirement Income Plan for the Columbia Gas System Companies (the "Retirement Plan") for certain employees of Columbia's participating subsidiaries, including TCO. The Retirement Plan is governed by Title IV of Employee Retirement Income Security Act of 1974 ("ERISA"). To date, all contributions required to be made to the Retirement Plan and all premiums due to the Pension Benefit Guaranty Corporation ("PBGC") pursuant to section 4007 of ERISA, whether pre-or post- petition, have been paid.

         The PBGC, however, filed three proofs of Claim (the "PBGC Claims") against both Columbia's and TCO's estates. The first proof of claim asserts a priority Claim pursuant to sections 507(a)(1) and (8) in the estimated amount of $150 million for statutory termination liability which is contingent upon the termination of the Retirement Plan prior to the confirmation of a plan of reorganization.

         The second Claim filed by the PBGC is for contributions required to be made to the Retirement Plan pursuant to sections 302 and 4062(c) of ERISA and the third Claim is for premiums required to be paid to the PBGC pursuant to section 4007(a) of ERISA. Both of these Claims were filed in unliquidated amounts and the PBGC has asserted that at least portions of each of the Claims are entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code.

         All three Claims were filed against both Columbia's and TCO's estates because under ERISA each member of the controlled group of a contributing sponsor is jointly and severally liable for each obligation. See sections 302(c)(11)(B), 4062(b) and 4007(e) of ERISA.

         TCO, Columbia and representatives of the PBGC have reached a preliminary, informal agreement that if the Retirement Plan does not terminate prior to the Confirmation of the Plan and if TCO and Columbia (i) continue to make the required contributions to the Retirement Plan pursuant to section 302 of ERISA, and (ii) pay all premiums due to the PBGC pursuant to section 4007 of ERISA, the PBGC will withdraw the PBGC Claims. TCO and

Columbia acknowledge that their plans of reorganization do not affect in any way, including by discharge, their liability for the Retirement Plan's unfunded benefit liabilities or funding deficiencies.

         In fact, the Plan contemplates that all Retirement Plan-related obligations will be assumed by Reorganized TCO. At this time, TCO does not believe any modifications will be made to the existing Retirement Plan. The PBGC has indicated that it supports the intention of Reorganized TCO to continue the Retirement Plan post-Confirmation. Thus, the PBGC has indicated that it expects to withdraw the PBGC Claims as of the Effective Date of this Plan.

                 7.       ENVIRONMENTAL ISSUES

         TCO is subject to complex state and federal environmental regulations that impact its operations over approximately 18,900 miles of pipeline, approximately 300 active or retired compressor stations and support facilities, an estimated 15,000 points at which pipeline liquids are or were removed, and numerous support facilities in eleven states and four regions of the U.S. Environmental Protection Agency ("EPA"). An objective of the Plan is to insure that Reorganized TCO emerges from bankruptcy appropriately postured to comply with all applicable environmental regulatory requirements as well as to remedy the environmental impacts of its past operations.

         TCO has been engaged, prior and subsequent to the Petition Date, in a comprehensive assessment of the environmental liabilities associated with its current and past operations.

This assessment involves site screening, characterization and remediation activities. TCO's management has retained outside counsel and environmental consultants to assist in its environmental assessment program.

          Although TCO initiated its environmental assessment on a voluntary basis, it has sought to involve the various appropriate governmental environmental agencies in its characterization and remediation activities in those jurisdictions with the greatest concentrations of its facilities and operations. Representatives of TCO have met regularly with representatives from the various environmental agencies, including the EPA and the environmental agencies for the states of Pennsylvania, West Virginia and Kentucky in furtherance of developing plans acceptable to those agencies for the characterization and remediation of those TCO facilities that are or may be contaminated. While meetings have been held with representatives of the New York, Ohio and Virginia environmental agencies, no regular participation in characterization and remediation activities has yet been secured from these states' environmental agencies.

         On November 16, 1994, the Bankruptcy Court approved three settlements with various governmental environmental agencies which include the EPA, the Kentucky Natural Resources and Environmental Protection Cabinet (the "Kentucky Cabinet") and the Pennsylvania Department of Environmental Resources (the "PADER").

         The settlement with the EPA (the "EPA Settlement") provides for TCO's continuation of its comprehensive environmental assessment and remediation program, TCO's reimbursement of the EPA's oversight costs incurred in connection with the implementation of the remediation program and the settlement of litigation regarding TCO's alleged violations of the Toxic Substances Control Act ("TSCA").

         The first part of the EPA Settlement is a consent order pursuant to which TCO has agreed to continue its comprehensive environmental assessment and remediation program. Under the consent order, TCO will be responsible for investigating its sites along the pipeline for environmental contamination, reporting the results to the EPA and conducting any necessary clean-up activities in compliance with the terms of the consent order. Throughout the duration of the program, the EPA will oversee TCO's progress. TCO will be responsible for reimbursing the EPA for its costs incurred in connection with the oversight of TCO's remediation program as administrative expense Claims.

         The second part of the EPA Settlement resolves a complaint filed by the EPA which sets out 107 counts of alleged violations of TSCA by TCO with regard to the use and disposal of PCBs at various sites along the pipeline spanning both pre- and post-petition time periods. In the complaint, the EPA alleged that TCO was liable for over $8.4 million in penalties. In accordance with the second part of the EPA Settlement, TCO has paid the EPA a civil penalty of $4,916,472 as an administrative expense Claim in full settlement of the alleged violations of TSCA.

         TCO's settlement with the Kentucky Cabinet (the "Kentucky Settlement") is similar to the EPA Settlement and is also comprised of two parts. The first part of the settlement provides that TCO will continue its environmental remediation program at certain sites located within Kentucky and the Kentucky Cabinet will oversee TCO's progress. TCO is obligated to reimburse the Kentucky Cabinet for (i) its claim for pre-petition oversight costs of approximately $30,000 as an administrative expense Claim under the Plan, (ii) its Claim for all post-petition oversight costs of approximately $71,000 as of November 16, 1994 as an administrative expense within 30 days of the effectiveness of the Kentucky Settlement, and (iii) all future oversight costs as administrative expenses.

          The second part of the Kentucky Settlement addresses TCO's penalty obligations for its alleged violations of various Kentucky environmental laws and regulations. Prior to January 1, 1994, the Kentucky Cabinet had issued fourteen notices of violations to TCO alleging that TCO had violated various Kentucky environmental laws and thus was liable for penalties ranging from $1,000 to $25,000 per day per violation. In settlement of these notices of violation, TCO paid the Kentucky Cabinet $50,000 as an administrative expense Claim.

         The settlement with the PADER (the "PADER Settlement") provides that TCO is to reimburse the PADER for (i) its pre-petition oversight costs of $53,384 as administrative expenses under the Plan; (ii) post-petition oversight costs of $27,622 incurred as of May 31, 1994 as administrative expenses 30 days after the effectiveness of the PADER Settlement; and (iii) all post-petition oversight costs incurred after May 31, 1994 to be paid within 60 days of receipt of the PADER's invoice for such costs as administrative expenses. For any 12 month period, TCO's reimbursement obligations are limited to the lesser of $200,000 or $20,000 per site.

         It is TCO's management's continued intent to address environmental issues with the cooperation of regulatory authorities in a mutually acceptable manner. TCO concluded initially in the bankruptcy proceedings that protracted conflict with environmental agencies over the issue of dischargeability of Claims of such agencies would be non-productive. It was determined by TCO's management that the long-term interests of the company and its Creditors would be best served by effectively addressing environmental liability issues and resolving these in a manner acceptable to the state and Federal environmental enforcement and regulatory agencies and to TCO. In doing so, it was TCO's intention to assume liability associated with Claims that may have been held by such agencies for the investigation or clean-up of environmental contamination caused by past operations of TCO, with the exception of non-consensual pre-petition environmental penalty liabilities. Proceeding in this manner also inures to the benefit of TCO's Creditors by not burdening the bankruptcy proceedings with potentially protracted disputes over environmental issues with complex questions of damages and dischargeability, and it relieves the Creditors from sharing their recoveries with potentially sizeable pre-petition and accelerated post-petition environmental Claims.

         To this end, on January 3, 1992, TCO disseminated a "Notice of Bar Date for Filing Proof of Claim" as ordered by the Bankruptcy Court. The notice specifically provided that state and federal environmental agencies were not required to file proofs of Claims in order to preserve environmental Claims against TCO. Additionally, letters were sent by TCO management to the EPA and all state environmental agencies in the states in which TCO maintains facilities, stating that these agencies would not be bound by the Bar Date in the bankruptcy proceeding.

         On March 14, 1994, Columbia Gas Transmission Corporation filed a declaratory judgment action against Aetna Casualty & Surety Company, American Re-Insurance Corporation, Continental Casualty Company, Employer's Liability Assurance Corporation, The Home Insurance Company, Lexington Insurance Company, Certain Underwriters at Lloyd's, London, London Market Insurance Companies, North Star Reinsurance corporation and St. Paul Indemnity Insurance Company in the Circuit Court of Kanawha County, West Virginia (Civil Action No. 94-C-454) seeking recovery under various insurance policies for environmental cleanup costs incurred (or to be incurred by TCO). Standstill agreements were entered into with The Travelers Insurance Company and Associated Electric & Gas Insurance Services, Limited (AEGIS).

         The parties are currently engaged in extensive fact discovery related to the cleanup and other costs incurred or to be incurred by TCO. No trial date has been established as of yet.

         In furtherance of TCO's strategy for addressing its liabilities to governmental environmental agencies, the Plan classifies all such Claims in Class 4.1. Pursuant to the Plan, Class 4.1 Claims will not be affected by the Confirmation Order and, therefore, will continue to be liabilities of Reorganized TCO post-confirmation which will be paid when due and payable. The Plan also provides that such post-confirmation liabilities include those under the EPA Settlement, the Kentucky Settlement and the PADER Settlement and will be paid in accordance with the terms of such settlements.

         Primarily as a consequence of its self-assessment program, TCO has environmental liabilities of approximately $133 million as of December 31, 1994. TCO has also disclosed that as characterization and site-specific activities progress and the nature and extent of contamination along the pipeline, at compressor stations and support facilities becomes better defined, additional liabilities will be recorded. To the extent that plans for assessment and remediation of contamination require approval of Federal and/or state authorities, they may be subject to revision. Until assessment progresses further, management lacks sufficient data to predict the magnitude of all required costs.

         Based on the data now available and on various assumptions as to characterization and required remediation, TCO's management currently estimates that the environmental assessment and remediation program may take ten to twelve years to complete and cost approximately $20 million per year. As part of this program, TCO and its environmental consultant are pursuing an ongoing study of possible environmental contamination and remediation. TCO's estimates of these remediation costs and the time period for completing that work are expected to be revised as this ongoing study progresses. The financial projections included herein assume that earnings will continue to be charged appropriately in advance of required expenditures. The cost of additional and future environmental clean-up by TCO is impossible to estimate due to (1) the unknown magnitude of possible contamination; (2) the possible effect of future legislation; (3) the possibility of future litigation; (4) the possibility of future designations as a potentially responsible party under CERCLA and the difficulty of determining liability, if any, in proportion to other responsible parties; and (5) the effect of possible technological changes related to future cleanups.

         The Customer Settlement Proposal addresses certain aspects of TCO's ability to seek to recover environmental costs through its rates, but does not resolve all such issues. All penalties, however, are not recoverable by TCO from Customers. Nonetheless, TCO believes that such matters will not have a material adverse effect on its financial position and post-reorganization operations, due in part to the projected recoverability in rates and/or from its insurers of most of its environmental expenditures and the long period over which such expenditures will be made.

         F.      MISCELLANEOUS ADMINISTRATIVE PROCEEDINGS

                 1.       COMMENCEMENT OF THE CASE

         On the Petition Date, Columbia and TCO each filed a voluntary petition under Chapter 11 of the Bankruptcy Code. Since the Petition Date, TCO's Reorganization Case has been pending before the United States Bankruptcy Court for the District of Delaware.

         Chapter 11 is the principal reorganization chapter of the Bankruptcy Code. Pursuant to Chapter 11, a debtor in possession attempts to reorganize its business for the benefit of itself, its creditors, interest holders, and other parties in interest. The commencement of a Chapter 11 case creates an estate consisting of all of the legal and equitable interests of the debtor in property as of the date the petition is filed. Sections 1101, 1107 and 1108 of the Bankruptcy Code provide that a debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession" unless the Bankruptcy Court orders the appointment of a trustee. Each of the Debtors has remained in possession of its property and continues to operate its business as a debtor-in-possession.

         The filing of a Chapter 11 petition also triggers the automatic stay provisions of the Bankruptcy Code. Section 362 of the Bankruptcy Code provides, among other things, for an automatic stay of all attempts to collect on pre-petition claims from the debtor or otherwise interfere with its property or business. In Chapter 11 cases, and except as otherwise ordered by the Bankruptcy Court, the automatic stay remains in full force and effect until the effective date of a confirmed plan of reorganization.

         The formulation of a plan of reorganization is the principal purpose of a Chapter 11 case. A plan sets forth the means for satisfying the holders of claims against and interests in the debtor. The exclusive period within which to file and solicit acceptances of a plan of reorganization has been extended as to each of the Debtors to October 16, 1995 and December 18, 1995, respectively.

                 2.       FIRST DAY ORDERS

         On or about the Petition Date, the Bankruptcy Court issued numerous "first day orders" which facilitated the on-going normal operation of the Debtor. These orders covered various issues including, inter alia, authorization for joint administration of Columbia's and TCO's bankruptcy proceedings; the payment of pre-petition wages, employee business expenses and employee benefits; and approval of debtor in possession financing on an interim basis pending a final hearing.

         The Bankruptcy Court also entered an order authorizing TCO to identify the initial group of gas purchase contracts that it intended to reject by August 8, 1991, and to implement procedures permitting the immediate reduction in volumes of gas which TCO was obligated to receive and reducing to spot market levels the prices to be paid for gas taken.

         On the Petition Date, the Bankruptcy Court issued an order approving TCO's retention of Cravath, Swaine & Moore, Stroock & Stroock & Lavan, and Young, Conaway, Stargatt & Taylor as bankruptcy co-counsel; and Arthur Andersen & Co. as accountants. The Bankruptcy Court approved the Debtors' retention of Salomon Brothers Inc. as financial advisor on October 22, 1991.

         In addition to the above professionals, TCO subsequently received authorization to retain various other professionals and special counsel to provide advice to TCO with regard to various non-bankruptcy matters.

                 3.       DEBTOR IN POSSESSION FINANCING

         On August 22, 1991, the Bankruptcy Court entered a final order (the "DIP Order") authorizing TCO to borrow up to $80 million from Manufacturers Hanover Trust Company ("MHT") under a revolving credit facility (the "DIP Facility"). On November 27, 1991, in accordance with the terms of the DIP Facility, and effective as of November 29, 1991, TCO notified MHT of its intention to reduce the DIP Facility to $25 million, all of which was available for the issuance of letters of credit only. The DIP Facility was amended subsequently on January 8, 1993 to extend its maturity from July 31, 1993 to December 31, 1994 and on December 9, 1993 to extend its maturity to December 31, 1995 or such later date as agreed to by Chemical Bank ("Chemical"), the successor by merger to MHT, and TCO. The Claims arising under the DIP Facility are secured by a first priority lien on, and security interest in, certain cash, cash equivalents and other property of TCO (the "Cash Collateral") equal to 105% of the face amount of all letters of credit requested by TCO. The Cash Collateral is funded by deposits made by TCO into an account maintained by Chemical.

                 4.       FORMATION OF COMMITTEES AND RETENTION OF PROFESSIONALS

         On August 12, 1991, the United States Trustee appointed the Official Committee of Unsecured Creditors of TCO (the "Creditors' Committee"). On September 26, 1991, the United States Trustee appointed the Official Committee of Customers of TCO (the "Customers' Committee").

         The following are the members and professional advisors to each
Committee:

                 TCO's Official Unsecured Creditor's Committee:

                 Members:

                      Union Pacific Resources Company
                      Meridian Oil Production, Inc.
                      Energy Development Corporation
                      Exxon Corporation
                      Koch Industries, Inc.
                      Phillips Production Company
                      Wyoming - Interstate Company
                      Equitable Resources Co.

                 Counsel:

                      Sidley & Austin
                      One First National Plaza
                      Chicago, IL 60603

                      Rosenthal, Monheit & Gross
                      First Federal Plaza
                      P.O. Box 1070
                      Wilmington, DE 19899

                 Financial Advisors:

                      Lehman Brothers
                      American Express Tower
                      World Financial Center
                      New York, NY 10255-2000

                 Accountants:

                      Ernst & Young
                      787 Seventh Avenue
                      New York, NY 10019

                 TCO's Official Customers' Committee:

                 Members:

                      Baltimore Gas & Electric Company
                      Cincinnati Gas & Electric Company
                      The Dayton Power & Light Company
                      Mountaineer Gas Company
                      Washington Gas Light Company

                 Counsel:

                      Shaw, Pittman, Potts & Trowbridge
                      2300 N Street. N.W.
                      Washington, DC 20037

                      Trzuskowski, Kipp, Kelleher & Pearce, PA
                      1020 N. Bancroft Parkway
                      Wilmington, DE 19899-0429

                 Financial Advisers:

                      The NorthBridge Group
                      950 Winter Street
                      Waltham, MA 02154

         Counsel and advisors to the Customers' Committee currently are not compensated pursuant to sections 330 and 331 of the Bankruptcy Code. However, pursuant to the Customer Settlement Proposal, TCO has agreed to pay current members of the Customers' Committee, but not its professionals, the amount of $1.3 million, which payment will be shared pro rata among them, and in a separate settlement agreement, has agreed to pay UGI, a former member of the Customers' Committee, the amount of $225,000. All such payments will be paid out of the post-reorganization income of Reorganized TCO forty-five days after the Effective Date.

                 5.       EXTENSION OF EXCLUSIVE PERIOD TO FILE PLAN OF
                          REORGANIZATION

         During the course of TCO's Reorganization Case, the Bankruptcy Court has granted TCO several extensions of the periods during which it has the exclusive right to file a plan of reorganization and to solicit acceptances thereto. Concurrently with the filing of the Plan, TCO has requested a Bankruptcy Court order further extending the exclusive periods for Plan filing and solicitation on an interim basis through May 18, 1995, and then for a total of an additional one hundred and eighty (180) days through October 16, 1995 and December 18, 1995, respectively. This extension will provide TCO the opportunity to pursue confirmation of its Plan.

                 6.       MOTION FOR A DATA ROOM

         On January 31, 1994, the Creditors' Committee filed a motion for an order requiring TCO to establish a data room (the "Data Room Motion"). The Debtors and the Columbia Committees opposed the Data Room Motion. At a hearing held on February 19, 1994, Judge Balick granted the Data Room Motion and ordered TCO and its Creditors' Committee to submit a joint stipulation of terms and conditions for entry into the data room by March 11, 1994.

         After much discussion, TCO and its Creditors' Committee negotiated a Joint Stipulation and Order Re Terms and Conditions for Admission to TCO Data Room (the "Stipulation") which was "so ordered" by the Court on March 18, 1994. The salient provisions of the Stipulation provided that all interested parties submit by April 20, 1994, a written request (the "Request") for entry into the data room. The Requests were required, inter alia, to (i) identify the name and identity of the entity or entities making the request, (ii) include an executed confidentiality agreement in the form annexed to the Stipulation,
(iii) include a check in the amount of $50,000 payable to TCO, and (iv) include the entity's most recent financial statements or similar information reasonably demonstrating the financial capability of each person or entity providing material capital or financial support to any transaction involving TCO. The Requests were to be reviewed by Lehman Brothers and Salomon Brothers Inc to determine whether the Requesting Entities should be deemed qualified. Any disagreements over an entity's qualifications, were to be submitted to the Bankruptcy Court for determination.

         Pursuant to the Stipulation, TCO received six (6) timely Requests for entry into the data room from the following entities: (i) Tennessee Gas Pipeline Co., (ii) CNG Transmission Corporation, (iii) Exxon Company, U.S.A. ("Exxon"), (iv) Dimeling, Schreiber & Park ("Dimeling"), (v) National Fuel Gas Supply Corporation and (vi) Occidental Petroleum Corporation.

         Pursuant to the Stipulation, TCO issued four (4) access letters to the requesting entities allowing those entities access to the data room on the dates requested. With respect to two (2) of the requesting entities, Dimeling and Exxon, TCO denied those entities access to the Data Room. With respect to Dimeling's Request, Salomon Brothers Inc. determined that Dimeling's Request failed to demonstrate the requisite financial capability. Dimeling's Request failed to provide the identity of, or supporting financial documentation for, those entities who would be participating with Dimeling in a potential acquisition of TCO as specifically required by the Stipulation. With respect to Exxon, TCO denied Exxon access to the data room because (i) the confidentiality agreement executed by Exxon failed to conform with the form of confidentiality agreement annexed to the Stipulation and (ii) a potential conflict of interest exists between Exxon's role as a prospective bidder for TCO and its role as a member of the Creditors' Committee.

         On May 2, 1994, both Exxon and Dimeling filed motions with the Bankruptcy Court requesting that the Court grant them access to the TCO Data Room. A hearing on the Motions was held before Judge Balick on May 17, 1994. Just prior to hearing Exxon withdrew its application for entry into the Data Room. At the hearing, Judge Balick ordered Dimeling to come forward with additional information in order to demonstrate its financial capability. Shortly after the hearing, Dimeling sent a letter to TCO voluntarily withdrawing its application for entry into the Data Room.

         The four parties entitled to access visited the Data Room and requested extensive documentation, which was delivered to them. The Data Room was closed on June 20, 1994.

         By letter dated August 19, 1994, Dimeling submitted to the Chairman of the Board of Columbia a proposal for the reorganizations of Columbia and TCO whereby Dimeling and an investor group would invest $500 million in newly issued equity of Columbia, and in return receive the right to propose an initial slate of directors for reorganized Columbia. Dimeling's proposal also contemplated the sale of the distribution assets of Columbia for approximately $1.4 billion and the use of the cash proceeds therefrom to pay Producers $1.3 billion in settlement of all their Claims, and to pay all priority and other Unsecured Claims of TCO in full, and to pay, in full, in cash all unsecured claims of Columbia.

         After a careful review and analysis of Dimeling's proposals, Columbia, with the assistance of its financial advisors, determined that the Dimeling proposal was inadequate, not feasible and thus not in the best interest of Columbia, TCO and their respective estates.

                 7.       ASSUMPTION OF NONRESIDENTIAL LEASES

         On October 3, 1991, the Bankruptcy Court extended the time within which TCO may assume or reject leases of nonresidential real property until Confirmation of a plan of reorganization by TCO. On August 19, 1992, TCO filed a motion with the Court seeking authority to assume over 15,600 leases, which are substantially all of TCO's non-residential real property leases including its natural gas storage leases. On October 16, 1992, the Court entered an order authorizing TCO to assume all of the real property leases identified in the August 19, 1992 motion and to pay all arrearages in connection with the assumed leases which totalled approximately $1.2 million. Subsequently, TCO was authorized to assume the lease for its main headquarters located in Charleston, West Virginia (subject to further Bankruptcy Court approval of the exercise of TCO's option to extend the term of that lease).

                 8.       CASH COLLATERAL ORDER

         As of the Petition Date, the total principal amount of secured debt owed to Columbia by TCO for the Columbia Secured Claim was approximately $1.3 billion, secured by substantially all the property of TCO. The secured indebtedness consists of (i) the principal amount of $410 million arising from the Inventory Financing Agreement between TCO and Columbia secured by a lien on certain stored gas and (ii) a pre-petition mortgage indebtedness in the approximate amount of $930 million in principal and $29 million in interest arising from the TCO Indenture which is secured by substantially all of TCO's non-storage inventory assets and property, whether currently owned or after-acquired including the proceeds thereof.

         On August 23, 1991, the Bankruptcy Court entered a final order (retroactively effective as of the Petition Date) authorizing TCO to use Columbia's cash collateral and granting Columbia replacement liens and security interests in TCO's post- petition assets, to the extent such liens and security interests were valid, perfected and unavoidable as of the Petition Date and to the extent the value of the collateral securing Columbia's Secured Claims diminished after the Petition Date as a result of TCO's use of the cash collateral. Columbia's post-petition liens and security interests were expressly subordinated to (i) the DIP Facility; (ii) post-petition winter service liens; (iii) other pre-petition liens on inventory, if valid, and (iv) $7.5 million of the unpaid fees and expenses incurred by all the professionals retained by TCO and the Committees in the bankruptcy proceeding to the extent allowed by the Bankruptcy Court.

                 9.       APPOINTMENT OF FEE EXAMINER

         Due to the numerous professionals retained in TCO's and Columbia's cases, the Bankruptcy Court deemed it necessary to appoint Professional Fee Examiners, Inc. as the fee examiner (the "Fee Examiner") to assist the Court in reviewing the numerous fee applications filed and applications to be subsequently filed in Columbia's and TCO's cases which are in excess of $75,000. On June 13, 1994, a hearing was held on interim fee applications filed for the periods July 31, 1991 through March 31, 1992.

                 10.      PROCEDURES RELATING TO THE FILING AND DETERMINATION
                          OF CLAIMS

                          a.      BAR DATES

         On December 13, 1991, the Bankruptcy Court entered an order establishing March 18, 1992, as the Bar Date by which Proofs of Claim must be filed by all persons and entities that have or may have a Claim against TCO subject to certain enumerated exceptions. Creditors were required to file a Proof of Claim by the Bar Date if they hold a Claim which arose prior to the Petition Date, and if the Claim does not fall within an enumerated list of exceptions. These exceptions include (i) Claims listed on TCO's Schedules of Liabilities, if (A) the Claimant agrees with the amount,
(B) the Claim is not listed as disputed, contingent, or unliquidated and the
(C) claimant agrees with the classification of the Claim; (ii) Claims previously allowed by the Bankruptcy Court; (iii) Claims arising solely from pre-petition amounts owing under a non- residential real property lease not rejected or assumed by TCO; and (iv) Claims of state and Federal environmental agencies.

         Subsequently, Bar Dates were established for limited groups of Creditors. First, the Court entered an order setting April 17, 1992 as the Bar Date by which parties holding Claims arising under the class member contracts that were within the scope of the Enterprise Energy Action could file Claims. Pursuant to an order dated June 11, 1992, the Court also established July 30, 1992 as a Bar Date by which certain beneficial interestholders or potential interestholders of approximately 4,680 gas purchase contracts rejected by TCO not previously notified of TCO's March 18, 1992 Bar Date were to file proofs of Claim. The June 11, 1992 order also permits TCO to serve a notice of a new bar date for certain pre-petition Creditors who were not listed on TCO's Schedules and who did not receive notice of TCO's initial March 18, 1992 bar date.

Pursuant to an order dated February 10, 1994, the Court established April 1, 1994 as a Bar Date by which certain beneficial interestholders or potential interestholders of approximately 7,800 gas purchase contracts which were rejected by TCO or declared terminated pursuant to the Court's order were to file Claims. Such Creditors are allowed 30 days from the date of service of the notice to file a proof of Claim in TCO's case. TCO has the right to serve such notices until an order confirming a Plan of Reorganization is entered by the Court.

                          b.      CLAIMS AGENT

         The Bankruptcy Court also authorized TCO to employ Poorman-Douglas Corporation ("Poorman-Douglas") as its official Claims agent, for purposes of receipt and docketing of Claims. Notice of the Bar Date and Proof of Claim forms were disseminated in a wide distribution to TCO's Creditors on or about January 3, 1992.

                          c.      CLAIM OBJECTIONS PROCEDURES

         Since the Petition Date, approximately 7,200 proofs of Claim, amounting to at least $16.8 billion as docketed have been Filed against TCO's Estate. TCO has obtained authority to file procedural objections to Claims, and to settle smaller Claims. TCO has filed two omnibus procedural objections seeking to expunge or reduce over 1,000 Non-Producer Claims, and has filed objections to all Producer Claims, which objections have been consolidated with the Claims Estimation Procedures. In addition, TCO has filed a request for an order approving procedures for asserting and resolving procedural objections to Producer Claims.

                          d.      REMOVAL/FILING OF CLAIMS

         The Bankruptcy Court has enlarged TCO's time to file applications to remove litigation pursuant to Bankruptcy Rule 9027(a)(2) during TCO's Chapter 11 proceeding, most recently by an Order dated March 24, 1995 which enlarged TCO's time to file such applications to July 22, 1995. Pursuant to section 1452 of Title 28 of the United States Code, TCO has the right to remove any claim or cause of action in certain civil actions to the district court in the district where the civil action is pending and such district court may remand the claim or cause of action on any equitable ground. Bankruptcy Rule 9027 provides that an application for removal of a litigation in accordance with section 1452 must be filed by the debtor within the longest of "(A) 90 days after the order for relief in the case under the Code, (B) 30 days after entry of an order terminating a stay, if the claim or cause of action in a civil action has been stayed under Section 362 of the Code, or (C) 30 days after a trustee qualifies in a chapter 11 reorganization case but not later than 180 days after the order for relief." Bankruptcy Rule 9006 authorizes the Bankruptcy Court to enlarge this time period "for cause shown." The Bankruptcy Court has continued to enlarge the time period for TCO because of the thousands of Claims filed against TCO and the large number of lawsuits to which TCO is a party.

         The Bankruptcy Court has also enlarged TCO's time to file proofs of Claim on behalf of Creditors who do not timely file proofs of Claim, most recently to July 22, 1995, pursuant to an Order dated March 24 1995. Section 501(c) of the Bankruptcy Code provides that if a creditor does not timely file its proof of claim, the debtor may file a proof of such claim in the name of the creditor. Bankruptcy Rule 3004 provides that the debtor must file such proof of claim within thirty (30) days after the expiration of the time for filing proofs of claim. Bankruptcy Rule 9006 authorizes the Bankruptcy Court to enlarge this time period "for cause shown." The Bankruptcy Court has continued to enlarge this time period for TCO because of the thousands of Claims filed against TCO and the time-consuming process to reconcile and liquidate such Claims.

         G.      INVESTMENT GUIDELINES LITIGATION AND OTHER INVESTMENT DECISIONS

         On July 31, 1991, Columbia and TCO sought and obtained Court approval of the Debtors' use of SEC-approved guidelines for the investment of all of the Debtors' respective cash, cash equivalents, and deposit accounts. The Court expressly held that the Debtors did not need to obtain a bond from the entity with which such funds were to be deposited or invested and that compliance with the guidelines was "adequate and sufficient compliance with the requirements of
Section 345(b) of the Bankruptcy Code...."

         On August 14, 1991, the U.S. Trustee filed a motion for reconsideration of the order approving the investment guidelines (the "Investment Guidelines Order"), which was denied by the Court after conducting a hearing on October 3, 1991. Subsequently, on October 15, 1991, the U.S. Trustee appealed the Investment Guidelines Order to the District Court. On appeal, the case was assigned to a United States Magistrate (the "Magistrate") who issued a report on May 7, 1993 (the "Report"). The Report recommended reversal of the Investment Guidelines Order on the basis that the guidelines do not comply with the with the bonding requirements of section 345(b). On August 19, 1993, the United States District Court for the District of Delaware (the "District Court") adopted the Report and reversed the Investment Guidelines Order.

         On August 30, 1993, Columbia and TCO appealed the District Court's decision to the Third Circuit Court of Appeals (the

"Third Circuit Appeal") and filed a motion for stay pending appeal (the "Stay Pending Appeal"). On February 10, 1994, the District Court granted the Debtors' motion for a stay pending appeal.

         On August 29, 1994, the Third Circuit issued its decision (i) affirming the District Court's decision except to the extent that it ruled on the Debtors' investments in repurchase agreements and (ii) remanding the matter to the District Court for further proceedings consistent with the opinion. In its opinion, the Third Circuit suggested to the District and Bankruptcy Courts that they implement the statutory guidelines of section 345(b) in a gradual manner so as not to have an unduly adverse impact on the estate.

         Pursuant to the Third Circuit's decision, the matter was remanded to the District Court and then to the Bankruptcy Court for further proceedings.
As of the date hereof, no further proceedings have occurred. In order to come into compliance with the Third Circuit's decision, the Debtors, in consultation with the U.S. Trustee, have gradually transferred and will continue to transfer their investments into government-backed securities and other similar government insured or guaranteed investments as their prior non-conforming
investments have matured and continue to mature.(11)   Thus, TCO's current


- --------------------
(11) On October 22, 1994, President Clinton signed into law the Bankruptcy Reform Act of 1994 which, among other things, amends section 345(b) of the Bankruptcy Code so as to insert the phrase "unless the court for cause orders otherwise" at the end of section 345(b). This amendment
                                                                  (continued...)

investments of excess cash are currently substantially in compliance with the Third Circuit's decision.


- --------------------
(...continued)
allows the court to approve investments other than those permitted by section 345(b) for just cause, thereby overruling the Third Circuit's decision in In re Columbia Gas System, Inc. The Bankruptcy Reform Act applies prospectively to cases filed after its effective date.

VI. THE COLUMBIA SYSTEM: PUBLIC UTILITY HOLDING COMPANY ACT REGULATION, SYSTEM FINANCING, COLUMBIA'S CLAIM AGAINST TCO AND THE INTERCOMPANY CLAIMS

         A.      THE COLUMBIA SYSTEM

         Columbia, the parent of TCO, is a holding company which owns 100% of the stock of TCO. Information, additional to that set forth below, with respect to the Columbia System is contained in Columbia's current SEC filings, including excerpts pertinent to the Plan from Columbia's (1994) Annual Report on Form 10-K and a Quarterly Report on Form 10-Q for the first quarter of 1995, copies of which are annexed hereto as Exhibits 4 and 5. Columbia has eighteen subsidiaries, all but one of which are wholly-owned, comprising one of the largest natural gas systems in the United States (the "Columbia System").

                 1.       SYSTEM COMPANIES AND RELATIONSHIPS WITH TCO

         TCO and its properties and business are described in Section III. The other components of the Columbia System are:

                          a.      COLUMBIA DISTRIBUTION COMPANIES (COLLECTIVELY,
                                  "CDC")

         Columbia Gas of Kentucky, Inc., Columbia Gas of Maryland, Inc., Columbia Gas of Ohio, Inc., Columbia Gas of Pennsylvania, Inc., and Commonwealth Gas Services, Inc. These companies provide natural gas service to more than 1.9 million residential, commercial and industrial customers in Kentucky, Maryland, Ohio, Pennsylvania and Virginia. With more than 28,000 miles of distribution pipelines, these companies serve major markets such as:
Columbus, Lorain, Parma, Springfield and Toledo in Ohio; Gettysburg, York and Pittsburgh in Pennsylvania;

Lynchburg, Staunton, Portsmouth and Richmond suburbs in Virginia; Ashland, Frankfort and Lexington in Kentucky; and Cumberland and Hagerstown in Maryland. In 1994, these five local distribution companies provided approximately 513 billion cubic feet of natural gas to their customers. TCO served these distribution companies as a provider of merchant gas prior to the implementation of Order No. 636, and now provides them with gas transportation and storage services.

                          b.      COLUMBIA GULF TRANSMISSION CORPORATION
                                  ("GULF")

         Gulf has been the primary provider of transportation service for TCO in connection with gas purchased by TCO from the Southwest, Mid-Continent and Rocky Mountain gas producing areas. As a consequence of Order No. 636, TCO is no longer purchasing any significant quantities of gas for which transportation by Gulf would be necessary. However, Gulf continues to be important to TCO's operations since it is the transportation source for much of the gas that is received by TCO for redelivery to TCO's Customers.


                          c. COLUMBIA GAS SERVICE CORPORATION ("COLUMBIA SERVICE CORPORATION")

         Columbia Gas Service Corporation (the "Columbia Service Corporation"), a mutual service company approved by the SEC under the HCA, cost-effectively provides a broad range of specialized and other business services to support the operations of Columbia and its subsidiaries. These services include electronic data processing, risk management, accounting, legal, financial, environmental, tax, human resources, auditing and other services for Columbia and its affiliates. Through economies of scale and efficiency, the Columbia Service Corporation is able to service the diverse and specialized needs of Columbia System businesses.

                          d. COLUMBIA NATURAL RESOURCES, INC. ("CNR"), AND COLUMBIA GAS DEVELOPMENT CORPORATION ("CGD")

         CNR is an Appalachian gas and oil producer and CGD a Southwest gas and oil producer. TCO purchased gas from CNR and CGD prior to the implementation of Order No. 636. Under Order No. 636, TCO will continue to render transportation services for gas produced by them.

                          e.      COLUMBIA LNG CORPORATION ("COLUMBIA LNG")

         Columbia LNG Corporation ("Columbia LNG"), an approximately 92%-owned subsidiary of Columbia, is also involved in the transmission segment. Columbia LNG, in partnership with a subsidiary of Potomac Electric Power Company, has started construction of a FERC-approved natural gas peaking operation at the Cove Point, Maryland facility referred to above. Peaking and related services are expected to start in late 1995 to meet the peak demands for natural gas in the mid-Atlantic area.

                          f. TRISTAR VENTURES CORPORATION AND COLUMBIA ENERGY SERVICES

         These companies are, respectively, a cogeneration project developer and a marketer of gas. TriStar Ventures Corporation ("TriStar"), another Columbia subsidiary, develops new business opportunities in power generation and other energy-related markets. Its primary focus is the development, ownership and operation of natural gas-fueled cogeneration and independent power projects. Its cogeneration projects include interests in a 117 megawatt facility at the B.F. Goodrich manufacturing plant in Pedricktown, New Jersey, a 44 megawatt facility at International Paper's Anitech plant in Binghamton, New York, a 46 megawatt facility at the Progresso Foods plant in Vineland, New Jersey and an 85 megawatt facility in Rumford, Maine. TCO transports gas for certain cogeneration projects in which TriStar has an interest and for Columbia Energy Services. Columbia Energy Services Corporation is the System's non-regulated natural gas marketing affiliate which markets natural gas and provides an array of supply and fuel management services to distribution companies, independent power producers and other large end users both on and off Columbia's transmission and distribution pipeline systems.

                 2. CERTAIN SHARED OPERATION AND MAINTENANCE SERVICES WITHIN THE SYSTEM

         TCO provides, at cost, certain operation and maintenance services related to the facilities of CDC, CNR and Columbia LNG. In addition, CDC and CNR perform operation and maintenance services for TCO at cost. All of these intercompany service arrangements are designed to maximize the efficiency and effectiveness of system-wide personnel and equipment. TCO proposes to assume all such executory contracts with its affiliates, and to pay cure costs connected therewith. See also Section IX.B, "Assumption of Tax Allocation Agreement".

         B. REGULATION BY THE SEC UNDER THE HCA OF THE COLUMBIA SYSTEM; HCA REGULATION OF CHAPTER 11 PLANS

         Columbia is a registered public utility holding company under the HCA. Under the HCA, the CDC companies are "public utility" subsidiaries, Columbia Service Corporation is a "mutual service company" and the remainder of Columbia's subsidiaries are "nonutility" subsidiaries of Columbia.

         Under sections 11(f) and (g) of the HCA, Columbia's Chapter 11 plan of reorganization must be approved by the SEC after public notice and opportunity for hearing, and the disclosure statement utilized to solicit acceptances of Columbia's plan must be submitted to the SEC for its review and a report by the SEC on the plan (or an abstract of such report), made after opportunity for hearing, must accompany Columbia's plan disclosure/solicitation materials.

         While these same statutory provisions are applicable to Chapter 11 reorganization plans and related disclosure/solicitation materials of all subsidiary companies, pursuant to its rule-making authority the SEC has exempted from these requirements nonutility subsidiaries of registered holding companies such as TCO (with limited exceptions applicable to TCO).

         Several of the transactions which are or may be necessary in order to consummate the TCO Plan (as distinguished from the TCO Plan itself) require approvals by the SEC under the HCA. Specifically, (i) the acquisition by Columbia of securities of TCO in satisfaction of its existing Secured Claims against TCO requires approval under sections 9 and 10 and (ii) the guaranty by Columbia of the distributions to Creditors contemplated by the TCO Plan requires approval under sections 6 and 7. In each case public notice and an opportunity for a hearing before the SEC by interested parties are required.

         Columbia's plan of reorganization is essentially a purely financial restructuring, and Columbia does not reasonably expect that its plan will not be approved by the SEC. Similarly, neither Columbia nor TCO anticipates that the TCO Plan transactions requiring approval by the SEC under the HCA will not be so approved.

         C. REGULATION BY THE SEC UNDER THE HCA OF EXTERNAL AND INTERNAL COLUMBIA SYSTEM FINANCINGS AND OF INTRA-SYSTEM SALES AND SERVICE CONTRACTS AND ASSET TRANSFERS

                 1.       SYSTEM EXTERNAL AND INTERNAL FINANCING

         Because the holding company represents the aggregate of the diversified credits of its subsidiaries, historically it enjoyed ready and cost-efficient access to the financial markets. It has proved to be a vehicle for satisfying the external financing needs of the Columbia System which is more cost effective than direct financing of the subsidiaries. As a consequence, with infrequent exceptions, Columbia has satisfied the capital requirements of its subsidiaries, including TCO, by reinvesting the proceeds of its own external financings in those subsidiaries either as indebtedness bearing interest rates and maturities corresponding to the interest rate and maturities of Columbia's own indebtedness, or as equity.

         Sections 6 and 7 of the HCA govern the issuances by Columbia of its own securities and sections 6, 7, 9 and 10 of the HCA govern the issuances by its subsidiaries of corresponding securities and Columbia's acquisition of those corresponding securities.

         Section 7 of the HCA provides that debt securities may not (with minor exceptions) be issued either by a registered holding company or by any of its subsidiaries if the SEC finds (among other things) that (i) the asset value underlying the securities is inadequate, (ii) the securities are not reasonably adapted to the capital structure of the holding company system, (iii) the terms of the debt securities are not reasonable, or (iv) in the case of debt securities of subsidiaries, they are not reasonably adapted to the subsidiary's earning power.

                 2. SEC REGULATION UNDER THE HCA OF INTRA-SYSTEM SALES AND SERVICE CONTRACTS AND ASSET TRANSFERS

         Most significant transactions between Columbia and its subsidiaries and between its subsidiaries are subject to HCA regulation by the SEC.
Sections 9, 10 and 13 require SEC approval for the sale or acquisition of affiliate securities or oil and gas leasehold interests and govern the sale of non-gas goods and services, generally requiring them to be provided at cost.(1)

         As noted, TCO has had and continues to have a variety of on-going transactions with certain other Columbia subsidiaries. All these transactions have been and continue to be in


- --------------------

(1) In addition, state regulation of utility companies also generally requires pre-approval of transactions with affiliates (including pipeline affiliates) and generally provides for limited ability to recover more than a fair allocation of cost of capital.

compliance with the requirements of the HCA and any applicable state regulations. The sale of gas, however, is regulated only by FERC and state commissions.

         D.      CLAIMS OF COLUMBIA AND ITS OTHER SUBSIDIARIES AGAINST THE TCO
                 ESTATE

                 1.       COLUMBIA'S CLAIMS

         Columbia's Claims against the TCO Estate fall into four categories:
(i) Secured Claims for borrowed money, (ii) Unsecured Claims for borrowed money and (iii) Contingent Claims arising under certain contractual relationships.

                          a.      SECURED CLAIMS FOR BORROWED MONEY

         The first Secured Claim (the "Inventory Claim") is based upon indebtedness owed by TCO to Columbia pursuant to an Inventory Loan Agreement. The Inventory Claim is secured by all of the natural gas held in storage by TCO in certain underground storage reservoirs, including cushion gas, and the proceeds thereof (the "Collateral"), as more fully set forth in the Inventory Security Agreement dated as of June 19, 1985, between Columbia and TCO. As of the Petition Date, the outstanding amount of the Inventory Claim was $410 million in principal plus accrued interest of approximately $2.7 million. Post-petition interest has been accrued by TCO on the Inventory Claim, calculated in accordance with the Inventory Financing Agreement. In connection with the implementation of Order No. 636, TCO transferred title to most of its gas inventory to its Customers. Pursuant to the Bankruptcy Court order dated October 20, 1993 approving that transfer, Columbia's lien attached to the proceeds of sale (approximately $127 million in cash), and continues to attach to cushion gas retained by TCO in connection with the operation of its storage facilities.

         The second Secured Claim (the "Mortgage Claim") is based on indebtedness issued by TCO to Columbia under the TCO Indenture of Mortgage and Deed of Trust dated August 30, 1985 (the "TCO Indenture"). The Mortgage Claim is secured by substantially all property, rights, privileges and franchises of TCO of every kind and description, real, personal and mixed, tangible or intangible (with the exception of certain property set forth in the TCO Indenture) and the proceeds thereof (collectively, the "Trust Estate"). As of the Petition Date, the outstanding amount of the Mortgage Claim was approximately $930.4 million in principal plus accrued interest of approximately $29 million. Post-petition interest has been accrued by TCO on the Mortgage Claim calculated in accordance with the various underlying mortgage documents.

                          b.      UNSECURED CLAIMS FOR BORROWED MONEY

         The first Unsecured Claim for borrowed money (the "Columbia Unsecured Promissory Note Claim") is based upon unsecured indebtedness of TCO to Columbia evidenced by a series of Installment Promissory Notes of various dates. As of the Petition Date, the aggregate principal amount outstanding was approximately $293.8 million and accrued interest was approximately $6.8 million.

         The second Unsecured Claim for borrowed money is based upon a series of Revolving Credit Agreement Notes of various dates. The aggregate principal amount owed, as of the Petition Date, was $50 million, and accrued interest was approximately $314,000.

                          c. UNSECURED CLAIMS ARISING UNDER CONTRACTUAL ARRANGEMENTS

         Columbia has asserted an Unsecured Claim against TCO in an undetermined amount for reimbursement of obligations Columbia has or will pay to the Reliance Insurance Companies ("Reliance") as guarantor of TCO's obligations to Reliance under certain surety bonds issued pre-petition. The Plan provides for the assumption by Reorganized TCO of its obligations to Columbia on account of such surety bonds.

         Columbia and other affiliates have asserted contingent, unsecured Claims in undetermined amounts (the "TAA Claims") for amounts which may become owing to them by TCO in the event TCO rejects the Tax Allocation Agreement.
See Section IX.B., "Assumption of Tax Allocation Agreement". The Plan, however, provides that TCO will seek to assume the TAA, subject to the approval of the Bankruptcy Court.

                          d.      MISCELLANEOUS PAYABLE CLAIMS

         Columbia also holds an Unsecured Claim against TCO relating to tax benefits in connection with employee stock options for tax year 1990 which was listed on TCO's Schedules of Liabilities as undisputed, liquidated and non-contingent in the amount of $193,313. This amount has been increased to $409,625 to reflect additional liabilities associated with the tax benefits in connection with employee stock options for tax year 1989.

                 2.       CNR'S CLAIM FOR THE EAST LYNN CONDEMNATION AWARD

         Following the filing of the petition, TCO received payment from the U.S. Army Corps of Engineers (the "Corps") for certain coal properties which the Corps had condemned. These properties had previously been transferred to CNR (see Section VI.E.1.b, "Transfer of Natural Resource Properties From TCO to CNR"), and this payment has been held by TCO in an interest-bearing account. The Plan provides for the transfer of the East Lynn Condemnation Award to CNR.

                 3.       OTHER COLUMBIA SUBSIDIARIES' CLAIMS

         The CDC companies and other subsidiaries of Columbia have Claims against TCO which arose in the ordinary course of their business dealings, as well as contingent Claims which would arise from a rejection of the Tax Allocation Agreement. These Claims are payable in full to the extent they are cure costs on assumed executory contracts, or are classified in Class 3.4 or Class 4.5.

         E. THE INTERCOMPANY CLAIMS (ASSERTED ON BEHALF OF THE TCO ESTATE AGAINST COLUMBIA AND CNR)

                 1.       BACKGROUND

                          A.      TCO'S 1985 CRISIS

         As more fully described in Section III.A, "TCO's Pre-Bankruptcy Corporate Structure and Operations; Historical Industry Background," by early 1985 TCO's exposure on its high-priced, high take-or-pay, Southwest Producer gas supply contracts jeopardized its long-term viability. In March 1985, Arthur Andersen & Co., Columbia's auditors, qualified the 1984 Columbia financials to reflect the uncertainty and risks arising from the adverse FERC determinations and TCO's high-priced gas supply contracts.

         TCO and Columbia structured a two-part response to resolve TCO's business problems and to preserve its viability. The first step in this response came in the spring of 1985: the PGA Settlement between TCO and its Customers and other participants in certain FERC proceedings set Customer purchase levels and capped TCO's prices for natural gas sales for two years. See Section III.B.2, "Emergence of the Gas 'Bubble' and the Effect on TCO". As a result of the PGA Settlement, TCO incurred pre-tax writeoffs in excess of $400 million in 1985 and 1986, causing TCO's debt-to-equity ratio to deteriorate substantially.

         The second step of the response was to renegotiate TCO's most troublesome supply contracts, which effort required more than a billion dollars in financial assistance from Columbia. In April 1985, the Columbia Board of Directors approved the plan, which was called the PPRPP (see Section III.B.2., "Emergence of the Gas 'Bubble' and the Effect on TCO") and consisted of a massive buyout proposal to various Producers. Because of the high level of risk as to TCO's continued financial viability absent success of the PPRPP, the Board authorized the extension of new funds to TCO only on a secured basis. That secured financing was initially approved by the SEC in June 1985.

         From June through December 1985, TCO incurred more than $1 billion in secured debt, most of which funded the PPRPP. The buydown of those supply contracts reduced the Producer Claims for which TCO might be liable in a subsequent bankruptcy proceeding by more than $4 billion.

         As a result of Columbia's 1985 commitment and continuing support, TCO remained a viable, going concern for almost six years and generated net cash flow from operations (before debt service) of $1.3 billion. From 1986 through 1989, TCO reduced its overall debt by more than $725 million and TCO's debt-to-equity ratio improved until abnormally warm weather adversely impacted TCO's operating performance in 1990.

         The exceptionally warm winter weather beginning in 1990 substantially reduced TCO's cash flow and increased its working capital requirements. Through 1990 and early 1991, TCO's secured debt increased rapidly as Columbia provided new funds to meet TCO's capital and operating cash needs.

         After the PPRPP generally became effective, TCO paid Producers (through the Petition Date) more than $5.3 billion or approximately $1.6 billion more than these Producers would have received if they had sold their gas on the declining spot market. Producers also received from TCO another $393 million in payments for additional contract reformation and non-recouped take-or-pay, in addition to the $796 million paid as part of the PPRPP.

         TCO's pre-tax cash flow was more than adequate to fund all its dividend, interest and principal payments to Columbia. During this period, TCO made capital expenditures exceeding $680 million, virtually all of which was spent on the construction of gas pipeline facilities, including transmission pipelines to reach new Customer areas. In addition, dividends totaling $130 million were paid out of earnings in conformity with Delaware General Corporation Law and SEC regulations under the HCA. No unsecured debt was prepaid or retired early.

                          b. TRANSFER OF NATURAL RESOURCE PROPERTIES FROM TCO TO CNR

                                  (i)     INITIAL APPROVAL OF TRANSFER

         In 1944, Columbia was composed of many companies, a number of which were involved in distribution, transmission and production. In 1971, those companies were merged to form TCO, a single interstate transmission company subject to FERC jurisdiction. As a result, TCO acquired all of Columbia's production properties located in Appalachia. After the passage of the NGPA in 1978, many pipelines (including Columbia) reconsidered the logic of continuing to combine gas production and pipeline businesses in one company.

         In the early 1980s, many pipelines were transferring production properties to affiliates. Columbia and TCO actively explored transferring TCO's Appalachian exploration and production properties to a subsidiary devoted to developing and marketing Appalachian oil and gas free from FERC regulations (and thereby separating it from TCO's highly regulated pipeline business of buying, transporting and reselling Appalachian and Southwestern gas). CNR was incorporated in 1984 for that purpose.

         In 1984-85, Columbia and TCO filed applications with the SEC and FERC to effectuate the transfer. As noted in those applications, the proposed transfer of properties had been structured as a tax-free reorganization.

                                  (ii)    WITHDRAWAL OF THE APPLICATION

         TCO had in the meantime begun formulating the PPRPP. Because Columbia was not in a position to provide all the funds required by TCO, a bank loan to TCO that was secured by the Appalachian oil and gas reserves that were to be transferred to CNR (the "Production Loan") was obtained instead.

         The Production Loan, however, required any transfer to be subject to liens. To effect the transfer subject to the liens would have resulted in a high level of deferred taxes that would have been recognized in the event of a loss of control by either CNR or TCO of the production properties. To protect TCO and its creditors (including Columbia) from those tax consequences, the SEC and FERC applications were withdrawn and the transfer was postponed. At that time, TCO entered into a management agreement with CNR relating to those properties.
                                  (iii)   RESUBMITTAL OF THE REORGANIZATION

         TCO repaid the Production Loan in 1988. In early 1989, a new reorganization agreement providing for transfer of the properties was entered into and submitted to the SEC and FERC for approval. Following public notice and an opportunity for hearing, the SEC approved the transfer in May 1989. Congressional passage of the Natural Gas Wellhead Decontrol Act of 1989 and a subsequent FERC interpretation of that Act (FERC Order No. 523, February 18,
1990) established that there was no longer a need for FERC approval of the transfer. Shortly thereafter, the transfer of properties began.

                                   (iv)   THE CNR TRANSFER

         On May 31, 1990, CNR and TCO executed a purchase and sale agreement. Pursuant to that agreement, the closings for the transfer (the "CNR Transfer") of TCO's natural resource properties were held from June to August 1990. The transfers were structured to be tax free, and, like other intercompany transfers, were all done at book value.

         In exchange for the properties (including wells, oil and gas leaseholds, equipment, contracts and accounts receivable), $54 million of net liabilities, and $22 million in cash, which collectively had the net book value of $101,628,700, CNR issued to TCO 4,065,148 shares of its common stock, with an aggregate par value of $101,628,700. Immediately after the transfer, TCO owned 80% of CNR. Pursuant to the requirements of section 368(a)(1)(D) of the Internal Revenue Code governing tax-free divisive reorganizations, TCO then distributed the CNR shares to Columbia; in exchange TCO received from Columbia TCO common stock having the same aggregate par value as the CNR shares transferred to Columbia. Before and after these transactions, both TCO and CNR were wholly-owned subsidiaries of Columbia.

                 2.       THE INTERCOMPANY CLAIMS LITIGATION

                          a. STIPULATION AND ORDER CONCERNING PROSECUTION OF THE INTERCOMPANY CLAIMS

         On February 4, 1992, the Bankruptcy Court approved a stipulation among Columbia, TCO and the Creditors' Committee assigning to the Creditors' Committee the right to investigate and prosecute, on behalf of the Estate, all claims against Columbia or CNR relating to actions occurring prior to the Petition Date that may arise under sections 510(c), 544, 545, 547, 548, 550(a) and 550(b) of the Bankruptcy Code or under applicable non-bankruptcy law for any allegedly fraudulent conveyance, equitable subordination, illegal dividend, corporate waste, alter ego, piercing the corporate veil, preference, invalidation of unperfected liens or security interests and breach of fiduciary duty (the "Intercompany Claims").

         The Stipulation allowed the claims to be pursued without conflict by the TCO Creditors that potentially had the most to gain from the litigation and provided that TCO would cooperate with the Creditors' Committee in the investigation and prosecution of all Intercompany Claims. The order approving the

Stipulation reserved to TCO and Columbia the right to include settlement of the litigation in any plan(s) of reorganization. Settlement negotiations were conducted prior to the filing of a complaint, but did not produce a settlement.

                          b.      INTERCOMPANY CLAIMS LITIGATION PROCEEDINGS

         On March 18, 1992, the Creditors' Committee filed its Complaint against Columbia and CNR asserting the Intercompany Claims (the "Complaint"), which are summarized below.

                                  (i)     ALLEGATIONS OF EQUITABLE SUBORDINATION


         The Complaint asserted that from 1985 to the filing of TCO's bankruptcy petition in 1991, Columbia had used its position as sole stockholder of TCO to gain for itself an unfair advantage over TCO's unaffiliated creditors by maintaining TCO in an undercapitalized or insolvent condition while Columbia removed valuable assets from TCO and repositioned itself as a secured creditor in TCO's remaining assets so that Columbia would be at the head of the creditor line in the event of a TCO bankruptcy. Among the transactions challenged as part of the equitable subordination case were the transfer of TCO's oil, gas and coal properties to Columbia and CNR in exchange for the return of TCO stock; the payment of $130 million in dividends to Columbia; the use of new secured debt to Columbia to pay principal and interest on TCO's pre-1985 unsecured debt to Columbia; and the increase in TCO's secured debt to Columbia prior to bankruptcy. The Complaint alleged that these actions had conferred an unfair advantage on Columbia over TCO's other creditors and caused injury to TCO and its creditors. As a remedy for this conduct, the Complaint sought the equitable subordination of Columbia's claims against the TCO estate to the claims of TCO's other creditors.

                                  (ii)    ALLEGATIONS SEEKING
                                          RECHARACTERIZATION OF DEBT AS EQUITY

         The Complaint also asserted that Columbia's secured advances to TCO from 1985 through 1991 should be recharacterized as equity contributions because those loans were made by an insider at a time when TCO was undercapitalized or had inadequate equity capital such that no disinterested lender would have been willing to lend a like amount of funds to TCO on similar terms. The Complaint asserted that Columbia's use of secured debt to finance TCO in these circumstances inequitably shifted the risk of loss from Columbia to TCO's other creditors.

                                  (iii)   ALLEGATIONS OF FRAUDULENT CONVEYANCES

         The Complaint further asserted that the transfer of TCO's oil, gas and coal properties to CNR, the payment of dividends to Columbia after July 31, 1988, the payment of principal and interest on TCO's prior unsecured debt to Columbia after July 31, 1988, and the untimely perfection of certain of Columbia's liens during that period constituted fraudulent conveyances under applicable state and federal law. The Complaint alleged that those transfers were made in bad faith and/or with the intent to hinder, delay or defraud TCO's Creditors; that TCO was insolvent or engaged in business with unreasonably small capital at the time of those transfers; and that TCO did not receive fair consideration.

                                  (iv)    ALLEGATIONS OF VOIDABLE REDUCTION IN
                                          CAPITAL

         The Complaint further alleged that TCO's capital was impaired as a result of the transfer of TCO's oil, gas and coal properties to CNR and that, therefore, that transfer was avoidable under applicable state and federal law. That claim was withdrawn at trial.

                                  (v)     ALLEGATIONS OF PREFERENCES

         The Complaint also asserted that TCO's payments of principal and interest on its unsecured debt to Columbia and the untimely perfection by Columbia of certain liens on TCO real estate between July 31, 1990 and July 31, 1991, were transfers made on account of antecedent debts when TCO was insolvent which enabled Columbia to receive more than it would have received in a liquidation of TCO under Chapter 7, and thus constitute voidable preferences under Section 547 of the Bankruptcy Code.

                          C.      RESPONSE OF COLUMBIA AND CNR

         Columbia's response to the Complaint was, among other things, that:

                   (i) with respect to the fraudulent conveyance claims, such transfers were made for legitimate business reasons and fair consideration; TCO was solvent and sufficiently capitalized at all relevant times and did not act in bad faith, or to hinder, delay or defraud its Creditors; that dividends were paid in accordance with Delaware Corporation Law and that TCO had sufficient earnings and/or surplus to pay such dividends to Columbia;

                  (ii) with respect to the preference claims, that TCO was solvent at the time the payments were made; that the loans were obtained and the payments were made in the ordinary course of TCO's business; that the loans were repaid in accordance with their regular payment and ordinary business terms; and TCO's payments of principal and interest on Columbia's unsecured debt were not voidable preferences under Section 547 of the Bankruptcy Code; and

                 (iii) with respect to claims for equitable subordination and recharacterization of Columbia's debt as equity, when TCO encountered severe business problems in 1985, Columbia could have either supported TCO or allowed it to enter bankruptcy; the decision by Columbia to support TCO and avert its bankruptcy immensely benefitted TCO and its Creditors (especially Producers that received PPRPP and other contract renegotiation payments exceeding $1 billion and, over the next six years, more than $1.6 billion in above-market payments for gas); supporting TCO with unsecured debt or equity was foreclosed by Columbia's duties to its security holders and thus secured debt was the only means of providing TCO with financial support; TCO was solvent and adequately capitalized during the relevant period; all of TCO's dividends were legally paid, reasonable and appropriate; through Columbia's support, TCO continued to operate successfully until record warm weather arrived in early 1990; TCO paid all of its obligations as they came due (including those owed to Producers and Columbia alike); TCO did not prepay unsecured debt or in any way convert it to secured debt; Columbia's conduct was neither inequitable nor injurious to TCO's other Creditors; and any alleged advantage to Columbia over other Creditors in bankruptcy is derived from its unique position--unlike other Creditors, Columbia provided new financing to TCO and did so at a time when TCO's financial position was precarious. The allegation regarding recharacterization of debt as equity is not a separate claim under the Bankruptcy Code and, in any event, recharacterization would be improper because it benefitted Creditors when TCO incurred the debt and Columbia received SEC approval to finance TCO on a secured basis after public notice. In addition, only initial undercapitalization, which is not alleged in the Complaint and has not been proved, could support a claim for recharacterization, and the Complaint also fails to adequately allege facts that could support a finding of injury or unfair advantage as is required under section 510(c) of the Bankruptcy Code, 11 U.S.C. Section 510(c).

                 3.       INTERCOMPANY CLAIMS LITIGATION PRETRIAL MATTERS

         On April 13, 1992, the Bankruptcy Court entered a Scheduling Order with respect to discovery and procedures relating to the Intercompany Claims. Hundreds of thousands of document pages were produced to the Creditors' Committee by TCO, Columbia and CNR, and depositions of two dozen former or current employees of TCO and Columbia were taken. In addition, approximately a dozen expert witnesses were deposed by the parties.

         In May through June 1992, Columbia's Official Committees of Equity Holders and of Unsecured Creditors (the "Columbia Committees") both intervened in the Intercompany Claims litigation as defendant-intervenors and answered the complaint jointly, and TCO's Customers' Committee intervened as a plaintiff-intervenor and filed a complaint substantially similar to the Creditors' Committee's complaint.

         On June 30, 1992, Columbia filed an Objection to the TCO Creditors' Committee's Proof of Claim filed on behalf of TCO against Columbia (the "Objection"), which was consolidated with the Complaint pursuant to a Consent Order signed on July 31, 1992.

         In June 1992, Columbia and CNR filed a Motion for Judgment on the Pleadings and Summary Judgment (the "Summary Judgment Motion") as to the equitable subordination, recharacterization and certain other claims in the Complaint. The parties (including the intervening committees) briefed the Summary Judgment Motion extensively, first in 1992 and then, based upon the factual record developed during discovery, again in 1993. The Summary Judgment Motion was denied shortly before trial without opinion.

         On May 13, 1994, the Bankruptcy Court made a sua sponte motion to the District Court for withdrawal of the jurisdictional reference of the Intercompany Claims Litigation. On May 25, 1994, the District Court granted the Bankruptcy Court's sua sponte motion and withdrew the reference of the Intercompany Claims Litigation.

                 4.       THE INTERCOMPANY CLAIMS TRIAL

         Trial before the Honorable Joseph J. Farnan commenced in the United States District Court for the District of Delaware on September 12, 1994. The trial was completed on October 25, 1994.

         During the trial the Creditors' Committee called three fact witnesses (as adverse witnesses) and six expert witnesses and offered 677 exhibits in support of TCO's claims against Columbia. In their defense, Columbia and CNR called four fact witnesses and seven expert witnesses and offered 184 exhibits in opposition to the evidence presented by the Creditors' Committee. Each side designated portions of 23 depositions in support of their positions. All of the fact witnesses testifying at trial or by deposition were present or former officers of Columbia or TCO.

         Following the trial, both sides submitted proposed findings of fact, reply findings of fact, proposed conclusions of law, and post-trial argument. These post-trial written submissions were completed on December 20, 1994.

         The Columbia Committees participated in trial preparation and defense and the preparation of post-trial submissions. The Court's decision is not expected before June 1, 1995.

                 5.       SUMMARY OF CREDITORS' COMMITTEE'S POSITION

         The Creditors' Committee contends that it established at trial that between 1985 and 1991 Columbia was carrying out a plan to use its control over TCO to gain for itself an inequitable advantage over TCO's general unsecured creditors.

The Creditors' Committee contends that the evidence showed (i) that Columbia formulated this plan in late 1984 and early 1985 when TCO was experiencing severe financial problems, including the possibility that it might soon be forced into bankruptcy; (ii) that Columbia recognized that, as stockholder and unsecured creditor of TCO, it had little chance of holding on to its investment in TCO if TCO went into bankruptcy at that time; and (iii) that to avoid the loss of its investment and gain a priority over TCO's other creditors, Columbia devised and implemented a plan to forestall an immediate TCO bankruptcy and maintain Columbia's control over TCO while Columbia removed assets from TCO and repositioned itself as a secured creditor in TCO's remaining assets, thereby shifting the risk of loss to TCO's other creditors in case TCO failed.

         The Creditors' Committee contends that the evidence further showed that Columbia's plan included (i) the removal of TCO's valuable oil, gas and coal properties for the benefit of Columbia through the transfer of those assets to CNR in exchange for the return of shares of TCO's own stock which had no value to TCO; and (ii) the removal of an additional $130 million from TCO through the payment of dividends to Columbia when TCO was undercapitalized and needed additional cash. The Creditors' Committee contends that the evidence also showed that TCO borrowed additional secured debt from Columbia to pay those dividends, and that Columbia's equity interest was thereby in effect converted into secured debt having a priority over TCO's unsecured creditors.

         In addition, the Creditors' Committee contends that the evidence at trial showed that Columbia made several changes in its practices with respect to TCO's financial structure between 1985 and 1991 for the purpose of improving Columbia's claim position in the event of a TCO bankruptcy, including (i) leaving TCO severely undercapitalized from 1985 through 1991 so as to minimize Columbia's equity investment at risk in TCO without reducing its ownership and control; (ii) the institution of a new policy in 1985 of meeting all of TCO's financing requirements from 1985 onwards exclusively with secured debt from Columbia in an attempt to gain a secured claim on all of TCO's remaining assets; and (iii) the conversion of over $300 million of Columbia's pre-1985 unsecured loans to TCO into secured loans by having TCO borrow new secured debt from Columbia to repay the prior unsecured debt, thereby elevating Columbia's claim in bankruptcy over that of TCO's other unsecured creditors.

         The Creditors' Committee contends that the evidence showed that Columbia's conduct was inequitable and, unless remedied by the Court, would result in an unfair advantage for Columbia in the distribution of the TCO estate and a corresponding injury to TCO's other Creditors.

         The Creditors' Committee contends that the evidence at trial also showed that a number of these transactions could be set aside as fraudulent conveyances or voidable preferences. Thus, the Creditors' Committee contends that the evidence established (i) that the transfer of TCO's oil, gas and coal properties to CNR was both an intentional fraudulent conveyance and a constructive fraudulent conveyance under Section 548 of the Bankruptcy Code and Delaware fraudulent conveyance law; (ii) that the dividends paid to Columbia in the three years prior to TCO's bankruptcy were fraudulent conveyances under Delaware law; (iii) that the new liens given to Columbia in connection with the conversion of TCO's pre-1985 unsecured debt to Columbia into secured debt in the three years prior to bankruptcy were fraudulent conveyances under Delaware law; and (iv) that the liens acquired by Columbia in connection with the conversion of TCO's pre-1985 unsecured debt to Columbia into secured debt in the one year prior to bankruptcy and those liens that Columbia failed to perfect on a timely basis prior to the preference period were voidable preferences under Section 547 of the Bankruptcy Code.

              6.       SUMMARY OF COLUMBIA'S ANALYSIS OF THE INTERCOMPANY CLAIMS

         Columbia believes that the Creditors' Committee failed to show at trial (i) that any transfers by TCO to Columbia were improper or inequitable or that any such transfers (or liens) constituted fraudulent conveyances or voidable preferences; (ii) that the secured financing of TCO by Columbia (or any other conduct of Columbia) was improper or inequitable or that Columbia obtained any unfair advantage thereby; (iii) that TCO accelerated any payments to Columbia on unsecured debt or that any unsecured debt was converted to secured debt; (iv) that the secured financing by Columbia of TCO injured or unfairly disadvantaged any group of actual or potential Creditors of TCO; or
(v) that TCO was initially undercapitalized.

         Columbia also believes that the credible evidence at trial demonstrates that the two-part plan developed by TCO and Columbia in response to TCO's problems in 1985 was a reasonable and bona fide attempt to solve TCO's problems permanently, which in large part succeeded until adverse regulatory and market developments, followed by unprecedented warm weather in 1990-91, led to TCO's Chapter 11 filing. Columbia believes that the evidence presented at trial also shows that (i) TCO's problems in 1985 and the attendant increase in its debt/equity ratio were a result of adverse business developments unrelated to Columbia's conduct; (ii) all financing of TCO was approved by the SEC, after public notice and opportunity for objection; (iii) TCO repaid unsecured debt only as it came due; (iv) TCO had sufficient net cash flow from operations to fund all of its debt and dividend payments to Columbia; (v) TCO's payment of principal and interest to Columbia was in the ordinary course of business, pursuant to ordinary business terms, as well as pursuant to the terms of loans made in the ordinary course of business that had been approved by the SEC; (vi) providing TCO with unsecured debt or equity would have been inconsistent with Columbia's duties to its own creditors and shareholders; and (vii) all of TCO's dividends were proper.

         Most important, Columbia contends that the trial record demonstrates that Columbia's continued funding of TCO greatly benefitted TCO's Creditors, since it enabled TCO (i) to continue operating and fulfilling TCO's obligations to outside Creditors (including the purchase of gas from Producers at prices above spot market prices) and (ii) to substantially reduce potential Producer Claims against the Estate by the payment of approximately $850 million over two years to Producers under the PPRPP, the continued performance of the long-term gas contracts from 1986 through mid-1991, and the expenditure of more than $200 million for buyouts (and buydowns) of long-term contracts after 1986.

         Finally, Columbia believes that the credible evidence demonstrates that the CNR Transfer was not a fraudulent conveyance because TCO was in fact solvent and had sufficient capital available to it at the time of the transfer (and immediately thereafter) and the transfer was not made with fraudulent intent, but was made to further long-standing substantial and legitimate business purposes that were shared and effectuated by many other pipelines, including ensuring that unregulated properties were maintained in a separate unregulated company where they could be managed and developed more efficiently free from regulatory constraints.

                 7.       SETTLEMENT OF THE INTERCOMPANY CLAIMS

         The Bankruptcy Court must approve the settlement of the Intercompany Claims Litigation under the Plan in connection with Confirmation, pursuant to Bankruptcy Rule 9019. The factors to be considered by this Court in determining whether to approve a settlement are (a) the probability of success in litigation; (b) the difficulties to be encountered in collection; (c) the complexity of the litigation and its attendant expense, inconvenience and delay; and (d) the paramount interest of the creditors. See In re Allegheny Int'l, Inc., 118 B.R. 282, 309-310 (Bankr. W.D. Pa. 1990) (quoting In re Grant Broadcasting of Philadelphia, Inc., 71 B.R. 390, 395 (Bankr. E.D. Pa. 1987)); see also Depoister v. Mary M. Holloway Found., 36 F.3d 582, 585-586 (7th Cir.
1994) (quoting Protective Comm. for Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414, 424-25 (1968)); Wallis v. Justice Oaks II, Ltd. (In re Justice Oaks II, Ltd.), 898 F.2d 1544, 1549 (11th Cir.), cert. denied, 498 U.S. 959 (1990); In re Energy Coop., Inc., 886 F.2d 921, 927 (7th
Cir. 1989) ("[t]he benchmark for determining the propriety of a bankruptcy settlement is whether the settlement is in the best interests of the estate").

         TCO, Columbia, the Creditors' Committee and the Customers' Committee believe that the settlement of the Intercompany Claims Litigation as part of the Plan is fair and reasonable and is in the best interests of all Creditors of the TCO Estate. To assist Creditors in evaluating the fairness and reasonableness of the settlement of the Intercompany Claims Litigation, TCO and the Creditors' Committee will make available to any Creditor, upon written request, redacted post-trial briefs, findings of fact and the conclusions of law which were submitted to the District Court.

         The outcome of the numerous legal and factual issues raised by the Intercompany Claims Litigation is not without doubt. The potential outcomes in the Intercompany Claims Litigation range, based on the positions of the parties at trial, from no recovery to a recovery in excess of $1 billion. In addition, any decision by the trial court would likely be subject to costly and time-consuming appeals. The appeals could result in a reversal and a new trial that would only further delay resolution of these Claims and the payment of TCO's Creditors. The settlement and release of these Claims allows TCO's Creditors an opportunity to receive substantial cash payments upon the Effective Date and permits TCO and Columbia the opportunity to emerge from bankruptcy proceedings without extended further delay.

VII.     PLAN TREATMENT OF CLAIMS AND SUMMARY OF OTHER PLAN PROVISIONS

         THE FOLLOWING SUMMARY OF THE PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL PROVISIONS OF THE PLAN, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT 1.

         A.      CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

         All Claims and Interests are placed in the Classes set forth below except that, in accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims and certain other obligations of TCO have not been classified. The treatment of various Claims against, and Columbia's Interests in, TCO are generally described below. This description is not intended to supersede the Plan and, for the precise treatment of Claims and Interests, reference should be made to the Plan itself.

         In general, distributions in respect of Claims that are Allowed Claims on the Effective Date will be made on the Effective Date by Reorganized TCO.
If all Producers accept their Original Settlement Values, all Producers in Class 3.3 will receive the Target Distribution Percentage of their Allowed Claims on the Effective Date. If all Producers do not accept the Original Settlement Values proposed for their Claims prior to the Effective Date, each Accepting Producer in Class 3.3 will receive the Initial Distribution Percentage of their Allowed Claims on the Effective Date. Each Rejecting Producer in Class 3.3 will receive the Initial Distribution Percentage of its Allowed Claim on the thirtieth day after the end of the Calendar Quarter during which its Claim becomes Allowed. Additionally,





                                     VII-1
all holders of Allowed Class 3.3 Claims may receive an additional distribution after all Class 3.3 Claims have been liquidated as described below.

         Under the Plan, Reorganized TCO will assume Post-Petition Operational Claims, Miscellaneous Administrative Claims and all Class 4 Claims.

                 1.       UNCLASSIFIED CLAIMS

                          a.      ADMINISTRATIVE CLAIMS

         Administrative Claims include Claims for costs and expenses of the administration of the Reorganization Case Allowed under sections 503, 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code and consist of the following:

                          (i)       PROFESSIONAL CLAIMS

         Professional Claims include all Claims for unpaid fees and expenses of Professionals retained in the Reorganization Case, as well as Claims pursuant to section 503(b) of the Bankruptcy Code for compensation or reimbursement of expenses to Creditors, indenture trustees and other entities and their attorneys and other professional advisors who are determined by the Bankruptcy Court to have made a "substantial contribution" to the Reorganization Case.

         Each Allowed Professional Claim will be paid in full in cash by TCO (unless the holder of such Claim agrees to other treatment) on the later of (i) the Effective Date and (ii) the tenth day after the date on which an order allowing such Professional Claim becomes a Final Order. Pursuant to the Plan, a Bar Date will be set for the Filing of Professional Claims.





                                     VII-2

See Section VII.H.1.a, "Bar Dates For Certain Administrative Claims; Professional Claims".

         TCO estimates that the Allowed Professional Claims which are to be paid on or after the Effective Date will aggregate approximately $18.5 million. Most Professionals retained in the Reorganization Case are being paid currently 90% of requested fees and 100% of requested expense reimbursements, which amounts, as well as the remaining 10% of requested fees, are subject to final Bankruptcy Court approval. Post-petition interest may be payable, to the extent Allowed by the Bankruptcy Court, on such remaining 10% of requested fees. TCO has not consented to the payment of post-petition interest on any professional fees.

                          (ii)      POST-PETITION OPERATIONAL CLAIMS

         Post-Petition Operational Claims consist of all those Administrative Claims, other than Environmental Claims included in Class 4.1, arising from liabilities incurred by TCO in the ordinary course of business during the pendency of the Reorganization Case. Post-Petition Operational Claims include, but are not limited to, Administrative Claims of governmental units for taxes, Refund Claims attributable to rates and charges for services rendered by TCO after the Petition Date and FERC- mandated post-petition interest thereon, post-petition trade vendor and supplier payment obligations and post-petition obligations under contracts and leases.

         On May 24, 1995, the IRS filed an Administrative Claim against TCO for employment taxes in the amount of $507,438.13





                                     VII-3

(including interest of $68,232.19 and penalties of $2,185.05 through May 28, 1995) for its taxable years ending December 31, 1991, 1992 and 1993 and the taxable period ending June 30, 1994. The IRS Administrative Claim relates to withholding on certain meal allowances given to employees. TCO has conceded in principle its liability to the IRS for the amount of employment taxes due. However, both the IRS and TCO agree that the interest and penalties were improperly included in the Claim, and will be excluded.

         Additionally, on May 24, 1995, the IRS filed an Administrative Claim for federal income taxes in the amount of $87,844,798.69 (including interest of $13,879,916.69 through May 28, 1995) against Columbia for its taxable year ending December 31, 1992. This Claim arose in connection with an audit of the Columbia Group's federal income tax returns for the taxable years ending December 31, 1991 and December 31, 1992. The audit of the tax return for the 1991 year resulted in a net refund to the Columbia Group of $730,548.00. The issues discussed below were also raised in that year.

         The principal federal income tax issues raised by the 1992 IRS Administrative Claim are the deductibility by Columbia of approximately $174 million of accrued interest expense on its outstanding debt obligations and the deductibility by Columbia of approximately $10.8 million and by TCO of approximately $13.5 million of professional fees incurred in the course of their bankruptcy proceedings. Columbia believes that its position on these and the other federal income tax issues raised in the IRS





                                     VII-4

Administrative Claim are strong, and it is currently in the process of challenging the proposed IRS adjustments to its taxable income. However, there is no way of predicting what the outcome of these challenges will be.

         Under the consolidated income tax regulations, each member of the Columbia Group is severally liable for the entire consolidated tax liability of the Columbia Group. It is expected that TCO will be required to bear its allocable share of any income tax deficiency resulting from the IRS Administrative Claim, including related interest and penalties, either as a direct obligation or pursuant to its obligations under the Tax Allocation Agreement.

         Post-Petition Operational Claims that are outstanding as of the Effective Date will be assumed and paid by Reorganized TCO pursuant to the terms and conditions of the particular transaction giving rise to such Claims, without any further action on the part of the holders of such Claims.

                          (iii)     ASSUMED EXECUTORY CONTRACT CLAIMS

         Assumed Executory Contract Claims consist of all unpaid obligations of TCO to cure defaults in connection with the assumption by TCO under the Plan or otherwise of pre-petition executory contracts and unexpired leases pursuant to section 365(b)(1) of the Bankruptcy Code. Most of these contracts relate to TCO's operations, including computer maintenance contracts, software leases, equipment leases, service agreements with Affiliates and any upstream pipeline contracts which may be assumed by TCO. See Section VII.I.2, "Assumption and Rejection





                                     VII-5
of Executory Contracts." TCO will seek to assume the Tax Allocation Agreement as an executory contract and, if approved by the Bankruptcy Court, to the extent that the Tax Allocation Agreement allocates to TCO the obligation to pay post-petition interest on amounts included in the IRS's Priority Tax Claim or requires TCO to reimburse Columbia or any other subsidiary of Columbia for any refunds and interest accrued on such refunds which Columbia or any other subsidiary of Columbia would have been entitled to receive under the Tax Allocation Agreement but were used by TCO to offset the Priority Tax Claims against it, such post-petition interest will be paid and such reimbursement will be made by TCO as an Assumed Executory Contract Claim.

         Allowed Assumed Executory Contract Claims will be paid in cash on the Effective Date. Any Assumed Executory Contract Claim that does not become an Allowed Claim until after the Effective Date will be paid in cash on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes an Allowed Claim. Payments will be made net of any Setoff of sums owed to TCO by the holder of such Claim.

         TCO estimates that the Allowed Assumed Executory Contract Claims will aggregate approximately $35.3 million, which amount includes cure costs which would be payable in respect of the Tax Allocation Agreement.

                          (iv)      U.S. TRUSTEE'S FEE CLAIMS

         Pursuant to 28 U.S.C. Section 1930(a)(6), TCO, as a Chapter 11 debtor, is required to pay certain fees to the U.S. Trustee on a quarterly basis during the pendency of the Reorganization Case.





                                     VII-6

Such fees are based upon quarterly distributions made by TCO but in no event may such quarterly fees exceed $5,000. Throughout the course of the Reorganization Case, TCO has remitted such quarterly fees to the U.S. Trustee on a timely basis. TCO estimates that there will be no U.S. Trustee's Fee Claims outstanding on the Effective Date. Such Claims will be paid in full in cash on the Effective Date.

                          (v)       MISCELLANEOUS ADMINISTRATIVE CLAIMS

         Miscellaneous Administrative Claims consist of all Administrative Claims which are outstanding as of the Confirmation Date other than Professional Claims, Post-Petition Operational Claims, Assumed Executory Contract Claims, U.S. Trustee's Fee Claims, and Administrative Recoupment Claims and include (i) contingent indemnification Claims of officers, directors and employees of TCO, including indemnification Claims by (a) employees in connection with pre- and post-petition personal injury and property damage actions brought against them by third parties, and (b) officers and directors in connection with pre- petition stockholder class actions and other securities law actions, (ii) post-petition personal injury and property damage Claims and
(iii) Claims arising pursuant to performance bonds issued on behalf of TCO post-petition.

         TCO is only aware of one officer indemnity Claim, which Claim was asserted by James Holland in connection with the Securities Action.(1) TCO does not believe that there will be any

- ----------------
(1)   "Securities Action" means that certain consolidated action
                                                                  (continued...)


                                     VII-7
liability with respect to this Claim. TCO believes that paying any such indemnification Claims in the ordinary course of business is necessary in order to retain valued officers and directors of TCO, and, further, that at least some portion of such Claims, if asserted by active, key employees, may be entitled to administrative status.

         Miscellaneous Administrative Claims, including the obligation to provide collateral security to support post-Confirmation performance bonds, will be assumed and paid by Reorganized TCO as they become due and payable or as otherwise directed by the Bankruptcy Court. TCO does not believe that the liabilities likely to be incurred in connection with these assumed obligations will be material to its business.

                          (vi)      ADMINISTRATIVE RECOUPMENT CLAIMS

         Administrative Recoupment Claims consist of all Recoupment Claims of Customers that are entitled to administrative priority by virtue of the Stipulation and Order Regarding Motions for an Order Authorizing Recoupment, or, In the Alternative Directing Payments Into Escrow, dated October 13, 1993, and the Stipulation and Order Regarding Motion For An Order Modifying the Automatic Stay to Permit Set-offs of WACOG Surcharges, or, in the Alternative, Directing Payment Into Escrow, dated October 20, 1993 (collectively, the "Recoupment and Set-Off Stipulations"). See Section VII.A.2.c.(iii), "Class
3.2 -

- ----------------
(1)(...continued)
      styled and numbered In re Columbia Gas Securities Litigation, Consol. C.A. No. 91-357, pending before the United States District Court for the District of Delaware.


                                     VII-8

Unsecured Customer Refund Claims and GRI Claims" for a discussion of the treatment of such Administrative Recoupment Claims.

         The Recoupment and Set-off Stipulations apply to payments made by Customers to TCO from September 1, 1993 to the extent such Customers are determined to have Recoupment Claims equal to or greater than these payments.

         If Class 3.2 accepts the Plan, the Accepting 3.2 Claimants waive their Administrative Recoupment Claims (see Section VII.A.2.c.(iii), "Class 3.2 - Unsecured Customer Refund Claims and GRI Claims") and the Dissenting 3.2 Claimants will be entitled to pursue their Refund Disputes by litigation in the Bankruptcy Court or before FERC and TCO will pay any amounts to which such Claimants may be entitled under Final Orders determining and resolving such Claimant's Administrative Recoupment Claims. Such Allowed Administrative Recoupment Claims shall be paid in cash on the thirtieth day after the end of the Calendar Quarter in which such final resolution occurs and such holder's Administrative Recoupment Claim is Allowed. TCO expects that, as a result of the Customer Settlement Proposal, there will be no Administrative Recoupment Claims.

                          B.        PRIORITY TAX CLAIMS

         Priority Tax Claims consist of all Unsecured Claims which are attributable to income taxes, property taxes and any other taxes entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code, including the Claims of the IRS that are the subject of the IRS Order. See
Section V.E.5,


                                     VII-9

"IRS and Other Priority Tax Claims; Affiliate Tax Claims." TCO reserves its right to file an amendment to its Schedule of Liabilities to reflect certain state tax Claims as to which no proofs of Claim have been Filed in the amount of the liability recognized by TCO, in order to avoid litigation over the dischargeability of such sums.

           The IRS Order resolves essentially all pre-petition tax disputes between Columbia and its affiliates and the IRS. TCO is obligated to pay the principal amount of the Allowed IRS Claims, and intends to pay post-petition interest to the IRS and to reimburse its affiliates for refunds owed to them which TCO used to set off against TCO's obligations, as cure costs arising in connection with the assumption of the Tax Allocation Agreement. However, Columbia is also liable to pay the principal amount and post-petition interest on the Allowed IRS Claims, and if and to the extent these payments are made by Columbia, TCO is obligated to reimburse Columbia for such payments under the Tax Allocation Agreement.

         TCO estimates that Allowed Priority Tax Claims will aggregate approximately $137.3 million, of which the IRS Claims represent approximately $134.6 million, other Priority Claims represent approximately $.4 million, and state tax Claims represent approximately $2.3 million.

         Each Allowed Priority Tax Claim will be paid in full, in cash, on the Effective Date, if then Allowed, or, if not then Allowed, on the thirtieth day from the date on which it becomes an Allowed Claim, except that the Claims of the IRS that are the





                                     VII-10
subject of the IRS Order will be paid, in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code, in installments over a period not to exceed six years from the date of assessment of such Claims, together with interest at the rate set forth in Section D.7 of the Closing Agreement. The full amount of such Claims will be paid in cash in equal quarterly installments, beginning on the date which is three months after the Effective Date and ending on the quarterly date which does not exceed six years from the date of assessment of such Claims, except that the first quarterly installment shall be paid in three equal monthly installments beginning on the Effective Date. Each monthly or quarterly installment shall be paid together with interest on such installment at the rate set forth in Section D.7 of the Closing Agreement accrued to the date of payment. Notwithstanding the foregoing, however, Reorganized TCO, with the prior consent of Reorganized Columbia, shall have the right to pay the Claims of the IRS, or any remaining balance of such Claims, in full or in part at any time on or after the Effective Date, without premium or penalty. Payments on the Priority Tax Claims of the IRS made by Columbia or Reorganized Columbia shall, pursuant to the IRS Settlement Agreement, reduce the Priority Tax Claims of the IRS against TCO or Reorganized TCO in accordance with the terms of the IRS Order.

         It is currently intended that payments of the Allowed IRS Claims and post-petition interest thereon will be made to the IRS by Columbia, as parent of the Columbia Group. Accordingly, TCO will pay to Columbia, on the Effective Date, an amount equal





                                     VII-11
to such Allowed Claims and post-petition interest through the Effective Date, pursuant to its obligations under the Tax Allocation Agreement.

                          c.        EAST LYNN CONDEMNATION OBLIGATION

         In late 1991, TCO received $52 million from the United States government representing damages arising from the condemnation of the East Lynn Property which, at the time the condemnation proceedings were begun, was owned by TCO. Prior to TCO's receipt of the East Lynn Condemnation Award, the East Lynn Property, together with the right to receive the East Lynn Condemnation Award, was transferred to CNR. TCO has been holding the money in trust for CNR and has invested the $52 million in interest-bearing securities. TCO estimates that as of December 31, 1995, it will hold approximately $62.5 million in trust for CNR. On the Effective Date, TCO will turn over to CNR the cash and cash equivalents held on behalf of CNR, including the interest earned thereon through the Effective Date.

                 2.       CLASSES OF CLAIMS

                          a.        CLASS 1 CLAIMS - SECURED CLAIMS

                                    (i)    CLASS 1.1 - THE DIP FACILITY CLAIMS

         Class 1.1 consists of all Secured Claims of Chemical Bank under the DIP Facility. All Class 1.1 Claims will be paid in full on the Effective Date, if then Allowed, or, if not then Allowed, on the tenth day after such Claims become Allowed Claims. On the Effective Date, the DIP Facility will terminate by its terms. Deficiency Claims, if any, will be treated as





                                     VII-12

Administrative Claims in accordance with Section 364(c) of the Bankruptcy Code and in accordance with the Order of the Bankruptcy Court dated August 22, 1991 approving the DIP Facility. TCO believes that there will be no such Deficiency Claims.

         TCO estimates that the Allowed Class 1.1 Claims will aggregate approximately $2 million.

         Class 1.1 Claims are unimpaired.

                          (ii)      CLASS 1.2 - SECURED PRODUCER CLAIMS

         Class 1.2 consists of Claims of Producers that supplied gas to TCO pre-petition to the extent such Claims are secured by statutory liens. Although several Claimants, including New Bremen and New Ulm, have asserted such liens (totalling approximately $40 million), TCO has Filed complaints seeking a determination that such liens are invalid or are avoidable by TCO, and believes that its position will be upheld if the matters are ultimately brought to trial.

         New Bremen Corporation ("New Bremen") and New Ulm Gas, Ltd. ("New Ulm") assert that the Claims that they Filed for the unpaid purchase price of gas are secured by virtue of an automatic lien created by Texas statute. New Bremen and New Ulm assert that the liens are against all of TCO's gas and gas proceeds. In the lawsuit commenced in 1993 by TCO against New Bremen, New Ulm and other Texas Producers (the "Texas Defendants"), and a number of Louisiana Producers, which lawsuit is pending in the Bankruptcy Court, TCO seeks a declaratory judgment that the Texas Defendants do not have valid liens or,





                                     VII-13
alternatively, avoiding such parties' liens (the "Producer Lien Litigation"). TCO's position that the Secured Claims of the Texas Defendants have no merit is based on its belief that, inter alia, the Texas Defendants did not properly perfect or maintain the perfection of their respective interests as required by applicable state law and that certain defenses are applicable to TCO under state law as a result of TCO's payment in good faith what it believed to be the purchase price of the gas from the Texas Defendants. New Bremen and New Ulm have filed counterclaims against TCO seeking a declaration that their liens are valid and enforceable. Pursuant to a cash collateral order dated August 22, 1991, the Bankruptcy Court granted New Bremen and New Ulm, as well as other similarly situated producers replacement liens, to the extent their liens are ultimately determined to be valid.

         To the extent that a lien underlying a Class 1.2 Claim is held to be valid, the holder of such Claim that is Allowed as of the Effective Date will receive, on the Effective Date, cash in an amount equal to the lesser of (i) the Allowed amount of its Claim, and (ii) the value of its collateral as determined by the Bankruptcy Court. Deficiency Claims, if any, will be treated as Unsecured Claims in the appropriate category of Class 3. TCO believes that there will be no such Deficiency Claims.

         Any Class 1.2 Claim that does not become an Allowed Claim until after the Effective Date will be paid in cash to the extent described above on the thirtieth day after the end of the Calendar Quarter in which such Claim becomes an Allowed Claim.





                                     VII-14

         Class 1.2 Claims are unimpaired.

                          (iii)     CLASS 1.3 - OTHER SECURED CLAIMS

         Class 1.3 consists of Secured Claims not included in Classes 1.1, 1.2 or 2.1 and includes Setoff Claims permitted under section 553 of the Bankruptcy Code. On the Effective Date, TCO will satisfy each Class 1.3 Claim that is then Allowed by, at TCO's option, (i) paying the holder of such Allowed Claim cash in an amount equal to the lesser of (x) the Allowed amount of such Claim and (y) the value of such holder's collateral as determined by the Bankruptcy Court, (ii) reinstating the maturity of the obligation giving rise to such Allowed Claim and curing all defaults in accordance with section 1124 of the Bankruptcy Code, or (iii) permitting Setoff of such Allowed Claim against any obligation the holder of such Claim may owe to TCO. Deficiency Claims, if any, will be treated as Unsecured Claims in the appropriate category of Class 3.
TCO believes that there will be no such Deficiency Claims.

         Any Class 1.3 Claim that does not become an Allowed Claim until after the Effective Date will be paid in cash in the amount described in the preceding paragraph on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes an Allowed Claim.

         Although several Claimants have asserted that they hold liens against property of TCO, the only such Claim which TCO acknowledges to be valid, other than certain Setoff Claims, was Filed by the West Virginia Economic Development Authority (the "WVEDA") for approximately $155,000. TCO plans to reinstate its





                                     VII-15
obligations to the WVEDA and cure any outstanding defaults. TCO has Filed or will File prior to the Plan Mailing Date objections to those Claims that it believes have improperly asserted secured status. TCO estimates that Allowed Class 1.3 Claims will aggregate approximately $163,000.

         Class 1.3 Claims are unimpaired.

                          B.        CLASS 2.1 CLAIM - THE COLUMBIA SECURED CLAIM

         Class 2.1 consists of the Columbia Secured Claim.

         On the Petition Date, the principal amount of the Columbia Secured Claim was $1,340,448,419.33 and the total Claim amount on the Effective Date will be approximately $1,984.1 million (which includes pre- and post-petition interest calculated as described below, assuming an Effective Date of December 31, 1995. Interest on the Columbia Secured Claim is calculated as follows:

                          (i)       INTEREST ON INVENTORY LOAN AGREEMENT

         Interest will be accrued on the aggregate of the unpaid principal and accrued and unpaid interest under the Inventory Loan Agreement as of the Petition Date from the Petition Date to the Effective Date at the fluctuating "Applicable Rate", as that term is defined in the Inventory Financing Agreement, plus the additional two (2%) percent per annum provided for therein.

                          (ii)      INTEREST ON FIRST MORTGAGE BONDS - SERIES A

         Accrued interest on each Series A First Mortgage Bond as of the Effective Date will be the aggregate of:


                                     VII-16

                 (a) all unpaid sums due and payable as interest on the unpaid principal balance thereof during the period between the Petition Date and December 31, 1991, the date upon which the Series A Bonds are deemed to have matured, at the fluctuating "Series A Rate", as that term is defined in the Indenture of Mortgage and Deed of Trust pursuant to which the First Mortgage Bonds were issued;

                 (b) interest on each of the installments of interest referred to in clause (a) above from the due date of such installment to December 31, 1991, at the said Series A Rate; and

                 (c) interest on the aggregate of the unpaid principal amount of such bond and the interest installments referred to in clause (a) above, from January 1, 1992 to the Effective Date, at such Series A Rate.

                          (iii) INTEREST ON FIRST MORTGAGE BONDS - SERIES B, D, E AND F

         Accrued interest on each Series B, D, E and F First Mortgage Bond on the Effective Date will be the aggregate of:

                 (a) all unpaid sums due and payable as interest on the unpaid principal balance thereof (assuming all required post-petition sinking fund payments had been made) on each of the interest payment dates provided for in respect of such Bond, during the period from the Petition Date to the Effective Date, at the "Series B Rate" (as that term is defined in said Indenture) with respect to the Series B Bonds and at the fixed rate of interest established for such bond at the time of the issuance thereof, in the case of the Series D, E and F Bonds;





                                     VII-17

                 (b) interest on each such installment of interest referred to in clause (a) above from the due date of such installment to the Effective Date, at the rate described in such clause; and

                 (c) interest on each defaulted sinking fund payment from the due date of the payment to the Effective Date, at the rate described in clause
(a) above.

         The Columbia Secured Claim will be Allowed as Filed, provided that all other distributions which, under the Plan, are required to be made to Creditors on the Effective Date are in fact made as provided for. On the Effective Date, Columbia will receive in respect of its Secured Claim, newly issued secured debt securities of Reorganized TCO having a principal amount calculated to provide Reorganized TCO with an appropriate funded debt-to-equity ratio as of the Effective Date, and the right to retain the existing TCO stock, with the balance of the Columbia Secured Claim to be contributed to the capital of Reorganized TCO. The terms of the secured debt securities to be distributed in respect of the Class 2.1 Claim will be as proposed by TCO and approved by the Bankruptcy Court on or before the Effective Date.

         The Class 2.1 Claim is impaired.

                          c.        CLASS 3 CLAIMS - UNSECURED CLAIMS

                                    (i)    SETTLEMENT VALUES AND ALLOWANCE
                                           AMOUNTS

         TCO has proposed Settlement Values for each Producer Claim in Class 3 as set forth on Schedule III to the Plan. The Original Settlement Values for each Producer Claim in Class 3





                                     VII-18
are set forth on Schedule I to the Plan. Both the Settlement Values set forth on Schedule III and the Original Settlement Values set forth on Schedule I are listed by the name of the Producer. The Original Settlement Values may differ from the Settlement Values set forth on Schedule III to the Plan because of increases or decreases to individual Settlement Values made subsequent to June 13, 1995 with the consent of or in consultation with the Creditors' Committee as described below.

         The Settlement Value proposed for any Producer Claim that is an Allowed Claim as of the Plan Mailing Date is the Allowed amount of such Claim as of that date. The Settlement Value proposed for each Producer Claim, other than the Claims of the Initial Accepting Producers, which is not Allowed on that date is the amount which TCO, in light of all the relevant facts, believes constitutes a fair and equitable compromise of disputes relating to such Claims and at which TCO will, if the Plan is consummated, consent to have it be Allowed. Certain of the Settlement Values have not yet been reviewed by or approved by the Bankruptcy Court or the Claims Mediator. However, any settlements of the Producer Claims by acceptance of the Settlement Values proposed for such Claims is subject to Bankruptcy Court approval at or prior to Confirmation. In the case of the Initial Accepting Producers, the Settlement Values proposed have been individually negotiated with those Producers, taking into account all known factors likely to affect the ultimate Allowance of such Claims.





                                     VII-19

         TCO shall have the right, with the consent of the Creditors' Committee, to decrease or, after consultation with the Creditors' Committee, to increase the Settlement Values offered to Producers (other than Initial Accepting Producers) relative to the Original Settlement Values offered to Producers (other than Initial Accepting Producers) which are set forth on
Schedule I to the Plan.

         Each Producer that accepts the Settlement Value proposed for its Claim will be deemed to have agreed to an Allowed Claim in that amount, subject to Bankruptcy Court approval, in Class 3.1 or Class 3.3, as appropriate. As of the Effective Date, a Producer that accepts the proposed Settlement Value for its Producer Claim will be deemed to have waived and released any right of Setoff, any lien, and any other Claim against TCO or TCO's property in respect of such Producer Claim, and TCO shall be deemed to have released all rights of Setoff, all Avoidance Claims and all other claims which TCO may have against such Producer or its property in respect of such Producer Claim, subject to Bankruptcy Court approval of such Producer's Settlement Value. If the holder of a Producer Claim in either of Classes 3.1 or 3.3 that accepts its Settlement Value, but its Settlement Value is not approved by the Bankruptcy Court, such holder shall be treated as a Rejecting Producer in Class 3.3 unless TCO and such Producer agree on a modified Settlement Value that is approved by the Bankruptcy Court. If a holder of an Unsecured Producer Claim that TCO proposes be in Class 3.1 does not accept its proposed Settlement Value, such Claim will





                                     VII-20
be a Class 3.1 Claim to the extent that such Claim is Allowed in an amount of $25,000 or less and otherwise will be a Class 3.3 Claim. Any holder of a Producer Claim that does not accept its Settlement Value will have the Allowance of its Claim determined by litigation before the Claims Mediator or the Bankruptcy Court, as appropriate, or by a settlement approved by the Bankruptcy Court.

         Additionally, a dollar amount (an "Allowance Amount") has been proposed for each General Unsecured Claim that is not an Allowed Claim as of the Plan Mailing Date. The Allowance Amounts are set forth on Schedule II to the Plan. The Allowance Amounts proposed for each General Unsecured Claim which is not an Allowed Claim on the Plan Mailing Date is the amount at which TCO, in light of all the relevant facts known to it, believes and consents that the Claim should be Allowed.

         Each holder of an unliquidated General Unsecured Claim that accepts the Allowance Amount proposed for its Claim will be deemed to have agreed to an Allowed Claim in that amount, subject to Bankruptcy Court approval, in Class
3.1 or Class 3.4, as appropriate. As of the Effective Date, a holder of a General Unsecured Claim that accepts the Allowance Amount for its General Unsecured Claim will be deemed to have waived and released any right of Setoff, any lien, and any other Claim against TCO or TCO's property in respect of such General Unsecured Claim, and TCO shall be deemed to have released all rights of Setoff, all Avoidance Claims and all other claims which TCO may have against such holder or its property in





                                     VII-21
respect of such General Unsecured Claim, subject to Bankruptcy Court approval of such holder's Allowance Amount. If the holder of an unliquidated General Unsecured Claim that TCO proposes be in Class 3.1 does not accept its Allowance Amount, such Claim will be a Class 3.1 Claim to the extent that such Claim is Allowed in an amount of $25,000 or less and otherwise will be a Class 3.4 Claim. Any holder of an unliquidated General Unsecured Claim that does not accept its Allowance Amount will have the Allowance of its Claim determined by litigation before the Bankruptcy Court or by a settlement approved by the Bankruptcy Court.

         If the Plan is not consummated, any voluntary reduction in a Claim made by a Claimholder by acceptance of a Settlement Value, or an Allowance Amount, or otherwise, in order receive the treatment provided for Class 3.1, Class 3.3 or Class 3.4, as applicable may be nullified at the option of the Claimholder by written notice to TCO in accordance with such procedures as shall be approved by the Bankruptcy Court.

                       (ii)      CLASS 3.1 - UNSECURED CLAIMS OF $25,000 OR LESS

         Class 3.1 consists of all Unsecured Claims (other than any Customer Regulatory Claim the holder of which does not execute a Waiver Agreement prior to the Effective Date) that are Allowed (a) in an amount that does not exceed $25,000, including Claims which are Allowed at such amount because of a voluntary reduction in the amount of Claim by the Claimholder's acceptance of a Settlement Value, or an Allowance Amount or other voluntary





                                     VII-22
reduction in the amount of the Claim or (b) in an amount in excess of $25,000 and the holders of which have elected on their ballots to voluntarily reduce the Allowed amount of their Claims to $25,000. If a Claim as Filed is for more than $25,000 and consequently is classified in another Class but has a proposed Settlement Value or Allowance Amount of not more than $25,000, an acceptance of the Settlement Value or the Allowance Amount constitutes not only a voluntary reduction of the Claim to its Settlement Value or Allowance Amount but also an election to receive the treatment provided for Class 3.1. Additionally, if an Unsecured Claim is Allowed in an amount in excess of $25,000, whether by acceptance of a proposed Settlement Value, by acceptance of a proposed Allowance Amount or otherwise, the holder of such Claim may elect on the ballot to voluntarily reduce the Allowed amount of such Claim to $25,000 in order to receive Class 3.1 treatment. For purposes of Claims in Class 3.1, Claims which have been purchased by a factoring company or other arms-length transferees from the original holder of the Claim have been treated individually and therefore, the aggregate of the proposed Allowed Claims for any such transferee may exceed $25,000 in this Class.

         Each Class 3.1 Claimant will be paid in cash one hundred (100%) percent of the Allowed amount of its Claim, on the Effective Date, if the Claim is then Allowed, or, if not then Allowed, then on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes an Allowed Claim. The foregoing is subject, in the case of any Customer Regulatory





                                     VII-23

Claim, to the provisions of the fourth paragraph of Section III.B.3.c. of the Plan with respect to the method of payment of such Claims other than in cash, including, but not limited to, distributions in the form of a credit to a rate mechanism.

         TCO estimates that the Allowed Class 3.1 Claims will aggregate approximately $8.5 million.

         Class 3.1 Claims are unimpaired.

                          (iii) CLASS 3.2 - UNSECURED CUSTOMER REFUND CLAIMS AND GRI CLAIMS

         Class 3.2 consists of all GRI Claims and all Customer Regulatory Claims not included in Class 3.1, whether or not scheduled or Filed. These Claims include all Claims of Customers in excess of $25,000 for pre-petition regulatory refunds owed to Customers, including (i) Customer Claims and GRI Claims for regulatory refunds that are the subject of the Omnibus FERC Motion,
(ii) Claims which are the subject of the BG&E Case, (iii) 1990 Rate Case Claims and any other Section 4(e) Claims and (iv) any other refund provided for by FERC orders or regulations. This Class does not include Claims by Customers based on environmental obligations or liabilities or miscellaneous trade payables or Producer Claims held by Customers. The proposed Allowed amounts of the Customer Regulatory Claims are set forth in Schedule IV to the Plan (excluding certain other post- petition Refund Obligations provided for in the Customer Settlement Proposal, which include flowthrough of certain pipeline excess deferred income tax refunds, general rate refunds, refunds to be received from





                                     VII-24

Wyoming Interstate Company, Ltd., and miscellaneous pre-petition refunds received by TCO post-petition). The Omnibus FERC Motion, the BG&E Case and the 1990 Rate Case Settlement are described in Section IV.B, "Regulatory Claims and Related Litigation."

         Those Claims which involve collections by TCO of "trust fund monies" from third parties for refund to Customers, or payment, in the case of GRI Claims, to GRI, will include (i) if the collection of such sums was prior to the Petition Date, interest as prescribed by FERC from the date of collection by TCO to the Petition Date and thereafter, with respect only to the approximately $3.3 million which under the Trust Fund Decision was determined to be distributable as trust funds after application of the "lowest intermediate balance" principle, in accordance with the FERC Interest Order and
(ii) if the collection was subsequent to the Petition Date, interest in accordance with the FERC Interest Order. Holders of Section 4(e) Claims that are resolved in the 1990 Rate Case Settlement will receive interest as provided therein. Other Refund Claims, under Section 4(e) or otherwise, will include FERC-mandated interest through the Petition Date, and interest thereafter, if any, in accordance with the Customer Settlement Proposal.

         If Class 3.2 votes to accept the Plan, each Accepting Class 3.2 Claimant (i.e., a Class 3.2 Claimant that votes for the Plan or, not having voted for the Plan, on or before the Effective Date, executes a Waiver Agreement) shall have an Allowed Refund Claim in an amount equal to the amount set forth for such





                                     VII-25

Claimholder in schedules attached to the Customer Settlement Proposal and shall receive on the Effective Date (a) that to which such Claimholder is entitled under the Trust Fund Decision and any Final Orders made in furtherance or implementation thereof, including, without limitation, any Final Orders regarding the allocation of the Lowest Intermediate Balance Amount, with post-petition interest in accordance with the FERC Interest Order, (b) eighty (80%) percent of the pre-petition amount and one hundred (100%) percent of the post-petition amount due to such Claimholder with interest as provided in the 1990 Rate Case Settlement in full satisfaction of the 1990 Rate Case Claims,
(c) such Claimholder's allocable share of $52.5 million in settlement of all BG&E Claims, and (d) an amount equal to eighty (80%) percent of such Claimholder's remaining Customer Regulatory Claim.

         Under the Waiver Agreement, a holder of a Customer Regulatory Claim agrees to accept the treatment accorded such Claim under the terms of the Customer Settlement Proposal and under the Plan in full settlement, satisfaction, discharge and termination of each and every of such Claimholder's Refund Claims and Refund Disputes settled in the Customer Settlement Proposal, including but not limited to (i) any right to appeal from or otherwise seek modification of the Trust Fund Decision or otherwise seek more favorable treatment of its Omnibus FERC Motion Claim than that provided in the Trust Fund Decision, and with respect to interest on such Claims, to seek modifications or reversal of the FERC Interest Order, (ii) any Refund Claim





                                     VII-26
that is the subject of the BG&E Case, (iii) any Claim relating to or arising from the 1990 Rate Case, (iv) any Claim or right in respect of any other Refund Claim other than as provided in the Plan, (v) any right of Setoff or recoupment in respect of its Customer Regulatory Claim, (vi) any Claim or right to compel assumption, rejection or enforcement of its pre-petition Service Contracts (except as otherwise provided in the Plan or the Customer Settlement Proposal) and (vii) any right or Claim against Columbia with respect to any of the foregoing, except the Columbia Customer Guaranty and, to the extent not previously resolved, the Customers' Committee's Motion to Unseal Judicial Records (the "Motion to Unseal"). The Waiver Agreement also provides that the holder agrees (a) not to oppose, before FERC or in any other forum, the recovery by Reorganized TCO from Customers of any amounts paid or payable under the Customer Settlement Proposal, as approved by the FERC and (b) except, to the extent not previously resolved, for the Motion to Unseal, to the withdrawal, with prejudice, of the Customers' Committee's complaint and intervention in and its participation in any appeal or other proceeding in connection with the Intercompany Claims Litigation and releases any rights or interests in any judgment or other recovery on account of the Intercompany Claims. If Class 3.2 fails to accept the Plan, or if the Plan is not consummated, any executed Waiver Agreement may, at the option of the Claimholder, be declared null and void by written notice to TCO.





                                     VII-27

         In connection with the formulation and implementation of the Customer Settlement Proposal, TCO recognizes that the Customers' Committee has provided substantial and valuable services and contributions to the formulation and structure of TCO's Plan. TCO's Estate has never paid any compensation or expenses to the Customers' Committee members. Likewise TCO has never paid any compensation or expenses to the Customers' Committee professionals as no retention order was entered by the Bankruptcy Court. However, in recognition of the Customers' Committee's expenditures, including the numerous expenses incurred by its members over a period of approximately four (4) years, and in order to resolve amicably a potential controversy with respect to the Customers' Committee's entitlement to some form of reimbursement for such expenditures (the total of which is as of this date in excess of $3 million), TCO has agreed to pay the Customer's Committee a lump sum payment of $1.3 million which will be paid solely to the current members of the Customers' Committee and not to its professionals, which payment will be shared pro rata among the current Customers' Committee members. Additionally, TCO has agreed to pay to UGI, a former member of the Customers' Committee, $225,000, representing one-half of expenses incurred by UGI while serving in that capacity. Such payments to the Customers' Committee and UGI shall be made solely from post-reorganization income of Reorganized TCO and shall be paid forty-five (45) days after the Effective Date without any requirement of the current members of the Customers' Committee or UGI to file an application with the Bankruptcy





                                     VII-28

Court in order to receive such payments. To the extent that Court approval of such payments is necessary under Section 1129(a)(4), such approval will be obtained in connection with Confirmation of the Plan.

         Any holder of a Class 3.2 Claim that does not vote for the Plan and does not execute a Waiver Agreement prior to the Effective Date or, if Class
3.2 rejects the Plan, each holder of a Class 3.2 Claim, will be a Dissenting
3.2 Claimant. A Dissenting 3.2 Claimant may continue to pursue its Refund Disputes by litigation in any appropriate forum and its Class 3.2 Claim will not be deemed Allowed for distribution purposes until all of its Refund Disputes have been resolved by Final Orders.

         Each Dissenting 3.2 Claimant shall receive in respect of its Allowed Class 3.2 Claim, (i) that to which such Claimant may be entitled under Final Orders resolving such Claimant's Recoupment Claims, including Administrative Recoupment Claims, if any, and (ii) that to which such holder is entitled under the Trust Fund Decision and any Final Orders in furtherance or implementation thereof, including, any Final Orders regarding the allocation of the Lowest Intermediate Balance Amount and/or the determination of the amount of post-petition interest due, or both and shall receive a distribution in cash in an amount equal to the Target Distribution Percentage of the Allowed amount of its Class 3.2 Claim remaining after application of any sums paid pursuant to clauses (i) and (ii) above.





                                     VII-29

         Distributions to each Dissenting 3.2 Claimant shall be made (i) if recoupment or Setoff relating to the Refund Disputes is Allowed by Final Order, on the thirtieth day after the end of the Calendar Quarter in which such Final Order is entered and such holder's Claim is Allowed and (ii) with respect to final resolutions of such Dissenting 3.2 Claimant's other Refund Disputes, as to which no recoupment or Setoff is authorized, on the thirtieth day after the end of the Calendar Quarter in which all such Refund Disputes are resolved.

         Distributions to be made to an Accepting Class 3.2 Claimant shall be made in accordance with the distribution provisions of the Customer Settlement Proposal. Distributions to Dissenting 3.2 Claimants shall be distributed in cash at such time as provided in Section III.B.3.c of the Plan, or over such period of time and in such form as may be appropriate under the Confirmation Order or relevant FERC orders. If, at an Accepting Claim 3.2 Claimant's option, as set forth in the Customer Settlement Proposal, such distribution is made in other than cash, including, but not limited to, distributions in the form of a credit to a rate mechanism, Reorganized TCO shall retain the cash which would otherwise be distributed to such holder under the Plan.

         TCO may, in its discretion, petition the Bankruptcy Court for an order estimating, for voting and distribution purposes, the Claims of Dissenting 3.2 Claimants which are the subject of the BG&E Case and any other Disputed Claims.





                                     VII-30

         If Class 3.2 rejects the Plan, or if the Plan is not consummated, any acceptance of the Waiver Agreement may, at the option of the holder of the Claim, be considered null and void by written notice to TCO.

         Pursuant to the Columbia Customer Guaranty, Columbia shall guaranty the treatment afforded Accepting Class 3.2 Claimants, if Class 3.2 accepts the Plan and the Plan becomes Effective.

         TCO estimates that the Allowed Class 3.2 Claims will aggregate approximately $175.2 million.

         Class 3.2 Claims are impaired.

                          (iv)      REMAINING UNSECURED CLAIMS

                 (a)      DESCRIPTION OF REMAINING UNSECURED CLAIMS CLASSES

         The remaining Unsecured Claims Classes are Classes 3.3 (the Producer Claims), 3.4 (General Unsecured Claims) and 3.5 (the Columbia Unsecured Claim).

         Class 3.3 consists of the Unsecured Claims held by the Producers not included in Class 3.1. Class 3.3 Claims are impaired.

         Class 3.4 consists of all remaining Unsecured Claims not included in any other Class. Class 3.4 Claims are impaired.

         Class 3.5 consists of the Columbia Unsecured Claim. The Class 3.5 Claim is impaired.

                 (b)      TREATMENT OF REMAINING UNSECURED CLAIMS

                          (1)       CLASS 3.3 CLAIMS

         If all Producers in Class 3.3 accept the Original Settlement Values proposed for their Producer Claims and such Original Settlement Values are approved by the Bankruptcy Court,





                                     VII-31
each holder of an Allowed Class 3.3 Claim shall be paid, in cash, on the Effective Date, an amount equal to seventy-two and one-half (72.5%) percent (the Target Distribution Percentage) of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable. Otherwise, each holder of a Class 3.3 Claim which is Allowed as of the Effective Date shall be paid, in cash, on the Effective Date, sixty eight and seven-eighths (68.675%) percent (the Initial Distribution Percentage) of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable.

         The difference between seventy two and one half (72.5%) percent and the Initial Distribution Percentage of all Allowed Class 3.3 Claims represents the Holdback Amount. The Holdback Amount shall be used by Reorganized TCO to fund distributions with respect to the Allowed Claims of Rejecting Producers as described below.

         Rejecting Producers may continue to litigate their Claims under the Claims Estimation Procedures or before the Bankruptcy Court, as appropriate. Each Rejecting Producer shall be paid an amount equal to the Initial Distribution Percentage of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable, on the thirtieth day after the end of Calendar Quarter during which such Claim becomes Allowed, provided, however, if on such day, there is pending an appeal (a) by such Rejecting Producer from the order Allowing such Rejecting Producer's Claims, or (b) by Reorganized TCO or any other party from the order Allowing such Rejecting Producer's





                                     VII-32

Claim and Reorganized TCO or such other party has obtained a stay pending appeal of such order, such distribution shall be made on the thirtieth day after the earlier of the termination of the stay pending appeal or the entry of a Final Order Allowing such Rejecting Producer's Claim.

         On the thirtieth day after the end of the Calendar Quarter during which the Final Allowance Date occurs, except as provided in the following paragraph, Reorganized TCO shall distribute to each holder of an Allowed Class
3.3 Claim the following:

         (a) if the Actual Target Producer Distribution does not exceed $1,180,516,388.15,

                 (i) the Target Distribution Percentage multiplied by the amount of such holder's Allowed Class 3.3 Claim, less any amounts, other than amounts constituting a Supplemental Interest Payment, previously paid to such holder in respect of its Class 3.3 Claim;

                 (ii) such holder's pro rata share (based on the respective amounts of Allowed Class 3.3 Claims) of the Additional Distribution; and

                 (iii) if applicable, a Supplemental Interest Payment with respect to each of the foregoing;

         (b) if the Actual Target Producer Distribution exceeds $1,180,516,388.15 but does not exceed $1,185 million,

                 (i) the Target Distribution Percentage multiplied by the amount of such holder's Allowed Class 3.3 Claim, less any amounts, other than amounts





                                     VII-33
                          constituting a Supplemental Interest Payment, previously paid to such holder in respect of its Class 3.3 Claim; and

                 (ii) if applicable, a Supplemental Interest Payment with respect to the foregoing; and

         (c) if the Actual Target Producer Distribution exceeds $1,185 million,

                 (i) such holder's pro-rata share (based on the respective amounts of Allowed Class 3.3 Claims) of the Holdback Amount, if any, remaining after reducing the Holdback Amount by one half of the amount by which the Actual Target Producer Distribution exceeds $1,185 million; and

                 (ii) if applicable, a Supplemental Interest Payment with respect to the foregoing.

A spreadsheet and a formula are attached to the Plan as Exhibit D which represents the consensual allocation of the Holdback Amount by and among TCO and Reorganized TCO and the holders of Allowed Class 3.3 Claims based upon a mutually acceptable methodology negotiated between TCO and the Creditors' Committee.

         If, prior to the Final Allowance Date, Reorganized TCO determines in its good faith judgment, in light of the remaining unliquidated Rejecting Producers' Claims, that the Holdback Amount which will be paid to holders of Allowed Class 3.3 Claims exceeds $25 million, Reorganized TCO shall make one interim distribution of the Holdback Amount in excess of $25 million to





                                     VII-34
all holders of Allowed Class 3.3 Claims pro rata (based on the respective amounts of Allowed Class 3.3 Claims), subject to a maximum distribution for any such holder equal to the Target Distribution Percentage of such holder's Allowed Class 3.3 Claim. If such an interim distribution is made by Reorganized TCO, the distribution to be made with respect to each Allowed Class
3.3 Claim relating to the Final Allowance Date will be adjusted so that the sum of the amount of such distribution and the amount of the interim distribution made pursuant to this paragraph shall equal the amount that would have been distributed with respect to such Claim under the preceding paragraph if no interim distribution were made.

         If the Distribution Date occurs after January 31, 1996, each holder of an Allowed Class 3.3 Claim shall be entitled to receive Supplemental Interest Payment(s) on its distribution(s) on its Allowed Class 3.3 Claim as provided in this Section and in Section III.B.3.d. of the Plan.

         Claims of Rejecting Producers shall be liquidated through litigation under the Claims Estimation Procedures or before the Bankruptcy Court, as appropriate, or by a settlement approved by the Bankruptcy Court.

         All distributions to holders of Allowed Class 3.3 Claims shall be made in cash, except that Reorganized TCO, with the prior consent of Columbia, shall have the option to pay any amount due to any Rejecting Producer in excess of the Target Distribution Percentage of the Original Settlement Value proposed for its Claim, in the form of readily marketable





                                     VII-35
publicly traded securities of Reorganized Columbia having a fair market value equal to the distribution that Reorganized TCO has elected not to pay in cash. The fair market value of such securities shall be determined based upon the last New York Stock Exchange trading day prior to the date of distribution to such Rejecting Producer and, in the case of Columbia common stock, such fair market value shall be deemed to be the midpoint between the high and the low price for Columbia common stock as reported on the consolidated tape of the New York Stock Exchange on such trading day.

         The Supplemental Interest Payment will be paid to all holders of Allowed Class 3.3 and 3.4 Claims if the Effective Date occurs after January 31, 1996. The Supplemental Interest Payment is in addition to the distribution to which it relates and such interest is calculated as follows:

         If the Distribution Date occurs after January 31, 1996, the Supplemental Interest Payment will be an amount equal to an accrual for the period from and including January 1, 1996 to but excluding the Distribution Date, on the amount of such distribution at a rate per annum equal to the annualized rate realized by TCO on funds invested by it pursuant to the Investment Guidelines during such period.

         The agreement to make Supplemental Interest Payments, if due, is a result of negotiations among the Creditors' Committee, the Initial Accepting Producers, TCO and Columbia as part of the





                                     VII-36
settlement of Producers Claims and is intended to be an incentive for TCO and Columbia to consummate the Plan quickly.

         If the order of the Bankruptcy Court approving the settlement of the Intercompany Claims Litigation is not a Final Order, upon receipt, not subject to disgorgement, by an Initial Accepting Producer or group thereof of the Initial Distribution Percentage of its Allowed Class 3.3 Claim, the residual economic interest, if any, of such Initial Accepting Producer or group thereof in its Allowed Class 3.3 Claim shall be deemed to be transferred to and vested in Reorganized Columbia, subject only to Reorganized Columbia's obligation to account to such Initial Accepting Producer or group thereof for, and to pay, any remaining distributions on such Allowed Class 3.3 Claim under the terms of the Plan.

         TCO estimates that Allowed Class 3.3 Claims will aggregate $1,629.5 million.

                          (2)       CLASS 3.4 CLAIMS

         Each holder of an Allowed Class 3.4 Claim shall be paid seventy-two and one-half (72.5%) percent of its Allowed Claim, together with a Supplemental Interest Payment thereon if the Distribution Date occurs after January 31, 1996, on the Effective Date, if the Claim is then Allowed and, if not then Allowed, on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes Allowed, provided, however, if on such day, there is pending an appeal (a) by such a Claimholder from the order Allowing such Claimholder's Claims, or (b) by Reorganized TCO or any other party from the order





                                     VII-37

Allowing such Claimholder's Claim and Reorganized TCO or such other has obtained a stay pending appeal of such order, such distribution shall be made on the thirtieth day after the earlier of the termination of the stay pending appeal or the entry of a Final Order Allowing such Claimholder's Claim.

         All distributions to holders of Allowed Class 3.4 Claims shall be made in cash, except that Reorganized TCO, with prior consent of Columbia, shall have the option to pay any amount due to any holder of a General Unsecured Claim that does not accept the Allowance Amount proposed for its Claim, in excess of the Target Distribution Percentage of the Allowance Amount proposed for its Claim, in the form of readily marketable publicly traded securities of Reorganized Columbia having a fair market value equal to the distribution that Reorganized TCO has elected not to pay in cash. The fair market value of such securities shall be determined based upon the last New York Stock Exchange trading day prior to the date of distribution to such Claimholder and, in the case of Columbia common stock, such fair market value shall be deemed to be the midpoint between the high and the low price for Columbia common stock as reported on the consolidated tape of the New York Stock Exchange on such trading day.

         The Supplemental Interest Payment is described above in subsection (1).

         TCO estimates that Allowed Class 3.4 Claims will aggregate $55.8 million.

                          (3)  CLASS 3.5 CLAIM





                                     VII-38

         On the Effective Date, Reorganized Columbia shall be paid, in cash, an amount equal to the Initial Distribution Percentage of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable. On the thirtieth day after the end of the Calendar Quarter during which the Final Allowance Date has occurred, Reorganized Columbia shall be paid, in cash, an amount equal to the same final distribution percentage of its Allowed Claim as
(a) all holders of Allowed Class 3.3 Claims have received on their Allowed Claims or (b) all holders of Allowed Class 3.4 Claims have received on their Allowed Claims, whichever is lower, less any amounts previously received by Reorganized Columbia in respect of the Columbia Unsecured Claim, other than any Supplemental Interest Payments, together with a Supplemental Interest Payment thereon, if applicable. If the Distribution Date occurs after January 31, 1996, Columbia shall be entitled to receive Supplemental Interest Payment(s) on its distribution(s) on the Columbia Unsecured Claim.

         Reorganized Columbia, however, may utilize all or any portion of the distribution that it receives on the Columbia Unsecured Claim to fund its obligations with respect to the Columbia Omnibus Settlement.

         The Columbia Unsecured Claim in Class 3.5 will be Allowed under the Plan as filed in the amount of $351 million.

                          d.        CLASS 4 CLAIMS - ASSUMED CLAIMS

                                  (i)    CLASS 4.1 CLAIMS - ENVIRONMENTAL CLAIMS

         Class 4.1 consists of all pre- and post-petition environmental compliance and remediation obligations owed to





                                     VII-39
state and federal environmental enforcement and regulatory agencies, including, without limitation, those obligations of TCO arising under the Order Approving Administrative Order on Consent for Removal Actions and Toxic Substance Control Act and Consent Agreement between TCO and the United States Environmental Protection Agency approved by order of the Bankruptcy Court on November 16, 1994 (the "EPA Order"), that certain Consent Order and Agreement, dated October 6, 1994 by and between TCO and the Commonwealth of Pennsylvania, Department of Environmental Resources, approved by order of the Bankruptcy Court dated November 16, 1994 (the "Pennsylvania Environmental Order") and two certain Agreed Orders by and between TCO and the Commonwealth of Kentucky, Natural Resources and Environmental Protection Cabinet both dated October 24, 1994 and approved by order of the Bankruptcy Court dated November 16, 1994 (the "Kentucky Environmental Orders"). Non-consensual pre-petition environmental penalty liabilities asserted by entities other than the Commonwealth of Pennsylvania, the Commonwealth of Kentucky or the United States Environmental Protection Agency and settled in the above-referenced orders are not included in this Class. For a further discussion of TCO's environmental liabilities, see Section V.E.7, "Environmental Issues."

         Class 4.1 Claims shall survive and be unaffected by the Confirmation Order and will be assumed by Reorganized TCO and paid if and when due and payable, either in the ordinary course of Reorganized TCO's business or in accordance with such agreements or stipulations as may be entered into with the





                                     VII-40
relevant governmental authority, including, without limitation, the EPA Order, the Pennsylvania Environmental Order and the Kentucky Environmental Orders.

         Class 4.1 Claims are unimpaired.

                                    (ii)  CLASS 4.2 CLAIMS - CERTAIN
                                          CONDEMNATION CLAIMS

         Class 4.2 consists of condemnation awards payable pursuant to the Bankruptcy Court's December 18, 1992 Order Authorizing TCO to Pay Condemnation Awards Adjudicated Post-Petition Where No Bond Has Been Posted. TCO estimates that the Class 4.2 Claims will total approximately $177,000. These Claims will be assumed by Reorganized TCO and paid if and when due and payable.

         Class 4.2 Claims are unimpaired.

                                    (iii)  CLASS 4.3 CLAIMS - PENSION CLAIMS

         Class 4.3 consists of all Claims relating to the Retirement Plan, including but not limited to the Retirement Plan's Claims, if any, for minimum funding contributions required by ERISA and the three Claims Filed by the PBGC with regard to the Retirement Plan. On the Effective Date, Reorganized TCO will assume its obligations relating to all pension plans in existence as of the Petition Date, including all obligations imposed by ERISA with regard to the Retirement Plan, and all Claims in Class 4.3 will be satisfied as they arise. See Section V.E.6, "Pension Claims."

         Class 4.3 Claims are unimpaired.

                          (iv)      CLASS 4.4 CLAIMS - SURETY BOND RELATED
                                    CLAIMS





                                     VII-41

         Class 4.4 consists of all contingent Claims arising under or related to Claims Filed by Columbia in connection with TCO's obligation to reimburse Columbia for any payments Columbia is or may be required to make on behalf of TCO under or in connection with surety bonds issued for TCO's benefit. These Claims will be assumed by Reorganized TCO and paid if and when due and payable. TCO estimates that Allowed Class 4.4 Claims will total approximately $7,000.

         Class 4.4 Claims are unimpaired.

                          (v)    CLASS 4.5 CLAIMS - AFFILIATE TAX CLAIMS

         Class 4.5 consists of all Claims of Columbia or any of its subsidiaries for any amount owed by TCO under the Tax Allocation Agreement which remains after payment of Assumed Executory Contract Claims. Class 4.5 Claims will be assumed by Reorganized TCO and paid if and when due and payable.

         Class 4.5 Claims are unimpaired.

                 e.       CLASS 5 INTERESTS - COMMON STOCK OF TCO

         Class 5 consists of Columbia's Interests. Columbia shall receive no distribution in respect of its Interests, although Columbia will retain all of the stock of TCO through the Plan's treatment of the Columbia Secured Claim. See Section VII.A.2.b, "Class 2.1 Claim - The Columbia Secured Claim."

         Class 5 Interests are impaired.





                                     VII-42

         B.      MECHANISM FOR QUANTIFYING CLAIMS

                 1.       PRODUCER CLAIMS

         Numerous proofs of Claim, notably Producer Claims, have been Filed which are Disputed or which do not assert a Claim amount. In March, 1992, immediately following the Bar Date for Claims, TCO presented to the Bankruptcy Court a proposal to expedite and simplify resolution of Disputed Producer Claims. The Bankruptcy Court entered a procedural order that provided for (i) the appointment of a Claims Mediator, (ii) initial resolution of issues generic to all or large categories of gas supply Contract Claims, and (iii) subsequent resolution of issues specific to particular rejected gas supply contracts. By agreement, Charles Normandin, Esq. was appointed Claims Mediator and John Norris, Esq. was appointed to advise Mr. Normandin with respect to the natural gas law aspects of the proceedings. In order to obtain more information about and quantify such Producer non-Contract Rejection Claims, in early December 1993, TCO, with the approval of the Claims Mediator, sent a questionnaire to approximately 1,000 holders of Producer non-Contract Rejection Claims requesting detailed information about the nature of their Claims.

         Extensive evidentiary hearings before the Claims Mediator with respect to generic issues relating to the recalculation of both Contract Rejection Claims and non-Contract Rejection Claims were conducted over the next two years, concluding in the Spring of 1994. Preliminary hearings and discovery also occurred on





                                     VII-43

TCO's request for a market value of reserves approach to calculating Contract Rejection Claims.

         On or about October 13, 1994, Mr. Normandin filed his Initial Report and Recommendations of the Claims Mediator on Generic Issues for Natural Gas Contract Claims (the "Claims Mediator Report"). Proposed forms for the recalculation of Producer Claims were appended to the Claims Mediator Report, and following the submission of comments and a hearing, were finalized by Mr. Normandin and distributed to Producer Creditors. Those recalculated Claims forms are due to be returned by June 30, 1995, and will then be analyzed and audited by Mr. Normandin and his technical experts. Additional hearings on TCO's market value of reserves methodology have been deferred until further notice by Mr. Normandin. See Section I.B.4.a, "Producer Claims Litigation."

         The Plan proposes Settlement Values for all Producer Claims which Settlement Values will, subject to Bankruptcy Court approval, be used to fix such Claims for voting purposes and which, if accepted by any Producer Claimant, will, subject to Bankruptcy Court approval, be the Allowed amount of its Claim.

         See Section V.C, "The Settlement With Various Producers" and Section V.D, "Settlement Offers for Remaining Producer Claims" for a description of how the Settlement Values were determined by TCO.

                 2.       DISPUTED GENERAL UNSECURED CLAIMS

         The Plan proposes Allowance Amounts for all unliquidated General Unsecured Claims which Allowance Amounts will, subject





                                     VII-44
to Bankruptcy Court approval, be used to fix such Claims for voting purposes and which, if accepted by any holder of a General Unsecured Claim, will, subject to Bankruptcy Court approval, be the Allowed Amount of its Claim. See
Section V.E, "Non-Producer Claims" for a description of how the Allowance Amounts were derived by TCO.

         C.      TRANSACTIONS ON THE EFFECTIVE DATE

         The following transfers and transactions, will occur on the Effective
Date:

         1. Columbia shall deliver to Reorganized TCO cash and securities, if any, to the extent required by Reorganized TCO to fund the distributions to be made to Creditors under the Plan, as contemplated by the Columbia Omnibus Settlement.

         2. Reorganized TCO shall make the distributions required under the Plan to be made on the Effective Date to all holders of Allowed Claims.

         3. Reorganized TCO shall issue and deliver to Columbia its new secured debt securities as required by the treatment of the Columbia Secured Claim provided in the Plan.

         4. Funds in the RIA Account shall be distributed to Accepting Class 3.2 Claimants in the manner provided in the Customer Settlement Proposal, and the RIA Account shall be dissolved.

         5. A Stipulation of Dismissal with Prejudice of the Intercompany Claims Litigation which is conditioned only upon the completion of payment by Reorganized TCO of all distributions payable on the Effective Date and which, to the


                                     VII-45
extent not previously resolved, shall not dismiss the Customers' Committee's Motion to Unseal Judicial Records (the "Stipulation of Dismissal with Prejudice"), shall have been filed with and, if necessary, approved by the District Court.

         TCO estimates it will have approximately $1.39 billion in cash on hand as of December 31, 1995, not including any contribution from Columbia. In addition, the Plan is expressly conditioned on confirmation of a plan of reorganization for Columbia which provides for (a) Columbia to fulfill the terms of the Columbia Omnibus Settlement and the Columbia Guaranty and (b) the financing of Reorganized TCO on terms reasonably satisfactory to TCO and Columbia. See Section VII.I.1.a, "Conditions to Confirmation and Effectiveness".

         D.      DISTRIBUTIONS UNDER THE PLAN

                 1.       DISTRIBUTIONS ON CLAIMS

         Under the Plan, except as otherwise provided in the Plan, or pursuant to orders of the Bankruptcy Court, distributions to holders of Claims that are Allowed as of the Effective Date will be made by Reorganized TCO in cash or securities on the Effective Date. Under the Plan, distributions to holders of Claims that are not Allowed Claims as of the Effective Date will be made by Reorganized TCO in cash or securities on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes Allowed, in accordance with the treatment provided for such Claims in the Plan.

         Each subsequently Allowed Professional Claim and Priority Tax Claim will be paid in cash by Reorganized TCO in accordance





                                     VII-46
with the treatment set forth for such Claims in Section III.A of the Plan. Producers in Class 3.3 and Reorganized Columbia in Class 3.5 will receive their distributions of the Initial Distribution Percentage on the Effective Date, if their Claims are then Allowed, or, if not then Allowed, on the thirtieth day after the end of the Calendar Quarter during which their Claims become Allowed. All holders of Allowed Class 3.3 Claims and Reorganized Columbia with respect to the Columbia Unsecured Claim may receive a further distribution beyond the Initial Distribution Percentage on the thirtieth day after the end of the Calendar Quarter during which the Final Allowance Date occurs, depending upon the aggregate Allowed amount of the Producer Claims. Reorganized Columbia shall receive the lesser of the final distribution percentage received by holders of Allowed Class 3.3 Claims or the final distribution percentage received by holders of Allowed Class 3.4 Claims as a distribution percentage of the Columbia Unsecured Claim.

         Reorganized TCO will make all distributions of cash and securities required in respect of the Allowed Claims under the Plan. Except with respect to those amounts to be distributed to holders of Allowed Class 3.3, Class 3.4 and Class 3.5 Claims on the Effective Date, any payment, distribution or other action that is required under the Plan to be made or taken on the Effective Date, or any other date, shall be deemed to have been made or taken on the Effective Date or such other date, as applicable, if made or taken on or within ten (10) Business Days of the Effective Date or such other date, as the case may be.





                                     VII-47

TCO and Reorganized TCO shall each use its best efforts to complete distributions due to be made on the Effective Date as soon as reasonably possible once such distributions are commenced. Distributions to be made on the Effective Date to holders of Allowed Class 3.3, Class 3.4 and Class 3.5 Claims shall be commenced and completed within a period of three (3) Business Days commencing on and including the Effective Date. In the event that the distribution to be made on the Effective Date to any holder of an Allowed Class
3.3 Claim, Class 3.4 Claim or Class 3.5 Claim is not completed within three (3) Business Days, then each such Claimholder shall receive supplemental interest on such distribution in cash for the period from the third Business Day after the Effective Date through and including the day immediately preceding the date upon which such distribution is made at a rate per annum equal to the annualized rate realized by TCO on funds invested by it pursuant to the Investment Guidelines during the period for which such interest is calculated. Such interest shall be paid at the same time as TCO or Reorganized TCO makes the distribution to such Claimholder which is required to be made under the Plan on the Effective Date.

                 2.       DELIVERY OF DISTRIBUTIONS AND UNCLAIMED DISTRIBUTIONS

                          a.        DELIVERY OF DISTRIBUTIONS IN GENERAL

         Distributions to each holder of an Allowed Claim will be made (a) at the address set forth on the proof of Claim Filed by such holder, (b) at the address set forth in any written notice





                                     VII-48
of address change delivered to TCO or Reorganized TCO after the date of Filing of any related proof of Claim, or (c) if no proof of Claim has been Filed and neither TCO nor Reorganized TCO has received written notice of a change of address, then at the address of such holder reflected in the Schedule of Liabilities.

                          b.        UNCLAIMED DISTRIBUTIONS

         If any distribution to the holder of an Allowed Claim is returned to Reorganized TCO as undeliverable, or any check issued to a holder in payment of any distribution is not negotiated, such Unclaimed Distribution will be retained by Reorganized TCO, which may commingle such funds with its other funds, until such time as a distribution becomes deliverable.

         Within thirty (30) days after the end of each Calendar Quarter, Reorganized TCO shall distribute all such previously Unclaimed Distributions that become deliverable during the preceding Calendar Quarter.

         Any holder of an Allowed Claim that does not claim an Unclaimed Distribution within the later of five years after the entry of the Confirmation Order and two years after such check or other instrument was issued by Reorganized TCO shall have its Claim for such Unclaimed Distribution discharged, shall not participate in any further distributions under the Plan and shall be forever barred from asserting any such Claim against Reorganized TCO or its property. Any distribution on account of such holder's Claim and any accumulated income thereon will be the property of Reorganized TCO, free of any restrictions thereon. Neither TCO nor Reorganized TCO will be required to





                                     VII-49
attempt to locate any holder of an Allowed Claim other than by reviewing its own records.

         The states' abandoned property laws are preempted when they are in conflict with federal bankruptcy law. Section 347(b) of the Bankruptcy Code provides that "any security, money or other property remaining unclaimed at the expiration of the time allowed in a case under chapter 9, 11 or 12 of this title for the presentation of a security or the performance of any other act as a condition to participation in the distribution under a plan confirmed under section 943(b), 1129, 1173, or 1225 of this title, as the case may be, becomes the property of the debtor or of the entity acquiring the assets of the debtor under the plan, as the case may be." Accordingly, all Unclaimed Distributions shall become the property of Reorganized TCO.

                 3.       MEANS OF CASH PAYMENTS

         Cash payments made pursuant to the Plan will be in United States dollars by checks drawn on a domestic bank selected by TCO or Reorganized TCO, or by wire transfer from a domestic bank, at the option of TCO or Reorganized TCO; provided, however, that cash payments (i) in excess of $1,000,000 to Creditors who make a request in writing and provide wire instructions to TCO at least ten (10) days in advance of the Effective Date shall be made by wire transfer by TCO or Reorganized TCO and (ii) to foreign Creditors, if any, may be made, at the option of TCO or Reorganized TCO, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. All foreign currency costs and wire





                                     VII-50
transfer costs incurred in making distributions to any Claimholder pursuant to the Plan shall be for the account of such Claimholder.

                 4.       SETOFFS

         The Plan preserves Reorganized TCO's right to Setoff, pursuant to either section 553 of the Bankruptcy Code or applicable nonbankruptcy law. Subject, in the case of Accepting Class 3.2 Claimants, to the applicable provisions of the Customer Settlement Proposal, and as to other Creditors, the provisions relating to accepted Settlement Values and Allowance Amounts set forth in Section III.B.3.a. of the Plan, Reorganized TCO may set off against any Allowed Claim and the cash distributions otherwise payable under the Plan, any claim, right and cause of action of any nature that TCO or Reorganized TCO may hold against the holder of an Allowed Claim. Nothing contained in the Plan shall constitute a waiver or release by TCO or Reorganized TCO of any such claim, right or cause of action, even if Reorganized TCO does not exercise its right of Setoff against distributions under the Plan.

         E.      SETTLEMENT OF INTERCOMPANY CLAIMS LITIGATION

         Pursuant to the Plan, in consideration of the Columbia Omnibus Settlement (as defined in the Plan), all Intercompany Claims, including the proof of Claim docketed as Claim No. 14009 in Columbia's reorganization case, will be deemed settled, released and discharged as of the Effective Date. Except for the prosecution of the Motion to Unseal, Columbia, Reorganized Columbia, TCO, Reorganized TCO, CNR, each of their respective





                                     VII-51
affiliates, each of their respective present and former directors, officers, employees, agents, attorneys, accountants, bankers, investment bankers and other representatives, each of their respective successors, executors, administrators, heirs and assigns, and each official committee appointed in the Reorganization Case and Columbia's reorganization case and their professionals, will be released as of the Effective Date pursuant to the Stipulation of Dismissal With Prejudice from the Intercompany Claims and from any and all Claims arising from or related to the transactions which are the subject of the Intercompany Claims, and the Confirmation Order will enjoin the prosecution by any entity, whether directly, derivatively or otherwise, of any Claim, debt, right, cause of action or liability which was or could have been asserted in connection with the Intercompany Claims. Acceptance of the Plan shall constitute consent to the settlement of the Intercompany Claims Litigation.

         F.      SETTLEMENT OF CUSTOMER REFUND DISPUTES

         As of the Effective Date, and except as provided in the Customer Settlement Proposal, in consideration of the various settlements and agreements contained in the Customer Settlement Proposal, which shall be approved by the Bankruptcy Court pursuant to the Plan, the Refund Claims and Refund Disputes held by Customers shall be deemed settled, released and discharged. Columbia, Reorganized Columbia, TCO, Reorganized TCO, and each of their respective affiliates, and each of their respective present and former directors, officers, employees, agents,





                                     VII-52
attorneys, accountants, bankers, investment bankers and other representatives, and each of their respective heirs, executors, administrators, successors, and assigns, and each official committee appointed in the Reorganization Case and Columbia's reorganization case and their professionals, shall be released as of that date from such Refund Claims and Refund Disputes and from any and all claims arising from or related to the transactions that are the subject of such Refund Claims and Refund Disputes, and the Confirmation Order will enjoin the prosecution by any entity, whether directly, derivatively or otherwise, of any claim, debt, right, cause of action or liability which was or could have been asserted in connection with such Refund Claims and Refund Disputes.

         The Bankruptcy Court's approval of the Customer Settlement Proposal shall bind all supporters as defined therein, to the settlement of all litigation involving Refund Disputes and the Intercompany Claims. Dissenting
3.2 Claimants may elect to continue to litigate the Refund Disputes.

         G.      SETTLEMENT OF 1990 RATE CASE

         If Class 3.2 accepts the Plan, the Confirmation Order shall provide that, as of the Effective Date, the 1990 Rate Case Settlement as modified by the Plan shall be deemed approved and final on the terms set forth in the Customer Settlement Proposal.





                                     VII-53

         H. PROCEDURES FOR ESTABLISHING ALLOWED CLAIMS AND FOR RESOLVING DISPUTED CLAIMS - BAR DATES.

         Several Bar Dates for the filing of Claims have been established by order of the Bankruptcy Court during the Reorganization Case. See Section V.F.10.a, "Bar Dates".

         As described below, the Plan establishes additional Bar Dates covering certain categories of Administrative Claims. The purpose of these Bar Dates is to enable TCO to ascertain the amounts claimed in these categories so as to give TCO a more accurate picture of its obligations under the Plan and to expedite the Claims resolution process.

                 1.       BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS

                          a.        PROFESSIONAL CLAIMS

         Except as noted in Section VII.A.2.c.(iii) of the Plan, Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a "substantial contribution" in TCO's Reorganization
Case) will be required to File and serve on Reorganized TCO, the U.S. Trustee, and the Fee Examiner an application for final allowance of compensation and reimbursement of expenses within such time period as the Bankruptcy Court shall fix in the Confirmation Order or in any other order and provided further, that any Professional or other entity that fails to timely file an application for final





                                     VII-54
allowance of compensation and reimbursement of expenses shall be forever barred from asserting such Claims against TCO and Reorganized TCO, TCO and Reorganized TCO shall be discharged from such Claims and neither TCO nor Reorganized TCO shall be obligated to pay such Claims; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Administrative Fee Order or other such order of the Bankruptcy Court may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on Reorganized TCO, the U.S. Trustee, the Fee Examiner, and the requesting party within such time period as the Bankruptcy Court shall fix in the Confirmation Order or in any other order.

                          b. ADMINISTRATIVE CLAIMS ARISING FROM REJECTION OF EXECUTORY CONTRACTS

         If the rejection of an executory contract or unexpired lease pursuant to the Plan or the Confirmation Order gives rise to an Unsecured Claim or Administrative Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against TCO, Reorganized TCO or its successors, or the properties of any of them, unless such parties file and serve a request for payment, with respect to Administrative Claims, or a proof of Claim, with respect to other Claims, on Reorganized TCO within the later of (a) the time period established by the Bankruptcy Court in its Final





                                     VII-55

Order authorizing such rejection and (b) on the thirtieth day after the Effective Date. Objections to any request for payment or proof of Claim must be Filed no later than the sixtieth day after the Effective Date.

                          c.        NON-ORDINARY COURSE, NON-ASSUMED
                                    ADMINISTRATIVE CLAIMS

         TCO shall file a motion seeking an order of the Bankruptcy Court establishing sixty (60) days after the date that the Confirmation Order is signed as the bar date for the filing of any motion seeking Allowance of an Administrative Claim excluding any

                          (a) Administrative Claims of Professionals and other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered before the Effective Date,

                          (b)       Post-Petition Operational Claims,

                          (c)       Assumed Executory Contract Claims,

                          (d)       U.S. Trustee's Fee Claims,

                          (e)       Administrative Recoupment Claims,

                          (f) contingent indemnification Claims of officers, directors and employees of TCO,

                          (g)       Class 4 Claims, and

                          (h) payments to be made to UGI and the current members of the Customers' Committee pursuant to Section III.B.3.c. of the Plan.





                                     VII-56

                 2.       BAR DATE FOR OBJECTIONS TO CERTAIN NON-ADMINISTRATIVE
                          CLAIMS

                          a.        CLAIMS SUBJECT TO THE CLAIMS ESTIMATION
                                    PROCEDURES

         All objections by TCO and all other parties-in-interest to Producer Claims which are the subject of the Claims Estimation Procedures will be governed by the provisions of the Claims Estimation Procedures or by other orders of the Bankruptcy Court relating to such Claims.

                          b.        OTHER NON-ADMINISTRATIVE CLAIMS

         Any non-Administrative Claim which was not Filed at least thirty (30) days prior to the date of the hearing on the Disclosure Statement may be objected to by TCO or Reorganized TCO, or the TCO Committees by the later of
(a) the Effective Date and (b) sixty (60) days after a proof of Claim with respect to such Claim has been Filed. Any such Claim that has not been objected to on or prior to such date will be an Allowed Claim in the appropriate Class.

                 3.       AUTHORITY TO PROSECUTE OBJECTIONS

         Subject to the Bar Dates and other limitations described above, after the Effective Date, Reorganized TCO will have the authority to File objections to Claims, and will have authority to settle, compromise, withdraw or litigate to judgment objections to Claims Filed by it, upon notice to the other party and subject to the approval of the Bankruptcy Court. Reorganized





                                     VII-57

TCO shall File all such objections to Claims (other than Producer Claims) within one hundred twenty (120) days after the Effective Date. The Creditors' Committee and the Producers shall also have the right after the Effective Date to File objections to the Producer Claims held by Rejecting Producers, to File objections to any proposed compromise or settlement of the Claim of any Producer and to settle, compromise, withdraw or litigate to judgment and to participate in appeals from any such objections, subject to appropriate approvals of the Bankruptcy Court. See Section VII.I.5, "Dissolution of Committees".

                 4.       LIQUIDATION OF CLAIMS FOR VOTING

         TCO intends to file a motion with the Bankruptcy Court for an order establishing, for voting purposes only, the Allowed amount of Claims which are Disputed Claims on the Plan Mailing Date, through use of Claim amounts as Filed, the proposed Settlement Values and Allowance Amounts and the Allowed amounts for Customer Regulatory Claims set forth on the schedules to the Customer Settlement Proposal and Schedule IV to the Plan, or other appropriate Claims quantification procedures which are approved by the Bankruptcy Court. See Section X.C.1, "Voting Procedures and Requirements; Voting Requirements-Generally."

         I.      MISCELLANEOUS

                 1.       CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

         Section VII of the Plan contains the conditions to Confirmation of the Plan and the Effective Date. Each such condition may, except as otherwise indicated, be waived by TCO at its option, with the prior consent of Columbia.





                                     VII-58

                          a.        CONDITIONS TO CONFIRMATION

                          (i)       The Bankruptcy Court has entered an order,
pursuant to section 1129 of the Bankruptcy Code, confirming a Plan of Reorganization for Columbia which provides for Columbia to fulfill the terms of the Columbia Omnibus Settlement and the Columbia Guaranty and for the financing of Reorganized TCO on terms reasonably satisfactory to TCO and Columbia.

                          (ii)      Any authorization or approval required
under the HCA with respect to Columbia or Reorganized TCO of the transactions contemplated by the Plan or the Plan of Reorganization for Columbia has been obtained. This condition is waivable by TCO only if it is made an unwaivable condition to the Effective Date.

                          (iii)  There shall have been no material adverse
change to TCO's or Columbia's business, properties, results of operations business prospects, or financial condition between the Plan Mailing Date and the Confirmation Date.

                          (iv)      No material environmental liability Claim
shall have been Filed by any entity, including, without limitation, any state or federal environmental or regulatory agency, asserting actual or potential liability against TCO, other than Claims Filed pursuant to consensual settlement agreements between TCO and such state or federal environmental or regulatory agency or other entity. This condition is waivable by TCO only if it is made a condition to the Effective Date that is waivable only after giving the Official Committee





                                     VII-59
of Equity Holders appointed in Columbia's reorganization case notice and an opportunity to be heard.

                          (v)       TCO and Columbia shall have received a
ruling from the IRS, in form and substance satisfactory to TCO and Columbia, to the effect that the payments made by TCO under the Plan that are attributable to the breach, termination or rejection of gas purchase contracts are deductible in the year paid by TCO for Federal income tax purposes. If this condition has not been satisfied by December 15, 1995, the Initial Accepting Producer Settlement Agreement shall terminate on December 31, 1995, unless prior to December 31, 1995 either (a) Columbia and TCO waive the receipt of such ruling as a condition to Confirmation and/or the Effective Date, as appropriate, or (b) the Initial Accepting Producers agree, in writing, to an extension of the time within which the condition must be satisfied. This condition is waivable by TCO only if it is made a condition to the Effective Date that is waivable only after giving the Official Committee of Equity Holders appointed in Columbia's reorganization case notice and an opportunity to be heard.

                          (vi)      The Confirmation Order shall approve the
settlement, in accordance with the Plan, of the Refund Disputes with Accepting Class 3.2 Claimants, and the 1990 Rate Case Settlement (as amended by the Customer Settlement Proposal) and approve the Customer Settlement Proposal and TCO's implementation thereof and the Confirmation Order shall not have been vacated, reversed or stayed. FERC shall have entered a





                                     VII-60

Final FERC Order approving the Customer Settlement Proposal. This condition is waivable by TCO only if it is made a condition to the Effective Date that is only waivable with the prior consent of the Sponsoring Parties (as defined in the Customer Settlement Proposal).

                          (vii)  The Bankruptcy Court shall have entered an
order approving the Initial Accepting Producers Settlement Agreement and such order shall not have been vacated, reversed or stayed and the Initial Accepting Producers Settlement Agreement shall not have been terminated pursuant to Paragraph 14 thereof or Section VIII of the Plan.

                          (viii)  The Plan shall not have been amended,
modified, waived, supplemented or withdrawn, in whole or in part, without the prior consent of Columbia, and without the prior consent of (i) the Creditors' Committee, if such revisions would (a) change the Original Settlement Values set forth on Schedule I, (b) change the amount, timing or composition of distributions to Class 3.1, 3.3 or 3.4, (c) change the conditions to Confirmation or to the Effective Date or (d) otherwise materially affect the treatment of Unsecured Creditors, other than Customers, under the Plan or (ii) the Customers' Committee, if such revisions would (a) change the amount, timing or composition of distributions to Class 3.2, (b) change the conditions to Confirmation or to the Effective Date, or (c) otherwise materially affect the treatment of Accepting Class 3.2 Claimants under the Plan.





                                     VII-61

                          (ix)      The Accepting Producer Percentage shall be
not less than ninety (90%) percent. This condition may be waived only with the prior consent of the Initial Accepting Producers. This condition is waivable by TCO only if it is made a condition to the Effective Date that is waivable only after giving the Official Committee of Equity Holders appointed in Columbia's reorganization case notice and an opportunity to be heard.

                          b.        CONDITIONS TO EFFECTIVE DATE

                          (i)       The order of the Bankruptcy Court
confirming Columbia's Plan of Reorganization shall not have been vacated, reversed or stayed, and Columbia's Plan of Reorganization shall have become effective on terms consistent with the Plan.

                          (ii)      The Confirmation Order shall not have been
vacated, reversed or stayed.

                          (iii)     There shall have been no material adverse
change to TCO's or Columbia's business, properties, results of operations, financial condition, or business prospects between the Confirmation Date and the Effective Date.

                          (iv)      The Effective Date and the Distribution
Date shall have occurred on or before June 28, 1996. This condition is waivable by TCO only with the prior consent of Columbia, the Customers' Committee, and the Creditors' Committee and only if the Initial Accepting Producer Settlement Agreement has not been terminated in accordance with
Section 14(a)(v) thereof by all of the Initial Accepting Producers.





                                     VII-62

                          (v)  The Stipulation of Dismissal with Prejudice of
the Intercompany Claims Litigation shall have been filed with and, if necessary, approved by the District Court.

                          (vi)  Each of the conditions to Confirmation that was
made a condition to the Effective Date has been satisfied or, if waivable, waived.

         Accepting Class 3.2 Claimants are not bound to support the Plan if the Effective Date and the entry of a Final FERC Order approving the Customer Settlement Proposal fail to occur on or before June 30, 1996.

                 2.       ASSUMPTION AND REJECTION OF EXECUTORY CONTRACTS

         During the Reorganization Case, TCO has assumed and rejected various executory contracts under section 365 of the Bankruptcy Code. Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, on the Effective Date, (i) all of TCO's executory contracts that have not been expressly assumed or rejected by order of the Bankruptcy Court as of the Confirmation Date and that are listed on Exhibit 3 to the Disclosure Statement will be assumed or rejected or otherwise dealt with as set forth on said
Exhibit 3 and (ii) all other executory contracts that have not been so expressly assumed will be rejected. Exhibit 3 also includes executory contracts that TCO believes have expired, terminated or been superseded by operation of law subsequent to the Petition Date. The treatment of executory contracts between TCO





                                     VII-63
and its Customers shall be consistent with the treatment provided for in
Article XII of the Customer Settlement Proposal.

         TCO will comply with all FERC orders and other regulatory requirements relating to assumed service contracts or as otherwise necessary to protect and preserve its certificated service rights and obligations.

         Any arrearages under executory contracts assumed under the Plan will be satisfied by the payment of such arrearages, or on such other terms as TCO and the party or parties to such executory contract shall agree. Executory contracts and leases, and all other obligations, entered into or incurred by TCO after the Petition Date will survive and be unaffected by the Plan and the Confirmation Order.

                 3. CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED TCO

         TCO will continue to exist after the Effective Date as a Delaware corporation with all the powers of a corporation under applicable law.

                 4.       CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS;
                          COMPENSATION

         The corporate governance of Reorganized TCO will remain essentially unchanged.

         Those persons serving as the directors and officers of TCO as of the date hereof will continue to serve in their same capacities on behalf of Reorganized TCO after Confirmation subject to such changes as may occur in the ordinary course of business.

                                   DIRECTORS





                                     VII-64

NAME                                                 DESCRIPTION

Oliver G. Richard III               Chairman of the Board, President and CEO of
                                    Columbia Gas System, Inc.

Daniel L. Bell, Jr.                 Senior Vice President, Chief Legal Officer
                                    and Secretary of Columbia Gas System, Inc.

Michael O'Donnell                   Senior Vice President and Chief Financial
                                    Officer of Columbia Gas System, Inc.

James P. Holland                    Chairman of the Board and CEO of TCO

R. Larry Robinson                   President of TCO

Mark P. O'Flynn                     Senior Vice President, Chief Financial
                                    Officer and Treasurer of TCO


         All of the Directors of TCO are currently officers of either TCO or Columbia. The Directors are not separately compensated for their service as Directors of TCO. The following table sets forth all compensation(2) paid by TCO in fiscal year 1994 to each of the seven most senior executives of TCO:

Name of
Individual                    Position at TCO                           Age           Compensation
- ----------                    ---------------                           ---           ------------
M.W. Casdorph                 Sr. Vice President                        46             $258,412.90
J.P. Holland                  Board Chairman & CEO                      46              329,020.00
G.L. Kettering                Sr. Vice President                        40              298,964.20
M.P. O'Flynn                  Sr. Vice President/CFO                    44              229,376.70
B.D. Perine                   Sr. Vice President                        59              314,986.27
R.L. Robinson                 President                                 50              266,944.25
S.J. Small                    General Counsel & Secretary               48              225,711.78

                 5.       DISSOLUTION OF COMMITTEES

         The Customers' Committee will continue in existence after the Effective Date, and the Professionals retained by the

- ----------------
(2) The non-cash portion of such compensation is not material. Compensation includes thrift plan restoration or pension plan restoration, if any, paid in 1994.

                                     VII-65

Customers' Committee may continue to be employed after the Effective Date, to represent Customers' interests (a) with respect to any appeal taken from the Confirmation Order (b) by reviewing proposed settlements of Customer Regulatory Claims held by Dissenting 3.2 Claimants, (c) such other activities as agreed to by Reorganized TCO in its sole discretion and (d) by overseeing the implementation of the Customer Settlement Proposal. At the conclusion of the performance of its duties set forth in clauses (a), (b), (c) and (d), the Customers' Committee shall dissolve. The Creditors' Committee will continue in existence after the Effective Date, and the Professionals retained by the Creditors' Committee may continue to be employed after the Effective Date, to represent Unsecured Creditors' interests (a) with respect to any appeal taken from the Confirmation Order, from the order approving the Initial Accepting Producer Settlement Agreement, or from any order entered into prior to the Effective Date approving the settlement or compromise of the Claims of Accepting Producers, (b) by engaging or participating in those matters referenced in Section VI.C. of the Plan with respect to Producer Claims and by reviewing proposed settlements of Disputed General Unsecured Claims, (c) with respect to disputes involving the amount or timing of the distribution of any Holdback Amount and (d) with respect to such other activities as agreed to by Reorganized TCO in its sole discretion. At the conclusion of the performance of its duties as set forth in clauses (a), (b), (c) and (d), the Creditors' Committee shall dissolve. After the Effective Date,





                                     VII-66
the Creditors' Committee or the Customers' Committee may, in its discretion, dissolve upon notice to Reorganized TCO. Upon such dissolution, the members of the Creditors' Committee or the members of the Customers' Committee, as applicable, shall be released and discharged from all rights and duties arising from or related to the Reorganization Case.

         The Professionals retained by the Creditors' Committee and the Customers' Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for (a) services performed by the Creditors' Committee and the Professionals retained by the Creditors' Committee after the Effective Date as described in the preceding paragraph, (b) services performed by the Customers' Committee and the Professionals retained by the Customers' Committee after the Effective Date with respect to activities as agreed to by Reorganized TCO in its sole discretion, or (c) services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date pursuant to Section VI.B.1 of the Plan. The Professionals retained by the Creditors' Committee and the members of such Committee must submit monthly bills to Reorganized TCO for such services and Reorganized TCO shall pay all reasonable costs and expenses of such Committee members and all reasonable fees and expenses of their Professionals from post-reorganization income.





                                     VII-67

Any dispute regarding compensation for such post-Effective Date services shall be determined by the Bankruptcy Court.

                 6.       DISCHARGE, TERMINATION, AND INJUNCTION

         Section X of the Plan sets forth provisions releasing and discharging TCO from Claims and other obligations arising prior to the Confirmation Date and enjoining the prosection of such Claims and obligations. Notwithstanding
Section X, nothing contained in the Plan shall be construed as discharging, releasing or relieving TCO, Reorganized TCO, or any other party, in any capacity, from any liability with respect to the Retirement Plan to which such party is subject under any law or regulatory provision. Nor shall anything contained in the Plan be construed as enjoining the PBGC or the Retirement Plan to which such party is subject under any law or regulatory provision as a result of the Plan's provisions for the discharge, release and settlement of Claims. Notwithstanding the foregoing, nothing contained in the Plan shall preclude Reorganized TCO from exercising its right to amend, modify or terminate the Retirement Plan in accordance with applicable law. Section V.E of the Plan provides for the release of all security interests in property of TCO, except as otherwise provided in the Plan.

                 7.       CONTINUATION OF RETIREE PROGRAM

         All employee and retiree benefit plans or programs in existence as of the Petition Date will continue after the Effective Date.





                                     VII-68

                 8.       JURISDICTION OF THE BANKRUPTCY COURT

         Section XI of the Plan specifies certain matters with respect to which the Bankruptcy Court will retain jurisdiction after the Effective Date to the extent legally permissible. In particular, the Bankruptcy Court's retention of jurisdiction will include, without limitation, the resolution of Claims, including the Claims Estimation Procedures, and any disputes arising over the distribution of assets under the Plan.

                 9.       LIMITATION OF LIABILITY

         The Plan limits the liability of TCO, Reorganized TCO, Reorganized Columbia, Columbia, their affiliates and their respective directors, officers, employees, agents, representatives and professionals (acting in such capacity), and the Creditors' Committee and the Customers' Committee and their respective members and Professionals (acting in such capacity), the Official Committee of Unsecured Creditors and the Official Committee of Equity Holders appointed in Columbia's Chapter 11 Case and their respective members, invitees, and professionals (acting in such capacity), and their respective heirs, executors, administrators, successors and assigns, with respect to their actions or omissions in connection with the Reorganization Case, the Plan, the Disclosure Statement and related transactions. However, this limitation of liability does not extend to any act or omission which is determined to have constituted gross negligence or willful misconduct.





                                     VII-69

                 10.      MODIFICATION OF THE PLAN

         Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, TCO, with the prior consent of Columbia and any other party whose consent is required under the Plan, reserves the right to alter, amend or modify the Plan (but not the Customer Settlement Proposal or the Initial Accepting Producers Settlement Agreement) before its substantial consummation; provided, however, that no alterations, amendments, supplements or modifications that would conflict with the current treatment of Creditors provided in the Plan will be made without the consent of TCO or Reorganized TCO and Columbia or Reorganized Columbia and any other parties whose consent is required under Section VIII of the Plan.

                 11.      REVOCATION OF THE PLAN

         TCO, with the prior consent of Columbia, reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If TCO revokes or withdraws the Plan, or if Confirmation does not occur, then the Plan will be null and void in all respects, and nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims by or against, or any Interests in, TCO or Columbia, (ii) prejudice in any manner the rights of TCO or Columbia or (iii) constitute an admission against TCO or Columbia. In the event that any of the conditions set forth in





                                     VII-70

Section VIII.B. of the Plan do not occur by June 28, 1996 and are not timely waived in accordance with Section VIII.C. of the Plan, the Creditors' Committee, the Customers' Committee, Columbia or TCO shall each have the right in its discretion to withdraw its support for the Plan upon notice thereof to each of the other foregoing parties and without necessity of any Court approval. In the event any such party exercises its right to withdraw, then the Plan, including the discharge of Claims and all settlements of Claims in connection with the Plan, shall be null and void in all respects without any further action by any party or approval by the Bankruptcy Court or any other court and nothing contained in the Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interests in, TCO or Columbia, (ii) prejudice in any manner the rights of TCO, Columbia, the Creditors' Committee, the Customers' Committee, or any of the Creditors or (iii) constitute an admission against TCO, Columbia, the Creditors' Committee, the Customers' Committee, or any of the Creditors.

                 12.      SEVERABILITY OF PLAN PROVISIONS

         If any term or provision of the Plan (excluding the Customer Settlement Proposal and the Initial Accepting Producers Settlement Agreement) is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or





                                     VII-71
provision shall then be applicable as altered or interpreted. In the event of any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan may, at TCO's option, with the prior consent of Columbia, remain in full force and effect and not be deemed affected, impaired or invalidated by such holding, alteration or interpretation. However, TCO and Columbia jointly and severally reserve the right not to proceed to Confirmation or consummation of the Plan if any such ruling occurs. TCO and Columbia may not unilaterally modify the Customer Settlement Proposal or the Initial Accepting Producer Settlement Agreement. The Confirmation Order will constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                 13.      SUCCESSORS AND ASSIGNS

         The rights, benefits and obligations of any entity named or referred to in the Plan will be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity. From and after the Voting Deadline, any heir, executor, administrator, successor or assign of any Creditor who has voted to accept the Plan shall be bound to accept the Plan and the treatment of such Creditor thereunder.

                 14.      RELEASES

         Section X.D. of the Plan provides for broad releases by TCO, Reorganized TCO and all holders of Claims of (a) each of TCO's and Reorganized TCO's officers, directors, shareholders,





                                     VII-72
employees, consultants, financial advisors, attorneys, accountants and other representatives, each of their respective successors, executors, administrators, heirs and assigns, (b) the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee, each member, consultant, financial advisor, attorney, accountant or other representative of the Creditors' Committee, each of their respective successors, executors, administrators, heirs and assigns, (c) the Customers' Committee and, solely in their capacity as members or representatives of the Customers' Committee, each member, consultant, financial advisor, attorney, accountant or other representative of the Customers' Committee, each of their respective successors, executors, administrators, heirs and assigns, (d) the Official Committee of Equity Holders and the Official Committee of Unsecured Creditors in Columbia's reorganization case (collectively, the "Columbia Committees") and, in their capacity as members, invitees or representatives of the Columbia Committees, each member, invitee (including its professionals), consultant, financial advisor, attorney, accountant or other representative of the Columbia Committees, each of their respective successors, executors, administrators, heirs and assigns, and (e) Columbia, Reorganized Columbia, CNR and each of their officers, directors, shareholders, consultant, financial advisors, attorneys, accountants or other representatives, each of their respective successors, executors, administrators, heirs and assigns (the entities referred to in clauses (a), (b), (c), (d) and (e) are collectively referred to





                                     VII-73
as the "Releasees"). The Releasees are released on the Effective Date from any and all claims, obligations, suits, judgments, damages, rights, causes of action or liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based on whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Releasees, TCO, the Reorganization Case or the Plan, including, without limitation, (x) the Intercompany Claims and all claims arising from or related to the transactions which are the subject of the Intercompany Claims, provided, however, that the release referenced in this clause (x) shall not be effective unless and until the Stipulation of Dismissal with Prejudice becomes effective pursuant to its terms, and (y) Refund Claims and Refund Disputes and any claims arising from or related to the transactions that are the subject of such Refund Claims and Refund Disputes, but excluding (i) any claims relating to Professional Fees sought by any of the Releasees until such time as the claims are paid, (ii) with respect to claims asserted against TCO or Columbia, any claims arising in the normal course of business after the Petition Date between TCO's Creditors or TCO and Columbia until such time as the claims are paid,
(iii) with respect to claims asserted against CNR, any claims arising in the normal course of business between TCO's Creditors or TCO and CNR until such time as the claims are paid, and (iv) Claims which are preserved pursuant to the Customer Settlement





                                     VII-74

Proposal, and the Confirmation Order will enjoin the prosecution by any entity, whether directly, derivatively or otherwise, of any claim, debt, right, cause of action or liability which was or could have been asserted against the Releasees, except as otherwise provided herein.

         As noted in Section VII.I.6, nothing in the Plan shall be construed as discharging, releasing or relieving TCO, Reorganized TCO or any other party, in any capacity, from any liability with respect to the Retirement Plan to which such party is subject under any law or regulatory provisions. Notwithstanding the foregoing, nothing contained in the Plan shall preclude Reorganized TCO from exercising its right to amend, modify or terminate the Retirement Plan in accordance with applicable law.

         The Debtors have no knowledge of any claims that have been or could be asserted against any of the non-Debtor Releasees which would be released on the Effective Date under the release provisions set forth in Section X.D. of the Plan. The SEC has informed the Debtors that it may oppose Confirmation of the Plan on the basis that the releases contained in Section X.D. of the Plan contravene section 524(e) of the Bankruptcy Code. The Debtors believe that the releases contained in Section X.D. of the Plan are legally permissible and do not contravene section 524(e) of the Bankruptcy Code and that the Plan, including the releases, will be confirmed by the Bankruptcy Court pursuant to section 1129 of the Bankruptcy Code.





                                     VII-75

                 15.      APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

         Certain holders of Claims may receive securities of Columbia under the Plan. Section 1145 of the Bankruptcy Code creates certain exemptions from the registration and other requirements of certain federal and state securities laws with respect to the distribution of securities pursuant to a plan of reorganization.

                          a.      ISSUANCE OF SECURITIES UNDER THE PLAN

         Section 1145 of the Bankruptcy Code exempts the issuance of securities under a plan of reorganization from registration under the Securities Act and under state securities laws if three principal requirements are satisfied: (i) the securities must be issued "under a plan" of reorganization by the debtor or its successor under a plan or by an affiliate participating in a joint plan of reorganization with the debtor; (ii) the recipients of the securities must hold a prepetition or administrative expense claim against the debtor or an interest in the debtor; and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or property. The issuance of securities of Columbia to the Debtor's Creditors under the Plan satisfies the requirements of section 1145(a)(1) of the Bankruptcy Code and is, therefore, exempt from registration under federal and state securities law. See In re Frontier Airlines, Inc., 93 B.R. 1014 (Bankr. D.Col. 1988). However, under certain circumstances, subsequent





                                     VII-76
transfers of such securities may be subject to registration requirements under such securities laws.

                          b.      TRANSFERS OF NEW SECURITIES

         The securities of Columbia to be issued pursuant to the Plan may be freely transferred by most recipients thereof, and all resales and subsequent transactions in the new securities are exempt from registration under federal and state securities laws, unless the holder is an "underwriter" with respect to such securities. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters:"

                 (i) persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such a claim or interest;

                 (ii) persons who offer to sell securities offered under a plan for the holders of such securities;

                 (iii) persons who offer to buy such securities from the holders of such securities, if the offer to buy is
                          (a) with a view to distributing such securities and
                          (b) made under a distribution agreement; and

                 (iv) a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the Securities Act.

Under section 2(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer.

         To the extent that persons deemed to be "underwriters" receive securities of Columbia pursuant to the Plan, resales by such persons would not be exempt under section 1145 of the





                                     VII-77

Bankruptcy Code from registration under the Securities Act or other applicable law. Persons deemed to be "underwriters," however, may be able to sell such securities without registration subject to the provisions of Rule 144 under the Securities Act, which permits the public sale of securities received pursuant to the Plan by "underwriters," subject to the availability to the public of current information regarding the issuer and to volume limitations and certain other conditions.

         Whether any particular person would be deemed an "underwriter" with respect to any security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the TCO and Columbia Plans express no view as to whether any person would be an "underwriter" with respect to any security of Columbia to be issued pursuant to the Plan.

         Given the complex, subjective nature of the question of whether a particular person may be an "underwriter," the Plan makes no representations concerning the right of any person to trade in the securities of Columbia which may be distributed pursuant to the Plan. Such recipients of securities of Columbia are strongly urged to consult their own counsel concerning whether they may freely trade such securities.





                                     VII-78

VIII.    RISK FACTORS RELATING TO PLAN IMPLEMENTATION AND CREDITOR DISTRIBUTIONS


         TCO's ability to implement the Plan as well as the timing and, in some cases, ultimate amount, of Creditor distributions are subject to a number of risk factors which could materially impact their outcome. Each Creditor entitled to vote on the Plan should carefully consider the risk factors enumerated or referred to below, as well as all the information contained in this Disclosure Statement, including the exhibits hereto, in determining whether to accept or reject this Plan.

         A.      CONDITIONS TO CONFIRMATION REQUIREMENTS

         The Plan provides that the Bankruptcy Court shall not issue the Confirmation Order unless and until certain conditions precedent have been satisfied or waived (if waivable) at TCO's option with the prior consent of Columbia, or as otherwise indicated below.

                 1. SATISFACTION OF CONFIRMATION REQUIREMENTS OF SECTION 1129/CRAM-DOWN

         Since TCO's Plan presumes effective settlement agreements with the overwhelming majority in amount of its Creditors including Producers, Customers and Columbia, TCO believes it will be accepted by all classes of Claims and Interests. In the event, however, that any of Classes 3.2, 3.3 or 3.4 reject their treatment under the Plan, so long as one impaired Creditor class has accepted the Plan, TCO reserves the right to seek confirmation pursuant to the "cram-down" provisions of 11 U.S.C. Section 1129(b).



                                     VIII-1

         The TCO Committees, and the Initial Accepting Producers have agreed that TCO may seek to confirm the Plan as currently drafted, including the settlement of the Intercompany Claims Litigation, through cramdown proceedings, without invalidating the settlements contemplated. Since Columbia receives no distributions on account of its equity interest under the Plan, TCO believes that the Court would find the Plan to be fair and equitable. Thus, TCO believes it can confirm the Plan even if Class 3.3 rejects the Plan.

         A contested confirmation process under the cram-down procedures could lead to significant and protracted litigation over many legal issues, the outcome of which is difficult to predict, but which could in any event delay confirmation past the point at which settlement agreements with the Initial Accepting Producers and certain Customers remain in place, and past the point where the financial assumptions underlying the Plan remain current and viable.

         There are many other statutory conditions to confirmation set forth in Chapter 11 of the Bankruptcy Code, including section 1129(a) (requirements for confirmation), section 1125 (post-petition disclosure and solicitation), section 1122 (classification of Claims and Interests) and section 1123 (contents of Plan) which must be complied with in order for the Plan to be confirmed. TCO believes it will meet the requirements of those sections as of the Confirmation Date. See Section X of this Disclosure Statement for further discussion of certain confirmation requirements.




                                     VIII-2

                 2.       CONFIRMATION OF THE COLUMBIA PLAN

         The Plan is premised upon Columbia's implementation of the Columbia Omnibus Settlement, whereby Columbia has agreed, conditioned on consummation of the Plan without any modification that is not consented to by Columbia, to facilitate the prompt emergence of TCO from its Chapter 11 proceedings by, among other things, accepting TCO debt securities and retaining the equity of TCO in satisfaction of the Columbia Secured Claim, monetizing the distributions payable to TCO's Creditors under the Plan, and guaranteeing the payment levels provided under the Plan to TCO's Creditors. Thus, the confirmation and consummation of a plan of reorganization for Columbia which permits the implementation of the Columbia Omnibus Settlement, and provides a means for Columbia to satisfy its own debts and finance its obligations under its plan is a condition precedent to consummation of TCO's Plan.

         While Columbia believes its plan will be confirmed and consummated in a timely manner, the Columbia Plan must be accepted by at least one impaired Class of Creditors and confirmed by the Bankruptcy Court before it can become effective. There is, thus, the possibility that the Plan may be delayed by the progress of confirmation of a plan of reorganization for Columbia. Any delay could have a negative impact on the timing of implementation of TCO's Plan and TCO's ability to make the distributions to Creditors provided therein.

         Failure to confirm and consummate a plan of reorganization for Columbia which permits the implementation of the Columbia




                                     VIII-3

Omnibus Settlement on or before the outside Effective Date for the Plan (June 28, 1996) could have a significant adverse impact on distributions to TCO's Creditors, since

                 (i) the Initial Accepting Producer Settlement Agreement and the Customer Settlement Proposal which form the foundation of the TCO Plan will not remain binding on the parties indefinitely and dissolutions of those settlements could adversely impact the level of Claims and the amounts available to satisfy Creditors, and

                 (ii) significant funding and other financial concessions from Columbia are necessary to ensure full implementation of the TCO Plan.

                 3.       SEC APPROVAL

         As described in more detail in Section VI.A, "The Columbia System:
Public Utility Holding Company Act Regulation, System Financing, Columbia's Claim Against TCO and the Intercompany Claims," Columbia is a regulated public utility holding company under the HCA. All financing of Columbia is regulated under the HCA and must be approved by the SEC. Thus, since Columbia's plan of reorganization will involve a substantial restructuring of its current debt and equity financing, as well as the restructuring of intercompany debt with TCO, such plan will require SEC approval, through a process of public disclosure which will take time to implement. Although TCO is not directly regulated under the HCA, because of the relationship between the TCO and Columbia plans primarily because of the Columbia Omnibus




                                     VIII-4

Settlement, certain aspects of the Plan will also require SEC approval.

         Additionally, the Columbia plan of reorganization, confirmation of which is a condition of the Plan, requires SEC approval. See Section VI.B, "Regulation by the SEC under the HCA of the Columbia System; HCA Regulation of Chapter 11 Plans." The condition of entry of an SEC order is an unwaivable condition to the Effective Date. TCO believes, but cannot assure, that such approvals can be obtained in a timely manner, and it is possible, though unlikely in the Debtors' view, that the SEC will find the financing obligations undertaken by Columbia in its plan of reorganization to be unacceptable, or will object on other grounds to some aspect of the Columbia or TCO plans of reorganization, which objection may delay or even prevent implementation of the Columbia Omnibus Settlement, the Columbia Plan and TCO's Plan. On June 23, 1995, the SEC issued a notice of Columbia's filing a Form U-1 of its restructuring proposal. Comments and requests for hearing are due on July 17, 1995. To date, the Debtors know of no objections or requests for hearing, and expect the SEC to act relatively promptly in approving the financial restructuring underlying Columbia's Plan and the related aspects of the TCO Plan once the notice period expires.

            4.       NO MATERIAL ADVERSE CHANGES TO PLAN ASSUMPTIONS OR BUSINESS

         The Columbia Omnibus Settlement and Columbia's agreement contained therein to "monetize" TCO's value for Creditors is




                                     VIII-5
based, in part, upon an assumption by Columbia and TCO of the reasonable business risks reflected in TCO's current business plan. The major assumptions underlying TCO's business plan are more fully set forth in Section XI of this Disclosure Statement. Any material adverse change to TCO's business operations or financial condition between the Plan Mailing Date and the Confirmation Date could materially impact TCO's ability to achieve the results forecasted in its business plan and, thus, significantly affect Columbia's ability to perform its obligations under the Columbia Omnibus Settlement, and under its own reorganization plan, potentially to the point of rendering Columbia's participation in the Plan unfeasible.

                 5.       NO ENVIRONMENTAL LIABILITY CLAIMS

         TCO is subject to extensive federal, state and local laws and regulations relating to environmental matters. Since the Plan and the Columbia Omnibus Settlement contemplate assumption by Reorganized TCO of environmental compliance and remediation obligations to state and Federal environmental enforcement and regulatory agencies (with the exception of certain non-consensual pre-petition penalty Claims which might be asserted), the Plan is conditioned on the continuance of (i) the current status whereby governmental agencies do not file environmental Claims in TCO's Reorganization Case, and (ii) TCO's program for resolution of environmental issues, previously approved by the Bankruptcy Court, as reflected in the current settlement agreement with the EPA and with other environmental agencies. See Section V.E.7, "Environmental Issues." Should the status




                                     VIII-6
change materially, and TCO's program for resolving such liabilities outside of the bankruptcy process fail, resulting in the filing of significant unanticipated Claims in TCO's Reorganization Case by environmental authorities, TCO may not be able to implement the Plan, or there may be substantial delay in the implementation.

                 6.       IRS RULING ON DEDUCTIBILITY OF PRODUCER PAYMENTS

         As described more fully in Section IX.A.3, "Tax Ruling," TCO or Columbia, or both, will apply to the IRS for a tax ruling to the effect that payments made by TCO under the Plan that are attributable to the breach, termination or rejection of gas purchase contracts are currently deductible for Federal income tax purposes in the year paid. Because of the magnitude of the payments under the Plan in respect of Contract Rejection Claims, failure to obtain a favorable ruling from the IRS on this issue could undermine the financial foundations for the Plans, and might result in a determination by Columbia not to proceed with the Plan.

         TCO has agreed that if such ruling has not been received by December 15, 1995, the Initial Accepting Producer Settlement Agreement will terminate on December 31, 1995 unless, prior to December 31, 1995, either (a) TCO and Columbia waive the receipt of such ruling as a condition to Confirmation and/or the Effective Date, as appropriate or (b) the Initial Accepting Producers agree, in writing, to an extension of the time within which the condition must be satisfied. While TCO believes the




                                     VIII-7
ruling should be obtainable in a timely manner, failure to do so could derail or delay the Plan process.

                 7.       APPROVALS OF THE CUSTOMER SETTLEMENT PROPOSAL

         As described in detail in Section IV of this Disclosure Statement, the Plan incorporates the terms of the Customer Settlement Proposal. The Customer Settlement Proposal will be implemented by TCO only if Class 3.2 votes in favor of the Plan. If Class 3.2 rejects the Plan, TCO, Columbia and the Customers are not bound by the terms of the Customer Settlement Proposal. Nevertheless, if TCO and Columbia so elect, TCO believes the Plan may be confirmed, despite the rejection by Class 3.2, through a cramdown under section 1129(b) of the Bankruptcy Code and that any applicable provisions of Section 1129(a)(6) can be complied with. However, cramdown of Customer Claims raises complicated issues the outcome of which is uncertain.

         If Class 3.2 were to vote to reject the Plan, the aggregate Allowed amounts of the Customer Regulatory Claims may be significantly greater than the amounts resulting from the Customer Settlement Proposal as implemented in the Plan, and TCO's financial projections may be materially adversely affected by the failure to resolve Order No. 636 recovery rights. In addition, Dissenting Class 3.2 Claimants would have to litigate the level and priority of substantially all of their Refund Disputes. Depending upon the outcome of such litigation, which would involve both FERC and Bankruptcy issues, the ultimate payout on their Claims might be greater than or less than the amounts to be paid if Class 3.2 accepts the Plan, but would in




                                     VIII-8
any event be subject to substantial uncertainty and delays in payment.

         It is a condition to Confirmation, which may be made a condition to the Effective Date, that the Bankruptcy Court shall have entered an order approving the settlement of Refund Disputes with Accepting Class 3.2 Claimants, the 1990 Rate Case Settlement (as amended by the Customer Settlement Proposal) and approving those aspects of the Customer Settlement Proposal subject to its jurisdiction, and TCO's implementation thereof. It is a further condition that FERC shall have entered a Final FERC Order approving the Customer Settlement Proposal. On June 15, 1995, the FERC entered an order approving the Customer Settlement Proposal without any objections having been filed, which order may be subject to appeal or requests for rehearing on certain limited, technical issues relating to exit fee payments, which are unlikely to result in overturning or materially impacting the FERC approval.

         The factors to be considered by this Court in determining whether to approve a settlement are (a) the probability of success in litigation; (b) the difficulties to be encountered in collection; (c) the complexity of the litigation and its attendant expense, inconvenience and delay; and (d) the paramount interest of the creditors. See In re Allegheny Int'l, Inc., 118 B.R. 282, 309-310 (Bankr. W.D. Pa. 1990) (quoting In re Grant Broadcasting of Philadelphia, Inc., 71 B.R. 390, 395 (Bankr. E.D. Pa. 1987)); see also Depoister v. Mary M. Holloway Found., 36 F.3d 582, 585-586 (7th Cir. 1994) (quoting Protective




                                     VIII-9

Comm. for Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414, 424-25 (1968)); Wallis v. Justice Oaks II, Ltd. (In re Justice Oaks II, Ltd.), 898 F.2d 1544, 1549 (11th Cir.), cert. denied, 498 U.S. 959 (1990); In re Energy Coop., Inc., 886 F.2d 921, 927 (7th Cir. 1989) ("[t]he benchmark for determining the propriety of a bankruptcy settlement is whether the settlement is in the best interests of the estate"). TCO, Columbia and the Customers' Committee believe that the settlement embodied in the Customer Settlement Proposal is fair and reasonable and in the best interests of all Creditors of the TCO Estate, and that it should be and will be approved by the Bankruptcy Court at the Confirmation hearing.

                 8.       APPROVAL OF INITIAL ACCEPTING PRODUCER SETTLEMENT
                          AGREEMENT

         It is a condition to Confirmation and to effectiveness of the Plan that the Initial Accepting Producer Settlement Agreement has been approved by the Bankruptcy Court not later than October 31, 1995, and not terminated in accordance with its terms. This condition can be waived by TCO only with the consent of the Initial Accepting Producers. On June 16, 1995, after notice and a hearing, the Bankruptcy Court entered an order approving the Initial Accepting Producer Settlement Agreement.

         Any material breach of the Initial Accepting Producer Settlement Agreement by TCO, Columbia, or, at the option of TCO and Columbia only, any Initial Accepting Producer, will permit any non-breaching party, at its option, to terminate the




                                    VIII-10

Agreement. In addition, the dismissal of TCO's Chapter 11 Case or the conversion of that Case to Chapter 7 will permit termination of the Agreement. Breach of the Agreement by any Initial Accepting Producer will not release the other Initial Accepting Producers.

         The Initial Accepting Producer Settlement Agreement is a fundamental building block to the Plan. If the Initial Accepting Producer Settlement Agreement is breached or terminated, it is unlikely that the Plan can be confirmed in its present form.

                 9.       PROHIBITION OF CERTAIN REVISIONS

         It is a condition to confirmation and consummation of the Plan that it shall not be amended, modified, supplemented or revised without the prior consent of Columbia, and without the prior consent of the Creditors' Committee if such revisions would change the Settlement Values proposed for the Initial Accepting Producers, change the amount, timing or composition of distributions to Classes 3.1, 3.3 or 3.4, change the conditions to Confirmation or the Effective Date, or otherwise materially affect the treatment of Unsecured Creditors under the Plan and without the prior consent of the Customers' Committee, if such revisions would change the amount, timing or composition of distributions to Class 3.2, change the conditions to Confirmation or the Effective Date or otherwise materially affect the treatment of Accepting Class
3.2 Claimants under the Plan. TCO and Columbia do not anticipate making any such revisions.




                                    VIII-11

                 10.      ACCEPTANCE OF SETTLEMENT VALUES BY PRODUCERS

         It is a further Plan condition that Producers holding at least ninety (90%) percent of the aggregate Original Settlement Values proposed by TCO for the Claims of Producers, including all Initial Accepting Producers, accept their Settlement Values. If this level of acceptance is not obtained, then TCO and Columbia may choose not to proceed with Confirmation of the Plan. Holders of Producer Claims representing 88% in dollar amount of the proposed Settlement Values for all Producer Claims have indicated that they will accept the Settlement Values proposed for their Producer Claims and support the Plan. If these settlements are confirmed by execution of binding settlement agreements, and if other already liquidated Producer Claims are included, Producer Claims representing in excess of 90% in dollar amount of the proposed Settlement Values for all Producer Claims have accepted or been allowed in amounts acceptable to TCO, assuming Bankruptcy Court approval of such Settlement Values.

         Because TCO and Columbia have agreed to assume a certain amount of risk regarding the litigation over Allowed amounts of the Unsecured Claims of Rejecting Producers as discussed in VIII.C, Columbia and TCO may or may not choose to accept additional risk if this condition to Confirmation is not met and may choose to modify the Plan or to withdraw the Plan.




                                    VIII-12

         B.      CONDITIONS TO EFFECTIVE DATE

         The Plan will not be consummated and the Effective Date will not occur unless and until each of the following conditions precedent has been satisfied or waived (if waivable) at TCO's and Columbia's option, except as otherwise indicated.

                 1.       COLUMBIA'S PLAN OF REORGANIZATION SHALL BE EFFECTIVE

         Since the TCO Plan is premised on approval of a plan of reorganization for Columbia pursuant to which Columbia will be authorized to and will become able to fund the Columbia Omnibus Settlement, the order confirming Columbia's Plan must not have been vacated, reversed or stayed, and Columbia's Plan must have become effective on terms consistent with the Plan.

                 2.       NO STAY OF TCO'S CONFIRMATION ORDER

         The order confirming TCO's Plan shall not have been vacated, reversed or stayed.




                                    VIII-13

                 3.       NO MATERIAL ADVERSE CHANGES TO TCO'S OR COLUMBIA'S
                          BUSINESS

         There shall have been no material adverse changes to TCO's or Columbia's business, properties, financial condition, results of operations or business prospects between the Confirmation Date and the Effective Date.

                 4.       EFFECTIVE DATE

         A condition to the Effective Date of the Plan is that the Effective Date shall have occurred on or before June 28, 1996. It is a condition to the Initial Accepting Producers' Settlement that distributions under the Plan shall have occurred not later than June 28, 1996. In addition, Supporting Parties may not be bound to the Customer Settlement Proposal if the Plan does not become effective by June 28, 1996. The Effective Date may not occur by June 28, 1996 for a variety of substantive and scheduling reasons, including the dates set by the Bankruptcy Court for hearings which are essential to the Confirmation process, and the timing of regulatory approvals from the FERC and the SEC, and the timing of the IRS revenue ruling.

         However, TCO believes that there is ample time to meet the deadlines set by the Plan, and that neither the Bankruptcy Court schedule nor the regulatory rulings will derail the Confirmation process. Should such deadline be missed, the settlements which underlie this Plan may become void, and there is no assurance as to when or in what form a subsequent Plan can be filed and confirmed.




                                    VIII-14

                 5.       INTERCOMPANY CLAIMS LITIGATION

         The Bankruptcy Court must have approved the settlement of the Intercompany Claims Litigation and the Stipulation of Dismissal with Prejudice must have been Filed with and, if necessary, approved by the District Court as of the Effective Date. The Bankruptcy Court must approve the settlement of the Intercompany Claims Litigation under the Plan in connection with Confirmation, pursuant to Bankruptcy Rule 9019.

         The factors to be considered by this Court in determining whether to approve a settlement are set forth in Section 6 above. TCO, Columbia, the Creditors' Committee and the Customers' Committee believe that the settlement of the Intercompany Claims Litigation as part of the Plan is fair and reasonable and in the best interests of all Creditors of the TCO Estate.

         Settlement of the Intercompany Claims Litigation constitutes another fundamental building block of the Plan, and is critical to the Columbia Omnibus Settlement. Absent this condition being met, it is likely that neither the Columbia Plan nor the TCO Plan could become effective.

         C.      LIQUIDATION OF UNSECURED CLAIMS; CLAIMS ALLOWANCE PROCESS
                 GENERALLY

         Another material factor affecting the amount and timing of distributions to Unsecured Creditors is the process of liquidation and Allowance of Disputed Producer and Customer Claims. Producer and Customer Claims, as presently filed with the claims agent and the Bankruptcy Court, are far in excess of




                                    VIII-15
the liabilities reflected in the Payout Analysis included in Section II of this Disclosure Statement.

         There is risk that some or all categories of Disputed Claims will be resolved and Allowed in amounts in excess of those amounts currently projected by TCO. Under the Plan, Columbia and TCO agree to ensure payment to dissenting Creditors of the amounts provided for under the Plan, thus, assuming both Plans become Effective, Creditors will in all likelihood receive the distributions to which they are entitled. However, for those Claims that remain Disputed on the Effective Date, litigation to resolve such Disputed Claims could be protracted and could result in a lengthy delay in the distributions to such Creditors. In addition, if Rejecting Producers' Claims and the Claims of Disputed Class 3.4 Claimants exceed the projected levels, they may, at TCO and Columbia's option, receive a portion of their distributions in non-cash securities of an equivalent fair market value to the amount owed.

         The aggregate amount of the Claims Filed by Producers who have not yet accepted the Settlement Values proposed for their Producer Claims appears to be nearly $4 billion. It appears from preliminary reports on the dollar amount of recalculated Claims Filed by such Producers as of June 30, 1995 that their recalculated Claims amounts total in excess of $2 billion. TCO believes many of these Claims remain grossly overstated, and some are duplicative or otherwise improper. These recalculated Claims are still subject to audit, many are subject to correction for errors, and they are subject to Claims - specific challenges. TCO believes that these amounts will be




                                    VIII-16
substantially reduced through further Claims allowance procedures. TCO's proposed Settlement Values for this category of Claimant total approximately $190 million.

         As to Producer Creditors, there is a Holdback Amount from their distributions if less than one-hundred percent of Producers accept their Original Settlement Values. Assuming that Producers with at least 90% in amount of the aggregate proposed Settlement Values accept the proposed Settlement Values for their Claims, which is a condition to Confirmation, the Plan provides that approximately $118 million is available as part of the projected payout to Producers to fund distributions to the Rejecting Producers and the Plan would reserve holdback amounts from the Accepting Producers totalling approximately $53 million, based on current numbers. That Holdback is dedicated to the partial satisfaction, together with contributions from Columbia and TCO, of the amounts payable to Rejecting Producers if the minimum payout amount on their Allowed Claims exceeds the proposed payout on the Original Settlement Values. Depending on the ultimate level of such excess allowances, some or all of the Holdback Amount may be utilized.

         The holdback formula contemplates a sharing of risk between TCO and Producers up to an additional payout, over projected amounts, based on current numbers, of $128 million, of which TCO's share is $66 million (TCO must fund any differential between $1.181 billion and $1.185 billion). Such a payout would result only if the Allowed Claims amounts of such Rejecting Producers in the aggregate were to be approximately double the projected amounts. TCO and Columbia believe it is highly




                                    VIII-17
unlikely that such Claims in the aggregate would be Allowed in amounts greater than that number, and that since the balance of its obligations could be satisfied by Columbia equity securities, the probable cost of this supplemental payout, though potentially significant, does not jeopardize the credit-worthiness of the reorganized Debtors.

         Columbia believes that it will be in a position to satisfy its obligations under the Columbia Omnibus Settlement, including the payment of Producer Claims in excess of the Original Settlement Values whether with cash, Common Stock or other readily marketable securities. Columbia's financial projections indicate, and it is a condition of the Columbia Plan, that Reorganized Columbia's debt securities are rated investment grade as of the Effective Date. It is further projected that Reorganized Columbia will have stockholder's equity of over $1.4 billion following emergence as of 12/31/95 and a long-term debt to equity ratio of 62%. Following Columbia's emergence from Chapter 11 proceedings, Reorganized Columbia will be authorized to issue additional shares of Common Stock from time to time. There will be no specific restrictions on such issuances, subject to the availability of authorized and unissued shares of Common Stock, and applicable Delaware law.

         In addition, Reorganized Columbia expects to have improved access to the capital markets. Columbia is currently seeking to arrange one or more senior unsecured credit facilities of up to $1.15 billion, effective as of the Effective Date of the Columbia Plan. Amounts available to be borrowed under those facilities could be applied to make payments in respect of




                                    VIII-18

Columbia's obligations to Creditors under the Columbia Omnibus Settlement, and for general corporate purposes.

         The Projections for Reorganized Columbia are attached as Exhibit 6 to this Disclosure Statement.

         The Plan also assumes the finality of the order of the Third Circuit Court of Appeals dated March 10, 1995, regarding the Enterprise Energy Settlement Agreement which held that the Settlement Agreement was not an executory contract, but was an enforceable pre-petition unsecured claim against TCO, the terms of which were binding on parties to the settlement. In the event that a petition for certiorari is filed and granted, and the decision of the Third Circuit reversed, or if the Enterprise Energy litigants were to seek and obtain other relief with respect to the enforceability of the Settlement Agreement, there could be a significant increase in the Allowed amounts of Enterprise Energy Claims in addition to delay associated with the potential litigation regarding the issues previously settled, which could adversely impact the final distribution date and amount.

         D.      PROJECTIONS

         The financial projections included in this Disclosure Statement are dependent upon the successful implementation of TCO's business plan and the reliability of the other assumptions contained therein. See Section XI.B, "Financial Projections, Pro Forma Financial Statements and Liquidation Analysis; Recapitalization Post Emergence/Feasibility". Those projections reflect numerous assumptions, including confirmation and consummation of the TCO Plan in accordance with its terms, the




                                    VIII-19
anticipated future performance of TCO, industry performance, general business and economic conditions and other matters, most of which are beyond the control of TCO and some of which may well not materialize. These assumptions also reflect 100% acceptance of Settlement Values by Producers and other disputed Claimants; variation from this level of acceptance could result in material additional costs. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of TCO. Therefore, the actual results achieved throughout the periods covered by the projections will vary from the projected results. These variations may be material.

         E.      LIABILITIES ASSUMED

         TCO will assume certain liabilities pursuant to its Plan, including obligations, if any, to indemnify its officers, directors, employees and agents, environmental, pension and miscellaneous other obligations. TCO believes that it will not suffer material exposure to adverse fluctuations in its assumptions as to those liabilities, and that the costs thereunder will not jeopardize the feasibility of its reorganization.




                                    VIII-20

IX.      TAX ASPECTS OF THE PLAN

         A.      TAX CONSEQUENCES OF THE PLAN

         The following discussion is a summary of certain significant Federal income tax consequences of the Plan to TCO and the TCO Creditors and is based upon laws, regulations, rulings and court decisions now in effect, all of which are subject to change, possibly with retroactive effect. The Federal income tax consequences to a Creditor may vary based on the particular circumstances of such Creditor. This summary does not address aspects of Federal income taxation applicable to Creditors subject to special treatment for Federal income tax purposes, including, but not limited to, financial institutions, tax exempt entities, insurance companies and foreign persons. Moreover, the Federal income tax consequences of certain aspects of the Plan are uncertain due to a lack of definitive legal authority. Other than as specifically described below, no rulings have been obtained or will be requested from the IRS with respect to Federal income tax aspects of the Plan and no opinion of counsel has been obtained by TCO with respect thereto. EACH CREDITOR IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX CONSEQUENCES TO IT OF THE PLAN.

                 1.       TAX CONSEQUENCES TO TCO

                          a.      GENERAL

         TCO, together with Columbia and other Columbia subsidiaries (collectively, the "Columbia Group"), files a consolidated

Federal income tax return under the provisions of sections 1501 and 1504 of the Internal Revenue Code of 1986, as amended (the "IRC"). U.S. Treasury Regulations provide that Columbia, as parent of the consolidated group, is the group's agent for purposes of filing the group's Federal income tax returns, paying the tax due, and in general for dealing with the IRS. In addition, U.S. Treasury Regulations provide that every corporation that is or has been a member of the Columbia Group is severally liable for any tax incurred by the Columbia Group for the period that such member joined in the filing of the consolidated return.

                          b.      DISCHARGE OF INDEBTEDNESS

         Under the IRC a taxpayer generally must include in gross income the amount of any cancellation of indebtedness ("COD") income that is realized during the taxable year. COD income is the difference between the amount of the taxpayer's indebtedness that is canceled and the amount and/or value of the consideration exchanged therefor. However, section 108 of the IRC provides that a debtor in a case under title 11 of the Bankruptcy Code is not required to recognize COD income (the "Bankruptcy Exception") but must instead reduce certain of its "tax attributes" by the amount of unrecognized COD income. Tax attributes include net operating and capital losses, certain tax credits (including minimum tax credits), and the tax basis of a debtor's property (to the extent that the aggregate tax basis of the debtor's property exceeds the aggregate amount of the debtor's liabilities immediately after the discharge), and must be reduced in a prescribed order. Alternatively, a debtor may make an election (a "Section 1017 Election") to first reduce the tax basis of any depreciable property (without regard to the limitation for outstanding liabilities), with the balance of any unrecognized COD income applied against its other attributes. In addition, section 108 provides that cancellation of indebtedness does not result in COD income to the extent that the payment of the indebtedness otherwise would have given rise to a deduction (the "deductible expense exception").

         It is expected that payments made under the Plan (including payments with respect to Contract Rejection Claims) to holders of Allowed Class 3 Claims (other than the Columbia Unsecured Claim) will be treated as ordinary and necessary expenses deductible under section 162 of the IRC. Therefore, TCO will not realize COD income with respect to an Allowed Class 3 Claim for which TCO has not previously accrued a deduction (or has accrued a deduction which is less than the amount paid in satisfaction of such Claim), since payment of the Allowed amount of such Claim would have been deductible to TCO and the deductible expense exception therefore will apply. COD income may arise, however, to the extent that the amount of a deduction previously accrued by TCO with respect to an Allowed Class 3 Claim exceeds the amount paid in satisfaction of such Claim, or with respect to Allowed Class 3 Claims which do not constitute otherwise deductible expenses. To the extent that TCO realizes COD income, it is presently intended that a Section 1017 Election will be made to first reduce the tax basis of TCO's depreciable property by the amount of the COD income (unless the normal attribute reduction rules would produce a more favorable result).

                          c.  DEDUCTION FOR PAYMENTS

         TCO intends to deduct certain payments made under the Plan with respect to Allowed Class 3 Claims, including payments allocable to Claims for the breach, termination or rejection of gas purchase contracts. See Section
IX. A.3, "Tax Consequences of the Plan; Tax Ruling." The amount of the deduction expected to be claimed by TCO with respect to Allowed Class 3 Claims is likely to give rise to a net operating loss carryback which would generate a refund of previously paid Columbia Group Federal income taxes, or otherwise produce a carryforward to subsequent years.

         Under U.S. Treasury Regulations which relate to consolidated groups, a parent corporation is required to reduce its tax basis in a subsidiary corporation for, among other things, losses or deductions of the subsidiary that are used to offset taxable income of other members of the consolidated group. To the extent that these negative adjustments reduce the parent corporation's tax basis in its subsidiary below zero, the adjustments create a so-called "excess loss account" which must be recognized as taxable income upon the occurrence of certain enumerated events, including the realization by the subsidiary of COD income which neither is included in gross income nor reduces tax attributes, and the claiming of a bad debt deduction by a member which is not matched in the same year by the inclusion of a corresponding amount in the income of the debtor-subsidiary. Columbia intends to take appropriate actions, by capital contributions or otherwise, necessary to ensure that no income will result to the Columbia Group attributable to an excess loss account in TCO.

                 2.       TAX CONSEQUENCES TO THE TCO CREDITORS OTHER
                          THAN COLUMBIA

         The following discussion assumes that all distributions under the Plan made on account of Allowed Claims are made to original holders of such Claims that do not hold such Claims as capital assets. It does not address the tax consequences to purchasers of Claims or Creditors otherwise holding Claims as capital assets. It also does not address the tax consequences of the distribution to the current members of the Customers' Committee pursuant to
Section III.B.3.c. of the Plan.

         A Creditor that has not previously included in income amounts with respect to its Claim and that surrenders such Claim pursuant to the Plan will be required to recognize income in an amount equal to the amount such Creditor receives under the Plan less any tax basis such Creditor has in its Claim. The amount received under the Plan will include the amount of cash and the fair market value of any other property received, any credits to rate mechanisms, and any amounts treated as set-offs against claims made by TCO with respect to such Creditor. Creditors that are cash basis taxpayers will be required to include such amounts in income for the taxable year in which such distributions are received (or such credits or set-offs applied). Creditors that are accrual basis taxpayers will be required to recognize income when, and to the extent that, the amount of any distribution that they will receive with respect to their Allowed Claims is finally determined. A Creditor that has previously included in income all amounts with respect to its Claim will not recognize any income upon the receipt of payments made pursuant to the Plan, and may recognize a loss to the extent that the total amount received is less than the amount previously included in income.
It is likely that any such loss may not be recognized until the time that the total amount of the Allowed Claim that will be received by such Creditor has been finally determined, which may not occur until all distributions to Creditors have been made.

         The Plan provides for interest payments to certain Creditors, including the Supplemental Interest Payments, if any, made to Creditors in Classes 3.3, 3.4 and 3.5. Any such interest will be ordinary income to them whether or not they otherwise have a loss with respect to their Allowed Claim.

                 3.       TAX RULING

         Columbia, on behalf of the Columbia Group, will apply to the IRS for a tax ruling that payments made by TCO which are attributable to the breach, termination or rejection of gas purchase contracts are currently deductible. There can be no assurance that the IRS will agree to rule on this issue, or if it does rule, that it will rule favorably. Obtaining a favorable ruling from the IRS is a condition to the effectiveness of the TCO Plan. See Section VIII.A.6, "Risk

Factors Relating to Plan Implementation and Creditor Distributions; IRS Ruling on Deductibility of Producer Payments."

                 4.       IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE


         The foregoing is intended to be a summary only and not a substitute for careful tax planning with a tax professional. The Federal, state and local income and other tax consequences of the Plan are complex and, in some cases, uncertain. Such consequences may also vary based on the particular circumstances of each Creditor. Accordingly, each Creditor is strongly urged to consult with its own tax advisor regarding the Federal, state and local income and other tax consequences to it of the Plan.

         B.      ASSUMPTION OF TAX ALLOCATION AGREEMENT

         As discussed in Section IX.A.1, "Tax Consequences of the Plan; Tax Consequences to TCO," supra, TCO, Columbia and the other members of the Columbia Group file a consolidated Federal income tax return under sections 1501 and 1504 of the IRC and, accordingly, each member of the Columbia Group is severally liable for any tax payable with the consolidated return. In order to provide a method for allocating the benefits and liabilities resulting from the filing of a consolidated return, the Columbia Group has entered into the Tax Allocation Agreement (the "TAA"). The TAA allocates the Columbia Group's aggregate Federal income tax liability to each member of the group based on such member's tax liability calculated on a separate return basis. Members of the group having tax losses are paid by members with taxable income for the use of such losses. TCO believes that this method of allocating the Columbia Group's consolidated Federal income tax liability among the members of the group is equitable, well established within the Columbia Group, and similar to the method used by other consolidated companies.

         Furthermore, pursuant to Rule 45(c) promulgated by the SEC under the HCA, a registered holding company which files a consolidated Federal income tax return is required to secure the approval of the SEC for the allocation of the liabilities and benefits of such return among the companies included therein unless there is in effect a tax agreement approved by the SEC providing for the allocation of the liabilities and benefits of such consolidated return. The TAA provides for the allocation of the benefits and liabilities of the consolidated return in a manner consistent with the requirements of Rule 45(c), and has been approved by the SEC.

         The assumption by TCO (and Columbia) of the TAA (assuming such assumption is approved by the Bankruptcy Court) will affect the allocation of the liability for the Allowed portion of the IRS Claim. Under the Plan, TCO will be required to bear (as a direct obligation) its allocable share of the income tax deficiency resulting from the IRS Claim. By assuming the TAA, it is intended that TCO's allocable share of such IRS liability will be determined under the TAA. In addition, TCO will be required to pay, as an Assumed Executory Contract Claim, the portion of the post-petition interest which is assessed against the Columbia Group and is attributable to TCO's allocable share of the Allowed portion of the IRS Claim. It will also be required to pay to Columbia and other members of the Columbia Group, as an Assumed Executory Contract Claim, the amount of refunds (plus interest thereon) which other members of the Columbia Group would be entitled to receive but which were used to offset TCO's allocable share of the IRS tax liability. If the Bankruptcy Court does not approve the assumption of the TAA as an executory contract claim, it is intended that the amounts described in this paragraph will nevertheless be paid by TCO as Affiliate Tax Claims.

         On the other hand, the application of the TAA will enable TCO and TCO's Creditors to benefit from the substantial anticipated tax deduction for payments to Creditors under the Plan, particularly with respect to the Producer Contract Rejection Claims. This tax deduction is expected to produce a substantial reduction in tax and/or a tax refund to the Columbia Group and, under the TAA, the amount of the refund (or an equivalent amount of reimbursement from other members of the Columbia Group) will be paid to TCO. The amount of this anticipated tax reduction/refund has been taken into account by Columbia in valuing the TCO business for purposes of determining the level of distributions that Columbia was willing to guarantee under the Plan, and thereby has increased the amount of distributions that will be made to TCO's Creditors. In addition, certain of the IRS adjustments giving rise to the Allowed portion of the IRS Claim result in offsetting favorable adjustments in future years and, as a result of the TAA, the benefit of these favorable adjustments has similarly been taken into account invaluing the TCO business. Accordingly, both TCO and its Creditors will derive significant benefits by the assumption (or enforcement) of the TAA.

X.       VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS

  A.     CONFIRMATION HEARING

  The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on whether the Plan and its proponents have fulfilled the Confirmation requirements of section 1129 of the Bankruptcy Code. The Confirmation hearing has been scheduled for _______________ at _____ a.m. before the Honorable Helen
S. Balick, United States Bankruptcy Court, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Confirmation hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation hearing. Any objection to Confirmation of the Plan must be made in writing and must specify in detail the name and address of the objector, all grounds for the objection, and the amount and proposed treatment of the Claim held by the objector. Any such objections must be Filed and served upon the persons designated in the notice of the Confirmation hearing, including TCO.

  B.     CONFIRMATION REQUIREMENTS

  In order to confirm the Plan, the Bankruptcy Code requires that the Bankruptcy Court make a series of findings concerning the Plan and TCO's compliance with the requirements of Chapter 11 including in relevant part that
(i) the Plan complies with the applicable provisions of the Bankruptcy Code;
(ii) the proponents of the Plan have complied with the relevant provisions of the Bankruptcy Code; (iii) the proponents of the Plan have proposed the Plan in good faith and not by any means forbidden by law; (iv) any payments made or to be made for services or for costs and expenses in connection with the case or the Plan have been approved by or are subject to the approval of the Bankruptcy Court as reasonable; (v) the proponent of the Plan has disclosed (a) the identity and affiliations of any individual proposed to serve, after Confirmation, as a director or officer of the debtor (and the appointment or continuance in such office of such individual is consistent with the interests of creditors and equity security holders and with public policy) and (b) the identity of any insider that will be employed or retained by the reorganized debtor and the nature of any compensation for such insider; (vi) any governmental regulatory commission with jurisdiction, after confirmation of the Plan, over TCO's rates has approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval; (vii) the Plan is in the "best interests" of all of the holders of Claims or Interests in an impaired Class by providing to the holders of Claims or Interests on account of such Claims or Interests, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain in a Chapter 7 liquidation, unless each holder of a Claim or Interest in such Class has accepted the Plan; (viii) the Plan has been accepted by the requisite majorities of holders of Claims or Interests in each impaired Class of Claims or Interests or, if accepted by only one or more of such Classes of Claims, is "fair and equitable," and does not discriminate unfairly as to any non-accepting Class, as required by the so-called "cramdown" provisions of section 1129(b) of the

Bankruptcy Code; (ix) the Plan is feasible and Confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of TCO; (x) all fees and expenses payable under 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the hearing on Confirmation of the Plan, have been paid or the Plan provides for the payment of such fees on the Effective Date; and (xi) the Plan provides for the continuation after the Effective Date of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, at the level established at any time prior to Confirmation pursuant to sections 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code, for the duration of the period that TCO has obligated itself to provide such benefits.

         1.  ACCEPTANCE

     Under the Bankruptcy Code, all impaired Classes of Claims and Interests are entitled to vote to accept or reject the Plan. Pursuant to section 1126 of the Bankruptcy Code, the Plan will be accepted by an impaired Class of Claims if holders of two-thirds in dollar amount and a majority in number of Claims of that Class vote to accept the Plan. Only the votes of those holders of Claims who actually vote (and are entitled to vote) to accept or to reject the Plan count in this tabulation. The Plan will be accepted by an impaired Class of Interests if holders of two-thirds in dollar amount of shares in such Class vote to accept the Plan. As with Claims, only those holders of Interests who actually return a ballot count in this tabulation. Pursuant to section 1129(a)(8) of the Bankruptcy Code, all of the impaired Classes of Claims or Interests must accept the Plan in order for the Plan to be confirmed on a consensual basis (and at least one such impaired Class of Claims must accept the Plan without including acceptance by an insider in that determination). However, under the cramdown provisions of section 1129(b) of the Bankruptcy Code, only one impaired Class of Claims (determined without including the acceptance by any insider) needs to accept the Plan if the other conditions to cramdown are met. In accordance with the Bankruptcy Code, affiliate votes will not be counted in determining whether a particular Class is the sole accepting impaired Class of Claims under section 1129(a)(10), although affiliate votes will be counted in determining whether a particular Class accepts the Plan for all other purposes.

         The Plan provides for five (5) impaired Classes of Claims, all of which are unsecured (except for Class 2.1, the Columbia Secured Claim), and which are entitled to vote on the Plan. Class 5 Interests will not receive or retain any property under the Plan. TCO's Creditors include Columbia and several subsidiaries of Columbia, all of which are insiders of TCO. Columbia is the sole member of Classes 2.1, 3.5 and 5. Thus, none of these Classes can be counted as the accepting impaired Class of Claims required under section 1129 of the Bankruptcy Code. Classes 3.2, 3.3, and 3.4 include a number of Claims held by affiliates.

         2.  BEST INTERESTS TEST

     Notwithstanding acceptance of the Plan by each impaired Class, section 1129(a)(7) of the Bankruptcy Code requires that the Bankruptcy Court determine that the Plan is in the best interests of each holder of a Claim or Interest in any such impaired Class that has voted against the Plan. Accordingly, if an impaired Class under the Plan does not unanimously accept the Plan, the "best interests" test requires that the Bankruptcy Court find that the Plan provides to each dissenting member of such impaired Class a recovery on account of the member's Claim or Interest that has a value, as of the Effective Date, at least equal to the value of the distribution that each such member would receive if TCO were then liquidated under Chapter 7 of the Bankruptcy Code.

     To estimate what members of each impaired Class of Claims or Interests would receive if TCO were liquidated as part of a Chapter 7 case, the Bankruptcy Court must analyze the achievable values and the nature and amount of liabilities to be satisfied if the Reorganization Case is converted to a Chapter 7 case under the Bankruptcy Code and TCO's assets are liquidated by a Chapter 7 trustee (the "Liquidation Value"). See Section XI.F, "Liquidation Analysis/Best Interests Test." TCO believes that its Plan meets the "best interests" test by providing greater value to impaired Classes of Creditors than they would receive in a Chapter 7 liquidation of TCO.

         3.  FEASIBILITY

     Section 1129(a)(11) of the Bankruptcy Code requires a finding that Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of TCO or any successor to TCO (unless such liquidation or reorganization is proposed in its Plan, which is not the case for TCO). For purposes of determining whether its Plan meets this requirement, TCO has prepared financial projections. TCO's financial projections, and the material assumptions on which they are based, are set forth in Section XI.C, "Financial Projections" and in Exhibit 2 to this Disclosure Statement. Based upon its financial projections, TCO believes that its reorganization under the Plan will meet the feasibility requirements of the Bankruptcy Code.

         4. THE PLAN MUST COMPLY WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE

     Section 1129(a)(1) of the Bankruptcy Code requires that the Plan comply with the applicable provisions of the Bankruptcy Code. TCO believes that its Plan complies with all applicable provisions of the Bankruptcy Code, including all provisions of section 1129(a) not otherwise specifically discussed herein.

             a.  CLASSIFICATION

     Section 1122 sets forth the requirements relating to classification of claims. In interpreting Section 1122, the Third Circuit has embraced a "flexible" approach to classification which permits plan proponents to have "wide latitude" in the classification of Claims, so long as there is a reasonable basis for the classification and it is not designed to manipulate the results of voting. See In re Jersey City Medical Center, 817 F.2d 1055, 1060-61 (3rd Cir. 1987); John Hancock Life Insurance Company v. Route 37 Business Park Associates, 987 F.2d 154 (3rd Cir. 1993). In this regard, the Third Circuit has observed that "Section 1122(a) expressly provides only that claims that are not 'substantially similar' may not be placed in the same class; Section 1122(a) does not expressly provide that 'substantially similar' claims may not be placed in separate classes". John Hancock Life Insurance Company v. Route 37 Business Park Associates, supra; In re Jersey
City Medical Center, supra, at 1060-61.

     Additionally, Section 1122(b) permits the designation of classes of unsecured claims that are less than or reduced to an amount that the Court approves as reasonable and necessary for administrative convenience.

     The Plan contains classifications of impaired Claims which TCO believes are reasonable, appropriate and fair. TCO's Unsecured Creditors have been classified according to the following criteria:

         CLASS 3.1. CLAIMS OF $25,000 OR LESS.

     This Class constitutes a convenience Class as contemplated by section 1122(b) of the Bankruptcy Code. The treatment provides for payment of one hundred percent in cash, of all Allowed Unsecured Claims which (a) do not exceed $25,000 (except that, in the case of holders of Customer Regulatory Claims, and as to their Customer Regulatory Claims only, only those holders who execute a Waiver Agreement prior to the Effective Date may participate in this Class) or
(b) do exceed $25,000 and the holders of such Claims have elected on their ballots to voluntarily reduce the Allowed amount of their Claims to $25,000. TCO presently estimates that approximately 7,000 Claims 1 totalling approximately





- -----------------------

(1) Many of the proofs of Claim filed against TCO contain multiple Claims, entitled to treatment in different Classes under the Plan. See Section II.A of the Plan. As provided in the Plan,multiple Claims Filed by a single Creditor, whether or not contained in a single proof of Claim, which are covered by a specific Class under the Plan are aggregated and treated as one Claim for purposes of the Plan. Multiple Claims Filed by a single Creditor, whether or not contained in a single proof of Claim, which are covered by different Classes under the Plan are allocated to the appropriate Class and entitled to vote and receive distributions in those Classes. Thus, the number of Claims referred to throughout this Section varies from the actual number of proofs of Claim Filed against TCO.

$8.0 million (net of setoffs) will be entitled to participate in this Class on the Effective Date. This classification avoids the administrative burden of requiring this Class to vote, pays thousands of the smallest Creditor Claims in full, and costs less than one quarter of 1% of the total distribution to Creditors under the Plan.

         CLASS 3.2. CUSTOMER AND GRI CLAIMS.

     This Class consists of the GRI Claim and all outstanding Customer Regulatory Claims not included in Class 3.1, which Claims are a legally distinct, identifiable set of Claims against TCO arising from TCO's various Refund Obligations. The proposed treatment of this Class reflects the Customer Settlement Proposal which has been approved by the FERC, which embodies a proposed settlement of numerous litigated issues the outcome of which is uncertain, and avoids the burden, delay, costs and risks of litigation of those issues to judgment.

     TCO's Customers have asserted recoupment and Setoff theories which if successful, would result in the payment in full of TCO's Refund Obligations, possibly with post-petition interest, notwithstanding TCO's Reorganization Case. In addition, Customers

- -----------------------

(1)  (. . . continued)
     multiple Claims Filed by a single Creditor, whether or not contained in a single proof of Claim, which are covered by a specific Class under the Plan are aggregated and treated as one Claim for purposes of the Plan. Multiple Claims Filed by a single Creditor, whether or not contained in a single proof of Claim, which are covered by different Classes under the Plan are allocated to the appropriate Class and entitled to vote and receive distributions in those Classes. Thus, the number of Claims referred to throughout this Section varies from the actual number of proofs of Claim Filed against TCO.

have aggressively litigated TCO's Claims to transition cost recoveries under Order No. 636, which constitute a substantial portion of TCO's value as an ongoing concern.

     As more fully set forth in Section IV, Customers in Class 3.2 have numerous unique legal and factual issues attached to the allowance and payment of their Claim amounts, including their participation in a comprehensive settlement providing for substantial recoveries by TCO from Customers, as well as the resolution of disputes over payment by TCO of their FERC-regulated Refund Claims.

     The proposed settlement provides for the resolution of all Claims of Accepting 3.2 Claimants by and against TCO, which TCO believes will include all or nearly all of its Customer constituency.

     As previously described in Section IV.B.3, "The Omnibus FERC Motion," the Third Circuit's ruling on the Omnibus FERC Motion permitted the payment of flow-through refund monies received by TCO post-petition. However, flow-through refunds received pre- petition were subject to a pro rata sharing of $3.3 million held to be trust monies under the "lowest intermediate cash balance" ruling. Other pre-petition flow-through Refund Claims not subject to the Third Circuit's ruling remain outstanding after application of the trust monies, as well as other Claims for non-flow-through refunds, and will be paid 80 cents on the dollar pursuant to the proposed settlement.

     In addition, TCO has settled and proposes to honor through the Plan a modified version of the treatment set forth in the settlement of its 1990 Rate Case. The Plan proposes payment of eighty (80%) percent of the pre-petition amount and one hundred (100%) percent of the post-petition amount due to each Claimholder under the 1990 Rate Case Settlement with interest as provided therein.

     TCO has proposed in the Plan the settlement of those Claims of Customers which are the subject of the BG&E Case. TCO proposes to pay $52.5 Million in full settlement of all Claims relating to the BG&E Case. The settlement of these Claims ends a litigation which could be a substantial distraction to TCO's management and continuing operations and, ultimately, could result in substantially greater claims than what TCO has proposed in the settlement of such BG&E Claims.

     Finally, the Class includes all other Customer Regulatory Claims which are settled in accordance with the terms of the Customer Settlement Proposal.

     As part of the Settlement, Accepting 3.2 Claimants are required to accept the treatment of their Claims proposed in the Customer Settlement Proposal and in the Plan and to waive (i) all litigation rights relating to the BG&E Case,
(ii) opposition to TCO's recovery of transition costs as set forth in the Customer Settlement Proposal including exit fees payable for terminated upstream pipeline contracts, (iii) all litigation rights regarding such Customer's recoupment and Setoff rights and (iv) all litigation rights relating to the Intercompany Claims, except for the Customer Committee's Motion to Unseal Judicial Records.

     TCO believes the proposed settlements and the proposed treatment of the Accepting 3.2 Claimants in this Class represent a fair compromise of the parties' positions, require Accepting 3.2 Claimants to release significant litigation Claims against TCO and Columbia, and confer an economic benefit on TCO's Estate that might not be available absent the proposed settlement. Dissenting 3.2 Claimants, if any, will have the opportunity to continue the litigation over their Refund Disputes and TCO will pay the Allowed Claims after the resolution of such Refund Disputes the same percentage distribution as Class
3.4 Claims, unless otherwise provided by a final Bankruptcy Court order. In addition, TCO will preserve its recovery rights for transition costs as to those entities.

         CLASS 3.3  PRODUCER CLAIMS.

     This Class encompasses all Claims of Producers which are not included in Class 3.1 or Class 1.2, primarily Claims arising from TCO's natural gas purchase contracts, including Contract Rejection Claims. Many Class 3.3 Claims are largely disputed, unliquidated Claims, and all Producer Claims are subject to the Claims Estimation Procedures to the extent necessary to estimate them. Producer Claims were largely filed in amounts far in excess of TCO's evaluation of its exposure, and raise many comparable issues of legal and factual analysis, as reflected in generic determinations issued by the Claims Mediator as a basis for evaluating these Claims. In order to short circuit years of potential litigation, TCO, in consultation with the Creditors'

Committee, has formulated proposals to settle all Producer Claims, and fund a guaranteed level of payment to those Claimants.

     The treatment of this Class includes in part the terms embodied in the Initial Accepting Producer Settlement Agreement, whereby Producers holding in excess of 80% of the proposed Original Settlement Values agreed to support the Plan and settle their disputed Claim amounts. In addition, the treatment of Class 3.3 reflects TCO's agreement with the Initial Accepting Producers and the Creditors' Committee on (a) a methodology for settlement offers to all non-settling Producers which would allow those Claims to be liquidated and Allowed, and (b) a proposed payout for all Producer Claims which reflects a global compromise of disputes with TCO and Columbia over (i) the enterprise value of the TCO estate, (ii) the value of the Intercompany Claims, (iii) issues relating to Columbia's retention of TCO, and (iv) other disputes arising during the case.

     In addition to the Initial Accepting Producers, nearly 300 additional Producers have indicated a desire to accept their Settlement Values, as adjusted in a few instances, as a result of which TCO believes over 90% of Producer Claims have been or can be liquidated and paid on the Effective Date under the Plan.

     A further key element of the Initial Accepting Producer Settlement Agreement and the treatment of Class 3.3 provides that if all holders of Producer Claims accept their Original Settlement Values, Producers will receive 72.5% of their Allowed Claims in cash on the Effective Date. Otherwise, Producers that accept the Settlement Values proposed for their Claims, including the Initial

Accepting Producers, will receive 68.875% of their Allowed Claims in cash on the Effective Date. Producers that do not accept the Settlement Values proposed for their Claims will receive 68.875% of their Claims as and when they become Allowed in cash or, to the extent their ultimate Allowed Claims exceed TCO's proposed Settlement Values, the excess Allowed Claim amounts may be paid in securities of Reorganized Columbia.

     In the event that the Actual Target Producer Distribution exceeds $1,185 million, when all Rejecting Producers' Claims are liquidated or through an interim distribution under certain circumstances, all Producers will receive an additional distribution of the Holdback Amount remaining after reduction by one half of the amount by which the Actual Target Producer Distribution exceeds $1,185 million, unless the aggregate Allowed Claims of Rejecting Producers exceed TCO's proposed Original Settlement Values for such Producers by approximately $187 million. See Exhibit D to the Plan. Such additional distributions could result in aggregate distributions which slightly exceed 72.5% of the Allowed Claims of Producers if the ultimate Allowed Rejecting Producers' Claims are less than TCO's proposed Settlement Values for such Claims.

         CLASS 3.4  GENERAL UNSECURED CLAIMS.

     Class 3.4 consists of approximately 1,000 General Unsecured Claims not included in other classes of Unsecured Claims. Creditors in this Class will receive payment under the Plan of 72.5% of their Allowed Claims on the Effective Date or as and when such Claims become Allowed. Most Class 3.4 Claims are currently liquidated and Allowed; only a few are currently Disputed. For those Claims, TCO has proposed Allowance Amounts.

     This Class includes all Unsecured Claims not otherwise classified, primarily Unsecured Claims arising from the sale of goods or the rendering of services to TCO in the ordinary course of its business including, without limitation, all Claims of upstream pipelines, other than a Claim arising from exit fees paid or to be paid to upstream pipelines pursuant to any agreement for the termination of upstream pipeline service contracts. Claims in Class 3.4, in addition to being substantially liquidated and undisputed, primarily relate to normal course debts many of whose holders are engaged in ongoing business relations and transactions with TCO. Thus, TCO believes Class 3.4 Claims to be substantially similar to each other, and sufficiently distinct from Producer Claims to justify their separate classification. TCO further believes that if Classes 3.3 and 3.4 were "collapsed," it would not materially alter the outcome of voting on the Plan, or materially improve treatment of any Creditor under the Plan.


     Class 3.5 consists of the Columbia Unsecured Claim. Reorganized Columbia will receive cash in amount equal to the same final distribution percentage of the Columbia Unsecured Claim as (a) the holders of Allowed Class 3.3 Claims receive on their Allowed Claims or (b) the holders of Allowed Class 3.4 Claims receive on their Allowed Claims, whichever is lower. Reorganized Columbia may use all or a portion of the distribution that it will receive on the Columbia Unsecured Claim to fund its obligations under the Columbia Omnibus Settlement and Columbia Guaranty.

     TCO believes the classifications of Unsecured Claims set forth in its Plan appropriately classify substantially similar Claims together and do not discriminate unfairly in the treatment of those Classes. On the contrary, the classifications are intended to enhance administrative convenience, and to recognize unique settlements which are beneficial to the Estate. TCO believes its classifications permit all Creditors to receive a prompt distribution of their fair share of the values available and treats similarly situated Creditors in a similar manner under the Plan.

     Section 1122(a) provides that claims or interests may be placed in a particular class only if they are substantially similar to the other claims or interests in that class. TCO believes that all Classes under its Plan satisfy the requirements of section 1122(a).

                 b.  OTHER PLAN PROVISIONS

     Section 1123 specifies both mandatory and optional provisions that a plan shall or may contain. In general, section 1123(a) mandates that a plan shall designate classes of claims and interests (excluding administrative and priority claims identified in section 507); specify any class of claims or interests that is not impaired; specify the treatment of classes of claims or interests that are impaired; provide the same treatment for each claim or interest in a particular class, unless the holder thereof agrees to a less favorable treatment; provide adequate means for the plan's implementation including (as provided in the Plan) the retention by the debtor of all of the property of the estate and the satisfaction or modification of liens; provide for the inclusion in the debtor's charter of a provision prohibiting the issuance of non-voting equity securities; and contain only provisions that are consistent with the interests of creditors and equity security holders and with public policy with respect to the manner of selection of any officer, director or trustee under the Plan. TCO believes that its Plan complies in all respects with the relevant requirements of section 1123(a).

     Section 1123(b) provides that a plan may impair or leave unimpaired any class of claims or interests; provide for the assumption, rejection or assignment of executory contracts or unexpired leases not previously rejected; provide for the settlement or adjustment of any claims belonging to the debtor or the estate; and include any other appropriate provision not inconsistent with the applicable provisions of title 11.

     TCO's Plan avails itself of many of the optional provisions of section 1123(b), and does so, in TCO's opinion, in compliance with applicable standards of law. With respect to all executory contracts and unexpired leases not previously assumed or rejected and which have not terminated by their own terms or by operation of law post-Petition Date, the Plan specifies the proposed treatment to be accorded to those contracts. Notably, the Plan contains many important provisions for the settlement or adjustment of Claims of the Debtor and the Estate, including settlements of Producer Claims, settlement of the Intercompany

Claims, and the proposed settlement with Customers of Refund Disputes and transition cost recoveries. TCO believes that the proposed settlements comply with the applicable standards of fairness and reasonableness, and are both beneficial and essential to the reorganization of TCO. Consequently, TCO believes the Plan complies with all applicable provisions of section 1123.

         5.  TCO MUST COMPLY WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY
             CODE

     Section 1129(a)(2) of the Bankruptcy Code requires that TCO, as the proponent of the Plan, comply with the applicable provisions of the Bankruptcy Code. TCO believes that, as the proponent of the Plan, it has complied with, and will continue to comply with, the applicable provisions of the Bankruptcy Code.

     Section 1125(b) of the Bankruptcy Code requires that acceptance or rejection of a plan may not be solicited after the commencement of the case from a holder of a claim or interest unless the plan or a summary of the plan and a written disclosure statement approved, after notice and hearing, by the court as containing adequate information is transmitted to such holder. The Court may approve a disclosure statement without a valuation of the debtor or an appraisal of the debtor's assets.

     TCO intends to solicit acceptances of its Plan only after the Bankruptcy Court has approved the adequacy of information in this Disclosure Statement. On May 19, 1995, the Bankruptcy Court entered an order granting the Debtors' motion to establish procedures for notice and hearing on the Disclosure Statement, and set July 18, 1995 as the date for a hearing on the adequacy of their Disclosure Statements. Notice of the hearing on the Disclosure Statement was mailed to all Creditors of TCO and numerous other parties-in-interest, and extensive notice by publication was given.

     Section 1126 of the Bankruptcy Code and related Bankruptcy Rules govern issues relating to voting on and acceptance or rejection of a plan. Section 1126(a) provides that "the holder of a claim or interest allowed under section 502 of this title may accept or reject a plan." As more fully discussed below, many Claims Filed by Creditors against TCO are not as yet Allowed. Rather than seek to disenfranchise those Creditors, TCO Filed a motion to establish mechanics for allowing Disputed Claims for voting purposes under the Plan. For a complete discussion of the Voting Procedures, see Section C.1 of this Section below.

     Consequently, TCO believes sections 1125 and 1126 are or will be complied with in connection with this Plan.

         6. ANY GOVERNMENTAL REGULATORY COMMISSION HAVING JURISDICTION OVER TCO'S RATES MUST HAVE APPROVED ANY RATE CHANGE

     Section 1129(a)(6) of the Bankruptcy Code requires that any rate change provided in the Plan be approved by any governmental regulatory commission with jurisdiction, after Confirmation of the Plan, over TCO's rates or such rate change must be expressly conditioned on such approval. FERC has approved TCO's Order No. 636 restructuring plan, which changes the methodology for calculating TCO's rates to the SFV methodology. See Section IV.A. "TCO's Implementation of Order No. 636 Restructuring." The Customer Settlement Proposal contemplates various rate changes.

FERC approval of the Customer Settlement Proposal will constitute approval of the requested rate changes, or provides that such changes will occur only after such approval is obtained. TCO also reserves the right to seek future rate changes in the normal course of its business from the FERC, consistent with the applicable provisions of the Customer Settlement Proposal.

         7.  ALTERNATIVES TO THE PLAN

             a.   CRAMDOWN REQUIREMENTS

     The Bankruptcy Code provides a mechanism for obtaining Confirmation of a plan even if it is not accepted by all impaired Classes, as long as at least one impaired Class of Claims has accepted it (without counting the acceptances of insiders). These so-called "cramdown" provisions are set forth in section 1129(b) of the Bankruptcy Code. A plan may be confirmed under the cramdown provisions if, in addition to satisfying the other requirements of section 1129 of the Bankruptcy Code, it (i) is "fair and equitable" and (ii) "does not discriminate unfairly" with respect to each Class of Claims or Interests that is impaired under, and has not accepted, such Plan. TCO reserves the right to utilize cramdown to confirm the Plan over the dissent of any Class of Unsecured Claims so long as one impaired Class of Unsecured Claims accepts the Plan.

             (I)  THE PLAN MUST BE FAIR AND EQUITABLE

     With respect to a dissenting class of secured claims, the "fair and equitable" standard requires, among other things, that holders either (i) retain their liens and receive deferred cash payments with a value as of the effective date of the plan equal to the value of their interest in property of the estate or (ii) otherwise receive the indubitable equivalent of their secured claims. No Class of Secured Claims is impaired under the Plan except for Class 2.1, the Columbia Secured Claim. However, Columbia has advised TCO that it will accept the Plan.

     With respect to a dissenting class of unsecured creditors, the "fair and equitable" standard requires, among other things, that the plan contain one of two elements. The plan must provide either that each unsecured creditor in the class receive or retain property having a value, as of the effective date of the plan equal to the allowed amount of its claim, or that no holder of allowed claims or interests in any junior class may receive or retain any property on account of such claims or interests. The strict requirement as to the allocation of full value to dissenting classes before junior classes can receive a distribution is known as the "absolute priority rule." TCO believes that its Plan meets the requirements of the absolute priority rule, since each impaired Class of Unsecured Claims must either accept its treatment (which, if different from other Unsecured Classes, must be approved by the Bankruptcy Court as appropriate), or it will be treated in a manner which is permissible under the Bankruptcy Code. TCO believes that, since all of TCO's equity is to be distributed to Columbia on account of its Secured Claim in accordance with the Columbia Omnibus Settlement, no Class junior to the Unsecured Claimants will receive any distribution on account of its interests.

     In addition, the "fair and equitable" standard has also been interpreted to prohibit any class senior to a dissenting class from receiving under a plan more than 100% of its allowed claims. TCO believes that the Plan complies with that requirement.

                 (II)  THE PLAN MUST NOT DISCRIMINATE UNFAIRLY

     As a further condition to approving a cramdown, the Court must find that the Plan does not "discriminate unfairly" in its treatment of dissenting classes. TCO believes that the variations in treatment afforded different Classes of Unsecured Creditors under its Plan do not discriminate unfairly, but rather are fully justified as reflecting (i) in the case of Class 3.1, administrative convenience considerations; (ii) in the case of Class 3.2, settlements of legally and factually unique issues, including Administrative and other Recoupment Claims asserted by Customers and claims of TCO for recovery of substantial sums in dispute with its Customers; (iii) in the case of Class 3.3, largely consensual negotiated resolutions of disputes over Producer Claims which cannot otherwise be resolved without undue delay and the burden and expense of ongoing litigation and for non-settlors, equal, consistent treatment through the use of procedures that reflect the substantial similarity of Producer Claims;
(iv) in the case of Class 3.4, considerations of fairness to holders of non-Producer liquidated Claims and benefit to the estate from ongoing trade relationships which treatment, to the extent it may offer a slightly higher payout (which may not even be the case), provides de minimis additional funds, reallocation of which would not materially benefit other Creditors; and (v) in the case of Class 3.5, in recognition of Columbia's status as an insider, providing for distributions which are the lesser of the distribution percentage paid to Class 3.3 and Class 3.4.

     If any impaired Class does not vote to accept the Plan, so long as at least one impaired accepting Class votes to accept the Plan, TCO reserves the right to utilize cramdown to confirm the Plan. Both the Initial Accepting Producers and Supporting Customers have agreed that cramdown will not unwind their settlements so long as they (and other Creditors) receive the same treatment currently proposed, and the Plan so provides.

                b.  LIQUIDATION

     See Section XI.F, "Liquidation Analysis/Best Interests Test."

     C.     VOTING PROCEDURES AND REQUIREMENTS

            1.  VOTING REQUIREMENTS - GENERALLY

     Pursuant to the Bankruptcy Code, only Classes of Claims against or Interests in TCO that are Allowed pursuant to section 502 of the Bankruptcy Code and that are "impaired" under the terms and provisions of the Plan are entitled to vote to accept or reject the Plan. If TCO or any other party-in-interest has objected to a Claim or Interest, the holder of such Claim would not be entitled to vote on the Plan unless the Bankruptcy Court has entered a Final Order allowing such Claim or Interest or unless otherwise permitted to vote by the Bankruptcy Court. In addition, any holder of a Claim that is listed on the Schedule of Liabilities as contingent, disputed or unliquidated and has not Filed a proof of Claim prior to the Bar Date will not be entitled to vote such Claim with regard to the Plan.

     TCO or any other party in interest may seek an order of the Bankruptcy Court temporarily allowing, for voting purposes only, certain Disputed Claims. On July 3, 1995, TCO Filed a motion with the Bankruptcy Court seeking approval of voting and solicitation procedures (the "Voting Motion"). On July 7, 1995, TCO Filed a supplement to the Voting Motion with the Bankruptcy Court. On July __, 1995, the Bankruptcy Court entered an order approving the Voting Motion, as modified on the record at the hearing on July 18, 1995.

     The Voting Motion, as supplemented, seeks to provisionally allow Disputed Claims for voting purposes only as follows:

      a.  in the case of Producer Claims:

           (i) In an amount equal to either the Settlement Values ascribed to such Claims on Schedule III to the Plan, or;

          (ii) if a Producer has reached agreement with TCO on the allowance of its Claim at a negotiated amount different from the Settlement Value (a "Revised Settlement Value"), the amount of such Revised Settlement Value; or

         (iii) if a Producer gives written notice to TCO on or before August 22, 1995 that it elects to use for voting purposes the amount of the recalculated Claim that it filed in connection with the Claims Estimation Procedures (the "Recalculated Claim"), the amount of such Recalculated Claim, unless such Producer subsequently accepts its Settlement Value on the ballot or unless TCO or another party-in-interest by motion to the Bankruptcy Court objects to the Recalculated Claim amount. In such event, the Bankruptcy Court shall determine the amount of such requesting

Producer's Claim for voting purposes. Further, as set forth in the Voting Motion, as supplemented, TCO may withdraw its offer to allow such electing Producer's Claim at the Settlement Value for all purposes under the Plan;

     b. in the case of Customer Regulatory Claims, in accordance with proposed settlement amounts set forth on Schedule IV to the Plan or such other amounts as the Bankruptcy Court shall determine; and

     c. in the case of General Unsecured Claims, in accordance with the proposed Allowance Amounts ascribed to such Claims on Schedule II of the Plan or such other amounts as the Bankruptcy Court shall determine.

     In addition, by the Voting Motion, TCO is seeking approval of specific voting procedures in respect of (1) gas purchase contracts where there are one or more working interest owners, (2) the Claim arising under the agreement embodying the settlement of the Enterprise Energy Corporation class-action lawsuit, and (3) certain Initial Accepting Producers.

     Pursuant to the Bankruptcy Code, a Class is "impaired" if the legal, equitable, or contractual rights attached to the Claims or Interests of that Class are modified, other than by (i) curing defaults and reinstating maturity or (ii) by payment in full in cash. Classes of Claims and Interests that are not impaired are not entitled to vote on the Plan, are conclusively presumed to have accepted the Plan and will not receive a ballot. TCO is seeking Bankruptcy Court authorization to forward copies of the

Plan, the Disclosure Statement and other solicitation materials to holders of Claims and Interests that are not impaired.

     Under the Plan, holders of Allowed Claims in an amount of $25,000 or less are classified in Class 3.1, the administrative convenience class under the Plan, are paid in full in cash on the Effective Date, and are not impaired. As a result, all holders of Disputed Producer Claims or General Unsecured Claims which were Filed in an amount of $25,000 or less and for which TCO has proposed a settlement amount in an amount of $25,000 or less are also included in Class 3.1, and will not receive a ballot to vote to accept or reject the Plan. These holders of Producer Claims and Disputed General Unsecured Claims will, however, also be transmitted a Settlement Amount Form with the Plan, Disclosure Statement and other solicitation materials, on which each such holder of a Disputed Claim can elect to accept or reject the settlement amount purposed for such Creditor.

     In contrast, in those circumstances where TCO has proposed a settlement amount of $25,000 or less, for (a) holders of Producer Claims, (b) holders of Disputed General Unsecured Claims or (c) holders of Customer Regulatory Claims, asserting Claims in excess of $25,000, each such Creditor shall be listed as a holder of a Class 3.1 Claim and shall receive a ballot upon which it may make certain elections as described below. TCO and/or Columbia, however, have reserved their rights to argue, at a later date, that the holders of such Claims are not impaired and that the votes cast by such Creditors on the Plan should not be counted. The classification of Claims and Interests under the Plan is summarized, together with notations as to whether each Class or Interests is impaired or unimpaired, in Sections II and VII of this Disclosure Statement.

     IF YOU HAVE ANY QUESTIONS REGARDING A BALLOT SENT TO YOU, OR THE VOTING PROCEDURES, PLEASE CALL 1 (304) 357-4012. IF YOU RECEIVED A DAMAGED BALLOT, LOST YOUR BALLOT, OR BELIEVE YOU ARE MISSING ANY MATERIALS FROM THE SOLICITATION PACKAGE PLEASE CONTACT POORMAN- DOUGLAS AT 1 (800) _______________. VOTING ON THE PLAN BY A HOLDER OF ANY IMPAIRED CLAIM ENTITLED TO VOTE ON THE PLAN IS IMPORTANT. IF YOU HOLD CLAIMS IN MORE THAN ONE CLASS, YOU MAY RECEIVE MORE THAN ONE BALLOT. EACH BALLOT VOTES ONLY YOUR CLAIMS IN THE CLASS MARKED ON THE BALLOT. YOU SHOULD COMPLETE, SIGN AND RETURN EACH BALLOT YOU RECEIVE.

     In most cases, each ballot enclosed with this Disclosure Statement has been encoded with your name and address and with the amount of your Claim for voting purposes, including, if applicable, the provisionally allowed settlement amounts for your Claim. If your Claim is or may become a Disputed Claim, this amount may not be the amount ultimately Allowed for purposes of distribution. PLEASE FOLLOW THE DIRECTIONS CONTAINED ON THE ENCLOSED BALLOT CAREFULLY.

     TO BE COUNTED, YOUR BALLOT MUST BE RECEIVED BY THE BALLOTING AGENT BY 5:00 P.M., PACIFIC STANDARD TIME, ON _____________, 1995, AT THE ADDRESS SET FORTH ON THE ENCLOSED PRE-ADDRESSED ENVELOPE. IT IS OF THE UTMOST IMPORTANCE TO TCO THAT YOU VOTE PROMPTLY TO ACCEPT THE PLAN.

     Votes cannot be transmitted orally. Accordingly, you are urged to return your signed and completed ballot(s) promptly.

     Any ballot received that is not duly executed with the original signature shall be an invalid ballot and shall not be counted for any purposes including determining acceptance or rejection of the Plan. Any ballot received that does not indicate either an acceptance or rejection of the Plan shall not be counted. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code or if a Claim was voted in bad faith.

     In the event that any holder of a Producer Claim or any holder of a Disputed General Unsecured Claim does not timely return a ballot, TCO expressly reserves its right, on notice to such Claimholder, to file a motion with the Bankruptcy Court prior to the Effective Date seeking to have such Claim Allowed in the amount of the Settlement Value or the Allowance Amount, as applicable, proposed by TCO for such holder's Claim.

     2.  ELECTIONS BY CERTAIN CREDITORS

         a. ELECTIONS BY HOLDERS OF PRODUCER CLAIMS

     EACH PRODUCER WITH AN UNSECURED CLAIM MAY INDICATE ACCEPTANCE OR REJECTION OF THE SETTLEMENT VALUE PROPOSED FOR ITS CLAIM BY TCO2 AND (A) IF ACCEPTED, WILL (I) SUBJECT TO THE APPROVAL OF THE





- ------------------------

(2) If TCO has withdrawn the proposed Settlement Value as described in X.C.1, the Class 3.3 Ballot provides instructions for Producers not to accept or reject their proposed Settlement Values on the ballot and instructs Producers in that situation that any position they take to accept or reject the Settlement Value on the ballot will not be counted.

BANKRUPTCY COURT, HAVE ITS CLAIM ALLOWED IN THE AMOUNT OF SUCH SETTLEMENT VALUE AND (II) VOTE TO ACCEPT OR REJECT THE PLAN OR (B) IF REJECTED, VOTE TO ACCEPT OR REJECT THE PLAN. EACH HOLDER OF A PRODUCER CLAIM FOR WHICH TCO HAS PROPOSED A SETTLEMENT VALUE OF $25,000 OR LESS WILL, IF IT REJECTS THE SETTLEMENT VALUE PROPOSED FOR ITS CLAIM AND ITS CLAIM IS ALLOWED IN AN AMOUNT IN EXCESS OF $25,000, BE TREATED AS A CLASS 3.3 CLAIM OR A CLASS 1.2 CLAIM.

         b.  ELECTIONS BY DISPUTED GENERAL UNSECURED CLAIMS

         EACH HOLDER OF A GENERAL UNSECURED CLAIM WHICH IS NOT AN ALLOWED CLAIM AS OF THE PLAN MAILING DATE MAY INDICATE ACCEPTANCE OR REJECTION OF THE ALLOWANCE AMOUNT PROPOSED FOR ITS CLAIM BY TCO AND (A) IF ACCEPTED WILL (I) SUBJECT TO THE APPROVAL OF THE BANKRUPTCY COURT, HAVE ITS CLAIM ALLOWED IN THE AMOUNT OF SUCH ALLOWANCE AMOUNT AND (II) VOTE TO ACCEPT OR REJECT THE PLAN OR
(B) IF REJECTED, VOTE TO ACCEPT OR REJECT THE PLAN. EACH HOLDER OF A DISPUTED GENERAL UNSECURED CLAIM FOR WHICH TCO PROPOSED AN ALLOWANCE AMOUNT OF $25,000 OR LESS, WILL, IF IT REJECTS THE ALLOWANCE AMOUNT PROPOSED FOR ITS CLAIM AND ITS CLAIM IS ALLOWED IN EXCESS OF $25,000, BE TREATED AS A CLASS 3.4 CLAIM.

         C.  ELECTIONS BY HOLDERS OF CUSTOMER REGULATORY CLAIMS AND GRI CLAIM

     If a holder of a Customer Regulatory Claim and/or GRI Claim (i) votes to accept its treatment under the Plan, in case of holders of Customer Regulatory Claims which the Customer



- -----------------------
(2)(...continued)
on the ballot and instructs Producers in that situation that any position they take to accept or reject the Settlement Value on the ballot will not be counted.

Settlement Proposal provides will be Allowed in amounts in excess of $25,000,
(ii) timely executes a Waiver Agreement, and (iii) Class 3.2 votes to accept the Plan, such Claimants will be deemed to waive and release all of their rights and Claims, other than as provided in the Plan, (a) to appeal from or to otherwise seek modification of the Trust Fund Decision or otherwise seek more favorable treatment in their favor regarding the Omnibus FERC Motion, (b) to seek the refunds which are the subject of the BG&E Case, (c) in respect of TCO's various pre-petition Refund Obligations, (d) to Setoff or recoup in respect of such Customer's Regulatory Claims, (e) to compel assumption, rejection or enforcement of their pre-petition service contracts, except as otherwise provided under the Plan, (f) to seek the refunds which are the subject of the 1990 Rate Case, (g) to seek recovery from or to enforce against Columbia any of the foregoing (collectively, the "Refund Claims") except pursuant to the Columbia Customer Guaranty and (h) against Columbia and CNR with respect to the Intercompany Claims. In addition, such Customers agree not to oppose TCO's recovery of payments for Claims in respect of recoverable gas costs, and for appropriate exit fees payable for terminated upstream pipeline contracts, in accordance with the Customer Settlement Proposal.

     If, however, a holder of a Class 3.2 Claim votes to reject the Plan, it may nevertheless elect to receive the treatment provided to Accepting Class 3.2 Claimants under the Plan, if Class 3.2 accepts the Plan, by executing a Waiver Agreement prior to the Effective Date.

     If the holder of a Customer Regulatory Claim fails to execute the Waiver Agreement contained in the ballot, it nonetheless must return its ballot within the time prescribed by the Bankruptcy Court in order for its vote to be counted. For treatment of Dissenting 3.2 Claimants who do not elect Class 3.2 treatment, see Section VII.A.2.c.(iii), "Class 3.2 Unsecured Customer Refund Claims and GRI Claims". Any holder of a Customer Regulatory Claim that is listed in the schedules attached to the Customer Settlement Proposal as having a claim of $25,000 or less that does not execute the Waiver Agreement prior to the Effective Date shall be treated as a Dissenting Class 3.2 Claimant for such Claim.

         D. ELECTIONS BY HOLDERS OF UNSECURED CLAIMS WITH ALLOWED CLAIMS IN EXCESS OF $25,000

     Each holder of an Allowed Producer Claim, Customer Regulatory Claim, or General Unsecured Claim, whether such Claim has been Allowed by acceptance of a proposed Settlement Value, by acceptance of a proposed Allowance Amount or otherwise, shall have the option on its ballot to voluntarily reduce the Allowed amount of its Claim to $25,000 in order to be treated in Class 3.1 under the Plan.

XI. FINANCIAL PROJECTIONS, PRO FORMA FINANCIAL STATEMENTS, AND LIQUIDATION ANALYSIS

         A.      FINANCIAL ANALYSIS OF PLAN

         As a condition to confirmation of a plan of reorganization, the Bankruptcy Code requires, among other things, determinations by the bankruptcy court that (i) confirmation is not likely to be followed by the liquidation or need for further reorganization of the debtor, (ii) dissenting creditors impaired under the plan of reorganization will receive more than they would receive in a hypothetical Chapter 7 liquidation of the debtor, and (iii) in the event of a cram-down, no senior class is receiving more than the full amount of its allowed claim, and no class junior to an impaired unsecured class receives any value. In determining whether the Plan satisfies these confirmation requirements, the management of TCO analyzed the ability of Reorganized TCO to meet its obligations under the Plan and conduct its business with sufficient liquidity and capital resources, and TCO's hypothetical value in a Chapter 7.

         In addition, in arriving at the determination of values available to satisfy Creditor Claims, the management of Columbia and TCO and their professional advisors have analyzed the value of TCO as a going concern, including the settlement value of the Intercompany Claims Litigation.

         To aid in this analysis, the managements of TCO and Columbia have requested Salomon Brothers Inc ("Salomon") to perform valuation analyses of the possible reorganization values of TCO. These valuations have been updated periodically throughout this Case, taking into account revised actual and projected financial information and business plans for TCO, as well as changes in the marketplace for comparable utilities and other relevant criteria.

         Salomon has derived a range of values for TCO employing customary investment banking valuation methodologies for a going concern, including analysis of the public market value of comparable publicly traded companies and analysis of the discounted value of TCO's projected future cash flows. Salomon has also reviewed certain historical private market transactions (i.e., third party sales) involving the acquisition of all or part of comparable natural gas pipeline companies.

         The financial analyses performed by Salomon were based, to a very large extent, on the Projections (as defined below) prepared by TCO's management. Salomon assumed that such Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of TCO's management as to the future financial performance of Reorganized TCO and all other relevant matters. Salomon did not independently verify such Projections. While the management of TCO believes that the assumptions underlying the Projections, when considered on an overall basis, are reasonable in light of current circumstances, no assurance can be, or is being given that the Projections will be realized.

         In performing its valuation analyses, Salomon considered, among other things, the Projections, the nature and condition of TCO's properties, the nature of TCO's business and its regulatory rate environment following its restructuring pursuant to Order No. 636 (see Section III.C, "TCO's Implementation of Order No. 636 Restructuring and Future Operations"), possible tax benefits to TCO related to the assumed deductibility of payments under the Plan to TCO's Creditors for terminated gas purchase contract obligations and certain other obligations assumed to give rise to income tax deductions, the recoverability of certain contingent regulatory receivables which are now the subject of the Customer Settlement Proposal, TCO's historical and current financial position and results of operations generally, general current economic and market conditions, including those affecting the interstate natural gas pipeline industry particularly, and its experience with similar transactions and in securities valuation generally.

         TCO did not impose any limitations upon the scope of, or the procedures undertaken in, the investigation made by Salomon, nor did TCO impose any limits on the factors considered by Salomon in rendering its services. In performing its valuation analyses, Salomon did not make or obtain independent appraisals of TCO's assets. TCO cooperated fully with Salomon in connection with its engagement.

         Salomon was not authorized to, and did not, solicit third parties which might be interested in acquiring TCO or its assets. Salomon did, however, assist TCO in the establishment of the Data Room (as directed by this Court), which provided relevant confidential financial and other business data relating to TCO to interested potential third-party bidders for TCO. See Section V.F.6. of this Disclosure Statement for further discussion of the data room proceedings. None of the data-room entrants has submitted to Columbia or TCO any proposal for acquiring the latter or its assets. In 1994, Columbia received an unsolicited recapitalization and reorganization proposal from Dimeling, Schreiber & Park ("DS&P"), a Philadelphia-based investment firm. The proposal included a group of unnamed investors seeking to obtain minority control of Columbia through the purchase of Columbia's common stock. DS&P also proposed the sale of all of Columbia's distribution assets to Utilicorp United Inc., an electric and natural gas utility company, at a bargain price approximately equal to their book values. Columbia found the DS&P proposal unacceptable. Salomon has reviewed the few expressions of interest received from third parties and has consulted with the Debtors as to the viability and seriousness of such expressions of interest.

         In addition, counsel to Columbia conducted legal analyses of potential outcomes of the Intercompany Claims Litigation, and Salomon created financial models utilized by counsel and management in arriving at a range of potential outcomes giving rise to a settlement value which is embedded in the amounts distributable to TCO's Creditors and which supplements the core business value of the Estate.

         Based on all of the foregoing and other factors which it deemed relevant to its analyses, including TCO's projected cash balances as of the Effective Date; but excluding any value attributable to the Intercompany Claims, Salomon has advised TCO that it estimated TCO's going concern value ranges from $3.362 billion to $3.542 billion as of the projected Effective Date. Based on the foregoing, Columbia and TCO believe that the $3.9 billion projected to be paid to TCO Creditors under the Amended Plan, which includes incremental values provided by Columbia through the Columbia Omnibus Settlement, significantly exceeds the fair market value of TCO as a going-concern.

         B.      RECAPITALIZATION POST-EMERGENCE/FEASIBILITY

         Pursuant to the Columbia Omnibus Settlement, Columbia has agreed to accept in respect of its Secured Claim, restructured debt and equity securities of TCO resulting in a debt/equity ratio which TCO believes represents a reasonable debt structure that will provide a viable capital structure for the business going forward. TCO's Projections assume that on the Effective Date, Reorganized TCO will have total debt of approximately $1.5 billion, which will consist of secured notes to Columbia, with a range of maturities up to thirty years.

         In light of the Projections and Financial Plan Assumptions (as defined herein) set forth below, and the assumed settlement and satisfaction of pre-Petition Date liabilities as contemplated in the Plan, TCO believes its post-reorganization operations will be viable and profitable, and that it will be able to meet all operational obligations and debt service in the normal course of its business, without the need for a further reorganization.

         C.      FINANCIAL PROJECTIONS

         In connection with the development of the Plan, financial projections (the "Projections") were prepared by TCO to portray its anticipated post-reorganization performance. The Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth herein, and the historical consolidated financial statements and related notes thereto contained in Columbia's (1994) Annual Report on Form 10-K and a Quarterly Report on Form 10-Q for the first quarter of 1995, copies of which are annexed hereto as Exhibits 4 and 5. Persons entitled to vote on the Plan are encouraged to review those financial statements, including the balance sheets contained therein.

         TCO does not customarily publish its business plans and strategies or make external projections or forecasts of its anticipated financial position or results of operations. Accordingly, TCO (including Reorganized TCO) does not anticipate that it will, and disclaims any obligation to, furnish updated business plans or projections to holders of Claims prior to the Effective Date, except as may be necessary to meet legal requirements for Confirmation of the Plan, or to creditors after the Effective Date, or to include such information in documents required to be filed with the SEC or otherwise make such information public.

         The Projections assume that all pre-petition Claims will be treated in accordance with the provisions of the Plan, and that the Plan will be implemented in accordance with its terms. For purposes of the Projections, the Effective Date of the Plan is assumed to be December 31, 1995. The Projections are based upon estimates and specific assumptions as to key variables for each year during the projection period which TCO believes provide a reasonable basis for presenting the projected effects of the Plan. These assumptions are described in the following section titled "Assumptions Used in the Financial Projections." Among other things, the Projections assume that FERC will set rates at a level adequate to allow TCO the opportunity to recover its costs and a reasonable return on its rate base. Further, the Projections make assumptions about the quantity of throughput, the level of operating expenses that TCO considers reasonable and the recoverability and timing of certain tax benefits that should be available to TCO post-reorganization as a result of the assumed deductibility of various payments to TCO's Creditors under the Plan.

         The estimates and assumptions underlying the Projections are inherently uncertain and, though considered reasonable by TCO at this time, are subject, among other things, to significant regulatory, general economic and competitive uncertainties and contingencies beyond the control of TCO and its management, and to operating conditions which are subject to change. In addition, the uncertainties which are inherent in the Projections increase for later years in the projection period, due to the increased difficulty associated with forecasting levels of economic activity and corporate performance at more distant points in the future. Consequently, the projected information included herein should not be regarded as a representation by TCO, its advisors or any other person that the projected results will be achieved. Furthermore, there will usually be differences between projected and actual results because events and circumstances frequently do not occur as expected, and those differences may be material. TCO's independent public accountants have not performed any procedures with respect to the Projections and assume no responsibility for them. The Projections were substantially completed and reviewed by TCO's management prior to the filing of this Plan. THE INFORMATION CONTAINED IN THESE PROJECTIONS IS SUBJECT TO ONGOING REVIEW AND ADJUSTMENT WHICH MAY BE MATERIAL. UPDATED PROJECTIONS WILL BE PROVIDED IF NECESSARY AND APPROPRIATE PRIOR TO THE HEARING ON CONFIRMATION.

         TCO CREDITORS ENTITLED TO VOTE ON THE PLAN MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS IN REACHING THEIR DETERMINATIONS OF WHETHER TO ACCEPT OR REJECT THE PLAN.

         The Projections should be read together with the information contained in Columbia's current SEC filings, including excerpts pertinent to the Plan from Columbia's (1994) Annual Report on Form 10-K and a Quarterly Report on Form 10-Q for the first quarter of 1995, copies of which are annexed hereto as Exhibits 4 and 5.

         TCO's projected earnings for the five-year period ended December 31, 1999, and its projected cash flow information for the same period are summarized below. Additional detail is set forth in the Financial Projections annexed hereto as Exhibit 2.

                                                           Projected Financial Information
                                                               Year Ended December 31
                                                                 Dollars in Millions
                                                           -------------------------------

                                                1995(A)     1996         1997        1998          1999
                                                -----       ----         ----        ----          ----
Throughput MMDth                               1065.8      1052.3       1060.8      1092.4         1123.5

EBITDA(A)                                       367.3       297.3        311.0       339.2          368.8

EBIT(A)                                         283.5       206.4        214.5       235.1          256.6
Net Income(A)                                    66.3        62.9         78.2        95.1          102.9

Return on Rate Base
Average Rate Base                              1577.4      1633.5       1718.2      1863.7         1998.9
Return on Rate Base(B)                            N.A.       11.9         12.0        12.4           12.7

Return on Capitalization
Average Capitalization                            N.A.     1932.7       1769.4      1823.2         1945.5

Return on Capitalization %                        N.A.       10.7         12.1        12.9           13.2

______________________________________
(A) 1995 results include a number of extraordinary items relating to the emergence from bankruptcy.

(B) This Return on Rate Base is calculated before considering income tax expenses, interest expenses and other income.

                                                           Projected Cash Flow Information
                                                               Year Ended December 31
                                                                 Dollars in Millions
                                                           -------------------------------

                                                1995        1996         1997        1998          1999
                                                ----        ----         ----        ----          ----
Cash from Operations                            308.2*      498.7        320.0       224.2         214.3

Capital Investment Activities                  (175.4)     (106.7)      (244.5)     (242.5)       (242.7)

______________________________________
* Excludes cash disbursed to satisfy pre-petition liabilities and customer obligations pursuant to the Plan on the Effective Date.

                 Assumptions Used in the Financial Projections

         TCO regularly presents detailed historical financial information through numerous filings with the FERC, as well as through consolidated and consolidating financial materials filed by Columbia with the SEC pursuant to federal securities laws and the HCA regulations.

         In addition, certain non-public financial detail about TCO's current and projected operations has been made available on a confidential basis to Professionals for the Creditors' Committee and Customers' Committee. In particular, the financial advisors to the Creditors' Committee, Lehman Brothers and Ernst & Young, have had extensive access over the course of TCO's Reorganization Case to TCO's books and records, have received extensive information about TCO and have conducted extensive due diligence evaluations on a wide range of issues relating to TCO's financial condition and value as a business.

         The primary estimates and assumptions used in preparing the Projections are as follows:

                  1.       THROUGHPUT

                  In preparing its market projections, TCO has made assumptions about throughput levels that it considers reasonable. Under the Straight Fixed Variable ("SFV") rate design implemented under Order No. 636, TCO's projected revenue stream is heavily weighted to demand, or fixed billings (more than 90%) and thus is not subject to significant variations normally generated by commodity, or volumetric types of revenues. Thus, TCO believes that variations of actual throughput driven by weather, general business conditions of TCO's Customers, competition or other events are not likely to materially affect TCO's level of revenues. The SFV rate design provisions of Order No. 636 have been protested on an industrywide basis by various consumer interests and, notwithstanding the Customer Settlement, remain as an issue on appeal for all pipelines subject to FERC jurisdiction. Future changes to TCO's revenue stream as a result of action from the appeal would be implemented on a prospective basis only. Alternative rate designs could cause weather and volume throughput to impact TCO's actual financial results to a greater extent than contemplated in the Projections.

                  2.       SUCCESSFUL IMPLEMENTATION OF ORDER NO. 636

                  The Projections assume a level of performance in the Order No. 636 environment that is contingent upon FERC's continued approval of TCO's current rate structure and operational structure, and TCO's implementation of its

         Order No. 636 business plan. The Customer Settlement Proposal, if implemented, resolves most but not all issues relating to the implementation and future operations of Order No. 636.

                  3.       ENVIRONMENTAL LIABILITIES

                  TCO currently estimates that the environmental assessment and remediation program may take ten to twelve years to complete and cost approximately $20 million per year. As part of this program, TCO and its environmental consultant are currently pursuing an ongoing study of future environmental characterization and remediation activities. Ongoing discussions with the E.P.A. regarding administration of the EPA Settlement impact the study, including the nature, timing and estimated amounts of the characterization and remediation programs. See Section V.E.7, "Environmental Issues." TCO's estimates of these characterization and remediation costs and the time period for completing that work are expected to be revised from time to time as additional information becomes available. In this regard, an updated report from TCO's environmental consultant is expected to be provided in mid to late 1995.

                  TCO's 1995 projected earnings reflect the assumption of an additional $50 million non-cash charge for this issue. The actual expense recognized will vary from that assumption depending upon the contents of the aforementioned report and other circumstances prevailing at the time the expense is recognized. TCO also projects that it will recover a substantial portion of these costs through recoveries under existing insurance policies and through the collection of costs through rates from Customers although such recoveries cannot be assured. TCO's accounting model currently recognizes expense as soon as it is probable and reasonably estimated but does not recognize offsetting collections and/or reimbursements until received or relatively assured. Actual cash expenditures and collection of costs, as well as timing may vary from the projections.

                  4.       COST OF CAPITAL FINANCING

                  Based on the assumed post-reorganization capital structure described above, TCO's cost of debt (based on current interest rate levels) will be approximately 8.5% per annum and TCO assumes an appropriate rate of return on equity for its projected rate-making purposes. These capital costs and TCO's capital structure are designed to approximate Columbia's costs and capital structure.

                  5.       REGULATORY LAG

                  All rate regulated entities, including TCO, must manage the variations between actual cost and those costs reflected in the rates approved by their regulatory agency. TCO believes the variations for this issue will be manageable, and, if significant, a filing of a rate case is one option to maintain stability in TCO's earnings projections, as are cost reductions. Those Projections include periodic rate cases as necessary to recover increased cost of service levels driven primarily by general inflation factors. Such rate increases may not be necessary if the anticipated cost increases do not materialize.

                  6.       UPSTREAM PIPELINE ORDER NO. 94 COSTS

                  Consistent with FERC orders issued in early 1994, the assumptions herein include voiding previously negotiated Order No. 94 settlements with TCO's upstream pipelines discussed in Section IV.B.6, "Order No. 94 Issues." Thus, contrary to these previously negotiated settlements, the Projections reflect pipelines refunding all principal amounts collected of approximately $30 million plus interest from February, 1994 until the projected date the refunds are paid. The pipelines and Columbia have sought and received stays from the FERC on a refunding these sums pending further Court review. This issue will continue to be litigated at the FERC and the Courts notwithstanding the Customer Settlement, and the ultimate outcome may differ materially from the projection.

                  7.       CUSTOMER SETTLEMENT

                  As discussed in Section IV.C., TCO has reached a comprehensive settlement with many of its customers and other interested parties resolving a large number of outstanding refund and cost recovery issues between TCO and its customers. The financial projections herein assume the economics, refunds and collections, provided for in the Customer Settlement Proposal and that all Customers will participate in the settlement by voting favorably on the Plan. The reserves for refunds recorded on the financial statements as of March 31, 1995 are adequate to reflect the expected refunds under the Customer Settlement Proposal.

                  8.       MAJORSVILLE/HEARD STORAGE FACILITIES

                  On March 21, 1995, the Bankruptcy Court approved TCO's agreements relating to Claims of Braunsol Resources, Inc. ("Braunsol") with Braunsol's owners which resolve the Claims asserted, whereby TCO will temporarily deactivate certain storage operations so as to permit underground coal mining activities which should not significantly impact TCO's storage capacity. TCO's financial plan reflects implementation of this agreement at no net cost to TCO or TCO's Customers or financial detriment to TCO resolving years of disputes over ownership rights. The agreement is expected to result in a payment to TCO from the coal company sufficient to offset TCO's costs associated with constructing facilities to offset the temporary loss of storage capacity and other expenses resulting from the suspension of operations in the Majorsville/Heard Storage Facility.

                 9.       MARKET EXPANSION

                 As noted in Section IV.D, TCO has undertaken a market expansion project which is reflected in these financial projections in the form of increased capital spending and additional revenues during 1997, 1998 and 1999. The financial projections assume the traditional regulatory treatment.

                 10.      FEDERAL INCOME TAXES

                 The financial projections assume a cash payment to Columbia by TCO for approximately $164 million on the Effective Date for all of TCO's combined obligations under the IRS Settlement and for the assumption of the TAA as described in Section V. Columbia acts as an agent by collecting income tax payments from all of its subsidiaries and passing the payments on to the IRS.

         D.      CAPITAL STRUCTURE AND OTHER ISSUES

         Upon emergence from bankruptcy, Reorganized TCO's capital structure is expected to be approximately 69% debt and 31% equity. This includes debt related to certain tax and regulatory receivables that are expected to be monetized over a period of years. As these receivables are monetized, cash will be used to retire debt. TCO's debt to equity ratio is projected to improve to approximately 60%/40% by 1997. Thereafter, TCO's Projections indicate that this ratio can be maintained or improved over the long-term.

         TCO's post-bankruptcy Financial Plan includes a capital expenditure program of $175.8 million in 1995, $112.7 million in

1996, $243.8 million in 1997 and $240 million in 1998 and 1999. A large portion of expenditures in 1997 through 1999 represent the cost of TCO's proposed market expansion project as more fully described in Section IV.D.

         Various elements of expense, excluding environmental accruals, are inflated at specific rates, which when weighted, result in overall inflation rates of 3% in 1995; 3% in 1996; 4% in 1997; 3% in 1998, and 3% in 1999.

         E.      PRO FORMA FINANCIAL STATEMENTS

         Projected Financial Statements for each year are also annexed hereto in Exhibit 2.

         F.      LIQUIDATION ANALYSIS/BEST INTERESTS TEST

         Should any Creditors voting in an impaired Class reject the Plan, the Bankruptcy Court must determine whether the Plan is in the best interests of Creditors. This analysis compares the amounts that each impaired Class of Creditors would receive if TCO were liquidated in a hypothetical proceeding under Chapter 7 of the Bankruptcy Code occurring in the event of the failure of the proposed plan of reorganization, with the amounts each impaired Class will receive or retain under the Plan. The Plan must provide value to dissenting impaired Creditors which is greater than or equal to the value which would be distributed in a Chapter 7 liquidation in order to meet the "best interests of creditors" test set forth in section 1129(a)(7) of the Bankruptcy Code.

         TCO believes that the amounts each impaired Class will receive or retain under the Plan exceed the amounts such Class would receive in a liquidation of TCO because, as discussed in greater detail below, through the mechanism of the Columbia Omnibus Settlement, the Customer Settlement Proposal and the Initial Accepting Producer Settlement Agreement, the benefits of which are only available to Creditors through this proposed Plan, Creditors are receiving guaranteed levels of payout substantially in cash and the assurance of timely settlement of litigation over Intercompany Claims and Producer Claim amounts, the continuation of which would certainly delay and likely dilute the values available under the Plan.

         In addition, (i) it is possible that a liquidation sale of TCO would not realize the full going concern value of TCO's assets; (ii) there would be additional administrative expenses involved in the appointment of a liquidating trustee, as well as attorneys, financial advisors, accountants and other professionals to assist such trustee; (iii) there could be substantial Claims of Federal and state environmental agencies that would have to share in distributions in a liquidation; (iv) there would be additional expenses and substantial tax liabilities, some of which would be entitled to priority in payments, which would arise by reason of the liquidation; and (v) there would be a substantial delay before Creditors would receive any distribution. Even if the full going concern value of TCO were to be realized, the net proceeds, for the reasons stated, would likely be less than amounts distributable under the Plan due to reserves a buyer would require, the obligation to pay Columbia secured debt, and the possibility of some portion of the purchase price being paid other than in cash.

         Set forth below is a discussion of the factors considered by TCO in arriving at its conclusion that the Plan meets the "best interests of creditors" test.

                 1.       ESTIMATED LIQUIDATION PROCEEDS

         In the hypothetical liquidation of TCO, a Bankruptcy Court-appointed Chapter 7 trustee would liquidate the assets of TCO's Estate to create a fund (the "Liquidation Fund") from which to pay TCO's Creditors. The Liquidation Fund would consist essentially of the aggregate proceeds from the sale of all of TCO's operations, plus the cash on hand net of the expenses of the sale.

         A liquidation of TCO conceivably could be structured as separate, piecemeal sales of the assets of TCO during which the business operations of TCO would either continue on a very limited basis or cease altogether (a "Split-Up Sale"), or as a single sale of essentially all of the assets of TCO as a going concern (a "Going-Concern Sale"). However, no precedent exists with regard to a Split-Up Sale of an operating interstate pipeline and there can be no assurance that such a sale could be consummated. TCO believes that, given its status as an interstate pipeline subject to the NGA and its regulatory certificates of public necessity and convenience which both permit and require TCO to operate in the public interest, it is extremely unlikely that FERC would permit TCO simply to cease operations and liquidate all of its assets in a piecemeal fashion. Thus, TCO believes that the nature of TCO's business provides an insurmountable barrier to a Split-Up Sale.

         TCO has considered whether there are discrete aspects of its business operations, such as branch pipelines which are not essential to the core business, excess storage capacity, or excess gathering facilities, which would be worth more to a third party than as part of TCO's ongoing business, and has determined that it is unlikely that a sale of one or more discrete aspects of its business operations in addition to the Going-Concern Sale of the remaining operations would result in an increase by any material amount over the amount that would be obtained from a single Going-Concern Sale of all its business operations.

         Thus, TCO believes that a Trustee would determine that a Going-Concern Sale would offer the best realization of values for TCO's Estate in a Chapter 7 liquidation context. In the case of a Going-Concern Sale, the Liquidation Fund would consist of the proceeds of the sale of TCO's entire operations, as a going-concern, plus cash on hand net of the expenses of the sale (the "Going-Concern Sale Value").

         There is a reasonable probability that the limited authority a Chapter 7 trustee would have to operate TCO, the expeditious liquidation that would be required, the limited number of qualified buyers that might be interested in acquiring

TCO and the "forced sale" atmosphere that might prevail in a liquidation would negatively impact the amount of the proceeds of such sale. Even if the full Going Concern Sale Value of TCO were realized, the net proceeds available to Creditors would be less because of the additional liquidation costs.

         TCO considered whether the nature of TCO's business afforded any prospective purchaser an opportunity to realize greater returns than TCO does in operating its business; however, TCO believes that any potential Going-Concern Sale must be analyzed in light of the inherently limited returns available to a purchaser of a rate regulated company such as TCO. As a FERC-regulated company whose rates remain subject to traditional cost-of-service utility strictures, TCO's revenues (and therefore its value) will be limited by FERC to an amount based on TCO's costs, including a reasonable return on its rate base. The value of TCO is limited by this restriction on revenues whether TCO is owned by Columbia or sold in a Going-Concern Sale. Thus, TCO believes that there is no reason to assume that the rates to be set after a liquidation sale would be higher than those set forth in the Projections.

         On the other hand, under the Plan, Reorganized TCO will remain liable for substantially all pre- and post-petition environmental clean-up obligations owed to state and Federal governmental units, and TCO assumes certain rate recovery levels for remediation costs. In the event of a Going-Concern Sale, TCO believes that the price a purchaser would pay for TCO, or for any discrete aspect of the pipeline, would be discounted due to environmental liabilities assumed or imposed by law on that purchaser, and due to the uncertainty as to the prospects for rate recovery of costs relating to those liabilities. In addition, not only would the specter of environmental liabilities have a significant negative impact on value, significant claims related to such liabilities could materially increase the Claims to be settled by the Chapter 7 trustee, as discussed below.

         Thus, in considering the potential Going-Concern Sale Value that a Chapter 7 trustee might realize, TCO has chosen the average of Salomon's valuation ranges as the base point for an assessment of TCO's liquidation value. Based on the foregoing, TCO believes that it is reasonable to assume that an estimated Going-Concern Sale Value of approximately $1,833 million for the non-cash core assets, before expenses related to the sale, could be achieved by a Chapter 7 trustee. See the Liquidation Schedules annexed hereto at the conclusion of this Section XI.

                 2.       DEDUCTIONS FROM LIQUIDATION FUND

         The hypothetical liquidation of TCO would likely trigger significant additional costs that would not otherwise be incurred under TCO's Plan. A significant adverse cost of a Going-Concern Sale by TCO's Chapter 7 trustee would be the taxes incurred on the gain on the sale of TCO's assets. As a result of deconsolidation of TCO from the System due to a Chapter 7 liquidation, any benefits for projected tax deductions would be offset by projected income realization and other tax detriments.

         Any Liquidation Fund would be reduced further by the costs of the liquidation. The costs of liquidation under Chapter 7 would likely include the fees of a trustee, as well as those of counsel and other professionals that might be retained by the trustee to assist in the liquidation, and selling expenses (including costs of advertising, auctioneer's fees, brokerage commissions or investment banker fees) incurred in connection with the liquidation.

         For purposes of this analysis, TCO has assumed a fee of one-half (1/2%) percent for selling expenses, with another one-half (1/2%) percent allocable to a Chapter 7 trustee's fees and professional fees.(1)





__________________________________

(1) TCO is advised that trustee and professional fees in Chapter 7 cases frequently range from 10%-50% of the amounts distributable to creditors; however, the magnitude of this transaction indicates that a smaller percentage for such fees is more realistic.

                 3.       CREATION OF ADDITIONAL CLAIMS

         Under the Plan, employee, environmental and other obligations are assumed or otherwise satisfied by Reorganized TCO without those Claims sharing in Plan distributions to Creditors. Significant additional Claims could be filed against TCO in a Chapter 7 proceeding for the liquidation of TCO. For example, a sale of TCO's business could trigger the filing of substantial Claims by governmental environmental agencies that have not to date Filed Claims against TCO, since those agencies would wish to protect their interests in the Liquidation Fund in addition to looking to the purchaser for remediation. Further, a liquidation sale of TCO could trigger or accelerate significant obligations to employees under pension and other employee benefit plans, in addition to Claims for severance pay and retiree medical benefits. Under the Plan, all ongoing employee benefit costs are assumed by Reorganized TCO and are not deducted from distributions to Creditors under the Plan.

         Similarly, the Plan contemplates the assumption and/or continuation as modified under Order No. 636 of TCO's service contracts with its Customers, as well as the assumption of many of TCO's existing upstream pipeline transportation contracts. Breach or rejection of any of these agreements in a Chapter 7 liquidation could result in the filing of significant Claims, totalling hundreds of millions of dollars, against the TCO Estate. In addition, TCO has hundreds of real property lease agreements which it has assumed in this Chapter 11 case.

Termination of any of those leases or breach of related agreements could result in Administrative Claims being asserted where presently there is no Claim against the Estate. In addition, the Plan contemplates the assumption and cure of contracts with affiliates which, in a liquidation sale, could be terminated, potentially resulting in further Claims against the Liquidation Fund which do not presently exist.

         Finally, the TCO Plan contemplates the assumption by Reorganized TCO of liabilities relating to pre- and post- petition condemnation awards, surety bonds and certain indemnity obligations, which liabilities could result in additional Claims against the Liquidation Fund.

         In the analysis of the hypothetical liquidation, no attempt was made to quantify the impact on the Liquidation Fund of these additional Claims, but they could certainly exist and would likely be substantial.

                 4.       TIMING OF THE LIQUIDATION PROCESS

         The Bankruptcy Code requires a Chapter 7 trustee to collect and convert the property of the debtor's estate to cash and close the debtor's estate as expeditiously as is compatible with the best interests of the parties in interest. TCO believes that any liquidation, whether in a Split-Up Sale or Going-Concern Sale, would probably require at least one year from commencement to completion, and might require substantially longer. The liquidation process would be delayed by the need to prepare information materials with which to offer the assets to potential purchasers, by purchasers' requests for additional information, by the time needed to evaluate offers and by the time needed to negotiate a sale or sales. Once a tentative agreement is reached, further delay would be necessary to obtain regulatory approvals, including the approval of FERC and the Federal Trade Commission or the Antitrust Division of the Department of Justice. In addition, TCO believes that a liquidation could result in time-consuming litigation with environmental and tax authorities seeking to protect their interests.

         As a result of all of the foregoing factors, any payment out of a Liquidation Fund to Creditors with impaired Claims would probably be delayed for at least a year after the date such Creditors would receive payment under the Plan, and could be delayed much longer. This delay further limits the value to Creditors of a liquidation as compared with the Plan.

                 5.       DISTRIBUTIONS; ABSOLUTE PRIORITY

         It is likely that if TCO were liquidated, the Bankruptcy Court would apply the priority scheme set forth in Chapter 7. Under this scheme, secured claims are first satisfied from the collateral securing such claims before any such proceeds are distributed to holders of junior claims. Unless invalidated by adjudications of the Intercompany Claims adverse to Columbia, Columbia's Secured Claim would be required to be satisfied in full out of the Liquidation Fund prior to any distribution to Unsecured Creditors. Moreover, if any Intercompany Claims judgment was still on appeal, the full amount of Columbia's Secured Claim would have to be reserved in the Liquidation Fund pending a final adjudication. In addition, payments would be made on a strict priority basis to all other Secured Claims, Administrative Claims, Miscellaneous Administrative Claims, Priority Tax Claims and all other Claims granted priority status over Unsecured Claims under the Bankruptcy Code. In addition, certain of the Claims that would result from a liquidation, such as Claims for severance pay and other employee benefits and for trustee fees and expenses, would have priority over the Claims of Unsecured Creditors.

         Under the Plan, in contrast to the absolute priority scheme in Chapter 7 liquidation, all Creditors are guaranteed a minimum level of payout on their Claims, with the potential for some increase over the minimum as to Classes 3.3 and 3.5. TCO believes that all Unsecured Creditors will not only receive greater distributions than they would receive under a Chapter 7 liquidation, but the certainty of those amounts is guaranteed, and they will receive such distributions much earlier.

         Furthermore, in a Chapter 7 liquidation, the Chapter 7 trustee would have to determine whether to continue the Intercompany Claims Litigation or seek a settlement which might or might not result in the same value being provided to Creditors pursuant to the Plan as part of the Columbia Omnibus Settlement. Columbia has indicated that it would continue to vigorously litigate the Intercompany Claims Litigation should TCO convert to a Chapter 7 proceeding. As more fully set forth in Section VI of this Disclosure Statement, the issues raised in the Intercompany Claims Litigation are complex and uncertain of outcome. Based on the position of the parties at trial, the asserted range of outcomes varies from zero recovery to in excess of $1 billion. A hypothetical litigation/settlement outcome is utilized in the Liquidation Schedules.

         TCO believes that, after consideration of all of the foregoing factors, Creditors with impaired Claims will receive distributions under the Plan which have greater value as of the Effective Date than such Creditors would receive from distributions in a Chapter 7 liquidation and that the Bankruptcy Court will so find. TCO believes that the Plan offers significant additional values to Creditors over and above the values achievable through liquidation by virtue of the Columbia Omnibus Settlement, which provides for the settlement of the Intercompany Claims Litigation, the assumption of environmental and other business liabilities by Reorganized TCO, the restructuring of TCO's secured debt, and the monetization on the Effective Date of the distributable values under the Plan, the Customer Settlement Proposal and the settlement of substantial Producer Claims.

         Comparison of Distributions to Creditors Under the Plan and in a Liquidation and subsequent schedules (the "Liquidation Schedules") located at the end of this Section XI illustrates the estimated diminished return to the impaired Unsecured Creditors considering only those factors that were readily quantifiable: the costs and tax effects of the Going Concern Sale and at least a one year delay in the distributions to Creditors. To the extent that TCO's estate incurs additional costs and Claims arising in a Chapter 7 liquidation, which are discussed above, but not quantified, including notably the likely unwinding of Claims settlements with the Initial Accepting Producers and with Customers, distributions in such a liquidation would in all likelihood be less than those illustrated on the Liquidation Schedules.

         Underlying TCO's consideration of this matter are a number of estimates and assumptions which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of TCO. Accordingly, there can be no assurance that the values enumerated in the Liquidation Schedules would be realized if TCO were in fact liquidated. Additionally, any liquidation that would be undertaken would necessarily take place under circumstances in the future which cannot presently be predicted. Nothing contained in this discussion and in the Liquidation Schedules is intended as, and nothing shall constitute, a concession or admission by TCO for other purposes.

XII.     CONCLUSION

         For all of the reasons contained in this Disclosure Statement, the Debtor believes that confirmation and consummation of the TCO Plan is preferable to any other reasonable alternative. Consequently, TCO urges all of holders of Claims entitled to vote to accept the TCO Plan by completing and returning their ballots in accordance with the procedures approved by the Bankruptcy Court.

Dated:   Charleston, West Virginia
         July   , 1995



                                                   COLUMBIA GAS TRANSMISSION
                                                   CORPORATION


                                                   By: /s/ James P. Holland
                                                       ---------------------
                                                   James P. Holland
                                                   Chairman and Chief Executive
                                                   Officer





                                     XII-1